                                                                    EXHIBIT 4.03
                                                                [Conformed Copy]

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                           UNITED CITIES GAS COMPANY

                                       TO

                CITY NATIONAL BANK AND TRUST COMPANY OF CHICAGO

                                      AND

                                R. EMMETT HANLEY

                                    TRUSTEES

                                _______________

                             INDENTURE OF MORTGAGE

                           DATED AS OF JULY 15, 1959

                                _______________

                                  RELATING TO

                              FIRST MORTGAGE BONDS

                                   INCLUDING

           FIRST MORTGAGE BONDS, SERIES A, 5 3/8%, DUE JULY 15, 1984

================================================================================

                           UNITED CITIES GAS COMPANY

            Index to Indenture of Mortgage dated as of July 15, 1959

SECTION                                                                                                                     PAGE
Parties and recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Granting Clauses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
ARTICLE 1              THE BONDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
   Section 1.01.          Issue of bonds limited to Series A bonds and additional series  . . . . . . . . . . . . . . . . . 3
   Section 1.02.          General designation of bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
   Section 1.03.          Series A bonds, designation, date, rate and maturity  . . . . . . . . . . . . . . . . . . . . . . 3
   Section 1.04.          Additional series, restrictions on maturity and sinking fund  . . . . . . . . . . . . . . . . . . 3
   Section 1.05.          Initial issue of Series A bonds to be fully registered bonds, denominations, provision for coupon bonds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   Section 1.06.          Form and denominations of additional series . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   Section 1.07.          Printing and numbering of bonds, temporary bonds  . . . . . . . . . . . . . . . . . . . . . . . . 4
   Section 1.08.          Execution of bonds and coupons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   Section 1.09.          Bonds not valid unless certified by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   Section 1.10.          Who deemed owners of bonds and coupons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   Section 1.11.          Registration, transfer and exchange of bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   Section 1.12.          Charges for transfer and exchange of bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
   Section 1.13.          Date of bonds issued on transfer, exchange or substitution, such bonds evidence same debt . . . . 6
   Section 1.14.          Presentment for payment at office of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . 6
   Section 1.15.          Replacement of mutilated, destroyed, lost or stolen bonds . . . . . . . . . . . . . . . . . . . . 6
   Section 1.16.          Bonds held by Company, when not deemed outstanding  . . . . . . . . . . . . . . . . . . . . . . . 7
   Section 1.17.          Transfer of coupons or claim for interest after maturity or extension of time for
                          payment--limitation on rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 2             ISSUANCE OF BONDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
   Section 2.01.          Series A bonds limited to $3,500,000, certification by Trustee  . . . . . . . . . . . . . . . . . 7
   Section 2.02.          Basis for issuance of additional series:  Property Additions, deposit of cash, refunding bonds; earnings requirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
   Section 2.03.          Requirements for issuance and certification of additional series  . . . . . . . . . . . . . . . . 8
   Section 2.04.          Repayment of cash deposited on issuance of bonds, certain requirements  . . . . . . . . . . . .  11
   Section 2.05.          Issue of bonds or withdrawal of cash when default exists  . . . . . . . . . . . . . . . . . . .  11




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

ARTICLE 3             PARTICULAR COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Section 3.01.          Covenants in Article 3 not deemed to limit other covenants in indenture . . . . . . . . . . . .  11
   Section 3.02.          To pay principal, interest and premium  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Section 3.03.          To register, transfer and exchange bonds at office of Trustee . . . . . . . . . . . . . . . . .  12
   Section 3.04.          To pay, reimburse and indemnify Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   Section 3.05.          Further assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   Section 3.06.          Title and warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   Section 3.07.          To pay taxes, claims, etc., comply with laws, etc . . . . . . . . . . . . . . . . . . . . . . .  12
   Section 3.08.          To tile financial and other statements with Trustee . . . . . . . . . . . . . . . . . . . . . .  12
   Section 3.09.          Not to create other liens except certain permitted liens  . . . . . . . . . . . . . . . . . . .  13
   Section 3.10.          As to restriction on Stock Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
   Section 3.11.          To maintain depreciation reserve, accelerated depreciation, establish tax reserve, etc  . . . .  15
   Section 3.12.          To maintain property, existence, franchises, etc  . . . . . . . . . . . . . . . . . . . . . . .  15
   Section 3.13.          To insure properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   Section 3.14.          As to application of insurance proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   Section 3.15.          To carry liability insurance, application of proceeds thereof . . . . . . . . . . . . . . . . .  17
   Section 3.16.          As to salaries, loans to officers, management contracts . . . . . . . . . . . . . . . . . . . .  18
   Section 3.17.          Limitation on Prior Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE 4             REDEMPTION PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   Section 4.01.          Redemption of Series A bonds, restricted for refunding, notice, redemption price  . . . . . . .  18
   Section 4.02.          Notice to Trustee, manner of selecting bonds for partial redemptions  . . . . . . . . . . . . .  20
   Section 4.03.          Manner of giving notice of redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   Section 4.04.          Contents of notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
   Section 4.05.          Deposit and application of redemption money--initial registered holders may endorse partial payments without surrender of bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
   Section 4.06.          Bonds due and payable on redemption date, limited rights thereafter . . . . . . . . . . . . . .  23
   Section 4.07.          Right of payment prior to redemption date if deposit made . . . . . . . . . . . . . . . . . . .  23
   Section 4.08.          Cancellation of redeemed bonds, notation of partial redemption  . . . . . . . . . . . . . . . .  23
   Section 4.09.          Redemption provisions applicable to other series except as otherwise provided for other series   23
   Section 4.10.          No partial redemptions while default continuing without bondholders consent . . . . . . . . . .  23

ARTICLE 5             SINKING FUND FOR SERIES A BONDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   Section 5.01.          Amounts and dates of deposit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   Section 5.02.          Selection of bonds to be redeemed, notice of redemption . . . . . . . . . . . . . . . . . . . .  24
   Section 5.03.          Application of sinking fund money, no premium on redemption . . . . . . . . . . . . . . . . . .  24
   Section 5.04.          Sinking fund payable in cash except under specified circumstances, surrender of bonds as credit  24
   Section 5.05.          Redeemed and deposited bonds to be cancelled  . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 6             DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   Section 6.01.          Events of default designated, Trustee may take appropriate action . . . . . . . . . . . . . . .  25
   Section 6.02.          Company to perform covenants and pay sums due on demand of Trustee  . . . . . . . . . . . . . .  26
   Section 6.03.          Powers of Trustee in event of defaults, acceleration, legal action, receiver, power of sale, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   Section 6.04.          Sale matures bonds, Trustee's deed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   Section 6.05.          Application of moneys collected by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   Section 6.06.          Specific remedies non-exclusive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   Section 6.07.          Restoration of rights on discontinuance of proceedings  . . . . . . . . . . . . . . . . . . . .  29
   Section 6.08.          Right of bondholders to control action of Trustee . . . . . . . . . . . . . . . . . . . . . . .  29
   Section 6.09.          When Trustee may decline to follow bondholders direction  . . . . . . . . . . . . . . . . . . .  29

ARTICLE 7             POSSESSION, RELEASE AND SUBSTITUTION OF THE MORTGAGED PROPERTY  . . . . . . . . . . . . . . . . . .  30
   Section 7.01.          Company's possession until default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   Section 7.02.          Right of Company to abandon, sell or dispose of certain property without release  . . . . . . .  30
   Section 7.03.          Partial releases of mortgaged property  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   Section 7.04.          Release of property taken by eminent domain . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   Section 7.05.          Application of proceeds of released property  . . . . . . . . . . . . . . . . . . . . . . . . .  31
   Section 7.06.          Purchaser need not inquire as to Trustee's authority  . . . . . . . . . . . . . . . . . . . . .  32
   Section 7.07.          Release while default exists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 8                 MERGER, CONSOLIDATION OR SALE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   Section 8.01.          Merger, consolidation or conveyance of all assets permitted under certain conditions  . . . . .  32
   Section 8.02.          Lien of Indenture on properties of successor corporation  . . . . . . . . . . . . . . . . . . .  32




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
ARTICLE 9             BONDHOLDERS' NOTICES, REQUESTS, ETC., AND LIMITED RIGHTS OF ACTION UNDER THIS INDENTURE . . . . . .  33
   Section 9.01.          Bondholders' notices, proof of execution, etc . . . . . . . . . . . . . . . . . . . . . . . . .  33
   Section 9.02.          Limitation of action by bondholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   Section 9.03.          Company's obligation on bonds remains unconditional . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE 10            CONCERNING THE TRUSTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   Section 10.01.         Trustees' undertakings and responsibilities . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   Section 10.02.         Resignation of Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
   Section 10.03.         Removal of Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
   Section 10.04.         Appointment of successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
   Section 10.05.         Appointment of successor Individual Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .  37
   Section 10.06.         Acceptance by successor Trustee, vesting of properties and rights with successor Trustee  . . .  37
   Section 10.07.         Effect of merger or consolidation of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  38
   Section 10.08.         Reason for Individual Trustee; exercise of powers by Trustee  . . . . . . . . . . . . . . . . .  38
   Section 10.09.         Occasion for action by Individual Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   Section 10.10.         Appointment of Co-Trustee or Co-Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   Section 10.11.         Investment of funds held by Trustee on direction of Company . . . . . . . . . . . . . . . . . .  38

ARTICLE 11            DEFEASANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   Section 11.01.         Defeasance, satisfaction of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   Section 11.02.         Deposited moneys held for account of bondholders  . . . . . . . . . . . . . . . . . . . . . . .  40
   Section 11.03.         Bondholders may receive deposited money at any time after deposit . . . . . . . . . . . . . . .  40
   Section 11.04.         Return of unclaimed moneys to Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE 12            CERTAIN DEFINITIONS AND MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  40
   Section 12.01.         Indenture for parties thereto and bondholders . . . . . . . . . . . . . . . . . . . . . . . . .  40
   Section 12.02.         Notices to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   Section 12.03.         Execution of Indenture in counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   Section 12.04.         Index, headings, etc., for convenience only . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   Section 12.05.         Definitions of certain terms used in Indenture  . . . . . . . . . . . . . . . . . . . . . . . .  41
              (a)         Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
              (b)         Trustee, Individual Trustee, Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
              (c)         This Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
              (d)         Hereof, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
              (e)         Continuing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
              (f)         Property Additions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
              (g)         Gross Amount of Property Additions, Net Amount of Property Additions, Cost  . . . . . . . . . .  42




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
              (h)         Retirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
              (i)         Cost Basis  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
              (j)         Retirements Credits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
              (k)         Funded Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
              (l)         Form of Certificate to Evidence Gross Amount of Property Additions  . . . . . . . . . . . . . .  43
              (m)         Form of Certificate to Evidence Net Amount of Property Additions  . . . . . . . . . . . . . . .  44
              (n)         Execution and Recording of Supplemental Indenture Pursuant to Counsel's Opinion . . . . . . . .  47
              (o)         Net Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
              (p)         Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
              (q)         President, Treasurer, Secretary, Board of Directors . . . . . . . . . . . . . . . . . . . . . .  48
              (r)         Counsel, Engineer, Independent Engineer, Independent Accountant . . . . . . . . . . . . . . . .  48
              (s)         Stock Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
              (t)         Prior Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
              (u)         Prior Lien Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
   Section 12.06.         Certain requirements for all certificates, reliance by counsel on Company statements  . . . . .  49
   Section 12.07.         Invalidity of any provision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
   Section 12.08.         Supplemental indentures, amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

Signature page  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

Acknowledgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

Schedule A -- Form of Registered bond, Trustee's certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

Schedule B -- Property descriptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

         THIS INDENTURE OF MORTGAGE, dated as of July 15, 1959, made by and between UNITED CITIES GAS COMPANY, an Illinois corporation (hereinafter called the "Company"), party of the first part, and CITY NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office in the City of Chicago, State of Illinois (hereinafter called the "Trustee"), and
R. EMMETT HANLEY residing in Oak Park, Illinois (hereinafter called the "Individual Trustee"), parties of the second part (the Trustee and the Individual Trustee being hereinafter collectively referred to as the "Trustees")..c4.Parties and recitals;

                                  WITNESSETH:

         WHEREAS, the Company has the power and proposes from time to time to issue its First Mortgage Bonds in one or more series (hereinafter collectively called the "bonds"), to be issued under and to be secured by this indenture; and

         WHEREAS, all things necessary to make this indenture and the bonds initially to be issued hereunder valid obligations of the Company according to their tenor and effect, have been done or authorized;

         NOW THEREFORE, in consideration of the premises and of the certification and acceptance of the bonds and of other good and valuable consideration, receipt whereof upon the delivery of this indenture the Company hereby acknowledges, and in order to secure the equal and pro rata payment of both the principal of and interest (except as provided in Section 1.17 hereof) and premium, if any, upon the bonds at any time outstanding hereunder according to their tenor and the provisions hereof, and to secure the faithful performance and observance of all the covenants and provisions therein and herein contained, and to declare the terms and conditions upon which the bonds are and will be secured, certified, issued, transferred and exchanged, and upon which the trusts hereof are to be administered by the Trustees,

         THE COMPANY HEREBY GRANTS, CONVEYS, MORTGAGES TO THE TRUSTEES AND WARRANTS and each of them and their respective successors in the trusts hereof, and assigns, upon the trusts hereby established, all and singular the properties and rights of the Company, except as otherwise expressly provided herein (hereinafter, together with all moneys held by the Trustee pursuant to the terms hereof, called the "mortgaged property"), including:

                 I. All lands and rights and interests therein now owned or hereafter acquired by the Company, including, without limitation, those more specifically described in Schedule B, Part I, hereof;

                II. All gas distribution systems, pipelines, plants, buildings, machinery and equipment now owned or hereafter acquired by the Company, including, without limitation, those more specifically described in Schedule B, Part II, hereof;

                 III. All rights appertaining to any and all the foregoing property, and all gas purchase contracts and other contracts, rights and franchises, including, without limitation, those more specifically described in Schedule B, Part III, and Part IV hereof, and all indeterminate permits, certificates of convenience and necessity, rights of way, easements, licenses and permits used by or useful to the Company in the operation of its business, whether now owned or hereafter acquired, and, subject to the provisions of Section 7.01 hereof, all income and earnings arising out of the mortgaged property, including rents, issues and profits during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of this indenture;

                 IV. All property, real, personal and mixed, whether or not hereinabove or in Schedule B specifically described, which the Company now owns and all such property which it may hereafter acquire; and

                 V. All property of any kind that may hereafter be conveyed by the Company, or by any one on its behalf and with its consent, to the Trustees, the Trustees being hereby authorized to receive any property so conveyed and to hold it as additional security hereunder, subject to all provisions hereof not inconsistent with the terms of such conveyance;

         SUBJECT TO such reservations and exceptions as are more specifically set forth in Schedule B, Part I, hereof, including leases, if any, existing at the date hereof, and to such liens and encumbrances as are of the character specified in Section 3.09 hereof;

         BUT SPECIFICALLY RESERVING AND EXCEPTING from the foregoing grant:

                          A.      All cash, notes, bills and accounts
                  receivable not specifically pledged hereunder;

                          B.      All stocks, bonds and securities not
                  specifically pledged hereunder;

                          C.      All merchandise held for resale and
                  consumable materials and supplies;

                          D. The last day of the term of each leasehold estate;

                          E.      All automotive equipment; and

                          F.      All inventory of pipe, meters and equipment.

         PROVIDED, HOWEVER, that if the Trustee or Trustees, or any receiver appointed hereunder, shall enter into possession of the mortgaged property such Trustee or Trustees or receiver shall thereupon be entitled to take possession of and use any of the excepted property then on hand and, so long as such possession shall continue, this indenture shall be a lien on all such property, subject to such liens and encumbrances as may then exist thereon.

         TO HAVE AND TO HOLD the mortgaged property unto the Trustees and each of them and their respective successors in said trust and assigns forever, but in trust nevertheless for the purposes hereinafter set forth and upon the terms contained herein;

         PROVIDED, HOWEVER, that if the Company, its successors or assigns, shall pay or cause to be paid according to their tenor and effect the bonds and all sums due thereon, and shall observe all the covenants and conditions hereof, this indenture shall, pursuant to the provisions of Article 11 hereof, be void, but otherwise shall remain in full force and effect.

         AND IT IS FURTHER COVENANTED, declared, and agreed as follows:

                                   ARTICLE 1

                                   THE BONDS

         Section 1.01. The aggregate principal amount of bonds which may be issued hereunder is limited to the initial issue of Series A bonds, and to the additional issuance of bonds of other series permitted by Article 2, except as to transfers, substitutions and exchanges of bonds provided for herein.

         Section 1.02. The bonds shall be generally designated the Company's "First Mortgage Bonds," and shall be issued in such appropriately designated series as the Board of Directors shall, from time to time, determine.

         Section 1.03. The first series of bonds to be issued hereunder (herein called generally the "Series A bonds" or "bonds of Series A") shall be designated "First Mortgage Bonds, Series A, 53/8%, due July 15, 1984." The Series A bonds shall, subject to the provisions of Section 1.13, be dated as of, and shall bear interest from, July 15, 1959; shall mature July 15, 1984, and shall bear interest at the rate of 53/8% payable semi-annually on January 15 and July 15 in each year until the principal thereof shall have become due and payable, and shall bear interest on any overdue principal and on any overdue installment of interest at the rate of 6% per annum, so far as the same may be legally enforceable, from the due date thereof until fully paid.

         Section 1.04. Bonds of any series other than Series A shall contain such variant provisions, if any, as to date, maturity or serial maturities, interest rate or interest rates, in the case of serial maturities, place of payment, redemption, conversion, or deduction or reimbursement of taxes, shall be entitled to such sinking fund and other special provisions (not contrary to the provisions of this indenture), and shall be limited to such aggregate principal amount, if any, as shall be determined by the Board of Directors and set forth in an indenture supplemental hereto at the time any such other series is created.

         So long as any bonds of Series A shall remain outstanding no new series of bonds shall be authorized having a maturity date earlier than July 15, 1984, and no provision shall be made for the retirement of any new series of bonds prior to July 15, 1984 through a sinking fund or other retirement fund in an amount in any year greater proportionately than is provided in this indenture for the retirement during such year of the Series A bonds by operation of the sinking fund established for bonds of said series.

         Section 1.05. The Series A bonds initially to be issued shall be fully registered bonds without coupons, in denominations of $1,000 and multiple thereof, substantially in the form set forth in Schedule A hereof, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate for different denominations and/or in order to conform to usage or law. Upon receipt of a written request from holders of not less than 25% in aggregate principal amount of the Series A bonds at the time outstanding, stating their intention to exchange all or a substantial part of their bonds for Series A bonds in coupon form, the Company will promptly cause to be prepared Series A bonds in customary coupon form in the denomination of $1,000, registrable as to principal only, and substantially in the form of the fully registered Series A bond set forth in Schedule A hereto, with appropriate insertions, omissions, and changes approved by counsel satisfactory to the Trustee in an opinion filed with the Trustee, and by the Trustee. Thereafter fully registered bonds and coupon bonds of Series A shall be interchangeable, subject to the provisions of Section 1.11 hereof.

         Section 1.06. Bonds of series other than Series A shall be fully registered bonds without coupons, or coupon bonds which may or may not be registrable as to principal, or both, shall be of such denomination or denominations, interchangeable as between denominations and as between fully registered bonds without coupons and coupon bonds, or not so interchangeable, and shall be in such form or forms, not substantially different from the form of Series A bonds, except as may be occasioned by variant provisions applicable to such series in accordance with Section 1.04 hereof, as shall be determined by the Board of Directors and set forth in an indenture supplemental hereto at the time such other series is created. Bonds of any series may be endorsed with such notations or legends as may be required by any indenture supplemental hereto, or as may be required to conform to usage or law and be approved by the Trustee.

         Section 1.07. Bonds of each series shall be printed or lithographed within engraved borders, or fully engraved, and shall be numbered and bear distinguishing letters or symbols for the different denominations and forms, as may be approved by the President of the Company and by the Trustee. Temporary bonds of any series may be issued in customary form approved by the President of the Company and the Trustee, containing substantially the provisions required for permanent bonds of the series and expressed to be exchangeable for such permanent bonds.

         Section 1.08. The bonds shall be executed in the name and on behalf of the Company by its President, and its corporate seal shall be thereunto affixed and attested by its Secretary. The coupons appertaining to any coupon bond shall bear the facsimile signature of the present or any future Treasurer of the Company. In case any such officer who shall have executed or attested any of the bonds, or whose facsimile signature shall appear on any coupon, shall not have been such officer on the date home by the bonds, or shall cease to be such officer before the bonds so executed or attested shall have been actually certified and delivered, such bonds and coupons shall, nevertheless, if presented to the Trustee for the certification of such bonds or delivery, be thereby adopted by the Company and may be certified by the Trustee and delivered, as herein provided, and thereupon shall be binding as though said officer had been such officer of the Company on the date borne by the bonds, and on the date of certification and delivery thereof.

         Section 1.09. No bond shall be valid or entitled to any benefit under this indenture unless such bond shall be certified by the Trustee in the space provided therefor. The Trustee's certification shall be the conclusive and only evidence that the bond so certified has been approved in all respects as required by this indenture, has been duly issued under this indenture and is entitled to the benefits and security hereof.

         Section 1.10. Any coupon bond, except while registered as to principal otherwise than to bearer, shall be treated as negotiable and shall pass by delivery. Registration of any coupon bond as to principal shall not affect the negotiability of its coupons. The Company, the Trustee and all persons may treat the registered owner of any fully registered bond without coupons or of any coupon bond registered as to principal, and the bearer of any coupon or coupon bond not registered as to principal, as the absolute owner thereof for all purposes, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether payments on such bond or coupon shall be overdue or not. The Company consents and agrees, and every successive registered owner, bearer and assignee of bonds, by accepting or holding the same, shall be deemed to have consented and agreed, to the foregoing provisions of this Section and each shall be deemed to have invited the others and all persons to rely thereon.

         Section 1.11. The Company will keep or cause to be kept at the principal office of the Trustee, appropriate registry books for the registration and transfer of bonds, and will cause to be registered therein the ownership or transfer of any bond entitled to be registered or transferred. Under such reasonable regulations as the Company may prescribe with the approval of the Trustee, and subject to the provisions of Sections 1.05 and
1.06 hereof,

                 (a) at the bearer's option, the ownership of any coupon bond expressed to be so registrable may, from time to time, be registered as to principal only, in the name of the bearer or his nominee on such registry books, upon presentation thereof at the principal office of the Trustee and notation of such registration thereon by the Trustee, after which no transfer thereof shall be valid unless duly executed to the satisfaction of the Trustee and similarly registered and noted by the Trustee; but any bond so registered may be discharged from registration, and transferability by delivery be restored, by like transfer to bearer similarly registered and noted, and such bond may again from time to time, in like manner, be so registered or transferred to bearer;

                 (b) the registered owner of any fully registered bond without coupons may transfer his bond upon surrender thereof at the office of the Trustee for cancellation, accompanied by a duly executed written instrument of transfer satisfactory to the Trustee; and

                 (c) the bearer or registered owner of any bond expressed to be so exchangeable, whether in fully registered or coupon form, may at any time surrender his bond at such office for cancellation, accompanied by such written instrument of transfer if fully registered or registered as to principal otherwise than to bearer, and with all unmatured coupons, if any, attached thereto, in exchange for an equal aggregate principal amount of bonds of the same series, either in fully registered form or in coupon form, or partly one and partly the other, in any authorized denominations.

The Company will execute and deliver to the Trustee and the Trustee shall certify and deliver bonds required for any such transfer of a fully registered bond and for any such exchange. Thereupon the bonds surrendered for transfer or exchange shall forthwith be canceled by the Trustee. The Trustee is hereby appointed the agent of the Company for the payment, registration, transfer and exchange of bonds.

         Section 1.12. The Company may require, as a condition precedent thereto, the payment of a sum sufficient to pay any stamp tax or other governmental charge imposed in relation to any transfer or exchange of bonds, and in addition thereto, such charge for any such transfer or exchange as it may deem proper, not exceeding $2.00 for each new bond issued upon such transfer or exchange.

         Section 1.13. All bonds executed, certified and delivered upon transfer of or in exchange or substitution for bonds pursuant to Section 1.11 or Section 1.15 hereof shall be dated, in the case of fully registered bonds, and accompanied by unmatured coupons in the case of coupon bonds, so that no gain or loss of interest shall result, shall be valid obligations of the Company, evidencing the same debt as the bonds surrendered or for which substitution is made, and shall be entitled to all the benefits and security hereof to the same extent as the bonds, upon transfer of or in exchange for which, they were executed, certified and delivered. In the event any fully registered bond without coupons initially issued shall be authenticated subsequent to the first interest payment date of bonds of the series of which it is a part, such registered bond if issued on an interest payment date shall be dated as of such interest payment date and otherwise shall be dated as of the next preceding interest payment date.

         Section 1.14. The bonds may be presented for payment, and notices or demands with respect thereto or to this Indenture may be served or made, at the principal office of the Trustee.

         Section 1.15. Upon receipt of evidence satisfactory to the Company and the Trustee that any bond has been mutilated, destroyed, lost or stolen, and upon proof of ownership and receipt of indemnity satisfactory to the Company and the Trustee, and upon payment of all reasonable expenses incurred by the Company and by the Trustee relating to the issuance of any new bond under this section, the Company shall execute, and thereupon the Trustee in its discretion may certify and deliver, a new bond for the same principal amount as the bond so mutilated, destroyed, lost or stolen, of like tenor and bearing the same or a different issue number, with such notations, if any, as the Company, with the approval of the Trustee, shall determine, upon surrender and cancellation of, and in exchange and substitution for, such mutilated bond, or in lieu of and in substitution for the bond so destroyed, lost or stolen. If any holder of bonds of Series A (or any other series created by an indenture supplemental hereto containing a similar provision) in whose name bonds of such Series were initially registered is the holder of a bond that has been mutilated, destroyed, lost or stolen, the affidavit of the president or treasurer of such bondholder, setting forth the fact of mutilation, destruction, loss or theft, shall be accepted by the Company and the Trustee as satisfactory evidence of such fact and no indemnity shall be required as a condition precedent to the execution, certification and delivery of a new bond under this Section to such bondholder other than the written agreement of such bondholder to indemnify the Company and the Trustee.

         Section 1.16. Any uncanceled bonds held or acquired by the Company may be sold, pledged or otherwise disposed of by it before maturity, without re-execution or re-certification, and such bonds shall thereafter be entitled to all benefits of this indenture. Bonds owned by the Company, or owned by another wholly for the benefit of the Company, shall be deemed to be outstanding except (a) for the purpose of any computation under any provisions of this indenture of percentages of bonds at the time outstanding, and (b) for the purpose of any enforcement of rights or remedies hereunder or under the bonds except after the prior payment of all bonds, coupons and claims for interest not so owned; but the Trustee may presume conclusively that no bond is so owned unless and until it shall have received written evidence to the contrary satisfactory to it.

         Section 1.17. No coupon or claim for interest which in any way at or after its maturity shall have been transferred or pledged apart from the bond to which it appertains, and no coupon or claim for interest the time for the payment of which shall have been extended in any manner whatsoever, shall be entitled to any of the benefits of this Indenture except after the prior payment in full of all bonds, coupons and claims for interest not so transferred, pledged or extended; provided, however, that the foregoing provisions shall not apply to any coupon or claim for interest transferred, pledged or extended pursuant to a plan accepted by and binding upon the holders of not less than 75% in aggregate principal amount of bonds at the time outstanding.

                                   ARTICLE 2

                               ISSUANCE OF BONDS

         Section 2.01. The Series A bonds shall be limited to $3,500,000 in aggregate principal amount. Forthwith upon the execution and delivery of this indenture the Company may execute and deliver to the Trustee said Series A bonds, and thereupon and without farther action on the part of the Company the Trustee shall certify the same and deliver them to, or on the written order of, the President or Treasurer of the Company.

         Section 2.02. Bonds of series other than Series A may be issued hereunder (a) to a principal amount equal to 60% of the Net Amount of Property Additions evidenced to the Trustee for the purpose; (b) to a principal amount equal to the amount of cash deposited with the Trustee for the purpose; and (c) to refund bonds of any series voluntarily retired by the Company, by purchase or redemption, and bonds retired by payment at their stated maturity; provided that in case bonds are issued pursuant to clauses (a) and (b) of this Section, or pursuant to clause
(c) of this Section if such bonds are to be certified and delivered more than one year prior to the maturity date of the bonds to be refunded and are to bear a higher rate of interest than the bonds to be refunded, Net Earnings for any period of 12 consecutive months within a 15 month period ending not more than 60 days prior to the date of such proposed issue shall have been at least equal to 200% of the interest requirements for a period of 12 months on all bonds (including Prior Lien Bonds) to be outstanding immediately thereafter.

         Section 2.03. The Company may, from time to time, execute and deliver bonds of series other than Series A, and the Trustee, upon application of the Company, shall certify the same and deliver them to, or upon the written order of, the President or Treasurer of the Company, but only upon prior receipt of the following:

                 (a)      in each case:

                          (1) if such bonds are the initial bonds of a series other than Series A, a supplemental indenture executed by the Company, setting forth the particular provisions applicable to such series in accordance with Article 1 hereof, and a certified copy of resolutions of the Board of Directors authorizing the same;

                          (2) a certified copy of resolutions of the Board of Directors authorizing the execution and delivery of such bonds, specifying the basis for their issuance within the provisions of Section 2.02 hereof, and requesting certification thereof by the Trustee to a specified aggregate principal amount;

                          (3) an opinion of counsel satisfactory to the Trustee, who may be counsel for the Company, to the effect that the Company has full corporate authority to issue such bonds; that all corporate action necessary to their issuance has been taken; that the authorization of all regulatory bodies having jurisdiction over their issuance has been obtained or that no such authorization is required; that any supplemental indenture to be executed in connection therewith will be valid and binding upon the Company in accordance with its terms; that such issue of bonds is in accordance with this indenture as supplemented or then to be supplemented by indentures supplemental thereto; and that such bonds, when so issued, will be valid obligations of the Company entitled to the benefit and security of this indenture equally with all bonds then outstanding;

                          (4) certified copies of all orders of regulatory bodies, if any, referred to in the foregoing opinion of counsel;

                          (5) a certificate signed by the President and the Treasurer of the Company stating whether, and if so in what respect and to what extent any default exists hereunder or will exist immediately after the issuance of such bonds in accordance with the resolutions of the Board of Directors authorizing the same;

                 (b)     in case of bonds to be issued against Property
            Additions:

                          (1) a certificate pursuant to Section 12.05(m) hereof evidencing a Net Amount of Property Additions equal in value to at least 1662/3% of the aggregate principal amount of such bonds;

                          (2) a certificate signed by the President and Treasurer of the Company demonstrating that Net Earnings for any period of 12 consecutive months within a 15 month period ending not more than 60 days prior to the date of such requested certification, have been at least equal to 200% of the interest requirements for a period of 12 months on all bonds (including Prior Lien Bonds) to be outstanding immediately thereafter. Said certificate shall set forth in summary form the calculation of such Net Earnings;

                          (3) in case any Property Additions shall consist of any operating system acquired as an entirety, or substantially as an entirety,

                                  (A)      the certificate pursuant to Section
                          12.05(m) hereof shall separately describe such acquired system and state the principal amount of all Prior Lien Bonds, if any, secured by a lien thereon;

                                  (B)      there shall be filed with the
                          Trustee a certificate of an Independent Engineer stating (i) such property constitutes Property Additions as herein defined, (ii) the fair value to the Company of such property at the date of such certificate, which determination of fair value shall be conclusive for purposes of this indenture, and
                          (iii) that in the opinion of such Independent Engineer the acquisition of such property is desirable from the standpoint of the Company and of the holders of the bonds issued hereunder; and

                                  (C)      there shall be deposited with the
                          Trustee cash sufficient to satisfy and discharge all Prior Lien Bonds, if any, disclosed by the aforesaid certificate, together with irrevocable instructions to apply said cash for said purpose, and such evidence as the Trustee may require to establish the sufficiency of such cash for such purpose;

                          (4) an opinion of counsel to the effect set forth in the certificate delivered pursuant to Section 12.05(m) hereof;

                 (c)      in case of bonds to be issued against cash:

                          (1) cash in an amount equal to the aggregate principal amount of such bonds; and

                          (2)     a certificate responsive to Section
                 2.03(b)(2) demonstrating Net Earnings as there required within a 15 month period ending not more than 60 days prior to the date of such requested certification;

                 (d)      in case of bonds to be issued for refunding purposes:

                          (1) a certificate signed by the Treasurer of the Company establishing an amount of refundable bonds equal in aggregate principal amount to the bonds proposed to be issued:

                                  (A)      in the case of bonds voluntarily
                          retired by the Company by purchase, by specifying the particular bonds so retired and the aggregate amount thereof;

                                  (B)      in the case of bonds voluntarily
                          retired by the Company by redemption, by specifying an aggregate amount of one or more series of bonds so redeemed and the date or dates of redemption, and stating further that none of such bonds was redeemed through the operation of any sinking fund hereunder, or pursuant to Section 3.14 or 7.05 hereof (relating to insurance and eminent domain and release moneys, respectively);

                                  (C)      in the case of bonds retired by
                          payment at maturity, by specifying an aggregate amount of one or more series of bonds so paid and the date or dates of maturity, and stating further that none of such bonds was paid pursuant to Section 6.05(b) hereof (relating to moneys collected during a period of default); and

                                  (D)      in each case, by stating that none
                          of the bonds certified to be refundable has theretofore been certified as the basis of any action pursuant to this subparagraph (d) of this Section or surrendered to the Trustee in satisfaction of any sinking fund obligation;

                          (2) the particular bonds specified pursuant to subparagraph (d)(1)(A) of this Section, which bonds shall thereupon be canceled by the Trustee;

                          (3) cash, irrevocably deposited with the Trustee, in an amount sufficient to redeem at a date not more than 90 days thereafter, any bonds specified pursuant to subparagraph
                 (d)(1)(B) of this Section and not theretofore redeemed, together with evidence satisfactory to the Trustee that notice of such redemption has been given, or waived as herein provided, or with provision satisfactory to the Trustee for the giving of such notice;

                          (4) cash, irrevocably deposited with the Trustee in an amount sufficient to pay at their stated maturity and within 90 days thereafter, any bonds specified pursuant to subparagraph (d)(1)(C) of this Section and not theretofore redeemed; and

                          (5) if the bonds to be issued are to be certified and delivered more than one year prior to the maturity date of the bonds to be refunded and are to bear a higher rate of interest than the bonds to be refunded, a certificate responsive to Section 2.03(b)(2) demonstrating Net Earnings as there required within a 15 month period ending not more than 60 days prior to the date of such requested certification.

         Section 2.04. Cash delivered to the Trustee against the issuance of bonds shall be held as a part of the mortgaged property and shall, upon written request therefor, be repaid by the Trustee to the Company upon prior receipt by the Trustee of:

                 (a) a certificate pursuant to Section 12.05(m) hereof evidencing a Net Amount of Property Additions equal to at least 1661/2% of the amount of such cash;

                 (b) an opinion of counsel to the effect set forth in the certificate delivered pursuant to Section 12.05(m) hereof; and

                 (c) a certificate signed by the President and Treasurer of the Company stating whether, and if so in what respect and to what extent, any default exists hereunder.

         Section 2.05. At any time when a default exists hereunder to the knowledge of the Trustee, the Trustee shall not be required to permit the issuance of bonds or the withdrawal of cash pursuant to the provisions of this Article.

                                   ARTICLE 3

                      PARTICULAR COVENANTS OF THE COMPANY

         Section 3.01. The particular covenants and agreements of the Company set forth in this Article 3 shall not be deemed to limit or restrict any other covenant contained in or provision of this indenture.

         Section 3.02. The Company will duly and punctually pay or cause to be paid, without extension, except pursuant to the proviso in Section 1.17 hereof, the principal of and premium, if any, and interest on each of the bonds at the time and place and in the manner mentioned in the bonds and herein; and at least one business day before each date on which any principal of or premium, if any, or interest on any of the bonds becomes payable, whether at the stated maturity thereof, by call for redemption, by declaration or otherwise, or on such date in accordance with Section 4.05, the Company will deposit or cause to be deposited with the Trustee under the trusts hereof, the entire amount necessary to pay all the principal, premium, if any, and interest payable on such date on all bonds then outstanding.

         Section 3.03. The Company will register, transfer and exchange at the principal office of the Trustee any of the bonds when presented for that purpose pursuant to and in compliance with the provisions of the bonds and hereof.

         Section 3.04. The Company will from time to time pay the Trustees reasonable compensation for their services, and will reimburse, indemnify and save harmless the Trustees, and each of them, for and against all expenses, liability and damage incurred by the Trustees, or either of them, in connection with the execution of trusts and powers hereunder.

         Section 3.05. The Company will execute, deliver, and record such further instruments as may reasonably be required by the Trustees, or either of them, for the protection of the Trustees and of the bondholders; and will take all action necessary to maintain the recording and filing of this indenture and all such further instruments.

         Section 3.06. Subject to liens and encumbrances of the character permited by Section 3.09 hereof, the Company has good and valid title to and is now lawfully possessed of all the property, except after-acquired property, granted hereby, and has full right to convey the same for the purposes hereof, and will warrant and defend title thereto to the Trustees against claims of all persons whatsoever.

         Section 3.07. The Company will pay and discharge before the same shall fall into arrears all taxes, assessments and municipal and governmental charges lawfully levied or imposed upon it or upon or in respect of all or any part of its properties, business and franchises; will comply with all laws, rules, regulations and other requirements of governmental authorities having jurisdiction over it and its properties; and will pay and discharge all lawful claims for labor, material and supplies and all other debts, liabilities and charges which, if unpaid, would by law be a lien or charge upon its property or lead to the interruption or suspension of its business; provided, however, that nothing in this Section 3.07 shall require the Company to make any such payment or compliance so long as it shall in good faith contest its obligation so to do.

         Section 3.08. The Company will at all times keep proper books of account and records and will furnish to the Trustee:

                 (a) As soon as practicable after the close of each of its fiscal years and in any event within 180 days after such close, an audit report containing a balance sheet as of the close of such year, and an analysis of surplus and an income statement for such year, all in reasonable detail, certified by an Independent Accountant, selected by the Company and satisfactory to the Trustee, together with computations verified by such Independent Accountant setting forth the amount of Net Income applicable to such fiscal year. Such audit report shall also contain or be accompanied by a written statement of such Independent Accountant that in making the examination necessary to certification of such audit report no knowledge has been obtained of any violation of any of the terms of covenants of this indenture, including particularly the covenants contained in Section 3.10 hereof, or if such Independent Accountant shall have obtained knowledge of any such default such statement shall disclose the default or defaults and the nature thereof, but such Independent Accountant shall not be liable directly or indirectly to anyone for any failure to obtain knowledge of any default.

                 (b) Within 60 days after the end of each quarterly fiscal period of the Company, a copy of the balance sheet of the Company as at the end of such quarterly period and an income statement of the Company for the 12 months period ending at the date of such balance sheet and for the corresponding date and period for the previous fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company.

                 (c) Promptly after the preparation thereof, copies of each annual report and all other reports which the Company shall from time to time render to its stockholders.

                 (d) From time to time upon request of the Trustee, full information pertinent to any covenant, condition or provision hereof.

                 (e) Not later than June 1, in each calendar year, a certificate of the President or Treasurer of the Company stating (1) that all taxes then due on the properties mortgaged hereunder have been duly paid unless the Company shall in good faith, by appropriate action, contest any of said taxes in which event such contest shall be set forth; (2) that all insurance premiums required by the terms hereof to be paid by the Company upon the properties mortgaged hereunder have been duly paid; and (3) that the Company is not in default under any of the covenants, terms and provisions of this indenture, or, in case of any such default, a full statement as to the nature thereof. Such certificate shall also fully describe all insurance then in force covering the mortgaged property and shall state which policies contain loss payable clauses as specified in
         Section 3.13 hereof, and shall describe and state the amount of liability insurance then in force carried pursuant to Section 3.15 hereof.

         Section 3.09. The Company will not, directly or indirectly, create, assume, incur or suffer to exist any mortgage, pledge, encumbrance, lien or charge of any kind, other than the lien of this indenture, upon any of its property or assets of any character, whether owned at the date hereof or hereafter acquired and owned, or upon any income or proceeds therefrom, except, unless delay in payment and discharge thereof be permitted by Section 3.07 hereof, the following, which shall be considered as not materially impairing the security hereof:

                 (a) liens for taxes, assessments, or governmental charges for the then current year or which are not yet due or delinquent;

                 (b) liens for taxes, assessments or governmental charges already due, but the validity of which is being contested at the time in good faith;

                 (c) liens and charges incidental to current operation or construction which are not due or delinquent;

                 (d) liens for workmen's compensation awards not due or delinquent;

                 (e) pledges or deposits to secure obligations of the Company under workmen's compensation laws or similar legislation;

                 (f) good faith deposits in connection with tenders, contracts or leases to which the Company is a party;

                 (g) deposits to secure public or statutory obligations of the Company;

                 (h) deposits to secure surety, attachment or appeal bonds to which the Company is a party;

                 (i) undetermined liens and charges, if any, incidental to construction;

                 (j) any easements, rights of way, restrictions and reservations (other than easements, rights of way, restrictions and reservations securing or constituting a lien or charge for the payment of money or its equivalent) existing by operation of law or otherwise over, under, upon or against the mortgaged property or any part thereof;

                 (k) alleys, streets and highways that may run across or encroach upon lands forming a part of the mortgaged property; also liens created by other than the Company on property with respect to which the Company owns easements or rights of way for pipelines, mains and services;

                 (l) liens arising out of judgments or awards against the Company with respect to which it shall concurrently at the time be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

                 (m) liens or other encumbrances as to which cash sufficient to pay or redeem all indebtedness secured thereby shall be deposited with the Trustee to be held in trust for such purposes by the Trustee;

                 (n) zoning laws and ordinances, easements, reservations, restrictions and similar encumbrances, leases existing at the date hereof and renewals and substitutions thereof, and minor defects or irregularities of title which, in the opinion of counsel, are not such as to interfere with the proper operation of the mortgaged property affected thereby; and

                 (o)      Prior Liens within the limitations provided in
         Section 3.17.

         Section 3.10. The Company will not, directly or indirectly, so long as any Series A bonds shall remain outstanding:

                 (a) make any Stock Payment upon its common stock if, after giving effect to such action, the aggregate amount of all Stock Payments upon its common stock made subsequent to December 31, 1958 would exceed the sum of $200,000 plus the aggregate Net Income of the Company accumulated subsequent to said date, or in case of a deficit, minus such deficit; or

                 (b) make any Stock Payment upon its common stock at any time at which, regardless of any grace period provided for in Article 6 hereof, it is in default under any provision of this indenture.

         Section 3.11. The Company will in each fiscal year credit to a depreciation reserve and charge against income an amount determined by the application to its depreciable physical property of such depreciation rate or rates as may be fixed from time to time by any public regulatory body or bodies having jurisdiction in the premises, and until such time as such regulatory body or bodies shall fix such rates, the Company will annually credit to such depreciation reserve an amount not less than the amount computed on a straight line basis used by the Company in determining depreciation claimed by the Company for federal income tax purposes for such fiscal year.

         Subject to the orders and requirements of public regulatory bodies having jurisdiction in the premises, in case the Company shall in any fiscal year accelerate deductions for depreciation pursuant to provisions of Section 167(b) of the United States Internal Revenue Code of 1954, or under such law as hereafter amended, or under any similar law, it will in such year (a) credit to a reserve for deferred income taxes and charge against income an amount equal to the reduction in such taxes resulting from the excess of depreciation claimed or allowed for such year over depreciation recorded in accordance with the provisions of the preceding paragraph and (b) charge against such reserve for deferred income taxes and credit to accrued taxes (or to such other account as may be required by any such public regulatory body) an amount equal to the increase in such taxes resulting when depreciation claimed or allowed for such year is less than depreciation recorded in accordance with the provisions of the preceding paragraph.

         For the purposes of this Section, the phrases "accelerate deduction for depreciation" and "accelerated depreciation" shall be deemed to refer to the computation of depreciation or of deductions for depreciation by any method authorized by Section 167 of the Internal Revenue Code of 1954 (or by such law as hereafter amended or by any similar law) which results in a larger deduction for depreciation in the early years of the useful life of the property being depreciated than deductions computed on the straight line method.

         Section 3.12. The Company will, in accordance with sound business principles, except only as interrupted by causes beyond its control, adequately maintain, repair, renew and replace its property so that the business carried on may at all times be properly and advantageously conducted, will preserve its corporate existence, franchises and privileges, and will continuously conduct and carry on its usual business and use its best efforts to make good, to the extent necessary for the efficient and proper operation of its business, any impairment of its property arising otherwise than in consequence of depreciation or obsolescence.

         Section 3.13. The Company will keep the mortgaged property insured against destruction or damage by fire or other accident or hazard, to the extent and in the manner usually insured by companies operating similar properties, to its reasonable insurable value in responsible insurance companies, losses, if any, to be made payable to the Trustee as its interest may appear, provided, however, that the Company shall not be required to maintain such insurance on property which is fireproof and storm proof (such as underground pipelines, mains and services), or on meters and other usual installations on customers' premises, or on office furniture and equipment except to the extent that any individual item thereof has a value of $500 or more. In case of any default by the Company in fulfilling its covenant to insure, the Trustee may at its option effect such insurance in the name of the Company or in the name of the Trustees and all money paid by the Trustee for such insurance shall be repaid by the Company on demand and if not so paid shall become a lien prior to the lien of this indenture and be paid out of the proceeds of any sale of said mortgaged property. Upon the happening of any loss or damage covered by insurance, the Company shall make due proof of loss containing a power of attorney in favor of the Trustee to endorse all drafts drawn for the payment thereof to the order of the Trustee and to sign receipts therefor and shall do all things necessary or desirable to cause the insuring companies to make payment in full directly to the Trustee, which payment to the Trustee is hereby authorized. In case of any loss covered by any policy of insurance any appraisement or adjustment of such loss, and settlement and payment of indemnity therefor which shall be agreed upon between the insured and the insurance company shall be accepted by the Trustees and the Trustees shall in no way be liable for the adjustment of such loss.

         Section 3.14. Any moneys in excess of $5,000 in any one case paid or payable in respect of any part of the mortgaged property as insurance proceeds from any insurer of such property or as compensation from any municipal or governmental authority damaging such property, shall be paid to the Trustee and held as part of the mortgaged property and shall, upon written request therefor, be repaid to the Company:

                 (a) to reimburse the Company for the reasonable cost of replacing or repairing such property, upon receipt of a certificate signed by the President and the Treasurer of the Company and countersigned by an Engineer stating that such replacements or repairs have been made, the actual cash expenditures therefor, and whether, and if so in what respect and to what extent, any default exists hereunder; or

                 (b) against Property Additions, upon receipt of (1) a certificate pursuant to Section 12.05(1) evidencing a Gross Amount of Property Additions equal to the amount of such moneys then to be paid to the Company and an opinion of counsel to the effect set forth in such certificate and (2) a certificate signed by the President and

         Treasurer of the Company stating whether, and if so in what respect and to what extent, any default exists hereunder.

Any balance of such moneys not repaid by the Trustee to the Company within 12 months from the date at which received, the Trustee, or within such period thereafter as the Trustee may allow, or earlier at the request of the Company, shall be applied by the trustee at the earliest practicable date to the retirement of bonds of the latest maturities then outstanding at the redemption price thereof then in effect and in the manner and with the effect specified in
Article 4 hereof. Any such moneys equal to or less than $5,000 in any one case may be paid to and retained by the Company, and the Company agrees that it will use the same for the purposes of repairing, replacing or adding to the mortgaged property. At any time when a default exits hereunder to the knowledge of the Trustee, the Trustee may in its discretion permit the withdrawal of cash by, or the payment of insurance proceeds to, the Company pursuant to the provisions of this section, but shall not be required so to do.

         Section 3.15. The Company will carry and keep in force insurance with responsible insurers in such amounts as the Company shall deem adequate to protect the Company against liability by reason of the death or injury of persons or damage to the property of others occurring in the operation of the Company's business, which insurance shall, subject to the further provisions hereof, be in an amount not less than $990,000, excluding the first $20,000 of liability as to which the Company may provide self insurance. If at any time the Board of Directors of the Company shall determine that the amount of such insurance should be decreased, the Company will give at least 15 days prior notice of such decrease to the Trustee and to each bondholder in whose name 5% or more of the then outstanding bonds of any series are registered.

         In the event the holders of 51% or more in principal amount of any series of bonds at the time outstanding hereunder shall at any time request the Company to increase the amount of insurance required to be maintained under the preceding paragraph, or proposed to be maintained after any decrease by the Company, the Company will either (i) immediately procure and thereafter maintain such additional amount of insurance, provided such additional insurance is obtainable, or (ii) if the Company in good faith believes that such insurance is not necessary or cannot be obtained at a cost to the Company which is reasonable in terms of the additional protection afforded by such insurance, and the Company shall within 30 days after such request so notify such bondholders, the Trustee shall on the written request of the holders of 51% or more in principal amount of any series of bonds then outstanding appoint a firm of independent consulting engineers to determine whether such additional insurance so requested is reasonably necessary, whether it is obtainable and whether the cost thereof to the Company is reasonable in terms of the additional protection afforded by such additional insurance. Copies of the report made by such independent consulting engineers shall be delivered to the Company, the bondholders requesting such additional insurance and the Trustee. Upon receipt of such report determining that additional insurance is reasonably necessary, that it is obtainable and that the cost thereof to the Company is reasonable in terms of the additional protection afforded by such additional insurance, the Company will forthwith procure and thereafter maintain such additional amounts of insurance until such time as such amounts may be changed pursuant to the provisions of this Section. All expenses and fees of such independent consulting engineers shall be paid by the Company.

         The Company will also carry and keep in force with responsible insurers adequate insurance to protect the Company against liability arising under any so-called workmen's compensation laws or similar laws. All insurance carried pursuant to this Section shall be made payable to the Company and any proceeds thereof shall be applied by the Company to the discharge of the liability on account of which such insurance proceeds were received, and the Trustees shall not be under any duty with respect to the maintenance of any insurance of the character mentioned in this Section or the collection or disposition of the proceeds thereof.

         Section 3.16. All salaries or other compensation paid by the Company to officers and employees of the Company will be reasonable in relation to the value to the Company of the services rendered by such person and as measured by salaries paid for similar services by other public utility companies of like size and character. The Company will not make any loans to any of its officers and employees except loans made in the usual course of its business. Any fees paid under any management contract or for professional services shall be reasonable as measured by the nature and extent of the services performed and charges made for similar services to other companies of similar size and character.

         Section 3.17. The Company will not acquire any property subject to Prior Liens if the aggregate amount of Prior Lien Bonds outstanding after such acquisition will

                 (i) be in excess of 10% of the aggregate amount of bonds at the time outstanding hereunder, or

                 (ii) exceed 60% of the cost or fair value of such property, whichever is less, unless there shall be filed with the Trustee a certificate pursuant to Section 12.05(l) evidencing a Gross Amount of Property Additions in an amount not less than 166 2/3% of such excess and all Property Additions certified for such purpose shall constitute Funded Property.

         The Company will pay and retire all Prior Lien Bonds at or before maturity, will comply with all covenants and provisions of mortgages or other instruments securing such Bonds and upon the maturity of all Bonds secured by such mortgages or other instruments it will cause such mortgages or other instruments to be effectively satisfied and discharged of record, and the Company will not issue any additional Prior Lien Bonds under any such mortgage or other instrument.

                                   ARTICLE 4

                             REDEMPTION PROVISIONS

         Section 4.01. All or any part of the Series A bonds outstanding at any time, or any part of the principal amount of any fully registered Series A bond constituting $1,000 or any multiple thereof, may be redeemed at any time prior to maturity (subject to the further provisions hereof), whether or not such time be an interest payment date, at the principal office of the Trustee, upon not less than 30 days prior notice given or waived as hereinafter provided, at the following redemption prices, in each case together with the accrued and unpaid interest on the principal amount of bonds called to the date fixed for redemption:

                 (a) if redeemed through operation of the sinking fund, at their principal amount without premium;

                 (b) if redeemed through application of the proceeds of the sale of all or part of the property of the Company to, or other acquisition by, a municipality or other public body or authority, at their principal amount together with a premium of 2.5% of such principal amount less 1/10 of 1% of such principal amount for each full year elapsed between July 15, 1959, and the redemption date; and

                 (c) in all other cases at the following redemption prices, herein expressed as percentages of such principal amount, during the respective periods hereinafter set forth:

        PERIOD                                                                     REDEMPTION
  (DATES INCLUSIVE)                                                                  PRICE
On or before July 14, 1960  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105.375%
July 15, 1960 to July 14, 1961  . . . . . . . . . . . . . . . . . . . . . . . . . .  105.15%
July 15, 1961 to July 14, 1962  . . . . . . . . . . . . . . . . . . . . . . . . . .  104.93%
July 15, 1962 to July 14, 1963  . . . . . . . . . . . . . . . . . . . . . . . . . .  104.70%
July 15, 1963 to July 14, 1964  . . . . . . . . . . . . . . . . . . . . . . . . . .  104.48%
July 15, 1964 to July 14, 1965  . . . . . . . . . . . . . . . . . . . . . . . . . .  104.25%
July 15, 1965 to July 14, 1966  . . . . . . . . . . . . . . . . . . . . . . . . . .  104.03%
July 15, 1966 to July 14, 1967  . . . . . . . . . . . . . . . . . . . . . . . . . .  103.81%
July 15, 1967 to July 14, 1968  . . . . . . . . . . . . . . . . . . . . . . . . . .  103.58%
July 15, 1968 to July 14, 1969  . . . . . . . . . . . . . . . . . . . . . . . . . .  103.36%
July 15, 1969 to July 14, 1970  . . . . . . . . . . . . . . . . . . . . . . . . . .  103.13%
July 15, 1970 to July 14, 1971  . . . . . . . . . . . . . . . . . . . . . . . . . .  102.91%
July 15, 1971 to July 14, 1972  . . . . . . . . . . . . . . . . . . . . . . . . . .  102.69%
July 15, 1972 to July 14, 1973  . . . . . . . . . . . . . . . . . . . . . . . . . .  102.46%
July 15, 1973 to July 14, 1974  . . . . . . . . . . . . . . . . . . . . . . . . . .  102.24%
July 15, 1974 to July 14, 1975  . . . . . . . . . . . . . . . . . . . . . . . . . .  102.01%
July 15, 1975 to July 14, 1976  . . . . . . . . . . . . . . . . . . . . . . . . . .  101.79%
July 15, 1976 to July 14, 1977  . . . . . . . . . . . . . . . . . . . . . . . . . .  101.57%
July 15, 1977 to July 14, 1978  . . . . . . . . . . . . . . . . . . . . . . . . . .  101.34%
July 15, 1978 to July 14, 1979  . . . . . . . . . . . . . . . . . . . . . . . . . .  101.12%
July 15, 1979 to July 14, 1980  . . . . . . . . . . . . . . . . . . . . . . . . . .  100.89%
July 15, 1980 to July 14, 1981  . . . . . . . . . . . . . . . . . . . . . . . . . .  100.67%
July 15, 1981 to July 14, 1982  . . . . . . . . . . . . . . . . . . . . . . . . . .  100.45%
July 15, 1982 to July 14, 1983  . . . . . . . . . . . . . . . . . . . . . . . . . .  100.22%
July 15, 1983 to July 14, 1984  . . . . . . . . . . . . . . . . . . . . . . . . . .  100.00%

         No bonds of Series A shall be redeemed prior to July 15, 1969 through the issuance of new securities or from moneys borrowed in anticipation of the issuance of new securities unless it shall be established as hereinafter provided that the annual interest costs to the Company on new securities to be issued to effect such redemption or payment of such borrowed moneys will be at the rate of 5 3/8% or more per annum. In all cases of redemption of bonds of Series A, except for sinking fund redemptions pursuant to Article 5 hereof, there shall prior to the giving of notice of such redemption be filed with the Trustee an affidavit of the President or the Treasurer of the Company stating the source of moneys to be sued by the Company in effecting the proposed redemption and stating the facts necessary to establish to the satisfaction of the Trustee that the Company under the foregoing provisions is entitled to redeem the Series A bonds proposed to be called for redemption.

         Section 4.02. In case the Company shall elect to redeem Series A bonds, it shall, at least 15 days before the date upon which the notice of redemption herein provided for is to be given, notify the Trustee in writing of such election and of the aggregate principal amount of such bonds to be redeemed, and thereupon, if less than all the outstanding

Series A bonds are to be redeemed, the particular bonds to be redeemed in whole or in part shall be designated or selected by lot by the Trustee in accordance with the following provisions:

                 (i) if all the then outstanding bonds are fully registered bonds registered in the names of not to exceed 10 holders, the aggregate principal amount of bonds to be redeemed shall be apportioned by the Trustee pro rata, as nearly as practicable, in amounts of $1,000 or any integral multiple thereof, among the registered holders of such bonds, in the proportion that the aggregate principal amount of such bonds held by each such registered holder bears to the aggregate principal amount of bonds then outstanding;

                 (ii) if all the then outstanding bonds are registered in the names of more than 10 holders or consist of coupon and registered bonds, but any of such bonds are fully registered bonds registered in the name of any of the initial holders in whose names bonds were first registered, the aggregate principal amount of bonds to be redeemed shall be apportioned by the Trustee pro rata, as nearly as practicable, in amounts of $1,000 or any multiple thereof, between each such initial holder and, collectively, all of the other then holders of outstanding bonds in the proportion that the aggregate principal amount of registered bonds then held by such initial holder concerned bears to the aggregate principal amount of bonds then outstanding, and the amount so apportioned for redemption of bonds not registered in the name of any of the said initial holders shall be applied to the redemption of such of said bonds as are selected by lot in any manner deemed proper by the Trustee; and

                 (iii) in cases not covered by the foregoing provisions the bonds to be redeemed shall be selected by lot by the Trustee in any manner deemed by it proper.

         The Trustee shall within 10 days after such designation or selection notify the Company in writing of the numbers and principal amounts of the bonds so designated or selected by it.

         Section 4.03. Notice of such call for redemption of Series A bonds shall be given by the Company (a) by mail, not less than 30 days and not more than 90 days prior to the date fixed for redemption, postage prepaid, to each registered holder of bonds to be redeemed in whole or in part, at his address upon the registry books and, if any coupon bond not registered as to principal is to be redeemed, shall be given by the Company (b) by publication at least once on any day in each three successive calendar weeks preceding the date fixed for redemption, the first publication to be at least 30 and not more than 90 days before the redemption date, in a newspaper, printed in the English language, customarily published on each business day and of general circulation in Chicago, Illinois. Failure to give notice by mail if notice is given by publication shall not affect any redemption proceedings. The Trustee may accept the certificate of the President or the Treasurer of the Company as sufficient evidence that the requirements of this section have been fully complied with, or the Trustee may, at its option and at the expense and on behalf of the Company, give such notice and take any other action required of the Company in connection with such redemption. No notice either by mail or publication need be given if the holders of all bonds to be redeemed waive notice thereof in a writing filed with the Trustee.

         Section 4.04. Any such notice of redemption shall specify the redemption price for the Series A bonds so called, the date and place designated for redemption and, if a part only of such bonds is to be redeemed, the issue numbers of the particular bonds selected for redemption and the portion of the principal amount of any bond called only in part, and shall state the effect of such redemption substantially, to the extent applicable, as set forth in Sections 4.06 and 4.07 hereof.

         Section 4.05. At least one business day before the date fixed for redemption, or on such date, if the Company has notified the Trustee that the bonds so called for redemption are to be used in whole or in part as the basis for the issue of additional bonds pursuant to Section 2.03(d), the Company shall irrevocably deposit with the Trustee an amount of money sufficient, with any other money then held by the Trustee under the trusts hereof and available for the purpose, for the payment of the redemption price of, and accrued and unpaid interest to the redemption date on, the bonds designated or selected by the Trustee for redemption in whole or in part. Such money shall be held upon the trusts hereof for the account of the holders of the bonds so designated or selected, and shall be applied by the Trustee to the payment of such redemption price and interest upon presentation and surrender of such bonds, except in cases of partial redemption covered by the next succeeding paragraph, with their matured and maturing coupons, if any, whether presented with or apart from the relevant bonds, accompanied in the case of fully registered bonds and coupons bonds registered as to principal, by duly executed instruments of transfer.

         In the event of the payment of a portion of the principal amount of any fully registered bond registered in the name of any initial purchaser in whose name bonds were first registered, or registered in the name of any subsequent holder designated in writing by the Company filed with the Trustee and stating that the provisions of this paragraph shall be applicable thereto, if there shall be filed with the Trustee a certificate of the Treasurer of the Company stating that the registered holder of such bond (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment of any portion of such bond may be made to the registered holder thereof without presentation or surrender thereof, that such registered holder will promptly make notation of any such payment on such bond, and that such registered holder shall not sell, transfer or otherwise dispose of such bond unless prior to delivery thereof such bond shall have been presented to the Trustee for appropriate notation thereon of the portion of the principal amount thereof which has been paid or such bond shall have been surrendered in exchange for a new bond or bonds of the same series and maturity, for the unpaid balance of the principal amount thereof, then, in that event, the Trustee, in lieu of requiring the presentation or surrender of such bond for notation by the Trustee of such payment thereon, shall transmit such payment to such bondholder and instruct such bondholder to endorse such payment on such bond and accept from such bondholder a certificate that such payment has been so endorsed as conclusive evidence of such endorsement and payment.

         Section 4.06. After such deposit and provision satisfactory to the Trustee for giving the requisite notice of redemption shall have been made, the bonds, to the extent so called, whether or not presented for redemption, shall cease to be entitled to any benefit or security under this indenture, except the right to receive payment of the moneys deposited and held for the payment thereof; and thereupon such bonds, to the extent called, shall become due and payable on the redemption date duly specified in said notice, no interest shall accrue upon any such bonds, or upon the called part thereof if called only in part, on or after said date, the relevant coupons, if any, maturing after that date shall be void, and the holders of such bonds, to the extent so called, shall, after that date, look, for the payment of the called principal, and premium, if any, and accrued and unpaid interest, solely to the moneys so deposited with and held by the Trustee for that purpose, and, except as provided in Section 11.04 hereof, not to the Company.

         Section 4.07. If the amount required to redeem any bonds called for redemption shall be deposited with the Trustee before the date specified for the redemption of such bonds, the holders thereof shall have the right to receive prepayment of the redemption price therefor, including interest to such redemption date, at any time after such deposit, and a statement of such right shall be included in the notice of redemption herein provided for, if such deposit shall have been made prior to the giving of any such notice.

         Section 4.08. All bonds redeemed shall forthwith be canceled by the Trustee, provided that if less than the whole principal amount of any fully registered bond shall be redeemed, the holder of such bond may, at his option,
(a) surrender his bond for cancellation, with proper instruments of transfer, at or after the time fixed for the redemption thereof, and shall be entitled to receive without charge, in exchange therefor, one or more bonds of the same series, for an aggregate principal amount equal to the uncalled and unpaid balance of the principal amount of each bond so surrendered, or (b) present his bond for notation thereon by the Trustee of payment of that part of the principal amount thereof then called and paid, or (c) make such notation thereon himself if permitted by Section 4.05 hereof.

         Section 4.09. The provisions of this Article 4 shall be applicable to the redemption of Series A bonds, and except for the provisions of Section
4.01 and except as otherwise expressly provided by the supplemental indenture creating the same, to the redemption of bonds of any other series.

         Section 4.10. Without the written consent, filed with the Trustee, of the holders of all bonds at the time outstanding, not less than all the outstanding bonds of all series shall be called for redemption while any event of default hereunder shall be continuing.

                                   ARTICLE 5

                        SINKING FUND FOR SERIES A BONDS

         Section 5.01. So long as any Series A bonds shall remain outstanding, the Company shall pay to the Trustee as and for a sinking fund for the retirement of Series A bonds on

January 15, 1961, and on each January 15 thereafter to and including January 15, 1984, the sum of $105,000, payable in cash except to the extent the surrender of bonds as a credit against the sinking fund payment is permitted by
Section 5.04 hereof. In the event the Company shall redeem Series A bonds from the proceeds of the sale of any of its property to, or other acquisition by, a municipality or other public body or agency, the amount of each such sinking fund payment thereafter shall be reduced (to the nearest $1,000) by an amount equal to 3% of the amount of Series A bonds so redeemed.

         Section 5.02. On or before the thirtieth day prior to each sinking fund payment date, the Trustee shall proceed to select for redemption in the manner provided in Article 4 hereof Series A bonds in the aggregate principal amount which are redeemable with the case required to be paid on the next following sinking fund payment date and in the name of the Company shall give notice as may be required by Article 4 of the redemption for the sinking fund on such sinking fund payment date of the Series A bonds so selected.

         Section 5.03.    All cash deposited with the Trustee pursuant to
Section 5.01 hereof shall be held by the Trustee as part of the mortgaged property, and shall be applied by the Trustee to the redemption of outstanding Series A bonds, without premium, in the manner and with the effect specified in
Article 4 hereof; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee in cash all unpaid interest accrued on the bonds to be redeemed through the operation of said sinking fund to the date fixed for redemption.

         Section 5.04. So long as all outstanding Series A bonds remain registered in the names of the initial holders in whose names bonds of such series were first registered the sinking fund payment shall be made entirely in cash. If none or less than all of the outstanding bonds of Series A are registered in the names of the initial holders in whose names bonds of such series were first registered, the following provisions shall be applicable.:

                 (i) If none of the then outstanding bonds of Series A are registered in the names of the initial holders in whose names bonds of such series were first registered, the Company may, in lieu of depositing cash as provided in Section 5.01 hereof, surrender bonds of such series acquired by the Company and receive credit against the cash sinking fund payment to the extent of the principal amount of bonds surrendered; and

                 (ii) If one or more but less than all of the then outstanding bonds of Series A are registered in the name of any of the initial holders in whose names bonds of such series were first registered, the aggregate principal amount of the bonds of such series to be redeemed shall be apportioned in the manner provided in clause
         (ii) of Section 4.02 hereof and redemption shall be made in accordance with the provisions of said clause (ii) except that the Company may, in lieu of depositing cash for the redemption of bonds not held by any such initial holder, surrender bonds of Series A acquired by the Company and receive credit against the sinking fund payment to the extent of the principal amount of bonds surrendered, not exceeding, however, the amount of cash which would otherwise be applied to the redemption of bonds of Series A not registered in the name of any initial holder of bonds of said series, and the amount which would otherwise be applied to the redemption of such bonds not held by any initial holder of bonds shall be reduced to the extent of the amount of such credit.

         If the Company elects to surrender bonds as a credit against the sinking fund payment pursuant to the foregoing provisions it shall deposit such bonds, with all unmatured interest coupons pertaining thereto in the case of coupon bonds, with the Trustee at least 35 days and not more than 45 days prior to the date on which the next sinking fund payment becomes due. If the sinking fund payment is satisfied entirely by the surrender of bonds pursuant to clause
(i) of this Section 5.04, compliance with Section 5.02 hereof shall be unnecessary.

         Section 5.05. All Series A bonds redeemed or surrendered to the Trustee pursuant to this Article 5 (except fully registered Series A bonds redeemed in part and upon which notations of partial payment are made as provided in Article 4 hereof) together with any and all appertaining interest coupons shall forthwith be cancelled by the Trustee and shall be delivered to or upon the written order of the Company and shall not be made the basis for issuance of any additional bonds hereunder.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

         Section 6.01. If one or more of the following events (herein termed "events of default") shall have occurred:

                 (1) if default shall be made in the payment of any installment of interest on any of the bonds when and as the same shall become due and payable and any such default shall continue for a period of 10 days; or

                 (2) if default shall be made in the payment of any sinking fund installment, when and as the same shall become due and payable; or

                 (3) if default shall be made in the payment of the principal of or premium on any bond when and as the same shall become due and payable, whether at its stated maturity, by call for redemption, by declaration or otherwise; or

                 (4) if the Company shall fail to observe or perform any other covenant, condition, agreement or condition of the bonds or of this indenture, express or implied, and if written notice of such failure shall be given to the Company by the Trustee and such failure shall continue for a period of 60 days after the giving of such notice, or forthwith upon such notice if the Company shall waive such lapse of time, or, if in the opinion of the Trustee, evidenced by written notice to the Company, the continuance of such default would be likely to cause the loss to the Company of any substantial portion of its property needed to maintain and operate its business or property; or

                 (5) if the Company shall lose its charter, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy or under the corporate reorganization provisions of The Bankruptcy Act of 1898, as amended, or an answer admitting the material allegations of a petition filed against the Company in bankruptcy or under such provisions, or shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other law providing for the reorganization, dissolution, liquidation or winding up of corporations on the ground of insolvency; or

                 (6) if an order, judgment or decree shall be entered by any court of competent jurisdiction, without the consent of the Company, adjudicating the Company a bankrupt or insolvent, or appointing a receiver or trustee of the Company or of the whole or any substantial part of the mortgaged property, and such order shall not have been vacated, set aside or stayed, or the receiver or trustee so appointed shall not have been removed or discharged, as the case may be, within 60 days thereafter; or if the Company shall consent to a petition or application for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of itself or the whole or any substantial part of the mortgaged property; or

                 (7) if a petition against the Company in proceedings under the corporate reorganization provisions of The Bankruptcy Act of 1898, as amended, shall be approved by any court of competent jurisdiction and such approval shall not be withdrawn and the proceeding dismissed within 60 days thereafter, or if, under the provisions of any other now existing or future bankruptcy or other law providing for the reorganization, dissolution, liquidation or winding up of corporations on the ground of insolvency, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Company or of the whole or any substantial part of the mortgaged property and such jurisdiction, custody or control shall not be relinquished or terminated within 60 days thereafter;

then in any such event, and during its continuance beyond any period of grace hereinbefore specified in respect thereof, the Trustees may, in their discretion, from time to time, take all appropriate steps for the protection and enforcement of their rights and the rights of the bondholders, whether by appropriate judicial proceedings or otherwise, as they shall deem most expedient in the interests of the bondholders. In each such case the Trustees may act without the possession of any bonds or the production thereof at any trial or other proceedings, and may act in person or by such agents or attorneys as they may select from time to time.

         Section 6.02. Upon the occurrence of any such event of default the Company shall, forthwith upon demand of the Trustees, duly perform each then applicable covenant and provision hereof and of the bonds, and shall pay to the Trustees, as trustees of an express trust, all sums then or during any default becoming due under any provision hereof or of the bonds, with interest at the rate of 6% per annum on overdue interest and principal, together with the costs and expenses of collection, including attorneys' fees and of all action and proceedings taken by the Trustees, together with all other amounts that may be due and payable by the Company under any provision of this indenture.

         Section 6.03. Without limiting any power or right which the Trustees may otherwise have, if any event of default shall occur and be continuing:

                 (a) the Trustees may by written notice to the Company declare the principal of all bonds then outstanding, if not already due, to be forthwith due and payable, and thereupon the same shall become forthwith due and payable, anything in the bonds or in this indenture to the contrary notwithstanding, and the bonds, upon such declaration, shall forthwith be paid by the Company;

                 (b) the Trustees may in their own names and as trustees of an express trust protect and enforce their rights and the rights of the bondholders by such actions, at law or in equity or before any administrative tribunal, as the Trustees, being advised by counsel, shall deem appropriate, including without limitation, actions for the specific performance of any covenant hereof, or of the bonds, and for the foreclosure of this indenture; the Trustees shall be entitled, in their own name and as trustees of an express trust, to recover judgment for any and all sums then, or during any default becoming due and payable by the Company under any provision hereof or of the bonds, including, without limitation, any deficiency in the payment of all amounts due under the provisions hereof or of the bonds remaining after any sale of the mortgaged property in foreclosure proceedings or by virtue of the Trustee's power of sale or otherwise, and, in addition thereto, such amounts as shall be sufficient to cover the costs and expenses of collection, including attorneys' fees, and of other proceedings hereunder, and to collect out of the property of the Company in any manner provided by law all amounts adjudged or decreed to be payable;

                 (c) the Trustees as a matter of contract right and not as a penalty shall be entitled to the appointment of a receiver of, or may enter upon and take possession of, all or any part of the mortgaged property and, in accordance with the granting clauses hereof, any other property of the Company then on hand, and such receiver or the Trustees shall thereupon be entitled to operate all or any part of the business of the Company and to make all expenditures and to take all actions necessary or desirable therefor, and to collect and retain all income and earnings arising from such property or business;

                 (d) the Trustees may, with or without entry as aforesaid, sell all or any part of the mortgaged property and, in accordance with the granting clauses hereof, any other property of the Company then on hand, at public or private sale, upon such notice, in such manner, at such time or times, and upon such terms consistent with the applicable laws of the respective States wherein such property is located, as the Trustees may determine; and

                 (e) the Company, to the extent permitted by law, shall not claim any rights under any stay, valuation, exemption or extension law, and hereby waives any right of redemption which it may have in respect of the mortgaged property.

         Section 6.04. Upon any sale of all or substantially all the mortgaged property, whether pursuant to the Trustees' power of sale or pursuant to any judicial proceedings, all bonds then outstanding shall, without declaration by the Trustees, forthwith become due and payable. Any purchaser at any such sale (who may be the Trustees, or either of them, or any bondholder) shall be entitled to apply any bond not affected by Section 1.17 hereof, to the payment of the purchase price of the property so sold at the sum apportionable and applicable to such bond, including principal and interest thereof, out of the net proceeds of such sale. The Trustees' deed or other instrument of conveyance or transfer given pursuant to such sale or in the exercise of any of its rights under this Article (which may be in the name of the Trustees or as attorney for the Company hereby irrevocably appointed) shall be effective to convey and transfer to the purchaser an indefeasible title to the property covered thereby, discharged of all rights of redemption by the Company or any person claiming under it, and to bar forever all claims by the Company to the property covered thereby; and no purchaser from the Trustees shall be under any duty to inquire as to the authority of the Trustees to execute the same, or to see to the application of the purchase money.

         Section 6.05. All moneys collected or received by the Trustees pursuant to the provisions of this Article shall be held upon the trusts hereof and shall, from time to time, be applied by the Trustees in the following order and manner, subject, however, to Section 1.17 hereof:

                 (a) to the payment of the costs, expenses, compensation and indemnity of the Trustees incurred in the performance of their duties hereunder, including any amounts expended to discharge any taxes, assessments, and charges or other liens superior to the lien of this indenture, and of all other sums at the time payable to the Trustees hereunder; then

                 (b) if the principal of all the bonds is not then due, by declaration or otherwise, to the curing of the default or defaults with respect to which the moneys have been collected, and thereafter to the curing of any other default then existing (and in such case the provisions of this indenture shall continue in full force and effect until discharged as herein provided); or

                 (c) if the principal of all the bonds is so due, to the ratable payment of the whole amount of principal and interest then owing and unpaid upon the bonds, with interest on overdue principal and interest at the rate of 6% per annum, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest; and any balance then remaining, to the ratable payment of any premium or other amount due and unpaid under the bonds and this indenture; then

                 (d) any balance then remaining, to be paid to the Company or such other person as shall lawfully be entitled thereto;

         provided, however, that any such payments of principal, premium and interest shall be made only upon presentation and surrender of the bonds or, if less than the full amount of principal, premium and interest of any bond is so paid, upon presentation and notation thereon of the amount so paid, and that all bonds so paid by the Trustees and surrendered to them shall forthwith be canceled by the Trustee.

         Section 6.06. All powers, rights and remedies specifically conferred upon the Trustees under this indenture shall be deemed cumulative and nonexclusive of any other power, right or remedy hereby conferred upon or available to the Trustees at law or in equity or otherwise, and every power, right and remedy hereunder may be exercised concurrently with the exercise of any other and from time to time and as often as shall be deemed expedient by the Trustees. No delay or omission of the Trustees or any bondholder to exercise any power, right or remedy accruing upon any fault shall impair any such right or shall be construed to be a waiver or impairment of any such power, right or remedy, or constitute any acquiescence in any default. Upon the discontinuance or abandonment of, or on decision adverse to the Trustees in, any proceedings under this indenture or upon the bonds, the Company and the Trustees shall respectively be restored to their former positions and rights hereunder and upon the bonds, and all powers, rights and remedies shall continue as though no such proceedings had been taken.

         Section 6.07. The Trustees may waive any default hereunder or upon the bonds, other than a default in the payment of the principal of any bond at its stated maturity, and may waive the consequences of any default and rescind any declaration of maturity of principal, and shall do so upon the written request of the holders of a majority in principal amount of all bonds at the time outstanding, if prior to such waiver such default shall be made good and any arrears of interest, with interest on overdue installments at said rate of 6% per annum and all expenses of the Trustees shall have been paid or provided for; but no such waiver or rescission shall extend to or impair any rights or remedies consequent on any other existing or any subsequent default.

         Section 6.08. The holders of a majority in principal amount of the bonds at the time outstanding shall have the right, subject to Section 10.01(a) hereof, from time to time, to determine, direct and control the action of the Trustees under this Article, by written direction delivered to the Trustees. Unless such direction has been delivered to the Trustees, all the powers, rights and remedies referred to in this Article may be exercised by the Trustees in their sole discretion.

         Section 6.09. The Trustees may decline to follow any direction of bondholders under the preceding Section 6.08 hereof, if they be advised by counsel that the action directed may not lawfully be taken, or if they, or either of them, shall in good faith determine that the action directed will involve the Trustees, or either of them, in a personal liability, or will be unjustly prejudicial to non-assenting bondholders; and the Trustees shall not without their consent, be required to enter or take possession of any part of the mortgaged property.

                                   ARTICLE 7

         POSSESSION, RELEASE AND SUBSTITUTION OF THE MORTGAGED PROPERTY

         Section 7.01. Unless an event of default shall have occurred and be continuing, the Company shall be permitted to possess and use the mortgaged property, and to receive and retain all income and earnings arising therefrom, other than moneys herein specifically required to be paid to the Trustee.

         Section 7.02. Unless an event of default shall have occurred and be continuing, the Company shall have the right, as the proper management of its business may require, to:

                 (a) alter, repair, or add to any part of its physical property;

                 (b) move any equipment from one part of the mortgaged properties to another;

                 (c) discontinue or abandon the use of any part of its physical property which may no longer be useful in the operation of its business or necessary to maintain its earning capacity;

                 (d) sell, exchange or dispose of, free from the lien hereof and without release by the Trustees, with or without consideration or for a nominal consideration, any property other than real property at any time subject to the lien hereof, which may have become worn out, unserviceable, undesirable or unnecessary for use in the conduct of its business, provided that the Company shall replace the same, if necessary for the performance of its covenant contained in Section 3.12 hereof and if not previously replaced, by other property of equal or greater value or utility to the Company, which shall forthwith become without further action subject to the lien hereof, or, if not so necessary, and if the proceeds of disposition thereof aggregate more than $5,000 in any one calendar year, the Company shall deposit such proceeds in excess of $5,000 with the Trustee and shall file with the Trustee a certificate of its President or Treasurer describing such property, stating with respect to such property that such property has become worn out, unserviceable, undesirable or unnecessary for use in the conduct of the business of the Company and that such disposition thereof will not impair the operating integrity of the properties of the Company, and stating also the consideration received from such sale or other disposition of any such property;

                 (e) substitute for any existing permit, license, franchise, easement, lease, or similar right, a new such right at least equally advantageous to the Company in the operation of its business, or renew at the expiration thereof any such right; and

                 (f) sell, free of the lien hereof and without release by the Trustees, such stock in trade as is commonly dealt in by companies operating like properties, such sale or sales being in the usual course of trade with customers.

         Section 7.03. At any time when there is no default hereunder to the knowledge of the Trustees, the Trustees shall execute a release covering any part of the mortgaged property, but not the mortgaged property in its entirety, for sale or exchange by the Company, free and clear of the lien hereof, for cash or Property Additions at not less than the fair value of the property to be released, upon receipt of:

                 (a) a written request for such release signed by the President and Treasurer of the Company, and setting forth the terms of the sale or exchange;

                 (b) a certified copy of a resolution of the Board of Directors authorizing such sale or exchange and requesting such release;

                 (c) a certificate of an Engineer stating the fair value of the property to be released and of any additional property to be acquired, as of a date within 60 days of the action requested of the Trustee;

                 (d) cash in an amount equal to the cash consideration, if any, received upon such sale or exchange as shown by said written request, and being not less than such fair value;

                 (e) where applicable, a certificate pursuant to Section 12.05(1), including therein any Property Additions received upon such sale or exchange, and evidencing a Gross Amount of Property Additions equal to the fair value thereof, and an opinion of counsel to the effect set forth in such certificate;

                 (f) a certificate signed by the President and Treasurer of the Company stating that there is no default hereunder.

         Section 7.04. Should any part of the mortgaged property be taken by exercise of the power of eminent domain, or should any governmental body at any time exercise any right which it may have to purchase any part of the mortgaged property, the Trustees upon request of the Company shall release the part of the mortgaged property so taken or purchased and shall be fully protected in doing so upon the Trustee being furnished with an opinion of counsel to the effect that such part of the mortgaged property has been taken by the exercise of the power of eminent domain or purchased by a governmental body in the exercise of the right which it had to purchase the same (specifying the amount of the award made therein). Cash equal to the amount of such award or the sale price of such property shall be paid to the Trustee prior to or concurrently with delivery by it of such release.

         Section 7.05. Any cash deposited with the Trustee pursuant to Sections 7.02, 7.03 or 7.04 hereof shall be held by the Trustee as a part of the mortgaged property, and shall, upon written request therefor, be repaid to the Company upon receipt by the Trustee of:

                 (a) a certificate pursuant to Section 12.05(1) evidencing a Gross Amount of Property Additions equal to 100% of the amount of such cash, and an opinion of counsel to the effect set forth in such certificate;

                 (b) a certificate signed by the President and Treasurer of the Company stating that there is no default hereunder.

Any balance of such moneys not repaid to the Company within two years from the date of receipt by the Trustee, or within such period thereafter as the Trustee may allow, or earlier at the request of the Company, shall be applied by the Trustee to the retirement of bonds of the latest maturities then outstanding at the redemption price thereof then in effect and in the manner and with the effect specified in Article 4 hereof.

         Section 7.06. No purchaser from the Company of any property released by the Trustees pursuant to this Article shall be under any duty to inquire as to the authority of the Trustees to give such release, or to see to the application of the purchase money.

         Section 7.07. At any time when a default exists hereunder to the knowledge of the Trustees, the Trustees may, in their discretion, permit the release of property and the withdrawal of cash pursuant to the provisions of this Article, but shall not be required to do so except in the case of property taken by eminent domain.

                                   ARTICLE 8

                         MERGER, CONSOLIDATION OR SALE

         Section 8.01. Nothing in this indenture contained shall prevent any consolidation or merger of the Company with or into, or any conveyance or transfer, subject to this indenture, of all or substantially all of the mortgaged property as an entirety to, any corporation lawfully entitled to acquire and operate the same, provided, however, that such consolidation, merger, conveyance or transfer shall be upon such terms as in no respect to impair the lien of this indenture, or any of the rights or powers of the Trustees or the bondholders hereunder; and provided further that, upon any such consolidation, merger, conveyance, or transfer, the due and punctual payment of the principal of and interest and premium on all bonds according to their tenor and the due and punctual performance and observance of all the terms, covenants and conditions of this indenture to be kept or performed by the Company, shall be assumed by the corporation formed by such consolidation, or into which such merger shall have been made, or the corporation acquiring all the property subject to this indenture as an entirety, as aforesaid, such corporation being herein called the "successor corporation." The successor corporation shall also forthwith execute and deliver to the Trustees and record a proper instrument whereby such successor corporation shall assume the due and punctual payment of the principal and interest of the bonds secured by this indenture and the performance of all the covenants and conditions of this indenture on the part of the Company, and thereupon shall succeed to and be substituted for the Company with the same effect as if it had been named herein as party of the first part hereto.

         Section 8.02. In the absence of an express grant by the successor corporation, this indenture shall not by reason of any such consolidation, merger, conveyance or transfer or otherwise, constitute or become a lien upon, and the term "mortgaged property" as used herein shall not include or comprise:

                 (1) Any property or franchises owned prior to such consolidation, merger, conveyance or transfer by any such successor corporation or which, prior to such consolidation, merger, conveyance or transfer, was not subject to the lien of this indenture; and

                 (2) Any property or franchises which may be purchased, constructed or otherwise acquired by the successor corporation after the date of any such consolidation, merger, conveyance or transfer; excepting only betterments, extensions, improvements, additions, repairs, renewals, replacements, substitutions and alterations of, to, upon and for, and comprising and constituting appurtenances of, or fixtures to, the property subject to the lien hereof, and renewals, modifications or substitutions of or for contracts mortgaged hereunder, which may be purchased, constructed, or otherwise acquired by such successor corporation from and after the date of such consolidation, merger, conveyance or transfer, as the case may be, which shall be and become subject to the lien and operation of this indenture, notwithstanding any such consolidation, merger, conveyance or transfer.

                                   ARTICLE 9

          BONDHOLDERS' NOTICES, REQUESTS, ETC., AND LIMITED RIGHTS OF
                          ACTION UNDER THIS INDENTURE

         Section 9.01. Any notice, request or other writing required or permitted by this indenture to be signed by holders of the bonds may be in one or more concurrent writings of similar tenor and may be signed or executed by such holders in person or by their agents appointed in writing or their duly authorized representatives. Proof of the execution of any such writing, and of the ownership of any bond, shall be sufficient for any purpose of this indenture if such proof be made in the following manner:

                 (a) the fact and date of the execution by any person of any such writing may be proved by the certificate of any notary public or other office authorized to take acknowledgments of deeds to be recorded, to the effect that the person signing such writing acknowledged to him the execution thereof, or by the affidavit of a witness to such execution;

                 (b) the fact of the holding, by any person executing any such writing, of bonds transferable by delivery, the amount and issue number of the bonds held, and the date of such holding, which holding the Trustees may deem to continue until they receive written notice to the contrary, may be proved by a sworn certificate satisfactory to the Trustee of any trust company, bank, banker or other depositary, showing that on the date therein mentioned such person had on deposit with such depositary the bonds described in such certificate; and

                 (c) the ownership of fully registered bonds without coupons and of coupon bonds registered as to principal shall be proved by the transfer registry of such bonds.

Any such writing by or on behalf of the holder of any bond shall bind all future owners of the same bond, and of any bond or bonds issued in exchange therefor or in place thereof, in respect of anything done, or suffered or omitted by the Trustees, or either of them, to be done, in pursuance of such writing.

         Section 9.02. No holder of any bond shall have any right to institute any action or proceeding for the enforcement of this indenture unless such holder shall have previously given to the Trustees written notice specifying one or more events of default, including the event of default in which such action or proceeding is based, and unless the holders of at least 25% in aggregate principal amount of the bonds then outstanding shall have given like written notice to the Trustees, shall have offered the Trustees indemnity satisfactory to them and shall have given the Trustees reasonable opportunity to institute such action or proceeding, and the Trustees shall have refused or failed, within a reasonable period, to institute appropriate action or proceedings; and such notification, request, offer or indemnity and refusal or failure are hereby declared to be conditions precedent to any such action or proceeding by any bondholder for the appointment of a receiver or for the foreclosure of this indenture or the enforcement of any other remedy hereunder; all to the end that the rights of the Trustees and the equal and ratable rights of every holder of the bonds as herein provided shall be protected and promoted, and multiplicity of suits avoided. For the enforcement of the foregoing provisions of this Section, and for the protection of their rights hereunder, each and every bondholder, and the Trustees, shall be entitled to such relief as can be given either at law or in equity.

         Section 9.03. Neither the foregoing provisions nor any other provisions of this indenture shall limit or impair the unconditional and absolute obligation of the Company to pay the principal of premium, if any, and interest on the bonds at their maturities, nor limit or impair the right of any holder of any bond or coupon to institute any action or proceeding for the enforcement of any such payment, except that no such holder shall have any right to institute any such action or proceeding if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of any right or remedy under this indenture.

                                   ARTICLE 10

                            CONCERNING THE TRUSTEES

         Section 10.01. The Trustees accept and agree to execute the trusts of this indenture upon, and only upon, the express condition, to which the Company and the bondholders by the acceptance of the bonds agree, that neither of the Trustees shall be responsible for any act or omission as Trustee hereunder unless due to its or his own negligence or wilful default. Without limiting the generality of the foregoing:

                 (a) the Trustees, and either of them, shall be under no duty to act under any of the provisions of Article 6 hereof, or otherwise hereunder, whether or not requested so to do by bondholders, unless they, or either of them, shall have received indemnity satisfactory to them;

                 (b) the Trustees shall be under no duty to inquire as to the performance or observance of any covenant or provision hereof to be performed by the Company, nor to procure any instrument of further assurance, and, unless and until the Trustees shall have received notice in writing from holders of not less than 25% in aggregate principal amount of the bonds then outstanding distinctly specifying the happening of a default hereunder, the Trustees may conclusively assume that the Company has made no default;

                 (c) subject to the provisions of Section 6.08 hereof, the Trustees shall be under no liability for any act or omission taken or suffered in accordance with any request from bondholders herein provided for;

                 (d) the Trustee may act through its own officers and employees and either of the Trustees may act by or through attorneys or agents, and shall be under no liability for the acts or omissions of such employees, attorneys or agents, as the case may be, when selected with reasonable care;

                 (e) the Trustee may, at the expense of the Company, take advice of counsel or of accountants or other experts who, if the Trustees so desire, may be in the employ of the Company, and shall be under no liability for any act or omission in accordance with such advice;

                 (f) the Trustees shall be under no liability for relying upon any instrument, writing or communication believed by them, or either of them, in good faith to be genuine and properly authorized;

                 (g) the Trustees shall not be responsible for the truth of any recitals herein or in the bonds, or for the validity of this indenture or of the bonds, or for the recording of this indenture, or for the validity of the lien hereof, or for the sufficiency of the security hereof, nor shall they be under any duty to see to the disposition of the bonds after delivery thereof as herein provided, or to the disposition of the proceeds thereof;

                 (h) the Trustees shall be under no duty to recognize any person as a bondholder unless and until such person shall furnish the Trustee with proof of ownership satisfactory to the Trustee;

                 (i) the Trustee, either individually or in a fiduciary capacity, and its directors, officers and employees, and the Individual Trustee, may acquire, hold and dispose of bonds, and may be interested in any transaction with the Company or with any holder of bonds, including without limitation, secured and unsecured loans to the Company, and may maintain any and all other general banking and business relations with the Company, to the same extent as though they had no connection with this indenture, and no implied covenant shall be read into this indenture against the Trustee in respect of such matters;

                 (j) the Trustees shall have a lien on the mortgaged property and any moneys held by the Trustee from time to time hereunder as Trustee in priority to the rights and claims of bondholders, to secure the payment of compensation and expenses of the Trustees, including attorney's fees, and compliance by the Company with Section 3.04 hereof;

                 (k) any moneys from time to time received by the Trustee as Trustee hereunder, whether or not required by the terms hereof to be held in trust for or on the account of the holders of bonds, shall, unless and until applied for the purpose for which they are held, or invested pursuant to Section 10.11 hereof, after compliance with and subject to any applicable requirement of law, be deposited by the Trustee to its credit as Trustee hereunder in the banking department of the Trustee or in any bank or trust company approved by the Trustee having a capital, surplus and undivided profits of not less than $1,000,000;

                 (l) the Trustees may, whether or not an event of default has occurred or is continuing, file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the bondholders allowed in any judicial proceedings relating to the Company, its creditors or its property, but shall not be entitled on behalf of any bondholder to accept or reject any plan of reorganization; and

                 (m) the Trustees may relay and shall be protected in acting, unless bad faith on the part of the Trustees, or of either of them, be shown, upon any certificate, opinion or other document expressly provided for in this indenture.

         Section 10.02. The Trustees, or either of them, and any successor or successors hereafter appointed, may at any time resign from the trust hereby created by giving 30 days' written notice to the Company and to the holders of all registered bonds and bonds registered as to principal, and if any coupon bonds not registered as to principal are outstanding, by also giving 30 days' notice by one publication in the manner provided in Section 4.03 hereof, and such resignation shall take effect at the end of such 30 days, or upon the earlier appointment of a successor Trustee by the bondholders or by the Company. Such notice may be served personally or sent by registered mail.

         Section 10.03. The Trustees, or either of them, at any time acting hereunder may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustees and to the Company, and signed by the holders of a majority in amount of the bonds hereby secured and then outstanding.

         Section 10.04. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case the Trustee shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the holders of a majority in amount of the bonds hereby secured and then outstanding, by an instrument or concurrent instruments in writing signed by such holders, or by their attorneys in fact, duly authorized; provided, nevertheless, that in case of such vacancy the Company by an instrument executed by order of its Board of Directors, and signed by its President and attested by its Secretary under its corporate seal, may appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by the bondholders in the manner above provided; and any such temporary Trustee so appointed by the Company shall immediately and without further act be superseded by the Trustee so appointed by such bondholders. Every such temporary Trustee so appointed by the Company shall be a trust company or bank or bank and trust company located in the City of Chicago, Illinois, in good standing, having a capital and surplus of not less than $5,000,000, if there be such an institution willing, qualified and able to accept the trust upon reasonable or customary terms.

         Section 10.05. In the event of the death, removal, resignation or incapacity to act of the Individual Trustee, a successor may be appointed by an instrument in writing signed and acknowledged by the person who shall at the time be the President of the Trustee, and delivered to the Company. Such instrument shall be filed for record in each county where this indenture shall have been recorded; and in the event of the failure of such person to make such appointment within 60 days after the vacancy occurs, a successor may be appointed in the same manner as is provided in Section 10.04 hereof with respect to the appointment of a successor to the Trustee.

         Section 10.06. Every successor Trustee or successor Individual Trustee appointed hereunder shall execute, acknowledge and deliver to its or his predecessor and also to the Company an instrument in writing accepting such appointment hereunder, and thereupon such successor Trustee or successor Individual Trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its or his predecessor; but such predecessor shall, nevertheless, on the written request of the Company, or of its successor, execute and deliver an instrument transferring to such successor all the estate, properties, rights, powers and trusts of such predecessors hereunder; and every predecessor Trustee shall deliver all securities and moneys held by it to its successor. Should any deed, conveyance or instrument in writing from the Company be required by any successor Trustee or Individual Trustee for more fully and certainly vesting in such successor the estates, right, powers and duties hereby vested or intend to be vested in the predecessor Trustee or Individual Trustee, any and all such deeds, conveyances and instruments in writing shall on request be executed, acknowledged and delivered by the Company. The resignation of any Trustee or Individual Trustee, and the instrument or instruments removing any Trustee or Individual Trustee and appointing a successor hereunder, together with all deeds, conveyances and other instruments provided for in this Article shall, at the expense of the Company, be forthwith filed for recording by the successor Trustee or Individual Trustee in each county where this indenture shall have been recorded.

         Section 10.07. Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Trustee shall be a party or any corporation to which substantially all the business and assets of the Trustee may be transferred, provided such corporation shall be a corporation organized under the laws of the State of Illinois and doing business in the City of Chicago in said State, or shall be a national banking association and shall have an office for the transaction of its business in said City of Chicago, shall be successor Trustee under this indenture, without the execution or filing of any instrument or the performance of any further act whatsoever, anything herein to the contrary notwithstanding.

         Section 10.08. The Individual Trustee has been joined as one of the Trustees hereunder so that it any of the conveyances made by this indenture or intended to be made thereby shall for any reason be ineffectual, or if by reason of any present or future law in any jurisdiction which it may be necessary to perform any act in the execution of the trusts herein created the Trustee may be incompetent or unqualified to act as such Trustee (either as sole Trustee or together with the Individual Trustee) then such conveyances shall be deemed to be made to the Individual Trustee alone and to such extent as may be legally necessary, all of the acts required to be performed in such jurisdiction in the execution of the trusts hereby created shall be performed by the Individual Trustee acting alone. Except as it may be deemed necessary for the Individual Trustee solely to execute the trusts hereby created, the Trustee may solely have and exercise the powers and shall be solely charged with the performance of the duties hereinbefore declared on the part of the Trustees or either of them to be had and exercised or to be performed.

         Section 10.09. In case it shall at any time be impossible or be deemed impossible by the Trustee for it lawfully to do or perform any act or acts necessary or expedient for the due execution of the trusts or due exercise of the trust powers hereby created and conferred, then and in every such case the Individual Trustee shall, with the consent in writing of said Trustee, have full power and authority to do and perform any such act or acts of whatever nature as if he had been hereby specifically thereunto authorized. Any and all acts so done by the Individual Trustee shall have the same effect as if done by the said Trustee, and shall relieve the Trustee from any duty or obligation to do such act. The Individual Trustee may act hereunder by attorney in fact, which may be the Trustee, if permitted by law.

         Section 10.10. At any time or times, in order to conform to any laws of any State in which the Company now holds or at any time hereafter may hold any property, or if the Trustee shall be advised by counsel that it is necessary or prudent in the interest of the bondholders, the Company and the Trustee shall have power to appoint and shall unite in the execution, delivery and performance of all instruments and agreements necessary or proper to constitute another trust company or bank or banking institution, or one or more persons approved by the Trustee, either to act as co-trustee or co-trustees of any or all of the property subject to the lien hereof jointly with the Trustee. The Company and the Trustee shall have power, at any time, to remove any co-trustee appointed hereunder.

         Section 10.11. Upon the written direction of the Company signed by its President the Trustee may invest funds held by the Trustee as a part of the mortgaged property and deposited pursuant to clause (c) of Section 2.03 hereof (relating to issuance of bonds against cash), or pursuant to Section 3.14 hereof (relating to insurance proceeds), or pursuant to Sections 7.03 and 7.04 hereof (relating to cash proceeds from the sale or condemnation of mortgaged property) in obligations of the United States Government of a maturity of one year or less. Such obligations shall constitute a part of the mortgaged property to the same extent as the cash so invested. Any interest earned or profits realized from the moneys so invested shall be paid to the Company.


                                   ARTICLE 11

                                   DEFEASANCE

Section 11.01.   This indenture shall become void:

                 (a) if there shall be or shall have been delivered to the Trustee, for immediate cancellation, all bonds then outstanding, and, in such case, immediately upon such delivery;

                 (b) or if, when the principal of all bonds at the time outstanding shall have become payable, or will become payable within 6 months, by their terms, on redemption, by declaration or in any other manner, the Company shall irrevocably deposit or cause to be deposited with the Trustee upon the trusts hereof, for the account of the holders of such bonds, a sum sufficient, with any other moneys then held by the Trustee upon such trusts applicable to that purpose, to pay the whole amount of the principal, premium, if any, and interest to the stated or accelerated maturities, as the case may be, due or to become due on all of the bonds then outstanding, with interest on overdue interest and principal at the rate of 6% per annum, and in such cases, immediately upon such irrevocable deposit and, in case of redemption, upon furnishing to the Trustee proof satisfactory to the Trustee that the notice of redemption has been given or waived as hereinbefore provided, or evidence satisfactory to the Trustee that such notice will be so given or waived, and in the latter case such indemnity as the Trustee shall deem necessary or desirable in order to provide for additional interest or any other sums which the Trustee may consider payable because of any defect in giving such notice or otherwise in the premises;

                 (c) but only if in any such case the Company shall also pay or cause to be paid all other sums payable by the Company to the Trustees under any provision hereof;

then and in any case the bonds shall cease to be entitled to any benefit or security under this indenture except the right to receive payment of the moneys deposited and held for the payment thereof, the mortgaged property shall revert to the Company, and the trusts and interest of the Trustees hereby created shall determine, and, upon the request and at the cost of the Company, the Trustees shall execute and deliver proper instruments discharging in this indenture and pay and deliver to the Company all surplus moneys, if any, then remaining in the possession of the Trustees the application of which is not required to discharge any obligation of the Company under any provision hereof or of the bonds; but otherwise, and until such payment and performance, this indenture shall be and remain in full force and effect.

         Section 11.02. Any moneys deposited with and held by the Trustee shall be held upon the trusts hereof for the account of the holders of the bonds in respect of which they were received, and shall be applied to the payment of the principal, premium, if any, interest and interest on overdue principal and interest, as aforesaid, upon presentation and surrender of the bonds, with duly executed instruments of transfer and with all unmatured coupons, if any, and, whether with or apart from the relevant bonds, of matured or maturing coupons, and the Trustee shall thereupon cancel and deliver to the Company the bonds and coupons so surrendered; but the Trustee shall in no event be liable beyond the amount received.

         Section 11.03. If the amount required to pay any bonds as their stated maturity or to redeem any bonds called for redemption shall be deposited with the Trustee before such payment or redemption date, the holders of such bonds shall have the right to receive prepayment of such amounts, including interest to the maturity or redemption date of such bonds, at any time after such deposit.

         Section 11.04. Any moneys so deposited with and held by the Trustee and not so applied to the payment of bonds and coupons, if any, within 6 years after the date on which the same shall have become due shall be repaid by the Trustee to the Company, and thereafter bondholders shall be entitled to look only to the Company for payment, and then only to the extent of the amount so repaid, and the Company shall not be liable for any interest thereon and shall not be regarded as a trustee of such money; provided, however, that the Trustee, if any coupon bonds not registered as to principal are at the time outstanding, before being required to make any such repayment may, at the expense of the Company, give notice by publication at least once in each of 2 successive calendar weeks, on any day of each such weeks in a newspaper, printed in the English language, of general circulation and customarily published on each business day in Chicago, Illinois, stating that such moneys have not been so applied and that after a date specified therein any unclaimed balance of said moneys then remaining will be repaid to the Company.

                                   ARTICLE 12

                CERTAIN DEFINITIONS AND MISCELLANEOUS PROVISIONS

         Section 12.01. All the covenants and provisions of this indenture and of the bonds are for the sole exclusive benefit of the parties hereto and the holders of the bonds, and no others shall have any legal, equitable or other right, remedy or claim under or by reason of this indenture or of the bonds.

         Section 12.02. Any notice to or demand upon the Company herein provided for shall be adequately served or made if mailed, postage prepaid, by registered mail, addressed to "United Cities Gas Company, 938 Merchandise Mart, Chicago 54, Illinois," or such other address as the Company may from time to time file with the Trustee, or if delivered to the President or Treasurer of the Company in person.

         Section 12.03. This indenture may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument, which instrument shall, for all purposes, be sufficiently evidenced by any such executed counterpart.

         Section 12.04. The cover of this indenture, the index and article headings, and the marginal notes and headings, if any, are intended for convenience only and shall not control or affect the meaning, construction or effect of the text hereof.

         Section 12.05. Whenever used in this indenture or in the bonds, the terms hereinafter in this Section quoted shall have, unless the context requires some other meaning, the respective meanings in this Section set forth;

                 (a) "Company" means not only United Cities Gas Company, but also its successive successors and assigns.

                 (b) "Trustee" means City National Bank and Trust Company of Chicago or its successor as trustee under this indenture for the time being, but not individual Trustee, and not a co-trustee or separate trustee appointed pursuant to the provisions of Section 10.10 hereof, unless otherwise provided in the instrument of appointment executed pursuant to such section and then only to the extent therein provided.

                 "Individual Trustee" means R. Emmett Hanley or his successors as trustee under this indenture for the time being, but not a co-trustee or separate trustee appointed pursuant to the provisions of
         Section 10.10 hereof, unless otherwise provided in the instrument of appointment executed pursuant to such section and then only to the extent therein provided.

                 "Trustees" means the Trustee and the Individual Trustee for the time being.

                 (c) "this indenture" means this instrument as from time to time supplemented by any indentures expressly stated to be supplemental hereto, pursuant to the provisions hereof.

                 (d) "hereof," "hereunder," "herein," "hereby" and other like expressions in this instrument refer to this indenture as a whole, and not to any particular division of this instrument or of the bonds.

                 (e) "continuing," as applied to an event of default, means any event of default not cured or waived.

                 (f) "Property Additions" means all property of a fixed or permanent nature and of the character described in and not excepted from the granting clauses hereof constructed or acquired by the Company after July 31, 1959, and used or useful in the business of providing natural gas service, and free from all liens or encumbrances other than those permitted by Section
         3.09 hereof; provided, however, that Property Additions shall include plants and properties constructed or acquired and used solely for the purpose of furnishing other than natural gas to augment the supply of natural gas in order to effect what is known in the industry as "peak-shaving", and the term "Property Additions" shall include all property of the character hereinabove in this subparagraph (f) described in process of construction to the extent that the Company has incurred a liability therefor, and proper charges for overhead in accordance with generally accepted principles of accounting.

                 (g) "Gross Amount of Property Additions" means the amount obtained by deducting from the cost or fair value, whichever is less, of Property Additions the amount of all such Property Additions which consist of Funded Property.

                 "Net Amount of Property Additions" means the amount obtained by deducting from the Gross Amount of Property Additions an amount equal to the Cost Basis of all Retirements not theretofore reflected in a certificate filed with the Trustee pursuant to Section 12.05(m) hereof, after deducting therefrom Retirements Credits, if any, to the extent that the same have not previously been used as a Retirement Credit.

                 The "cost" of Property Additions shall be determined in accordance with the practice lawfully prescribed by a regulatory commission or commissions having appropriate jurisdiction or, in the absence of any practice so prescribed, in accordance with generally accepted accounting principles. The "fair value" of Property Additions shall mean the fair value thereof to the Company as certified in the relevant certificates delivered hereunder with respect thereto.

                 (h) "Retirements" shall mean (1) all Funded Property which shall have been released from the lien of this Indenture, or sold or otherwise disposed of without release, (2) all Funded Property which shall have been worn-out, retired or abandoned or which has otherwise permanently ceased to be used or useful in the gas business of the Company and (3) all Funded Property which has been destroyed.

                 (i) "Cost Basis," when used with reference to Retirements, shall mean, as to any property acquired subsequent to July 31, 1959, the cost thereof, and as to any property acquired prior to July 31, 1959, the amount at which the same was carried on the books of the Company on July 31, 1959.

                 (j) "Retirements Credits" shall mean the following credits, which may be applied against Retirements: (1) the amount of cash or other consideration received by the Trustee in connection with the release of any Funded Property and (2) the amount of insurance moneys paid to the Trustee pursuant to Section 3.14 hereof on account of the destruction of any Funded Property; but in each case only to the extent that the same have not previously been used as a Retirements Credit.

                 (k) "Funded Property" shall mean (1) all mortgaged property owned by the Company on July 31, 1959; (2) all Property Additions which shall have been made the basis for the certification and delivery of bonds pursuant to Section 2.03(b) or the withdrawal of cash pursuant to Section 2.04 hereof; (3) all Property Additions which shall have been made the basis for the release of either property pursuant to Section 7.03 hereof or cash pursuant to Sections 3.14 or
         7.05 hereof; and (4) all Property Additions subject to Prior Liens unless there shall be deposited with the Trustee cash sufficient to satisfy and discharge all Prior Lien Bonds secured by such Prior Liens.

                 (l) Whenever a Gross Amount of Property Additions is required to be evidenced as a condition to any action under this indenture, there shall be delivered to the Trustee a certificate of the Company in substantially the following form, with appropriate exhibits annexed thereto and the blanks appropriately completed:

                           UNITED CITIES GAS COMPANY

               CERTIFICATE OF GROSS AMOUNT OF PROPERTY ADDITIONS

                   SECTION 12.05(l) OF INDENTURE OF MORTGAGE

                           DATED AS OF JULY 15, 1959


         _____________________________, the __________________________
President and ______________________, the Treasurer, of United Cities Gas Company do hereby certify:

          (1) The Company has constructed or acquired the Property Additions described briefly in Exhibit A hereto during the period July 31, 1959 to __________ (a date not more than 60 days prior to the application). A separate description of each tract or parcel of real estate included in such Property Additions is also set forth in Exhibit A (which description may incorporate by reference prior descriptions filed with the Trustee).

          (2) [Either] No part of said Property Additions consists of Funded Property [or, in the alternative] The amount of said Property Additions which consist of Funded Property is $____________.

          (3) No part of said Property Additions is subject to any lien or encumbrance other than those permitted by Section 3.09 of the indenture.

          (4) There is no outstanding indebtedness of the Company for the purchase price or construction of, or for labor, wages or materials in connection with the construction of, said Property Additions, which, in the opinion of signers of this certificate, could become the basis of a lien upon said Property Additions prior to the lien of the indenture and which might materially impair the security afforded thereby.

          (5) The cost to the Company of said Property Additions is $________. The fair value thereof to the Company at the date of this certificate is [either] $________ [or, in the alternative] not less than the cost so specified.

          (6) All said Property Additions constitute Property Additions as said term is defined in Section 12.05(f) of the indenture.

          (7) Attached hereto is an opinion of counsel to the effect that the Property Additions described in Exhibit A are, or upon the execution, delivery and proper recording (which shall be specified) of any supplemental indenture required then to be executed will be, subject to the lien of the indenture as a valid first lien and are subject to no liens or encumbrances other than those permitted by Section 3.09 thereof, excluding, however, Prior Liens; that appropriate provision has been made for the satisfaction and discharge of all Prior Lien Bonds, if any, secured by Prior Liens on such Property Additions; and that the Company possesses all needful authority to use the same in the conduct of its business.

          (8)    Here insert statement responsive to Section 12.06.

Dated ___________________________, 19___
       (same date as application)


                           UNITED CITIES GAS COMPANY



                           ______________________________________
                                 President or Vice President


                           ______________________________________
                              Treasurer or Assistant Treasurer

          (m) Whenever a Net Amount of Property Additions is required to be evidenced as a condition to any action under this indenture, there shall be delivered to the Trustee a certificate of the Company in substantially the following form, with appropriate exhibits annexed thereto and the blanks appropriately completed:


                           UNITED CITIES GAS COMPANY

                CERTIFICATE OF NET AMOUNT OF PROPERTY ADDITIONS

                   SECTION 12.05(m) OF INDENTURE OF MORTGAGE

                           DATED AS OF JULY 15, 1959


         __________________, the ________________ President and
__________________, the ______________________ Treasurer, of United Cities Gas
Company do hereby certify:

          (1) The Company has constructed or acquired the Property Additions briefly described in Exhibit A hereto during the period July 31, 1959 to ________________ (a date not more than 60 days prior to the application). A separate description of each tract or parcel of real estate included in such Property Additions is also set forth in Exhibit A (which description may incorporate by reference prior descriptions filed with the Trustee).

          (2) [Either] No part of said Property Additions consists of Funded Property [or, in the alternative] The amount of said Property Additions which consist of Funded Property is $____________.

          (3) No part of said Property Additions is subject to any lien or encumbrance other than those permitted by Section 3.09 of the indenture.

          (4) There is no outstanding indebtedness of the Company for the purchase price or construction of, or for labor, wages or material in connection with the construction of, said Property Additions, which, in the opinion of signers of this certificate, could become the basis of a lien upon said Property Additions prior to the lien of the indenture and which might materially impair the security afforded thereby.

          (5) The cost to the Company of said Property Additions is $_____________. The fair value thereof to the Company at the date of this certificate is [either] ______________ $________ [or, in the alternative] not less than the cost so specified.

          (6) All said Property Additions constitute Property Additions as said term is defined in Section 12.05(f) of the indenture.

          (7) The aggregate amount of all Retirements during the period covered by this certificate which have not been included in a previous certificate filed with the Trustee pursuant to Sections 2.03(b), 2.04, 7.03, or
7.05 of the indenture is $___________.

          (8) The amounts [computed as required by Section 12.05(j) of the indenture and stated separately accordingly to categories specified in Section 1.205(j)] of all Retirements Credits which have not been included in previous certificate filed with the Trustee pursuant to any of the Sections specified in clause (7) above and which are to be applied against such Retirement are as follows:

                  Category(j)(1)                                 $

                  Category(j)(2)                                 $_________

                     TOTAL                                       $
                                                                  =========

          (9) [Either] The amount of bonds to be certified and delivered pursuant to the present application is $______________ [or, in the alternative] The amount of cash to be withdrawn pursuant to the present application is $_______________.

         (10) The following is summary of the amounts shown in this certificate:

                 (a)   The amount of Property Additions -- at
         cost or fair value, as shown by clause (5), whichever
         is less is                                                 $

                 (b)   The amount of said Property Additions
         which consists of Funded Property is                       $__________

                 (c)   The Gross Amount of Property Additions
         -- item (a) minus item (b) is                              $

                 (d)   Retirements, as shown by clause (7) --       $

                 (e)   Retirements Credits, as shown by clause (8)  $__________

                 (f)   Net Retirements -- item (d) minus item
         (e), but in no event less than zero                        $__________

                 (g)   Net Amount of Property Additions -- item
         (c) minus item (f)                                         $

                 (h)   Net Amount of Property Additions which
         will become Funded Property by reason of the present
         application is (166 2/3% of amount of bonds to be
         certified or cash to be withdrawn)                         $__________

                 (i)   Excess of Net Amount of Property
         Additions -- item (g) minus item (h)                       $__________

         (11) Attached hereto is an opinion of counsel to the effect that the Property Additions described in Exhibit A are, or upon the execution, delivery and proper recording (which shall be specified) of any supplemental indenture required then to be executed will be, subject to the lien of the indenture as a valid first lien and are subject to no liens or encumbrances other than those permitted by Section 3.09 thereof, excluding, however, Prior Liens; that appropriate provision has been made for the satisfaction and discharge of all Prior Lien Bonds, if any, secured by Prior Liens on such Property Additions; and that the Company possesses all needful authority to use the same in the conduct of its business.

         (12)    Here insert statement responsive to Section 12.06.

         (13)    No default exists under said Indenture of Mortgage.

Dated ___________________________, 19___
       (same date as application)


                                        UNITED CITIES GAS COMPANY


                                        _______________________________________
                                               President or Vice President


                                        _______________________________________
                                            Treasurer or Assistant Treasurer

         (14)    I certify that the statements contained the foregoing clauses
(1), (5), (6), (7) and (8) are correct.

         (15)    Here insert statement responsive to Section 12.06.




                                        ________________________________________
                                                                        Engineer

          (n) If the execution and recording of supplemental indenture is necessary, in the opinion of counsel furnished pursuant to the foregoing certificate or the certificate pursuant to Section 12.05(1), such supplemental indenture shall, before the certificate furnished pursuant to subparagraph (1) or subparagraph (m) shall be made the basis of any action by the Trustee hereunder, or simultaneously therewith, be executed by the Company and delivered to the Trustee, together with an opinion of such counsel that such execution and delivery have been duly authorized, and that said supplemental indenture is a valid and binding obligation of the Company. The Company will forthwith cause said supplemental indenture to be recorded in the manner specified in the mentioned opinion of counsel, and will, as soon as practicable thereafter, cause to be delivered to the Trustee a supplementary opinion of such counsel that such recording has been duly accomplished.

          (o) "Net Earnings" of the Company for any period means the amount obtained by deducting from the gross earnings derived from operation of the mortgaged property all operating expenses of the Company, and by adding to the remainder net non-operating earnings not in excess of 15% of such remainder. In determining Net Earnings (i) there shall be included among operating expenses all taxes except taxes imposed on or measured by income determined after deduction of interest charges, and depreciation in an amount not less than that required by

Section 3.11 hereof; and (ii) there shall be included in Net Earnings the net earnings (determined in the manner aforesaid) during the applicable period from the operation of any properties acquired as an entirety, or substantially so, and constituting a part of the mortgaged property during such period or to be so constituted concurrently with the certification of bonds then applied for.

          (p) "Net Income" means the net income of the Company for the applicable period available for dividends on its common stock determined in accordance with generally accepted accounting principles. In determining such net income, however, there shall be deducted from income a charge to establish a reserve for deferred income taxes as specified in Section 3.11 hereof and no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company of any of its securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible. The deduction for income taxes shall be adjusted by giving effect to the elimination of any of the capital transactions or changes referred to in the preceding sentence.

          (q) "President" includes any vice president, "Treasurer" includes any assistance treasurer, and "Secretary" includes any assistant secretary of the Company; and "Board of Directors" means the board of directors of the Company, or any committee thereof authorized to exercise the powers of said board.

          (r) "Counsel" means any counsel appointed by the Company and approved by the Trustee, including any in the employ of the Company so appointed and approved; "Engineer" means any engineer appointed by the Company and satisfactory to the Trustee, including any in the employ of the Company so appointed and approved, and "Independent Engineer" means any professional engineer or firm thereof of recognized standing not regularly employed by the Company appointed by the Company and approved by the Trustee; and "Independent Accountant" means any certified or registered public accountant or firm thereof of recognized standing selected by the Company and approved by the Trustee.

          (s) "Stock Payment" means any dividend or distribution declared, paid or made other than in shares of capital stock of the Company upon any capital stock of the Company, or any direct or indirect redemption, retirement, purchase or other acquisition for value by the Company of any shares of its capital stock, except out of the net cash proceeds to the Company of any capital stock of the Company issued after July 15, 1959.

          (t) "Prior Liens" means any mortgages or other instruments constituting a lien upon property hereafter acquired by the Company prior to the lien of this Indenture.

          (u) "Prior Lien Bonds" means any bonds, notes or other evidences of indebtedness secured by Prior Liens.

Section 12.06. All certificates furnished to the Trustee hereunder shall indicate the scope of the examination made by the person signing the same, shall state that he has reviewed the pertinent provisions hereof, and that any terms defined are used in such certificate in the sense intended hereby. Any opinion of counsel pursuant hereto may expressly rely upon statements or certificates of officers of the Company as to facts or conditions within the knowledge of the Company and not otherwise readily ascertainable.

Section 12.07. If any provision hereof shall be held invalid or unenforceable according to law, the remaining provisions hereof shall not be affected thereby and shall continue in full force and effect.

Section 12.08. This indenture may, from time to time, be supplemented and amended by indentures expressly stated to be supplemental hereto. Any such supplemental indenture executed by the Company pursuant to a resolution of its Board of Directors may be executed by the Trustees:

                 (a) to the extent permitted hereby and not inconsistent herewith, to set out the provisions of bonds of a series other than Series A, to subject other property to the lien hereof, including without limitation any Property Additions covered by a certificate pursuant to Section 12.05(l) or 12.05(m) hereof, to add further covenants and conditions to be observed by the Company for the further security of the bondholders, to limit the amount of any bond or all bonds of any series that may be issued hereunder, to conform to the requirements of the Trust Indenture Act of 1939 and regulations thereunder as the same may from time to time be amended, or to cure any ambiguity or to correct any defective or inconsistent provisions herein or in any supplemental indenture contained; and

                 (b) upon receipt of the written consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of bonds then outstanding and, if any coupon bonds not registered as to principal are then outstanding, upon publication by the Company as fully as in case of redemption pursuant to Article 4 hereof, of a summary statement of the amendments to be effected, to make any other changes in the provisions of this indenture, but no such supplemental indenture shall be effective against any bondholder without his consent, except as provided in Section 1.17 hereof, to change the obligation of the Company in respect of the amount or time of payment of the principal, interest, or premium on any bond then outstanding as set forth therein, or to reduce the percentage in principal amount of the bonds required to approve any such supplemental indenture, or to subordinate the bonds or the lien hereof in favor of other creditors of the Company, and no such supplemental indenture shall be effective against the Trustees without their consent to modify their rights and duties hereunder; provided, however, that the holders of not less than 66 2/3% in principal amount of the bonds of any particular series shall have the power to waive any right specifically provided in respect of that series only and to assent to any modification of such right which shall be proposed by the Company and consented to by the Trustees, subject, however, to the limitations hereinabove set forth which shall not be effective against any bondholder without his consent.

         IN WITNESS WHEREOF said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary and the said City National Bank and Trust Company of Chicago, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Trust Officers, and said R. Emmett Hanley, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.


                                            UNITED CITIES GAS COMPANY


                                            By      /s/  L. H. ALLEN
                                               --------------------------------
                                                 Notary Public in and for the
                                                  County and State aforesaid

ATTEST:


    /s/  GORDON B. WHEELER
- ------------------------------------
            Secretary
                                                              [CORPORATE SEAL]

Witness as to United Cities Gas Company:

   /s/  DAROLD DUSENBERY
- ------------------------------------


   /s/  CATHERINE NUGENT
- ------------------------------------

                                            CITY NATIONAL BANK AND TRUST COMPANY
                                              OF CHICAGO, AS TRUSTEE

                                              By   /s/ WM. W. HINSHAW, JR.
                                                 ------------------------------
                                                      Vice President
ATTEST:

/s/  J. S. CROSSLEY
- --------------------------------
     Trust Officer

                                                              [CORPORATE SEAL]

Witnesses as to City National Bank and
     Trust Company of Chicago and
     R. Emmett Hanley:

        /s/  R. H. FLODIN
- ---------------------------------

        /s/  R. A. MAGUIRE
- ---------------------------------

                                              /s/  R. EMMETT HANLEY     (SEAL)
                                          -----------------------------
                                                  R. Emmett Hanley

    (U.S. Documentary Tax Stamps in the amount required by law are affixed to counterpart No. 1 hereof delivered to the Trustee, and cancelled.)

STATE OF ILLINOIS   )
                    )  SS.
COUNTY OF COOK      )

         I, AMELIA LANG, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 16th day of November, 1959, personally appeared before me L. H. ALLEN and GORDON B. WHEELER, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Vice President and Secretary, respectively, of the United Cities Gas Company, an Illinois corporation, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said L.
H. ALLEN and GORDON B. WHEELER, acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 16th day of November, 1959.


                                             /s/ AMELIA LANG
                                   -------------------------------------
                                        Notary Public in and for the
                                        County and State aforesaid

My commission expires October 2, 1962.
                                                                          [SEAL]

STATE OF ILLINOIS   )
                    ) SS.
COUNTY OF COOK      )

         I, M. B. HAGEL, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 16th day of November, 1959, personally appeared before me WM. HINSHAW, JR., and J. S. CROSSLEY, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Vice President and Trust Officer, respectively, of City National Bank and Trust Company of Chicago, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said WM. W. HINSHAW, JR., and J. S. CROSSLEY, acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 16th day of November, 1959.



                                                         /s/  M. B. HAGEL
                                                 -------------------------------
                                                   Notary Public in and for the
                                                    County and State aforesaid
[SEAL]

My commission expires December 15, 1962.

STATE OF ILLINOIS   )
                    ) SS.
COUNTY OF COOK      )

         I, M. B. HAGEL, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 16th day of November, 1959, personally appeared before me R. EMMETT HANLEY, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 16th day of November, 1959.


                                            /s/  M. B. HAGEL
                                   ---------------------------------
                                      Notary Public in and for the
                                      County and State aforesaid

[SEAL]

My commission expires December 15, 1962.

STATE OF ILLINOIS  )
                   )  SS.
COUNTY OF COOK     )

         Personally appeared before me DAROLD DUSENBERY, who, being duly sworn, says that he saw the corporate seal of the UNITED CITIES GAS COMPANY affixed to the forgoing instrument and that he also saw L. H. ALLEN, VICE PRESIDENT, and GORDON B. WHEELER, Secretary of said United Cities Gas Company, sign and attest the same, and that he, with CATHERINE NUGENT, witnessed the execution and delivery thereof as the act and deed of the said United Cities Gas Company.


                                        /s/  DAROLD DUSENBERY
                                  --------------------------------
                                               Witness


Sworn to before me this 16th day
of November, 1959.

                                                                          [SEAL]

        /s/  AMELIA LANG
- -----------------------------------
    Notary Public in and for the
     County and State aforesaid

My commission expires October 2, 1962.

STATE OF ILLINOIS    )
                     )  SS.
COUNTY OF COOK       )

         Personally appeared before me R. H. FLODIN, who, being duly sworn, says that he saw the corporate seal of the CITY NATIONAL BANK and TRUST COMPANY OF CHICAGO affixed to the forgoing instrument and that he also saw WM. W. HINSHAW, JR., Vice President, and J. S. CROSSLEY, Trust Officer of said City National Bank and Trust Company of Chicago, sign and attest the same, and that he, with R. A. MAGUIRE, witnessed the execution and delivery thereof as the act and deed of the said City National Bank and Trust Company of Chicago.


                                                /s/  R. H. FLODIN
                                      --------------------------------------
                                                      Witness

Sworn to before me this 16th day
of November, 1959.

                                                                          [SEAL]

        /s/  M. B. HAGEL
- -----------------------------------
   Notary Public in and for the
   County and State aforesaid

My commission expires October 2, 1962.

STATE OF ILLINOIS   )
                    )  SS.
COUNTY OF COOK      )

         Personally appeared before me R. H. FLODIN, who, being duly sworn, says that he saw the within named R. EMMETT HANLEY, sign, seal, and as his act and deed, deliver the foregoing instrument and that he, with R. A. MAGUIRE, witnessed the execution thereof.


                                                   /s/  R. H. FLODIN
                                               -------------------------
                                                         Witness

Sworn to before me this 16th day
of November, 1959.

                                                                          [SEAL]

         /s/  M. B. HAGEL
- ------------------------------------
    Notary Public in and for the
     County and State aforesaid

My commission expires October 2, 1962.

                                   SCHEDULE A

             FORM OF FULLY REGISTERED SERIES A BOND WITHOUT COUPONS
                           AND TRUSTEE'S CERTIFICATE


                           UNITED CITIES GAS COMPANY


No. RA                                                          $__________


            FIRST MORTGAGE BOND, SERIES A, 53/8%, DUE JULY 15, 1984

         For value received, UNITED CITIES GAS COMPANY, an Illinois corporation (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to ________________________ or registered assigns, on July 15, 1984, or earlier as hereinafter referred to, the sum of ________________________________ Dollars ($____________), at the principal office in Chicago, Illinois, of CITY NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the Trustee), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon, from the date hereof, at the rate of five and three-eighths per cent (5 3/8%) per annum, at said office, semi-annually on January 15 and July 15 in each year until the principal sum hereof shall have become due and payable, and to pay interest on any overdue principal and on any overdue installment of interest at the rate of six percent (6%) per annum, so far as the same may be legally enforceable, from the due date thereof until fully paid.

         This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, the initial series thereof (of which is bond is one) being designated First Mortgage Bonds, Series A, 5 3/8%, due July 15, 1984, all such bonds of all series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "indenture"), by and between the Company and City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, to which indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the indenture may be made, the terms and conditions upon which bonds of all series are or are to be issued and secured, the rights and remedies under the indenture of the holders of said bonds, the terms and conditions upon which the indenture may be modified or amended, and the rights and obligations under the indenture of the Company and of said Trustees; but neither the foregoing reference to the indenture, nor any provision of this bond or of the indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

         The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consents and agrees to the foregoing provisions and each invites the others, and all persons, to rely thereon.

         In certain events, on the conditions, in the manner, at the time, to the extent and with the effect set forth in the indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, and (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and
(3) this bond, either singly or together with all or less than all other bonds, or, if the principal amount of this bond is a multiple of one thousand dollars ($1,000), any part of the principal amount hereof constituting said sum or any multiple thereof, may be called for redemption and payment at any time prior to maturity, on notice given or waived as provided in the indenture, at the applicable redemption price specified in the indenture.

         This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond and registered bonds of this series and coupon bonds of this series are interchangeable, all in the manner and upon the conditions prescribed in the indenture.

         Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the indenture.

         This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the indenture, until the certificate hereon shall have been signed by the Trustee.

         IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, all as of the ___ day of ____________, 19___.


                                                   UNITED CITIES GAS COMPANY


                                                   By
                                                     -----------------------
                                                     President
Attest:

- --------------------------
         Secretary


                        (FORM OF TRUSTEE'S CERTIFICATE)

         This is one of the Bonds, of the series designated therein, referred to in the within-mentioned indenture.

                                      CITY NATIONAL BANK AND TRUST COMPANY
                                        OF CHICAGO, as Trustee

                                      By
                                        ----------------------------------
                                        Authorized Officer

                                   SCHEDULE B

         The properties referred to in the granting clauses of this indenture include parcels of real estate and other property hereinafter more specifically described; such descriptions are not intended, however, to limit or impair the scope or intent of the general descriptions contained in the granting clauses of this indenture.

                   PART I--REAL ESTATE AND INTERESTS THEREIN

         Those certain tracts, pieces or parcels of land and interests in real estate situate, lying and being in the respective counties and states set forth below and described as follows:

                               STATE OF ILLINOIS

         In Fayette County, Illinois:

                 (1) Beginning at the Northeast corner of Outlot Number 50 of the Six-Acre Outlots of the Town (now City) of Vandalia, running thence West a distance of 85 feet, thence South to the right of way of the Illinois Central Railroad Company switch, thence in a Northeasterly direction along the right of way of said Illinois Central Railroad Company right of way switch to the East line of said Outlot Number 50, thence North along the East line of said Outlot Number 50 to the Northeast corner thereof, to the place of beginning.

         In Saline County, Illinois:


                 (2) Lots One (1) and Two (2) in Block Four (4) in Gohen's addition to the City of Eldorado.

                 (3) Blocks Forty-four (44) and Forty-five (45) of Sloan's First Enlargement to the City of Harrisburg excepting and reserving the coal, salt, gas, oil and other minerals under the surface of said premises, together with the right to mine and remove the same situated in the County of Saline, in the State of Illinois, together with a strip of land beginning at the Southwest (SW) Corner of Block Forty-four (44) in Sloan's First Enlargement to the City of Harrisburg and running thence East to the West line of the right of way of the C.C.C & St. L. Railway; thence Southwesterly along said right of way line to the North line of Block Forty-five (45) in said Sloan's First Enlargement; thence West to the Northwest (NW) corner of said Block Forty-five (45); thence North fourteen (14) feet to the place of beginning.

                 Said strip of land was formerly an alley lying between Block Forty-four (44) and Block Forty-five (45) in said Enlargement or Addition, which alley was vacated by the City Council of the City of Harrisburg by an ordinance, No. 431, on the seventh day of January, 1930.

         In Massac County, Illinois:

                 (4) All of Block One Hundred Twelve (112) which lies West of the right of way of the Illinois Central Railroad as now located through said block, as per recorded plat thereof, except One Hundred
         (100) feet off the West side thereof, of the City of Metropolis.

                               STATE OF TENNESSEE

         In Obion County, Tennessee:

                 (5) The following described real estate, situated in the 13th Civil District of Obion County, Tennessee, and located in the Town of Union City, Tennessee, described as follows, to-wit:

                 Beginning at a stake, or Rock Fence of Turner Field, the northeast corner of the lot conveyed to the Board of Commissioners of Union City, in the case of the Board of Commissioners of Union City vs. Tennessee Gas Company, September Term 1937 of the Circuit Court of Obion County, Tennessee, Decree appearing in Minute Book 2-x, pages 46-8 of said Court, said stake also being in the south line of E. A. Craddock, runs thence South with the Rock Fence, 180 feet to a stake
         70.5 feet east of center of an alley; thence South 31 1/2 deg. West 40 feet, to State Armory line; thence South 57.25 feet with east line of a lot heretofore conveyed by Tennessee Gas Co., to the State of Tennessee, to a stake, the southeast corner of the State Armory lot, and in M. R. Powell's north line; thence East 114 feet to a stake the southeast corner of the original lot conveyed to Tennessee Gas Company by C. W. Miles, Jr.; thence North 275 feet to the northeast corner of the original lot of which this is a part and at Craddock's southeast corner; thence West 81 feet 4 inches more or less with Craddock's south line to the beginning.

                 SAVING AND EXCEPTING from the foregoing described property that portion thereof conveyed to the State of Tennessee and described as follows:

                 BEGINNING at a stake, the southwest corner of that certain lot or parcel of land belonging to the Tennessee Gas Company as a location for its meter shop, said point of beginning also being the original southeast corner of triangular lot sold by the Tennessee Gas Company to the State of Tennessee on September 23, 1940, as shown of record in Deed Book W-10, page 286, records of the Register's Office of Obion County, Tennessee, to which particular reference is here made; runs thence east a distance of 14 feet to a stake, the northwest corner of a lot belonging to Sam Davis; runs thence north a distance of 80 feet to a stake or a point in a stone fence now surrounding Turner Memorial Field; runs thence in a southwesterly direction, with said stone fence, a distance of 25 feet to a stake in the east margin of a tract of land belonging to the State of Tennessee and used by it as the location for the Union City building; runs thence south, with the east margin of said property belonging to the State of Tennessee, a distance of 59 feet to the point or place of beginning, and being a portion of the property acquired by the Tennessee Gas Company by deed of C. W. Miles, Jr., et ux., shown of record in Deed Book I-10, page 480, records of said Register's Office.

         In Maury County, Tennessee:

                 (6) The following described real estate, situated in the 9th Civil District of Maury County, Tennessee, in the Fourth Ward of the City of Columbia, Tennessee, described as follows, to-wit:

                 Beginning at the northeast corner of Columbia Canning Company's lot, thence east one hundred and fifty (150) feet to a stake; thence south two hundred and forty-six (246) feet, more or less, to a fence (11th Street if extended); thence west one hundred and fifty (150) feet to the Columbia Canning Company's lot; thence north two hundred forty-six (246) feet, more or less, to the beginning, and being a lot of off the northern edge of the Smith tract of the property of Horace Rainey.

                 This is the same realty conveyed to Tennessee Gas Company by Horace Rainey, et ux., by deed dated February 6, 1930, and recorded in Deed Book 179, Page 209, Register's Office of Maury County, Tennessee.

         In Bedford County, Tennessee:

                 (7) The following described real estate, situated in the 7th Civil District of Bedford County, Tennessee, within the corporate limits of Shelbyville, Tennessee, described as follows, to-wit:

                 Beginning at the Southwest corner of the original tract purchased by Tennessee Gas Company form Hubert Lawwell and Nell Lawwell, his wife, by deed recorded June 27, 1949 in Deed Book 60, page 546, Register's Office of the aforesaid County, the same being the Southwest corner of the tract herein described; thence in a Northwesterly direction with the East margin of Jefferson Street Extension 23 feet to a point, being the Southwest corner of the original tract purchased by Tennessee Gas Company from Prentice Cooper; thence continuing in a Northwesterly direction with the East margin of Jefferson Street Extension 43.05 feet to a point in line with the North wall of a one-story brick building owned by Tennessee Gas Company and 42.35 feet West form the Northwest corner of said building; thence in a Northeasterly direction 42.35 feet to the Northwest corner of said building, and continuing with its North wall 25 feet to the Northeast corner of said building; thence leaving the Northeast corner of said building and running in a straight line 105 feet to a point 33 feet West of the center of N. C. & St. L. R. R. industrial track and 64.5 feet south of an unended railroad rail, marking the Northeast corner of the original tract of land purchased by Tennessee Gas Company from Prentice Cooper; thence in a Southerly direction with the West right-of-way line of the N. C. & St. L. R. R. and at all points 33 feet from the center of said industrial track a distance of 62.5 feet to a point, being the Northeast corner of the tract conveyed by Tennessee Gas Company to Hubert

         Lawwell and Nell Lawwell, his wife, by deed recorded June 27, 1949 in Deed Book 60, page 546 in the Register's Office of the aforesaid County and 23 feet North of the Southeast corner of the original tract purchased by Tennessee Gas Company from Prentice Cooper; thence Westerly 168.2 feet, more or less, to the place of beginning.

                 This is a portion of the realty conveyed to Tennessee Gas Company by Prentice Cooper by deed dated July 21, 1930, and recorded in Deed Book 35, page 85, Register's Office of the aforesaid County, and all of the property conveyed to said Company by Hubert Lawwell and Nell Lawwell, his wife, by the aforementioned deed recorded in Deed Book 60, page 546.

                 (8) The following described real estate situated in the 7th Civil District of Bedford County, Tennessee, described as follows, to-wit:

                 Beginning on a stake in the wire fence at the northwest corner of this tract and the northwest corner of a station site located for the East Tennessee Natural Gas Company. Said point is North 86 deg. 45 min. West 754.0 feet from the center line of Highway No. 241 and runs South 3 deg. 15 min. W. 100.0 feet to a stake; thence North 86 deg. 45 min. W. 50.0 feet to a stake; thence North 3 deg. 15 min. East
         100.0 feet to a stake in the wire fence; thence South 86 deg. 45 min. East 50.0 feet with the wire fence to the beginning, containing 0.115 acres.

                 This is the same realty conveyed to Tennessee Gas Company by Stanley Henley and wife, I. C. Henley, by deed dated September 13, 1950 of record in Deed Book 77, Page 465, Register's Office of Bedford County, Tennessee.

                 (9) The following described real estate situated in the 7th Civil District of Bedford County, Tennessee, within the corporate limits of Shelbyville, Tennessee, described as follows, to-wit:

                 Land lying and being in the 7th Civil District of Bedford County, Tennessee, described according to survey and plat of the property of Shelbyville Pure Mile Co. Inc., made by V. A. Cline, Eng'r., dated May 30, 1953, filed August 10, 1953, and recorded in Deed Book 67, page 355, Register's Office for said County, as follows:

                 Beginning at a point 17 feet 3 inches west of the westerly margin of North Main Street, being Roy Cooper's southeast corner; thence with Cooper's southerly line north 87 deg. 11 min. west 295 feet 2 inches to an iron pipe in the easterly margin of North Spring Street; thence, with the easterly margin of North Spring Street south 1 deg. 49 min. west 130 feet to an iron pin, being the northwest corner of property of Mrs. Sam Cannon, Sr.; thence with her northerly line south 86 deg. 00 min. east 142 feet, thence south 82 deg. 35 min. east 33 feet 6 inches to a point in branch; thence with branch south 2 deg. 10 min. west 4 feet to a point in branch, being C. L. Gibson's northwest corner; thence with Gibson's north line south 85 deg. 50 min. east 119 feet 3 inches to a point and continuing in same direction 17 feet 3 inches, in all 136 feet 6 inches to the westerly margin of North Main Street;

         thence with said Street north 2 deg. 10 min. east 142 feet; thence north 87 deg. 11 min. west 17 feet 3 inches to the beginning.

                 Being the same property conveyed to United Cities Gas Company by National Dairy Products Corporation by deed dated August 12, 1958 of record in Deed Book 75 page 266, Register's Office of Bedford County, Tennessee.

         In Rutherford County, Tennessee:

                 (10) The following described real estate, situated in the 5th Ward of Murfreesboro, Tennessee, within the 13th Civil District of Rutherford County, Tennessee, described as follows, to-wit:

                 Beginning at the northeast corner of the Gulf Refining property, running thence in a northwesterly direction parallel with the main line of the Nashville, Chattanooga and St. Louis Railway track, ninety (90) feet, more or less, to the Stone's River Woolen Mills property (formerly the Planter's Warehouse property) thence in a southwesterly direction parallel with the southeast line of the said Stone's River Woolen Mills property, a straight line one hundred eighty-seven (187) feet, more or less, to Cannon Avenue; thence southeasterly with said Cannon Avenue ninety (90) feet, more or less, to the northwest corner of the said Gulf Refining property; thence in a northeasterly direction, parallel with the northwestern line of the said Gulf Refining property, one hundred and eighty-eight (188) feet, more or less, to the beginning.

                 This is the same realty conveyed to the Tennessee Gas Company by the Planter's Warehouse Company, by deed dated April 14, 1930, and recorded in Deed Book 76, Page 299-300, Register's Office of Rutherford County, Tennessee.

         In Hamblen County, Tennessee:

                 (11) The following described real estate, situated in the First Civil District of Hamblen County, Tennessee, and located in the Town of Morristown, Tennessee, described as follows, to-wit:

                 Beginning at an iron pin on the east side of the East Avenue Corner to Lots No. 2 and 3 in Block No. 34 of T. C. Cain addition; thence N. 52 deg. 30 min. E--141.16 feet to an iron pin; thence N. 30 deg. 00 min. W--98.14 feet to an iron pin 25 feet west of the middle line of the Southern Railway Company's tract (formerly M. and C. G. Railroad) and on the north side of Lot No. 1 in Block No. 34 of said addition; thence with the line of Lot No. 1 N. 53 deg. 00 min. E--8.5 feet to an iron pin on the west side of the right-of-way of said railway company; thence with said right-of-way S. 45 deg. 45 min. E--16.5 feet; thence S. 47 deg. 50 min. E--144.52 feet to a stake in said railway right-of-way corner to property of Metrogas Company of Tennessee; thence with the lines of Metrogas Company (crossing Turkey Creek) S. 55 deg. 35 min. W--139.0 feet to a stake; thence S. 34 deg. 50 min. W--104.4 feet to a stake in the line Morristown Knitting Mill

         Property; thence with the line of same S. 61 deg. 10 min. W--56.7 feet to an iron pin on the east side of said East Avenue; thence with the east side of said Avenue N. 34 deg. 20 min. W--150.0 feet to the point of beginning.

                 (12) The following described property, all situated in the Fifth Civil District of Hamblen County, Tennessee:

                 Beginning at a point in the western margin of U.S. Highway 25-E, corner to Stroud; thence in a northwestwardly direction approximately 100 feet to a point in the eastern margin of the right of way of the Southern Railway Company; thence North with the right of way of the Southern Railway Company, 100 feet to a point, corner to Bewley; thence in a southeasterly direction with the lands of Bewley, about 100 feet to a point in the western margin of said U.S. Highway 25-E; thence with the western margin of said Highway South 100 feet to the beginning, and being the same premises conveyed to the Tennessee Gas Company by deed of record in Deed Book 92, at pages 546, in the Register's Office of Hamblen County, Tennessee.

                 SAVINGS AND EXCEPTING from the above described premises, that portion thereof which has been conveyed to R. A. Yoakum and wife, Mary Yoakum, described as follows:

                 Beginning at a point in the western edge of U.S. Highway 25-E, the northeast corner of the Tennessee Gas Company gas metering station property; thence North 30 deg. 0 min. West 100 feet to the Southern Railway Property; thence with the said railway property, South 33 deg. 35 min. East 40 feet to a point; thence South 53 deg. 20 min. East 100 feet more or less to the point of beginning on U. S. Highway 25-E.

                 This is the same property conveyed to R. A. Yoakum and wife, Mary Yoakum, by Tennessee Gas Company by deed dated September 8, 1955 of record in Deed Book 98 page 397, Register's office of Hamblen County, Tennessee.

                 (13) And the following adjacent tract which was conveyed to the Tennessee Gas Company by R. A. Yoakum and wife, Mary Yoakum, described as follows:

                 Beginning at a point in the western edge of U.S. Highway 25-E, the southeast corner of the Tennessee Gas Company gas metering station property and the northeast corner of R. A. Yoakum property; thence with the present south line of the gas metering station property, North 30 deg. 0 min. West 100 feet to the Southern Railway property; thence with said railway property, South 33 deg. 35 min. West 40 feet to line of R. A. Yoakum; thence South 53 deg. 20 min. East 100 feet more or less to the beginning point on U.S. Highway 25-E.

                 This is the same property conveyed to Tennessee Gas Company by
         R. A. Yoakum and wife, Mary Yoakum, by deed dated September 8, 1955, Deed Book 98 page 397, Register's office of Hamblem County, Tennessee.

                            STATE OF NORTH CAROLINA

         In Henderson County, North Carolina:

                 (14) The following described real property lying and being in Hendersonville:

                 BEGINNING at a nail in a cross tie, the Northwest corner of that tract of land conveyed by C. E. Brooks, Trustee, to Wing Paper Box Company, and running thence with the line of said lot the following courses and distances: South 24 deg. 57 min. West 21 feet to an iron pipe; thence South 60 deg. 57 min. West 15.5 feet to an iron pipe; thence South 23 deg. 57 min. West 158.2 feet to a stake in the center of a ditch or branch; thence leaving the line of the Wing Paper Box Company lot and running up the branch or ditch North 79 deg. 56 min. West 82.3 feet to a stake in the branch; thence North 23 deg. 57 min. East 218.7 feet to an iron pin in the right of way of the Brevard Railroad; thence with said right of way of said Railroad South 61 deg. 21 min. East 90.1 feet to the beginning.

                 (15) The following described real property lying and being in Balfour:

                 Being part of the property formerly owned by Berkeley Mills located at Balfour, North Carolina and adjoining the right of way of the Southern Railroad, and BEGINNING at a point in said right of way located where a line running North 59 deg. 40 min. West from the center of the tank of the Berkeley Mills intersects said right of way line of Southern Railroad, said point being also located as the point where a line running North 39 deg. 20 min. West from the center of the stack of said Berkeley Mills intersects the line of said right-of-way, and running thence from said beginning point with the line of the right of way of the Southern Railroad North 11 deg. 30 min. West 50 feet to a stake in said line; thence North 78 deg. 30 min. East 50 feet to a stake; thence parallel with the second line above set out, South 78 deg. 30 min. West 50 feet to the place of beginning.

                            STATE OF SOUTH CAROLINA

         In Cherokee County, South Carolina:

                 (16) All that certain lot or parcel of land, lying being and situated in Limestone Township, Cherokee County, State of South Carolina, and having the following courses and distances:

                 Beginning on stake on line of Limestone Mills property, on a fifty foot street, unnamed, and running thence N 85 40' E. 80 feet to a stake on Limestone Mills property, thence S. 4 20' E. 60 feet to a stake on line of Limestone Mills property; thence S. 85 40' W. 80 feet to a stake on line of fifty foot unnamed street, at a point one hundred and sixty-two feet from the corner of the Limestone Mills property, which is located fifteen feet from the center of the track of the South Carolina and Georgia Extension Railway Company; thence N. 4 20' W. sixty feet along the line of the fifty foot unnamed street, to the beginning corner, containing 4,800 square feet, more or less as shown by plat made by J. Vernon Phillips, Surveyor, September 26, 1930 and attached to deed recorded December 23, 1930 in Book "2-K" page 125, in the office of the Clerk of Court of Cherokee County, and also as shown on the additional plat which locates the lot in question, as it appears on a plat of the land purchased by Limestone Mills from Lula Turner, on May 24, 1900, which deed is recorded in the office of the Clerk of Court of Cherokee County, March 12, 1902, in Vol. "E", at page 435, the said lot being shaded and designated by the letters "A", "B", "C", and "D", and also as shown by deed from Susan Turner, et al., to Limestone Mills, dated April 28, 1900, and recorded in Book "F", page 7, in the office of the Clerk of Court of Cherokee County, South Carolina, and also as shown by deed from J. Eb Jefferies, as Clerk of Court, to Limestone Mills, dated June 22, 1900, recorded in Book "D" at page 141, office of Clerk of Court of Cherokee County, South Carolina; being a portion of a certain tract or parcel of land originally owned by Michael Gaffney, and by him conveyed to Thos. W. Gaffney, by deed dated September 2nd, 1854, recorded in office of R. M. C., Spartanburg County, in Book "DD", page 386; and by Thos. W. Gaffney to Andrew J. Perry, by deed dated April 7, 1860, recorded in office of R. M. C., Spartanburg County, South Carolina, in Book "GG", page 124; and by deed of Wm. H. Perry, Andrew J. Perry, and Jane E. Perry, to C. P. Turner, dated January 13, 1866, recorded in office of R. M. C., Spartanburg County, South Carolina, in Book "HH", page 291; and subsequently conveyed by the heirs at law of C. P. Turner to Limestone Mills, as shown by deed of Lula Turner, to Limestone Mills, dated May 24, 1900, recorded in office of Clerk of Court of Cherokee County, South Carolina, in Book "E", page 435; also deed of Susan Turner, J. H. Turner, Fannie H. Kilgo, N. S. Turner, E. S. Turner, F. V. Turner, and W. A. Turner, to Limestone Mills, dated April 28, 1900, recorded in office of Clerk of Court of Cherokee County, South Carolina, in Book "F", page 7; also by deed of J. Eb Jefferies, as Clerk of Court of Cherokee County, South Carolina, to Limestone Mills, dated June 22, 1900, recorded in the office of Clerk of Court of Cherokee County, South Carolina, in Book "D", page 141.

                 (17) All that certain lot or parcel of land, lying, being situated in Limestone Township, Cherokee County, State of South Carolina, and having the following courses and distances:

                 Beginning at iron pin, corner of Church lot and South Carolina Gas Company property, and running N. 85-54 E. 20 feet to iron pin; thence S. 2-30 E. 117 feet to iron pin; thence in a due West direction 100 feet to iron pin on Pecan Street; thence along with Pecan Street N. 3-15 W. 50 feet to iron pin, corner of South Carolina Gas Company property; thence along the line of the South Carolina Gas Company property N. 85-54 E. 80 feet to iron pin; thence along the line of the South Carolina Gas Company property N. 315 W. 60 feet to the beginning corner, and containing 6,545 square feet, more or less, as shown on plat made by John M. Jenkins, Surveyor, dated August 10, 1949, and recorded in the Office of the Clerk of Court for Cherokee County, South Carolina, in Vol. "3-S" at Page 31, and designated as vacant lot No. 109 on plat of Limestone Manufacturing Company, Mill No. 1, made by Pickell &

         Pickell, Engineers, dated July, 149, and recorded in the said Clerk's office for Cherokee County, South Carolina in Vol. "3.5", pages 4 and 5; being property conveyed by deed of Limestone Manufacturing Company to South Carolina Gas Company by deed recorded in said Clerk's office for Cherokee County, South Carolina, in Deed Book 3-U, page 151.


                                STATE OF GEORGIA

         In Hall County, City of Gainesville, Georgia:

                 (18) Beginning at a stake at the intersection of Gordon Avenue and Banks Street, said point being the southeast corner of said lot; thence a northerly direction with Gordon Avenue 100 feet to a stake; thence an easterly direction 219.5 feet to a stake on the Gainesville Midland Railway Company right of way; thence a southerly direction with said right of way to a stake on Banks Street, a distance of 104.2 feet; thence a westerly direction with Banks Street 190 feet to beginning corner. Containing 48/100 acres, more or less and being part of the lands described in the certificate of title No. 1 of Registered Title No. 5 in the office of the Clerk of the Superior Court of Hall County, Georgia.

                 (19) Beginning at a point on the line between the property of Gainesville Mill, Inc., and the right of way of the Gainesville Midland Railroad, said point being 76 ft. South of the center of Clay Road leading to mill dump; and running thence in a Westerly direction from said point 100 ft. to a stake on the South side of Clay Road; running thence in Southerly direction 100 ft. to a stake; then running thence in an Easterly direction 100 ft. to a stake on the Western line of the Gainesville Midland Railroad right of way; then running thence North 19 degrees 30 minutes West 100 ft. to the beginning point, said property being more fully described in a plat thereof recorded in plat book 11 page 31 of the deed records of Hall County, Georgia.

         In Jackson County, Georgia:

                 (20) The following described real estate situated in the 248th District, G.M., in Jackson County, Georgia:

                 All that tract or parcel of land lying and being in the 248th District, G.M., Jackson County, Georgia, and containing 0.68 acres, more or less, according to plat and survey of same of Nat Hancock, Surveyor, dated February 1957 (as said tract is described by plat of same recorded in Plat Book 3, Page 120, Clerk's office, Superior Court, Jackson County, Georgia) and being more particularly described according to said plat as follows: Beginning at iron pin in southwest corner, said iron pin being 50 feet north of the center line of the Jefferson-Braselton Highway and where said land joins other lands of DeLaPerriere and running thence North 6 degrees 30 minutes East 150 feet to an iron pin, thence South 83 degrees 30 minutes East 200 feet to an iron pin, thence South 6 degrees 30 minutes West 150 feet to an iron pin, said iron pin being 50 feet north of center line of Jefferson-Braselton Highway, thence North 83 degrees 30 minutes West 200 feet to the beginning iron pin corner. Said land bounded according to said plat as follows: On the North, East and West by other lands of DeLaPerriere and on the South by the Jefferson-Braselton Paved Highway (Georgia Highway No. 124).

                 This is the same property conveyed to Georgia Gas Company by Reba P. DeLaPerriere and Herman P. DeLaPerriere, Jr., as co-executors of the estate of H. P. DeLaPerriere, Sr., by Deed recorded in Book 3-Z, page 290, of the Deed Records of Jackson County, Georgia.

                 (21) The following described real estate situated in the 248th District, G.M., Jackson County Georgia:

                 BEGINNING at an iron pin on the northwest corner of the present property of grantee being a common corner between grantee and grantors and being the northwest corner of the tract conveyed by earlier deed referred to above, thence fifty (50) feet in a northerly direction as an extension of the present western boundary of grantee's tract, thence at right angles two hundred (200) feet, thence at right angles fifty (50) feet to an iron pin which is the present northeast corner of the tract heretofore conveyed by grantors to grantee, thence at right angles two hundred (200) feet along the present common boundary between grantors and grantee back to the point of beginning. The tract herein conveyed is immediately north of and adjacent to the tract referred to above which was conveyed earlier by grantors to grantee; and the earlier tract and the tract herein conveyed together form a tract of total dimensions of two hundred (200) feet by two hundred (200) feet by two hundred (200) feet by two hundred (200) feet fronting on the right of way of Georgia Highway No. 124 between Jefferson and Braselton, Georgia. The first tract heretofore conveyed by grantors to grantee is fully described by plat recorded in Plat Book 3, page 120, of the Clerk's office, Superior Court, Jackson County, Georgia, said plat and the earlier deed referred to above are incorporated herein by reference thereto.

                 This is the same property conveyed to Georgia Gas Company by Reba P. DeLaPerriere and Herman P. DeLaPerriere, Jr., as co-executors of the estate of H. P. DeLaPerriere, Sr., by Deed recorded in Book 3-X, page 321, of the Deed Records of Jackson County, Georgia.

                  PART II--DISTRIBUTION SYSTEMS AND PIPELINES
                              DISTRIBUTION SYSTEMS

         All gas distribution systems of the Company, together with all pipelines, mains, connections, service pipes, fittings, meters, regulators, regulator stations and buildings, tools, instruments, appliances, apparatus, facilities, machinery and other property used or provided for use in the construction, maintenance, repair or operation thereof and together also with all of the rights, privileges, rights-of-way, franchises, licenses, easements, grants and permits with respect to the construction, maintenance, repair and operation of such gas distribution systems, including, but not limited to, the plants and systems owned and operated by the Company for the distribution and sale of gas located in the following named cities, town, or villages and environs thereof in the States of Illinois, Tennessee, Georgia, South Carolina and North
         Carolina:

                           IN THE STATE OF ILLINOIS

 CITY                                                                        COUNTY
 Vandalia  . . . . . . . . . . . . . . . . . . . . . . . . . . . .               Fayette
 Metropolis  . . . . . . . . . . . . . . . . . . . . . . . . . . .                Massac
 Eldorado  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                Saline
 Harrisburg  . . . . . . . . . . . . . . . . . . . . . . . . . . .                Saline

                           IN THE STATE OF TENNESSEE

 Shelbyville . . . . . . . . . . . . . . . . . . . . . . . . . . .               Bedford
 Murfreesboro  . . . . . . . . . . . . . . . . . . . . . . . . . .            Rutherford
 Morristown  . . . . . . . . . . . . . . . . . . . . . . . . . . .               Hamblen
 Maryville . . . . . . . . . . . . . . . . . . . . . . . . . . . .                Blount
 Alcoa . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                Blount
 Columbia  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 Maury
 Union City  . . . . . . . . . . . . . . . . . . . . . . . . . . .                 Obion
 Lynchburg . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 Moore
 (unincorporated area) . . . . . . . . . . . . . . . . . . . . . .               Weakley

                            IN THE STATE OF GEORGIA

 Gainesville . . . . . . . . . . . . . . . . . . . . . . . . . . .                  Hall

                        IN THE STATE OF SOUTH CAROLINA

 Gaffney . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              Cherokee

                        IN THE STATE OF NORTH CAROLINA

 Hendersonville  . . . . . . . . . . . . . . . . . . . . . . . . .             Henderson

                                  PIPE LINES

1.    North Carolina:

      A natural gas transmission line situated in Henderson County, North Carolina, constructed of four and one half inch outside diameter (41/2" O.D.) coated and wrapped steel pipe, commencing at the natural gas delivery station of Public Service Company of North Carolina, Inc., which station is located in Henderson County,

North Carolina on a road known as Howard Gap Road and immediately adjacent to the property of Nicholas Semaschko, Jr. and Ruth T. Semaschko, said property also being along said road; and running in a south, southwesterly direction (S23 deg. -- 0" W) for a distance of 1.53 miles to a terminus at a pressure regulator and odorizer station located at Balfour, Henderson, County, North Carolina, which station site is described as Parcel 5 under Part I of this Schedule B.

2.    Georgia:

      A natural gas pipeline system of the Company constructed of 41/2" O.D. coated and wrapped steel pipe designated for a working pressure of six hundred pounds per square inch (600 PSI), commencing at the delivery station of the Transcontinental Gas Pipeline Corporation located at a point on the main pipeline of said corporation approximately two (2) miles South of the town of Bogart, all in Oconee County, Georgia, running in a northwesterly direction for a distance of approximately thirty-one (31) miles through Barrow, Jackson and Hall Counties, Georgia, to a terminus at the Gainesville Town Border Station located adjacent to the junction of the main line of the Gainesville Midland Railroad with the Corporate Limits of the City of Gainesville, in Hall County, Georgia, and connecting to the inlet valve provided at the Gainesville Town Border Station.

                             PART III--CONTRACTS

                           A.  GAS SUPPLY CONTRACTS

The following described contracts, and all renewals, extensions, supplements or amendments thereof, between the Company (or a predecessor corporation) and the respective suppliers named below providing for the supply of natural gas to the Company for distribution and resale in the respective cities and towns and areas adjacent thereto set forth under the caption "Service Area."

 SERVICE                                                                CONTRACT                       TERM OR
  AREA                           SUPPLIER                                 DATE                      EXPIRATION DATE
 Vandalia              Texas Illinois Natural Gas Pipeline              May 21, 1959             18 yrs., 10 mos. from
 Ill.                  Company                                     (effective July 1, 1959       July 1, 1959
 Eldorado- Harrisburg  Texas Eastern Transmission                       July 8, 1959             Sept. 1, 1979
 Ill.                  Corporation                                (effective Sept. 1, 1959)
 Metropolis            Trunkline Gas Company                           August 16, 1954           Dec. 31, 1972
 Ill.                                                             (effective Nov. 1, 1954)

    SERVICE                                                              CONTRACT               TERM OR
     AREA                        SUPPLIER                                  DATE             EXPIRATION DATE
 Gaffney               Transcontinental Gas Pipe Line                   July 15, 1955            20 yrs.
 S. C.                 Corporation                                (effective Nov. 1, 1955)
 Gainesville           Transcontinental Gas Pipe Line                   Oct. 16, 1958            20 yrs.
 Ga.                   Corporation                                (effective Dec. 1, 1958)
 Union City            Texas Gas Transmission Corporation               Sept. 1, 1959            20 yrs.
 Tenn.                                                            (effective Nov. 1, 1959)
 Morristown            East Tennessee Natural Gas Company               Sept. 1, 1953            15 yrs.
 Tenn.                                                            (effective Jan. 1, 1954)
 Murfreesboro          Texas Eastern Transmission                       Oct. 6, 1958             Sept. 1, 1978
 Tenn.                 Corporation                                (effective Sept. 1, 1958)
 Columbia              East Tennessee Natural Gas Company               July 15, 1958            Jan. 1, 1970
 Tenn.
 Shelbyville           East Tennessee Natural Gas Company               July 15, 1958            Jan. 1, 1970
 Tenn.
 Lynchburg             East Tennessee Natural Gas Company               July 15, 1958            Jan. 1, 1970
 Tenn.
 Maryville, Alcoa      East Tennessee Natural Gas Company               July 15, 1958            Jan. 1, 1970
 Tenn.
 Hendersonville        Transcontinental Gas Pipe Line                   July 25, 1955            20 yrs.
 N.C.                  Corporation                                (effective Nov. 1, 1955)

                          B.  TRANSPORTATION CONTRACTS

        Agreement between Tennessee Gas Pie Line Company and Tennessee Gas Company (assigned to the Company by merger of Tennessee Gas Company into the Company) dated March 26, 1953, providing for the transportation of gas by Tennessee Gas Pipe Line Company for the Company for distribution and Agreement between the same parties dated March 20, 1953 providing for the purchase by the Company of the pipeline owned by Tennessee Gas Pipe Line Company upon the happening of certain contingencies.

        Agreement between Gaffney Pipe Line Company and South Carolina Gas Company (assigned to the Company by merger of South Carolina Gas Company into the Company) dated June 13, 1951 providing for the transportation of gas for the Company.

        Agreement between V-M Pipeline Company and the Company dated October 22, 1951 providing for the transportation of gas for the Company.

        Lease Agreement between B. V. Pipeline Company and the Company dated November 1, 1958 providing for the lease to the Company of certain transportation or distribution lines owned by B.V. Pipeline Company.

                              PART IV--FRANCHISES

        The following franchises granted to the Company, or to its predecessors and assigned to the Company or acquired by the Company by merger of predecessors into the Company, authorizing the construction, operation and maintenance of gas distribution systems in the following cities or municipalities and all renewals, extensions or substitutions thereof or therefor:

 CITY AND STATE                                                        EXPIRATION DATE
                              STATE OF TENNESSEE

 Columbia  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     February 1, 1980
 Maryville . . . . . . . . . . . . . . . . . . . . . . . . . . . .     January 7, 1980
 Morristown  . . . . . . . . . . . . . . . . . . . . . . . . . . .     November 26, 1979
 Murfreesboro. . . . . . . . . . . . . . . . . . . . . . . . . . .     December 12, 1979
 Shelbyville . . . . . . . . . . . . . . . . . . . . . . . . . . .     November 5, 1967
 Union City  . . . . . . . . . . . . . . . . . . . . . . . . . . .     June 30, 1970
 Lynchburg . . . . . . . . . . . . . . . . . . . . . . . . . . . .     July 5, 1981
 Alcoa . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     May 27, 2004

                               STATE OF ILLINOIS

 Vandalia  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     July 21, 1988
 Harrisburg. . . . . . . . . . . . . . . . . . . . . . . . . . . .     August 5, 1988
 Eldorado  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     August 18, 1988
 Metropolis. . . . . . . . . . . . . . . . . . . . . . . . . . . .     August 11, 1988

                               STATE OF GEORGIA

 Gainesville . . . . . . . . . . . . . . . . . . . . . . . . . . .     August 14, 1980

                            STATE OF SOUTH CAROLINA

 Gaffney . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     April 11, 1990

                            STATE OF NORTH CAROLINA

 Hendersonville  . . . . . . . . . . . . . . . . . . . . . . . . .     February 6, 1990

                                 RECORDING DATA

        The foregoing Indenture of Mortgage was filed for record and recorded as a real estate mortgage in each of the states and counties hereinbelow set forth, was filed as a chattel mortgage in the State of Illinois in each of the counties, on the dates and given the document numbers hereinbelow set forth, and was indexed or cross-indexed as a chattel mortgage in the States of Tennessee, North Carolina, South Carolina and Georgia in each of the counties hereinbelow set forth:

                                   ILLINOIS
                                                                                                       DOCUMENT NO.
                             DATE                     BOOK-REAL                                          CHATTEL
 COUNTY                     FILED                     MORTGAGES                                PAGE     MORTGAGES
 Fayette . . . . . . . .   11/23/59           466                                               753  64415
 Saline  . . . . . . . .   11/23/59           412 Real Estate Mortgages                          91  9020
 Massac  . . . . . . . .   11/23/59           54 Mortgages                                      460  91762
                                                              TENNESSEE
 Obion . . . . . . . . .   11/20/59           Misc. 29-I                                         89
 Maury . . . . . . . . .   11/21/59           438                                                39
 Bedford . . . . . . . .   11/19/59           Trust Deed 115                                    405
 Rutherford  . . . . . .   11/20/59           A106                                              273
 Hamblen . . . . . . . .   11/21/59           Trust 118                                         160
 Weakley . . . . . . . .   11/20/59           Trust 177                                         101
 Moore . . . . . . . . .   11/20/59           Trust 23                                          187
 Blount  . . . . . . . .   11/21/59           169                                               160
                                                            NORTH CAROLINA
 Henderson . . . . . . .   11/218/59          Deed Trust 209                                    209
                                                            SOUTH CAROLINA
 Cherokee  . . . . . . .   11/20/59           Real Estate Mortgages 134                         137
                                                               GEORGIA
 Hill                      11/20/59           210                                               527
 Jackson                   11/19/59           4-G                                                 5
 Barrow                    11/19/59           II                                                451
 Oconee                    11/19/59           GG                                                337

                                                                [CONFORMED COPY]

================================================================================

                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF NOVEMBER 1, 1960



                                _______________



                           UNITED CITIES GAS COMPANY

                                       TO

                CITY NATIONAL BANK AND TRUST COMPANY OF CHICAGO

                                      AND

                                R. EMMETT HANLEY

                                    TRUSTEES



                                _______________



                      SUPPLEMENTING INDENTURE OF MORTGAGE

                           DATED AS OF JULY 15, 1959

================================================================================

         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of November 1, 1960, made by and between UNITED CITIES GAS COMPANY, an Illinois corporation (hereinafter called the "Company"), party of the first part, and CITY NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office in the City of Chicago, State of Illinois, and R. EMMETT HANLEY, residing in Oak Park, Illinois (hereinafter collectively referred to as the "Trustees"), parties of the second part,

                                  WITNESSETH:

         WHEREAS, the Company heretofore executed and delivered to the Trustee its Indenture of Mortgage dated as of July 15, 1959, providing for the issuance thereunder of First Mortgage Bonds of the Company and wherein and whereby the Company did grant, convey, mortgage and warrant to the Trustees, and each of them, and their respective successors and assigns, certain property of the Company in said Indenture of Mortgage more particularly described for the security of all First Mortgage Bonds issued and to be issued thereunder; and

         WHEREAS, said Indenture of Mortgage was filed for record and recorded as a real estate mortgage in, among other places, Saline County, Illinois, and Blount County, Tennessee, as hereinafter set forth:

                                     DATE              BOOK-REAL
 COUNTY AND STATE                    FILED             MORTGAGES                  PAGE

 Saline, Illinois                  11/23/59            412                         91

 Blount, Tennessee                 11/21/59            169                        160

         WHEREAS, in order to fulfill its covenants and warranties contained in said Indenture of Mortgage, the Company desires to correct the description of certain real estate described in said Indenture of Mortgage and to subject to the lien thereof an additional parcel of real estate owned by the Company.

         NOW, THEREFORE, pursuant to the provisions of said Indenture of Mortgage, the Company hereby grants, conveys, mortgages and warrants to the Trustees, and each of them, and their respective successors in the trust established by the said Indenture of Mortgage, and assigns, upon the trusts established by said Indenture of Mortgage, the following described real estate situated in District No. 11 of Blount County, Tennessee, and more particularly described as follows:

                 BEGINNING at an iron pin on the eastern boundary line of the Southern Railway's right of way, said pin being 107 feet North of said Railway's depot at Rockford, Tennessee, and 100 feet East from the center line of the said Railway's main line track to Maryville, Tennessee; thence North 1 deg. 48 min. East 35 feet along said right of way boundary to an iron pin; thence South 88 deg. 12 min. East 25 feet to an iron pin; thence South 1 deg. 48 min. West 35 feet to an iron pin; thence North 88 deg. 12 min. West 25 feet to an iron pin, the point of beginning, and containing 0.02 acres more or less.

         Subject to reverter contained in habendum clause of Deed dated August 24, 1954 between Ernest Koella, Jr., and wife, Jean M. Koella, Jr., and Tennessee Gas Company (predecessor to the Company) reading as follows:

                          "TO HAVE AND TO HOLD the said premises to the said
                 party of the second part, its successors, and assigns, so long as the premises herein conveyed are used to maintain a gas regulator station, and so long as the party of the second part shall save harmless the parties of the first part from all damage growing out of the use of this property as a gas regulator station."

The description of the real estate of the Company situated in the City of Harrisburg, Saline County, Illinois, described under Parcel (3), PART I of Schedule B to said Indenture of Mortgage is hereby corrected to read as follows:

                 Blocks Forty-four (44) and Forty-five (45) of Sloan's First Enlargement to the City of Harrisburg excepting and reserving the coal, salt, gas, and oil and all other minerals under the surface of said premises, together with the right to mine and remove the same situated in the County of Saline, in the State of Illinois, together with a strip of land beginning at the Southwest (SW) corner of Block Forty-five (45) in Sloan's First Enlargement to the City of Harrisburg and running thence East to the West line of the right of way of the
         C. C. C. & St. L. Railway; thence Southwesterly along said right of way line to the North line of Block Forty-four (44) in said Sloan's First Enlargement; thence West to the Northwest (NW) corner of said Block Forty-four (44); thence North fourteen (14) feet to the place of beginning.

                 Said strip of land was formerly an alley lying between Block Forty-four (44) and Block Forty-five (45) in said enlargement or addition, which alley was vacated by the city council of the City of Harrisburg by an ordinance, No. 431, on the seventh day of January, 1930.

         TO HAVE AND TO HOLD the property hereinabove described unto the said Trustees, and each of them, and their respective successors in the trust established by said Indenture of Mortgage and their assigns forever, but in trust nevertheless for the same purposes and upon the same terms and conditions contained in said Indenture of Mortgage.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument, which instrument shall, for all purposes, be sufficiently evidenced by any such executed counterpart.

         IN WITNESS WHEREOF said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary and the said City National Bank and Trust Company of Chicago, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Trust Officers, and said R. Emmett Hanley, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

                                       UNITED CITIES GAS COMPANY


                                       By     /S/ R. L. SIEBEN
                                          -----------------------------
                                                  President

ATTEST:


       /S/ GORDON B. WHEELER
- ------------------------------------
           Secretary




Witnesses as to United Cities Gas Company:

       /S/ DAROLD DUSENBERY
- ------------------------------------


       /S/ CATHERINE NUGENT
- ------------------------------------

                                        CITY NATIONAL BANK AND TRUST COMPANY
                                        OF CHICAGO,

                                                                      as Trustee

                                          By      /S/ WM. W. HINSHAW, JR.
                                             -----------------------------------
                                                      Vice President

ATTEST:

       /S/ J.S. CROSSLEY
- ---------------------------------
           Trust Officer

Witnesses as to City National Bank
   and Trust Company of Chicago
   and R. Emmett Hanley:

       /S/ J. W. HERMANN
- ---------------------------------


       /S/ D. V. DOOTSON
- ---------------------------------

                                          By    /S/ R. EMMETT HANLEY     (SEAL)
                                            ------------------------------
                                                    R. Emmett Hanley


STATE OF ILLINOIS )
                  )  SS:
COUNTY OF COOK    )

         I, AMELIA LANG, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 23rd day of November, 1960, personally appeared before me R. L. SIEBEN and GORDON B. WHEELER, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are President and Secretary, respectively, of the United Cities Gas Company, an Illinois corporation, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said R.
L. SIEBEN and GORDON B. WHEELER, acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 23rd day of November, 1960.

                                                   /S/ AMELIA LANG
                                            -------------------------------
                                             Notary Public in and for the
                                              County and State aforesaid

My commission expires October 2, 1962.

STATE OF ILLINOIS )
                  )  SS:
COUNTY OF COOK    )

         I, F. RENSCH, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 28th day of November, 1960, personally appeared before me W. HINSHAW, JR. and J. S. CROSSLEY, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Vice President and Trust Officer, respectively, of the City National Bank and Trust Company of Chicago, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association by authority of its Board of Directors duly given, and the said WM. W. HINSHAW, JR. and J. S. CROSSLEY acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

         IN WITNESS WHEREOf, I have hereunto set my hand and official seal this 28th day of November, 1960.

                                                   /S/ F. RENSCH
                                            --------------------------------
                                             Notary Public in and for the
                                              County and State aforesaid

My Commission expires January 20, 1963.



STATE OF ILLINOIS )
                  )  SS:
COUNTY OF COOK    )

         I, F. RENSCH, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 28th day of November, 1960, personally appeared before me R. Emmett Hanley, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOf, I have hereunto set my hand and official seal this 28th day of November, 1960.

                                                  /S/ F. RENSCH
                                            ----------------------------------
                                             Notary Public in and for the
                                              County and State aforesaid

My Commission expires January 20, 1963.

                                 RECORDING DATA

                                    ILLINOIS

         The foregoing First Supplemental Indenture was filed for record and recorded as a real estate mortgage and was filed as a chattel mortgage in the State of Illinois as hereinbelow set forth:


                                                                                               DOCUMENT NO.
                               DATE                        BOOK-REAL                             CHATTEL
 COUNTY                        FILED                       MORTGAGES          PAGE              MORTGAGES
 Saline                    December 9, 1960                   418              527                3334

                                   TENNESSEE

         The foregoing First Supplemental Indenture was filed for record and recorded as a real estate mortgage and was indexed or cross-indexed as a chattel mortgage in the State of Tennessee as hereinbelow set forth:

                                           DATE                        BOOK-REAL
 COUNTY                                    FILED                       MORTGAGES              PAGE
 Blount                              December 2, 1960                     180                 280

                                                                [CONFORMED COPY]

================================================================================

                         SECOND SUPPLEMENTAL INDENTURE

                            DATED AS OF JUNE 1, 1962

                                ________________

                           UNITED CITIES GAS COMPANY

                                       TO

              CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY
                                   OF CHICAGO

                                      AND

                                R. EMMETT HANLEY

                                    TRUSTEES

                                ________________

                      Supplementing Indenture of Mortgage

                           Dated as of July 15, 1959

================================================================================

         THIS SECOND SUPPLEMENTAL INDENTURE, dated as of June 1, 1962, made by and between UNITED CITIES GAS COMPANY, an Illinois corporation (hereinafter called the "Company"), party of the first part, and CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office in the City of Chicago, State of Illinois, and R. EMMETT HANLEY, residing in Oak Park, Illinois (hereinafter collectively referred to as the "Trustees"), parties of the second part.

                                  WITNESSETH:

         Whereas, the Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959, providing for the issuance thereunder of First Mortgage Bonds of the Company and wherein and whereby the Company did grant, convey, mortgage and warrant to the said Trustees, and each of them, and their respective successors and assigns, certain property of the Company in said Indenture of Mortgage more particularly described for the security of all First Mortgage Bonds issued and to be issued thereunder; and Whereas, the Company as of November 1, 1960, executed and delivered a First Supplemental Indenture to City National Bank and Trust Company of Chicago and
R. Emmett Hanley, as Trustees, conveying additional property and amending said Indenture of Mortgage as to a property description, said Indenture of Mortgage and First Supplemental Indenture being hereinafter collectively referred to as the "Indenture"; and

         WHEREAS, on September 1, 1961, City National Bank and Trust Company of Chicago was, under the laws of the United States of America, merged with Continental Illinois National Bank and Trust Company of Chicago, a national banking association, under the name of Continental Illinois National Bank and Trust Company of Chicago, which thereupon became Corporate Trustee under the Indenture as provided therein; and

         WHEREAS, said Indenture of Mortgage was filed for record and recorded as a real estate mortgage in, among other places, Massac County, Illinois, as hereinafter set forth:

                                           DATE                        BOOK-REAL
 COUNTY AND STATE                          FILED                       MORTGAGES              PAGE
 Massac, Illinois                        11/23/59                         54                  460

         WHEREAS, in order to fulfill its covenants and warranties contained in said Indenture, the Company desires to subject to the lien of said Indenture an additional parcel of real estate owned by the company.

         NOW, THEREFORE, pursuant to the provisions of said Indenture, the Company hereby grants, conveys, mortgages and warrants to the Trustees, and each of them, and their respective successors in the trust established by the said Indenture, and assigns, upon the trusts established by said Indenture, the following described real estate situated in the

Southeast Quarter (SE1/4) of Section Two (2), Township Sixteen (16) South, Range Four (4) East of the 3rd Principal Meridian, Massac County, State of Illinois and more particularly described as follows:

                 The East Ten Feet to Lot Numbered Six Hundred Twenty One (621) in Block Numbered Forty Nine (49), Said Parcel of Ground fronting 10 feet on the South Side of Seventh (7th) Street, and running southerly between Parallel Lines Seventy Five (75) feet; AND

                 A part of Lot Numbered Six Hundred Nineteen (619) in Block Numbered Forty Nine (49) Described as Follows; The Northerly Ninety
         (90) feet off of the Northerly end of the Westerly One-half (1/2) of Lot Six Hundred Nineteen (619) Block Forty Nine (49) in the City of Metropolis, Illinois, as per recorded plat thereof and all improvements thereon; together with an easement for ingress to and egress from said parcels heretofore described over the following described lands lying South and South East thereof; said Easements being recorded in Vol. 70 of Deed Records, Page 130, and another Easement for ingress to and egress from the lands herein conveyed recorded in Volume 75 page 286, said Easements being on and over lands, described as follows:--Commence in the southerly boundary line of Lot Six Hundred Nineteen (619) Block Forty Nine (49) that is Ten
         (10) feet West of the South East corner of said lot; run thence North on a line parallel with the East boundary line of said Lot Six Hundred
         Nineteen (619), a distance of Fifty-two (52) feet to lands . . . . .
         conveyed to Milburn C. Johnson and Maxine C. Johnson; run thence West on a line parallel with the Southerly boundary line of said lot, a distance of Twenty (20) feet; run thence Northerly on a line parallel with the East boundary line of said lot a distance of Eight (8) Feet; thence at right angles, Westerly on a line parallel with the Southerly boundary line of said Block, a distance of Twelve (12) feet; thence at right angles Southerly on a line parallel with the Easterly boundary line of said Block a distance of Nineteen feet to the lands of W. F. Lasley; thence at right angles Easterly on a line parallel with the Southerly boundary line of said Block a distance of Twenty-Two Feet
         (22); thence run at right angles Southerly on a line parallel with the Easterly boundary line of said Lot, a distance of Forty-one (41) feet; thence East 10 ft. to place of beginning. Others to whom easements have been conveyed are D. H. Krueter, J. M. Krueter, W. F. Lasley, George Arensman, deceased, Milburn C. Johnson and Maxine C. Johnson and their grantees, assigns, successors, tenants, employees, servants, agents and customers.

                 Subject to the rights of Milburn C. Johnson and Maxine C. Johnson to use the East wall of the building on the premises herein conveyed, the same comprising the Johnson building, and the right of their heirs, assigns and executors, whatever those rights may be; and subject further to the right of Charles E. Crain and Elwanda Crain, to connect to and use the West wall of the building now standing upon these premises, or their heirs, executors, or assigns, and whatever their rights may be.

                 TO HAVE AND TO HOLD the property hereinabove described unto the said Trustees, and each of them, and their respective successors in the trust established by said Indenture and their assigns forever, but in trust nevertheless for the same purposes and upon the same terms and conditions contained in said Indenture.

                 This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument, which instrument shall, for all purposes, be sufficiently evidenced by any such executed counterpart.

         IN WITNESS WHEREOF said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary and the said Continental Illinois National Bank and Trust Company of Chicago, to evidence its acceptance of the trust hereby crated and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, and said R. Emmett Hanley, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

                                       UNITED CITIES GAS COMPANY

                                       By   /s/ R. L. SIEBEN
                                          ------------------------------
                                                President


ATTEST:

  /s/ GORDON B. WHEELER
- -------------------------------
      Secretary


Witnesses as to United Cities Gas Company:

  /s/ DAROLD DUSENBERY
- -------------------------------

  /s/ CATHERINE NUGENT
- -------------------------------

                                       CONTINENTAL ILLINOIS BANK AND TRUST
                                         COMPANY OF CHICAGO,
                                                                AS TRUSTEE

                                       BY   /s/ RAY F. MYERS
                                          ------------------------------
                                                Vice President

ATTEST:

  /s/ J. W. HERMANN
- -------------------------------
      Assistant Secretary

 Witnesses as to Continental Illinois National Bank and Trust Company of Chicago and R.
    Emmett Hanley:

  /s/ E. F. HARTMAN
- ------------------------------
  /s/ M. A. CLARK
- ------------------------------
                                           /s/ R. EMMETT HANLEY     (SEAL)
                                          --------------------------------
                                               R. Emmett Hanley





STATE OF ILLINOIS )
                  )     SS.
COUNTY OF COOK    )

         I, AMELIA LANG, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 12th day of June 1962, personally appeared before me R. L. SIEBEN and GORDON B. WHEELER, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are President and Secretary, respectively, of United Cities Gas Company, an Illinois corporation, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said R. L. SIEBEN and GORDON B. WHEELER, acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 12th day of June, 1962.

                                                /s/ AMELIA LANG
                                          --------------------------------
                                            Notary Public in and for the
                                             County and State aforesaid

My commission expires October 2, 1962.

STATE OF ILLINOIS )
                  )     SS.
COUNTY OF COOK    )

         I, E. W. FAHRENBACH, a Notary Public in and for the county and state aforesaid, do hereby certify that on this 12th day of June, 1962, personally appeared before me RAY F. MYERS, and J. W. HERMANN, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Vice President and Assistant Secretary, respectively, of Continental Illinois National Bank and Trust Company of Chicago, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said RAY F. MYERS and J. W. HERMANN, acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 12th day of June, 1962.

                                               /s/ E. W. FAHRENBACH
                                          --------------------------------
                                            Notary Public in and for the
                                             County and State aforesaid

My commission expires March 26, 1965.


STATE OF ILLINOIS )
                  )     SS.
COUNTY OF COOK    )

         I, E. W. FAHRENBACH, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 12th day of June, 1962, personally appeared before me R. EMMETT HANLEY, personally known me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 12th day of June, 1962.

                                               /s/ E. W. FAHRENBACH
                                          --------------------------------
                                            Notary Public in and for the
                                             County and State aforesaid

My commission expires March 26, 1965.

                                 RECORDING DATA

                                    ILLINOIS

         The foregoing Second Supplemental Indenture was filed for record as a real estate mortgage in the State of Illinois as hereinbelow set forth:

                                           DATE                        BOOK-REAL
 COUNTY                                    FILED                       MORTGAGES              PAGE
 Massac                                June 20, 1962                      62                   5

         The right of Charles Crain and Elwanda Crain under the conveyance is specified by the terms of a judgment entered on April 9, 1962, in the Circuit Court of Massac County in a chancery cause bearing General Number 6982.

                                                                [CONFORMED COPY]



================================================================================

                          THIRD SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 1, 1963

                                ----------------

                           UNITED CITIES GAS COMPANY

                                       To

              CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY
                                   OF CHICAGO

                                      And

                                R. EMMETT HANLEY

                                    TRUSTEES

                                ----------------

                      Supplementing Indenture of Mortgage

                           Dated as of July 15, 1959

================================================================================

Filed as a Financing Statement pursuant to the provisions of the Illinois Uniform Commercial Code in the office of the Secretary of State of the State of Illinois on March 4, 1963, at 9:51 A.M. as No. 40105.

         THIS THIRD SUPPLEMENTAL INDENTURE, dated as of February 1, 1963, made by and between UNITED CITIES GAS COMPANY, an Illinois corporation (hereinafter called the "Company"), whose address is 938 Merchandise Mart, Chicago, Illinois, the Debtor, party of the first part, and CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office at 231 South LaSalle Street in the City of Chicago, State of Illinois (hereinafter called the "Trustee"), and R. EMMETT HANLEY, residing at 634 S. Elmwood Street in Oak Park, Illinois (the Trustee and R. EMMETT HANLEY being hereinafter collectively referred to as the "Trustees"), the Secured Parties, parties of the second part,

                                  WITNESSETH:

         WHEREAS, the Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959, providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage and warrant to the said Trustees, and each of them, and their respective successors and assigns, certain property of the Company in said Indenture of Mortgage more particularly described for the security of all First Mortgage Bonds issued and to be issued thereunder; and

         WHEREAS, the Company thereafter executed and delivered a First Supplemental Indenture, dated as of November 1, 1960, to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, conveying and mortgaging additional property and amending said Indenture of Mortgage as to a property description, and a Second Supplemental Indenture dated as of June 1, 1962, to the Trustees, conveying and mortgaging additional property, said Indenture of Mortgage and all Supplemental Indentures thereto being hereinafter collectively referred to as the "Indenture"; and

         WHEREAS, on September 1, 1961, City National Bank and Trust Company of Chicago was, under the laws of the United States of America, merged with Continental Illinois National Bank and Trust Company of Chicago, a national banking association, under the name of Continental Illinois National Bank and Trust Company of Chicago, which thereupon became Corporate Trustee under the Indenture as provided therein; and

         WHEREAS, said Indenture of Mortgage was filed for record and recorded as a real estate mortgage and filed as a Chattel Mortgage in the State of Illinois as hereinafter set forth:

                                                                   DOCUMENT NO.
                   DATE           BOOK-REAL                          CHATTEL
  COUNTY          FILED           MORTGAGES               PAGE      MORTGAGES

Fayette        11/23/59     466                            753        64415
Saline         11/23/59     412 Real Estate Mortgages       91         9020
Massac         11/23/59     54 Mortgages                   460        91762

         WHEREAS, there have been issued under the Indenture $3,500,000 aggregate principal amount of First Mortgage Bonds, Series A, 5-3/8%, due July 15, 1984, of which bonds $3,185,000 aggregate principal amount is now outstanding; and

         WHEREAS, a security interest has been created by the Indenture and will continue to exist and remain in the property described in the Indenture (other than property specifically reserved and excepted from the lien thereof and property heretofore released pursuant to the provisions of the Indenture) for the benefit and security of all First Mortgage Bonds of the Company heretofore or hereafter issued thereunder and, without limiting the foregoing, a security interest has been created and will continue to exist in the property hereafter more specifically described in this Third Supplemental Indenture; and

         WHEREAS, in order to fulfill its covenants and warranties contained in the Indenture, in order to comply with the requirements of the Indenture to permit the Trustee to pay to the Company certain moneys now held by the Trustee, and in order to comply with the requirements of the Illinois Uniform Commercial Code, the Company desires to execute and deliver this Third Supplemental Indenture;

         NOW, THEREFORE, the Company hereby grants a security interest to the Trustees and their respective successors and assigns, the secured parties hereunder, in all properties hereafter described, except as otherwise expressly provided herein:

                I. All personal property and fixtures located upon the real estate more specifically described in Schedule A, Part I, hereof.

               II. All gas distribution systems, pipelines, plants, buildings, machinery and equipment now owned or hereafter acquired by the Company, including without limitation, those more specifically described in Schedule A, Part II, hereof;

              III. All rights appertaining to any and all the foregoing property, and all gas purchase contracts and other contracts, rights and franchises, including without limitation, those more specifically described in Schedule A, Part III, and Part IV hereof, and all indeterminate permits, certificates of convenience and necessity, rights of way, easements, licenses and permits used by or useful to the Company in the operation of its business, whether now owned or hereafter acquired, and all income and earnings arising out of the mortgaged property, except that (as provided in Section 7.01 of said Indenture of Mortgage) unless an event of default (as defined in said Indenture of Mortgage) shall have occurred and be continuing, the Company shall be permitted to possess and use the properties mortgaged under the Indenture and in which a security interest has been created, and to receive and retain all income and earnings arising therefrom, other than moneys specifically required by the Indenture to be paid to the Trustee.

               IV. All other property, whether or not hereinabove or in Schedule A specifically described, which the Company now owns and all such property which it may hereafter acquire, which is not specifically reserved and excepted from the security interest hereby created.

         BUT SPECIFICALLY RESERVING AND EXCEPTING from the security interest hereby created:

              A. All cash, notes, bills and accounts receivable not specifically pledged hereunder;

              B. All stocks, bonds and securities not specifically pledged hereunder;

              C. All merchandise held for resale and consumable materials and supplies;

              D.    The last day of the term of each leasehold estate;

              E.    All automotive equipment; and

              F.    All inventory of pipe, meters and equipment.

         PROVIDED, HOWEVER, that if the Trustee or Trustees, or any receiver appointed under the Indenture shall enter into possession of the property of the Company such Trustee or Trustees or receiver shall thereupon be entitled to take possession of and use any of the excepted property then on hand and, so long as such possession shall continue, a security interest shall exist in all such property, subject to such liens and encumbrances as may then exist thereon.

         To HAVE AND TO HOLD the property hereinabove described unto the said Trustees, and each of them, and their respective successors in the trust established by said Indenture and their assigns forever, but in trust nevertheless for the same purposes and upon the same terms and conditions contained in said Indenture.

         This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument, which instrument shall, for all purposes, be sufficiently evidenced by any such executed counterpart.

         IN WITNESS WHEREOF said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary and the said Continental Illinois National Bank and Trust Company of Chicago, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, and said R. Emmett Hanley, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

                                           UNITED CITIES GAS COMPANY

                                           By /s/ R. L. SIEBEN
                                              ----------------------------------
                                                        President


ATTEST:

  /s/ GORDON B. WHEELER
  ---------------------------
          Secretary


Witnesses as to United Cities Gas Company:            [CORPORATE SEAL]

  DAROLD DUSENBERY

  CATHERINE NUGENT

                                           CONTINENTAL ILLINOIS NATIONAL BANK
                                             AND TRUST COMPANY OF CHICAGO,

                                                                      as Trustee

                                           By /s/ RAY F. MYERS
                                              ----------------------------------
                                                        Vice President

ATTEST:


  /s/ J. W. HERMANN
  ---------------------------
     Assistant Secretary

Witnesses as to Continental Illinois                  [CORPORATE SEAL]
  National Bank and Trust Company of
  Chicago and R. Emmett Hanley:

  /s/ R. BROWN
  ---------------------------

  /s/ M. A. CLARK
  ---------------------------

                                              /s/ R. EMMETT HANLEY        (SEAL)
                                              ----------------------------------
                                                       R. Emmett Hanley

STATE OF ILLINOIS  )
                   )  SS.
COUNTY OF COOK     )

      I, AMELIA LANG, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 27th day of February, 1963, personally appeared before me R. L. SIEBEN and GORDON B. WHEELER, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are President and Secretary, respectively, of United Cities Gas Company, an
Illinois corporation, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said R. L. SIEBEN and GORDON B. WHEELER, acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 27th day of February, 1963.

                                            /s/   AMELIA LANG
                                        ----------------------------
      (NOTARIAL SEAL)                   Notary Public in and for the
                                        County and State aforesaid



My commission expires October 2, 1966.

STATE OF ILLINOIS  )
                   )  SS.
COUNTY OF COOK     )

      I, THOMAS TRITSCHLER, a Notary Public in and for the county and state aforesaid, do hereby certify that on this 28th day of February, 1963, personally appeared before me RAY F. MYERS, and J. W. HERMANN, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Vice President and Assistant Secretary, respectively, of Continental Illinois National Bank and Trust Company of Chicago, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said RAY F. MYERS and
J. W. HERMANN, acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 28th day of February, 1963.


                                           /s/ THOMAS TRITSCHLER
                                        ----------------------------
                                        Notary Public in and for the
                                         County and State aforesaid


My commission expires January 14, 1964.


                                        (NOTARIAL SEAL)

STATE OF ILLINOIS   )
                    )  SS.
COUNTY OF COOK      )

      I, THOMAS TRITSCHLER, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 28th day of FEBRUARY, 1963, personally appeared before me R. EMMETT HANLEY, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 28th day of February, 1963.


                                               /s/ THOMAS TRITSCHLER
                                            ----------------------------
                                            Notary Public in and for the
                                             County and State aforesaid


                                            (NOTARIAL SEAL)

My commission expires January 14, 1964.

                                   SCHEDULE A

         The properties referred to in this Third Supplemental Indenture in which a security interest has been created include personal property and fixtures located upon parcels of real estate hereinafter described and other property hereinafter more specifically described; such descriptions are not intended, however, to limit or impair the scope or intent of the general descriptions contained in this Third Supplemental Indenture.

         PART I-REAL ESTATE UPON WHICH PERSONAL PROPERTY AND FIXTURES ARE
LOCATED

         Those certain tracts, pieces or parcels of land described as follows:

                               STATE OF ILLINOIS

         In Fayette County, Illinois:

              (1) Beginning at the Northeast corner of Outlot Number 50 of the Six-Acre Outlots of the Town (now City) of Vandalia, running thence West a distance of 85 feet, thence South to the right of way of the Illinois Central Railroad Company switch, thence in a Northeasterly direction along the right of way of said Illinois Central Railroad Company right of way switch to the East line of said Outlot Number 50, thence North along the East line of said Outlot Number 50 to the Northeast corner thereof, to the place of beginning.

         In Saline County, Illinois:

              (2)    In Sloan's First Enlargement to the City of Harrisburg:
         Beginning at the Northwest (NW) corner of Block forty-five (45), thence South 89' 42' East along the North line of said Block 45 a distance of sixteen (16) feet; thence South 0 (degree) 0' and parallel with the West line of said Block 45 a distance of eighty-six one-half (86.5) feet; thence South 89 (degree) 42' East and parallel with the North line of said Block 45 a distance of twenty-five (25) feet; thence South 0 (degree) 0' and parallel with the West line of said Block 45 a distance of fifty-one one-half (51.5) feet; thence North 89 (degree) 42' West and parallel with the North line of said Block 45 a distance of forty-one (41) feet; thence North 0 (degree) 0' along the West line of said Block 45 a distance of one hundred thirty-eight (138) feet to the point of beginning.

         In Massac County, Illinois:

              (3) The following described real estate situated in the Southeast Quarter (SE 1/4 ) of Section Two (2), Township Sixteen (16) South, Range Four (4) East of the 3rd Principal Meridian, Massac County, State of Illinois and more particularly described as follows:

              The East Ten Feet to Lot Numbered Six Hundred Twenty One (621) in Block Numbered Forty Nine (49), Said Parcel of Ground fronting 10 feet on the South Side of Seventh (7th) Street, and running southerly between Parallel Lines Seventy Five (75) feet; AND

              A part of Lot Numbered Six Hundred Nineteen (619) in Block Numbered Forty Nine (49) Described as Follows; The Northerly Ninety
         (90) feet off of the Northerly end of the Westerly One-half (1/2) of Lot Six Hundred Nineteen (619) Block Forty Nine (49) in the City of Metropolis, Illinois, as per recorded plat thereof and all improvements thereon; together with an easement for ingress to and egress from said parcels heretofore described over the following described lands lying South and South East thereof; said Easements being recorded in Vol. 70 of Deed Records, Page 130, and another Easement for ingress to and egress from the lands herein conveyed recorded in Volume 75 page 286, said Easements being on and over lands, described as follows:--Commence in the southerly boundary line of Lot Six Hundred Nineteen (619) Block Forty Nine (49) that is Ten
         (10) feet West of the South East corner of said lot; run thence North on a line parallel with the East Boundary line of said Lot Six Hundred Nineteen (619), a distance of Fifty-two (52) feet to lands . . . conveyed to Milburn C. Johnson and Maxine C. Johnson; run thence West on a line parallel with the Southerly boundary line of said lot, a distance of Twenty (20) feet; run thence Northerly on a line parallel with the East boundary line of said lot a distance of Eight (8) Feet; thence at right angles, Westerly on a line parallel with the Southerly boundary line of said Block, a distance of Twelve (12) feet; thence at right angles Southerly on a line parallel with the Easterly boundary line of said Block a distance of Nineteen feet to the lands of W. F. Lasley; thence at right angles Easterly on a line parallel with the Southerly boundary line of said Block a distance of Twenty-Two Feet
         (22); thence run at right angles Southerly on a line parallel with the Easterly boundary line of said Lot, a distance of Forty-one (41) feet; thence East 10 ft. to place of beginning. Others to whom easements have been conveyed are D. H. Krueter, J. M. Krueter, W. F. Lasley, George Arensman, deceased, Milburn C. Johnson and Maxine C. Johnson and their grantees, assigns, successors, tenants, employees, servants, agents and customers.

                  PART II--DISTRIBUTION SYSTEMS AND PIPELINES
                              DISTRIBUTION SYSTEMS

         All gas distribution systems of the Company, together with all pipelines, mains, connections, service pipes, fittings, meters, regulators, regulator stations and buildings, tools, instruments, appliances, apparatus, facilities, machinery and other property used or provided for use in the construction, maintenance, repair or operation thereof and together also with all of the rights, privileges, rights-of-way, franchises, licenses, easements, grants and permits with respect to the construction, maintenance, repair and operation of such gas distribution systems, including, but not limited to, the plants and systems owned and operated by the Company for the distribution and sale of gas located in the following named cities, towns, or villages and environs thereof in the State of Illinois:

                            IN THE STATE OF ILLINOIS

    CITY                                                             COUNTY

 Vandalia  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Fayette
 Harrisburg  . . . . . . . . . . . . . . . . . . . . . . . . . . .  Saline
 Eldorado  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Saline
 Metropolis  . . . . . . . . . . . . . . . . . . . . . . . . . . .  Massac

                              PART III--CONTRACTS

                             A. GAS SUPPLY CONTRACTS

         The following described contracts, and all renewals, extensions, supplements or amendments thereof, between the Company (or a predecessor corporation) and the respective suppliers named below providing for the supply of natural gas to the Company for distribution and resale in the respective cities and towns and areas adjacent thereto set forth under the caption "Service Area."

                                                                                                    TERM OR
   SERVICE                                                            CONTRACT                     EXPIRATION
    AREA                        SUPPLIER                                DATE                          DATE
Vandalia,                 Natural Gas Pipeline                    September 15, 1961                20 years
  Illinois                  Company of America                 (effective Dec. 1, 1961)

Eldorado-                 Texas Eastern                            January 2, 1963                Feb. 1,1983
  Harrisburg,               Transmission                       (effective Feb. 1, 1963)
  Illinois                  Corporation

Metropolis,               Trunkline Gas Company                      July 12, 1962               Dec. 31, 1972
  Illinois                                                     (effective April 1, 1962)

Union City,               Texas Gas Transmission                     July 30, 1962                  20 years
  Tennessee                 Corporation                        (effective Nov. 1, 1962)

Columbia,                 East Tennessee Natural                    November 1, 1962               May 1, 1979
  Tennessee                 Gas Company

Shelbyville,              East Tennessee Natural                    November 1, 1962               May 1, 1979
  Tennessee                 Gas Company

Lynchburg,                East Tennessee Natural                    November 1, 1962               May 1, 1979
  Tennessee                 Gas Company

Murfreesboro,             Texas Eastern                             January 3, 1963                Feb. 1, 1983
  Tennessee                 Transmission                       (effective Feb. 1, 1963)
                            Corporation

Maryville, Alcoa,         East Tennessee Natural                    November 1, 1962               May 1, 1979
  Tennessee                 Gas Company

Morristown,               East Tennessee Natural                 September 1, 1953                   15 years
  Tennessee                 Gas Company                        (effective Jan. 1, 1954)

Hendersonville,           Transcontinental Gas Pipe               October 25, 1962                   20 years
  North                     Line Corporation                   (effective Nov. 1, 1962)
  Carolina

Gaffney,                  Transcontinental Gas Pipe               September 12, 1962                 20 years
  South Carolina            Line Corporation                   (effective Nov. 1, 1962)

Gainesville,              Transcontinental Gas Pipe               October 1, 1962                    20 years
  Georgia                   Line Corporation                   (effective Nov. 1, 1962)

                           B. TRANSPORTATION CONTRACTS

         Agreement between Tennessee Gas Pipe Line Company and Tennessee Gas Company (assigned to the Company by merger of Tennessee Gas Company into the Company) dated March 26, 1953, providing for the transportation of gas by Tennessee Gas Pipe Line Company for the Company for distribution and Agreement between the same parties dated March 20, 1953 providing for the purchase by the Company of the pipeline owned by Tennessee Gas Pipe Line Company upon the happening of certain contingencies.

         Agreement between Gaffney Pipeline Company and South Carolina Gas Company (assigned to the Company) dated June 23, 1951 providing for the transportation of gas for the Company.

         Agreement between V-M Pipeline Company and the Company dated October 22, 1951 providing for the transportation of gas for the Company, and Amendment and Extension Agreement thereto dated June 15, 1962.

         Lease Agreement between B. V. Pipeline Company and the Company dated November 1, 1958 providing for the lease to the Company of certain transportation or distribution lines owned by B. V. Pipeline Company.

                              PART IV--FRANCHISES

         The following franchises granted to the Company, or to its predecessors and assigned to the Company or acquired by the Company by merger of predecessors into the Company, authorizing the construction, operation and maintenance of gas distribution systems in the following cities or municipalities and all renewals, extensions or substitutions thereof or therefor:

            CITY AND STATE                                 EXPIRATION DATE
                                  STATE OF ILLINOIS

              Vandalia  . . . . . . . . . . . . . . . . . . July 21, 1988
              Harrisburg  . . . . . . . . . . . . . . . . . August 5, 1988
              Eldorado  . . . . . . . . . . . . . . . . . . August 18, 1988
              Metropolis  . . . . . . . . . . . . . . . . . August 11, 1988

                                   STATE OF TENNESSEE

              Union City  . . . . . . . . . . . . . . . . . June 30, 1970
              Columbia  . . . . . . . . . . . . . . . . . . February 1, 1980
              Shelbyville . . . . . . . . . . . . . . . . . November 5, 1967
              Lynchburg . . . . . . . . . . . . . . . . . . July 5, 1981
              Murfreesboro  . . . . . . . . . . . . . . . . December 12, 1979
              Maryville . . . . . . . . . . . . . . . . . . January 7, 1980
              Alcoa . . . . . . . . . . . . . . . . . . . . May 27, 2004
              Morristown  . . . . . . . . . . . . . . . . . November 26, 1979


                                STATE OF NORTH CAROLINA

              Hendersonville  . . . . . . . . . . . . . . . February 6, 1990


                                STATE OF SOUTH CAROLINA

              Gaffney . . . . . . . . . . . . . . . . . . . April 11, 1990


                                STATE OF SOUTH CAROLINA

              Gainesville . . . . . . . . . . . . . . . . . August 14, 1980

                                                                [CONFORMED COPY]

================================================================================

                         FOURTH SUPPLEMENTAL INDENTURE

                           Dated as of June 15, 1963


                                 --------------

                           UNITED CITIES GAS COMPANY

                                       to

              CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY
                                   OF CHICAGO

                                      and

                                R. EMMETT HANLEY
                                    TRUSTEES

                                 --------------


                      Supplementing Indenture of Mortgage

                         Dated as of July 15, 1959 and

                    Creating First Mortgage Bonds, Series B,

                            4.95%, Due June 15, 1988

================================================================================

         THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of June 15, 1963, made by and between United Cities Gas Company, an Illinois corporation (hereinafter called the "Company"), party of the first part, and CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office in the City of Chicago, State of Illinois (hereinafter called the "Trustee"), and R. EMMETT HANLEY, residing in Oak Park, Illinois (the Trustee and R. Emmett Hanley being hereinafter collectively referred to as the "Trustees"), parties of the second part,

                                  WITNESSETH:

         WHEREAS, the Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 (hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage and warrant to the said Trustees, and each of them, and their respective successors and assigns, certain property of the Company in said Indenture of Mortgage more particularly described for the security of all First Mortgage Bonds issued and to be issued thereunder; and

         WHEREAS, the Company thereafter executed and delivered its First, Second and Third Supplemental Indentures respectively dated as of November 1, 1960, June 1, 1962 and February 1, 1963, for the purpose of subjecting to the lien of the Indenture certain additional property acquired by the Company and complying with its covenant of further assurances, said Indenture of Mortgage and all Supplemental Indentures thereto being hereinafter collectively referred to as the "Indenture" or "indenture in the form of Series B bonds; and

         WHEREAS, on September 1, 1961, City National Bank and Trust Company of Chicago was, under the laws of the United States of America, merged with Continental Illinois National Bank and Trust Company of Chicago, a national banking association, under the name of Continental Illinois National Bank and Trust Company of Chicago, which thereupon became Corporate Trustee under the Indenture as provided therein; and

         WHEREAS, there have been issued under the Indenture $3,500,000 aggregate principal amount of First Mortgage Bonds, Series A, 5-3/8%, due July 15, 1984, of which bonds $3,185,000 aggregate principal amount is now outstanding; and

         WHEREAS, the Company desires to create a new series of bonds to be issued under and secured by the Indenture and to be designated as "First Mortgage Bonds, Series B, 4.95%, Due June 15, 1988" (herein called "Series B bonds"), to be limited to $1,000,000 in aggregate principal amount; and

         WHEREAS, the Company also desires to subject to the lien of the Indenture certain properties acquired or constructed by the Company since the date of execution and delivery of the Original Indenture and a parcel of real estate which was not described in the Original Indenture but was intended to be subject to the lien thereof; and

         WHEREAS, all things necessary to make the Series B bonds, when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and security of the Indenture, and to make this Fourth Supplemental Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed have been done and performed; and the issue of Series B bonds, as herein provided, has been in all respects duly authorized;

         NOW, THEREFORE, in consideration of the premises and of the sum of the One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons thereto appertaining, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE 1

                        MORTGAGE OF ADDITIONAL PROPERTY

    Section 1.01. The Company in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has granted, conveyed, mortgaged and warranted, and by these presents does hereby grant, convey, mortgage and warrant to the Trustees and each of them, and to their successors in said trust forever, all property and rights acquired and constructed by the Company since the date of execution and delivery of the Original Indenture, except property of the character specifically reserved and excepted from the lien of the Original Indenture and property heretofore released from the lien thereof, and also the following described real estate:

                                       I

            That certain lot or parcel of ground situated in the City of Murfreesboro and the 13th Civil District of Rutherford County, Tennessee, and more particularly described as follows:

            BEING LOT No. 9 of the Lasseter Subdivision, Murfreesboro, Tennessee, as shown by plat appearing of record in the Register's Office of Rutherford County, Tennessee, in Plat Book 2, page 20, and being a lot located at the Southeast intersection of Memorial Boulevard and North Lokey Avenue, the dimensions, location and description being fully shown on said plat, to which reference is hereby made for full particulars thereof.

            BEING the same property conveyed to United Cities Gas Company by deed of record in Deed Book 148, page 403, of the Register's Office of Rutherford County, Tennessee.

                                            II

            That certain tract or parcel of land situated and being in the Fifth Ward of the City of Columbia and the Ninth Civil District of Maury County, Tennessee, and more particularly described as follows:

            BOUNDED on the North by Crozier; East by remaining portion of American Legion property; South by The American Legion 50 foot road or right of way; West by U.S. Highway 31; and more particularly described as follows:

            BEGINNING at a stake in the East margin of U.S. 31 Highway, said point being North 49 degrees 15 minutes East, 162.5 feet from the Northwest corner of The American Legion's original property, also Columbia Water System's corner; thence with the East margin of U.S. 31 Highway North 49 degrees 15 minutes East, 112.75 feet to an iron pin; thence leaving Highway and with Crazier South 40 degrees 45 minutes East, 60.25 feet to an iron pin; thence with same South 85 degrees 19 minutes East, 196.15 feet to a stake; thence with American Legion's remaining property South 49 degrees 15 minutes West, 250.40 feet to a stake in margin of 50 foot road or right of way; thence with road or right of way North 40 degrees 45 minutes West, 200.0 feet to point of beginning. Being the same property conveyed to United Cities Gas Company by deed of record in Deed Book 415, page 55, of the Registrar's Office of Maury County, Tennessee.

            TOGETHER WITH all right, title and interest of said United Cities Gas Company in an "easement over an area 50 feet in width and 200 feet in length along the South boundary of the property herein conveyed. It is the intention of the grantors to eventually construct a private street along this 50 foot strip and when said street is completed, the grantee will have the privilege of using this street and will have access to same at any and all points adjacent to the tract herein conveyed. Until such time as such a street is constructed the grantee will be permitted to use as a driveway so much of the 50 foot strip as will be necessary for such purposes. The grantors agree that no structure shall be placed on this 50 foot strip adjoining the tract herein conveyed."

        as granted to said United Cities Gas Company, its successors and assigns, by deed of record in Deed Book 415, page 55, of the Register's Office of Maury County, Tennessee.

                                         III

            The following described real estate located in the Township of Hendersonville, Henderson County, State of North Carolina:

            BEGINNING at a stake in the West margin of Whitted Street, said stake standing South 22 deg. 13 min. East 85 feet from the point where the West margin of Whitted Street intersects with the South margin of 1st Avenue West, and running thence from said beginning point with Whitted Street, South 22 deg. 13 min. East 15 feet to a stake in said margin of said Whitted Street; thence South 78 deg. West 10 feet to a stake; thence North 22 deg. 13 min. West 15 feet to a stake; thence North 78 deg. East 10 feet to a stake in the West margin of Whitted Street, the point of BEGINNING.

    TOGETHER WITH all rights belonging or in any wise appertaining to any and all the aforesaid property or any part thereof with the reversion and, subject to the provisions of Section 7.01 of the Original Indenture, all income and earnings arising out of the aforesaid property, including rents, issues and profits during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture.

    TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, reservations, covenants, conditions, uses and trusts set forth in the Original Indenture.

    IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Original Indenture.

                                   ARTICLE 2

                                 SERIES B BONDS

    Section 2.01. There is hereby created for issuance under the Indenture, a series of bonds, limited to the aggregate principal amount of $1,000,000, to be designated as "First Mortgage Bonds, Series B, 4.95%, Due June 15, 1988." The Series B bonds shall, subject to the provisions of Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from, June 15, 1963; shall mature June 15, 1988, and shall bear interest at the rate of 4.95% payable semiannually on June 15 and December 15 in each year until the principal thereof shall have become due and payable and thereafter, if default be made in the payment of such principal, at the rate of 6% per annum until the principal thereof shall be paid.

    Section 2.02. The Series B bonds initially to be issued shall be fully registered bonds without coupons, in denominations of $500 and multiples thereof, substantially in the form set forth in Section 2.03 hereof, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate for different denominations and/or in order to conform to usage or law. Upon receipt of a written request from holders of not less than 25% in aggregate principal amount of the Series B bonds at the time outstanding, stating their intention to exchange all or a substantial part of their bonds for Series B bonds in coupon form, the Company will promptly cause to be prepared Series B bonds in customary coupon form in the denomination of $500 and/or $1,000, as requested, registrable as to principal only, and substantially in the form of the fully registered Series B bond set forth in Section 2.03 hereof, with appropriate insertions, omissions, and changes approved by counsel satisfactory to the Trustee in an opinion filed with the Trustee, and by the Trustee. Thereafter fully registered bonds and coupons bonds of Series B shall be interchangeable, subject to the provisions of Section 1.11 of the Original Indenture.

    Section 2.03. The registered Series B bonds without coupons shall be in substantially the following form:

             FORM OF FULLY REGISTERED SERIES B BOND WITHOUT COUPONS
                           AND TRUSTEE'S CERTIFICATE

                           UNITED CITIES GAS COMPANY

No. RB                                                          $______________

            FIRST MORTGAGE BOND, SERIES B, 4.95%, DUE JUNE 15, 1988

    For value received, UNITED CITIES GAS COMPANY, an Illinois corporation (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to ___________________________ or registered assigns, on June 15, 1988, or earlier as hereinafter referred to, the sum of ________________ Dollars ($__________), at the principal office in Chicago, Illinois, of CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the "Trustee"), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon, from the date hereof, at the rate of four and ninety-five hundredths percent (4.95%) per annum, at said office, semiannually on June 15 and December 15 in each year until the principal sum hereof shall have become due and payable and thereafter, if default be made in the payment of such principal, at the rate of six percent (6%) per annum until the principal hereof shall be paid.

    This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, of a series designated First Mortgage Bonds, Series B, 4.95%, Due June 15, 1988, all such bonds of this series and all other series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Illinois National Bank and Trust Company of Chicago as Corporate Trustee) and R. Emmett Hanley, as Trustees, to which indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the indenture may be made, the terms and conditions upon which bonds of all series are or are to be issued and secured, the rights and remedies under the indenture of the holders of said bonds, the terms and conditions upon which the indenture may be modified or amended, and the rights and obligations under the indenture of the Company and of said Trustees; but neither the foregoing reference to the indenture, nor any provision of this bond or of the indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

    The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, an neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consents and agrees to the foregoing provisions and each invites the others, and all persons, to rely thereon.

    In certain events, on the conditions, in the manner, at the times, to the extent and with the effect set forth in the indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, or, if the principal amount of this bond is a multiple of five hundred dollars ($500), any part of the principal amount hereof constituting said sum or any multiple thereof, may be called for redemption and payment at any time prior to maturity, on notice given or waived as provided in the indenture, at the applicable redemption price specified in the indenture.

    This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond and registered bonds of this series and coupons bonds of this series are interchangeable, all in the manner and upon the conditions prescribed in the indenture.

    Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the indenture.

    This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the indenture, until the certificate hereon shall have been signed by the Trustee.

    IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated.

                                            UNITED CITIES GAS COMPANY


ATTEST:                                     By ________________________________
                                                                      President

__________________________________
                         Secretary

                        (FORM OF TRUSTEE'S CERTIFICATE)

     This is one of the Bonds, of the series designated therein, referred to in the within-mentioned indenture.

                                            CONTINENTAL ILLINOIS NATIONAL BANK
                                              AND TRUST COMPANY OF CHICAGO,
                                              as Trustee


                                           By__________________________________
                                                             Authorized Officer

    Section 2.04. All or any part of the Series B bonds outstanding at any time, or any part of the principal amount of any fully registered Series B bonds constituting $500 or any multiple thereof, may be redeemed at any time prior to maturity (subject to the further provisions hereof), whether or not such time be an interest payment date, at the principal office of the Trustee, upon not less than thirty (30) days prior notice given or waived as hereinafter or in the Indenture provided, at the following redemption prices, in each case together with the accrued and unpaid interest on the principal amount of bonds called to the date fixed for redemption:

            (a) if redeemed through operation of the sinking fund or if redeemed through application of the proceeds of the sale or transfer of all or part of the property of the Company to a municipality or other public body or authority pursuant to condemnation proceedings or an agreement in lieu of condemnation, at their principal amount, and

            (b) in all other cases at the following redemption prices, herein expressed as percentages of such principal amount, during the respective periods hereinafter set forth:

                       PERIOD                               REDEMPTION
                   (DATES INCLUSIVE)                          PRICE

             On or before June 15, 1964..................... 106.50%
             June 16, 1964 to June 15, 1965................. 106.23%
             June 16, 1965 to June 15, 1966................. 105.96%
             June 16, 1966 to June 15, 1967................. 105.69%
             June 16, 1967 to June 15, 1968................. 105.42%
             June 16, 1968 to June 15, 1969................. 105.15%
             June 16, 1969 to June 15, 1970................. 104.88%
             June 16, 1970 to June 15, 1971................. 104.61%
             June 16, 1971 to June 15, 1972................. 104.34%
             June 16, 1972 to June 15, 1973................. 104.07%
             June 16, 1973 to June 15, 1974................. 103.80%
             June 16, 1974 to June 15, 1975................. 103.53%
             June 16, 1975 to June 15, 1976................. 103.26%
             June 16, 1976 to June 15, 1977................. 102.99%
             June 16, 1977 to June 15, 1978................. 102.72%
             June 16, 1978 to June 15, 1979................. 102.45%
             June 16, 1979 to June 15, 1980................. 102.18%
             June 16, 1980 to June 15, 1981................. 101.91%
             June 16, 1981 to June 15, 1982................. 101.64%
             June 16, 1982 to June 15, 1983................. 101.37%
             June 16, 1983 to June 15, 1984................. 101.10%
             June 16, 1984 to June 15, 1985................. 100.83%
             June 16, 1985 to June 15, 1986................. 100.56%
             June 16, 1986 to June 15, 1987................. 100.29%
             June 16, 1987 to June 15, 1988................. 100.00%

        Series B bonds shall be redeemed upon the notice, in the manner and with the effect provided in Article 4 of the Original Indenture and the provisions of Article 4 of the Original Indenture, except Section 4.01 thereof, shall be applicable to the Series B bonds.

    Section 2.05. So long as any Series B bonds shall remain outstanding, the Company shall pay to the Trustee as and for a sinking fund for the retirement of Series B bonds on June 15, 1964, and on each June 15 thereafter to and including June 15, 1987, cash in the amount specified in the following schedule for each such year:

                      SINKING FUND DATE                   SINKING FUND
                          JUNE 15                            AMOUNT

                            1964  . . . . . . . . . . . . .  $26,000
                            1965  . . . . . . . . . . . . .   26,000
                            1966  . . . . . . . . . . . . .   26,000
                            1967  . . . . . . . . . . . . .   22,000

                            1968  . . . . . . . . . . . . .   26,000
                            1969  . . . . . . . . . . . . .   26,000
                            1970  . . . . . . . . . . . . .   26,000
                            1971  . . . . . . . . . . . . .   22,000
                            1972  . . . . . . . . . . . . .   26,000
                            1973  . . . . . . . . . . . . .   26,000
                            1974  . . . . . . . . . . . . .   26,000
                            1975  . . . . . . . . . . . . .   22,000
                            1976  . . . . . . . . . . . . .   26,000
                            1977  . . . . . . . . . . . . .   26,000
                            1978  . . . . . . . . . . . . .   26,000
                            1979  . . . . . . . . . . . . .   22,000
                            1980  . . . . . . . . . . . . .   26,000
                            1981  . . . . . . . . . . . . .   26,000
                            1982  . . . . . . . . . . . . .   26,000
                            1983  . . . . . . . . . . . . .   22,000
                            1984  . . . . . . . . . . . . .   26,000
                            1985  . . . . . . . . . . . . .   26,000
                            1986  . . . . . . . . . . . . .   26,000
                            1987  . . . . . . . . . . . . .   22,000

    In the event the Company shall redeem Series B bonds from the proceeds of the sale of any of its property to a municipality or other public body or agency, the amount of each such sinking fund deposit thereafter shall be reduced by an amount equal to 2.5% of the amount of Series B bonds so redeemed.

    On or before the thirtieth day prior to each sinking fund payment date, the Trustee shall proceed to select for redemption in the manner provided in
Article 4 of the Original Indenture, Series B bonds in the aggregate principal amount which are redeemable with the cash required to be paid on the next following sinking fund payment date and in the name of the Company shall give notice as may be required by said Article 4 of the redemption for the sinking fund on such sinking fund payment date of the Series B bonds so selected.

    All cash received by the Trustee pursuant to this Section 2.05 shall be held by the Trustee as part of the mortgage property, and shall be applied by the Trustee to the redemption of outstanding Series B bonds, without premium, in the manner and with the effect specified in the preceding paragraph hereof; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee in cash all unpaid interest accrued on the bonds to be redeemed through the operation of said sinking fund to the date fixed for redemption.

    So long as all outstanding Series B bonds remain registered in the names of the initial holders in whose names bonds of such series were first registered the sinking fund payment shall be made entirely in cash. If none or less than all of the outstanding bonds of Series B are registered in the names of the initial holders in whose names bonds of such series were first registered, the following provisions shall be applicable:

        (i) If none of the then outstanding bonds of Series B are registered in the names of the initial holders in whose names bonds of such series were first registered, the Company may, in lieu of depositing cash as hereinabove provided, surrender bonds of such series acquired by the Company and receive credit against the cash sinking fund payment to the extent of the principal amount of bonds surrendered; and

        (ii) If one or more but less than all of the then outstanding bonds of Series B are registered in the name of any of the initial holders in whose names bonds of such series were first registered, the aggregate principal amount of the bonds of such series to be redeemed shall be apportioned in the manner provided in clause (ii) of Section 4.02 of the Original Indenture and redemption shall be made in accordance with the provisions of said clause (ii) except that the Company may, in lieu of depositing cash for the redemption of bonds not held by any such initial holder, surrender bonds of Series B acquired by the Company and receive credit against the sinking fund payment to the extent of the principal amount of bonds surrendered, not exceeding, however, the amount of cash which would otherwise be applied to the redemption of bonds of Series B not registered in the name of any initial holder of bonds of said series, and the amount which would otherwise be applied to the redemption of such bonds not held by any initial holder of bonds shall be reduced to the extent of the amount of such credit.

    If the Company elects to surrender bonds as a credit against the sinking fund payment pursuant to the foregoing provisions it shall deposit such bonds, with all unmatured interest coupons pertaining thereto in the case of coupon bonds, with the Trustee at least 35 days and not more than 45 days prior to the date on which the next sinking fund payment becomes due.

    All Series B bonds redeemed or delivered to the Trustee for cancellation pursuant to this Section 2.05 (except fully registered Series B bonds redeemed in part and upon which notations of partial payment are made as provided in
Article 4 of the Original Indenture) together with any and all appertaining interest coupons shall forthwith be cancelled by the Trustee and shall be delivered to or upon the written order of the Company and shall not be made the basis for issuance of any additional bonds hereunder.

    Section 2.06. Upon the execution and delivery of this Fourth Supplemental Indenture and upon compliance with the provisions of the Original Indenture the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to or upon the written order of the President or Treasurer of the Company, Series B bonds in an aggregate principal amount not exceeds $1,000,000.

                                   ARTICLE 3

                     ADDITIONAL COVENANTS AND MISCELLANEOUS

   Section 3.01. So long as any Series B bonds remain outstanding, the provisions of Section 1.15 of the Original Indenture which are expressed to be applicable to bonds of Series A shall also be applicable to the Series B bonds and the holders thereof.

   Section 3.02. So long as any Series B bonds shall remain outstanding, no new series of bonds shall be authorized having a maturity date earlier than June 15, 1988 and no provision shall be made for the retirement of any new series of bonds prior to June 15, 1988 through a sinking fund or other retirement fund in an amount in any year greater than 3% of the aggregate principal amount of such bonds theretofore issued.

   Section 3.03. So long as any Series B bonds remain outstanding, the Company will not declare or pay any dividends on shares of its Common Stock (except dividends payable in shares of Common Stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of Common Stock (except out of the proceeds derived from the issuance of other shares of Common Stock), or make any other distribution on shares of Common Stock (such non-excepted declarations, payments, purchases, redemptions or other acquisitions and distributions being hereinafter called "Restricted Payments"), unless after giving effect thereto the aggregate of all such Restricted Payments made during the period from December 31, 1962 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $300,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends for such period (computed on a cumulative basis for said entire period).

   As used in this Section 3.03 the term "Consolidated Net Income Available for Common Stock Dividends" shall mean the net income of the Company and its subsidiaries for the applicable period available for dividends on stock after deducting therefrom dividends paid and accrued on preferred stock determined on a consolidated basis in accordance with generally accepted principles of accounting; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible and the deduction for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.

   Section 3.04. This Fourth Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and all terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another series, shall apply to and be deemed to be for the equal benefit, security and protection of the Series B bonds and the holders thereof. All terms used in this Fourth

Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

   Section 3.05. Whenever in this Fourth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Fourth Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

   Section 3.06. This Fourth Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary and the said Continental Illinois National Bank and Trust Company of Chicago, to evidence its acceptance of the trust hereby created and in its reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by an Assistant Secretary, and said R. Emmett Hanley, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

                                            UNITED CITIES GAS COMPANY


[CORPORATE SEAL]                            By       /s/ R. L. SIEBEN
                                              ----------------------------------
                                                         President


ATTEST:


    /s/ GORDON B. WHEELER
- --------------------------------
           Secretary


Witnesses as to United Cities Gas
  Company:


     /s/  DABOLD DUSENBERY
- --------------------------------


     /s/ CATHERINE NUGENT
- --------------------------------

                                            CONTINENTAL ILLINOIS NATIONAL BANK
                                              AND TRUST COMPANY OF CHICAGO, as
                                              Trustee



[CORPORATE SEAL]                            By         /s/ RAY F. MYERS
                                              ----------------------------------
                                                         Vice President

ATTEST:


      /s/  J. W. HERMANN
- ---------------------------------
      Assistant Secretary

Witnesses as to Continental Illinois
  National Bank and Trust Company of
  Chicago and R. Emmett Hanley:

      /s/  E. F. HARTMANN
- ---------------------------------



      /s/  E. F. HARTMANN
- ---------------------------------



/s/  R. BROWN                               By /s/ R. EMMETT HANLEY
                                               ---------------------------------
                                                   R. Emmett Hanley       (SEAL)

     (U.S. Documentary Tax Stamps in the amount required by law are affixed to an executed counterpart of the Original Indenture in the possession of the Trustee, and cancelled.)

STATE OF ILLINOIS         )
                          )  SS:
COUNTY OF COOK            )

        I, AMELIA LANG, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 5th day of September, 1963, personally appeared before me R. L. SIEBEN and GORDON B. WHEELER, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are President and Secretary, respectively, of the United Cities Gas Company, an Illinois corporation, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said R.
L. SIEBEN and GORDON B. WHEELER, acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 5th day of September, 1963.



                                              By: /s/      AMELIA LANG
                                                  -----------------------------
                                                  Notary Public in and for the
                                                  County and State aforesaid

[NOTARIAL SEAL]

My commission expires October 2, 1966

STATE OF ILLINOIS    )
                     )  SS:
COUNTY OF COOK       )

        I, LOIS A. LESNIAK, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 5th day of September, 1963, personally appeared before me RAY F. MYERS and J. W. HERMANN, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Vice President and Assistant Secretary, respectively, of the Continental Illinois National Bank and Trust Company of Chicago, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and said RAY F. MYERS and J. W. HERMANN acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 5th day of September, 1963.



                                          By: /s/      LOIS A. LESNIAK
                                              ----------------------------------
                                              Notary Public in and for the
                                              County and State aforesaid

[NOTARIAL SEAL]

My commission expires November 30, 1965

STATE OF ILLINOIS     )
                      )  SS.
COUNTY OF COOK        )

        I, LOIS A. LESNIAK, a Notary Public in and for the county and state aforesaid, do hereby certify that on this 5th day of September, 1963, personally appeared before me R. EMMET HANLEY, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 5th day of September, 1963.



                                            By: /s/     LOIS A. LESNIAK
                                                --------------------------------
                                                Notary Public in and for the
                                                County and State aforesaid

[NOTARIAL SEAL]

My commission expires November 30, 1965

STATE OF ILLINOIS     )
                      )  SS.
COUNTY OF COOK        )

        Personally appeared before me DAROLD DUSENBERY, who, being duly sworn, says that he saw the corporate seal of the UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that he also saw R. L. SIEBEN, President, and GORDON B. WHEELER, Secretary of said United Cities Gas Company, sign and attest the same, and that he, with CATHERINE NUGENT, witnessed the execution and delivery thereof as the act and deed of the said UNITED CITIES GAS COMPANY.


                                              By: /s/    DAROLD DUSENBERG
                                                 ------------------------------
                                                              Witness

[NOTARIAL SEAL]

Sworn to before me this 5th
day of September, 1963.


/s/      AMELIA LANG
- ------------------------------
Notary Public in and for the
County and State aforesaid

My commission expires October 2, 1966

STATE OF ILLINOIS     )
                      )  SS.
COUNTY OF COOK        )

        Personally appeared before me E. F. HARTMAN, who, being duly sworn, says that he saw the corporate seal of the CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO affixed to the foregoing instrument and that he also saw RAY F. MYERS, Vice President, and J. W. HERMANN, Assistant Secretary of said Continental Illinois National Bank and Trust Company of Chicago, sign and attest the same, and that he, with R. BROWN, witnessed the execution and delivery thereof as the act and deed of the said Continental Illinois National Bank and Trust Company of Chicago.


                                              By: /s/      E. F. HARTMAN
                                                  ------------------------------
                                                              Witness

[NOTARIAL SEAL]

Sworn to before me this 5th
day of September, 1963.


/s/     LOIS A. LESNIAK
- -------------------------------
Notary Public in and for the
County and State aforesaid

My commission expires November 30, 1965

STATE OF ILLINOIS     )
                      )  SS.
COUNTY OF COOK        )

        Personally appeared before me E. F. HARTMAN, who, being duly sworn, says that he saw the within named R. EMMETT HANLEY, sign, seal, and as his act and deed, deliver the foregoing instrument and that he, with R. BROWN, witnessed the execution thereof.


                                               By: /s/    E. F. HARTMAN
                                                  -----------------------------
                                                              Witness

[NOTARIAL SEAL]

Sworn to before me this 5th
day of September, 1963.


/s/      LOIS A. LESNIAK
- --------------------------------
Notary Public in and for the
County and State aforesaid

My commission expires November 30, 1965

                                 RECORDING DATA

        The foregoing Fourth Supplemental Indenture was filed for record and recorded as a real estate mortgage in each of the states and counties hereinbelow set forth, and was indexed or cross-indexed as a chattel mortgage in the State of Tennessee, North Carolina, South Carolina and Georgia in each of the counties hereinbelow set forth:

                                    ILLINOIS

                           DATE                BOOK-REAL
COUNTY                     FILED               MORTGAGES             PAGE

Fayette . . . . . . . .   9/23/63                 494                 197
Saline  . . . . . . . .   9/19/63                 437                 570
Massoc  . . . . . . . .   9/20/63                  63                   1

                                   TENNESSEE

Obion . . . . . . . . .   9/20/63                Misc. 31P              1
Maury . . . . . . . . .   9/23/63                     534             515
Bedford . . . . . . . .   9/18/63          Trust Deed 137             193
Rutherford  . . . . . .   9/19/63                   A 138             221
Hamblen . . . . . . . .   9/20/63               Trust 146             531
Weakley . . . . . . . .   9/19/63                     194             300
Moore . . . . . . . . .   9/19/63                Trust 24             565
Blount  . . . . . . . .   9/20/63               Trust 204             276

                                 NORTH CAROLINA

Henderson . . . . . . .   9/16/63          Deed Trust 229             401

                                 SOUTH CAROLINA

Cherokee  . . . . . . .   9/17/63     Real Estate Mortgages 157       102

                                    GEORGIA

Hall  . . . . . . . . .   9/17/63                    10-Z              99
Jackson . . . . . . . .   9/17/63                     4-O             441
Barrow  . . . . . . . .   9/18/63                      MM             575
Oconee  . . . . . . . .   9/17/63                      LL             219

                                                                [CONFORMED COPY]

================================================================================

                         FIFTH SUPPLEMENTAL INDENTURE

                        DATED AS OF NOVEMBER 15, 1964

                              _________________


                          UNITED CITIES GAS COMPANY


                                      To


        CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO

                                     And

                                R. EMMETT HANLEY

                                   TRUSTEES

                              _________________


                     Supplementing Indenture of Mortgage
                        Dated as of July 15, 1959 and
                   Creating First Mortgage Bonds, Series C,
                        4-7/8%, Due November 15, 1989



================================================================================

        THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of November 15, 1964, made by and between UNITED CITIES GAS COMPANY, an Illinois corporation (hereinafter called the "Company"), party of the first party, and CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office in the City of Chicago, State of Illinois (hereinafter called the "Trustee"), and R. EMMETT HANLEY, residing in Oak Park, Illinois (the Trustee and R. Emmett Hanley being hereinafter collectively referred to as the "Trustees"), parties of the second part,


                             W I T N E S S E T H:

        WHEREAS, the Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 (hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage and warrant to the said Trustees, and each of them, and their respective successors and assigns, certain property of the Company in said Indenture of Mortgage more particularly described for the security of all First Mortgage Bonds issued and to be issued thereunder; and

        WHEREAS, the Company thereafter executed and delivered its First, Second, Third, and Fourth Supplemental Indentures respectively dated as of November 1, 1960, June 1, 1962, February 1, 1963, and June 15, 1963, for the purpose of subjecting to the lien of the Indenture certain additional property acquired by the Company and complying with its covenant of further assurances, and, with respect to the said Fourth Supplemental Indenture, for the further purpose of creating First Mortgage Bonds, Series B, 4.95%, Due June 15, 1988, said Indenture of Mortgage and all Supplemental Indentures thereto being herein collectively referred to as the "Indenture" or "indenture" in the form of Series C bonds; and

        WHEREAS, on September 1, 1961, City National Bank and Trust Company of Chicago was, under the laws of the United States of America, merged with Continental Illinois National Bank and Trust Company of Chicago, a national banking association, under the name of Continental Illinois National Bank and Trust Company of Chicago, which thereupon became corporate trustee under the Indenture as provided therein; and

        WHEREAS, there have been issued under the Indenture $3,500,000 aggregate principal amount of First Mortgage Bonds, Series A, 5-3/8%, due July 15, 1984, of which bonds $3,080,000 aggregate principal amount is now outstanding, and $1,000,000 aggregate principal amount of First Mortgage Bonds, Series B, 4.95%, Due June 15, 1988, of which bonds $974,000 aggregate principal amount is now outstanding; and

        WHEREAS, the Company desires to create a new series of bonds to be issued under and secured by the Indenture and to be designated as "First Mortgage Bonds, Series C, 4-7/8%, Due November 15, 1989" (herein called "Series C Bonds"), to be limited to $1,000,000 in aggregate principal amount; and

        WHEREAS, the Company also desires to subject to the lien of the Indenture certain properties acquired or constructed by the Company since the date of execution and delivery of the Original Indenture; and

        WHEREAS, all things necessary to make the Series C bonds, when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and security of the Indenture, and to make this Fifth Supplemental Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed have been done and performed; and the issue of Series C bonds, as herein provided, has been in all respects duly authorized;

        NOW, THEREFORE, in consideration of the premises and the sum of One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE 1

                       MORTGAGE OF ADDITIONAL PROPERTY

   Section 1.01. The Company in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has granted, conveyed, mortgaged and warranted, and by these presents does hereby grant, convey, mortgage and warrant to the Trustees and each of them, and to their successors in said trust forever, all property and rights acquired and constructed by the Company since the date of execution and delivery of the Original Indenture, except property of the character specifically reserved and excepted from the lien of the Original Indenture and property heretofore released from the lien thereof, and the following described additional property:


                                      I.

    The real estate specifically described in Schedule A, Part I, hereof;

                                     II.

  Those gas pipelines specifically described in Schedule A, Part II, hereof;

                                     III.

              The franchise granted to the Company authorizing the construction, operation and maintenance of a gas distribution system in Joppa, Illinois and all renewals, extensions or substitutions thereof or thereafter, the expiration date of which is September 30, 1993.

        TOGETHER WITH all rights belonging or in any wise appertaining to any and all the aforesaid property or any part thereof with the reversion and, subject to the provisions of Section 7.01 of the Original Indenture, all income and earnings arising out of the aforesaid property, including rents, issues and profits during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture.


        TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Original Indenture and in Schedule A hereof.

        IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Original Indenture.

                                  ARTICLE 2

                                SERIES C BONDS

   Section 2.01. There is hereby created for issuance under the Indenture, a series of bonds, limited to the aggregate principal amount of $1,000,000, to be designated as "First Mortgage Bonds, Series C, 4-7/8%, Due November 15, 1989." The Series C bonds shall, subject to the provisions of Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from, November 15, 1964; shall mature November 15, 1989, and shall bear interest at the rate of 4-7/8% payable semiannually on May 15 and November 15 in each year until the principal thereof shall have become due and payable and thereafter, if default be made in the payment of such principal, at the rate of 6% per annum until the principal thereof shall be paid.


   Section 2.02. The Series C bonds initially to be issued shall be fully registered bonds without coupons, in denominations of $500 and multiples thereof, substantially in the form set forth in Section 2.03 hereof, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate for different denomina-tions and/or in order to conform to usage or law. Upon receipt of a written request from a holder or holders of not less than 25% in aggregate principal amount of the Series C bonds at the time outstanding, stating its or their intention to exchange all or a substantial part of their bonds for Series C bonds in coupon form, the Company will promptly cause to be prepared Series C bonds in customary coupon form in the denomination of $500 and/or $1,000, as requested, registrable as to principal only, and substantially in the form of the fully registered Series C bond set forth in Section 2.03 hereof, with appropriate insertions, omissions, and changes approved by counsel satisfactory to the Trustee in an opinion filed with the Trustee, and by the Trustee. Thereafter fully registered bonds and coupon bonds of Series C shall be interchangeable, subject to the provisions of Section 1.11 of the Original Indenture.


   Section 2.03. The registered Series C bonds without coupons shall be in substantially the following form:

            Form of Fully Registered Series C Bond Without Coupons
                          and Trustee's Certificate

                          UNITED CITIES GAS COMPANY

No. RC ______________________                             $_____________________

         FIRST MORTGAGE BOND, SERIES C, 4-7/8%, DUE NOVEMBER 15, 1989

        For value received, UNITED CITIES GAS COMPANY, an Illinois corporation (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to ________________________ or registered assigns, on November 15, 1989, or earlier as hereinafter referred to, the sum of _______________ Dollars ($__________), at the principal office in Chicago, Illinois, of CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the "Trustee"), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon, from the date hereof, at the rate of four and seven-eighths percent (4-7/8%) per annum, at said office, semiannually on May 15 and November 15 in each year until the principal sum hereof shall have become due and payable and thereafter, if default be made in the payment of such principal, at the rate of six percent (6%) per annum until the principal hereof shall be paid.

        This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, of a series designated First Mortgage Bonds, Series C, 4-7/8%, Due November 15, 1989, all such bonds of this series and all other series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Illinois National Bank and Trust Company of Chicago as Corporate Trustee) and R. Emmett Hanley, as Trustees, to which indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the indenture may be made, the terms and conditions upon which bonds of all series are or are to be issued and secured, the rights and remedies under the indenture of the holders of said bonds, the terms and conditions upon which the indenture may be modified or amended, and the rights and obligations under the indenture of the Company and of said Trustees; but neither the foregoing reference to the indenture, nor any provision of this bond or of the indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

        The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

        In certain events, on the conditions, in the manner, at the times, to the extent and with the effect set forth in the indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, or, if the principal amount of this bond is a multiple of five hundred dollars ($500), any part of the principal amount hereof constituting said sum or any multiple thereof, may be called for redemption and payment at any time prior to maturity, on notice given or waived as provided in the indenture, at the applicable redemption price specified in the indenture.

        This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond and registered bonds of this series and coupon bonds of this series are interchangeable, all in the manner and upon the conditions prescribed in the indenture.

        Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the indenture.

        This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the indenture, until the certificate hereon shall have been signed by the Trustee.

        IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated ___________________.

                                           UNITED CITIES GAS COMPANY


                                           By:_______________________________
                                                      President

Attest:


____________________________
        Secretary


                       (FORM OF TRUSTEE'S CERTIFICATE)

        This is one of the Bonds, of the series designated therein, referred to in the within-mentioned indenture.

                                           CONTINENTAL ILLINOIS NATIONAL BANK
                                             AND TRUST COMPANY OF CHICAGO,
                                             as Trustee


                                           By:_________________________________
                                                    Authorized Officer

   Section 2.04. All or any part of the Series C bonds outstanding at any time, or any part of the principal amount of any fully registered Series C bond constituting $500 or any multiple thereof, may be redeemed at any time prior to maturity (subject to the further provisions hereof), whether or not such time be an interest payment date, at the principal office of the Trustee, upon not less than thirty (30) days prior notice given or waived as hereinafter or in the Indenture provided, at the following redemption prices, in each case together with the accrued and unpaid interest on the principal amount of bonds called to the date fixed for redemption:

              (a) if redeemed through operation of the sinking fund or if redeemed through application of the proceeds of the sale or transfer of all or part of the property of the Company to a municipality or other public body or authority pursuant to condemnation proceedings or an agreement in lieu of condemnation, at their principal amount, and

              (b) in all other cases at the following redemption prices, herein expressed as percentages of such principal amount, during the respective periods hereinafter set forth:

                  PERIOD
             (DATES INCLUSIVE)                           REDEMPTION PRICE

On or before November 15, 1965 . . . . . . . . .             106.375%
November 16, 1965 to November 15, 1966 . . . . .             106.110%
November 16, 1966 to November 15, 1967 . . . . .             105.845%
November 16, 1967 to November 15, 1968 . . . . .             105.580%
November 16, 1968 to November 15, 1969 . . . . .             105.315%
November 16, 1969 to November 15, 1970 . . . . .             105.050%
November 16, 1970 to November 15, 1971 . . . . .             104.785%
November 16, 1971 to November 15, 1972 . . . . .             104.520%
November 16, 1972 to November 15, 1973 . . . . .             104.255%
November 16, 1973 to November 15, 1974 . . . . .             103.990%
November 16, 1974 to November 15, 1975 . . . . .             103.725%
November 16, 1975 to November 15, 1976 . . . . .             103.460%
November 16, 1976 to November 15, 1977 . . . . .             103.195%
November 16, 1977 to November 15, 1978 . . . . .             102.930%
November 16, 1978 to November 15, 1979 . . . . .             102.665%
November 16, 1979 to November 15, 1980 . . . . .             102.400%
November 16, 1980 to November 15, 1981 . . . . .             102.135%
November 16, 1981 to November 15, 1982 . . . . .             101.870%
November 16, 1982 to November 15, 1983 . . . . .             101.605%
November 16, 1983 to November 15, 1984 . . . . .             101.340%
November 16, 1984 to November 15, 1985 . . . . .             101.075%
November 16, 1985 to November 15, 1986 . . . . .             100.810%
November 16, 1986 to November 15, 1987 . . . . .             100.545%
November 16, 1987 to November 15, 1988 . . . . .             100.280%
November 16, 1988 to November 15, 1989 . . . . .             100.000%

        Series C bonds shall be redeemed upon the notice, in the manner and with the effect provided in Article 4 of the Original Indenture and the provisions of Article 4 of the Original Indenture and the provisions of Article 4 of the Original Indenture, except Section 4.01 thereof, shall be applicable to the Series C bonds.

        Section 2.05. So long as any Series C bonds shall remain outstanding, the Company shall pay to the Trustee as and for a sinking fund for the retirement of Series C bonds on November 15, 1965, and on each November 15 thereafter to and including November 15, 1988, cash in the amount of $25,000.

        In the event the Company shall redeem Series C bonds from the proceeds of the sale of any of its property to a municipality or other public body or agency, the amount of each such sinking fund deposit thereafter shall be reduced by an amount equal to 2.5% of the amount of Series C bonds so redeemed.

        On or before the thirtieth day prior to each sinking fund payment date, the Trustee shall proceed to select for redemption in the manner provided in
Article 4 of the Original Indenture, Series C bonds in the aggregate principal amount which are redeemable with the cash required to be paid on the next following sinking fund payment date and in the name of the Company shall give notice as may be required by said Article 4 of the redemption for the sinking fund on such sinking fund payment date of the Series C bonds so selected.

        All cash received by the Trustee pursuant to this Section 2.05 shall be held by the Trustee as part of the mortgaged property, and shall be applied by the Trustee to the redemption of outstanding Series C bonds, without premium, in the manner and with the effect specified in the preceding paragraph hereof; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee in cash all unpaid interest accrued on the bonds to be redeemed through the operation of said sinking fund to the date fixed for redemption.

        So long as all outstanding Series C bonds remain registered in the names of the initial holders in whose names bonds of such series were first registered the sinking fund payment shall be made entirely in cash. If none or less than all of the outstanding bonds of Series C are registered in the names of the initial holders in whose names bonds of such series were first registered, the following provisions shall be applicable:

                (i) If none of the then outstanding bonds of Series C are registered in the names of the initial holders in whose names bonds of such series were first registered, the Company may, in lieu of depositing cash as hereinabove provided, surrender bonds of such series acquired by the Company and receive credit against the cash sinking fund payment to the extent of the principal amount of bonds surrendered; and

                (ii) If one or more but less than all of the then outstanding bonds of Series C are registered in the name of any of the initial holders in whose names bonds of such series were first registered, the aggregate principal amount of the bonds of such series to be redeemed shall be apportioned in the manner provided in clause
        (ii) of Section 4.02 of the Original Indenture and redemption shall be made in accordance with the provisions of said clause (ii) except that the Company may, in lieu of depositing cash for the redemption of bonds not held by any such initial holder, surrender bonds of Series C acquired by the Company and receive credit against the sinking fund payment to the extent of the principal amount of bonds surrendered, not exceeding, however, the amount of cash which would otherwise be applied to the redemption of bonds of Series C not registered in the name of any initial holder of bonds of said series, and the amount which would otherwise be applied to the redemption such bonds not held by any initial holder of bonds shall be reduced to the extent of the amount of such credit.

        If the Company elects to surrender bonds as a credit against the sinking fund payment pursuant to the foregoing provisions it shall deposit such bonds, with all unmatured interest coupons pertaining thereto in the case of coupon bonds, with the Trustee at least 35 days and not more than 45 days prior to the date on which the next sinking fund payment becomes due.

        All Series C bonds redeemed or delivered to the Trustee for cancellation pursuant to this Section 2.05 (except fully registered Series C bonds redeemed in part and upon which notations of partial payment are made as provided in Article 4 of the Original Indenture) together with any and all appertaining interest coupons shall forthwith be cancelled by the Trustee and shall be delivered to or upon the written order of the Company and shall not be made the basis for issuance of any additional bonds hereunder.

   Section 2.06. Upon the execution and delivery of this Fifth Supplemental Indenture and upon compliance with the provisions of the Original Indenture the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to or upon the written order of the President or Treasurer of the Company, Series C bonds in an aggregate principal amount not exceeding $1,000,000.

                                  ARTICLE 3

                    ADDITIONAL COVENANTS AND MISCELLANEOUS

   Section 3.01. So long as any Series C bonds remain outstanding, the provisions of Section 1.15 of the Original Indenture which are expressed to be applicable to bonds of Series A shall also be applicable to the Series C bonds and the holders thereof.

   Section 3.02. So long as any Series C bonds shall remain outstanding, no new series of bonds shall be authorized having a maturity date earlier than November 15, 1989 and no provision shall be made for the retirement of any new series of bonds prior to November 15, 1989 through a sinking fund or other retirement fund in an amount in any year greater than 3% of the aggregate principal amount of such bonds theretofore issued.

   Section 3.03. So long as any Series C bonds remain outstanding, the Company will not declare or pay any dividends on shares of its Common Stock (except dividends payable in shares of Common Stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of Common Stock (except out of the proceeds derived from the issuance of other shares of Common Stock), or make any other distribution on shares of Common Stock (such non-excepted declarations, payments, purchases, redemptions or other acquisitions and distributions being hereinafter called "Restricted Payments"), unless after giving effect thereto the aggregate of all such Restricted Payments made during the period from December 31, 1963 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $300,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends for such period (computed on a cumulative basis for said entire period).

        As used in this Section 3.03 the term "Consolidated Net Income Available for Common Stock Dividends" shall mean the net income of the Company and its subsidiaries for the applicable period available for dividends on stock after deducting therefrom dividends paid and accrued on preferred stock determined on a consolidated basis in accordance with generally accepted principles of accounting; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible and the deduction for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.

   Section 3.04. This Fifth Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and all terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another series, shall apply to and be deemed to be for the equal benefit, security and protection of the Series C bonds and the holders thereof. All terms used in this Fifth Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

   Section 3.05. Whenever in this Fifth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Fifth Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

   Section 3.06. This Fifth Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary and the said Continental Illinois National Bank and Trust Company of Chicago, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by an Assistant Secretary, and said R. Emmett Hanley, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

                                           UNITED CITIES GAS COMPANY

[Corporate Seal]

                                           By       /s/  L. H. ALLEN
                                              --------------------------
                                                     Vice President

ATTEST:


    /s/  GORDON B. WHEELER
- -------------------------------
            Secretary



Witnesses as to United Cities Gas Company:


    /s/  DAROLD DUSENBERY
- -------------------------------


    /s/  WALTER E. RIEGER
- -------------------------------


                                          CONTINENTAL ILLINOIS NATIONAL BANK
                                            AND TRUST COMPANY OF CHICAGO,
                                            as Trustee


[Corporate Seal]                          By      /s/  L. L. REID
                                             ----------------------------
                                                   Vice President

ATTEST:


      /s/  J. W. HERMANN
- ------------------------------
     Assistant Secretary

Witnesses as to Continental Illinois National
Bank And Trust Company Of Chicago And
R. Emmett Hanley:

        /s/  R. BOYD
- -------------------------------


      /s/  R. A. MASTERS
- -------------------------------

                                          By   /s/  R. EMMETT HANLEY   (Seal)
                                             -------------------------
                                                    R. Emmett Hanley

        (U.S. Documentary Tax Stamps in the amount required by law are affixed to an executed counterpart of the Original Indenture in the possession of the Trustee, and cancelled.)

STATE OF ILLINOIS     )
                      ) ss.
COUNTY OF COOK        )

        I, AMELIA LANG, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 2nd day of December, 1964, personally appeared before me L. H. ALLEN and GORDON B. WHEELER, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are a Vice President and Secretary, respectively, of United Cities Gas Company, an Illinois corporation, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said L. H. ALLEN and GORDON B. WHEELER acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 2nd day of December, 1964.

                                                     /s/  AMELIA LANG
                                               --------------------------------
                                                 Notary Public in and for the
                                                  County and State aforesaid
[NOTARIAL SEAL]



My commission expires October 2, 1996

STATE OF ILLINOIS     )
                      ) ss.
COUNTY OF COOK        )

        I, E. W. FAHRENBACH, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 2nd day of December, 1964, personally appeared before me L. L. REID and J.W. HERMANN, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Vice President and Assistant Secretary, respectively, of Continental Illinois National Bank and Trust Company of Chicago, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporation seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said L. L. REID and J. W. HERMANN acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set Forth.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 2nd day of December, 1964.



                                                   /s/  E. W. FAHRENBACH
                                            -----------------------------------
                                                Notary Public in and for the
                                                 County and State aforesaid
[NOTARIAL SEAL]


My commission expires March 26, 1965

STATE OF ILLINOIS  )
                   ) ss.
COUNTY OF COOK     )

        I, E. W. FAHRENBACH, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 2nd day of December, 1964, personally appeared before me R. EMMETT HANLEY, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 2nd day of December, 1964.


                                                /s/  E. W. FAHRENBACH
                                           --------------------------------
                                             Notary Public in and for the
                                              County and State aforesaid
[NOTARIAL SEAL]


My commission expires March 26, 1965

STATE OF ILLINOIS  )
                   ) ss.
COUNTY OF COOK     )

        Personally appeared before me DAROLD DUSENBERY, who, being duly sworn, says that he saw the corporate seal of UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that he also saw L. H. ALLEN, a Vice President, and GORDON B. WHEELER, Secretary of said United Cities Gas Company, sign and attest the same, and that he, with WALTER E. RIEGER, witnessed the execution and delivery thereof as the act and deed of the said United Cities Gas Company.

                                               /s/  DAROLD DUSENBERY
                                          -------------------------------
                                                        witness

[NOTARIAL SEAL]


Sworn To before me this 2nd day of
December, 1964


         /s/  AMELIA LANG
- ---------------------------------
    Notary Public in and for the
    County and State aforesaid

My commission expires October 2, 1966

STATE OF ILLINOIS   )
                    ) SS.
COUNTY OF COOK      )

        Personally appeared before me R. Boyd, who, being duly sworn, says that he saw the corporate seal of the CONTINENTAL NATIONAL BANK AND TRUST COMPANY OF CHICAGO affixed to the foregoing instrument and that he also saw L. L. REID, Vice President, and J. W. HERMANN, Assistant Secretary of said Continental Illinois National Bank and Trust Company of Chicago, sign and attest the same, and that he, with R. A. MASTERS, witnessed the execution and delivery thereof as the act and deed of the said Continental Illinois National Bank and Trust Company of Chicago.

                                                     /s/  R. BOYD
                                             -------------------------------
                                                        witness

[NOTARIAL SEAL]


Sworn To before me this 2nd day of
December, 1964


       /s/  E. W. FAHRENBACH
- ----------------------------------
    Notary Public in and for the
     County and State aforesaid

My commission expires March 26, 1965

STATE OF ILLINOIS  )
                   ) SS.
COUNTY OF COOK     )

        Personally appeared before me R. BOYD, who, being duly sworn, says that he saw the within named R. EMMETT HANLEY, sign, seal and as his act and deed, deliver the foregoing instrument and that he, with R. A. MASTERS, witnessed the execution thereof.

                                                      /s/  R. BOYD
                                               ------------------------------
                                                          witness

[NOTARIAL SEAL]


Sworn To before me this 2nd day of
December, 1964



      /s/  E. W. FAHRENBACH
- ----------------------------------
    Notary Public in and for the
     County and State aforesaid

My commission expires March 26, 1965

                                  SCHEDULE A

        The properties referred to in the granting clauses of this Supplemental Indenture include parcels of real estate and other property hereinafter more specifically described. Such description are not intended, however, to limit or impair the scope or intent of the general description contained in the granting clauses of the Indenture.

                 PART I -- Real Estate and Interests Therein

        Those certain tracts, pieces or parcels of land and interests in real estate situate, lying and being in the respective counties and states set forth below and described as follows:

                               STATE OF ILLINOIS

In Saline County, Illinois:

                                   Parcel ONE

            A portion of the Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Section 20 in Township 8 South, Range 7 East of the 3rd Principal Meridian, in Saline County, Illinois, more particularly described as follows:

            Beginning at the intersection of the existing Northerly right-of-way line of State Aid Route 10 and the Westerly right of way of the existing public road along the east side of the said Northeast Quarter (NE 1/4) of the Northwest Quarter (NW 1/4) of Sec. 20, Twp. 8 South, Range 7 East, thence in a Westerly direction along said right-of-way line of State Aid Route 10 for a distance of sixty (60) feet, thence in a Northeasterly direction to a point on the said west right of way line of the existing public road, said point being eighty (80) feet Northerly of point of beginning, thence Southerly along said Westerly right of way of the existing public road for a distance of eighty (80) feet to the point of beginning; containing 0.06 acres more or less.

        SUBJECT, HOWEVER, to the leasehold estate and the rights thereunder of the Lessee and his assignees created by that certain Oil and Gas lease, dated May 8, 1954, and recorded in the Office of the Recorder of Deeds of Saline County, Illinois on July 14, 1954, in Book 333 of Oil and Gas, Page 253, demising and leasing the foregoing described parcel of real estate for a term commencing on May 8, 1954 and extending for, during and so long as oil or gas shall continue to be produced by the Lessee or his assignees on said parcel of real estate.

        AND FURTHER SUBJECT, HOWEVER, to the lien of that certain Indenture of Mortgage and Deed of Trust, dated September 1, 1958, from B.V. Pipeline Company (subsequently merged into the Company) to City National Bank and Trust Company of Chicago, as Trustee (subsequently merged with Continental Illinois National Bank and Trust Company of Chicago, which thereupon became Trustee) recorded on December 16, 1958, in the office of the Recorder of Deeds of Saline County, Illinois, as Document No.
4745, on Page 17 of Vol. No. 404 of the Book of Mortgages.

                                   Parcel TWO

                A part of the West Half (W 1/2) of the Southwest
        Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section 10 in Township 9 South, Range 6 East of the 3rd Principal Meridian, described as follows:

                From the Northwest corner of said Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of said Section Ten (10), measure Eastwardly the distance of forty (40) feet and thence measure Southwardly to the south boundary line of a public road lying north and adjacent to said Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of said Section Ten, as the point of beginning; thence run South along the east boundary line of S.B.I. Route No. 143 right of way for the distance of twenty (20) feet; thence run east for the distance of thirty-five (35); thence run North for the distance of twenty (20) feet; thence run West for the distance of thirty-five (35) feet to the point of beginning, excepting the coal and other minerals under the surface of the above-described real estate together with the right to mine and remove the same therefrom.

        SUBJECT, HOWEVER, to the lien of that certain Indenture of Mortgage and Deed of Trust, dated September 1, 1958, from B.V. Pipeline Company (subsequently merged into the Company) to City National Bank and Trust Company of Chicago, as Trustee (subsequently merged with Continental Illinois National Bank and Trust Company of Chicago, which thereupon became Trustee) recorded on December 16, 1958, in the office of the Recorder of Deeds of Saline County, Illinois, as Document No. 4745, on Page 17 of Vol. No. 404 of the Book of Mortgages.

In Massac County Illinois:

                                 Parcel THREE

                A parcel of ground out of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of Section 2, Township 16 South, Range 4 East of the 3rd Principal Meridian, described as follows:

                Beginning at a point in the West line of Wilson Stove Plant Public Road where the Southerly line of the private road conveyed by Mattie Miller to S.H. Long by deed dated June 19, 1920 [said point being approximately thirty (30) feet south of the north line of said Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4)] and from said point of beginning run Westerly along the Southerly side line of said private road a distance of one hundred (100) feet; thence run Southerly fifty (50) feet; thence run Easterly on a line parallel with the Southerly line of said private road one hundred (100) feet to the west side of Wilson Stove Plant public road; thence run Northerly along the west line of said public road to the point of beginning, being in the Northwest corner of the land conveyed by the Heirs of Mattie Miller to Arthur H. Miller.

        SUBJECT, HOWEVER, to the lien of that certain Indenture of Mortgage and Deed of Trust, dated May 15, 1962, from V.M. Pipeline Company (subsequently merged into the Company) to Continental Illinois National Bank and Trust Company of Chicago, as Trustee, recorded on June 13, 1962, in the office of the Recorder of Deeds of Massac County, Illinois, as Document No. 1290-62, on Page 503 of Vol. No. 58 of Mortgages.

                           STATE OF SOUTH CAROLINA

In Cherokee County, South Carolina:

                                  Parcel FOUR

                All that certain piece, parcel or lot of land lying and being situate in Cherokee County, South Carolina and described as follows:
        Beginning at the intersection of Thirteenth Street and State Highway No. 41, and running with said highway S. 69 1/2 E. 1.50 chains to a point under the bridge of Peoples Creek; thence down and with the said Peoples Creek N. 74 1/2 E. 5.50 chains to the mouth of a small branch; thence up and with the said branch as it meanders to a point in the center of Thirteenth Street; thence along and with Thirteenth Street to the beginning corner, and containing eight-tenths (8/10) of an acre, more or less, and being Lot No. Thirteen (13) as shown on plat made by John M. Jenkins, Surveyor, dated June 15, 1927 and recorded in the office of the Clerk of Court for Cherokee County, South Carolina in Vol. "2-F," page 222.

                PART II -- Gas Pipelines and Related Equipment

        Those following described natural gas transmission pipelines of the Company, together with all rights of way and easements for the construction, maintenance and operation of the same, including all pipes, compressors, pumps, boilers, engines, buildings, structures, conduits, meters, gauges, valves, machinery, equipment, tools, appliances and other property used or for use in connection therewith.

                              STATE OF ILLINOIS

In Saline County, Illinois:

                                 Pipeline ONE

        The natural gas transmission pipeline of the Company lying wholly within the County of Saline, State of Illinois, consisting of two connected but separate sections, described as follows:

                Section 1 -- consisting of approximately 6.68 miles of 4 1/2 inch O.D. to 3 1/2 inch O.D. steel pipe, commencing at the Texas Eastern Transmission Corporation Measuring Station E-39 located approximately 0.7 miles Northwest of the intersection of Illinois State Highway 34 and Illinois State Aid Route 10 near Raleigh, Illinois, running from that point in a Southeasterly direction along the north and east side of State Highway 34 to the point of connection with the below described Section 2 of said pipeline, being a point at the northeast corner of the above-described intersection of Highway 34 and Route 10; then continuing in a Southerly direction to the Harrisburg Town Border Station of the Company at the intersection of the dead end head of Dorris Heights Road and Highway 34; then continuing from said Border Station in a Southerly direction and connecting with the distribution system of the Company in the City of Harrisburg;

                Section 2--consisting of approximately 4.57 miles of 4-1/2 inch O.D. steel pipe commencing at the point of connection with the above described Section 1 at the northeast corner of the intersection of Illinois Highway 34 and Illinois State Aid Route 10 near Raleigh, Illinois, and running from that point in an Easterly direction and terminating at the Eldorado Town Border Station of the Company at the northwest corner of the intersection of Illinois State Aid Route 10 and Wolf Creek Road;

        SUBJECT, HOWEVER, to the lien of that certain Indenture of Mortgage and Deed of Trust, dated September 1, 1958, from B. V. Pipeline Company (subsequently merged into the Company) to City National Bank and Trust Company of Chicago, as Trustee, (subsequently merged with Continental Illinois National Bank and Trust Company of Chicago, which thereupon became Trustee) recorded on December 16, 1958, in the office of the Recorder of Deeds of Saline County, Illinois, as Document No. 4745, on Page 17 of Vol. No. 404 of the Book of Mortgages.

In Fayette County, Illinois:

                                 Pipeline TWO

        The natural gas transmission pipeline of the Company consisting of approximately 15.64 miles of 4 1/2 inch O.D. steel pipe, commencing at the Vandalia Meter of Natural Gas Pipeline Company of America located approximately 2 miles Northeast of St. Elmo, Illinois, and running from that point in a Southwesterly direction and terminating at the Vandalia Town Border Station of the Company in Vandalia, Illinois located approximately 150 feet east of Second Street and 83 feet north of Fillmore Street extended.

        SUBJECT, HOWEVER, to the lien of that certain Indenture of Mortgage and Deed of Trust, dated May 15, 1962, from V-M Pipeline Company (subsequently merged into the Company) to Continental Illinois National Bank and Trust Company of Chicago, as Trustee, recorded on June 13, 1962, in the office of the Recorder of Deeds of Fayette County, Illinois, as Document No. 72067, on Page 417 of Mortgage Book no. 482.

In Massac County, Illinois:


                                Pipeline THREE

        The natural gas transmission line of the Company consisting of approximately 8.89 miles of 4 1/2 inch O.D. steel pipe, commencing at the metering station of Trunkline Gas Company located approximately 1.5 miles Northwest of Joppa, Illinois, and running from that point in a Southeasterly direction and terminating at the Metropolis Town Border Station of the Company, located on the real estate described as Parcel THREE of PART I of this SCHEDULE A;

        SUBJECT, HOWEVER, to the lien of that certain Indenture of Mortgage and Deed of Trust, dated May 15, 1962, from V-M Pipeline Company (subsequently merged into the Company) to Continental Illinois National Bank and Trust Company of Chicago, as Trustee, recorded on June 13, 1962, in the office of the Recorder of Deeds of Massac County, Illinois, as Document No. 1290-62, on Page 503 of Vol. No. 58 of Mortgages.

                           STATE OF SOUTH CAROLINA

In Cherokee County, South Carolina:

                                 Pipeline FOUR

        The natural gas transmission pipeline of the Company consisting of approximately 1.33 miles of 4 1/2 inch O.D. steel pipe, commencing at a point of connection with the Transcontinental Gas Pipe Line Corporation transmission line which point of connection is located Southeast of the City of Gaffney, Cherokee County, South Carolina, at the point of crossing of State Highway 41 and said Transcontinental Gas Pipe Line Corporation transmission line, and running from that point in a Northwesterly direction and terminating at the Gaffney Town Border Station of the Company, which is located at the junction of State Highway 41 and Thirteenth Street in the said City of Gaffney on the real estate described as Parcel FOUR of PART I of this SCHEDULE A.

                                RECORDING DATA

        The foregoing Fifth Supplemental Indenture was filed for record and recorded as a real estate mortgage in each of the states and counties hereinbelow set forth, and was indexed or cross-indexed as a chattel mortgage in the States of North Carolina, South Carolina and Georgia in each of the counties hereinbelow set forth. In addition thereto, a financing statement in respect of the Indenture of Mortgage of United Cities Gas Company dated as of July 15, 1959, as supplemented, was filed in the Office of the Secretary of State of Tennessee and in the Office of the Register of Deeds in each of the counties in the State of Tennessee hereinbelow set forth:


                                   ILLINOIS

 County                        Date Filed            Book-Real Mortgages                Page             File No. of
                                                                                                    Financing Statements
 Fayette . . . . . . . . . . .  12/7/64                                      499          705
 Saline  . . . . . . . . . . .  12/7/64                                      451          568
 Massac  . . . . . . . . . . .  12/8/64     Indentures                         1           14
                                                         TENNESSEE
 Secretary of State  . . . . .  12/9/64                                                                   12758
 Obion . . . . . . . . . . . .  12/9/64     Misc. Book                       33A          168              1218
 Weakley . . . . . . . . . . .  12/9/64                                      194          520               995
 Maury . . . . . . . . . . . . 12/14/64                                      564          229              2078
 Bedford . . . . . . . . . . .  12/8/64     Trust Deed                       144          507              1170
 Moore . . . . . . . . . . . .  12/9/64     Trust Book                        25          409               208
 Rutherford  . . . . . . . . .  12/9/64                                     A147          600              2818
 Blount  . . . . . . . . . . . 12/10/64     Trust Book                       216           55              1486
 Hamblen . . . . . . . . . . . 12/10/64     Trust Book                       155          526              1382
                                                       NORTH CAROLINA
 Henderson . . . . . . . . . .  12/4/64                                      236          463
                                                       SOUTH CAROLINA
 Cherokee  . . . . . . . . . .  12/5/64         Real Estate Mortgages        163          511

                                                          GEORGIA
 Hall  . . . . . . . . . . . .  12/7/64                                      295          502
 Jackson . . . . . . . . . . .  12/7/64                                       4T          125
 Barrow  . . . . . . . . . . .  12/7/64                                       RR          456
 Oconee  . . . . . . . . . . .  12/7/64                                       NN          470



                                                                  CONFORMED COPY

================================================================================

                         SIXTH SUPPLEMENTAL INDENTURE

                          Dated as of March 15, 1968

                               ---------------

                          UNITED CITIES GAS COMPANY

                                      to

             CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY
                                  OF CHICAGO

                                     and

                                 RAY F. MYERS

                                   TRUSTEES


                               ---------------


                     Supplementing Indenture of Mortgage

                        Dated as of July 15, 1959 and

                   Creating First Mortgage Bonds, Series D,

                          7-1/8% Due March 15, 1993

================================================================================

         THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of March 15, 1968, made by and between UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter called the "Company"), party of the first part, and CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office in the City of Chicago, State of Illinois (hereinafter called the "Trustee"), and RAY F. MYERS, residing in the Village of Flossmoor, Illinois (the Trustee and Ray F. Myers being hereinafter collectively referred to as the "Trustees"), parties of the second part.

                                  WITNESSETH:

         WHEREAS, the Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 (hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage and warrant to the said Trustees, and each of them, and their respective successors and assigns, certain property of the Company in said Indenture of Mortgage more particularly described for the security of all First Mortgage Bonds issued and to be issued thereunder; and

         WHEREAS, on September 1, 1961, City National Bank and Trust Company of Chicago was, under the laws of the United States of America, merged with Continental Illinois National Bank and Trust Company of Chicago, a national banking association, under the name of Continental Illinois National Bank and Trust Company of Chicago, which thereupon became corporate trustee under the Indenture as provided therein; and

         WHEREAS, on October 15, 1966, Ray F. Myers became individual trustee under the Indenture as successor to R. Emmett Hanley, resigned; and

         WHEREAS, the Company has heretofore executed and delivered its First, Second, Third, Fourth and Fifth Supplemental Indentures respectively dated as of November 1, 1960, June 1, 1962, February 1, 1963, June 15, 1963 and November 15, 1964, for the purpose of subjecting to the lien of the Indenture certain additional property acquired by the Company and complying with its covenant of further assurances, and, with respect to the said Fourth and Fifth Supplemental Indentures, for the further purposes of creating additional First Mortgage Bonds (said Indenture of Mortgage and all Supplemental Indentures thereto being herein collectively referred to as the "Indenture" or "indenture" in the form of Series D bonds); and

         WHEREAS, there have been issued under the Indenture $3,500,000 aggregate principal amount of First Mortgage Bonds, Series A, 5-3/8%, Due July 15, 1984, $2,660,000 aggregate principal amount of which remain outstanding; $1,000,000 aggregate principal amount of First Mortgage Bonds, Series B, 4.95%, Due June 15, 1988, $900,000 aggregate principal amount of which remain outstanding; and $1,000,000 aggregate principal amount of First Mortgage Bonds, Series C, 4-7/8%, Due November 15, 1989, $925,000 aggregate principal amount of which remain outstanding; and

         WHEREAS, the Company desires to create a new series of bonds to be issued under and secured by the Indenture and to be designated as "First Mortgage Bonds, Series D, 7-1/8%, Due March 15, 1993" (herein called "Series D bonds"), to be limited to $2,000,000 in aggregate principal amount; and

         WHEREAS, the Company also desires to subject to the lien of the Indenture certain properties acquired or constructed by the Company since the date of execution and delivery of the Fifth Supplemental Indenture and which is not excluded or reserved from the lien of the Original Indenture; and

         WHEREAS, all things necessary to make the Series D bonds, when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and security of the Indenture, and to make this Sixth Supplemental Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed have been done and performed; and the issue of Series D bonds, as herein provided, has been in all respects duly authorized;

         NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE 1

                        MORTGAGE OF ADDITIONAL PROPERTY

         Section 1.01. The Company in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has granted, conveyed, mortgaged and warranted, and by these presents does hereby grant, convey, mortgage and warrant to the Trustees and each of them, and to their successors in said trust forever, all property and rights acquired and constructed by the Company since the date of execution and delivery of the Fifth Supplemental Indenture, except property of the character specifically reserved and excepted from the lien of the Original Indenture and property heretofore released from the lien thereof, and the following described additional property:

                                      I.

         The real estate specifically described in Schedule A, Part I, hereof;

                                     II.

         Those distribution systems specifically described in Schedule A, Part II, hereof;

                                     III.

         The gas supply contracts specifically described in Schedule A, Part III, hereof;

                                     IV.

         The franchises of the Company specifically described in Schedule A,
Part IV, hereof, and all renewals, extensions or substitutions thereof or thereafter.

         TOGETHER WITH all rights belonging or in any wise appertaining to any and all the aforesaid property or any part thereof with the reversion and, subject to the provisions of Section 7.01 of the Original Indenture, all income and earnings arising out of the aforesaid property, including rents, issues and profits during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture.

         TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Original Indenture and in Schedule A hereof.

         IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Original Indenture.

                                  ARTICLE 2

                                SERIES D BONDS

         Section 2.01. There is hereby created for issuance under the Indenture, a series of bonds, limited to the aggregate principal amount of $2,000,000, to be designated as "First Mortgage Bonds, Series D, 7-1/8%, Due March 15, 1993." The Series D bonds shall, subject to the provisions of
Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from, March 15, 1968; shall mature March 15, 1993, and shall bear interest at the rate of 7-1/8% payable semiannually on March 15 and September 15 in each year until the principal thereof shall have become due and payable and thereafter, if default be made in the payment of such principal, at the rate of 7-3/4% per annum until the principal thereof shall be paid.

         Section 2.02. The Series D bonds initially to be issued shall be fully registered bonds without coupons, in denominations of $500 and multiples thereof, substantially in the form set forth in Section 2.03 hereof, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate for different denominations and/or in order to conform to usage or law. Upon receipt of a written request from a holder or holders of not less than 25% in aggregate principal amount of the Series D bonds at the time outstanding, stating its or their intention to exchange all or a substantial part of their bonds for Series D bonds in coupon form, the Company will promptly cause to be prepared Series D bonds in customary coupon form in the denomination of $500 and/or $1,000, as requested, registrable as to principal only, and substantially in the form of the fully registered Series D bond set forth in Section 2.03 hereof, with appropriate insertions, omissions, and changes approved by counsel satisfactory to the Trustee in an opinion filed with the Trustee, and by the Trustee. Thereafter fully registered bonds and coupon bonds of Series D shall be interchangeable, subject to the provisions of Section 1.11 of the Original Indenture.

         Section 2.03. The registered Series D bonds without coupons shall be in substantially the following form:

            FORM OF FULLY REGISTERED SERIES D BOND WITHOUT COUPONS
                          AND TRUSTEE'S CERTIFICATE

                          UNITED CITIES GAS COMPANY

No.  RD                                                        $

          FIRST MORTGAGE BOND, SERIES D, 7-1/8%, DUE MARCH 15, 1993

         For value received, UNITED CITIES GAS COMPANY, as corporation of the State of Illinois and the Commonwealth of Virginia (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to __________________________ or registered assigns, on March 15, 1993, or earlier as hereinafter referred to, the sum of _______________________ Dollars ($_______________), at the principal office in Chicago, Illinois, of CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the "Trustee"), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon, from the date hereof, at the rate of seven and one-eighth percent (7-1/8%) per annum, at said office, semiannually on March 15 and September 15 in each year until the principal sum hereof shall have become due and payable and thereafter, if default be made in the payment of such principal, at the rate of seven and three quarters percent (7-3/4%) per annum until the principal hereof shall be paid.

         This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, of a series designated First Mortgage Bonds, Series D, 7-1/8%, Due March 15, 1993, all such bonds of this series and all other series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Illinois National Bank and Trust Company of Chicago as Corporate Trustee) and R. Emmett Hanley (who has been succeeded by Ray F. Myers), as Trustees, to which indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the indenture may be made, the terms and conditions upon which bonds of all series are or are to be issued and secured, the rights and remedies under the indenture of the holders of said bonds, the terms and conditions upon which the indenture may be modified or amended, and the rights and obligations under the indenture of the Company and of said Trustees; but neither the foregoing reference to the indenture, nor any provision of this bond or of the indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

         The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

         In certain events, on the conditions, in the manner, at the times, to the extent and with the effect set forth in the indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, or, if the principal amount of this bond is a multiple of five hundred dollars ($500), any part of the principal amount hereof constituting said sum or any multiple thereof, may be called for redemption and payment at any time prior to maturity, on notice given or waived as provided in the indenture, at the applicable redemption price specified in the indenture.

         This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond and registered bonds of this series and coupon bonds of this series are interchangeable, all in the manner and upon the conditions prescribed in the indenture.

         Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the

Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the indenture.

         This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the indenture, until the certificate hereon shall have been signed by the Trustee.

         IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated _______________.

                                             UNITED CITIES GAS COMPANY


                                             By ______________________________
                                                           President

ATTEST:


_____________________________
         Secretary

                       (FORM OF TRUSTEE'S CERTIFICATE)

         This is one of the Bonds, of the series designated therein, referred to in the within-mentioned indenture.

                                             CONTINENTAL ILLINOIS NATIONAL BANK
                                               AND TRUST COMPANY OF CHICAGO,
                                                                      as Trustee


                                             By ______________________________
                                                       Authorized Officer

         Section 2.04. All or any part of the Series D bonds outstanding at any time, or any part of the principal amount of any fully registered Series D bond constituting $500 or any multiple thereof, may be redeemed at any time prior to maturity (subject to the further provisions hereof), whether or not such time be an interest payment date, at the principal office of the Trustee, upon not less than thirty (30) days' prior notice given or waived as hereinafter or in the Indenture provided, at the following redemption prices, in each case together with the accrued and unpaid interest on the principal amount of bonds called to the date fixed for redemption:

                 (a) if redeemed through operation of the sinking fund or if redeemed through application of the proceeds of the sale or transfer of all or part of the property of the Company to a municipality or other public body or authority pursuant to condemnation proceedings or an agreement in lieu of condemnation, at their principal amount, and

                 (b) in all other cases at a redemption price equal to 100% of the principal amount of the Series D bonds to be redeemed, plus, in the event of redemption on or before March 15, 1992, a premium equal to 7.125% of the principal amount of Series D bonds so to be redeemed, such premium to be reduced by .300 of 1% for each full year expired after March 15, 1969; provided, however, that the Series D bonds shall not be redeemable at the option of the Company prior to March 15, 1973, by the application, directly or indirectly, of funds received from the proceeds of the sale of securities, or from the creation of any other indebtedness or borrowings, in each case having an interest rate or cost to the Company (computed in accordance with accepted financial practice) of less than 7-1/8% per annum; and provided further, that if during the period from March 16, 1973, to and including March 15, 1978, the Series D bonds are redeemed by the application, directly or indirectly, of funds received from the proceeds of the sale of securities or from the creation of any other indebtedness or borrowings, in each case having an interest rate or cost to the Company (computed in accordance with accepted financial practice) of less than 7-1/8% per annum, then the redemption price of the Series D bonds so to be redeemed shall be the then applicable redemption price set forth above in this subsection (b), plus an additional premium equal to 6% of the principal amount of the Series D bonds so to be redeemed.

         Series D bonds shall be redeemed upon the notice, in the manner and with the effect provided in Article 4 of the Original Indenture and the provisions of Article 4 of the Original Indenture, except Section 4.01 thereof, shall be applicable to the Series D bonds.

         Section 2.05. So long as any Series D bonds shall remain outstanding, the Company shall pay to the Trustee as and for a sinking fund for the retirement of Series D bonds on March 15, 1969, and on each March 15 thereafter to and including March 15, 1992, cash in the amount of $50,000.

         In the event the Company shall redeem Series D bonds from the proceeds of the sale of any of its property to a municipality or other public body or agency, the amount of each such sinking fund deposit thereafter shall be reduced by an amount equal to 2.5% of the amount of Series D bonds so redeemed.

         On or before the thirtieth day prior to each sinking fund payment date, the Trustee shall proceed to select for redemption in the manner provided in Article 4 of the Original Indenture, Series D bonds in the aggregate principal amount which are redeemable with the cash required to be paid on the next following sinking fund payment date and in the name of the Company shall give notice as may be required by said Article 4 of the redemption for the sinking fund on such sinking fund payment date of the Series D bonds so selected.

         All cash received by the Trustee pursuant to this Section 2.05 shall be held by the Trustee as part of the mortgaged property, and shall be applied by the Trustee to the redemption of outstanding Series D bonds, without premium, in the manner and with the effect specified in the preceding paragraph hereof; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee in cash all unpaid interest accrued on the bonds to be redeemed through the operation of said sinking fund to the date fixed for redemption.

         So long as all outstanding Series D bonds remain registered in the names of the initial holders in whose names bonds of such series were first registered, the sinking fund payment shall be made entirely in cash. If none or less than all of the outstanding bonds of Series D are registered in the names of the initial holders in whose names bonds of such series were first registered, the following provisions shall be applicable:

                 (i) If none of the then outstanding bonds of Series D are registered in the names of the initial holders in whose names bonds of such series were first registered, the Company may, in lieu of depositing cash as hereinabove provided, surrender bonds of such series acquired by the Company and receive credit against the cash sinking fund payment to the extent of the principal amount of bonds surrendered; and

                 (ii) If one or more but less than all of the then outstanding bonds of Series D are registered in the name of any of the initial holders in whose names bonds of such series were first registered, the aggregate principal amount of the bonds of such series to be redeemed shall be apportioned in the manner provided in clause
         (ii) of Section 4.02 of the Original Indenture and redemption shall be made in accordance with the provisions of said clause (ii) except that the Company may, in lieu of depositing cash for the redemption of bonds not held by any such initial holder, surrender bonds of Series D acquired by the Company and receive credit against the sinking fund payment to the extent of the principal amount of bonds surrendered, not exceeding, however, the amount of cash which would otherwise be applied to the redemption of bonds of Series D not registered in the name of any initial holder of bonds of said series, and the amount which would otherwise be applied to the redemption of such bonds not held by any initial holder of bonds shall be reduced to the extent of the amount of such credit.

         If the Company elects to surrender bonds as a credit against the sinking fund payment pursuant to the foregoing provisions it shall deposit such bonds, with all unmatured interest coupons pertaining thereto in the case of coupon bonds, with the Trustee at least 35 days and not more than 45 days prior to the date on which the next sinking fund payment becomes due.

         All Series D bonds redeemed or delivered to the Trustee for cancellation pursuant to this Section 2.05 (except fully registered Series D bonds redeemed in part and upon which notations of partial payment are made as provided in Article 4 of the Original Indenture) together with any and all appertaining interest coupons shall forthwith be cancelled by the

Trustee and shall be delivered to or upon the written order of the Company and shall not be made the basis for issuance of any additional bonds hereunder.

         Section 2.06. Upon the execution and delivery of this Sixth Supplemental Indenture and upon compliance with the provisions of the Original Indenture the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to or upon the written order of the President or Treasurer of the Company, Series D bonds in an aggregate principal amount not exceeding $2,000,000.

                                  ARTICLE 3

                    ADDITIONAL COVENANTS AND MISCELLANEOUS

         Section 3.01. So long as any Series D bonds remain outstanding, the provisions of Section 1.15 of the Original Indenture which are expressed to be applicable to bonds of Series A shall also be applicable to the Series D bonds and the holders thereof.

         Section 3.02. So long as any Series D bonds shall remain outstanding, no new series of bonds shall be authorized having a maturity date earlier than March 15, 1993 and no provision shall be made for the retirement of any new series of bonds prior to March 15, 1993 through a sinking fund or other retirement fund in an amount in any year greater than 3% of the aggregate principal amount of such bonds theretofore issued.

         Section 3.03. So long as any Series D bonds remain outstanding, the Company will not declare or pay any dividends on shares of its Common Stock (except dividends payable in shares of Common Stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of Common Stock (except out of the proceeds derived from the issuance of other shares of Common Stock), or make any other distribution on shares of Common Stock (such non-excepted declarations, payments, purchases, redemptions or other acquisitions and distributions being hereinafter called "Restricted Payments"), unless after giving effect thereto the aggregate of all such Restricted Payments made during the period from December 31, 1966 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $500,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends for such period (computed on a cumulative basis for said entire period).

         As used in this Section 3.03 the term "Consolidated Net Income Available for Common Stock Dividends" shall mean the net income of the Company and its subsidiaries for the applicable period available for dividends on stock after deducting therefrom dividends paid and accrued on preferred stock, determined on a consolidated basis in accordance with generally accepted principles of accounting; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible and the deduction for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.

         Section 3.04. This Sixth Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and all terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another series, shall apply to and be deemed to be for the equal benefit, security and protection of the Series D bonds and the holders thereof. All terms used in this Sixth Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

         Section 3.05. Whenever in this Sixth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Sixth Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

         Section 3.06. This Sixth Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary and the said Continental Illinois National Bank and Trust Company of Chicago, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by an Assistant Secretary, and said Ray F. Myers, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

[CORPORATE SEAL]

                                             UNITED CITIES GAS COMPANY

                                             By /s/ John H. Maxheim
                                                ------------------------
                                                Executive Vice President

ATTEST:


/s/ Clyde A. Johnson
- --------------------
      Secretary

Witnesses as to United Cities Gas
  Company:

/s/ L. E. Jirikovec
- --------------------

/s/ Fred C. Holbrook
- --------------------

                                             CONTINENTAL ILLINOIS NATIONAL BANK
                                               AND TRUST COMPANY OF CHICAGO,

                                                                      As Trustee

[CORPORATE SEAL]

                                             By /s/ Donald H. Remmers
                                                ---------------------
                                                    Vice President
ATTEST:

/s/ J. W. Hermann
- -------------------
Assistant Secretary

Witnesses as to Continental Illinois
  National Bank and Trust Company
  of Chicago and Ray F. Myers:

/s/ D. R. Hart
- -------------------

/s/ M. A. Clark
- -------------------
                                                /s/ RAY F. MYERS         (SEAL)
                                                ---------------------
                                                    Ray F. Myers

STATE OF TENNESSEE        )
                          )  SS.
COUNTY OF DAVIDSON        )

         I, Marian C. Richardson, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 18th day of March, 1968, personally appeared before me John H. Maxheim and Clyde A. Johnson, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are a Vice President and Secretary, respectively, of United Cities Gas Company, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said John H. Maxheim and Clyde A. Johnson acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 18th day of March, 1968.

[NOTARIAL SEAL]

                                                /s/ MARIAN C. RICHARDSON
                                                ----------------------------
                                                Notary Public in and for the
                                                 County and State aforesaid

My commission expires October 29, 1969.

STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         I, R. Slater, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 19th day of March, 1968, personally appeared before me Donald H. Remmers and J. W. Hermann, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are Vice President and Assistant Secretary, respectively, of Continental Illinois National Bank and Trust Company of Chicago, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said Donald H. Remmers and J. W.
Hermann acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 19th day of March, 1968.

[NOTARIAL SEAL]

                                                /s/ R. SLATER
                                                ----------------------------
                                                Notary Public in and for the
                                                 County and State aforesaid
My commission expires January 5, 1970.

STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         I, R. Slater, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 19th day of March, 1968, personally appeared before me Ray F. Myers, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 19th day of March, 1968.

[NOTARIAL SEAL]

                                                /s/ R. SLATER
                                                ----------------------------
                                                Notary Public in and for the
                                                 County and State aforesaid
My commission expires January 5, 1970.


STATE OF TENNESSEE        )
                          )  SS.
COUNTY OF DAVIDSON        )

         Personally appeared before me L. E. Jirikovec, who, being duly sworn, says that he saw the corporate seal of UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that he also saw John H. Maxheim, a Vice President, and Clyde A. Johnson, Secretary of said United Cities Gas Company, sign and attest the same, and that he, with Fred C. Holbrook, witnessed the execution and delivery thereof as the act and deed of said United Cities Gas Company.

         [NOTARIAL SEAL]

                                                /s/ L. E. JIRIKOVEC
                                                ----------------------------
                                                           Witness

Sworn to before me this 18th
day of March, 1968.


/s/ MARIAN C. RICHARDSON
- ----------------------------
Notary Public in and for the
 County and State aforesaid

My commission expires October 29, 1969.

STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         Personally appeared before me M. A. Clark, who, being duly sworn, says that he saw the corporate seal of the CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO affixed to the foregoing instrument and that he also saw Donald H. Remmers, Vice President, and J. W. Hermann, Assistant Secretary of said Continental Illinois National Bank and Trust Company of Chicago, sign and attest the same, and that he, with D. R. Hart, witnessed the execution and delivery thereof as the act and deed of the said Continental Illinois National Bank and Trust Company of Chicago.

         [NOTARIAL SEAL]

                                                /s/ M. A. CLARK
                                                ---------------
                                                    Witness

Sworn to before me this 19th
day of March, 1968.


/s/ R. SLATER
- ----------------------------
Notary Public in and for the
County and State aforesaid

My commission expires January 5, 1970.


STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         Personally appeared before me M. A. Clark, who, being duly sworn, says that he saw the within named RAY F. MYERS, sign, seal, and as his act and deed, deliver the foregoing instrument and that he, with D. R. Hart, witnessed the execution thereof.

         [NOTARIAL SEAL]

                                                /s/ M. A. CLARK
                                                ---------------
                                                    Witness

Sworn to before me this 19th
day of March, 1968.


/s/ R. SLATER
- ----------------------------
Notary Public in and for the
County and State aforesaid

My commission expires January 5, 1970.

                                  SCHEDULE A

         The properties referred to in the granting clauses of this Supplemental Indenture include parcels of real estate and other property hereinafter more specifically described. Such descriptions are not intended, however, to limit or impair the scope or intent of the general descriptions contained in the granting clauses of the Indenture.

                  PART I--REAL ESTATE AND INTERESTS THEREIN

         Those certain tracts, pieces or parcels of land and interests in real estate situate, lying and being in the respective counties and states set forth below and described as follows:

                              STATE OF ILLINOIS

In Saline County, Illinois

         (1) A tract of land situated and lying in the Northwest Quarter of the Southwest Quarter of Section 10, Township 9 South, Range 6 East of the Third Principal Meridian, and more particularly described as follows:

                 Beginning at a point in the west line of said Section 10 that is 50 feet north of the southwest corner of said Northwest Quarter of the Southwest Quarter of Section 10; thence measure easterly along a line that is parallel with and 50 feet distant measured northerly at right angles from the south line of said Northwest Quarter of the Southwest Quarter of Section 10 a distance of 670 feet to a point; thence measure northerly along a line that is parallel with said west line of Section 10 a distance of 400 feet to a point; thence measure southwesterly a distance of 730 feet, more or less, to a point in said west line of Section 10, said point being 108 feet north of the point of beginning as measured along said west line of Section 10; thence measure southerly along said west line of Section 10 a distance of 108 feet to the point of beginning; containing an area of 3.91 acres, more or less.

         Saving and Excepting from the foregoing described property that portion thereof reserved by Chicago and Harrisburg Coal Company, an Illinois corporation, its lessees, successors and assigns and described as follows:

                 All coal, oil, gas and other minerals underlying the above-described property with the right to mine, dig, ventilate, drain and remove said minerals, also the right to use passageways and entries under said property for the purpose of hauling, mining and removing other coal belonging to said Chicago and Harrisburg Coal Company, its lessees, successors and assigns. The foregoing described reserved property is the same property reserved by said Chicago and Harrisburg Coal Company in a quitclaim deed to United Cities Gas Company, dated November 23, 1966, and recorded in Deed Book 469 pages 555-556, Recorder's Office, Saline County, Illinois.

         (2) A tract of land situated and lying in the Southwest Quarter of the Southwest Quarter of Section 7, Township 8 South, Range 6 East of the Third Principal Meridian, and more particularly described as follows:

                 Commencing at the intersection of the west line of the Southwest Quarter of the Southwest Quarter of Section 7, and the south right-of-way line of State Bond Issue Route 143, and running south 64 deg. - 01 min. east along said right-of-way for a distance of 22.3 feet to the point of beginning; thence continuing southeast, along said right-of-way line for a distance of 205.9 feet; thence running southwest with an angle of 90 deg. - 00 min. for a distance of 125 feet; thence running north 64 deg. - 01 min. west parallel to said right-of-way line for a distance of 145 feet to a point on the right-of-way line of the Township highway; thence running north along the east right-of-way line of said Township highway for a distance of
         139.05 feet to the point of beginning, containing 0.50 acres, more or less.

         Saving and Excepting from the foregoing described property that portion thereof reserved by Ray Field and Zella Field, each in his and her individual capacity and as husband and wife and described as follows:

                 The oil and gas and minerals under the above-described premises. The foregoing described reserved property is the same property reserved by Ray and Zella Field in a deed to United Cities Gas Company, dated July 6, 1967, and recorded in Deed Book 473, Page 156, Recorder's Office, Saline County, Illinois.

                              STATE OF TENNESSEE

In Maury County, Tennessee

         (3) The following described real estate, situated in the Ninth Civil District of Maury County, Tennessee, described as follows:

                 Lying on a private road or right-of-way which is an extension of Sunset Lane adjacent to Sunset Park Subdivision, and fronting 100 feet on the south side of said private road or right-of-way or extension of Sunset Lane, and running back between parallel lines a distance of 141 feet to a line, and being bounded on the east by the 100-foot lot of East Tennessee Natural Gas Company; on the south by the lands of Patterson; on the west by the lands of Patterson; and on the north by said private road or right-of-way or extension of Sunset Lane.

                 This is the same realty conveyed to United Cities Gas Company by Franklin Fulton, Clerk and Master of the Chancery Court for Maury County, Tennessee, by deed dated March 29, 1967, and recorded in Deed Book 463, Page 379, Register's Office of Maury County, Tennessee, pursuant to a Decree of the Chancery Court for Maury County, Tennessee, in the case of Daisy Patterson, et al., v. David Lee Patterson, et al., entered on Minute Book 86 at Page 144 of said Court.

In Bedford County, Tennessee

         (4) The following described real estate, situated in the Twenty-First Civil District of Bedford County, Tennessee, described as follows:

                 Beginning in the center of a rock fence, the south boundary of lands of William S. Russell and the north boundary of lands of Hughlett L. White, et ux., at a point 82.5 feet south 76 east from the crossing of said boundary with the gas transmission line of East Tennessee Gas Company, running thence north 76 west 627.25 feet to a stake at the northwest corner of the property herein described;
         thence south 14 west 400 feet to a stake; thence south 76 east (parallel with rock fence and north boundary) and at 379.63 feet passing a point in the line drawn between the points at which the gas transmission line crosses the north boundary and the south boundary of the property of Hughlett L. White, et ux., and continuing, in all,
         462.13 feet to a stake; thence north 36 deg. - 24 min. east 432.62 feet to the beginning, containing 5 acres.

                 This is the same realty conveyed to United Cities Gas Company by Hughlett L. White, et ux., by deed dated June 25, 1966, and recorded in Deed Book 99, Page 421, Register's Office of Bedford County, Tennessee; and by Deed of Correction, dated April 26, 1967, recorded in Deed Book 102, Page 351, Register's Office of Bedford County, Tennessee.

In Blount County, Tennessee

         (5) The following described real estate, situated in District No. 19 of Blount County, Tennessee, described as follows:

                 Beginning at an iron pin in the east edge of Maryville By-Pass, corner to Blount County; thence with the east edge of said By-Pass south 19 deg. - 03 min. west 352 feet to a concrete marker; thence continuing with said By-Pass south 19 deg. - 51 min. west 189.2 feet to an iron pin, corner to Blount County; thence with Blount County north 64 deg. - 32 min. east 147.2 feet to an iron pin in the west edge of a 20-foot right-of-way; thence with the west edge of said 20-foot right-of-way, north 42 deg. - 52 min. east 245.6 feet to an iron pin, corner to Blount County; thence with Blount County north 18 deg. - 18 min. west 175.6 feet to an iron pin, corner of Blount County and East Tennessee Gas Company; thence continuing with Blount County north 45 deg. - 38 min. west 133.8 feet to the point of beginning, containing 1.51 acres, more or less, all as shown by survey of R. J. Franklin, dated November 4, 1965.

         SAVING AND EXCEPTING from the foregoing property an easement to Tennessee Valley Authority across the north portion thereof, all as shown by survey hereinbefore referred to.

         This is the same realty conveyed to United Cities Gas Company by Blount County Children's Home, by deed dated November 5, 1965, and recorded in Deed Book 281, Page 526, Register's Office of Blount County, Tennessee.

In Sullivan County, Tennessee

         (6) The following described real estate, situated in the Seventeenth Civil District of Sullivan County, Bristol, Tennessee, described as follows:

                 Beginning at an iron pipe in the south property line of Shelby Street 326 feet east of the southeast corner of Shelby Street and Ninth Street, thence along the south side of Shelby Street south 87 deg. - 09 min. east 112.0 feet to an iron pin, thence south 2 deg. - 51 min. west, 171.5 feet, thence south 4 deg. - 56 min. west, 207.8 feet to the north side of Broad Street, thence along the north side of Broad Street north 89 deg. - 11 min. west, 179.5 feet to an iron pin, thence north 31 deg. - 27 min. west, 251.8 feet to an iron pin on the north side of Crumley Alley, thence along the north side of Crumley Alley south 88 deg. - 17 min. east, 129.9 feet to an iron pipe, thence north 2 deg. - 51 min. east, 69.1 feet to an iron pipe, thence south 86 deg. - 51 min. east, 87.0 feet to an iron pin, thence north 2 deg.
         - 51 min. east, 106.3 feet to the point of beginning, containing approximately 1.80 acres, subject to such rights as may be vested in the City of Bristol, Tennessee, and the public to rights-of-way for Paps Alley and Crumley Alley, being the same realty conveyed to Bristol Gas Corporation by East Tennessee Light & Power Company by deed dated June 29, 1945, and recorded in Deed Book 73, Page 571, Register's Office of Sullivan County at Bristol, Tennessee.

         SAVING AND EXCEPTING from the foregoing described property:

                 (a) A certain tract of land conveyed to the United States of America by the Bristol Gas Corporation by deed dated April 23, 1947, and recorded in Deed Book 106, Page 563, Register's Office of Sullivan County at Bristol, Tennessee, which tract is more particularly described as follows: Beginning at a point where the west line of the land of Bristol Gas Corporation, which is the east line of the present Bristol, Tennessee, Shelby Street Substation Tract (U.S.-T.V.A. Tract No. ETSS-2), intersects the north line of Crumley Alley; thence with the line of the present substation tract north 2 deg. - 51 min. east, 69.1 feet to a point; thence south 86 deg. - 51 min. east, 81.5 feet to a point; thence leaving the line of the present substation tract south 2 deg. - 51 min. west, 67.1 feet to a point in the north line of Crumley Alley; thence with the north line of the Alley, north 88 deg. - 17 min. west, 81.5 feet to the point of beginning and containing 0.13 acres more or less;

                 (b) A steam pipe line easement for the benefit of the City of Bristol, Tennessee, said pipe line running over and across the land hereinabove described, which easement is more particularly described in said deed dated June 29, 1945, and recorded in Deed Book 73, Page 571; and

                 (c) A right-of-way easement for the benefit of the Bristol Tennessee Electric System, consisting of the right to install, operate and maintain its lines for the transmission of electric energy and the right of ingress and egress to said lines for servicing, all as set out in a Right-Of-Way Easement, dated April 5, 1957, from

         Bristol Gas Corporation to Bristol Tennessee Electric System and recorded in Deed Book 106, Page 478, Register's Office of Sullivan County at Bristol, Tennessee.

         (7) The following described real estate, situated in the Seventeenth Civil District of Sullivan County, Bristol, Tennessee, described as follows:

                 Beginning at a 2-inch pipe in the south line of Shelby Street at the northeast corner of the present Bristol, Tennessee, Shelby Street Substation tract; thence with the line of the substation tract south 2 deg. - 51 min. west, 106.3 feet to a 3/4-inch pin; thence north 86 deg. - 51 min. west, 5.5 feet to a 1-1/2-inch pin; thence leaving the line of the substation tract, north 2 deg. - 51 min. east,
         96.3 feet to a 1-1/2-inch pipe; thence north 19 deg. - 01 min. west,
         10.8 feet to a cross mark cut in a concrete drive, in the north line of the substation tract, and in the south line of Shelby Street; thence with the line of the substation tract and the south line of Shelby Street south 87 deg. - 09 min. east, 9.5 feet to the point of beginning, and containing 0.01 acre, more or less, being the same realty conveyed to Bristol Gas Corporation by the United States of America by deed dated April 3, 1957, and recorded in Deed Book 107, Page 128, Register's Office of Sullivan County, at Bristol, Tennessee.

         SAVING AND EXCEPTING from the foregoing described property the right of the United States of America, its agents, successors, and assigns, to disperse, spread, or deposit above or upon the land hereinabove described, without liability for any damage to persons or property which may result therefrom, such matter of any type or description as may be issued, emitted or released into the atmosphere as a direct or indirect result of the construction, operation, or maintenance of any of the United States of America's existing plants for the generation of power, any expansions thereof or additions thereto, or of any plants of any type which may be constructed, operated, or maintained in the future for the generation of power by the United States of America, its agents, successors and assigns, including expansions thereof or additions thereto, or of any incidental features, equipment or devices connected with such present or future plants. The foregoing right is the same right reserved by the United States of America in deed to Bristol Gas Corporation, dated April 3, 1957, and recorded in Deed Book 107, Page 128, Register's Office of Sullivan County, at Bristol, Tennessee.

                           STATE OF SOUTH CAROLINA

In Cherokee County, South Carolina

         (8) All that certain piece, parcel or lot of land lying and being situate in Cherokee County, State of South Carolina and having the following courses and distances:

                 Beginning at a stake on South Carolina Highway S-11-111 and running south 65 deg. - 45 min. west 300 feet to stake; thence north 24 deg. - 15 min. west 290.4 feet to stake; thence north 65 deg. - 45 min. east 300 feet to stake; thence south 24 deg. - 15 min. east 290.4 feet to stake, the beginning corner, and containing Two (2) Acres, more or less, as shown on plat made by L. Marion Wood, Registered Land Surveyor, dated August 12, 1966, said plat recorded in the office of the Clerk of Court for Cherokee County, South Carolina in Volume 6-K, page 352; being property conveyed by deed of Joseph W. McCluney to United Cities Gas Company by deed dated August 26, 1966, and recorded in said Clerk's office for Cherokee County, South Carolina, in Volume 6-K, page 353.

         (9) All that certain parcel or lot of land lying and being situate about two miles east of the City of Gaffney, Cherokee County, State of South Carolina, adjoining the Gaffney Meter Station of the Trans-Continental Gas Pipe Line Co. and described according to a drawing recorded in Deed Book 6-C, at page 180, Clerk of Court's Office for Cherokee County, South Carolina, and having the following courses and distances:

                 Beginning at edge of lot conveyed to Trans-Continental Gas Pipe Line Co. by H. C. Moore by deed recorded in Deed Book 3-V, at page 550, and shown on plat recorded in Deed Book 3-W, at page 254, Clerk of Court's Office for Cherokee County, S. C. six (6) feet west of center of Gaffney Pipe Line and running thence in a northerly direction parallel with Gaffney Pipe Line twenty-six (26) feet to stake; thence parallel with Trans-Continental Gas Pipe Line Co. lot and crossing Gaffney Pipe Line twelve (12) feet; thence parallel with Gaffney Pipe Line twenty-six (26) feet to edge of Trans-Continental Gas Pipe Line Co. lot; thence with line of Trans-Continental Gas Pipe Line Co. lot twelve (12) feet to the beginning corner; and being a rectangular lot 12 x 26 feet and containing 312 square feet, more or less.

                 Also: A right-of-way or easement for the purposes of ingress, egress and regress into the above described lot from the Draytonville Highway (S. C. Highway S-11-41) over and across the parcel or strip of land shown on said drawing and being a strip of land having a uniform width of three (3) feet and extending from the center of the said Draytonville Highway along and contiguous with the line of the Trans-Continental Gas Pipe Line Co. lot to the above described lot a distance of approximately one hundred seventeen (117) feet.

         This is the same property conveyed by deed of Margaret Russell Moore to United Cities Gas Company by deed dated April 14, 1966, and recorded in the Office of the Clerk of Court for Cherokee County, South Carolina, in Volume 6-I, page 625.

                      PART II--DISTRIBUTION SYSTEMS AND
                        PIPELINES DISTRIBUTION SYSTEMS

         All gas distribution systems of the Company, together with all pipelines, mains, connections, service pipes, fittings, meters, regulators, regulator stations and buildings, tools, instruments, appliances, apparatus, facilities, machinery and other property used or provided for use in the construction, maintenance, repair or operation thereof and together also with all of the rights, privileges, right-of-way, franchises, licenses, easements, grants and permits with respect to the construction, maintenance, repair and operation of such gas distribution systems, including, but not limited to, the plants and systems owned and operated by the Company for the distribution and sale of gas located in the following named cities, towns, or villages and environs thereof in the States of Illinois, Georgia, Tennessee and Virginia:

                           IN THE STATE OF ILLINOIS

City                                                                     County
- ----                                                                     ------
Galatia . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . Saline

                            IN THE STATE OF GEORGIA

City                                                                     County
- ----                                                                     ------
Oakwood . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . Hall

                           IN THE STATE OF TENNESSEE

City                                                                     County
- ----                                                                     ------
Bristol . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . Sullivan

                            IN THE STATE OF VIRGINIA

City                                                                     County
- ----                                                                     ------
Bristol . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Washington


                        PART III--GAS SUPPLY CONTRACTS

         The following described contracts, and all renewals, extensions, supplements or amendments thereof, between the Company (or a predecessor corporation) and the respective suppliers named below providing for the supply of natural gas to the Company for distribution and resale in the respective cities and towns and areas adjacent thereto set forth under the caption "Service Area."


                                                                                                              TERM OR
      SERVICE AREA                      SUPPLIER                                CONTRACT DATE                EXPIRATION
                                                                                                                DATE
 Galatia, Illinois           Texas Eastern Transmission Corporation           July 26, 1967                     11-1-87
                                                                              (effective Nov. 1, 1967)

 Bristol,                    East Tennessee Natural Gas Company               January 1, 1953                   15 years
    Tennessee-Virginia

                              PART IV--FRANCHISES

         The following franchises granted to the Company, or to its predecessors and assigned to the Company, or acquired by the Company by merger of predecessors into the Company, authorizing the construction, operation and maintenance of gas distribution systems in the following cities or municipalities and all renewals, extensions or substitutions thereof or therefor:


         CITY AND STATE                                       EXPIRATION DATE
         --------------                                       ---------------
                               STATE OF ILLINOIS

         Raleigh  . . . . . . . . . . . . . . . . . . . . .    February 9, 1989
         Joppa  . . . . . . . . . . . . . . . . . . . . . .   September 20, 1993
         Carrier Mills  . . . . . . . . . . . . . . . . . .    October 11, 1997
         Brookport  . . . . . . . . . . . . . . . . . . . .     March 13, 1997

                              STATE OF TENNESSEE
         Bluff City . . . . . . . . . . . . . . . . . . . .   September 21, 1997
         Bell Buckle  . . . . . . . . . . . . . . . . . . .     August 25, 1997
         Wartrace . . . . . . . . . . . . . . . . . . . . .    October 12, 1997
         Bristol  . . . . . . . . . . . . . . . . . . . . .       May 4, 1983

                               STATE OF VIRGINIA
         Bristol  . . . . . . . . . . . . . . . . . . . . .    October 12, 1996

                                                                [CONFORMED COPY]


================================================================================


                        SEVENTH SUPPLEMENTAL INDENTURE


                          DATED AS OF AUGUST 1, 1970


                                ---------------


                           UNITED CITIES GAS COMPANY


                                      TO


             CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY
                                  OF CHICAGO


                                      AND


                                 RAY F. MYERS

                                   TRUSTEES


                                ---------------


                      Supplementing Indenture of Mortgage

                         Dated as of July 15, 1959 and

                   Creating First Mortgage Bonds, Series E,

                         10-3/8% Due September 1, 1995




================================================================================

         THIS SEVENTH SUPPLEMENTAL INDENTURE, DATED AS OF AUGUST 1, 1970, MADE BY AND BETWEEN UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter called the "Company"), party of the first part, and CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office in the City of Chicago, State of Illinois (hereinafter called the "Trustee"), and RAY F. MYERS, residing in the Village of Flossmoor, Illinois (the Trustee and Ray F. Myers being hereinafter collectively referred to as the "Trustees"), parties of the second part.

                                  WITNESSETH:

         WHEREAS, the Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 (hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage and warrant to the said Trustee, and each of them, and their respective successors and assigns, certain property of the Company in said Indenture of Mortgage more particularly described for the security of all First Mortgage Bonds issued and to be issued thereunder; and

         WHEREAS, on September 1, 1961, City National Bank and Trust Company of Chicago was, under the laws of the United States of America, merged with Continental Illinois National Bank and Trust Company of Chicago, a national banking association, under the name of Continental Illinois National Bank and Trust Company of Chicago, which thereupon became corporate trustee under the Indenture as provided therein; and

         WHEREAS, on October 15, 1966, Ray F. Myers became individual trustee under the Indenture as successor to R. Emmett Hanley, resigned; and

         WHEREAS, the Company has heretofore executed and delivered its First, Second, Third, Fourth, Fifth and Sixth Supplemental Indentures respectively dated as of November 1, 1960, June 1, 1962, February 1, 1963, June 15, 1963, November 15, 1964, and March 15, 1968, for the purpose of subjecting to the lien of the Indenture certain additional property acquired by the Company and complying with its covenant of further assurances, and, with respect to the said Fourth, Fifth and Sixth Supplemental Indentures, for the further purpose of creating additional First Mortgage Bonds (said Indenture of Mortgage and all Supplemental Indentures thereto being herein collectively referred to as the "Indenture" or "indenture" in the form of Series E bonds); and

         WHEREAS, there have been issued under the Indenture $3,500,000 aggregate principal amount of First Mortgage Bonds, Series A, 5-3/8%, Due July 15, 1984, $2,450,000 aggregate principal amount of which remain outstanding; $1,000,000 aggregate principal amount of First Mortgage Bonds, Series B, 4.95%, Due June 15, 1988, $822,000 aggregate principal amount of which remain outstanding; $1,000,000 aggregate principal amount of

First Mortgage Bonds, Series C, 4-7/8%, Due November 15, 1989, $875,000 aggregate principal amount of which remain outstanding; and $2,000,000 aggregate principal amount of First Mortgage Bonds, Series D, 7-1/8% Due March 15, 1993, $1,900,000 aggregate principal amount of which remain outstanding; and

         WHEREAS, the Company desires to create a new series of bonds to be issued under and secured by the Indenture and to be designated as "First Mortgage Bonds, Series E, 10-3/8%, Due September 1, 1995" (herein called "Series E bonds"), to be limited to $3,300,000 in aggregate principal amount; and

         WHEREAS, the Company also desires to subject to the lien of the Indenture certain properties, including properties acquired or constructed by the Company since the date of execution and delivery of the Sixth Supplemental Indenture, which are not excluded or reserved from the lien of the Original Indenture; and

         WHEREAS, all things necessary to make the Series E bonds, when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and security of the Indenture, and to make this Seventh Supplemental Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed have been done and performed; and the issue of Series E bonds, as herein provided, has been in all respects duly authorized;

         NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE 1

                        MORTGAGE OF ADDITIONAL PROPERTY

         Section 1.01. The Company in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has granted, conveyed, mortgaged and warranted, and by these presents does hereby grant, convey, mortgage and warrant to the Trustees and each of them, and to their successors in said trust forever, all property and rights acquired and constructed by the Company since the date of execution and delivery of the Sixth Supplemental Indenture, except property of the character specifically reserved and excepted from the lien of the Original Indenture and property heretofore released from the lien thereof, and the following described additional property:

                                      I.

         The real estate specifically described in Schedule A, Part I, hereof;

                                      II.

         Those distribution systems specifically described in Schedule A, Part II, hereof;

                                     III.

         The franchises of the Company specifically described in Schedule A,
Part III, hereof, and all renewals, extensions or substitutions thereof or thereafter.

         TOGETHER WITH all rights belonging or in any wise appertaining to any and all the aforesaid property or any part thereof with the reversion and, subject to the provisions of Section 7.01 of the Original Indenture, all income and earnings arising out of the aforesaid property, including rents, issues and profits during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture.

         TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Original Indenture and in Schedule A hereof.

         IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Original Indenture.

                                   ARTICLE 2

                                SERIES E BONDS

         Section 2.01. There is hereby created for issuance under the Indenture, a series of bonds, limited to the aggregate principal amount of $3,300,000, to be designated as "First Mortgage Bonds, Series E, 10-3/8%, Due September 1, 1995." The Series E bonds shall, subject to the provisions of
Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from, the date of their authentication, shall mature September 1, 1995, and shall bear interest at the rate of 10-3/8% payable semiannually on March 1 and September 1 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 11% per annum.

         Section 2.02. The Series E bonds initially to be issued shall be fully registered bonds without coupons, in denominations of $500 and multiples thereof, substantially in the form set forth in Section 2.03 hereof, with appropriate insertions, omissions and changes, approved by the President of the company and the Trustee, as may be appropriate for different denominations and/or in order to conform to usage or law. Upon receipt of a written request from a holder or holders of not less than 25% in aggregate principal amount of the Series E bonds at the time outstanding, stating its or their intention to exchange all or a substantial part of their bonds for Series E bonds in coupon form, the Company will promptly cause to be prepared Series E bonds in customary coupon form in the denomination of $500 and/or $1,000, as requested, registrable as to principal only, and substantially in the form of the fully registered Series E bond set forth in Section 2.03 hereof, with appropriate insertions, omissions, and changes approved by counsel satisfactory to the Trustee in an opinion filed with the Trustee, and by the Trustee. Thereafter fully registered bonds and coupon bonds of Series E shall be interchangeable, subject to the provisions of
Section 1.11 of the Original Indenture.

         Section 2.03. The registered Series E bonds without coupons shall be in substantially the following form:

            FORM OF FULLY REGISTERED SERIES E BOND WITHOUT COUPONS
                           AND TRUSTEE'S CERTIFICATE

                           UNITED CITIES GAS COMPANY

No.  RE

         FIRST MORTGAGE BOND, SERIES E, 10-3/8%, DUE SEPTEMBER 1, 1995

         For value received, UNITED CITIES GAS COMPANY, a corporation of the State of Illinois and the Commonwealth of Virginia (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to __________________________ or registered assigns, on September 1, 1995, or earlier as hereinafter referred to, the sum of __________________________ Dollars at the principal office in Chicago, Illinois, of CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the "Trustee"), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon, from the date hereof, at the rate of ten and three-eighths percent (10-3/8%) per annum, at said office, semiannually on March 1 and September 1 in each year until the principal sum hereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of eleven percent (11%).

         This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, of a series designated First Mortgage Bonds, Series E, 10-3/8%, Due September 1, 1995, all such bonds of this series and all other series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Illinois National Bank and Trust Company of Chicago as Corporate Trustee) and R. Emmett Hanley (who has been succeeded by Ray F. Myers), as Trustees, to which indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the indenture may be made, the terms and conditions upon which bonds of all series are or are to be issued and secured, the rights and remedies under the indenture of the holders of said bonds, the terms and conditions upon which the indenture may be modified or amended, and the rights and obligations under the indenture of the Company and of said Trustees; but neither the foregoing reference to the indenture, nor any provision of this bond or of the indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

         The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

         In certain events, on the conditions, in the manner, at the times, to the extent and with the effect set forth in the indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, or, if the principal amount of this bond is a multiple of five hundred dollars ($500), any part of the principal amount hereof constituting said sum or any multiple thereof, may be called for redemption and payment at any time prior to maturity, on notice given or waived as provided in the indenture, at the applicable redemption price specified in the indenture.

         This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond and registered bonds of this series and coupon bonds of this series are interchangeable, all in the manner and upon the conditions prescribed in the indenture.

         Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the indenture.

         This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the indenture, until the certificate hereon shall have been signed by the Trustee.

         IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated


                                             UNITED CITIES GAS COMPANY


                                             By _______________________________
                                                           President

ATTEST:


____________________________
         Secretary


                        [FORM OF TRUSTEE'S CERTIFICATE]

         This is one of the Bonds, of the series designated therein, referred to in the within-mentioned Indenture.

                                             CONTINENTAL ILLINOIS NATIONAL BANK
                                               AND TRUST COMPANY OF CHICAGO,
                                                                     as Trustee


                                             By _______________________________
                                                       Authorized Officer

         Section 2.04. All or any part of the Series E bonds outstanding at any time, or any part of the principal amount of any fully registered Series E bond constituting $500 or any multiple thereof, may be redeemed at any time prior to maturity (subject to the further provisions hereof), whether or not such time be an interest payment date, at the principal office of the Trustee, upon not less than thirty (30) days prior notice given or waived as hereinafter or in the Indenture provided, at the following redemption prices in each case together with the accrued and unpaid interest on the principal amount of bonds called to the date fixed for redemption:

                 (a) if redeemed through operation of the sinking fund, at their principal amount, and

                 (b) in all other cases, including, without limitation, a redemption through the application of the proceeds of the sale or transfer of all or part of the property of the Company to a municipality or other public body or authority pursuant to condemnation proceedings or an agreement in lieu of condemnation, at a redemption price equal to 100% of the principal amount of the Series E bonds to be redeemed, plus, in the event of redemption on or before September 1, 1994, a premium equal to 10-3/8% of the principal amount of Series E bonds so to be redeemed, such premium to be reduced by .4325 of 1% for each full year expired after September 1, 1970; provided, however, that the Series E bonds shall not be redeemable at the option of the Company on or before September 1, 1975, by the application, directly or indirectly, of funds received from the proceeds of the sale of securities, or from the creation of any other indebtedness or borrowings, in each case having an interest rate or cost to the Company (computed in accordance with accepted financial practice) of less than 10-3/8% per annum; and provided further, that if during the period from September 2, 1975, to and including September 1, 1980, the Series E bonds are redeemed by the application, directly or indirectly, of funds received from the proceeds of the sale of securities or from the creation of any other indebtedness or borrowings, in each case having an interest rate or cost to the Company (computed in accordance with accepted financial practice) of less than 10-3/8% per annum, then the redemption price of the Series E bonds so to be redeemed shall be the then applicable redemption price set forth above in this subsection (b), plus an additional premium equal to 6% of the principal amount of the Series E bonds so to be redeemed.

         Series E bonds shall be redeemed upon the notice, in the manner and with the effect provided in Article 4 of the Original Indenture and the provisions of Article 4 of the Original Indenture, except Section 4.01 thereof, shall be applicable to the Series E bonds.

         Section 2.05. So long as any Series E bonds shall remain outstanding, the Company shall pay to the Trustee as and for a sinking fund for the retirement of Series E bonds on September 1, 1971, and on each September 1 thereafter to and including September 1, 1994, cash in the amount of $82,500.

         In the event the Company shall redeem Series E bonds from the proceeds of the sale of any of its property to a municipality or other public body or agency, the amount of each such sinking fund deposit thereafter shall be reduced by an amount equal to 2.5% of the amount of Series E bonds so redeemed.

         On or before the thirtieth day prior to each sinking fund payment date, the Trustee shall proceed to select for redemption in the manner provided in Article 4 of the Original Indenture, Series E bonds in the aggregate principal amount which are redeemable with the cash required to be paid on the next following sinking fund payment date and in the name of the Company shall give notice as may be required by said Article 4 of the redemption for the sinking fund on such sinking fund payment date of the Series E bonds so selected.

         All cash received by the Trustee pursuant to this Section 2.05 shall be held by the Trustee as part of the mortgaged property, and shall be applied by the Trustee to the redemption of outstanding Series E bonds, without premium, in the manner and with the effect specified in the preceding paragraph hereof; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee in cash all unpaid interest accrued on the bonds to be redeemed through the operation of said sinking fund to the date fixed for redemption.

         So long as all outstanding Series E bonds remain registered in the names of the initial holders in whose names bonds of such series were first registered, the sinking fund payment shall be made entirely in cash. If none or less than all of the outstanding bonds of Series E are registered in the names of the initial holders in whose names bonds of such series were first registered, the following provisions shall be applicable:

                 (i) If none of the then outstanding bonds of Series E are registered in the names of the initial holders in whose names bonds of such series were first registered, the Company may, in lieu of depositing cash as hereinabove provided, surrender bonds of such series acquired by the Company and receive credit against the cash sinking fund payment to the extent of the principal amount of bonds surrendered; and

                 (ii) If one or more but less than all of the then outstanding bonds of Series E are registered in the name of any of the initial holders in whose names bonds of such series were first registered, the aggregate principal amount of the bonds of such series to be redeemed shall be apportioned in the manner provided in clause
         (ii) of Section 4.02 of the Original Indenture and redemption shall be made in accordance with the provisions of said clause (ii) except that the Company may, in lieu of depositing cash for the redemption of bonds not held by any such initial holder, surrender bonds of Series E acquired by the Company and receive credit against the sinking fund payment to the extent of the principal amount of bonds surrendered, not exceeding, however, the amount of cash which would otherwise be applied to the redemption of bonds of Series E not registered in the name of any initial holder of bonds of said series, and the amount which would otherwise be applied to the redemption of such bonds not held by any initial holder of bonds shall be reduced to the extent of the amount of such credit.

         If the Company elects to surrender bonds as a credit against the sinking fund payment pursuant to the foregoing provisions it shall deposit such bonds, with all unmatured interest coupons pertaining thereto in the case of coupon bonds, with the Trustee at least 35 days and not more than 45 days prior to the date on which the next sinking fund payment becomes due.

         All Series E bonds redeemed or delivered to the Trustee for cancellation pursuant to this Section 2.05 (except fully registered Series E bonds redeemed in part and upon which notations of partial payment are made as provided in Article 4 of the Original Indenture) together with any and all appertaining interest coupons shall forthwith be cancelled by the Trustee and shall be delivered to or upon the written order of the Company and shall not be made the basis for issuance of any additional bonds hereunder.

         Section 2.06. Upon the execution and delivery of this Seventh Supplemental Indenture and upon compliance with the provisions of the Original Indenture the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to or upon the written order of the President or Treasurer of the Company, Series E bonds in an aggregate principal amount not exceeding $3,300,000.

                                   ARTICLE 3

                    ADDITIONAL COVENANTS AND MISCELLANEOUS

         Section 3.01. So long as any Series E bonds remain outstanding, the provisions of Section 1.15 of the Original Indenture which are expressed to be applicable to bonds of Series A shall also be applicable to the Series E bonds and the holders thereof.

         Section 3.02. So long as any Series E bonds shall remain outstanding, no new series of bonds shall be authorized having a maturity date earlier than September 1, 1995 and no provision shall be made for the retirement of any new series of bonds prior to September 1, 1995 through a sinking fund or other retirement fund in an amount in any year greater than 3% of the aggregate principal amount of such bonds theretofore issued.

         Section 3.03. So long as any Series E bonds remain outstanding, the Company will not declare or pay any dividends on shares of its Common Stock (except dividends payable solely in shares of Common Stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of Common Stock (except out of the proceeds derived from the issuance of other shares of Common Stock), or make any other distribution on shares of Common Stock (such non-excepted declarations, payments, purchases, redemptions or other acquisitions and distributions being hereinafter called "Restricted Payments"), unless after giving effect thereto the aggregate of all such Restricted Payments made during the period from December 31, 1968 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $850,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends for such period (computed on a cumulative basis for said entire period).

         As used in this Section 3.03 the term "Consolidated Net Income Available for Common Stock Dividends" shall mean the net income of the Company and its subsidiaries for the applicable period available for dividends on stock after deducting therefrom dividends paid and accrued on preferred stock, determined on a consolidated basis in accordance with generally accepted principles of accounting; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible and the deduction for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.

         Section 3.04. This Seventh Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and all terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another series, shall apply to and be deemed to be for the equal benefit, security and protection of the Series E bonds and the holders thereof. All terms used in this Seventh Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

         Section 3.05. Whenever in this Seventh Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Seventh Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

         Section 3.06. This Seventh Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         In Witness Whereof, said United Cities Gas Company has caused its corporate name to be hereunto subscribed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary and the said Continental Illinois National Bank and Trust Company of Chicago, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by an Assistant Secretary, and said Ray F. Myers, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

                                             UNITED CITIES GAS COMPANY
[CORPORATE SEAL]

ATTEST:                                      By  /s/ CHARLES BENSON DUSHANE, JR.
                                                 -------------------------------
                                                            President
/s/ CLYDE A. JOHNSON
- -------------------------
        Secretary

Witnesses as to United Cities Gas
  Company:

/s/ D. R. HART
- -------------------------

/s/ R. SLATER
- -------------------------

                                             CONTINENTAL ILLINOIS NATIONAL BANK
                                               AND TRUST COMPANY OF CHICAGO,
                                                                      As Trustee

[CORPORATE SEAL]                             By  /s/ R. PAULSEN
                                                 -------------------------------
                                                      Second Vice President
ATTEST:


/s/ M. A. CLARK
- -------------------------
     Trust Officer

Witnesses as to Continental Illinois
  National Bank and Trust Company
  of Chicago and Ray F. Myers:


/s/ D. R. HART
- -------------------------

/s/ R. SLATER
- -------------------------
                                             By  /s/ RAY F. MYERS         (SEAL)
                                                 -------------------------
                                                     Ray F. Myers

STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         I, J. W. Austin, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 28th day of August, 1970, personally appeared before me Charles Benson Dushane, Jr. and Clyde A. Johnson, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are President and Secretary, respectively, of United Cities Gas Company, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia, that the seal affixed to the above and foregoing instrument is the corporate sale of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said Charles Benson Dushane, Jr. and Clyde A. Johnson acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 28th day of August, 1970.

                                                 /s/ J. W. AUSTIN
                                                 ------------------------------
                                                 Notary Public in and for the
                                                  County and State aforesaid

[NOTARIAL SEAL]

My commission expires November 2, 1970.


STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         I, J. W. Austin, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 28th day of August, 1970, personally appeared before me R. Paulsen and M. A. Clark, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are Second Vice President and Trust Officer, respectively, of Continental Illinois National Bank and Trust Company of Chicago, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate sale of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said R. Paulsen and M. A. Clark acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 28th day of August, 1970.


                                                 /s/ J. W. AUSTIN
                                                 ------------------------------
                                                 Notary Public in and for the
                                                  County and State aforesaid
[NOTARIAL SEAL]

My commission expires November 2, 1970.

STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         I, J. W. Austin, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 28th day of August, 1970, personally appeared before me Ray F. Myers, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 28th day of August, 1970.

                                                 /s/ J. W. AUSTIN
                                                 ------------------------------
                                                 Notary Public in and for the
                                                  County and State aforesaid
[NOTARIAL SEAL]

My commission expires November 2, 1970.


STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         Personally appeared before me D. R. Hart, who, being duly sworn, says that he saw the corporate seal of UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that he also saw Charles Benson Dushane, Jr., President, and Clyde A. Johnson, Secretary of said United Cities Gas Company, sign and attest the same, and that he, with R. Slater, witnessed the execution and delivery thereof as the act and deed of said United Cities Gas Company.


                                                 /s/ D. R. HART
                                                 ------------------------------
                                                             Witness
[NOTARIAL SEAL]

Sworn to before me this 28th day of
August, 1970.


/s/ J. W. AUSTIN
- ----------------------------
Notary Public in and for the
 County and State aforesaid

My commission expires November 2, 1970.

STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         Personally appeared before me D. R. Hart, who, being duly sworn, says that he saw the corporate seal of the CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO affixed to the foregoing instrument and that he also saw R. Paulsen, Second Vice President, and M. A. Clark, Trust Officer of said Continental Illinois National Bank and Trust Company of Chicago, sign and attest the same, and that he, with R. Slater, witnessed the execution and delivery thereof as the act and deed of the said Continental Illinois National Bank and Trust Company of Chicago.

                                                 /s/ D. R. HART
                                                 ------------------------------
                                                             Witness

[NOTARIAL SEAL]

Sworn to before me this 28th day of
August, 1970.


/s/ J. W. AUSTIN
- ----------------------------
Notary Public in and for the
 County and State aforesaid

My commission expires November 2, 1970.


STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         Personally appeared before me D. R. Hart, who, being duly sworn, says that he saw the within named RAY F. MYERS sign, seal, and as his act and deed, deliver the foregoing instrument and that he, with R. Slater, witnessed the execution thereof.


                                                 /s/ D. R. HART
                                                 ------------------------------
                                                             Witness
[NOTORIAL SEAL]

Sworn to before me this 28th day of
August, 1970.


/s/ J. W. AUSTIN
- ----------------------------
Notary Public in and for the
 County and State aforesaid

My commission expires November 2, 1970.

                                  SCHEDULE A

         The properties referred to in the granting clauses of this Supplemental Indenture include parcels of real estate and other property hereinafter more specifically described. Such descriptions are not intended, however, to limit or impair the scope or intent of the general descriptions contained in the granting clauses of the Indenture.

                   PART I--REAL ESTATE AND INTERESTS THEREIN

         Those certain tracts, pieces or parcels of land and interests in real estate situate, lying and being in the respective counties and states set forth below and described as follows:

                               STATE OF ILLINOIS

In Saline County, Illinois

         (1) A tract of land situated and lying in the Southwest Quarter of the Southwest Quarter of Section 25, Township 8 South, Range 5 East of the Third Principal Meridian, Saline County, Illinois, and more particularly described as follows:

                 Commencing at the Southwest corner of the Southwest Quarter of the Southwest Quarter of Section 25, Township 8 South, Range 5 East of the Third Principal Meridian, Saline County, Illinois, and running North 21 feet to a stake for the place of beginning, thence East 88.8 feet to an Iron pipe, thence North 80.0 feet to an Iron pipe, thence West 90.0 feet to a stake, thence South 0 deg. 54 min. East 80.0 feet to the place of beginning, containing in all 0.16 acres, more or less.

         SAVING AND EXCEPTING from the foregoing described property that portion thereof reserved by James O. Upton and June Evelyn Upton, each in his and her individual capacity and as husband and wife and described as follows:

                 The coal, oil and mineral rights under the above-described premises. The foregoing described reserved property is the same property reserved by James and June Upton in a deed to United Cities Gas Company, dated March 4, 1969, and recorded in Deed Book 488, Page 213, Recorder's Office, Saline County, Illinois.

         (2) A tract of land situated and lying in the Northwest Quarter of the Northwest Quarter of Section 35, Township 9 South, Range 5 East of the Third Principal Meridian, Saline County, Illinois, and more particularly described as follows:

                 Commencing at the Southwest Corner of the Northwest Quarter of the Northwest Quarter of Section 35, Township 9

         South, Range 5 East of the Third Principal Meridian, and running East
         31.9 feet to a concrete R.O.W. marker, thence North along the East R.O.W. line of Black Top 33 feet to an iron pipe, the place of beginning, thence continuing North 50.0 feet to an iron pipe, thence East 50.0 feet to an iron pipe, thence South 50.0 feet to an iron pipe, thence West 50.0 feet to the point of beginning, containing 0.06 acres, more or less.

         (3) The right, title and interest of United Cities Gas Company to build, construct and maintain a gas measuring and regulating station, together with any and all other improvements incident and necessary thereto, or useful in connection therewith, and the right of ingress and egress to and from said station for the purpose of operating, maintaining and repairing the station and any and all other improvements, on a tract of land situated and lying in the Southeast Quarter of the Southeast Quarter of Section 9, Township 8 South, Range 6 East of the Third Principal Meridian, Saline County, Illinois, and more particularly described as follows:

                 Beginning at a point on the North right of way line of State Highway 34, said point being 50 feet North of the Southwest corner of the Southeast Quarter of the Southeast Quarter of Section 9 and running thence East on the North right of way of said Highway 34 a distance of 50 feet for a place of beginning, thence continuing East along the North right of way line of said Highway 34 20 feet, thence North 75 feet, thence West 20 feet, thence South 75 feet to the place of beginning.

         The foregoing described rights are the same rights granted by Dick Gann to United Cities Gas Company in a Grant, dated October 10, 1967, and recorded in Deed Book 475, Page 45, Recorder's Office, Saline County, Illinois, and will continue in effect until such time as said gas measuring station is actually abandoned.

                       PART II--DISTRIBUTION SYSTEMS AND
                        PIPELINES DISTRIBUTION SYSTEMS

         All gas distribution systems of the Company, together with all pipelines, mains, connections, service pipes, fittings, meters, regulators, regulator stations and buildings, tools, instruments, appliances, apparatus, facilities, machinery and other property used or provided for use in the construction, maintenance, repair or operation thereof and together also with all of the rights, privileges, rights-of-way, franchises, licenses, easements, grants and permits with respect to the construction, maintenance, repair and operation of such gas distribution systems, including, but not limited to, the plants and systems owned and operated by the Company for the distribution and sale of gas located in the following named cities, towns, or villages and environs thereof in the States of Illinois and Tennessee:

                                                                [CONFORMED COPY]

================================================================================

                         EIGHTH SUPPLEMENTAL INDENTURE


                         Dated as of September 1, 1972


                                ---------------


                           UNITED CITIES GAS COMPANY

                                       TO

             CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY
                                  OF CHICAGO

                                      AND

                                 RAY F. MYERS


                                   TRUSTEES


                                ---------------


                      Supplementing Indenture of Mortgage

                         Dated as of July 15, 1959 and

                   Creating First Mortgage Bonds, Series F,

                         8-1/2%, Due September 1, 1995




================================================================================

         THIS EIGHTH SUPPLEMENTAL INDENTURE, dated as of September 1, 1972, made by and between UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter called the "Company"), party of the first part, and CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office in the City of Chicago, State of Illinois (hereinafter called the "Trustee"), and RAY F. MYERS, residing in the Village of Flossmoor, Illinois (the Trustee and Ray F. Myers being hereinafter collectively referred to as the "Trustees"), parties of the second part.

                                  WITNESSETH:

         WHEREAS, the Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 (hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage and warrant to the said Trustees, and each of them and their respective successors and assigns, certain property of the Company in said Indenture of Mortgage more particularly described for the security of all First Mortgage Bonds issued and to be issued thereunder; and

         WHEREAS, on September 1, 1961, City National Bank and Trust Company of Chicago was, under the laws of the United States of America, merged with Continental Illinois National Bank and Trust Company of Chicago, a national banking association, under the name of Continental Illinois National Bank and Trust Company of Chicago, which thereupon became corporate trustee under the Indenture as provided therein; and

         WHEREAS, October 15, 1966, Ray F. Myers became individual trustee under the Indenture as successor to R. Emmett Hanley, resigned; and

         WHEREAS, the Company his heretofore executed and delivered its First, Second, Third, Fourth, Fifth, Sixth and Seventh Supplemental Indentures respectively dated its of November 1, 1960, June 1, 1962, February 1, 1963, June 15, 1963, November 15, 1964, March 15, 1968 and August 1, 1970, for the purpose of subjecting to the lien of the Indenture certain additional property acquired by the Company and complying with its covenant of further assurances, and, with respect to the said Fourth, Fifth, Sixth and Seventh Supplemental Indentures, for the further purpose of creating additional First Mortgage Bonds (said Indenture of Mortgage and all Supplemental Indentures thereto being herein collectively referred to as the "Indenture"); and

         WHEREAS, there have been issued under the Indenture $3,500,000 aggregate principal amount of First Mortgage Bonds, Series A, 5-3/8%, Due July 15, 1984, $2,240,000 aggregate principal amount of which remain outstanding; $1,000,000 aggregate principal amount of First Mortgage Bonds, Series B, 4.95%, Due June 15, 1988, $774,000 aggregate principal amount of which remain outstanding; $1,000,000 the principal amount of First

Mortgage Bonds, Series C, 4-7/8%, Due November 15, 1989, $825,000 aggregate principal amount of which remain outstanding; $2,000,000 aggregate principal amount of First Mortgage Bonds, Series D, 7-1/8% Due March 15, 1993, $1,800,000 principal amount of which remain outstanding; and $3,300,000 aggregate principal amount of First Mortgage Bonds, Series E, 10-3/8%, Due September 1, 1995, $3,135,000 aggregate principal amount of which remain outstanding; and

         WHEREAS, the Company desires to create a new series of bonds to be issued under and secured by the Indenture and to be designated as "First Mortgage Bonds, Series F, 8-1/2%, Due September 1, 1995" (herein called "Series F bonds"), to be limited to $2,000,000 in aggregate principal amount; and

         WHEREAS, the Company also desires to subject to the lien of the Indenture certain properties, including properties acquired or constructed by the Company since the date of execution and delivery of the Seventh Supplemental Indenture, which are not excluded or reserved from the lien of the Original Indenture; and

         Whereas, all things necessary to make the Series F bonds, when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and security of the Indenture, and to make this Eighth Supplemental Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed have been done and performed; and the issue of Series F bonds, as herein provided, has been in all respects to duly authorized;

         NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trust under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE I

                        MORTGAGE OR ADDITIONAL PROPERTY

         Section 1.01. The Company in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has granted, conveyed, mortgaged and warranted, and by these presents does hereby grant, convey, mortgage and warrant to the Trustees and each of them, and to their successors in said trust forever, all property and rights acquired and constructed by the Company since the date of execution and delivery of the Seventh Supplemental Indenture, except property of the character specifically reserved and excepted from the lien of the Original Indenture and property heretofore released from the lien thereof, and the following described additional property:

                                      I.

         The real estate specifically described in Schedule A hereof.

         TOGETHER WITH all rights belonging or in any wise appertaining to any and all the aforesaid property or any put thereof with the reversion and, subject to the provisions of Section 7.01 of the Original Indenture, all income and earnings arising out of the aforesaid property, including rents, issues and profits during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture.

         TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Original Indenture and in Schedule A hereof.

         IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Original Indenture.

                                   ARTICLE 2

                                SERIES F BONDS

         Section 2.01. There is hereby created for issuance under the Indenture, a series of bonds, limited to the aggregate principal amount of $2,000,000, to be designated as "First Mortgage Bonds, Series F, 8-1/2%, Due September 1, 1995." The Series F Bonds shall, subject to the provisions of
Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from, the date of their authentication, shall mature September 1, 1995, and shall bear interest at the rate of 8-1/2% payable semiannually on March 1 and September 1 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 9-1/2% per annum.

         Section 2.02. The Series F bonds initially to be issued shall be fully registered bonds without coupons, in denominations of $500 and multiples thereof, substantially in the form set forth in Section 2.03 hereof, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate for different denominations and/or in order to conform to usage or law. Upon receipt of a written request from a holder or holders of not less than 25% in aggregate principal amount of the Series F bonds at the time outstanding, stating its or their intention to exchange all or a substantial part of their bonds for Series F bonds in coupon form, the Company will promptly cause to be prepared Series F bonds in customary coupon form in the denomination of $500 and/or $1,000, as requested, registrable as to principal only, and substantially in the form of the fully registered Series F bond set forth in Section 2.03 hereof, with appropriate insertions, omissions, and changes approved by counsel satisfactory to the Trustee in an opinion filed with the Trustee, and by the Trustee. Thereafter fully registered bonds and coupon bonds of Series F shall be interchangeable, subject to the provisions of
Section 1.11 of the Original Indenture.

         Section 2.03. The registered Series F bonds without coupons shall be in substantially the following form:

            FORM OF FULLY REGISTERED SERIES F BONDS WITHOUT COUPONS
                           AND TRUSTEE'S CERTIFICATE

                           UNITED CITIES GAS COMPANY

No.  RF

         FIRST MORTGAGE BOND, SERIES F, 8-1/2%, DUE SEPTEMBER 1, 1995

         For value received, UNITED CITIES GAS COMPANY, a corporation of the State of Illinois and the Commonwealth of Virginia (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to __________________ or registered assigns, on September 1, 1995, or earlier as hereinafter referred to, the sum of __________________ Dollars at the principal office in Chicago, Illinois, of CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the "Trustee"), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon, from the date hereof, at the rate of eight and one-half percent (8-1/2%) per annum, at said office, semiannually on March 1, and September 1 in each year until the principal sum hereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of nine and one half percent (9-1/2%).

         The bond is one of a duly authorized issue of First Mortgage Bonds of the Company, of a series designated First Mortgage Bonds, Series F, 8-1/2%, Due September 1, 1995, all such bonds of this series and all other series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "Indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Illinois National Bank and Trust Company of Chicago as Corporate Trustee) and R. Emmett Hanley (who has been succeeded by Ray F. Myers), as Trustees, to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the Indenture may be made, the terms and conditions upon which bonds of all series an or are to be issued and secured, the rights and remedies under the Indenture of the holders of said bonds, the terms and conditions upon which the Indenture may be modified or amended, and the rights and obligations under the Indenture of the Company and of said Trustees; but neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

         The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

         In certain events, on the conditions, in the manner, at the times, to the extent and with the effect set forth in the Indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, or, if the principal amount of this bond is a multiple of five hundred dollars ($500), any part of the principal amount hereof constituting said sum or any multiple thereof, may be called for redemption and payment at any time prior to maturity, on notice given or waived as provided in the Indenture, at the applicable redemption price specified in the Indenture.

         This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond and registered bonds of this series and coupon bonds of this series are interchangeable, all in the manner and upon the conditions prescribed in the Indenture.

         Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the Indenture.

         This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the Indenture, until the certificate hereon shall have been signed by the Trustee.

         IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated

                                              UNITED CITIES GAS COMPANY



                                              By_____________________________
                                                          President
ATTEST:


__________________________________
         Secretary

                        (FORM OF TRUSTEE'S CERTIFICATE)

         This is one of the Bonds, of the series designated therein, referred to in the within-mentioned Indenture.

                                              CONTINENTAL ILLINOIS NATIONAL BANK
                                                AND TRUST COMPANY OF CHICAGO,

                                                                      as Trustee

                                              By_____________________________
                                                      Authorized Officer

         Section 2.04. All or any part of the Series F bonds outstanding at any time, or any part of the principal amount of any fully registered Series F bond constituting $500 or any multiple thereof, may be redeemed at any time prior to maturity (subject to the further provisions hereof), whether or not such time be an interest payment date, at the principal office of the Trustee, upon not less than thirty (30) days prior notice given or waived as hereinafter or in the Indenture provided, at the following redemption prices in each case together with the accrued and unpaid interest on the principal amount of bonds called to the date fixed for redemption:

                 (a) if redeemed through operation of the sinking fund, at their principal amount, and

                 (b) in all other cases, including, without limitation, a redemption through the application of the proceeds of the sale or transfer of all or part of the property of the Company to a municipality or other public body or authority pursuant to condemnation proceedings or an agreement in lieu of condemnation, at a redemption price equal to 100% of the principal amount of the Series F bonds to be redeemed, plus, in the event of redemption on or before September 1, 1994, a premium equal to 8-1/2% of the principal amount of Series F bonds so to be redeemed, such premium to be reduced by .3863 of 1% for each full year expired after September 1, 1972; provided, however, that the Series F bonds shall not be redeemable at the option of the Company on or before September 1, 1982, by the application, directly or indirectly, of funds received from the proceeds of the sale of securities, or from the creation of any other indebtedness or borrowings, in each case having an interest rate or cost to the Company (computed in accordance with accepted financial practice) of less than 8-1/2% per annum.

         Series F bonds shall be redeemed upon the notice, in the manner and with the effect provided in Article 4 of the Original Indenture and the provisions of Article 4 of the Original Indenture, except Section 4.01 thereof, shall be applicable to the Series F bonds.

         Section 2.05. So long as any Series F bonds shall remain outstanding, the Company shall pay to the Trustee as and for a sinking fund for the retirement of Series F bonds on September 1, 1973, and on each September 1 thereafter to and including September 1, 1994, cash in the amount of $60,000.

         In the event the Company shall redeem Series F bonds from the proceeds of the sale of any of its property to a municipality or other public body or agency, the amount of each such sinking fund deposit thereafter shall be reduced by an amount equal to 3% of the amount of Series F bonds so redeemed.

         On or before the thirtieth day prior to each sinking fund payment date, the Trustee shall proceed to select for redemption in the manner provided in Article 4 of the Original Indenture, Series F bonds in the aggregate principal amount which are redeemable with the cash required to be paid on the next following sinking fund payment date and in the name of the Company shall give notice as may be required by said Article 4 of the redemption for the sinking fund on such sinking fund payment date of the Series F bonds so selected.

         All cash received by the Trustee pursuant to this Section 2.05 shall be held by the Trustee as part of the mortgaged property, and shall be applied by the Trustee to the redemption of outstanding Series F bonds, without premium, in the manner and with the effect specified in the preceding paragraph hereof; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee in cash all unpaid interest accrued on the bonds to be redeemed through the operation of said sinking fund to the date fixed for redemption.

         So long as all outstanding Series F bonds remain registered in the names of the initial holders in whose names bonds of such series were first registered, the sinking fund payment shall be made entirely in cash. If none or less than all of the outstanding bonds of Series F are registered in the names of the initial holders in whose names bonds of such series were first registered, the following provisions shall be applicable:

                 (i) If none of the then outstanding bonds of Series F are registered in the names of the initial holders in whose names bonds of such series were first registered, the Company may, in lieu of depositing cash as hereinabove provided, surrender bonds of such series acquired by the Company and receive credit against the cash sinking fund payment to the extent of the principal amount of bonds surrendered; and

                 (ii) If one or more but less than all of the then outstanding bonds of Series F are registered in the name of any of the initial holders in whose names bonds of such series were first registered, the aggregate principal amount of the bonds of such series to be redeemed shall be apportioned in the manner provided in clause
         (ii) of Section 4.02 of the Original Indenture and redemption shall be made in accordance with the provisions of said clause (ii) except that the Company may, in lieu of depositing cash for the redemption of bonds not held by any such initial holder, surrender bonds of Series F acquired by the Company and receive credit against the sinking fund payment to the extent of the principal amount of bonds surrendered, not exceeding, however, the amount of cash which would otherwise be applied to the redemption of bonds of Series F not registered in the name of any initial holder of bonds of said series, and the amount which would otherwise be applied to the redemption of such bonds not held by any initial holder of bonds shall be reduced to the extent of the amount of such credit.

         If the Company elects to surrender bonds as a credit against the sinking fund payment pursuant to the foregoing provisions it shall deposit such bonds, with all unmatured interest coupons pertaining thereto in the case of coupon bonds, with the Trustee at least 35 days and not more than 45 days prior to the date on which the next sinking fund payment becomes due.

         All Series F bonds redeemed or delivered to the Trustee for cancellation pursuant to this Section 2.05 (except fully registered Series F bonds redeemed in part and upon which notations of partial payment are made as provided in Article 4 of the Original Indenture) together with any and all appertaining interest coupons shall forthwith be cancelled by the Trustee and shall be delivered to or upon the written order of the Company and shall not be made the basis for issuance of any additional bonds hereunder.

         Section 2.06. Upon the execution and delivery of this Eighth Supplemental Indenture and upon compliance with the provisions of the Original Indenture the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to or upon the written order of the President or Treasurer of the Company, Series F bonds in an aggregate principal amount not exceeding $2,000,000.

                                   ARTICLE 3

                    ADDITIONAL COVENANTS AND MISCELLANEOUS

         Section 3.01. So long as any Series F bonds remain outstanding, the provisions of Section 1.15 of the Original Indenture which are expressed to be applicable to bonds of Series A shall be applicable to the Series F bonds and the holders thereof.

         Section 3.02. So long as any Series F bonds remain outstanding, no new series of bonds shall be authorized having a maturity date earlier than September 1, 1995 and no provision shall be made for the retirement of any new series of bonds prior to September 1, 1995 through a sinking fund or other retirement fund in an amount in any year greater than 3% of the aggregate principal amount of such bond theretofore issued.

         Section 3.03. So long as any Series F bonds remain outstanding, the Company will not declare or pay any dividends on shares of its Common Stock (except dividends payable solely in shares of Common Stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of Common Stock (except out of the proceeds derived from the issuance of other shares of Common Stock), or make any other distribution on shares of Common Stock (such non-excepted declarations, payments, purchases, redemptions or other acquisitions and distributions being hereinafter called "Restricted Payments"), unless after giving effect thereto the aggregate of all such Restricted Payments made during the period from December 31, 1971 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $500,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends for such period (computed on a cumulative basis for said entire period).

         As used in this Section 3.03 the term "Consolidated Net Income Available for Common Stock Dividends" shall mean the net income of the Company and its subsidiaries for the applicable period available for dividends on stock after deducting therefrom dividends paid and accrued on preferred stock, determined on a consolidated basis in accordance with generally accepted principles of accounting; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible and the deduction for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.

         Section 3.04. This Eighth Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and other terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another series, shall apply to and be deemed to be for the equal benefit, security and protection of the Series F bonds and the holders thereof. All terms used in this Eighth

Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

         Section 3.05. Whenever in this Eighth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Eighth Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

         Section 3.06. This Eighth Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its President or one of its Vice Presidents and its corporate name to be hereunto affixed and attested by its Secretary or by an Assistant Secretary and the said Continental Illinois National Bank and Trust Company of Chicago, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Second Vice Presidents and its corporate seal to be hereto affixed and attested by a Trust Officer, and said Ray F. Myers, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

                                             UNITED CITIES GAS COMPANY


[CORPORATE SEAL]                             By  /s/ JOHN H. MAXHEIM
                                                 -----------------------------
                                                         President
ATTEST:

/s/ CLYDE A. JOHNSON
- --------------------------
       Secretary

Witnesses as to United Cities Gas
  Company:

/s/ ROBERT J. SEBASTIAN
- --------------------------

/s/ SHIRLEY M. HAWKINS
- --------------------------
                                             CONTINENTAL ILLINOIS NATIONAL BANK
                                               AND TRUST COMPANY OF CHICAGO,

                                                                      As Trustee

 [CORPORATE SEAL]                            By  /s/  V. L. BEDINGFIELD
                                                 -----------------------------
                                                     Second Vice President
ATTEST:

/s/ M. A. CLARK
- --------------------------
     Trust Officer

Witnesses as to Continental Illinois
  National Bank and Trust Company
  of Chicago and Ray F. Myers:

/s/ J. M. ROSE
- --------------------------

/s/ D. J. POPE
- --------------------------

                                             By  /s/ RAY F. MYERS           SEAL
                                                 ---------------------------
                                                         Ray F. Myers

STATE OF TENNESSEE                  )
                                    )  SS.
COUNTY OF DAVIDSON                  )

         I, Jack C. Boone, Notary Public in and for the County and State aforesaid, do hereby certify that on this 14th day of August, 1972 personally appeared before me John H. Maxheim and Clyde A. Johnson, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are President and Secretary, respectively, of United Cities Gas Company, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the John H. Maxheim and Clyde A. Johnson acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 14th day of August, 1972.

                                                 /s/ JACK C. BOONE
                                                 ---------------------------
                                                 Notary Public in and for the
                                                  County and State aforesaid


[NOTARIAL SEAL]

My commission expires 4-8-75.


STATE OF ILLINOIS                   )
                                    )  SS.
COUNTY OF COOK                      )

         I, D. R. Hart, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 16th day of August, 1972, personally appeared before me V. L. Bedingfield and M. A. Clark, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are Second Vice President and Trust Officer, respectively, of Continental Illinois National Bank and Trust Company of Chicago, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said V. L. Bedingfield and M. A. Clark acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 16th day of August, 1972.

                                                 /s/ D. R. HART
                                                 ---------------------------
                                                 Notary Public in and for the
                                                  County and State aforesaid


[NOTARIAL SEAL]

My commission expires 5-17-75.

STATE OF ILLINOIS                   )
                                    )  SS.
COUNTY OF COOK                      )

         I, D. R. Hart, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 16th day of August, 1972, personally appeared before me Ray F. Myers, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 16th day of August, 1972.

                                                 /s/ D. R. HART
                                                 ---------------------------
                                                 Notary Public in and for the
                                                  County and State aforesaid


[NOTARIAL SEAL]

My commission expires 5-17-75.

STATE OF TENNESSEE                  )
                                    )  SS.
COUNTY OF DAVIDSON                  )

         Personally appeared before me Robert J. Sebastian, who, being duly sworn, says that he saw the corporate seal of UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that he also saw John H. Maxheim, President, and Clyde A. Johnson, Secretary of said United Cities Gas Company, sign and attest the same, and that he, with Shirley Hawkins, witnessed the execution and delivery thereof as the act and deed of said United Cities Gas Company.

                                                 /s/ ROBERT J. SEBASTIAN
                                                 ---------------------------
                                                           Witness

[NOTARIAL SEAL]

Sworn to before me this 14th
day of August, 1972.

/s/  JACK C. BOONE
- ----------------------------
Notary Public in and for the
 County and State aforesaid


My commission expires 4-8-75.

STATE OF ILLINOIS                   )
                                    )  SS.
COUNTY OF COOK                      )

         Personally appeared before me D. J. Pope, who, being duly sworn, says that he saw the corporate seal of the CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO affixed to the foregoing instrument and that he also saw V. L. Bedingfield, Second Vice President, and M. A. Clark, Trust Officer of said Continental Illinois National Bank and Trust Company of Chicago, sign and attest the same, and that he, with J.M. Rose, witnessed the execution and delivery thereof as the act and deed of the said Continental Illinois National Bank and Trust Company of Chicago.

                                                 /s/ D. J. POPE
                                                 ---------------------------
                                                           Witness


[NOTARIAL SEAL]

Sworn to before me this 16th
day of August, 1972.

/s/ D. R. HART
- ----------------------------
Notary Public in and for the
 County and State aforesaid

My commission expires 5-17-75.

STATE OF ILLINOIS                   )
                                    )  SS.
COUNTY OF COOK                      )

         Personally appeared before me D. J. Pope, who, being duly sworn, says that he saw the within named RAY F. MYERS sign, seal, and as his act and deed, deliver the foregoing instrument and that he, with J. M. Rose, witnessed the execution thereof.

                                                 /s/ D. J. POPE
                                                 ---------------------------
                                                           Witness


[NOTARIAL SEAL]

Sworn to before me this 16th
day of August, 1972.

/s/ D. R. HART
- ----------------------------
Notary Public in and for the
 County and State aforesaid

My commission expires 5-17-75.

                                  SCHEDULE A

         The properties referred to in the granting clauses of this Supplemental Indenture include parcels of real estate and other property hereinafter more specifically described. Such descriptions are not intended, however, to limit or impair the scope or intent of the general descriptions contained in the granting clauses of the Indenture.

                       REAL ESTATE AND INTERESTS THEREIN

         Those certain tracts, pieces or parcels of land and interests in real estate situate, lying and being in the respective counties and states set forth below and described as follows:

                               STATE OF ILLINOIS

In Saline County, Illinois

         (1) A certain tract or parcel of land being part of the South East Quarter of the North West Quarter of Section 15, in Township 9 South, Range 6 East of the Third principal meridian and being known, numbered and designated as the South half of the West 20 feet of Lot No. 7 and the South half of Lot No. 8, all in Block No. 15 of John W. Mitchell's Division of the Railroad Addition to the Town (now city) of Harrisburg, Illinois, and being more particularly bounded and described as follows: Beginning at an "X" mark cut in the concrete pavement, said mark being at the Southwest corner of said Lot No. 8 in Block 15, said corner also being the point of intersection of the North right of way line of East Poplar Street and the East right of way line of Seten Avenue, and running thence East along the North right of way line of East Poplar Street a distance of 70 feet to a point, the inside running North 0 deg. 15 min. East a distance of 101.63 feet to an iron pin; thence running West a distance of 70 feet to an iron pin in the East right of way line of Seten Avenue; thence running along said East right of way line of Seten Avenue South 0 deg. 15 min. West a distance of 101.63 feet to the place of beginning.

         (2)     A Part of Lots Six (6) and Seven (7) in Block Number Fifteen
(15) of John W. Mitchell Division of the Railroad Addition of the Town, now City, of Harrisburg described as follows: Commencing at the Northwest Corner of Lot Eight (8) in said Block No. Fifteen (15) and running thence east on the north line of said block for a distance of Seventy (70) feet to the place of beginning, running thence south Eighty One (81) feet and Three (3) inches, running thence east Seventy (70) feet extending into Lot No. Six (6) of said Block, running thence north Eighty One (81) feet and Three (3) inches to the North boundary line of said Lot No. Six (6) in said Block, and running thence west along the North boundary line of said Block for a distance of Seventy (70) feet to the place of beginning, being a subdivision of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of Section Fifteen (15), Township Nine (9) South, Range Six (6) East of the Third Principal Meridian.

         (3) The North Half (N1/2) of the West Two-Fifths (2/5ths) of Lot Number Seven (7) and the North Half (N1/2) of Lot Number Eight (8) in Block Number Fifteen (15) in John W. Mitchell Division of the Railroad Addition To The Town, Now City, of Harrisburg, being a subdivision of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of Section Fifteen (15), Township Nine (9) South, Range Six (6) East of the Third Principal Meridian.

         (4) All that certain tract or parcel of land situate in the City of Harrisburg, in Saline County, Illinois, being part of the South East Quarter of the North West Quarter of Section 15, in Township 9 South, Range 6 East of the Third principal meridian and being known, numbered and designated as the South half of the West 20 feet of Lot No. 7 and the South half of lot No. 8, all in Block No. 15 of John W. Mitchell's Division of the Railroad Addition to the Town (now city) of Harrisburg, Illinois, and being more particularly bounded and described as follows:

                 Beginning at an "X" mark cut in the concrete pavement, said mark being at the Southwest corner of said Lot No. 8 in Block 15, said corner also being the point of intersection of the North right of way line of East Poplar Street and the East right of way line of Seten Avenue, and running thence East along the North right of way line of East Poplar Street a distance of 70 feet to a point, the inside running North 0 deg. 15 min. East a distance of 101.63 feet to an iron pin; thence running West a distance of 70 feet to an iron pin in the East right of way line of Seten Avenue; thence running along said East right of way line of Seten Avenue South 0 deg. 15 min. West a distance of 101.63 feet to the place of beginning.

                 Being the same property conveyed to Grantor by Randall Reed by deed dated July 16, 1964, of record in the Recorder's Office of Saline County, Illinois in Deed Book 452, at Page 271.

         Subject to all legal highways and to all easements and restrictions of record affecting or related to the above described property.

         (5) Lots Thirteen (13), Fourteen (14) and Fifteen (15) in Block Three (3) in G. W. Robinsons Garden Heights Subdivision of the SW 1/4 NE 1/4; the NW 1/4 SE 1/4 and the SW 1/4 SE 1/4 of Section 22, Township 9 South, Range 6 East of the Third Principal Meridian, Saline County, Illinois, except coal and minerals underlying said premises together with the right to mine and remove the same Lot Fifteen (15) being also described as follows: Commencing at the Northwest Corner of the SW 1/4 SE 1/4 of Section 22, Township 9 South, Range 6 East of the Third P.M., and running South 20 feet, thence East 192 feet and 8 inches for a place of beginning, from thence South 452 feet; thence east 192 feet and 8 inches, thence North 452 feet; thence West 192 feet and 8 inches to the place of beginning; Lot 13 being also described as follows: Commencing at the Northwest Corner of the SW 1/4 of the SE 1/4 of Section 22, Township 9 South, Range 6 East of the Third Principal Meridian and running South 472 feet for a place of beginning, from thence east 385 feet and 4 inches, thence South 184 feet and 4 inches, thence West 385 feet and 4 inches, thence North 180 feet and 4 inches to the place of beginning, except coal and minerals underlying the foregoing land with the right to mine and remove the same.

In Massac County, Illinois

         (6) Part of the South One-half of the Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) of Section Eleven (11), Township Sixteen (16) South, Range 5 East described as follows:

         Beginning at a point Three Hundred Eighty (380) feet North of the South line and Thirty (30) feet East of the West line of the above described tract thence North Fifty (50) feet; thence East Fifty (50) feet; thence South Fifty (50) feet; thence West Fifty (50) feet to the beginning point.

         (7) A tract of land situated in the Southeast fourth of the Northwest quarter of section two, Township 16 South, Range 4 East of the 3rd P.M. More particularly described as follows:

                 Beginning at an iron pipe that is 30 feet Southerly from the North line of aforesaid quarter-quarter measured perpendicular thereto and 20 feet Westerly from the East line of aforesaid quarter-quarter measured perpendicular thereto, thence N88 deg. 40 min. W parallel with the North line of said quarter-quarter a distance of 800 feet to an iron pipe, thence S31 deg. 01 min. 36 sec. W a distance of 275.20 feet to an iron pipe set on the North easterly ROW line of the CB & Q.R.R., thence S13 deg. 02 min. E along said ROW line of the CB & QRR a distance of 98.84 feet to an Iron pin being the Northwest corner the Good Luck Glove Co. property, thence S8 deg. 30 min. 19 sec. a distance of 622.01 feet along the Northerly line of the Good Luck Glove Factory Tract as evidenced by a fence along part of the line to a fence corner, thence S76 deg. 43 min. 34 sec. E a distance of 237.14 feet to an iron pipe located 20 feet westerly of and measured perpendicular to the East line of aforesaid quarter-quarter, thence North 397.97 feet to the point of beginning.

SUBJECT TO THE FOLLOWING EXCEPTIONS AND RESERVATIONS:

                 1. There is excepted a parcel of ground 50 feet by 100 feet in the Northeast corner of the property herein conveyed described in Warranty Deed dated November 3, 1951, and recorded December 5, 1951, deed recorded in Record 75 at page 43, Massac County, Illinois, from Paul Miller and others to the V.M. Pipeline Company together with an easement for said pipeline running in a generally East and West direction across the conveyed premises.

                 2. Lease dated May 26, 1969, to the City of Metropolis for a sanitary land fill.

                 3. The terms and conditions as contained in Warranty Deed dated June 19, 1920, recorded September 23, 1920, in Book 35 of Deeds, pages 345-449, Massac County, Illinois, from Mattie Miller to S.H. Long insofar as the terms and conditions thereof relate to the use of the private road located on the North and West side of the foregoing described premises.

                 4. There is reserved to the Grantors in the conveyance to United Cities Gas Company the right to use the existing private driveway in the Southeast corner of the foregoing described premises that runs from the public road on the East to an irregular parcel of ground retained by the Grantors immediately South of the conveyed premises and East of the Good Luck Glove Company property provided, however, that said roadway shall revert to the Grantee in the event said irregular parcel is conveyed to a landowner adjoining said irregular parcel.

                              STATE OF TENNESSEE

In Hamblen County, Tennessee

         (7) A tract of land situated, lying and being in the Fifth Civil District of Hamblen County, Tennessee, and being more particularly bounded and described as follows:--

                 Beginning at a point in the eastern edge of the Sugar Hollow Road (also known as Maple Valley Road), corner to Rines, thence running in a generally southern direction with the eastern edge of said road a distance of 34 feet 2 inches to a point in the eastern edge of said road, corner to remaining lands of the undersigned grantors; thence running in a generally eastern direction with the line of grantors 43 feet 5 inches to an iron stake, corner to lands of the undersigned; thence running in a generally northern direction 34 feet 2 inches to an iron stake, corner to Rines; thence in a generally western direction, with the line of Rines, 43 feet 5 inches to the point of

                 Beginning; said lot being bounded on the north by Rines, on the south and east by the remaining lands of grantors and on the west by Sugar Hollow Road (Maple Valley Road). Being a part of the real estate conveyed to J.G. Wallace et ux by deed of Anna B. Kilgore, single, dated November 29, 1961, and of record in the Register's Office of Hamblen County, Tennessee, in Deed Book 122, at page 235, the premises herein conveyed being a part of Tract 2 therein.

In Sullivan County, Tennessee.

         (8) A tract of land located in the Seventeenth Civil District of Sullivan County, Tennessee, to-wit:

                 Beginning at an iron pin in an old fence line extended at the Northeasterly end of the Northwest line of Old Shankel Mill Road (said 30 ft. road being abandoned to the Northeast of said Beginning point), Southeast corner to property of the G. H.

         Harr heirs, said Beginning point being N 51 deg. 00 min. E 527 ft., more or less, from the East line of Meadow View Road; thence with the Northeasterly line fence of the G. H. Harr heirs N 51 deg. 38 min. W
         200.00 ft. to an iron pin in the line, thence by a new line with other lands of Bessie C. Shortt (Mrs. A.D.L. Shortt) N21 deg. 29 min. E
         152.12 ft. to an iron pin at point on a curve in the South line of U.S. Route 11-W (said point being N 88 deg. 30 min. 36 sec. E 30.00 ft. from a concrete highway monument opposite center line survey station 1088 + 00), thence three courses with the South Right of Way line of U.S. Route 11-W; by the arc of a curve to the left in a Northeasterly direction (Central Angle 05 deg. 23 min. 13 sec., Radius 2,964.79 ft., Chord bearing N 85 deg. 31 min. 36 sec. E 278.65 ft.) an arc distance of 278.75 ft. to a concrete highway monument, thence an offset away from the road S 06 deg. 07 min. E 29.92 ft. to a concrete highway monument, thence by the arc of a curve to the left is a Northeasterly direction (Central Angle 03 deg. 44 min. 28 sec., Radius 2,994.79 ft., Chord bearing N81 deg. 18 min. 41 sec. E 195.41 ft.) an arc distance of 195.54 ft. to an iron pin in the former North line of Old Shankel Mill Road, thence with the former North line of the old road, now Paul E. Harr's line, S 52 deg. 26 min. W 470.83 ft. to the
         Beginning: containing 1.769 acres.

                 Being a part of that portion set apart and vested in the said Mrs. Bessie Shortt (the same as Elizabeth Shortt) by Chancery Decree in Minute Book 18, page 94, in Chancery Court for Bristol, Tennessee.

         There is also conveyed all right, title, and interest in a 30 feet roadway adjoining the South boundary line, known as Shankels Mill Road.

In Cherokee County, South Carolina

         (9) All that certain piece, parcel or lot of land lying, being and situate in the State of South Carolina, County of Cherokee, just West of City of Gaffney, fronting on S. C. Hwy. 388, and being further described as follows:

                 Beginning at stake on Northern edge of Hwy. Right-of-way, Corner of Littlejohn Lands and running thence N. 17-35 W. 69 feet to I.P. on Southern Railway Company R/W; thence along said right of way,
         N. 65-00 E. 50 feet to I.P.; thence a new line, S. 17-35 E. 38 feet to stake on R/W of S.C. Road 388; thence, along edge of R/W of said road,
         S. 35-05 W. 63 feet to stake, the beginning point, containing 2,375 sq. feet, more or less.

                                                                [CONFORMED COPY]

================================================================================


                         NINTH SUPPLEMENTAL INDENTURE


                          Dated as of January 1, 1974


                                ---------------


                           UNITED CITIES GAS COMPANY


                                      TO


                 CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO



                                      AND


                                 RAY F. MYERS
                                    TRUSTEES


                                ---------------


                      Supplementing Indenture of Mortgage
                         Dated as of July 15, 1959 and
                   Creating First Mortgage Bonds, Series G,
                         8.45%, Due September 1, 1995




================================================================================

         THIS NINTH SUPPLEMENTAL INDENTURE, dated as of January 1, 1974, made by and between UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter called the "Company"), party of the first part, and CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office in the City of Chicago, State of Illinois (hereinafter called the "Trustee"), and RAY F. MYERS, residing in the Village of Flossmoor, Illinois (the Trustee and Ray F. Myers being hereinafter collectively referred to as the "Trustees"), parties of the second part.

                                  WITNESSETH:

         WHEREAS, the Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage and warrant to the said Trustees, and each of them, and their respective successors and assigns, certain property of the Company in said Indenture of Mortgage more particularly described for the security of all First Mortgage Bonds issuance and to be issued thereunder; and

         WHEREAS, on September 1, 1961, City National Bank and Trust Company of Chicago was, under the laws of the United States of America, merged with Continental Illinois National Bank and Trust Company of Chicago, a national banking association, under the name of Continental Illinois National Bank and Trust Company of Chicago, which thereupon became corporate trustee under the Indenture as provided therein; and

         WHEREAS, on October 15, 1966, Ray F. Myers became individual trustee under the Indenture as successor to R. Emmett Hanley, resigned; and

         WHEREAS, the Company has heretofore executed and delivered its First, Second, Third, Fourth, Fifth, Sixth, Seventh and Eighth Supplemental Indentures respectively dated as of November 1, 1960, June 1, 1962, February 1, 1963, June 15, 1963, November 15, 1964, March 15, 1968, August 1, 1970, and September 1,
1972, for the purpose of subjecting to the lien of the Indenture certain additional property acquired by the Company and complying with its covenant of further assurances, and, with respect to the said Fourth, Fifth, Sixth, Seventh and Eighth Supplemental Indentures, for the further purpose of creating additional First Mortgage Bonds (said Indenture of Mortgage and all Supplemental Indentures thereto being herein collectively referred to as the "Indenture"); and

         WHEREAS, there have been issued under the Indenture $3,500,000 aggregate principal amount of First Mortgage Bonds, Series A, 5-3/8%, Due July 15, 1984, $2,135,000 aggregate principal amount of which remain outstanding; $1,000,000 aggregate principal amount of First Mortgage Bonds, Series B, 4.95%, Due June 15, 1988, $748,000 aggregate principal amount of which remain outstanding; $1,000,000 aggregate principal amount of

First Mortgage Bonds, Series C, 4-7/8%, Due November 15, 1989, $750,000 aggregate principal amount of which remain outstanding; $2,000,000 aggregate principal amount of First Mortgage Bonds, Series D, 7-1/8%, Due March 15, 1993, $1,750,000 aggregate principal amount of which remain outstanding; $3,300,000 aggregate principal amount of First Mortgage Bonds, Series E, 10-3/8%, Due September 1, 1995, $3,052,500 aggregate principal amount of which remain outstanding; and $2,000,000 aggregate principal amount of First Mortgage Bonds, Series F, 8-1/2% Due September 1, 1995, $1,940,000 aggregate principal amount of which remain outstanding; and

         WHEREAS, the Company desires to create a new series of bonds to be issued under and secured by the Indenture and to be designated as "First Mortgage Bonds, Series G, 8.45%, Due September 1, 1995" (herein called "Series G bonds"), to be limited to $3,500,000 in aggregate principal amount; and

         WHEREAS, the Company also desires to subject to the lien of the Indenture certain properties, including properties acquired or constructed by the Company since the date of execution and delivery of the Eighth Supplemental Indenture, which are not excluded or reserved from the lien of the Original Indenture; and

         WHEREAS, all things necessary to make the Series G bonds, when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and security of the Indenture, and to make this Ninth Supplemental Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed have been done and performed; and the issue of Series G bonds, as herein provided, has been in all respects duly authorized;

         NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE 1

                        MORTGAGE OF ADDITIONAL PROPERTY

         Section 1.01. The Company in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has granted, conveyed, mortgaged and warranted, and by these presents does hereby grant, convey, mortgage and warrant to the Trustees and each of them, and to their successors in said trust forever, all property and rights acquired and constructed by the Company since the date of execution and delivery of the Eighth Supplemental Indenture, except property of the character specifically reserved and excepted from the lien of the Original Indenture and property heretofore released from the lien thereof.

         TOGETHER WITH all rights belonging or in any wise appertaining to any and all the aforesaid property or any part thereof with the reversion and, subject to the provisions of Section 7.01 of the Original Indenture, all income and earnings arising out of the aforesaid property, including rents, issues and profits during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture.

         TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Original Indenture.

         IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Original Indenture.

                                   ARTICLE 2

                                SERIES G BONDS

         Section 2.01. There is hereby created for issuance under the Indenture, a series of bonds, limited to the aggregate principal amount of $3,500,000, to be designated as "First Mortgage Bonds, Series G, 8.45%, Due September 1, 1995." The Series G Bonds shall, subject to the provisions of
Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from, the date of their authentication, shall mature September 1, 1995, and shall bear interest at the rate of 8.45% payable semiannually on March 1 and September 1 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 9-1/2% per annum.

         Section 2.02. The Series G bonds initially to be issued shall be fully registered bonds without coupons, in denominations of $500 and multiples thereof, substantially in the form set forth in Section 2.03 hereof, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate for different denominations and/or in order to conform to usage or law. Upon receipt of a written request from a holder or holders of not less than 25% in aggregate principal amount of the Series G bonds at the time outstanding, stating its or their intention to exchange all or a substantial part of their bonds for Series G bonds in coupon form, the Company will promptly cause to be prepared Series G bonds in customary coupon form in the denomination of $500 and/or $1,000, as requested, registrable as to principal only, and substantially in the form of the fully registered Series G bond set forth in Section 2.03 hereof, with appropriate insertions, omissions, and changes approved by counsel satisfactory to the Trustee in opinion filed with the Trustee, and by the Trustee. Thereafter fully registered bonds and coupon bonds of Series G shall be interchangeable, subject to the provisions of Section 1.11 of the Original Indenture.

         Section 2.03. The registered Series G bonds without coupons shall be in substantially the following form:

            FORM OF FULLY REGISTERED SERIES G BONDS WITHOUT COUPONS
                           AND TRUSTEE'S CERTIFICATE

                           UNITED CITIES GAS COMPANY

No.  RG

          FIRST MORTGAGE BOND, SERIES G, 8.45%, DUE SEPTEMBER 1, 1995

         For value received, UNITED CITIES GAS COMPANY, a corporation of the State of Illinois and the Commonwealth of Virginia (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to __________________________ or registered assigns, on September 1, 1995, or earlier as hereinafter referred to, the sum of ________________________________ Dollars at the principal office in Chicago, Illinois, of CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the "Trustee"), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon, from the date hereof, at the rate of eight and forty five one-hundredths percent (8.45%) per annum, at said office, semiannually on March 1 and September 1 in each year until the principal sum hereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of nine and one half percent (9-1/2%).

         This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, of a series designated First Mortgage Bonds, Series G, 8.45%, Due September 1, 1995, all such bonds of this series and all other series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "Indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Illinois National Bank and Trust Company of Chicago as Corporate Trustee) and R. Emmett Hanley (who has been succeeded by Ray F. Myers), as Trustees, to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the Indenture may be made, the terms and conditions upon which bonds of all series are or are to be issued and secured, the rights and remedies under the Indenture of the holders of said bonds, the terms and conditions upon which the Indenture may be modified or amended, and the rights and obligations under the Indenture of the Company and of said Trustees; but neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

         The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

         In certain events, on the conditions, in the manner, at the times, to the extent and with the effect set forth in the Indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, or, if the principal amount of this bond is a multiple of five hundred dollars ($500), any part of the principal amount hereof constituting said sum or any multiple thereof, may be called for redemption and payment at any time prior to maturity, on notice given or waived as provided in the Indenture, at the applicable redemption price specified in the Indenture.

         This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond and registered bonds of this series and coupon bonds of this series are interchangeable, all in the manner and upon the conditions prescribed in the Indenture.

         Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the Indenture.

         This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the Indenture, until the certificate hereon shall have been signed by the Trustee.

         IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated ______________________.

                                             UNITED CITIES GAS COMPANY


                                             By_______________________________
                                                          President
ATTEST:


__________________________________
         Secretary


                        (FORM OF TRUSTEE'S CERTIFICATE)

         This is one of the Bonds, of the series designated therein, referred to in the within-mentioned Indenture.

                                             CONTINENTAL ILLINOIS NATIONAL BANK
                                               AND TRUST COMPANY OF CHICAGO,
                                                                      as Trustee

                                             By________________________________
                                                      Authorized Officer

         Section 2.04. All or any part of the Series G bonds outstanding at any time, or any part of the principal amount of any fully registered Series G bond constituting $500 or any multiple thereof, may be redeemed at any time prior to maturity (subject to the further provisions hereof), whether or not such time be an interest payment date, at the principal office of the Trustee, upon not less than thirty (30) days' prior notice given or waived as hereinafter or in the Indenture provided, at the following redemption prices in each case together with the accrued and unpaid interest on the principal amount of bonds called to the date fixed for redemption:

                 (a) if redeemed through operation of the sinking fund, at their principal amount, and

                 (b) in all other cases, including, without limitation, a redemption through the application of the proceeds of the sale or transfer of all or part of the property of the Company to a municipality or other public body or authority pursuant to condemnation proceedings or an agreement in lieu of condemnation, at a redemption price equal to 100% of the principal amount of the Series G bonds to be redeemed, plus, in the event of redemption on or before September 1, 1994, a premium equal to 8.45% of the principal amount of Series G bonds so to be redeemed, such premium to be reduced by .4225 of 1% for each full year expired after September 1, 1973; provided, however, that the Series G bonds shall not be redeemable at the option of the Company on or before March 1, 1984 by the application, directly or indirectly, of funds received from the proceeds of the sale of securities, or from the creation of any other indebtedness or borrowings, in each case having an interest rate or cost to the Company (computed in accordance with accepted financial practice) of less than 8.45% per annum.

         Series G bonds shall be redeemed upon the notice, in the manner and with the effect provided in Article 4 of the Original Indenture and the provisions of Article 4 of the Original Indenture, except Section 4.01 thereof, shall be applicable to the Series G bonds.

         Section 2.05. So long as any Series G bonds shall remain outstanding, the Company shall pay to the Trustee as and for a sinking fund for the retirement of Series G bonds on September 1, 1974, and on September 1 thereafter to and including September 1, 1994, cash in the amount of $105,000.

         In the event the Company shall redeem Series G bonds from the proceeds of the sale of any of its property to a municipality or other public body or agency, the amount of each such sinking fund deposit thereafter shall be reduced by an amount equal to 3% of the amount of Series G bonds so redeemed.

         On or before the thirtieth day prior to each sinking fund payment date, the Trustee shall proceed to select for redemption in the manner provided in Article 4 of the Original Indenture, Series G bonds in the aggregate principal amount which are redeemable with the cash required to be paid on the next following sinking fund payment date and in the name of the Company shall give notice as may be required by said Article 4 of the redemption for the sinking fund on such sinking fund payment date of the Series G bonds so selected.

         All cash received by the Trustee pursuant to this Section 2.05 shall be held by the Trustee as part of the mortgaged property, and shall be applied by the Trustee to the redemption of outstanding Series G bonds, without premium, in the manner and with the effect specified in the preceding paragraph hereof; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee in cash all unpaid interest accrued on the bonds to be redeemed through the operation of said sinking fund to the date fixed for redemption.

         So long as all outstanding Series G bonds remain registered in the names of the initial holders in whose names bonds of such series were first registered, the sinking fund payment shall be made entirely in cash. If none or less than all of the outstanding bonds of Series G are registered in the names of the initial holders in whose names bonds of such series were first registered, the following provisions shall be applicable:

                 (i) If none of the then outstanding bonds of Series G are registered in the names of the initial holders in whose names bonds of such series were first registered, the Company may, in lieu of depositing cash as hereinabove provided, surrender bonds of such series acquired by the Company and receive credit against the cash sinking fund payment to the extent of the principal amount of bonds surrendered; and

                 (ii) If one or more but less than all of the then outstanding bonds of Series G are registered in the name of any of the initial holders in whose names bonds of such series were first registered, the aggregate principal amount of the bonds of such series to be redeemed shall be apportioned in the manner provided in clause
         (ii) of Section 4.02 of the Original Indenture and redemption shall be made in accordance with the provisions of said clause (ii) except that the Company may, in lieu of depositing cash for the redemption of bonds not held by any such initial holder, surrender bonds of Series G acquired by the Company and receive credit against the sinking fund payment to the extent of the principal amount of bonds surrendered, not exceeding, however, the amount of cash which would otherwise be applied to the redemption of bonds of Series G not registered in the name of any initial holder of bonds of said series, and the amount which would otherwise be applied to the redemption of such bonds not held by any initial holder of bonds shall be reduced to the extent of the amount of such credit.

         If the Company elects to surrender bonds as a credit against the sinking fund payment pursuant to the foregoing provisions it shall deposit such bonds, with all unmatured interest coupons pertaining thereto in the case of coupon bonds, with the Trustee at least 35 days and not more than 45 days prior to the date on which the next sinking fund payment becomes due.

         All Series G bonds redeemed or delivered to the Trustee for cancellation pursuant to this Section 2.05 (except fully registered Series G bonds redeemed in part and upon which notations of partial payment are made as provided in Article 4 of the Original Indenture) together with any and all appertaining interest coupons shall forthwith be cancelled by the Trustee and shall be delivered to or upon the written order of the Company and shall not be made the basis for issuance of any additional bonds hereunder.

         Section 2.06. Upon the execution and delivery of this Ninth Supplemental Indenture and upon compliance with the provisions of the Original Indenture the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to or upon the written order of the President or Treasurer of the Company, Series G bonds in an aggregate principal amount not exceeding $3,500,000.

                                   ARTICLE 3

                    ADDITIONAL COVENANTS AND MISCELLANEOUS

         Section 3.01. So long as any Series G bonds remain outstanding, the provisions of Section 1.15 of the Original Indenture which are expressed to be applicable to bonds of Series A shall also be applicable to the Series G bonds and the holders thereof.

         Section 3.02. So long as any Series G bonds shall remain outstanding, no new series of bonds shall be authorized having a maturity date earlier than September 1, 1995 and no provision shall be made for the retirement of any new series of bonds prior to September 1, 1995 through a sinking fund or other retirement fund in an amount in any year greater than 3% of the aggregate principal amount of such bonds theretofore issued.

         Section 3.03. So long as any Series G bonds remain outstanding, the Company will not declare or pay any dividends on shares of its Common Stock (except dividends payable solely in shares of Common Stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of Common Stock (except out of the proceeds derived from the issuance of other shares of Common Stock), or make any other distribution on shares of Common Stock (such non-excepted declarations, payments, purchases, redemptions or other acquisitions and distributions being hereinafter called "Restricted Payments"), unless after giving effect thereto the aggregate of all such Restricted Payments made during the period from December 31, 1972 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $500,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends for such period (computed on a cumulative basis for said entire period).

         As used in this Section 3.03 the term "Consolidated Net Income Available for Common Stock Dividends" shall mean the net income of the Company and its subsidiaries for the applicable period available for dividends on stock after deducting therefrom dividends paid and accrued on preferred stock, determined on a consolidated basis in accordance with generally accepted principles of accounting; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible and the deduction for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.

         Section 3.04. This Ninth Supplemental Indenture shall be construed in connection with and as part of the Original Indenture and all terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another series, shall apply to and be deemed to be for the equal benefit, security and protection of the Series G Bonds and the holders thereof. All terms used in this Ninth Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

         Section 3.05. Whenever in this Ninth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Ninth Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

         Section 3.06. This Ninth Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary and the said Continental Illinois National Bank and Trust Company of Chicago, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Second Vice Presidents and its corporate seal to be hereto affixed and attested by a Trust Officer, and said Ray F. Myers, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

                                             UNITED CITIES GAS COMPANY


[CORPORATE SEAL]                             By /s/ JOHN H. MAXHEIM
                                                -------------------------------
                                                           President
ATTEST:

/s/ CLYDE A. JOHNSON
- --------------------------------
         Secretary


Witnesses as to United Cities Gas Company:


/s/ ROBERT J. SEBASTIAN
- --------------------------------

/s/ A.E. BRADLEY
- --------------------------------

                                             CONTINENTAL ILLINOIS NATIONAL BANK
                                               AND TRUST COMPANY OF CHICAGO,
                                               As Trustee


[CORPORATE SEAL]                             By /s/ M.J. KRUGER
                                                -------------------------------
                                                      Second Vice President
ATTEST:

/s/ R.W. EMERSON
- --------------------------------
  Trust Officer

Witnesses as to Continental Illinois
  National Bank and Trust Company
  of Chicago and Ray F. Myers:

/s/ J.J. POWELL
- --------------------------------

/s/ D.J. POPE
- --------------------------------


                                                /s/ RAY F. MYERS        (SEAL)
                                                ------------------------
                                                       Ray F. Myers

STATE OF TENNESSEE        )
                          )  SS.
COUNTY OF DAVIDSON        )

         I, Shirley M. Hawkins, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 13th day of December, 1973 personally appeared before me John H. Maxheim and Clyde A. Johnson, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are President and Secretary, respectively, of United Cities Gas Company, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said President and Secretary acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 13th day of December, 1973.

                                                /s/ Shirley M. Hawkins
                                                -------------------------------
                                                 Notary Public in and for the
                                                  County and State aforesaid

[NOTARIAL SEAL]

My commission expires 4/23/77.

STATE OF ILLINOIS                 )
                                  )  SS.
COUNTY OF COOK                    )

         I, E.D. Butler, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 26th day of December, 1973, personally appeared before me M.J. Kruger and R. Emerson, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are Second Vice President and Trust Officer, respectively, of Continental Illinois National Bank and Trust Company of Chicago, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said M.J. Kruger and R. Emerson acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 26th day of December, 73.

                                                /s/ E.D. BUTLER
                                                -------------------------------
                                                 Notary Public in and for the
                                                  County and State aforesaid

[NOTARIAL SEAL]

My commission expires 11/16/77.

STATE OF ILLINOIS                 )
                                  )  SS.
COUNTY OF COOK                    )

         I, E.D. Butler, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 26th day of December, 1973, personally appeared before me Ray F. Myers, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 26th day of December, 1973.

                                                /s/ E.D. BUTLER
                                                -------------------------------
                                                 Notary Public in and for the
                                                  County and State aforesaid

[NOTARIAL SEAL]

My commission expires 11/16/77.

STATE OF TENNESSEE                )
                                  )  SS.
COUNTY OF DAVIDSON                )

         Personally appeared before me Robert J. Sebastian, who, being duly sworn, says that he saw the corporate seal of UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that he also saw John H. Maxheim, President, and Clyde A. Johnson, Secretary of said United Cities Gas Company, sign and attest the same, and that he, with A.E. Bradley, witnessed the execution and delivery thereof as the act and deed of said United Cities Gas Company.

                                                /s/ ROBERT J. SEBASTIAN
                                                -------------------------------
                                                 Notary Public in and for the
                                                  County and State aforesaid

[NOTARIAL SEAL]

Sworn to before me this 13th
day of December, 1973.

/s/ SHIRLEY M. HAWKINS
- ----------------------------
Notary Public in and for the County
 and State aforesaid

My commission expires 4/23/77.

STATE OF ILLINOIS                 )
                                  )  SS.
COUNTY OF COOK                    )

         Personally appeared before me J.J. Powell, who, being duly sworn, says that he saw the corporate seal of the CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO affixed to the foregoing instrument and that he also saw M.J. Kruger, Second Vice President, and R. Emerson, Trust Officer of said Continental Illinois National Bank and Trust Company of Chicago, sign and attest the same, and that he, with D.J. Pope, witnessed the execution and delivery thereof as the act and deed of the said Continental Illinois National Bank and Trust Company of Chicago.

                                                /s/ J.J. POWELL
                                                -------------------------------
                                                            Witness


[NOTARIAL SEAL]

Sworn to before me this 26th day of December, 1973.

/s/ E.D. BUTLER
- ----------------------------
Notary Public in and for the County
 and State aforesaid

My commission expires 11/16/77.

STATE OF ILLINOIS                 )
                                  )  SS.
COUNTY OF COOK                    )

         Personally appeared before me D.J. Pope, who, being duly sworn, says that he saw the within named Ray F. Myers sign, seal, and as his act and deed, deliver the foregoing instrument and that he, with J.J. Powell, witnessed the execution thereof.

                                                /s/ D.J. POPE
                                                -------------------------------
                                                             Witness

[NOTARIAL SEAL]

Sworn to before me this 26th day of December, 1973.

/s/ E.D. BUTLER
- ----------------------------
Notary Public in and for the County
 and State aforesaid

My commission expires 11/16/77.

                                                              [CONFORMED COPY]

==============================================================================

                         TENTH SUPPLEMENTAL INDENTURE

                           Dated as of July 1, 1976


                               ---------------


                          UNITED CITIES GAS COMPANY

                                      TO

                      CONTINENTAL ILLINOIS NATIONAL BANK

                         AND TRUST COMPANY OF CHICAGO

                                     And

                                 RAY F. MYERS

                                   TRUSTEES


                               ---------------


               Supplementing and Amending Indenture of Mortgage

                           Dated as of July 15, 1959

===============================================================================

         THIS IS A TENTH SUPPLEMENTAL INDENTURE, dated as of July 1, 1976 by and between UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter called the "Company"), party of the first part, and CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office in the City of Chicago, State of Illinois (hereinafter called the "Trustee"), and RAY F. MYERS, residing in the Village of Flossmoor, Illinois (the Trustee and Ray F. Myers being hereinafter collectively referred to as the "Trustees"), parties of the second part.

                                   RECITALS

         The background of this Tenth Supplemental Indenture is:

                1. This Tenth Supplemental Indenture is intended to amend certain provisions of the Company's Indenture of Mortgage dated as of July 15, 1959 (the "Original Indenture"), as heretofore supplemented by nine Supplemental Indentures (hereinafter collectively called the "Indenture"). The Indenture provided for the issuance of First Mortgage Bonds of the Company in series and there have been issued and are outstanding under the Indenture seven series of First Mortgage Bonds, respectively designated as Series
         A through Series G.

                2. The Company has agreed to increase the amount of the required sinking fund payments set forth in the Indenture for each outstanding series of Bonds and add an additional covenant as hereinafter set forth in consideration of the holders of the outstanding Bonds consenting to the amendment of the Indenture by deletion of certain restrictions therein contained as hereinafter provided. The holders of the requisite percentage in principal amount of the outstanding Bonds have consented to the amendments hereinafter set forth and the Company has filed such consents with the Trustee.

         NOW, THEREFORE, THIS TENTH SUPPLEMENTAL INDENTURE WITNESSETH:

                                  ARTICLE I

                                  AMENDMENTS

         Section 1.1. The second paragraph of Section 1.04 of the Original Indenture and Section 3.02 of each of the Fourth, Fifth, Sixth, Seventh, Eighth and Ninth Supplemental Indentures thereto are deleted and of no further force and effect.

         Section 1.2. The amount of the required sinking fund deposits to be applied to the redemption of each series of Bonds is increased in each case, effective July 1, 1976, to an amount equal to 125% of the amount presently required for the respective series of Bonds until July 1, 1986 and thereafter the amount of each sinking fund deposit shall be increased to an amount equal to 150% of the existing sinking fund requirements as set forth in the following schedule for the respective series of Bonds:


                                                                  INCREASED ANNUAL SINKING FUND

                                                                      7/1/76
                                             PRESENT ANNUAL           UNTIL                   AFTER
                   FIRST MORTGAGE BONDS       SINKING FUND            7/1/86                  7/1/86
                 Series A, 5 3/8%,
                   due July 15, 1984           $105,000              $131,250

                 Series B, 4.95%,
                   due June 15, 1988             26,000                32,500              $39,000

                 Series C, 4 7/8%,
                   due November 15, 1989         25,000                31,250               37,500

                 Series D, 7 1/8%,
                   due March 15, 1993            50,000                62,500               75,000

                 Series E, 10 3/8%,
                   due September 1, 1995         82,500               103,125              123,750

                 Series F, 8 1/2%,
                   due September 1, 1995         60,000                75,000               90,000

                 Series G, 8.45%
                   due September 1, 1995        105,000               131,250              157,500

                                  ARTICLE II

                              ADDITIONAL COVENANT

         Section 2.1. So long as any Bonds of Series A, B, C, D, E, F, or G remain outstanding, the Company will not declare or pay any dividends on shares of its common stock (except dividends payable solely in shares of common stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of common stock (except out of the proceeds derived from the issuance of other shares of common stock), or make any other distribution on shares of common stock (such non-excepted declarations, payments, purchases, redemptions or other acquisitions and distributions being hereinafter called "Restricted Payments"), unless after giving effect thereto the aggregate of all such Restricted Payments made during the period from December 31, 1973 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $500,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends for such period (computed on a cumulative basis for said entire period).

         As used in this Section 2.1 the term "Consolidated Net Income Available for Common Stock Dividends" shall mean the net income of the Company and its subsidiaries for the applicable period available for dividends on stock after deducting therefrom dividends paid and accrued on preferred stock, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible, and the deduction for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.

         This Tenth Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary and the said Continental Illinois National Bank and Trust Company of Chicago has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by a Trust Officer, and said Ray F. Myers, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

                                              UNITED CITIES GAS COMPANY


[CORPORATE SEAL]                              By  /s/ John H. Maxheim
                                                  -----------------------------
                                                                      President

Attest:

/s/ Clyde A. Johnson
- --------------------
           Secretary


Witnesses as to United Cities Gas
  Company:

/s/ L. E. Jirikover
- --------------------

/s/ Victor G. Pappas
- --------------------

                                              CONTINENTAL ILLINOIS NATIONAL BANK
                                                AND TRUST COMPANY OF CHICAGO, AS
                                                TRUSTEE



[CORPORATE SEAL]                              By /s/ Donald E. Alfvin
                                                 -------------------------------
                                                                       President
ATTEST:


/s/ J.C. Mull, Jr.
- --------------------
       Trust Officer

Witnesses as to Continental
  Illinois National Bank and
  Trust Company of Chicago
  and Ray F. Myers:


/s/ A. H. Lenters
- --------------------

/s/ T. L. McRoberts
- --------------------


                                              By /s/ Ray F. Myers         (Seal)
                                                 -------------------------
                                                     Ray F. Myers

STATE OF TENNESSEE    )
                      ) SS.
COUNTY OF DAVIDSON    )

         I, Shirley M. Hawkins, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 26th day of July, 1976 personally appeared before me JOHN H. MAXHEIM and CLYDE A. JOHNSON, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are President and Secretary, respectively, of UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said President and Secretary acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 26th day of July, 1976.


                                              By: /s/ Shirley M. Hawkins
                                                  ----------------------------
                                                  Notary Public in and for the
                                                  County and State aforesaid


[Notarial Seal]

My commission expires:  April 23, 1977

STATE OF ILLINOIS     )
                      ) SS.
COUNTY OF COOK        )

         I, R. S. Donovan, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 30th day of July, 1976, personally appeared before me Donald W. Alfvin and J. C. Mull, Jr., to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are Vice President and Trust Officer, respectively, of Continental Illinois National Bank and Trust Company of Chicago, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said Donald W. Alfvin and J. C. Mull, Jr. acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 30th day of July, 1976.

                                              By: /s/ R. S. Donovan
                                                  ----------------------------
                                                  Notary Public in and for the
                                                  County and State aforesaid



[Notarial Seal]

My commission expires:  April 26, 1980

STATE OF ILLINOIS     )
                      ) SS.
COUNTY OF COOK        )

         I, R. S. Donovan, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 30th day of July, 1976, personally appeared before me Ray F. Myers, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 30th day of July, 1976.

                                              By:  /s/ R. S. Donovan
                                                   ----------------------------
                                                   Notary Public in and for the
                                                   County and State aforesaid



[Notarial Seal]

My commission expires:  April 26, 1980

                                                                [CONFORMED COPY]

================================================================================


                        ELEVENTH SUPPLEMENTAL INDENTURE

                         DATED AS OF DECEMBER 1, 1976


                                ---------------


                           UNITED CITIES GAS COMPANY

                                       TO

              CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY
                                   OF CHICAGO

                                      AND

                                  RAY F. MYERS
                                    TRUSTEES


                                ---------------


                      Supplementing Indenture of Mortgage

                           Dated as of July 15, 1959

                                      and

                   Creating First Mortgage Bonds, Series H,

                           10%, Due November 1, 1988

================================================================================

                                                                [CONFORMED COPY]

         THIS ELEVENTH SUPPLEMENTAL INDENTURE, dated as of December 1, 1976, made by and between UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter called the "Company"), party of the first part, and CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office in the City of Chicago, State of Illinois (hereinafter called the "Trustee"), and RAY F. MYERS, residing in the Village of Flossmoor, Illinois (the Trustee and Ray F. Myers being hereinafter collectively referred to as the "Trustees"), parties of the second part.

                                  WITNESSETH:

         WHEREAS, the Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 (hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage and warrant to the said Trustees, and each of them, and their respective successors and assigns, certain property of the Company in said Indenture of Mortgage more particularly described for the security of all First Mortgage Bonds issued and to be issued thereunder; and

         WHEREAS, on September 1, 1961, City National Bank and Trust Company of Chicago was, under the laws of the United States of America, merged with Continental Illinois National Bank and Trust Company of Chicago, a national banking association, under the name of Continental Illinois National Bank and Trust Company of Chicago, which thereupon became corporate trustee under the Indenture as provided therein; and

         WHEREAS, on October 15, 1966, Ray F. Myers became individual trustee under the Indenture as successor to R. Emmett Hanley, resigned; and

         WHEREAS, the Company has heretofore executed and delivered its First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth and Ninth Supplemental Indentures respectively dated as of November 1, 1960, June 1, 1962, February 1, 1963, June 15, 1963, November 15, 1964, March 15, 1968, August 1, 1970,
September 1, 1972 and January 1, 1974 for the purpose of subjecting to the lien of the Indenture certain additional property acquired by the Company and complying with its covenant of further assurances, and, with respect to the said Fourth, Fifth, Sixth, Seventh, Eighth and Ninth Supplemental Indentures, for the further purpose of creating additional First Mortgage Bonds, and has heretofore executed and delivered its Tenth Supplemental Indenture dated as of July 1, 1976 (a true, correct and complete conformed copy of which is attached hereto as Exhibit A) for the purpose of amending certain of the provisions of said Indenture of Mortgage and certain of said Supplemental Indentures thereto (said Indenture of Mortgage and all Supplemental Indentures thereto being herein collectively referred to as the "Indenture"); and

         WHEREAS, there have been issued under the Indenture $3,500,000 aggregate principal amount of First Mortgage Bonds, Series A, 5-3/8%, Due July 15, 1984, $1,820,000 of which remain outstanding; $1,000,000 aggregate principal amount of First Mortgage Bonds, Series B, 4.95%, Due June 15, 1988, $674,000 of which remain outstanding; $1,000,000 aggregate principal amount of First Mortgage Bonds, Series C, 4-7/8%, Due November 15, 1989, $694,000 of which remain outstanding; $2,000,000 aggregate principal amount of First Mortgage Bonds, Series D, 7-1/8 %, Due March 15, 1993, $1,600,000 of which remain outstanding; $3,300,000 aggregate principal amount of First Mortgage Bonds, Series E, 10-3/8%, Due September 1, 1995, $2,784,500 of which remain outstanding; $2,000,000 aggregate principal amount of First Mortgage Bonds, Series F, 8-1/2%, Due September 1, 1995, $1,745,000 of which remain outstanding; and $3,500,000 aggregate principal amount of First Mortgage Bonds, Series G, 8.45%, Due September 1, 1995, $3,159,000 of which remain outstanding; and

         WHEREAS, the Company desires to create a new series of bonds to be issued under and secured by the Indenture and to be designated as "First Mortgage Bonds, Series H, 10%, Due November 1, 1988" (herein called "Series H bonds"), to be limited to $3,000,000 in aggregate principal amount; and

         WHEREAS, the Company also desires to subject to the lien of the Indenture certain properties, including properties acquired or constructed by the Company since the date of execution and delivery of the Ninth Supplemental Indenture, which are not excluded or reserved from the lien of the Original Indenture; and

         WHEREAS, all things necessary to make the Series H bonds, when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and security of the Indenture, and to make this Eleventh Supplemental Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed have been done and performed; and the issue of Series H bonds, as herein provided, has been in all respects duly authorized;

         NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE 1

                        MORTGAGE OR ADDITIONAL PROPERTY

         Section 1.01. The Company in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the

Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has granted, conveyed, mortgaged and warranted, and by these presents does hereby grant, convey, mortgage and warrant to the Trustees and each of them, and to their successors in said trust forever, all property and rights acquired and constructed by the Company since the date of execution and delivery of the Ninth Supplemental Indenture, and the additional real estate described in Schedule A hereof, except property of the character specifically reserved and excepted from the lien of the Original Indenture and property heretofore released from the lien thereof.

         TOGETHER WITH all rights belonging or in any wise appertaining to any and all the aforesaid property or any part thereof with the reversion and, subject to the provisions of Section 7.01 of the Original Indenture, all income and earnings arising out of the aforesaid property, including rents, issues and profits during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture.

         TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Original Indenture.

         IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Original Indenture.

                                   ARTICLE 2

                                SERIES H BONDS

         Section 2.01. Creation of Series H Bonds. There is hereby created for issuance under the Indenture, a series of bonds, limited to the aggregate principal amount of $3,000,000, to be designated as "First Mortgage Bonds, Series H, 10%, Due November 1, 1988." The Series H Bonds shall, subject to the provisions of Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from, the date of their authentication, shall mature November 1, 1988, and shall bear interest at the rate of 10% payable semiannually on May 1 and November 1 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 11% per annum.

         Section 2.02. Denominations; Exchanges. The Series H bonds initially to be issued shall be fully registered bonds without coupons, in denominations of $500 and multiples thereof, substantially in the form set forth in Section
2.03 hereof, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate for different denominations and/or in order to conform to usage or law. Upon receipt of a written request from a holder or holders of not less than 25% in aggregate principal amount of the Series H bonds at the time outstanding, stating its or their intention to exchange all or a substantial part of their bonds for Series H bonds in coupon form, the Company will promptly cause to be prepared Series H bonds in customary coupon form in the denomination of $500 and/or $1,000, as requested, registrable as to principal only, and substantially in the form of the fully registered Series H bond set forth in Section 2.03 hereof, with appropriate insertions, omissions, and changes approved by counsel satisfactory to the Trustee in an opinion filed with the Trustee, and by the Trustee. Thereafter fully registered bonds and coupon bonds of Series H shall be interchangeable, subject to the provisions of Section 1.11 of the Original Indenture.

         Section 2.03. Form of Series H Bonds. The registered Series H bonds without coupons shall be in substantially the following form:

            Form of Fully Registered Series H Bonds Without Coupons
                           and Trustee's Certificate

                           UNITED CITIES GAS COMPANY
         No. RH

               FIRST MORTGAGE BOND, SERIES H, 10%, Due November 1, 1988

                For value received, UNITED CITIES GAS COMPANY, a corporation of the State of Illinois and the Commonwealth of Virginia (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to ______________ or registered assigns, on November 1, 1988, or earlier as hereinafter referred to, the sum of ___________________________ Dollars at the principal office in Chicago, Illinois, of CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the "Trustee"), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon, from the date hereof, at the rate of ten percent (10%) per annum, at said office, semiannually on May 1 and November 1 in each year until the principal sum hereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of eleven percent (11%).

                This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, of a series designated First Mortgage Bonds, Series H, 10%, Due November 1, 1988, all such bonds of this series and all other series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "Indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Illinois National

         Bank and Trust Company of Chicago as Corporate Trustee) and R.
         Emmett Hanley (who has been succeeded by Ray F. Myers), as Trustees, to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the Indenture may be made, the terms and conditions upon which bonds of all series are or are to be issued and secured, the rights and remedies under the Indenture of the holders of said bonds, the terms and conditions upon which the Indenture may be modified or amended, and the rights and obligations under the Indenture of the Company and of said Trustees; but neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

                The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

                In certain events, on the conditions, in the manner, at the times, to the extent and with the effect set forth in the Indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, or, if the principal amount of this bond is a multiple of five hundred dollars ($500), any part of the principal amount hereof constituting said sum or any multiple thereof, may be called for redemption and payment at any time prior to maturity, on notice given or waived as provided in the Indenture, at the applicable redemption price specified in the Indenture.

                This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond and registered bonds of this series and coupon bonds of this series are interchangeable, all in the manner and upon the conditions prescribed in the Indenture.

                Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the Indenture.

                This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the Indenture, until the certificate hereon shall have been signed by the Trustee.

                IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated
         __________________.

                                              UNITED CITIES GAS COMPANY


                                              By ______________________________
                                                           President
         ATTEST:


         _________________________
                 Secretary


                        (FORM OF TRUSTEE'S CERTIFICATE)

                This is one of the Bonds, of the series designated therein, referred to in the within-mentioned Indenture.

                                              CONTINENTAL ILLINOIS NATIONAL BANK
                                                 AND TRUST COMPANY OF CHICAGO,

                                                                      as Trustee


                                              By________________________________
                                                              Authorized Officer

         Section 2.04. Redemption of Series H Bonds;. All or any part of the Series H bonds outstanding at any time, or any part of the principal amount of any fully registered Series H bond constituting $500 or any multiple thereof, may be redeemed at any time prior to maturity (subject to the further provisions hereof), whether or not such time be an interest payment date, at the principal office of the Trustee, upon not less than thirty (30) days prior notice given or waived as hereinafter or in the Indenture provided, at the following redemption prices in each case together with the accrued and unpaid interest on the principal amount of bonds called to the date fixed for redemption:

                (a) if redeemed through operation of the sinking fund, at their principal amount, and

                (b) in all other cases, including, without limitation, a redemption through the application of the proceeds of the sale or transfer of all or part of the property of the

         Company to a municipality or other public body or authority pursuant to condemnation proceedings or an agreement in lieu of condemnation, at a redemption price equal to 100% of the principal amount of the Series H bonds to be redeemed, plus, in the event of redemption on or before November 1, 1987, a premium equal to 10% of the principal amount of Series H bonds so to be redeemed, such premium to be reduced by .90 of 1% for each full year expired after November 1, 1976; provided, however, that the Series H bonds may not be redeemed at the option of the Company prior to November 1, 1986 by the application, directly or indirectly, of funds derived from the issuance of debt securities or borrowings of the Company having an interest cost (as determined by bound financial practice) to the Company of less than 10% per annum.

         Series H bonds shall be redeemed upon the notice, in the manner and with the effect provided in Article 4 of the Original Indenture and the provisions of Article 4 of the Original Indenture, except Section 4.01 thereof, shall be applicable to the Series H bonds.

         Section 2.05. Sinking Fund. So long as any Series H bonds shall remain outstanding, the Company shall deposit with the Trustee as and for a sinking fund for the retirement of Series H bonds cash in the amounts and on the dates (herein called "sinking fund payment date") set forth below:


               SINKING FUND PAYMENT DATE                       AMOUNT OF DEPOSIT

November 1, 1978  . . . . . . . . . . . . . . . . . . . .          $180,000
November 1, 1979  . . . . . . . . . . . . . . . . . . . .           190,000
November 1, 1980  . . . . . . . . . . . . . . . . . . . .           200,000
November 1, 1981  . . . . . . . . . . . . . . . . . . . .           210,000
November 1, 1982  . . . . . . . . . . . . . . . . . . . .           220,000
November 1, 1983  . . . . . . . . . . . . . . . . . . . .           230,000
November 1, 1984  . . . . . . . . . . . . . . . . . . . .           240,000
November 1, 1985  . . . . . . . . . . . . . . . . . . . .           250,000
November 1, 1986  . . . . . . . . . . . . . . . . . . . .           260,000
November 1, 1987  . . . . . . . . . . . . . . . . . . . .           270,000


provided, however, that:

                (a) In the event the Company shall redeem Series H bonds from the proceeds of the sale of any of its property to a municipality or other public body or agency in accordance with the applicable provision of the Indenture, then in such event the amount of each such sinking fund deposit thereafter made under this Section 2.05 shall be reduced by an amount equal to 3% of the aggregate principal amount of Series H bonds so redeemed.

                (b) In the event that "Consolidated Earnings Available for Fixed Charges" for the 12 consecutive calendar months ending on March 31 in any year, commencing with the year ending March 31, 1978, is less than 175% of the total interest paid or accrued (including the imputed interest factor in rentals paid or accrued under all capitalized leases included in Funded Debt) during such 12 months on all Consolidated Funded Debt and Consolidated Current Debt outstanding during such 12 months, the amount required to be deposited by the Company with the Trustee pursuant to this Section 2.05 on the next succeeding November 1 shall be increased by 100%. As used in this paragraph (b) the term "Consolidated Earnings Available for Fixed Charges" shall mean, for any period, Consolidated Net Income Available for Common Stock Dividends for such period plus, to the extent deducted in computing such Consolidated Net Income Available for Common Stock Dividends, interest on Consolidated Funded Debt and Consolidated Current Debt (including the imputed interest factor in capitalized lease rentals as aforesaid) and taxes on or measured by income.

                (c) The Company may at its option increase the amount deposited in the Series H bond sinking fund on any sinking fund payment date by an additional amount not exceeding the amount the Company is required to deposit on such sinking fund payment date. The right of the Company to increase a sinking fund deposit on any sinking fund payment date shall be noncumulative. All deposits made by the Company under this paragraph (c) shall be in units of $10,000 or an integral multiple of $1,000 in excess thereof.

                (d) The aggregate principal amount of Series H bonds redeemed pursuant to the requirements of foregoing subparagraphs (b) and (c) of this Section 2.05 shall be credited first against the principal amount of Series H bonds due at the maturity thereof and then against the amount which the Company is required to deposit in the Series H bonds sinking fund on each sinking fund payment date under provisions of the first grammatical paragraph of this Section 2.05, in the inverse chronological order of such sinking fund dates.

         On or before the thirtieth day prior to each sinking fund payment date, the Trustee shall proceed to select for redemption in the manner provided in
Article 4 of the Original Indenture, Series H bonds in the aggregate principal amount which are redeemable with the cash to be deposited with the Trustee under this Section 2.05 on the next following sinking fund payment date, and in the name of the Company shall give notice as may be required by said Article 4 of the redemption for the sinking fund on such sinking fund payment date of the Series H bonds so selected.

         All cash received by the Trustee pursuant to this Section 2.05 shall be held by the Trustee as part of the mortgaged property, and shall be applied by the Trustee to the redemption of outstanding Series H bonds, without premium, in the manner and with the effect specified in the preceding paragraph hereof; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee in cash all unpaid interest accrued on the Series H bonds to be redeemed through the operation of said sinking fund to the date fixed for redemption.

         So long as all outstanding Series H bonds remain registered in the names of the initial holders in whose names bonds of such series were first registered or in the name of any subsequent institutional holder (as that term is hereinafter defined), the sinking fund payment shall be made entirely in cash. (The term "institutional holder" as used herein means any insurance company, pension fund, bank, trust company or other similar financial institution.) If none or less than all of the outstanding bonds of Series H are registered in the names of the initial holders in whose names bonds of such series were first registered, the following provisions shall be applicable:

                (i) If none of the then outstanding bonds of Series H are registered in the names of the initial holders in whose names bonds of such series were first registered, the Company may, in lieu of depositing cash as hereinabove provided, surrender bonds of such series acquired by the Company (other then by operation of the sinking fund) and receive credit against the cash sinking fund payment to the extent of the principal amount of bonds surrendered; and

                (ii) If one or more but less than all of the then outstanding bonds of Series H are registered in the name of any of the initial holders in whose names bonds of such series were first registered, the aggregate principal amount of the bonds of such series to be redeemed shall be apportioned in the manner provided in clause (ii) of Section
         4.02 of the Original Indenture and redemption shall be made in accordance with the provisions of said clause (ii) except that the Company may, in lieu of depositing cash for the redemption of bonds not held by any such initial holder, surrender bonds of Series H acquired by the Company and receive credit against the sinking fund payment to the extent of the principal amount of bonds surrendered, not exceeding, however, the amount of cash which would otherwise be applied to the redemption of bonds of Series H not registered in the name of any initial holder of bonds of said series, and the amount which would otherwise be applied to the redemption of such bonds not held by any initial holder of bonds shall be reduced to the extent of the amount of such credit.

         If the Company elects to surrender bonds as a credit against the sinking fund payment pursuant to the foregoing provisions it shall deposit such bonds, with all unmatured interest coupons pertaining thereto in the case of coupon bonds, with the Trustee at least 35 days and not more than 45 days prior to the date on which the next sinking fund payment becomes due.

         All Series H bonds redeemed or delivered to the Trustee for cancellation pursuant to this Section 2.05 (except fully registered Series H bonds redeemed in part and upon which notations of partial payment are made as provided in Article 4 of the Original Indenture) together with any and all appertaining interest coupons shall forthwith be cancelled by the Trustee and shall be delivered to or upon the written order of the Company and shall not be made the basis for issuance of any additional bonds hereunder.

         Section 2.06. Issuance of Series H Bonds. Upon the execution and delivery of this Eleventh Supplemental Indenture and upon compliance with the provisions of the Original

Indenture the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to or upon the written order of the President or Treasurer of the Company, Series H bonds in an aggregate principal amount not exceeding $3,000,000.

                                   ARTICLE 3

                             ADDITIONAL COVENANTS

         Section 3.01. Application of Section 1.15 of Original Indenture. So long as any Series H bonds remain outstanding, the provisions of Section 1.15 of the Original Indenture which are expressed to be applicable to bonds of Series A shall also be applicable to the Series H bonds and the holders thereof.

         Section 3.02. Limitations on Debt. The Company covenants and agrees that, so long as any Series H bonds shall remain outstanding:

                (a) the Company will not and will not permit any Subsidiary to issue, assume, guarantee or otherwise incur any Funded Debt or Current Debt if, after giving effect thereto and to the application of the proceeds thereof, the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding will exceed 70% of the sum of (i) Consolidated Shareholders' Equity, plus
         (ii) the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding;

                (b) the Company will not permit the aggregate principal amount of Consolidated Current Debt at any one time outstanding to exceed 75% of Consolidated Shareholders' Equity; and, for a period of at least 120 consecutive days in each calendar year (commencing with calendar 1977), will not permit the aggregate principal amount of Consolidated Current Debt outstanding to exceed 70% of Consolidated Shareholders' Equity.

         Section 3.03. Capital Leases. So long as any Series H bonds remain outstanding, the Company will not, and will not permit any Subsidiary to, become obligated as lessee under any lease of real or personal property (other than a lease under which the Company or a Subsidiary is lessor) which will constitute a "capital lease" under the provisions of Statement No. 13, entitled "Accounting for Leases", of the Financial Accounting Standards Board, issued November, 1976, if, after giving effect thereto, the sum of (i) the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding, plus (ii) the aggregate amount which will then be required, under the provisions of said FASB Statement No. 13, to be capitalized as liabilities on a consolidated balance sheet of the Company and its Subsidiaries in respect of all such capital leases then to be in effect, will exceed 70% of the sum of
(x) Consolidated Shareholders' Equity, plus (y) the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding, plus (z) the amount set forth in foregoing clause (ii) hereof.

         Section 3.04. Restricted Payments. So long as any Series H bonds remain outstanding, the Company will not declare or pay any dividends on shares of its Common Stock (except dividends payable solely in shares of Common Stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of Common Stock (except out of the proceeds derived from the issuance of other shares of Common Stock), or make any other distribution on shares of Common Stock (such non-excepted declarations, payments, purchases, redemptions or other acquisitions and distributions, being hereinafter called "Restricted Payments"), unless after giving effect thereto

                (a) the aggregate amount of all such Restricted Payments made during the period from December 31, 1975 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $600,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends for such period (computed on a cumulative basis for said entire period); and

                (b) the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding will not exceed 70% of the sum of (i) Consolidated Shareholders' Equity, plus
         (ii) the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding.

         Section 3.05. Certain Definitions;. As used in this Article 3, the following terms shall have the following meanings:

                "Consolidated Net Income Available for Common Stock Dividends" for any period shall mean the net income of the Company and its Subsidiaries for such period available for dividends on capital stock, after deducting therefrom dividends paid and accrued during such period on preferred stock, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any Subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible, and deductions for income taxes shall be adjusted by giving effect to any change in the amount hereof resulting from the elimination of any of the capital transactions or changes referred to above.

                "Consolidated Shareholders' Equity" shall mean, as at any date, the sum of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus and retained earnings of the Company and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles and after elimination of minority interests in Subsidiaries.

                "Current Debt" shall mean indebtedness on or in respect of money borrowed (including any guarantee of the payment of money borrowed by another) which is payable on demand or within one year from the date of the creation thereof, except for any such indebtedness which is renewable or extendible at the option of the obligor to a date more than one year from the date of the creation thereof.

                "Funded Debt" shall mean indebtedness on or in respect of money borrowed (including any guarantee of the payment of money borrowed by another) which is payable more than one year from the date of the creation thereof or which is renewable or extendible at the option of the obligor to a date more than one year from the date of creation thereof. Funded Debt shall not include obligations in respect of any lease, including without limitation, any "capital lease" described in
         Section 3.03 hereof.

                "Consolidated Current Debt" and "Consolidated Funded Debt" shall mean all Current Debt or Funded Debt, as the case may be, of the Company and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, after elimination of inter-company items.

                "Subsidiary" shall mean any corporation of which more than 50% of the outstanding Voting Stock is owned by the Company. As used herein the term "Voting Stock" shall mean stock or similar interests of any class or classes (however designated) the holders of which are generally and ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such corporation.

                                   ARTICLE 4

                                 MISCELLANEOUS

         Section 4.01. Incorporation of Original Indenture. This Eleventh Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and all terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another series, shall apply to and be deemed to be for the equal benefit, security and protection of the Series H bonds and the holders thereof. All terms used in this Eleventh Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

         Section 4.02. Successors and Assigns. Whenever in this Eleventh Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Eleventh Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

        Section 4.03. Multiple Counterparts. This Eleventh Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary and the said Continental Illinois National Bank and Trust Company of Chicago, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Second Vice Presidents and its corporate seal to be hereto affixed and attested by a Trust Officer, and said Ray P. Myers, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

                                              UNITED CITIES GAS COMPANY


                                              By /s/ Robert J. Sebastian
                                                 -------------------------------
                                                     Vice President

[CORPORATE SEAL]

ATTEST:


/s/ CLYDE A. JOHNSON
- ------------------------------
     Secretary


Witnesses as to United Cities Gas Company:

/s/ JANIS SONTANY
- ------------------------------

/s/ CAREY M. HIGH
- ------------------------------

                                              CONTINENTAL ILLINOIS NATIONAL BANK
                                                AND TRUST COMPANY OF CHICAGO,
                                                                      As Trustee



                                              By /s/ DONALD W. ALFVIN
                                                 ------------------------------
                                                     Vice President
[CORPORATE SEAL]

ATTEST:

/s/ J.C. MULL, JR.
- ------------------------------
    Trust Officer


Witnesses as to Continental Illinois National
 Bank and Trust Company of Chicago
 and Ray F. Myers:

/s/ P. WADSWORTH
- ------------------------------


/s/ A.H. LENTERS
- ------------------------------


                                                 /s/ RAY F. MYERS         [SEAL]
                                                 -------------------------
                                                     Ray F. Myers

STATE OF TENNESSEE     )
                       ) SS.
COUNTY OF DAVIDSON     )

         I, Shirley M. Hawkins, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 1st day of February, 1977, personally appeared before me Robert J. Sebastian and Clyde A. Johnson, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Vice President and Secretary, respectively, of United Cities Gas Company, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said Vice President and Secretary acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 1st day of February, 1977.


                                                 /s/ SHIRLEY M. HAWKINS
                                                 ------------------------------
                                                  Notary Public in and for the
                                                  County and State aforesaid

[NOTARIAL SEAL]


My commission expires April 23, 1977.

STATE OF ILLINOIS      )
                       ) SS.
COUNTY OF COOK         )

         I, R. S. Donovan, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 3rd day of February, 1977, personally appeared before me Donald W. Alfvin and J. C. Mull, Jr., to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are Vice President and Trust Officer, respectively, of Continental Illinois National Bank and Trust Company of Chicago, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and seals and delivered in behalf of said association by authority of its Board of Directors duly given, and the said Donald W. Alfvin and J. C. Mull, Jr. acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 3rd day of February, 1977.


                                                 /s/ R.S. DONOVAN
                                                 ------------------------------
                                                  Notary Public in and for the
                                                   County and State aforesaid

[NOTARIAL SEAL]


My commission expires April 26, 1980.

STATE OF ILLINOIS      )
                       ) SS.
COUNTY OF COOK         )

         I, R. S. Donovan, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 3rd day of February, 1977, personally appeared before me Ray F. Myers, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 3rd day of February, 1977.


                                                 /s/ R.S. DONOVAN
                                                 ------------------------------
                                                  Notary Public in and for the
                                                   County and State aforesaid

[NOTARIAL SEAL]


My commission expires April 26, 1980.

STATE OF TENNESSEE     )
                       ) SS.
COUNTY OF DAVIDSON     )

         Personally appeared before me Carey M. High, who, being duly sworn, says that he saw the corporate seal of UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that he also saw Robert J. Sebastian, Vice President, and Clyde A. Johnson, Secretary of said United Cities Gas Company, sign and attest the same, and that he, with Janis Sontany, witnessed the execution and delivery thereof as the act and deed of said United Cities Gas Company.


                                                 /s/ CAREY M. HIGH
                                                 ------------------------------
                                                           Witness

[NOTARIAL SEAL]

Sworn to before me this 1st day of February, 1977.

/s/ SHIRLEY M. HAWKINS
- ----------------------------
Notary Public in and for the
County and State aforesaid

My commission expires April 23, 1977.

STATE OF ILLINOIS      )
                       ) SS.
COUNTY OF COOK         )

         Personally appeared before me P. Wadsworth, who, being duly sworn, says that he saw the corporate seal of the CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO affixed to the foregoing instrument and that he also saw Donald W. Alfvin, Vice President, and J. C. Mull, Jr., Trust Officer of said Continental Illinois National Bank and Trust Company of Chicago, sign and attest the same, and that he, with A. H. Lenters, witnessed the execution and delivery thereof as the act and deed of the said Continental Illinois National Bank and Trust Company of Chicago.


                                                 /s/ P. WADSWORTH
                                                 ------------------------------
                                                          Witness
[NOTARIAL SEAL]

Sworn to before me this 3rd day of February, 1977.

/s/ R.S. DONOVAN
- ----------------------------
Notary Public in and for the
County and State aforesaid

My commission expires April 26, 1980.


STATE OF ILLINOIS      )
                       ) SS.
COUNTY OF COOK         )

         Personally appeared before me A. H. Centers, who, being duly sworn, says that he saw the within named Ray F. Myers sign, seal, and as his act and deed, deliver the foregoing instrument and that be, with P. Wadsworth, witnessed the execution thereof.


                                                 /s/ A.H. LENTERS
                                                 ----------------------------
                                                          Witness
[NOTARIAL SEAL]

Sworn to before me this 3rd day of February, 1977.

/s/ R.S. DONOVAN
- ----------------------------
Notary Public in and for the
County and State aforesaid

My commission expires April 26, 1980.

                                  SCHEDULE A

                       DESCRIPTION OF MORTGAGED PROPERTY

         The properties referred to in the granting clauses of this Supplemental Indenture include the parcel of real estate more specifically described below. Such description is not intended, however, to limit or impair the scope or intention of the general descriptions in the granting clauses of the Indenture.

         The following real estate situated in the Candler (G.M. 1385) District of HALL COUNTY, GEORGIA, described as follows:

         ALL THAT TRACT or parcel of land lying and being in the Candler (G.M.
1385) District of HALL COUNTY, GEORGIA, consisting of 0.0861 acre, more or less, and containing approximately 3,750 square feet, being rectangular in shape fronting 75 feet on the Northeastern most right-of-way of Georgia State Route No. 60, and being 50 feet in depth. Said property is more particularly described as follows:

                As a point of reference only, begin at an iron pin set at a point where the center line of Clark Road (Graded) intersects the northeastern most right-of-way of Georgia State Route No. 60. From said point of reference, run in a generally Southeasterly direction along the Northeastern most right-of-way margin of State Route 60 the following courses and distances: Run South 35 degrees 58 minutes East a distance of 64-95 feet to a point; thence run South 37 degrees 10 minutes East a distance of 95.61 feet to a point; thence run South 39 degrees 50 minutes East a distance of 126.90 feet to a point; thence run South 41 degrees 58 minutes East a distance of 192.27 feet to an iron pin set on the Northeastern most right-of-way of State Route 60 which is the POINT OF BEGINNING. From said point of beginning, run North 42 degrees 47 minutes East a distance of 50 feet to an iron pin; thence run South 47 degrees 13 minutes East a distance of 75 feet to an iron pin; thence run South 42 degrees 47 minutes West a distance of 50 feet to the Northeastern most right-of-way of State Route No. 60; thence run North 47 degrees 13 minutes West a distance of 75 feet along the Northeastern most right-of-way of State Route 60 to the point of beginning.

         Said property is more particularly described by a plat of survey prepared by Jimmy D. Bullock, Registered Surveyor, dated October 1, 1975, styled "Property of United Cities Gas Company" said plat being recorded in Plat Record Book 60 at page 185, in the office of the Clerk of Superior Court of Hall County, Georgia. Said plat is incorporated herein by reference thereto for more complete and adequate description.

                                                                [Conformed Copy]

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                        TWELFTH SUPPLEMENTAL INDENTURE

                          Dated as of April 1, 1981

                                --------------

                          UNITED CITIES GAS COMPANY
                                      To
       CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO

                                     AND

                                 M. J. KRUGER

                                   Trustees

                                --------------

                     Supplementing Indenture of Mortgage

                          Dated as of July 15, 1959

                                     And

                   Creating First Mortgage Bonds, Series I,

                           13%, Due March 15, 1996

================================================================================

                          THIS TWELFTH SUPPLEMENTAL INDENTURE, dated as of
                 April 1, 1981, made by and between UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter called the "Company"), party of the first part, and CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office in the City of Chicago, State of Illinois (hereinafter called the "Trustee"), and M. J. Kruger, residing in the City of Chicago, Illinois (the Trustee and M. J. Kruger being hereinafter collectively referred to as the "Trustee"), parties of the second part.

                                      WITNESSETH:

                      WHEREAS, the Company heretofore executed and delivered to
                 City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 (hereinafter sometimes referred to as the "Original Indenture"), proving for the issuance thereunder from time to time of First Mortgage Bonds of the Company issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage and warrant to the said Trustees, and each of them, and their respective successors and assigns, certain property of the Company in said Indenture of Mortgage more particularly described for the security of all First Mortgage Bonds issued and to be issued thereunder; and

                      WHEREAS, on September 1, 1961, City National Bank and
                 Trust Company of Chicago was, under the laws of the United States of America, merged with Continental Illinois National Bank and Trust Company of Chicago, a national banking association, under the name of Continental Illinois National Bank and Trust Company of Chicago, which thereupon became corporate trustee under the Indenture as provided therein; and

                      WHEREAS, on October 15, 1966, Ray F. Myers became
                 individual trustee under the Indenture as successor to R. Emmett Hanley, resigned, and on March 15, 1981, M.J. Kruger became individual trustee under the Indenture as successor to Ray F. Myers, resigned; and

                      WHEREAS, the Company has heretofore executed and
                 delivered its First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth and Eleventh Supplemental Indentures respectively dated as of November 1, 1960, June 1, 1962, February 1, 1963, June 15, 1963, November 15, 1964, March 15,
                 1968, August 1, 1970, September 1, 1972, January 1, 1974 and December 1, 1976 for the purpose of subjecting to the lien of the Indenture certain additional property acquired by the Company and complying with its covenant of further assurances, and, with respect to the said Fourth, Fifth, Sixth, Seventh, Eighth, Ninth and Eleventh Supplemental Indentures, for the further purpose of creating additional First Mortgage Bonds, and has heretofore executed and delivered its Tenth Supplemental Indenture dated as of July 1, 1976 for the purpose of amending certain of the provisions of said Indenture of Mortgage and certain of said Supplemental Indentures thereto (said Indenture of Mortgage and all Supplemental Indentures thereto being herein collectively referred to as the "Indenture"); and

                      WHEREAS, there have been issued under the Indenture
                 $3,500,000 aggregate principal amount of First Mortgage Bonds, Series A, 5-3/8%, Due July 15, 1984, $1,163,750 of which remain outstanding; $1,000,000 aggregate principal amount of First Mortgage Bonds, Series B, 4.95%, Due June 15, 1988, $544,000 of which remain outstanding; $1,000,000 aggregate principal amount of First Mortgage Bonds, Series C, 4-7/8%, Due November 15, 1989, $568,750 of which remain outstanding; $2,000,000 aggregate principal amount of First Mortgage Bonds, Series D, 7-1/8%, Due March 15, 1993, $1,287,500 of which remain outstanding; $3,300,000 aggregate principal amount of First Mortgage Bonds, Series E, 10-3/8%, Due September 1, 1995, $2,271,875 of which remain outstanding; $2,000,000 aggregate principal amount of First Mortgage Bonds, Series F, 8-1/2%, Due September 1, 1995, $1,445,000 of which remain outstanding; $3,500,000 aggregate principal amount of First Mortgage Bonds, Series G, 8.45%, Due September 1, 1995, $2,633,750 of which remain outstanding; and $3,000,000 aggregate principal amount of First Mortgage Bonds, Series H, 10%, Due November 1, 1988, $2,430,000 of which remain outstanding; and

                      WHEREAS, the Company desires to create a new series of
                 bonds to be issued under and secured by the Indenture and to be designated as "First Mortgage Bonds, Series I, 13%, Due March 15, 1996" (herein called "Series I bonds"), to be limited to $5,000,000 in aggregate principal amount; and

                      WHEREAS, the Company also desires to subject to the lien
                 of the Indenture certain properties, including properties acquired or constructed by the Company since the date of execution and delivery of the Eleventh Supplemental Indenture, which are not excluded or reserved from the lien of the Original Indenture; and

                      WHEREAS, all things necessary to make the Series I bonds,
                 when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and security of the Indenture, and to make this Twelfth Supplemental Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed have been done and performed; and the issue of Series I bonds, as herein provided, has been in all respects duly authorized;

                      NOW, THEREFORE, in consideration of the premises and of
                 the sum of One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:

                                       ARTICLE 1

                            MORTGAGE OF ADDITIONAL PROPERTY


                      Section 1.01. The Company in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has granted, conveyed, mortgaged and warranted, and by these presents does hereby grant, convey, mortgage and warrant to the Trustees and each of them, and to their successors in said trust forever, all property and rights acquired and constructed by the Company since the date of execution and delivery of the Eleventh Supplemental Indenture, and the additional real estate described in Schedule A hereof, except property of the character specifically reserved and excepted from the lien of the Original Indenture and property heretofore released from the lien thereof.

                      TOGETHER WITH all rights belonging or in any wise
                 appertaining to any and all the aforesaid property or any part thereof with the reversion and, subject to the provisions of
                 Section 7.01 of the Original Indenture, all income and earnings arising out of the aforesaid property, including rents, issues and profits during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture.

                      TO HAVE AND TO HOLD all said properties, real, personal
                 and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Original Indenture.

                      IN TRUST, NEVERTHELESS, for the same purposes and upon
                 the same conditions as are set forth in the Original
                 Indenture.

                                       ARTICLE 2

                                     SERIES I BONDS


                      Section 2.01. Creation of Series I Bonds. There is hereby created for issuance under the Indenture, a series of bonds, limited to the aggregate principal amount of $5,000,000 to be designated as "First Mortgage Bonds, Series I, 13%, Due March 15, 1996." The Series I bonds shall, subject to the provisions of Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from, the date of their certification by the Trustee, shall mature March 15, 1996, and shall bear interest at the rate of 13% payable semiannually on March 15 and September 15 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 14% per annum, the interest on each Series I bond to be payable at the principal office of the Trustee in Chicago, Illinois, or, at the option of the person entitled thereto, in accordance with the instructions of such person submitted in writing to the Company and the Trustee.

                      Section 2.02. Denominations. The Series I bonds shall be issued only as fully registered bonds without coupons, in denominations of $1,000 and multiples thereof, substantially in the form set forth in Section 2.03 hereof, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate for different denominations and/or in order to conform to usage or law.

                      Section 2.03. Form of Series I Bonds. The Series I bonds shall be in substantially the following form:

                       Form of Series I Bonds and Trustee's Certificate

                                  UNITED CITIES GAS COMPANY

                 No. RI                                       $________________

                    First Mortgage Bond, Series I, 13%, Due March 15, 1996

                      For value received, UNITED CITIES GAS COMPANY, a
                 corporation of the State of Illinois and the Commonwealth of Virginia (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to or registered assigns, on March 15, 1996, or earlier as hereinafter referred to, the sum of at the principal office in Chicago, Illinois, of CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the "Trustee"), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon, from the date hereof, at the rate of thirteen percent (13%) per annum, at said office, semiannually on March 15 and September 15 in each year until the principal sum hereof shall have become due and payable and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of fourteen percent (14%).

                      This bond is one of a duly authorized issue of First
                 Mortgage Bonds of the Company, of a series designated First Mortgage Bonds, Series I, 13%, Due March 15, 1996, all such bonds of this series and all other series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "Indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Illinois National Bank and Trust Company of Chicago as Corporate Trustee) and R. Emmett Hanley (who has been succeeded by M. J. Kruger), as Trustees, to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the Indenture may be made, the terms and conditions upon which bonds of all series are or are to be issued and secured, the rights and remedies under the Indenture of the holders of said bonds, the terms and conditions upon which the Indenture may be modified or amended, and the rights and obligations under the Indenture of the Company and of said Trustees; but neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

                      The Company, the Trustee and all other persons may for
                 all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

                      In certain events, on the conditions, in the manner, at
                 the times, to the extent and with the effect set forth in the Indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, or, if the principal amount of this bond is a multiple of one thousand dollars ($1,000), any part of the principal amount hereof constituting said sum or any multiple thereof, may be called for redemption and payment at any time prior to maturity, on notice given or waived as provided in the Indenture, at the applicable redemption price specified in the Indenture.

                      This bond is transferable by the registered owner either
                 in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond, all in the manner and upon the conditions prescribed in the Indenture.

                      Each holder of this bond by acceptance hereof, and the
                 Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the Indenture.

                      This bond shall not be valid or become obligatory for any
                 purpose, or be entitled to any protection or benefit under the Indenture, until the certificate hereon shall have been signed by the Trustee.

                      IN WITNESS WHEREOF, United Cities Gas Company has caused
                 this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated.

                                             UNITED CITIES GAS COMPANY



                                             By
                                                ------------------------
                                                        President

                 Attest:



                 -------------------------------------
                              Secretary

                             (FORM OF TRUSTEE'S CERTIFICATE)

                      This is one of the Bonds, of the series designated
                 therein, referred to in the within-mentioned Indenture.

                                        CONTINENTAL ILLINOIS NATIONAL BANK
                                          AND TRUST COMPANY OF Chicago, as
                                          Trustee



                                        By
                                          ---------------------------------
                                                 Authorized Officer


                          Section 2.04. Redemption of Series I Bonds. All or any part of the Series I bonds outstanding at any time may be redeemed at any time prior to maturity (subject to the further provisions hereof), whether or not such time be an interest payment date, at the principal office of the Trustee, upon not less than thirty (30) days prior notice given or waived as hereinafter or in the Indenture provided, at the following redemption prices in each case together with the accrued and unpaid interest on the principal amount of bonds called to the date fixed for redemption:

                                  (a) if redeemed through operation of the sinking fund, at their principal amount, and

                                  (b)      in all other cases, including,
                          without limitation, a redemption through the application of the proceeds of the sale or transfer of all or part of the property of the Company to a municipality or other public body or authority pursuant to condemnation proceedings or an agreement in lieu of condemnation, at the following redemption prices (expressed as a percentage of the principal amount to be redeemed):


             If Redeemed                   If Redeemed
              During 12                     During 12
            Months Ending     Redemption  Months Ending      Redemption
               March 15         Price        March 15           Price
               1982              113.00%       1990            105.57%
               1983              112.07        1991            104.64
               1984              111.14        1992            103.71
               1985              110.21        1993            102.79
               1986              109.29        1994            101.86
               1987              108.36        1995            100.93
               1988              107.43        1996            100.00
               1989              106.50

                          provided, however, that the Series I bonds may not be redeemed at the option of the Company prior to March 15, 1991 as a part of a refunding or anticipated refunding operation by the application, directly or indirectly, to such redemption of funds borrowed by the Company or any Subsidiary having (1) an effective interest cost of less than 13% per annum, or (2) as of the date of proposed redemption, a Weighted Average Life to Maturity less than the remaining Weighted Average Life to Maturity of the Series I bonds.

                               The term "Weighted Average Life to Maturity" as
                          applied to any indebtedness for borrowed money means as at the time of the determination thereof, the number of years obtained by dividing the then Remaining Dollar-years of such indebtedness by the then outstanding principal amount of such indebtedness. The term "Remaining Dollar-years" of any indebtedness for borrowed money means the amount obtained by (1) multiplying the amount of each then remaining sinking fund, series maturity or other required repayment, including repayment at final maturity, by the number of years (calculated at the nearest one-twelfth) which will elapse between the date of proposed prepayment and the date of that required repayment, and (2) totaling all the products obtained in clause (1).

                          Except as hereinafter provided, Series I bonds shall
                 be redeemed upon the notice, in the manner and with the effect provided in Article 4 of the Original Indenture.

                          Notwithstanding any provisions of Article 1 and
                 Article 4 of the Original Indenture:

                               (a)   if less than all outstanding Series I
                          bonds are to be redeemed, the aggregate principal amount of bonds to be redeemed shall be apportioned by the Trustee pro rata, as nearly as practicable, in amounts of $1,000 or any integral multiple thereof, among the holders of such bonds, in the proportion that the aggregate principal amount of such bonds held by each such holder bears to the aggregate principal amount of bonds then outstanding with adjustments, to the extent practicable, to equalize for any prior redemptions not in such proportion, and

                               (b) in the event of the payment of a portion of the principal amount of any Series I bond, payment shall be made to or upon the order of the holder of such bond without requiring presentation or surrender of such bond if there shall be filed with the Trustee a certificate of the Treasurer of the Company stating that the holder of such bond (or the person for whom such holder is a nominee) and the Company have entered into a written agreement that payment of any portion of such bond may be made to the registered holder thereof without presentation or surrender thereof, that such holder will not sell, transfer or otherwise dispose of any such bond unless it shall have caused notation to be made thereon of the portion of the principal amount thereof which has been paid and the last interest payment date to which interest has been paid and prior to the delivery thereof such bond shall have been presented to the Trustee for inspection or surrendered in exchange for a new bond or bonds of the same series in aggregate principal amount equal to the unpaid portion of the bond presented to the Trustee.

                          Section 2.05. Sinking Fund. So long as any Series I bonds shall remain outstanding, the Company shall deposit with the Trustee as and for a sinking fund for the retirement of Series I bonds cash in the amount of $500,000 on March 15 of each of the years 1987 through 1995, inclusive (each such date being herein called a "sinking fund payment date"); provided, however, that:

                               (a)   In the event the Company shall redeem
                          Series I bonds from the proceeds of the sale of any of its property to a municipality or other public body or agency pursuant to condemnation proceedings or an agreement in lieu of condemnation in accordance with the application provision of the Indenture, then in such event the amount of each such sinking fund deposit thereafter made under this Section 2.05 shall be reduced by an amount equal to 10% of the aggregate principal amount of Series I bonds so redeemed.

                               (b) The Company may at its option increase the amount deposited in the Series I bond sinking fund on any sinking fund payment date by an additional amount not exceeding the amount the Company is required to deposit on such sinking fund payment date; provided, however, the aggregate principal amount of Series I bonds redeemed pursuant to this paragraph (b) shall not exceed $1,500,000. The right of the Company to increase a sinking fund deposit on any sinking fund payment date shall be noncumulative. All deposits made by the Company under this paragraph (b) shall be in units of $10,000 or an integral multiple of $1,000 in excess thereof.

                               (c) The aggregate principal amount of Series I bonds redeemed pursuant to the foregoing subparagraph
                          (b) of this Section 2.05 shall be credited first against the principal amount of Series I bonds due at the maturity thereof and then against the amount which the Company is required to deposit in the Series I bonds sinking fund on each sinking fund payment date in the inverse chronological order of such sinking fund dates.

                          On or before the thirtieth day prior to each sinking
                 fund payment date, the Trustee shall proceed to select for redemption in the manner provided herein, Series I bonds in the aggregate principal amount which are redeemable with the cash to be deposited with the Trustee under this Section 2.05 on the next following sinking fund payment date, and in the name of the Company shall give notice as may be required by
                 Article 4 of the Indenture of the redemption for the sinking fund on such sinking fund payment date of the Series I bonds so selected.

                          All cash received by the Trustee pursuant to this
                 Section 2.05 shall be held by the Trustee as part of the mortgaged property, and shall be applied by the Trustee to the redemption of outstanding Series I bonds, without premium, in the manner and with the effect specified in Section 2.04 hereof; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee in cash all unpaid interest accrued on the Series I bonds to be redeemed through the operation of said sinking fund to the date fixed for redemption.

                          Section 2.06. Issuance of Series I Bonds. Upon the execution and delivery of this Twelfth Supplemental Indenture and upon compliance with the provisions of the Indenture the Company may execute and deliver to the Trustee, and the Trustee shall certify and delivery to or upon the written order of the President or Treasurer of the Company, Series I bonds in an aggregate principal amount not exceeding $5,000,000.

                                           ARTICLE 3

                                    ADDITIONAL COVENANTS


                          Section 3.01. Application of Section 1.15 of Original Indenture. So long as any Series I bonds remain outstanding, the provision of Section 1.15 of the Original Indenture which are expressed to be applicable to bonds of Series A shall also be applicable to the Series I bonds and the holders thereof.

                          Section 3.02. Limitations on Debt. The Company covenants and agrees that, so long as any Series I bonds shall remaining outstanding:

                               (a) the Company will not and will not permit any Subsidiary to issue, assume, guarantee or otherwise incur any Funded Debt or Current Debt if, after giving effect thereto and to the application of the proceeds thereof, the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding will exceed 70% of the sum of (i) Consolidated Shareholders' Equity, plus (ii) the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding;

                               (b) the Company will not permit the aggregate principal amount of Consolidated Current Debt at any one time outstanding to exceed 75% of Consolidated Shareholders' Equity; and, for a period of at least 120 consecutive days in each calendar year (commencing with calendar 1977), will not permit the aggregate principal amount of Consolidated Current Debt outstanding to exceed 70% of Consolidated Shareholders' Equity.

                          Section 3.03. Capital Leases. So long as any Series I bonds remain outstanding, the Company will not, and will not permit any Subsidiary to, become obligated as lessee under any lease of real or personal property (other than a lease under which the Company or a Subsidiary is lessor) which will constitute a "capital lease" under the provisions of Statement No. 13, entitled "Accounting for Leases", of the Financial Accounting Standards Board, issued November, 1976, if, after giving effect thereto, the sum of (i) the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding, plus (ii) the aggregate amount which will then be required, under the provisions of said FASB Statement No. 13, to be capitalized as liabilities on a consolidated balance sheet of the Company and its Subsidiaries in respect of all such capital leases then to be in effect, will exceed 70% of the sum of (x) Consolidated Shareholders' Equity, plus (y) the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding, plus (z) the amount set forth in foregoing clause (ii) hereof.

                          Section 3.04. Restricted Payments. So long as any Series I bonds remain outstanding, the Company will not declare or pay any dividends on shares of its Common Stock (except dividends payable solely in shares of Common Stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of Common Stock (except out of the net cash proceeds derived from the issuance of other shares of Common Stock), or make any other distribution on shares of Common Stock (such non-excepted declarations, payments, purchases, redemptions or other acquisitions and distributions, being hereinafter called "Restricted Payments"), unless after giving effect thereto:

                               (a)   the aggregate amount of all such
                          Restricted Payments made during the period from December 31, 1975 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $600,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends for such period (computed on a cumulative basis for said entire period); and

                               (b)   the aggregate principal amount of all
                          Consolidated Funded Debt and Consolidated Current Debt then to be outstanding will not exceed 70% of the sum of (i) Consolidated Shareholders' Equity, plus (ii) the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding.


                          Section 3.05.  Certain Definitions.;  As used in this
                 Article 3, the following terms shall have the following meanings:

                          "Consolidated Net Income Available for Common Stock
                 Dividends" for any period shall mean the net income of the Company and its Subsidiaries for such period available for dividends on capital stock, after deducting therefrom dividends paid and accrued during such period on preferred stock, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any Subsidiary of any of its or their securities, or arising by reason of any purchasers, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible, and deductions for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.

                          "Consolidated Shareholders' Equity" shall mean, as at
                 any date, the sum of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus and retained earnings of the Company and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles and after elimination of minority interests in Subsidiaries.

                          "Current Debt" shall mean indebtedness on or in
                 respect of money borrowed (including any guarantee of the payment of money borrowed by another) which is payable on demand or within one year from the date of the creation thereof, except for any such indebtedness which is renewable or extendible at the option of the obligor to a date more than one year from the date of the creation thereof.

                          "Funded Debt" shall mean indebtedness on or in
                 respect of money borrowed (including any guarantee of the payment of money borrowed by another) which is payable more than one year from the date of the creation thereof or which is renewable or extendible at the option of the obligor to a date more than one year from the date of creation thereof. Funded Debt shall not include obligations in respect of any lease, including without limitation, any "capital lease" described in Section 3.03 hereof.

                          "Consolidated Current Debt" and "Consolidated Funded
                 Debt" shall mean all Current Debt or Funded Debt, as the case may be, of the Company and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, after elimination of inter-company items.

                          "Subsidiary" shall mean any corporation of which more
                 than 50% of the outstanding Voting Stock is owned by the Company. As used herein the term "Voting Stock" shall mean stock or similar interests of any class or classes (however designated) the holders of which are generally and ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such corporation.

                                            ARTICLE 4

                                          MISCELLANEOUS

                          Section 4.01. Incorporation of Original Indenture. This Twelfth Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and all terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another series or as herein otherwise provided, shall apply to and be deemed to be for the equal benefit, security and protection of the Series I, bonds and the holders thereof. All terms used in this Twelfth Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

                          Section 4.02. Successors and Assigns. Whenever in this Twelfth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Twelfth Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

                          Section 4.03. Multiple Counterparts. This Twelfth Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

                          IN WITNESS WHEREOF, said United Cities Gas Company
                 has caused its corporate name to be hereunto subscribed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary and the said Continental Illinois National Bank and Trust Company of Chicago, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be affixed and attested by a Trust Officer, and said M. J. Kruger, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

                                     UNITED CITIES GAS COMPANY



                                     By      /s/ GENE C. KOONCE
                                        ----------------------------
                                                 President
                 [CORPORATE SEAL]

                 ATTEST:


                         /s/ CLYDE A. JOHNSON
                 ------------------------------------------
                               Secretary

                 Witnesses as to United Cities Gas Company:


                        /s/ ROBERT J. SEBASTIAN
                 ------------------------------------------


                       /s/ L. E. JIRIKOVEC
                 ------------------------------------------

                                     CONTINENTAL ILLINOIS NATIONAL BANK
                                     AND TRUST COMPANY OF CHICAGO, AS
                                     TRUSTEE


                                     By         /s/ T. H. RANSOM
                                        -----------------------------------
                                                  Vice President

                 [CORPORATE SEAL]

                 ATTEST

                           /s/ A. H. LENTERS
                 ------------------------------------------
                               Trust Officer

                 Witnesses as to Continental Illinois National
                   Bank and Trust Company of Chicago and
                   M. J. Kruger:

                         /s/ MARIA DOMBKOWSKI
                 ---------------------------------------------


                         /s/ J. C. MULL, JR.
                 ---------------------------------------------

                                             /s/ M. J. KRUGER        (Seal)
                                    ---------------------------------
                                                 M. J. Kruger

                 STATE OF TENNESSEE  )
                                     )     SS.
                 COUNTY OF DAVIDSON  )

                          I, Linda R. Estex, a Notary Public in and for the
                 County and State aforesaid, do hereby certify that on this 1st day of April, 1981, personally appeared before me Gene C. Koonce and Clyde A. Johnson to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are President and SVP & Secretary, respectively, of United Cities Gas Company, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said President and SVP & Secretary acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

                          IN WITNESS WHEREOF, I have hereunto set my hand and
                 official seal this 1st day of April, 1981.


                                     /s/ MRS. LINDA R. ESTEZ
                              ---------------------------------------
                              Notary Public in and for the County and
                              State aforesaid

                 [NOTARIES SEAL]

                 My commission expires 7-21-84.

                 STATE OF ILLINOIS   )
                                     )     SS.
                 COUNTY OF COOK      )

                          I, V. Washington, a Notary Public in and for the
                 County and State aforesaid, do hereby certify that on this 3rd day of April, 1981, personally appeared before me T. H. Ransom and A. H. Lenters, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are Vice President and Trust Officer, respectively, of Continental Illinois National Bank and Trust Company of Chicago, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said T. H. Ranson and
                 A. H. Lenters acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

                          IN WITNESS WHEREOF, I have hereunto set my hand and
                 official seal this 3rd day of April, 1981.


                                                  /s/ V. WASHINGTON
                                       ---------------------------------------
                                       Notary Public in and for the County and
                                       State aforesaid

                 [NOTARIAL SEAL]

                 My commission expires 7-2-84.

                 STATE OF ILLINOIS   )
                                     )     SS.
                 COUNTY OF COOK      )

                          I, V. Washington, a Notary Public in and for the
                 County and State aforesaid, do hereby certify that on this 3rd day of April, 1981, personally appeared before me M. J. Kruger, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

                          IN WITNESS WHEREOF, I have hereunto set my hand and
                 official seal this 3rd day of April, 1981.


                                           /s/ V. WASHINGTON
                               ----------------------------------------------
                               Notary Public in and for the County and
                               State aforesaid

                 [NOTARIAL SEAL]

                 My commission expires 7-2-84.

                 STATE OF TENNESSEE  )
                                     )     SS.
                 COUNTY OF DAVIDSON  )

                          Personally appeared before me Robert J. Sebastian,
                 who, being duly sworn, says that he saw the corporate seal of UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that he also saw Gene C. Koonce, President, and Clyde A. Johnson, SVP & Secretary of said United Cities Gas Company, sign and attest the same, and that he, with L. E. Jirikovec witnessed the execution and delivery thereof as the act and deed of said United Cities Gas Company.


                                            /s/ ROBERT J. SEBASTIAN
                                     -----------------------------------------
                                                     Witness

                 [NOTARIAL SEAL]

                 Sworn to before me this 1st day of April, 1981.


                          /s/ MRS. LINDA R. ESTEZ
                 -----------------------------------------------
                 Notary Public in and for the County and
                 State aforesaid

                 My commission expires 7-21-84.

                 STATE OF ILLINOIS   )
                                     )     SS
                 COUNTY OF COOK      )

                          Personally appeared before me J. C. Mull, Jr., who,
                 being duly sworn, says that he saw the corporate seal of the CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO affixed to the foregoing instrument and that he also saw T. H. Ransom, Vice President, and A. H. Lenters, Trust Officer of said Continental Illinois National Bank and Trust Company of Chicago, sign and attest the same, and that he, with Maria Dombkowski, witnessed the execution and delivery thereof as the act and deed of said Continental Illinois National Bank and Trust Company of Chicago.


                                           /s/ J. C. MULL, JR.
                                   ---------------------------------------
                                                Witness


                 [NOTARIAL SEAL]

                 Sworn to before me this 3rd day of April, 1981.


                             /s/ V. WASHINGTON
                 -------------------------------------------
                 Notary Public in and for the County and
                 State aforesaid


                 My commission expires 7-2-84.

                 STATE OF ILLINOIS   )
                                     )     SS.
                 COUNTY OF COOK      )

                          Personally appeared before me J. C. Mull, Jr., who,
                 being duly sworn, says that he saw the within named M. J. Kruger sign, seal and as his act and deed, deliver the foregoing instrument and that he, with Maria Dombkowski, witnessed the execution thereof.



                                           /s/ J. C. MULL, JR.
                                  --------------------------------------
                                                Witness

                 [NOTARIAL SEAL]

                 Sworn to before me this 3rd day of April, 1981.


                             /s/ V. WASHINGTON
                 --------------------------------------------
                 Notary Public in and for the County and
                 State aforesaid

                 My commission expires 7-21-84.

                                  DESCRIPTION OF MORTGAGED PROPERTY

                          The properties referred to in the granting clauses of
                 this Supplemental Indenture include the parcels of real estate or interest therein more specifically described below. Such description is not intended, however, to limit or impair the scope or intention of the general descriptions in the granting clauses of the Indenture.

                                    IN SULLIVAN COUNTY, TENNESSEE

                          SITUATE in the 5th Civil District of Sullivan County,
                 Tennessee, and being more particularly described as follows:

                                     BEGINNING at a railroad spike set in the
                               northeasterly corner of the East Tennessee
                               Natural Gas Transmission Line Easement, which spike is also located in the center line of the old road, and corner to Long property; thence with the center of the old road, South 38 deg. 32 min. East 59.63 feet to a railroad spike set in the westerly right of way of State Route 37; thence with the right of way of State Route 37 with a curve to the right having a central angle of 2 deg. 51 min., a radius of 1402.40 feet, a length of 69.76 feet to an iron pin; thence South 70 deg. 41 min. West passing two highway monuments 20 feet to an iron pin set in said right of way; thence continuing with said right of way with a curve to the right having a central angle of 4 deg. 10 min., a radius of 1382.40 feet, and a length of 100.53 feet to an iron pin, corner to other Caldwell property; thence with a line radial to said curve, South 74 deg. 51 min. West 166 feet to an iron pin in other Caldwell property; thence North 31 deg. 53 min. West 183.85 feet to an iron pin set in the northwesterly side of said transmission line easement; thence along the line of said easement North 61 deg. 08 min. East 210.78 feet to the point of beginning.

                          Said property is subject to a 50 foot transmission
                 line easement extending through said property in favor of East Tennessee Natural Gas Company and to a one-tenth undivided interest granted to East Tennessee Natural Gas Company.

                          AND BEING the same property acquired by grantor in
                 Civil Action No. 80-C9-1069A in the Law Court for Sullivan County, Tennessee. See judgment recorded in Book 259C, page 755, in the Register's Office for Sullivan County, Tennessee.

                                                                [CONFORMED COPY]


                       THIRTEENTH SUPPLEMENTAL INDENTURE

                            Dated as of May 1, 1982


                              ___________________


                           UNITED CITIES GAS COMPANY

                                       To

              CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY
                                   OF CHICAGO


                                      And


                                  M. J. KRUGER
                                    TRUSTEES


                              ___________________


                      Supplementing Indenture of Mortgage

                           Dated as of July 15, 1959

                                      and

               Creating Additional Series of First Mortgage Bonds

        This THIRTEENTH SUPPLEMENTAL INDENTURE, dated of May 1, 1982, made by and between UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter called the "Company"), party of the first part, and CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office in the City of Chicago, State of Illinois (hereinafter called the "Trustee"), and M. J. KRUGER, residing in the City of Chicago, Illinois (the Trustee and M.
J. Kruger being hereinafter collectively referred to as the "Trustees"), parties of the second part.

                                  RECITALS:

        The background of this Thirteenth Supplemental Indenture is:

        A. The Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 (hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage and warrant to the said Trustees, and each of them, and their respective successors and assigns, certain property of the Company in said Indenture of Mortgage more particularly described for the security of all First Mortgage Bonds issued and to be issued thereunder.


        B. On September 1, 1961, City National Bank and Trust Company of Chicago was merged with Continental Illinois National Bank and Trust Company of Chicago, a national banking association, which thereupon became corporate trustee under the Indenture as provided therein, and on October 15, 1966, Ray
F. Myers became individual trustee under the Indenture as successor to R. Emmett Hanley, resigned, and on March 15, 1981, M. J. Kruger became individual trustee under the Indenture as successor to Ray F. Myers, resigned.

        C. The Company has heretofore executed and delivered twelve supplemental indentures to the Original Indenture, designated as First through Twelfth (the Original Indenture and all supplemental indentures being herein called the "Indenture"), for the purpose of subjecting to the lien of the Indenture certain additional property acquired by the Company, creating additional series of First Mortgage Bonds, and amending and supplementing the Indenture in certain respects.

        D. There have been issued under the Indenture various series of First Mortgage Bonds designated as Series A through I, inclusive, of which $16,667,750 in aggregate principal amount are outstanding as of May 1, 1982.

        E. The Company is the successor by merger to the properties and liabilities of Gas Light Company of Columbus, a Georgia corporation, which liabilities include certain first and general mortgage bonds. The holders of the bonds of Gas Light Company of Columbus have agreed to surrender and exchange such bonds for First Mortgage
Bonds of the Company issued under and secured by the Indenture. In order to make such exchange the Company proposes to create four new series of bonds to be issued under the Indenture having the terms and provisions hereinafter specified.

        F. The Company also desires to subject to the lien of the Indenture the properties acquired by the Company as a result of its merger with Gas Light Company of Columbus, which are not of the type excluded or reserved from the lien of the Original Indenture.

        G. All things necessary to make the bonds hereinafter authorized, when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and security of the Indenture, and to make this Thirteenth Supplemental Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the issue of bonds, as herein provided, has been in all respects duly authorized.

        NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE 1

                        MORTGAGE OF ADDITIONAL PROPERTY

        Section 1.01.. The Company in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has granted, conveyed, mortgaged and warranted, and by these presents does hereby grant, convey, mortgage and warrant to the Trustees and each of them, and to their successors in said trust forever, all property and rights acquired by the Company which was formerly owned by Gas Light Company of Columbus, including the property described in Schedule A hereof, except property of the character specifically reserved and excepted from the lien of the Original Indenture.

        TOGETHER with all rights belonging or in anywise appertaining to any and all the aforesaid property or any part thereof with the reversion and, subject to the provisions of Section 7.01 of the Original Indenture, all income and earnings arising out of the aforesaid property, including rents, issues and profits during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture.

        TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Original Indenture.

        IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Original Indenture.

                                   ARTICLE 2

                                 SERIES J BONDS

        Section 2.01. Creation of Series J Bonds. There is hereby created for issuance under the Indenture a series of bonds, limited to the aggregate principal amount of $225,131.95, to be designated as "First Mortgage Bonds, Series J, 5-1/2%, Due November 1, 1989" (herein called "Series J bonds"). The Series J bonds shall, subject to the provisions of Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from May 1, 1982, shall mature November 1, 1989, and shall bear interest at the rate of 5-1/2% payable semi-annually on May 1 and November 1 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 6% per annum, the interest on each Series J bond to be payable at the principal office of the Trustee in Chicago, Illinois, or, at the option of the person entitled thereto, in accordance with the instructions of such person submitted in writing to the Company and the Trustee.

        Section 2.02. Form of Series J Bonds. The Series J bonds shall be issued only as fully registered bonds without coupons, in denominations of $1,000 and multiples thereof, to the extent practicable, substantially in the form set forth in Exhibit A hereto, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate to reflect the terms of the bonds.

        Section 2.03. Redemption Provisions for Series J Bonds. The Series J bonds shall be subject to redemption prior to maturity,

        (a) as a whole upon payment of an amount equal to the aggregate commuted value of the redemption date of the unpaid semi-annual sinking fund payments provided for in Section 2.04 hereof, plus the aggregate commuted value of the unpaid semi-annual interest payments due thereon, the commutation of each payment to be calculated from its normal due date at the rate of 5% per annum to the redemption date, either

                (i)   at the option of the Company, or

                (ii)   through the application of trust moneys as provided in
         Article 7 of the Original Indenture; and

        (b) as a whole at any time or in part from time to time upon payment of the principal amount thereof redeemed through the application of cash deposited with the Trustee for the sinking fund for the Series J bonds provided for in Section 2.04 hereof; together in any case with interest accrued thereon to the date fixed for redemption.

        Section 2.04. Sinking Fund for Series J Bonds. As a sinking fund for the benefit of the Series J bonds, the Company will pay to the Trustee semi-annually on or before May 1 and November 1 in each year, commencing on November 1, 1982, to and including May 1, 1989, in cash, the amount set forth in the following schedule:

                 SINKING FUND DATE                                       AMOUNT
                 November 1, 1982                                        $12,332
                 May 1, 1983                                              12,671
                 November 1, 1983                                         13,019
                 May 1, 1984                                              13,377
                 November 1, 1984                                         13,745
                 May 1, 1985                                              14,123
                 November 1, 1985                                         14,511
                 May 1, 1986                                              14,911
                 November 1, 1986                                         15,321
                 May 1, 1987                                              15,742
                 November 1, 1987                                         16,175
                 May 1, 1988                                              16,620
                 November 1, 1988                                         17,077
                 May 1, 1989                                              17,546

with a final payment of $17,961.95 payable at maturity.

        Section 2.05. Issuance of Series J Bonds. Upon the execution and delivery of this Thirteenth Supplemental Indenture and upon compliance with the provisions of the Indenture, the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to or upon the written order of the President or Treasurer of the Company, Series J bonds in an aggregate principal amount not exceeding $225,131.95. The entire amount of each sinking fund payment shall be applied to the reduction of the outstanding principal amount of Series J bonds.

                                   ARTICLE 3

                                 SERIES K BONDS

        Section 3.01. Creation of Series K Bonds. There is hereby created for issuance under the Indenture, a series of bonds, limited to the aggregate principal amount of $432,000, to be designated as "First Mortgage Bonds, Series K, 8-3/4%, Due August 1, 1993" (herein called the "Series K bonds"). The Series K bonds shall, subject to the provisions of Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from, February 1, 1982, shall mature August 1, 1993, and shall bear interest at the rate of 8-3/4 payable semi-annually on February 1 and August 1 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 8-3/4% per annum, the interest on each Series K bonds to be payable at the principal office of the Trustee in Chicago, Illinois, or, at the option of the person entitled thereto, in accordance with the instructions of such person submitted in writing to the Company and the Trustee.

        Section 3.02. Form of Series K Bonds. The Series K bonds shall be issued only as fully registered bonds without coupons, in denominations of $1,000 and multiples thereof, to the extent practicable, substantially in the form set forth in Exhibit A hereto, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate to reflect the terms of such bonds.

        Section 3.03. Redemption Provisions for Series K Bonds. The Series K bonds shall be subject to redemption prior to maturity as a whole at any time or in part from time to time,

        (a) upon payment of the applicable percentage of the principal amount thereof redeemed during the respective periods, all as set forth in the following table, either

                (i)   at the option of the Company, or

                (ii)   through the application of trust moneys as provided in
         Article 7 of the Original Indenture,

                TWELVE MONTHS' PERIOD                                   REDEMPTION
                BEGINNING AUGUST 1                                      PRICE
                1981                                                    105.07%
                1982                                                    104.61
                1983                                                    104.14
                1984                                                    103.68
                1985                                                    103.22
                1986                                                    102.76
                1987                                                    102.30
                1988                                                    101.84
                1989                                                    101.38
                1990                                                    100.92
                1991                                                    100.46
                1992                                                    100.00

        (b) upon payment of the principal amount thereof redeemed through the application of cash deposited with the Trustee for the sinking fund for the Series K bonds provided for in Section 3.04 hereof, together in any case with interest accrued thereon to the date fixed for redemption.

        Section 3.04. Sinking Fund for Series K Bonds. As a sinking fund for the benefit of the Series K bonds, the Company will pay to the Trustee semi-annually on or before August 1, 1982, and thereafter on or before February 1 and August 1 in each year, to and including February 1, 1993, in cash, payments of $18,750 each. On August 1, 1993, the entire unpaid principal amount of Series K bonds then outstanding shall be payable. The entire amount of each sinking fund payment shall be applied to the reduction of the outstanding principal amount of Series K bonds.

        Section 3.05. Issuance of Series K Bonds. Upon the execution and delivery of this Thirteenth Supplemental Indenture and upon compliance with the provisions of the Indenture, the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to or upon the written order of the President or Treasurer of the Company, Series K bonds in an aggregate principal amount not exceeding $432,000.

                                   ARTICLE 4

                                 SERIES L BONDS

        Section 4.01. Creation of Series L Bonds. There is hereby created for issuance under the Indenture, a series of bonds, limited to the aggregate principal amount of $2,969,000, to be designated as "First Mortgage Bonds, Series L, 8-3/4%, Due November 1, 1994" (herein called the "Series L bonds"). The Series L bonds shall, subject to the provisions of Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from, May 1, 1982, shall mature November 1, 1994, and shall bear interest at the rate of 8-3/4% payable semi-annually on May 1 and November 1 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 8-3/4 per annum, the interest on each Series L bond to be payable at the principal office of the Trustee in Chicago, Illinois, or, at the option of the person entitled thereto, in accordance with the instructions of such person submitted in writing to the Company and the Trustee.

        Section 4.02. Denominations. The Series L bonds shall be issued only as fully registered bonds without coupons, in denominations of $1,000 and multiples thereof, to the extent practicable, substantially in the form set forth in Exhibit A hereto, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate to reflect the terms of such bonds.

        Section 4.03. Redemption Provisions for Series L Bonds. The Series L bonds shall be subject to redemption prior to maturity as a whole at any time or in part from time to time,

        (a) upon payment of the applicable percentage of the principal thereof redeemed during the respective periods, all as set forth in the following table, either

                (i)   at the option of the Company, or

                (ii)   through the application of trust moneys as provided in
         Article 7 of the Original Indenture,

                TWELVE MONTHS' PERIOD                                   REDEMPTION
                BEGINNING NOVEMBER 1                                    PRICE
                1981                                                    105.53%
                1982                                                    105.07
                1983                                                    104.61
                1984                                                    104.14
                1985                                                    103.68
                1986                                                    103.22
                1987                                                    102.76
                1988                                                    102.30
                1989                                                    101.84
                1990                                                    101.38
                1991                                                    100.92
                1992                                                    100.46
                1993                                                    100.00

        (b) upon payment of the principal amount thereof redeemed through the application of cash deposited with the Trustee for the sinking fund for the Series L bonds provided for in Section 4.04 hereof, together in any case with interest accrued thereon to the fixed date for redemption.

        Section 4.04. Sinking Fund for Series L Bonds. As a sinking fund for the benefit of the Series L bonds, the Company will pay to the Trustee semi-annually on or before November 1, 1982, and thereafter on or before November 1 and May 1 in each year, to and including November 1, 1993, in cash, payments of $118,750 each. On May 1, 1994, the entire unpaid principal amount of Series L bonds then outstanding shall be payable. The entire amount of each sinking fund payment shall be applied to the reduction of the outstanding principal amount of Series L bonds.

        Section 4.05. Issuance of Series L Bonds. Upon the execution and delivery of this Thirteenth Supplemental Indenture and upon compliance with the provisions of the Indenture, the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to or upon the written order of the President or Treasurer of the Company, Series L bonds in an aggregate principal amount not exceeding $2,969,000.

                                   ARTICLE 5

                                 SERIES M BONDS

        Section 5.01. Creation of Series M Bonds. There is hereby created for issuance under the Indenture, a series of bonds, limited to the aggregate principal amount of $3,890,000, to be designated as "First Mortgage Bonds, Series M, 13-1/2%, Due November 15, 1995" (herein called the "Series M bonds"). The Series M bonds shall, subject to the provisions of Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from, May 15, 1982, shall mature November 15, 1995, and shall bear interest at the rate of 13-1/2% payable semi-annually on May 15 and November 15 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 13-1/2 per annum, the interest on each Series M bond to be payable at the principal office of the Trustee in Chicago, Illinois, or, at the option of the person entitled thereto, in accordance with the instructions of such person submitted in writing to the Company and the Trustee.

        Section 5.02. Form of Series M Bonds. The Series M bonds shall be issued only as fully registered bonds without coupons, in denominations of $1,000 and multiples thereof, substantially in the form set forth in Exhibit A hereto, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate to reflect the terms of such bonds.

        Section 5.03. Optional Redemption of Series M Bonds. Subject to the further provisions hereof, after November 15, 1985 the Series M bonds are subject to redemption prior to maturity in whole or from time to time in part at the option of the Company on any interest payment date, at the applicable redemption price (expressed as a percentage of the principal amount of the Series M bonds to be redeemed) set forth in the table below, plus accrued interest thereon to the date of redemption:

                  PERIOD DURING WHICH                                     REDEMPTION
                  REDEEMED (DATES INCLUSIVE)                              PRICE
                  November 16, 1985                                       113.500%
                      through
                  November 15, 1990
                  November 16, 1990                                       106.750%
                      through
                  November 15, 1991
                  November 16, 1991                                       105.0625%
                      through
                  November 15, 1992
                  November 16, 1992                                       103.375%
                      through
                  November 15, 1993

                  PERIOD DURING WHICH                                     REDEMPTION
                  REDEEMED (DATES INCLUSIVE)                              PRICE
                  November 16, 1993                                       101.6875%
                      through
                  November 15, 1994
                  November 16, 1994                                       100.000%
                      through
                  November 15, 1995

        The foregoing redemption prices shall apply to redemption of Series M bonds through the application of trust moneys as provided in Article 7 of the Original Indenture.

        Section 5.04.   Mandatory Sinking Fund for Redemption of Series M
Bonds. As a sinking fund for the benefit of the Series M bonds, the Company will make sinking fund payments to the Trustee on the respective dates set forth in the table below and in the amounts respectively set forth with respect to such dates:

                  DATE OF MANDATORY                                     AMOUNT OF SINKING
                  SINKING FUND REDEMPTION                               FUND PAYMENT
                  November 15, 1982                                      $120,000
                  November 15, 1983                                       130,000
                  November 15, 1984                                       140,000
                  November 15, 1985                                       205,000
                  November 15, 1986                                       210,000
                  November 15, 1987                                       280,000
                  November 15, 1988                                       290,000
                  November 15, 1989                                       300,000
                  November 15, 1990                                       320,000
                  November 15, 1991                                       340,000
                  November 15, 1992                                       355,000
                  November 15, 1993                                       375,000
                  November 15, 1994                                       395,000

        No optional redemption of Series M bonds pursuant to Section 5.03 and no optional sinking fund redemption of such bonds pursuant to Section 5.05 shall reduce or relieve, in whole or in part, the obligation of the Company to make any subsequent sinking fund payment on the sinking fund payment date herein provided.

        Section 5.05. Optional Sinking Fund Redemption of Series M Bonds. Subject to the limitations set forth in Section 5.06, the Series M bonds are subject to redemption at the option of the Company on each of the mandatory sinking fund redemption dates specified in Section 5.04, in an aggregate principal amount that is an integral multiple of $1,000 and that does not exceed the amount set forth opposite such date in the table in the preceding Section 5.04 at a redemption price equal to the principal amount so determined plus accrued interest thereon to the date of redemption; provided, however, that the aggregate principal amount of all optional sinking fund redemptions pursuant to this Section shall never exceed $1,000,000.

        To exercise its option to have Series M bonds redeemed pursuant to this Section, the Company shall deliver to the Trustee at least 45 days prior to the date on which such bonds are to be redeemed, a written notice stating (i) that the Company intends to exercise such optional right and (ii) the amount of Series M bonds to be redeemed pursuant to this Section.

        Section 5.06. Limitation on Redemption from Borrowed Funds. Notwithstanding the provisions of Sections 5.03 and 5.05, the Company may not redeem any of the Series M bonds pursuant to either of said Sections at any time before November 15, 1990, directly or indirectly, in whole or in part, from or in anticipation of the proceeds (or any part of the proceeds) of any indebtedness in respect of borrowed money if such indebtedness has an effective interest cost (determined in accordance with generally accepted financial practice) to the debtor of less than 13.50% per annum, or from the proceeds (or any part of the proceeds) of any issue or sale by the Company of any class of its capital stock.

        Section 5.07. Issuance of Series M Bonds. Upon the execution and delivery of this Thirteenth Supplemental Indenture and upon compliance with the provisions of the Indenture, the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to or upon the written order of the President or Treasurer of the Company, Series M bonds in an aggregate principal amount not exceeding $3,890,000.

                                   ARTICLE 6


                      PROVISIONS APPLICABLE TO REDEMPTION
                         OF SERIES J, K, L AND M BONDS

        Section 6.01. The provisions of this Article 6 shall be applicable to the Series J, K, L and M bonds. Except as hereinafter provided, Series J, K, L and M bonds shall be redeemed upon the notice, in the manner and with the effect provided in Article 4 of the Original Indenture.

        Section 6.02. In the case of all sinking fund redemptions, on or before the thirtieth day prior to each sinking fund payment date, the Trustee shall proceed to select for redemption in the manner provided herein, bonds of the series for which a sinking fund payment is to be made in the aggregate principal amount which are redeemable with the cash to be deposited with the Trustee on the next following sinking fund payment date, and in the name of the Company shall give notice as may be required by Article 4 of the Indenture of the redemption for the sinking fund on such sinking fund payment date of the bonds so selected.

        All sinking fund payments received by the Trustee shall be held by the Trustee as security for bonds of the series for which such sinking fund payment is made, and shall be applied by the Trustee on the respective sinking fund payment dates to the redemption of outstanding bonds of such series, without premium, in the manner and with the effect specified herein; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee, in cash, all unpaid interest accrued on the bonds to be redeemed through the operation of said sinking fund to the date fixed for redemption.


        Section 6.03. Notwithstanding any provisions of Article 1 and Article 4 of the Original Indenture:

        (a) if less than all outstanding bonds of any series are to be redeemed, the aggregate principal amount of bonds of such series to be redeemed shall be apportioned by the Trustee pro rata, as nearly as practicable, in amounts of $1,000 or any integral multiple thereof, among the holders of such bonds, in the proportion that the aggregate principal amount of such bonds held by each such holder bears to the aggregate principal amount of bonds of such series then outstanding with adjustments to the extent practicable, to equalize for any prior redemptions not in such proportion, and

        (b) in the event of the payment of a portion of the principal amount of any Series J, K, L or M bond, payment shall be made to or upon the order of the holder of such bond without requiring presentation or surrender of such bond if there shall be filed with the Trustee a certificate of the Treasurer of the Company stating that the holder of such bond (or the person for whom such holder is a nominee) and the Company have entered into a written agreement that payment of any portion of such bond may be made to the registered holder thereof without presentation or surrender thereof, that such holder will not sell, transfer or otherwise dispose of any such bond unless it shall have caused notation to be made thereon of the portion of the principal amount thereof which has been paid and the last interest payment date to which interest has been paid and prior to the delivery thereof such bond shall have been presented to the Trustee for inspection or surrendered in exchange for a new bond or bonds of the same series in aggregate principal amount equal to the unpaid portion of the bond presented to the Trustee.


                                   ARTICLE 7


                              ADDITIONAL COVENANTS


        Section 7.01. Application of Section 1.15 of Original Indenture. So long as any Series J, K, L and M bonds remain outstanding, the provision of
Section 1.15 of the Original Indenture (relating to mutilated, lost, stolen, or destroyed bonds) which are expressed to be applicable to bonds of Series A shall also be applicable to the Series J, K, L and M bonds and the holders thereof.

        Section 7.02. Limitations on Debt. The Company covenants and agrees that, so long as any Series J, K, L or M bonds shall remain outstanding:

        (a) the Company will not and will not permit any Subsidiary to issue, assume, guarantee or otherwise incur any Funded Debt or Current Debt if, after giving effect thereto and to the application of the proceeds thereof, the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding will exceed 70% of the sum of (i) Consolidated Shareholders' Equity, plus (ii) the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding;

        (b) the Company will not permit the aggregate principal amount of Consolidated Current Debt at any one time outstanding to exceed 75% of Consolidated Shareholders' Equity; and, for a period of at least 120 consecutive days in each calendar year (commencing with calendar 1982), will not permit the aggregate principal amount of Consolidated Current Debt outstanding to exceed 70% of Consolidated Shareholders' Equity.

        Section 7.03. Capital Leases. So long as any Series J, K, L or M bonds remain outstanding, the Company will not, and will not permit any Subsidiary to, become obligated as lessee under any lease of real or personal property (other than a lease under which the Company or a Subsidiary is lessor) which will constitute a "capital lease" under the provisions of Statement No. 13, entitled "Accounting for Leases", of the Financial Accounting Standards Board, issued November, 1976, if, after giving effect thereto, the sum of (i) the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding, plus (ii) the aggregate amount which will then be required, under the provisions of said FASB Statement No. 13, to be capitalized as liabilities on a consolidated balance sheet of the Company and its Subsidiaries in respect of all such capital leases then to be in effect, will exceed 70% of the sum of (x) Consolidated Shareholders' Equity, plus (y) the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding, plus (z) the amount set forth in foregoing clause (ii) hereof.

        Section 7.04. Restricted Payments. So long as any Series J, K, L or M bonds remain outstanding, the Company will not declare or pay any dividends on shares of its Common Stock (except dividends payable solely in shares of Common Stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of Common Stock (except out of the net cash proceeds derived from the issuance of other shares of Common Stock), or make any other distribution on shares of Common Stock (such non-excepted declarations, payments, purchases, redemptions or other acquisitions and distributions, being hereinafter called "Restricted Payments"), unless after giving effect thereto

        (a) the aggregate amount of all such Restricted Payments made during the period from December 31, 1975 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $600,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock

    Dividends for such period (computed on a cumulative basis for said entire period); and

        (b) the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding will not exceed 70% of the sum of (i) Consolidated Shareholders' Equity, plus (ii) the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then to be outstanding.

        Section 7.05. Certain Definitions. As used in this Article 3, the following terms shall have the following meanings:

        "Consolidated Net Income Available for Common Stock Dividends" for any period shall mean the net income of the Company and its Subsidiaries for such period available for dividends on capital stock, after deducting therefrom dividends paid and accrued during such period on preferred stock, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any Subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible, and deductions for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.

        "Consolidated Shareholders' Equity" shall mean, as at any date, the sum of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus and retained earnings of the Company and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles and after elimination of minority interests in Subsidiaries.

        "Current Debt" shall mean indebtedness on or in respect of money borrowed (including any guarantee of the payment of money borrowed by another) which is payable on demand or within one year from the date of the creation thereof, except for any such indebtedness which is renewable or extendible at the option of the obligor to a date more than one year from the date of the creation thereof.

        "Funded Debt" shall mean indebtedness on or in respect of money borrowed (including any guarantee of the payment of money borrowed by another) which is payable more than one year from the date of the creation thereof or which is renewable or extendible at the option of the obligor to a date more than one year from the date of creation thereof. Funded Debt shall not include obligations in respect of any lease, including without limitation, any "capital lease" described in Section 7.03 hereof.

        "Consolidated Current Debt" and "Consolidated Funded Debt" shall mean all Current Debt or Funded Debt, as the case may be, of the Company and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, after elimination of inter-company items.

        "Subsidiary" shall mean any corporation of which more than 50% of the outstanding Voting Stock is owned by the Company. As used herein the term "Voting Stock" shall mean stock or similar interests of any class or classes (however designated) the holders of which are generally and ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such corporation.


                                   ARTICLE 8

                                 MISCELLANEOUS

        Section 8.01. Incorporation of Original Indenture. This Thirteenth Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and all terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another series or as herein otherwise provided, shall apply to and be deemed to be for the equal benefit, security and protection of the Series J, K, L and M bonds and the holders thereof. All terms used in this Thirteenth Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

        Section 8.02. Successors and Assigns. Whenever in this Thirteenth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirteenth Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

        Section 8.03. Multiple Counterparts. This Thirteenth Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its President or one of its Vice Presidents and its corporate seal be hereunto affixed and attested by its Secretary or by an Assistant Secretary and the said Continental Illinois National Bank and Trust Company of Chicago, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be affixed and attested by a Trust Officer, and said M. J. Kruger, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

                                         UNITED CITIES GAS COMPANY


                                         By  /s/ ROBERT J. SEBASTIAN
                                         ---------------------------------------
                                            Senior Vice President and Treasurer

[CORPORATE SEAL]

ATTEST:

By  /S/ CLYDE A. JOHNSON
- ----------------------------
                 Secretary



Witnesses as to United Cities Gas Company:

By  /S/ ALBERT J. FISHER
- ----------------------------

By  /S/ SALLY TAYLOR
- ----------------------------

                                         CONTINENTAL ILLINOIS NATIONAL BANK AND
                                           TRUST COMPANY OF CHICAGO,

                                                                      As Trustee


                                         By  /S/ DONALD W. ALFVIN
                                         ---------------------------------------
                                                        Vice President


[Corporate Seal]

ATTEST:
By  /S/ JOHN T. VERGEER
- ----------------------------
           Trust Officer

Witnesses as to Continental Illinois
  National Bank and Trust Company of
  Chicago and M. J. Kruger


 By  /S/ ROBERT J. DONAHUE
- ----------------------------

 By  /S/ ROBERT G. BECKMAN
- ----------------------------

                                                                          (SEAL)
                                         By  /S/ M. J. KRUGER
                                         ---------------------------------------
                                                     M. J. Kruger

STATE OF TENNESSEE    )
                      )  SS.
COUNTY OF DAVIDSON    )

        I, Linda R. Estey, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 11th day of June, 1982, personally appeared before me ROBERT J. SEBASTIAN and CLYDE A. JOHNSON to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Vice President and Secretary, respectively, of United Cities Gas Company, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instruction was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said Vice President and Secretary acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 11th day of June, 1982.

                                         By  /S/ MRS. LINDA R. ESTEY
                                         ---------------------------------------
                                              Notary Public in and for the
                                              County and State aforesaid


[NOTARIAL SEAL]

My commission expires July 21, 1984.

STATE OF ILLINOIS     )
                      )  SS.
COUNTY OF COOK        )

        I, V. Washington, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 11th day of June, 1982, personally appeared before me DONALD W. ALFVIN and JOHN T. VERGEER, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Vice President and Trust Officer, respectively, of Continental Illinois National Bank and Trust Company of Chicago, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said DONALD W. ALFVIN and JOHN T. VERGEER acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 11th day of June, 1982.

                                         By  /S/ V. WASHINGTON
                                         ---------------------------------------
                                              Notary Public in and for the
                                              County and State aforesaid

[NOTARIAL SEAL]


My commission expires July 2, 1984.

STATE OF ILLINOIS     )
                      )  SS.
COUNTY OF COOK        )

        I, V. Washington, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 11th day of June, 1982, personally appeared before me M. J. Kruger, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 11th day of June, 1982.

                                         By  /S/ V. WASHINGTON
                                         ---------------------------------------
                                              Notary Public in and for the
                                              County and State aforesaid

[NOTARIAL SEAL]

My commission expires July 2, 1984.

STATE OF TENNESSEE    )
                      )  SS.
COUNTY OF DAVIDSON    )

        Personally appeared before me Albert Fisher, who, being duly sworn, says that he saw the corporate seal of UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that he also saw Robert J. Sebastian, Vice President, and Clyde A. Johnson, Secretary of said United Cities Gas Company, sign and attest the same, and that he, with Sally Taylor, witnessed the execution and delivery thereof as the act and deed of said United Cities Gas Company.

                                         By  /S/ ALBERT L. FISHER
                                         ---------------------------------------
                                              Witness

[NOTARIAL SEAL]



Sworn to before me this 11th day of June, 1982.

By  /S/ MRS. LINDA R. ESTEY
- ----------------------------
     Notary Public in and for the
     County and State aforesaid

My commission expires July 21, 1984.

STATE OF ILLINOIS     )
                      )  SS.
COUNTY OF COOK        )

        Personally appeared before me ROBERT J. DONAHUE, who, being duly sworn, says that he saw the corporate seal of the CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO affixed to the foregoing instrument and that he also saw DONALD W. ALFVIN, Vice President, and JOHN F. VERGEER, Trust Officer of said Continental Illinois National and Trust Company of Chicago, sign and attest the same, and that he, with ROBERT G. BECKMAN, witnessed the execution and delivery thereof as the act and deed of the said Continental Illinois National Bank and Trust Company of Chicago.

                                         By  /S/ ROBERT J. DONAHUE
                                         ---------------------------------------
                                              Witness

[NOTARIAL SEAL]


Sworn to before me this 11th day of June, 1982.

By  /S/ V. WASHINGTON
- -----------------------------
     Notary Public in and for
     the County and State aforesaid

My commission expires July 2, 1984.

STATE OF ILLINOIS     )
                      )  SS.
COUNTY OF COOK        )

        Personally appeared before me ROBERT J. DONAHUE, who, being duly sworn, says that he saw the within named M. J. Kruger sign, seal, and as his act and deed, deliver the foregoing instrument and that he, with ROBERT G. BECKMAN, witnessed the execution thereof.

                                         By  /S/ ROBERT J. DONAHUE
                                         ---------------------------------------
                                              Witness

[NOTARIAL SEAL]



Sworn to before me this 11th day of June, 1982.

By  /S/ V. WASHINGTON
- ----------------------------
    Notary Public in and for
    the County and State aforesaid

My commission expires July 2, 1984.

            RECORDING DATA FOR THIRTEENTH SUPPLEMENTAL INDENTURE
                                       OF
                           UNITED CITIES GAS COMPANY

                                               DATE AND TIME                     RECORDING DATA
 STATE                 COUNTY                  RECORDED-1982                        DOCUMENT         BOOK         PAGES
 Alabama               Russell                 June 21; 2:55 P.M.                                     601         287-312
 Georgia               Barrow                  June 18; 10:30 A.M.                                     36         739-764
 Georgia               Chattahoochee           June 21; 2:50 P.M.                                     L-1         590-615
 Georgia               Hall                    June 21; 11:13 A.M.                                    770          20-45
 Georgia               Jackson                 June 18; 12:45 P.M.                                     8E         654-682
 Georgia               Muscogee                June 21; 4:30 P.M.                                    2112         98-123
 Georgia               Oconee                  June 13; 11:20 A.M.                                     49         205-230
 Illinois              Fayette                 June 22; 1:20 P.M.                    65642            662         258-283
 Illinois              Massac                  June 22; 3:45 P.M.                    762-82           205         342-367
 Illinois              Saline                  June 21;                              43567             42         638-662
 North Carolina        Henderson               June 21; 2:35 P.M.                                     353         747-773
 North Carolina        Wake                    June 21; 2:42 P.M.                                    3026         298-322
 South Carolina        Cherokee                June 18; 11:27 A.M.                                    285         665-690
 Tennessee             Bedford                 June 15; 2:40 P.M.                                     213           409
 Tennessee             Blount                  June 24; 9:25 P.M.                                     397        986-1011
 Tennessee             Hamblen                 June 23; 1:30 P.M.                                     339           226
 Tennessee             Maury                   June 18; 1:30 P.M.                                     834           389
 Tennessee             Moore                   June 16; 8:30 A.M.                                      41           425
 Tennessee             Obian                   June 16; 9:40 A.M.                                     41W         270-296
 Tennessee             Rutherford              June 21; 10:35 A.M.                                   A361         135-161
 Tennessee             Sullivan                June 23; 8:30 A.M.                                    319C          46-71
 Tennessee             Weakley                 June 19; 8:30 A.M.                                     305           336
 Tennessee             Williamson              June 16; 1:55 P.M.                                     416         658-684
 Virginia              City of Bristol         June 22; 12:35 P.M.                                    228         122-147
 Virginia              Washington              June 22; 9:18 A.M.                                     657          47-72

                                                                       EXHIBIT A

          FORM OF SERIES J, K, L AND M BONDS AND TRUSTEE'S CERTIFICATE

                           United Cities Gas Company

No. R                                                                   $

                FIRST MORTGAGE BOND, SERIES    ,        %, DUE

        For value received, UNITED CITIES GAS COMPANY, a corporation of the State of Illinois and the Commonwealth of Virginia (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to

or registered assigns, on                , or earlier as hereinafter referred
to, the sum of

at the principal office in Chicago, Illinois, of CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the "Trustee"), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon, from the date hereof, at the
rate of             percent (   %) per annum, at said office, semiannually on
             and                 in each year until the principal sum hereof
shall have become due and payable and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest,
at the rate of      percent (    %).


        This bond is one of a duly authorized issue of Fist Mortgage Bonds of
the Company, of a series designated First Mortgage Bonds, Series    ,     %,
Due     , all such bonds of this series and all other series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "Indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Illinois National Bank and Trust Company of Chicago as Corporate Trustee) and R. Emmett Hanley (who has been succeeded by M. J. Kruger), as Trustees, to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the Indenture may be made, the terms and conditions upon which bonds of all series are or are to be issued and secured, the rights and remedies under the Indenture of the holders of said bonds, the terms and conditions upon which the Indenture may be modified or amended, and the rights and obligations under the Indenture of the Company and of said Trustees; but neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

         The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of the bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

         In certain events, on the conditions, in the manner, at the times, to the extent and with the effect set forth in the Indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, may be called for redemption and payment at any time prior to maturity, on notice given or waived as provided in the Indenture, at the applicable redemption price specified in the Indenture.

         This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond, all in the manner and upon the conditions prescribed in the Indenture.

         Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the Indenture.

         This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the Indenture, until the certificate hereon shall have been signed by the Trustee.

        IN WITNESS WHEREOF, UNITED CITIES GAS COMPANY has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated

                                             UNITED CITIES GAS COMPANY


                                             By____________________________
                                                         President
ATTEST:

____________________________
         Secretary


                        (FORM OF TRUSTEE'S CERTIFICATE)

        This is one of the Bonds, of the series designated therein, referred to in the within-mentioned Indenture.

                                            CONTINENTAL ILLINOIS NATIONAL
                                              BANK AND TRUST COMPANY OF CHICAGO,
                                                                      as Trustee


                                             By____________________________
                                                   Authorized Officer

                                   SCHEDULE A

                       Description of Mortgaged Property

        The properties referred to in the granting clauses of this Supplemental Indenture include the parcels of real estate or interest therein more specifically described below. Such description is not intended, however, to limit or impair the scope or intention of the general description in the granting clauses of the Indenture.

                          IN MUSCOGEE COUNTY, GEORGIA

        1. The Columbus System of gas properties, as constructed and equipped at and near Columbus in Muscogee County, together with the water-gas manufacturing plant, compressor stations, gas holders, warehouse and other buildings and structures located on such properties, described as follows:

        (a) All that tract or parcel of land situate, lying and being in the City of Columbus, Muscogee County, Georgia, more particularly described as follows: Beginning on the west side of Short Street (or Bay Street) at a point sixty-two and six-tenths (62.6) feet north of the north curb line of Dillingham Street, said point being marked by an iron pin; thence South 87 degrees 00 minutes West three hundred (300) feet, more or less, to the east bank of the Chattahoochee River; thence northerly along said east bank of the Chattahoochee River to a point which is on a line dividing the north half and the south half of Water Lot No. 34 of said City of Columbus; thence east along said line dividing the north half and the south half of said Water Lot No. 34 two hundred twelve (212) feet, more or less, to the west side of Short Street (or Bay Street); thence south along the west side of Short Street (or Bay Street) six hundred sixty-nine and four-tenths (669.4) feet, more or less, to an iron pin on the west side of said Short Street (or Bay Street), the point of beginning.

        (b) All that tract or parcel of land situate, lying and being in the city of Columbus, Muscogee County, Georgia, designated as part of the northern half of Lot Number 40 in the Coweta Reserve, more particularly described as follows: Beginning on the northern side of Patten Avenue at a point one hundred fifty-four (154) feet east of the intersection of Patten Avenue and 11th Avenue; thence North 2 degrees West, parallel with 11th Avenue one hundred fifty-five and one-tenth (155.1) feet, more or less, thence North 89 degrees 29 minutes East two hundred forty-seven and five-tenths (247.5) feet; thence South 2 degrees 30 minutes East one hundred forth-eight and seven-tenths (148.7) feet to the north line of Patten Avenue; thence South 88 degrees West along the north line of Patten Avenue two hundred forty-eight and five-tenths (248.5) feet to an iron pin and the point of beginning. Said tract or parcel of land being part of those certain lands conveyed to Georgia Power Company by Gas Light Company of Columbus by deed dated November 25, 1935.

        (c) All that tract or parcel of land situate, lying and being in Muscogee County, Georgia, being a part of Lot Number 16 of Block C of the Andrews Survey, as shown by a certain map recorded in the Office of the Clerk of the Superior Court of Muscogee County, Georgia, in Deed Book 51, Folio 82 and more particularly described as follows: Beginning on the northwest side of Twenty-third Avenue at a point which is the dividing line between Lots Number 16 and 17 of said Block C; thence northwesterly along the dividing line between Lots 16 and 17 sixty (60) feet; thence southwesterly parallel with Twenty-third Avenue, twenty (20) feet; thence southeasterly parallel with the dividing line between Lots Number 16 and 17, sixty (60) feet to the northwest side of Twenty-third Avenue; thence northeasterly along the northwest side of Twenty-third Avenue twenty (20) feet to the dividing line between Lots Number 16 and 17, and the point of beginning. Said tract or parcel of land being the same lands conveyed to Georgia Power Company by Mrs. Geneva E. Jones by deed dated November 11, 1946, recorded in the Office of the Clerk of the Superior Court of Muscogee County, Georgia, in Deed Book 247, Folio 116.

        (d) Also the following franchises under which such system is or may be operated: Franchise granted to Gas Light Company of Columbus by the Council of Columbus, Georgia, on December 15, 1981.

        2. All those lots, tracts or parcels of land situate, lying and being in Muscogee County, Georgia, and being in land Lot Fifty-Six (56) of the Eighth District of said County, known as parts of Lot One (1) and Lot Two (2), Block C of Ogletree Woods subdivision, as said lots appear upon a map or plat of said subdivision recorded in Deed Book 74, Page 149, in the Office of the Clerk of the Superior Court of said County, said parts of Lots One (1) and Two (2) being more particularly described as follows: Beginning at an iron pin in the northwest corner of the intersection of Gentian Road and Hamilton Road; thence northwest along the northerly side of Gentian Road a distance of one hundred
(100) feet to an iron pin; thence North 40 degrees 59 minutes East a distance of one hundred and two tenths (100.2) feet to an iron pin; thence South 65 degrees 14 minutes East a distance of ninety-eight and seventeen one hundredths (98.17) feet to an iron pin on the westerly side of Hamilton Road; thence South 40 degrees 03 minutes West along the westerly side of Hamilton Road a distance of one hundred (100) feet to the point of beginning. A map or plat of the above-described property is recorded in Plat Book 7, Page 135, in the Office of the Clerk of the Superior Court of Muscogee County, Georgia.

        Also the regulator station and all appurtenances installed or located on the above-described property.

        3. All that lot, tract or parcel of land situate, lying and being in the State of Georgia and County of Muscogee, and in land Lot 29 of the Eighth District of Muscogee County, Georgia, and being known and distinguished as a part of Lot One (1) of the Survey for C. M. Mote, as said Lot One (1) appears on a map or plat of said survey recorded in Deed Book 87, Page 290, in the Office of the Clerk of the Superior Court of Muscogee County, Georgia, said part of Lot One (1) being more particularly described as follows: Beginning at an iron pin at the northeast corner of the intersection of Oak Circle and Cody Road; thence extending northerly along the easterly line of Cody Road a distance of sixty
(60) feet to an iron pin; thence easterly along a line parallel with the northerly line of Oak

Circle, a distance of one hundred (100) feet to an iron pin; thence southerly along a line parallel with the easterly line of Cody Road, a distance of sixty (60) feet to the northerly line of Oak Circle; thence westerly along the northerly line of Oak Circle, a distance of one hundred (100) feet to the point of beginning.

        Also, all of the Company's right, title and interest in and to the five-foot strip of land adjacent to and lying immediately westerly of said part of Lot One (1) of the survey for C.M. Mote, as said Lot One (1) appears on a map or plat of said survey recorded in Deed Book 87, Page 290, in the Office of the Clerk of the Superior Court of Muscogee County, Georgia.

        Also the regulator station and all appurtenances installed or located on the above-described property.

        4. All that lot, tract or parcel of land situate, lying and being in the State of Georgia, County of Muscogee, and being in land Lot One Hundred Fifty-Three (153) of the Coweta Reserve, and being a Part of Lot Two (2) of the Survey of the property of Mrs. Ethel Knight Baker, as shown on a map or plat of said Survey made by J. K. Jones, August 20, 1929 and recorded in the Office of the Clerk of the Superior Court of Muscogee County, Georgia, in Deed Book 102 at Page 258.

        Also all improvements and all appurtenances installed or located on the above-described property.

        5. All that lot, tract or parcel of land situate, lying and being in land Lots Fifty-Six (56) and Sixty-Five (65) in the Eighth District of Muscogee County, Georgia, shown and designated as "4.385 Ac. Tract 'A'" on a map or plat entitled "Survey for Gas Light Company of Columbus, Part of Land Lots 56 & 65, 8th District, Muscogee County, Georgia" made by Aldridge, Moon & King, Civil Engineers, 14 June, 1957, said lot, tract or parcel of land being particularly described as follows: BEGINNING at a concrete monument placed on the western side of Whitesville Road 128.84 feet, measured along said side of said road, southeasterly from an iron stake located at the intersection of the north line of said land Lot No. Fifty-six (56) with the western side of said Whitesville Road, and from said beginning point running thence south 27 degrees 52 minutes east, along the western side of Whitesville Road, 343.8 feet to a concrete monument located on the northwestern side of Central of Georgia Railroad right-of-way south 28 degrees 29 minutes west, along the northwestern side of said railroad right-of-way 419.82 feet to an iron stake; thence running north 27 degrees 52 minutes west 749.26 feet to an iron stake; thence running north 88 degrees 27 minutes east 389.91 feet to the concrete monument which marks the point of beginning - containing 4.385 acres, more or less.

        Also all improvements and all appurtenances installed or located on the above-described property.

        6. All that lot, tract or parcel of land situate, lying and being in land Lots two hundred thirty-three (233), two hundred thirty-four (234), two hundred sixty-five (265) and two hundred sixty-six (266) in the Nineteenth District of Muscogee
County, Georgia, shown and designated as "Tract 'A' 26.00 Ac." and "Tract 'B'
26.00 Ac." on a survey entitled "Survey for Gas Light Company of Columbus, Part of Land Lots 233, 234, 265 & 266, 19th District, Muscogee County, Georgia" made by Moon, Meeks & Patrick, Inc., Civil Engineers, 19 February 1973, said lot, tract or parcel of land being particularly described as follows:

        Beginning at an iron stake on the west side of Hamilton Road which is 2299.48 feet south of the southwest corner of the intersection of Hamilton Road and Wooldridge road measured along the west side of Hamilton Road, from said beginning point running thence south 10 degrees 29 minutes east along the west side of Hamilton Road a distance of 60.44 feet to an iron stake; running thence south 86 degrees 28 minutes west a distance of 888.42 feet to an iron stake; running thence south 06 degrees 54-1/2 minutes west a distance of 952.47 feet to an iron stake; running thence south 87 degrees 44-1/2 minutes west a distance of 503.29 feet to an iron stake; running thence south 87 degrees 42 minutes west a distance of 348.70 feet to an iron stake; running thence south 87 degrees 57-1/2 minutes west a distance of
    111.62 feet to an iron stake; running thence south 87 degrees 55 minutes west a distance of 1125.86 feet to an iron stake; running thence north 23 degrees 09 minutes west a distance of 573.78 feet to an iron stake; running thence south 86 degrees 51 minutes west a distance of 60.71 feet to an iron stake; running thence north 02 degrees, 48-1/2 minutes west a distance of
    396.44 feet to an iron stake; running thence north 86 degrees 15 minutes east a distance of 2502.72 feet to an iron stake; running thence north 86 degrees 28 minutes east a distance of 888.19 feet to the iron stake at the point of beginning.

    Also all improvements and all appurtenances installed or located on the above-described property.

    7. All that tract or parcel of land situate, lying and being in the City of Columbus, County of Muscogee and State of Georgia and known and designated in the plan of said City as the North Half of City Lot 371 as shown upon a map or plat of said property entitled "Part of City Lots 369, 370, 371 and 372, Columbus, Muscogee County, Georgia," prepared by J. Dayton Willis, C. E., dated March 5, 1964, and recorded in Plat Book 32, folio 90, in the office of the Clerk of the Superior Court of Muscogee County, Georgia, and being more particularly described as follows:

        Beginning at an iron pin located on the easterly margin of Third Avenue at the southwesterly corner of the North Half of City Lot 371 and a distance of 223.72 feet in a northerly direction along said easterly margin of Third Avenue from a drill hole located at the point where said easterly margin of Third Avenue intersects the northerly margin of Fourteenth Street and from said point of beginning running thence north 88 degrees 26 minutes east a distance of one hundred forty-eight and seventy-four hundredths (148.74) feet to an iron pin located on the line dividing said City Lot 371 and City Lot 372; thence north 01 degree 30 minutes west a distance of seventy-four and ninety-six hundredths (74.96) feet to an iron pin located at the northeasterly corner of said City Lot 371; thence south 88 degrees 21 minutes west along the line dividing said City Lot 371 and City Lot 370 a distance of one hundred forty-eight and eighty-seven hundredths (148.87) feet to an iron pin located on the easterly margin of Third Avenue at the northwesterly corner of said City Lot 371; thence south 01 degree 34 minutes east along said easterly margin of Third Avenue a distance of seventy-four and eighty-nine hundredths (74.89) feet to the point of beginning.

        8. All that tract or parcel of land lying and being in the City of Columbus, County of Muscogee, State of Georgia, and being Parts of City Lots Three Hundred Sixty-eight (368) and Three Hundred Sixty-nine (369), and more particularly described as follows:

        Beginning at a drill hole in the sidewalk on the west line of Fourth Avenue located 144.68 feet south, as measured along the west line of Fourth Avenue from the iron stake at the intersection of the west line of Fourth Avenue and the South line of Fifteenth Street; running thence south 02 degrees 30 minutes east and along the west line of Fourth Avenue a distance of 71.64 feet to a drill hole in sidewalk; running thence south 87 degrees 25 minutes west a distance of 149.41 feet to an iron stake on the west line of City Lot number Three Hundred Sixty-nine (369); running thence north 02 degrees 30 minutes west and along the west line of City Lot number Three Hundred Sixty-nine (369) and Three Hundred Sixty-eight (368) a distance of
    71.64 feet to an iron stake; thence north 87 degrees 25 minutes east a distance of 149.41 feet to the drill hole in sidewalk at the point of beginning. The foregoing property is shown on a map or plat dated January 26, 1960 entitled "Part of City Lots Three Hundred Sixty-eight (368) and Three Hundred Sixty-nine (369)", prepared by Aldridge, Moon & King, Civil Engineers, and recorded in Plat Book 23, folio 66, in the office of the Clerk of the Superior Court, Muscogee County, Georgia.

        9. All that tract or parcel of land situate, lying and being in the City of Columbus, Muscogee County, Georgia, and being parts of City Lots numbered 367 and 370, and being more particularly described as follows:

        Commencing at a point on the east side of Third Avenue, which said point is 104.68 feet south of the southeasternmost corner of an intersection formed by Third Avenue and Fifteenth Street, and which said point marks the Beginning point of on the East side of Third Avenue running thence north 88 degrees 39 minutes east 148.65 feet to an iron stake; thence running south 01 degree 30 minutes east 63.97 feet to a second iron stake; thence running south 88 degrees 21 minutes west 148.65 feet to a drill hole in a stone marker on the east side of Third Avenue; thence running north long the east side of Third Avenue 01 degree 30 minutes west 64.75 feet to the point of beginning. The foregoing property is shown on a map or plat prepared by Abram Siegel on August 26, 1957, and recorded in Plat Book 21, folio 88, in the office of the Clerk of the Superior Court of Muscogee County, Georgia.

        10. All that tract or parcel of land, lying and being in Columbus, Muscogee County, Georgia, and being the part of City-lots Nos. 369 and 370 on which the residence, No. 1424 - Third Avenue, stands, and more particularly described as follows:

              Beginning at the southwest corner of City-lot No. Three Hundred Seventy (370), running thence, north, along the east side of Third Avenue, Eighty (80) feet; thence east, across City-lot No. Three Hundred Seventy (370), and across City-lot No. Three Hundred Sixty-nine
        (369), to Fourth Avenue; thence south, along the west side of Fourth Avenue, to the south line of City-lot No. Three Hundred Sixty-nine
        (369); thence west to the point of beginning.

        11. All that tract or parcel of land situate, lying and being in the City of Columbus, Muscogee County, Georgia, and being known and designated as part of City Lot 372 of the original survey of the City of Columbus, and contained within the following metes and bounds, to-wit:

              Commencing at a drill hole in the sidewalk on the westerly side of Fourth Avenue two hundred fifty six and sixty one one-hundredths (256.61) (as measured along the westerly side of Fourth Avenue) northerly of the point of intersection of the westerly side of Fourth Avenue with the northerly side of 14th Street, and from said beginning point running thence south 88 degrees 25 minutes west a distance of one hundred forty nine and fifty hundredths (149.50) feet to an iron stake located on the dividing line between City Lots 371 and 372; running thence north 01 degree 26 minutes west along the dividing line between said City Lots 371 and 372 a distance of forty three and seventeen hundredths (43.17) feet to an iron stake located at the northwesterly corner of said City Lot 372; thence north 88 degrees 25 minutes east along the dividing line between City Lots 372 and 369 a distance of one hundred forty nine and forty five hundredths (149.45) feet to a drill hole in the sidewalk on the westerly side of Fourth Avenue; thence south 01 degree 30 minutes east along the westerly side of Fourth
        Avenue a distance of forty three and seventeen hundredths (43.17) feet to the point of beginning, and being shown on a map or plat made by Aldridge, Moon & King, Civil Engineers, dated January 19, 1959 and recorded in the office of the Clerk of the Superior Court of Muscogee County, Georgia in Plat Book 21, folio 18.

        12. All that lot, tract or parcel of land situate, lying and being in the City of Columbus, Muscogee County, Georgia, and known in the plan of said City as the South half of City Lot 371, and being more particularly described as follows:

              Commencing at an iron on the East side of Third Avenue one hundred fifty and twenty five one-hundredths (150.25) feet North of an "X" cut in the sidewalk in the Northeast corner of the intersection of Fourteenth Street and Third Avenue, thence running North 02 degrees 30 minutes West a distance of seventy three and nine tenths (73.9) feet to an iron; thence North 87 degrees 31 minutes West a distance of one hundred forty eight and five tenths (148.5) feet to the point of beginning.
    Situate on said property is house numbered 1412 Third Avenue according to the present system of numbering houses in the City of Columbus, Georgia.

                           IN RUSSELL COUNTY, ALABAMA

        1. That certain six inch steel natural gas pipe line and that certain ten inch steel natural gas pipe line parallel to each other and situate, lying and being in Russell County, Alabama, each said line running from the metering station of Southern Natural Gas Company known as the Fort Benning, Georgia metering station and located in said Russell County, Alabama, on the East side of Brickyard Road near Phenix City, Alabama, and near Southern Natural Gas Company's Dixie Brick Company metering station, and extending from said Southern Natural Gas Company's Fort Benning, Georgia metering station in a general Southeasterly direction a distance of 14,170 feet, more or less, to the West side of the Alabama-Georgia State Line, at which point said lines connect with the natural gas pipe line of the United States of America which latter line runs across the Alabama-Georgia State Line, crosses the Chattahoochee River and runs into and across the Fort Benning, Georgia military reservation; together with a river crossing header including two valves with extended stem, valve pit and valve operating tower, and all line loops; also, together with all easements, licenses and privileges granted by the owners of property over, through or under which said lines and appurtenances extend, including, without limitation, the following rights of way originally conveyed by the Trustees of Southern Natural Gas Company to Georgia Power Company:

    Deed from Dixie Brick Company, a corporation, dated September 27, 1933, and recorded in the office of the Probate Judge of Russell County, Alabama, in Volume 6 of Deeds, at page 319.

    Deed from Bessie Neill Bickerstaff, dated September 28, 1933, and recorded in the office of the Probate Judge of Russell County, Alabama, in Volume 6 of Deeds, at page 317.

    Deed from Wm. J. Bickerstaff, dated September 28, 1933, and recorded in the office of the Probate Judge of Russell County, Alabama, in Volume 6 of Deeds, at page 317.

    Deed from C. M. Brennan and wife, Mary S. Brennan, dated September 28, 1933 and recorded in the office of the Probate Judge of Russell County, Alabama, in Volume 6 of Deeds, at page 318.

    Deed from Minnie L. Flournoy, individually and as executrix of the T. M. Flournoy Estate, dated September 28, 1933, and recorded in the office of the Probate Judge of Russell County, Alabama, in Volume 6 of Deeds, at page 320.

                                                               [CONFORMED COPY]

                       FOURTEENTH SUPPLEMENTAL INDENTURE


                           Dated as of March 1, 1987

                                _______________


                           UNITED CITIES GAS COMPANY

                                       to

                  CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO

                                      and

                                  M. J. KRUGER
                                    TRUSTEES

                                _______________

                      Supplementing Indenture of Mortgage

                           Dated as of July 15, 1959

                                      and

                    Creating First Mortgage Bonds, Series N,
                            8.69%, Due March 1, 2002
                                      and
                        First Mortgage Bonds, Series O,
                          8.75%, Due November 1, 1991

     THIS FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of March 1, 1987, made by and between UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter called the "Company"), whose address is 5300 Maryland Way, Brentwood, Tennessee 37027, party of the first part, and CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office at 30 North LaSalle Street, Chicago, Illinois 60693 (hereinafter called the "Trustee"), and M. J. KRUGER, residing in the City of Chicago, Illinois (the Trustee and M. J. Kruger being hereinafter collectively referred to as the "Trustees"), parties of the second part.

                                   RECITALS:

     The background of this Fourteenth Supplemental Indenture is:

        A. The Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 (hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage, warrant to, the said Trustees, and each of them, and their respective successors and assigns, and create a security interest in, certain property of the Company in said Original Indenture more particularly described for the security of all First Mortgage Bonds issued and to be issued thereunder.

        B. On September 1, 1961, City National Bank and Trust Company of Chicago was merged with Continental Illinois National Bank and Trust Company of Chicago, a national banking association, which thereupon became corporate trustee under the Indenture as provided therein, and on October 15, 1966, Ray F. Myers became individual trustee under the Indenture as successor to R. Emmett Hanley, resigned, and on March 15, 1981, M. J. Kruger became individual trustee under the Indenture as successor to Ray F. Myers, resigned.

        C. The Company has heretofore executed and delivered thirteen supplemental indentures to the Original Indenture, designated as First through Thirteenth (the Original Indenture and all supplemental indentures, including this Fourteenth Supplemental Indenture, being herein called the "Indenture"), for the purpose of subjecting to the lien of the Indenture certain additional property heretofore and hereafter acquired by the Company, creating additional series of First Mortgage Bonds, and amending and supplementing the Indenture in certain respects.

        D. There have been issued under the Indenture various series of First Mortgage Bonds designated as Series A through M, inclusive, of which $17,581,371.95 in aggregate principal amount are outstanding as of March 2, 1987.

        E. The Company desires to create two new series of bonds to be issued under and secured by the Indenture to be designated as "First Mortgage Bonds, Series N, 8.69%, due March 1, 2002", to be limited to $20,000,000 in aggregate principal amount and First Mortgage Bonds, Series O, 8.75%, due November 1, 1991, to be limited to $1,635,987 in aggregate principal amount.

        F. The Company also desires to subject to the lien of the Indenture certain additional property, including properties acquired by the Company as a result of its merger with Tennessee-Virginia Energy Company and Town Gas Company of Illinois, which are not of the type reserved and excepted from the lien of the Original Indenture.

        G.   All things necessary to make  the Series N bonds and the   Series
     O bonds, when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and security of the Indenture, and to make this Fourteenth Supplemental Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the issue of Series N bonds and the Series O bonds, as herein provided, has been in all respects duly authorized.

     NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE 1

                        MORTGAGE OF ADDITIONAL PROPERTY

     Section 1.01. The Company in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has heretofore irrevocably granted, conveyed, mortgaged, warranted, and granted a security interest to, the Trustees, and by these presents does hereby irrevocably grant, convey, mortgage, warrant to, the Trustees and each of them, and to their successors in said trust forever, and grant a security interest in, the property described as follows:

        I. All lands and rights and interests therein (including fixtures), both fee and leasehold, now owned or hereafter acquired by the Company, including, without limitation, those more specifically described in Schedule A hereto;

        II. All improvements, pipelines, plants, buildings, machinery and equipment and gas distribution systems now owned or hereafter acquired by the Company, including without limitation, those more specifically described in Schedule A hereto;

        III. All rights appertaining to any and all the foregoing property, and all gas purchase contracts and other contracts, rights and franchises, including without limitation, those more specifically described in Schedule A hereto, and all leases, indeterminate permits, certificates of convenience and necessity, rights of way, easements, privileges, tenements, appurtenances, licenses and permits used by or useful to the Company in the operation of its business, whether now owned or hereafter acquired, and, subject to the provisions of Section 7.01 of the Original Indenture, all income and earnings arising out of the mortgaged property, including rents, issues and profit arising during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture; and

        IV. All property, real, personal and mixed, whether or not hereinabove or in Schedule A specifically described, which the Company now owns and all such property which it may hereafter acquire.

     SUBJECT to such liens and encumbrances as are of the character specified in Section 3.09 of the Original Indenture;

     BUT SPECIFICALLY RESERVING AND EXCEPTING from the foregoing grant:

     A. All cash, notes, bills and accounts receivable not specifically pledged under the Indenture;

     B. All stocks, bonds and securities not specifically pledged under the Indenture;

     C. All merchandise held for resale and consumable materials and supplies;

     D.  The last day of the term of each leasehold estate;

     E.  All automotive equipment; and

     F.   All inventory of pipe, meters and equipment.

     TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Original Indenture.

     IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Original Indenture, without preference or priority of any series of bonds or of any bonds within a series over any of the other bonds by reason of priority of time of maturity or of the negotiation thereof or otherwise.

                                   ARTICLE 2

                                 SERIES N BONDS

     Section 2.01. Creation of Series N Bonds. There is hereby created for issuance under the Indenture a series of bonds, limited to the aggregate principal amount of $20,000,000, to be designated as "First Mortgage Bonds, Series N, 8.69%, Due March 1, 2002" (herein called "Series N bonds"). The Series N bonds shall, subject to the provisions of Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from the date of authentication and delivery, shall mature March 1, 2002, and shall bear interest at the rate of 8.69% payable semi-annually on March 1 and September 1 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 9.69% per annum, the interest on each Series N bond to be payable at the principal office of the Trustee in Chicago, Illinois, or, at the option of the person entitled thereto, in accordance with the instructions of such person submitted in writing to the Company and the Trustee.

     Section 2.02. Form of Series N Bonds. The Series N bonds shall be issued only as fully registered bonds without coupons, in denominations of $100,000 and multiples thereof, to the extent practicable, substantially in the form set forth in Exhibit A hereto, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate to reflect the terms of such bonds.


     Section 2.03. Redemption of Series N Bonds. The Series N bonds shall be subject to redemption as hereinafter provided:

        (a) The Series N bonds are required to be redeemed on each Series N sinking fund payment date through application of cash deposited with the Trustee for the sinking fund for the Series N bonds provided for in
     Section 2.04 hereof, together with interest accrued thereon to the date fixed for redemption.

        (b) At the option of the Company at any time on or after March 1, 1997, the Series N bonds may be redeemed at the following redemption prices (expressed as a percentage of the principal amount to be redeemed) together with interest accrued thereon to the date of redemption:

         IF REDEEMED DURING THE                        REDEMPTION
        12 MONTHS ENDING MARCH 1                         PRICE
                1998                                   102.483%
                1999                                   101.862
                2000                                   101.241
                2001                                   100.621
                2002                                   100.000

        (c) The Series N bonds may be redeemed by application of cash deposited with the Trustee in accordance with the provisions of Section
     3.14 or 7.05 of the Original Indenture at the following redemption prices (expressed as a percentage of the principal amount to be redeemed) together with interest accrued thereon to the date of redemption:


             IF REDEEMED DURING THE                 REDEMPTION
            12 MONTHS ENDING MARCH 1                  PRICE
                   1988                               108.690%
                   1989                               108.069
                   1990                               107.448
                   1991                               106.827
                   1992                               106.207
                   1993                               105.586
                   1994                               104.965
                   1995                               104.345
                   1996                               103.724
                   1997                               103.103
                   1998                               102.482
                   1999                               101.862
                   2000                               101.241
                   2001                               100.620
                   2002                               100.000

     Section 2.04. Series N Bond  Sinking Fund.  (a) So long as any  Series
N bonds shall remain outstanding, the Company shall deposit with the Trustee as and for a sinking fund for the retirement of Series N bonds cash in the amount of $2,000,000 on March 1 of each of the years 1993 through 2002, inclusive (each such date being herein called a "Series N sinking fund payment date").

     (b)   The Company may at its option increase the amount deposited in the Series N bond sinking fund on any Series N sinking fund payment date by an additional amount not exceeding the amount the Company is required to deposit on such Series N sinking fund payment date; provided, however, the aggregate principal amount of Series N bonds redeemed pursuant to this paragraph (b) shall not over the life of the Series N bonds exceed $5,000,000. The right of the Company to increase a sinking fund deposit on any Series N
sinking  fund payment  date  shall be noncumulative.   All deposits  made by
the Company under this paragraph (b) shall be in units of $100,000 or an integral multiple in excess thereof.

     (c) The aggregate principal amount of Series N bonds redeemed pursuant to the foregoing paragraph (b) of this Section 2.04 shall be credited against the amount which the Company is required to deposit in the Series N bonds sinking fund on each Series N sinking fund payment date in the inverse chronological order of such sinking fund dates.

     Section  2.05. Issuance  of Series  N  Bonds.   Upon the  execution
and delivery of this Fourteenth Supplemental Indenture and upon compliance with the provisions of the Indenture, the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to, or upon the written order of, the President or Treasurer of the Company, Series N bonds in an aggregate principal amount not exceeding $20,000,000.

                                   ARTICLE 3

                                 SERIES O BONDS

     Section 3.01. Creation of Series O Bonds. There is hereby created for issuance under the Indenture, a series of bonds, limited to the aggregate principal amount of $1,635,987, to be designated as "First Mortgage Bonds, Series O, 8.75%, Due November 1, 1991" (herein called "Series O bonds").
The Series O bonds shall, subject to the provisions of Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from the date of authentication and delivery, shall mature November 1, 1991, and shall bear interest at the rate of 8.75% payable semi-annually on May 1 and November 1 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 9.75% per annum, the interest on each Series O bond to be payable at the principal office of the Trustee in Chicago, Illinois, or, at the option of the person entitled thereto, in accordance with the instructions of such person submitted in writing to the Company and the Trustee.

     Section 3.02.  Form of  Series  O Bonds.   The  Series O  bonds shall
be issued only as fully registered bonds without coupons, in denominations of $100,000 and multiples thereof, to the extent practicable, substantially in the form set forth in Exhibit A hereto, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate to reflect the terms of such bonds.

     Section 3.03. Redemption of Series O Bonds. The Series O bonds shall be subject to redemption as hereinafter provided:

        (a) The Series O bonds are required to be redeemed on each Series O sinking fund payment date through application of cash deposited with the Trustee for the sinking fund for the Series O bonds provided for in
     Section 3.04 hereof, together with interest accrued thereon to the date fixed for redemption.

        (b) At the option of the Company at any time the Series O bonds may be redeemed at a price equal to 100% of the principal amount thereof together with interest accrued thereon to the date of redemption.

     Section 3.04. Series O Bond Sinking Fund. So long as any Series O bonds shall remain outstanding, the Company shall deposit with the Trustee as and for a sinking fund for the retirement of Series O bonds cash in an amount set forth opposite the applicable Series O sinking fund payment date (each such date being herein called a "Series O sinking fund payment date"):

            SERIES O SINKING              AMOUNT OF SINKING
            FUND PAYMENT DATE               FUND PAYMENT
            November 1, 1987                  $223,370
            November 1, 1988                   249,018
            November 1, 1989                   274,665
            November 1, 1990                   299,731

     Section 3.05. Issuance  of  Series O  Bonds.   Upon  the execution and
delivery of this Fourteenth Supplemental Indenture and upon compliance with the provisions of the Indenture, the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to or upon the written order of the President or Treasurer of the Company, Series O bonds in an aggregate principal amount not exceeding $1,635,987.

                                   ARTICLE 4

                      PROVISIONS APPLICABLE TO REDEMPTION
                            OF SERIES N AND O BONDS

     Section 4.01. The provisions of this Article 4 shall be applicable to the Series N and O bonds. Except as hereinafter provided, Series N and O bonds shall be redeemed upon the notice, in the manner and with the effect provided in
Article 4 of the Original Indenture.

    Section 4.02. In the case of all sinking fund redemptions, on or before the thirtieth day prior to each sinking fund payment date, the Trustee shall proceed to select for redemption in the manner provided herein, bonds of the series for which a sinking fund payment is to be made in the aggregate principal amount which are redeemable with the cash to be deposited with the Trustee on the next following sinking fund payment date, and in the name of the Company shall give notice as may be required by Article 4 of the Indenture of the redemption for the sinking fund on such sinking fund payment date of the bonds so selected.

     All sinking fund payments received by the Trustee shall be held by the Trustee as security for bonds of the series for which such sinking fund payment is made, and shall be applied by the Trustee on the respective sinking fund payment dates to the redemption of outstanding bonds of such series in the manner and with the effect specified herein; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee, in cash, all unpaid interest accrued on the bonds to be redeemed through the operation of said sinking fund to the date fixed for redemption.

     Section 4.03. Notwithstanding any provisions of Article 1 and Article 4 of the Original Indenture:

        (a) if less than all outstanding Series N bonds or Series O bonds are to be redeemed, the aggregate principal amount of Series N bonds or Series O bonds to be redeemed shall be apportioned by the Trustee pro rata among the holders of the bonds of the series to be redeemed, in the proportion that the aggregate principal amount of such bonds so to be redeemed held by each such holder bears to the aggregate principal amount of bonds of such series to be redeemed then outstanding with adjustments to the extent practicable, to equalize for any prior redemptions not in such proportion, and

        (b) in the event of the payment of a portion of the principal amount of any Series N bond or Series O bond, payment shall be made to or upon the order of the holder of such bond without requiring presentation or surrender of such bond if there shall be filed with the Trustee a certificate of the Treasurer of the Company stating that the holder of such bond (or the person for whom such holder is a nominee) and the Company have entered into a written agreement that payment of any portion of such bond may be made to the registered holder thereof without presentation or surrender thereof, that such holder will not sell, transfer or otherwise dispose of any such bond unless it shall have caused notation to be made thereon of the portion of the principal amount thereof which has been paid and the last interest payment date to which interest has been paid and prior to the delivery thereof such bond shall have been presented to the Trustee for inspection or surrendered in exchange for a new bond or bonds of the same series in aggregate principal amount equal to the unpaid portion of the bond presented to the Trustee.

                                   ARTICLE 5

                              ADDITIONAL COVENANTS

     Section 5.01. Application of Section 1.15 of Original Indenture.   So
long as any Series N bonds or Series O bonds remain outstanding, the provision of Section 1.15 of the Original Indenture (relating to mutilated, lost, stolen, or destroyed bonds) which are expressed to be applicable to bonds of Series A shall also be applicable to the Series N bonds and Series O bonds and the holders thereof.

     Section 5.02. So long as any Series N bonds shall be outstanding under the Indenture, the Company covenants and agrees that moneys deposited with the Trustee pursuant to Sections 3.14, 7.02 or 7.03 of the Indenture will be withdrawn by the Company within, in the case of moneys deposited pursuant to Sections 7.02 and 7.03, two years or, in the case of moneys deposited pursuant Section 3.14, twelve months, from the date of deposit of such moneys if the Company shall have a Gross Amount of Property Additions available for such purpose.

     Section 5.03. Restricted Payments. So long as any Series N  bonds or
Series O bonds remain outstanding, the Company will not declare or pay any dividends on shares of its common stock (except dividends payable solely in shares of common stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of common stock (except out of the net cash proceeds derived from the issuance of other shares of common stock), or make any other distribution on shares of common stock (such non-excepted declarations, payments, purchases, redemptions or other acquisitions and distributions, being hereinafter called "Restricted Payments"), unless after giving effect thereto the aggregate amount of all such Restricted Payments made during the period from December 31, 1985 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $9,000,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends for such period.

     Section 5.04. Certain Definitions. As used in this Article 5, the following terms shall have the following meanings:

        "Consolidated Net Income Available for Common Stock Dividends" for any period shall mean the net income of the Company and its Subsidiaries for such period available for dividends on capital stock, after deducting therefrom dividends paid and accrued during such period on preferred stock, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any Subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible, and deductions for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.

        "Subsidiary" shall mean any corporation of which more than 50% of the outstanding Voting Stock is owned by the Company. As used herein the term "Voting Stock" shall mean stock or similar interests of any class or classes (however designated) the holders of which are generally and ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such corporation.

                                   ARTICLE 6

                        AMENDMENTS TO ORIGINAL INDENTURE

     Section 6.01. Section 6.02 of the Original Indenture is hereby amended by deleting the phrase "rate of 6% per annum" from the fifth line of said Section and substituting in its stead the phrase "rate of the greater of 6% per annum or the rate or rates, if any, of interest payable on overdue installments of principal or interest specified in respect of each series of bonds in the form of bond for such series."

     Section 6.02. Paragraph (c) of Section 6.05 of the Original Indenture is hereby amended by deleting the phrase "rate of 6% per annum" from the third line of said paragraph and substituting in its stead the phrase "rate of the greater of 6% per annum or the rate or rates, if any, of interest payable on overdue installments of principal or interest specified in respect of each series of bonds in the form of bond for such series."

     Section 6.03. Section 6.07 of the Original Indenture is hereby amended by deleting the phrase "said rate of 6% per annum" from the sixth line of said Section and substituting in its stead the phrase "the rate of the greater of 6% per annum or the rate or rates, if any, of interest payable on overdue installments of principal or interest specified in respect of each series of bonds in the form of bond for such series."

                                   ARTICLE 7

                                 MISCELLANEOUS

     Section 7.01. Incorporation of Original Indenture. This Fourteenth Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and all terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another series or as herein otherwise provided, shall apply to and be deemed to be for the equal benefit, security and protection of the Series N bonds and the Series O bonds and the holders thereof. All terms used in this Fourteenth Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

     Section 7.02. Successors and Assigns. Whenever in this Fourteenth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Fourteenth Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     Section 7.03. Multiple Counterparts. This Fourteenth Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary and the said Continental Illinois National Bank and Trust Company of Chicago, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be affixed and attested by a Trust Officer, and said M. J. Kruger, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

                                UNITED CITIES GAS COMPANY

                                By      /s/   JAMES B. FORD
                                  -----------------------------------
                                  Senior Vice President and Treasurer

[CORPORATE SEAL]

ATTEST:

       /s/   GLENN R. KING
- --------------------------------
             Secretary

Witnesses as to United Cities Gas
  Company:

       /s/   ANITA L. HUGHES
- --------------------------------

       /s/   BARBARA K. GIANOTTI
- --------------------------------

                                      CONTINENTAL ILLINOIS NATIONAL BANK
                                        AND TRUST COMPANY OF CHICAGO,
                                                          as Trustee

                                        By    /s/   J. MULL
                                          ----------------------------
                                              Vice President
[CORPORATE SEAL]

ATTEST:

  /s/   GEORGE N. REAVES
  ----------------------
      Trust Officer

Witnesses as to Continental Illinois
  National Bank and Trust Company
  of Chicago and M. J. Kruger:

       /s/   ROBERT K. THOMPSON
      ---------------------------

       /s/   ALICE K. GREENHOUSE        /s/   M. J. KRUGER       (SEAL)
      ---------------------------      --------------------------
                                              M. J. Kruger

STATE OF TENNESSEE)
                  )  SS.
COUNTY OF DAVIDSON)

     I, TERESA CHURCH, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 10th day of March, 1987, personally appeared before me James B. Ford and Glenn R. King, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Senior Vice President and Treasurer and Secretary, respectively, of United Cities Gas Company, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said Senior Vice President and Treasurer and Secretary acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 10th day of March, 1987.

                                             /s/   TERESA CHURCH
                                       ----------------------------------
                                          Notary Public in and for the
                                           County and State aforesaid

[NOTARIAL SEAL]

My commission expires 4/17/88

STATE OF ILLINOIS)
                 )  SS.
COUNTY OF COOK   )

     I, Mary Recchia, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 9th day of March, 1987, personally appeared before me J. C. Mull and George N. Reaves, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are Vice President and Trust Officer, respectively, of Continental Illinois National Bank and Trust Company of Chicago, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said J. C. Mull and George N. Reaves acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 9th day of March, 1987.

                                            /s/   MARY RECCHIA
                                     ----------------------------------
                                       Notary Public in and for the
                                       County and State aforesaid
[NOTARIAL SEAL]

My commission expires March 13, 1990

STATE OF ILLINOIS)
                 )  SS.
COUNTY OF COOK   )


     I, Mary Recchia, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 9th day of March, 1987, personally appeared before me M. J. Kruger, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 9th day of March, 1987.

                                         /s/   MARY RECCHIA
                                   --------------------------------
                                     Notary Public in and for the
                                      County and State aforesaid
[NOTARIAL SEAL]

My commission expires March 13, 1990


STATE OF TENNESSEE)
                  )  SS.
COUNTY OF DAVIDSON)

    Personally appeared before me ANITA L. HUGHES, who, being duly sworn, says that she saw the corporate seal of UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that she also saw James B. Ford, Senior Vice President and Treasurer, and Glenn R. King, Secretary of said United Cities Gas Company, sign and attest the same, and that she, with BARBARA K. GIANNOTTI, witnessed the execution and delivery thereof as the act and deed of said United Cities Gas Company.

                                             /s/   ANITA L. HUGHES
                                            -------------------------
                                                     Witness
[NOTARIAL SEAL]

Sworn to before me this 10th day of
March, 1987.

         /s/   TERESA CHURCH
  ---------------------------------
    Notary Public in and for the
    County and State aforesaid

My commission expires 4/17/88

STATE OF ILLINOIS)
                 )  SS.
COUNTY OF COOK   )

     Personally appeared before me Robert K. Thompson, who, being duly sworn, says that he saw the corporate seal of the CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO affixed to the foregoing instrument and that he also saw J. C. Mull, Vice President, and George N. Reaves, Trust Officer of said Continental Illinois National Bank and Trust Company of Chicago, sign and attest the same, and that he, with Alice K. Greenhouse, witnessed the execution and delivery thereof as the act and deed of said Continental Illinois National Bank and Trust Company of Chicago.

                                                 /s/   ROBERT K. THOMPSON
                                               -----------------------------
                                                          Witness
[NOTARIAL SEAL]

Sworn to before me this 9th day of
March, 1987.

      /s/   MARY RECCHIA
- --------------------------------
   Notary Public in and for the
   County and State aforesaid

My commission expires March 13, 1990


STATE OF ILLINOIS)
                 )  SS.
COUNTY OF COOK   )

    Personally appeared before me Robert K. Thompson, who, being duly sworn, says that he saw the within named M. J. Kruger sign, seal, and as his act and deed, deliver the foregoing instrument and that he, with Alice K. Greenhouse, witnessed the execution thereof.

                                             /s/   ROBERT K. THOMPSON
                                            --------------------------
                                                     Witness
[NOTARIAL SEAL]

Sworn to before me this 9th day of
March, 1987.

      /s/   MARY RECCHIA
- ------------------------------------
    Notary Public in and for the
    County and State aforesaid

My commission expires March 13, 1990

                                                                      EXHIBIT A

            Form of Series N and O Bonds and Trustee's Certificate

                          UNITED CITIES GAS COMPANY

FIRST MORTGAGE BOND, SERIES ____, ____ %, DUE _______________ ___, ____

No. R                                                               $________

     For value received, UNITED CITIES GAS  COMPANY, a corporation of the
State  of Illinois and the Commonwealth of  Virginia (hereinafter, with its
successors and assigns, generally called  the    "Company"), hereby promises to
pay  to ______________________________________________________________________
____________________________________________________________________________
________________________________________________________ or registered assigns, on _____________________, or earlier as hereinafter referred to, the sum of ___ ________________________________________ at the principal office in Chicago,
Illinois, of CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the "Trustee"), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon, from the date hereof, at the rate of _____ percent (_____%) per annum, at said office, semi-annually on ___________ and ___________ in each year until the principal sum hereof shall have become due and payable and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of _____ percent (_____%) per annum.

     This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, of a series designated First Mortgage Bonds, Series __, ____%, Due __________________, all such bonds of this series and all other series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "Indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Illinois National Bank and Trust Company of Chicago as Corporate Trustee) and R. Emmett Hanley (who has been succeeded by M. J. Kruger), as Trustees, to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the Indenture may be made, the terms and conditions upon which bonds of all series are or are to be issued and secured, the rights and remedies under the Indenture of the holders of said bonds, the terms and conditions upon which the Indenture may be modified or amended, and the rights and obligations under the Indenture of the Company and of said Trustees; but neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

     The Company is obligated to redeem a portion of the principal amount of this bond pursuant to a sinking fund established for the benefit of the holders of the Bonds of Series __ and certain optional redemptions of the Series __ Bonds may be made by the Company upon the terms and conditions more fully set forth in the Indenture.

     The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

     In certain events, on the conditions, in the manner, at the times, to the extent and with that effect set forth in the Indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, may be called for redemption and payment prior to maturity, on notice given or waived as provided in the Indenture, at the applicable redemption price specified in the Indenture.

     This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond, all in the manner and upon the conditions prescribed in the Indenture.

     Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the Indenture.

     This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the Indenture, until the certificate hereon shall have been signed by the Trustee.

     IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated

                                         UNITED CITIES GAS COMPANY


                                         By ____________________________
                                                   President
ATTEST:


______________________________
          Secretary

                        (FORM OF TRUSTEE'S CERTIFICATE)

     This is one of the bonds, of the series designated therein, referred to in the within-mentioned Indenture.

                                    CONTINENTAL ILLINOIS NATIONAL BANK
                                      AND TRUST COMPANY OF CHICAGO,
                                                                 as Trustee


                                    By ___________________________________
                                             Authorized Officer

                                  SCHEDULE A

                       DESCRIPTION OF MORTGAGED PROPERTY


     The properties referred to in the granting clauses of this Supplemental Indenture include the parcels of real estate or interest therein more specifically described below. Such description is not intended, however, to limit or impair the scope or intention of the general description in the granting clauses of the Original Indenture.

                   PART I--REAL ESTATE AND INTERESTS THEREIN

     Those certain tracts, pieces or parcels of land and interests in real estate situate, lying and being in the respective counties and states set forth below and described as follows:

                               STATE OF ILLINOIS

In Macoupin County, Illinois:

     (1) Beginning at the Southwest Corner of the Northeast Quarter (NE-1/4) of the Southeast Quarter (SE 1/4) of Section Twenty-nine (29), Township Twelve
(12) North, Range Six (6) West, of the Third Principal Meridian; thence
North 0 degrees 2' East a distance of Twenty-three (23) feet; thence
East a distance of one hundred eighty-eight (188) feet, said point being the place of beginning for the land sold in this deed. From said beginning point North Twenty-five (25) feet; thence East sixty-four (64) feet two (2) inches; thence South twenty-five (25) feet, thence West sixty-four (64) feet two (2) inches to the place of beginning, in Girard Township, Macoupin County, Illinois.

     (2)   Beginning at a point  on the North line of Section Number Sixteen
(16) in Township Number Twelve (12) North, Range Number Six (6) West of the Third Principal Meridian, which is 32.9 feet East of the Northwest corner of the Northeast Quarter of Section Number Sixteen (16) Township Number Twelve
(12) North, Range Number Six (6), which said point is located at the intersection of the East right-of-way of the Illinois Traction Right-of-Way and the intersection of the North line of said Section Sixteen (16), and running thence Southwesterly along the East right-of-way line of said Illinois Traction Railroad a distance of two thousand ninety-four (2094) feet, thence Easterly a distance of one hundred sixty-eight (168) feet to the West right-of-way line of the Old Chicago, Burlington and Quincy Railroad, the angle thus being formed by the Southwesterly description and the Easterly description being 81 degrees 40'; thence Northeasterly along the West right-of-way line of the Old Chicago, Burlington and Quincy Railroad a distance of two thousand ninety-four (2094) feet to the point where said West right-of-way line intersects the North line of Section Number Sixteen (16); thence West along the North line of said Section Number Sixteen (16) a distance of eighty-four (84) feet; thence Southerly and parallel with the West right-of-way line of the Old Chicago, Burlington and Quincy Railroad a distance of Ninety (90) feet; thence West and parallel with the North line of said Section 16 a distance of 90 feet; thence North and parallel with the East right-of-way line of the Illinois Traction

Railroad a distance of Ninety (90) feet to the North line of said Section Number Sixteen (16); thence West along the North line of said Section Number Sixteen (16) a distance of Twenty-five (25) feet to the place of beginning, situated in the County of Macoupin and State of Illinois, except coal.

In Massac County, Illinois:

     (1) Part of Lot 646 in Block 52 of the City of Metropolis, as per recorded plat thereof, more particularly described as follows: Beginning at the Southwest corner of said lot, thence East along the South line of said lot a distance of 120 feet to the Southeast corner of said lot, thence North along the East line of said lot a distance of 55 feet to a point, thence West on a line parallel with the South line of said lot a distance of 40 feet to a point, thence South at right angles a distance of 6 feet 4 inches to a point, thence West on a line parallel with the South line of said lot a distance of 80 feet to the West line of said lot, thence South along the west line of said lot a distance of 48 feet 8 inches to the point of beginning. Subject to the provisions of a certain "Supplemental Agreement" between L. F. Parrish and Dorothy V. Parrish, and Bertie Marberry, dated October 31, 1945, with reference to the North wall of building described therein as "present Parrish Building" as the same appears of record in Volume 65 of Deeds at page 82 in the Office of the Recorder of Massac County, Illinois.

     (2) Lot 648 in Block 52 of the City of Metropolis as per recorded plat thereof.

    (3)   Part of the  Northeast Quarter of  the Northeast  Quarter of
Section 14, Township 15 South, Range 3 East of the 3rd P.M. more particularly described as follows: Commencing at a point of beginning in the Eastern monumented right of way line of Federal Aid Secondary Route No. 937
Section 24G that lies approximately 330 feet south of the North line of said
Section 14, said point of beginning monumented by an iron pin located at the intersection of an existing fence line and the Eastern right of way line of Federal Aid Secondary Route No. 937 Section 24G, thence run North 87 degrees 20' 30" East along said fence line 50.05 feet to an iron pin, thence run North on a line parallel to the Eastern right of way line of said Federal Aid Secondary Route 50 feet to an iron pin, thence run South 87 degrees 20' 30" West a distance of 50.05 feet to an iron pin in the Eastern right of way line of said Federal Aid Secondary Route No. 937 Section 24G, thence South 50 feet along the Eastern right of way line of said Federal Aid Secondary Route No. 937
Section 24G to the point of beginning.

In Montgomery County, Illinois:

     (1)  A part  of the Southwest Quarter  (SW 1/4) of  Section Thirty-three
(33), Township Twelve (12) North, Range Five (5) West of the Third Principal Meridian and described as Commencing at a Point, Forty (40) feet South and Ten
(10) feet Easterly of the West Quarter Corner of Section Thirty-three (33), Township Twelve (12) North, Range Five (5) West of the Third Principal Meridian, said point being along the South Right of Way line of State Aid Route 17, running thence Easterly, Fifteen (15) feet; thence South Thirty
(30) feet; thence Westerly, Fifteen (15) feet; thence North Thirty (30) feet, to the

Point of beginning, containing 450 square feet, more or less, situated in the Village of Farmersville, in the County of Montgomery, in the State of Illinois.

     (2) A part of Lot Three (3) in Block One (1) of John M. Waggoner's Addition to the Village of Waggoner and specifically described as follows:
Commencing at the Northwest corner of said Lot Three (3), running thence East Twenty (20) feet along the North line of said lot to a point, thence South parallel to the West line of said lot Twenty-five (25) feet to a point, thence West parallel to the North line of said lot Twenty (20) feet to the West line of said lot, thence North along the West line of said lot to the point of beginning, situated in the County of Montgomery, in the State of Illinois.

In Logan County, Illinois:

     (1)  A tract or parcel of land of approximately one fifty fourth
(1/54th) of an acre, described as beginning Ninety nine (99) feet East of the Southwest (SW) Corner of the southwest one fourth (SW 1/4) of the North east one fourth (NE 1/4) of Section Eighteen (18), thence East Twenty (20) feet, thence North Thirty (30) feet, thence Northwest at a Forty-five (45) degree angle Twenty-eight (28) feet Three (3) inches more or less, to a junction with the East side of the Railroad Right of way, thence South Fifty (50) feet to the point of beginning, in Township Nineteen (19) North, Range Four
(4) West of the Third Principal Meridian, in Corwin Township situated in the County of Logan, in the State of Illinois.

                               STATE OF TENNESSEE

In the City of Franklin, Williamson County, Tennessee:

     (1) A certain tract or parcel of land in Williamson County, State of Tennessee, described as follows, to-wit:

        Said lot lies wholly within the City of Franklin, Ninth Civil District, Williamson County, Tennessee, and bound in general by Harpeth River on the north, Freeman on the east, First Avenue North on the south and Truett-Tohrner lot on the west.

        Beginning at a railroad spike in the northern margin of First Avenue North at Freeman's southwest corner as described in Book 265, page 769 ROWC, thence with said north margin, North 40 degrees 25 minutes West
     234.0 feet to a point, thence North 49 degrees 35 minutes East with the east margin of the Truett-Tohrner lot passing through an iron pin at 14 feet and continuing a total length of 118.0 feet to the center of the Harpeth River, thence with the approximate center line of said river, North 76 deg. 30 min. east 151.8 feet to a point, the Northwest corner of Freeman, thence with his west line, south 16 deg. 28 min. West 302.5 feet to the point of beginning and containing 0.77 acre, more or less.

        This is the same realty conveyed to United Cities Gas Company by the City of Franklin, Tennessee by deed dated November 29, 1983 and recorded in Deed Book 463, page 454, Register's Office for Williamson County, Tennessee.

In Washington County, Tennessee:

     (1) The following described property situate, lying and being in the 9th Civil District of Washington County, Tennessee, and being more particularly described as follows, to-wit:

        BEGINNING at a point in the Northerly line of what is known as Vines Alley, said point being approximately 177 feet East from the intersection of the Northerly line of said Vines Alley with the Easterly curb of Montgomery Street; thence running North 31 degrees East along the Northerly line of Vines Alley a distance of fifty (50) feet to a point; thence running in a Northwesterly direction a distance of 43 feet to the Southerly line of an alley; thence along the Southerly line of said alley in a Southwesterly direction a distance of fifty (50) feet to a point; thence running in a Southeasterly direction a distance of thirty-five (35) feet to a point on the Northerly line of Vines Alley, the point of BEGINNING, and being a lot fronting fifty (50) feet on Vines Alley and designated as 206 Vines Alley.

        BEGINNING at an iron pin in the Northwesterly line of Vines Alley, said iron pin being 101 feet distant Northeasterly from the Northeasterly curb line of Montgomery Street; thence along the Northwesterly line of Vines Alley, North 51 degrees East a distance of Seventy-six (76) feet to an iron pin; thence approximately North 45 degrees 21 minutes West a distance of thirty-five (35) feet to an iron pin; thence South 34 degrees 39 minutes West a distance of seventy-six (76) feet to an iron pin; thence South 45 degrees 21 minutes East a distance of twenty (20) feet to the point of BEGINNING, the same being improved by residence being House No. 208 Vines Alley.

        BEING the same property conveyed to Dr. Kenneth Roark and wife, May Brown Mount Roark, by deed dated December 10, 1968, from J. B. Mount and wife, Mary Muse Mount, of record in the Register's Office for Washington County, Tennessee, in Deed Book 421, page 77, to which reference is here made; BEING the same property conveyed by Dr. Kenneth Roark and wife, May Brown Mount Roark, to Volunteer Natural Gas Company by deed dated June 10, 1980, of record in said Register's Office in Deed Book ___, page ___, to which reference is here made.

     (2) The following described property, situate, lying and being in the Ninth Civil District of Washington County, Tennessee, and being more particularly described as follows, to-wit:

                                  TRACT NO. 1:

        BEGINNING at the intersection of the southwesterly side of Tennessee Street with southeasterly right-of-way line of the Southern Railway, and running thence in a southeasterly direction along the said side of Tennessee Street approximately twenty-seven (27) feet the northerly comer of the Volunteer Natural Gas Company property (formerly Washington County Gas Company); thence in a southwesterly direction along the northwesterly boundary line of the property of Volunteer Natural Gas Company (formerly Washington County Gas Company) approximately four hundred thirty (430) feet, more or less to Harris Corporation property (formerly Miller Brothers property); thence in a northwesterly direction along Harris Corporation property line (formerly Miller Brothers) approximately 30 feet, more or less to Southern Railroad right of way line; thence in a northeasterly direction along the said Southern Railroad right of way line approximately 432 feet, more or less, to the point of BEGINNING, and containing three hundred sixteen one-thousandths (.316) acres, more or less.

                                 TRACT NO. II:

        BEGINNING at a point in the southeasterly right-of-way line of Southern Railway property, and being corner to property conveyed by first parties to the State of Tennessee; thence with the line of the State of Tennessee property South 27 degrees 52 minutes East 215.21 feet to a point; thence North 62 degrees 07 minutes East 25 feet to a point in the line of property of party of the second part; thence with the line of property of party of the second part North 27 degrees 52 minutes West 215.21 feet, more or less, to a point in the southeasterly right of way line of Southern Railroad; thence with the southeasterly right of way line of Southern Railroad, South 67 degrees 57 minutes West 25 feet to the point of BEGINNING.

        Harris Corporation reserved unto itself the right to use the right-of-way which exists across the hereinabove described property leading from Tennessee Street and across property of the Volunteer Natural Gas Company on the East side to the Harris Corporation property, said right-of-way easement across the hereinabove described property is twenty feet in width.

        BEING the same property conveyed to Volunteer Natural Gas Company by Harris Corporation, by deed dated the 8th day of September, 1972, of record in Deed Book 460, page 238, of the Register's Office for Washington County, Tennessee.

       In the City of Johnson City, Washington County, Tennessee:

        (1) The following described tract or parcel of land situate, lying and being in the 10th Civil District of Washington County (now within the corporate limits of the City of Johnson City), State of Tennessee, the same being more particularly bounded and described as follows, to-wit:

        BEGINNING at a fence post, being the northeasterly corner of the parcel of ground heretofore occupied by East Tennessee Natural Gas Company under agreement from said Morton Brothers, the point of beginning being located a distance of 84.25 feet North 67 degrees 30 minutes East from an original corner of the tract of land from which this parcel of land is carved; thence South 67 degrees 30 minutes West a distance of 40 feet to an iron pin; thence South 22 degrees 30 minutes East a distance of 40 feet to an iron pin; thence North 67 degrees 30 minutes East a distance of 40 feet to an iron pin; thence North 22 degrees 30 minutes
     West a distance of 40 feet to the point of BEGINNING, this being a square parcel of ground and being 40 feet on each side and abutting or lying near the southeasterly side of the road leading from what is now known as the Morton Brothers Packing Plant, and embracing the parcel of ground heretofore occupied by East Tennessee Natural Gas Company.

        Together with an appurtenant easement and right of way extending from the above described tract of land to Oakland Road, together with the right of ingress and egress to install, repair, and maintain gas pipe lines on said easement and right of way.

        This is a part of the property described in deed of Sophia Morton Stout et al. to W. Warren Morton and M. B. Morton dated May 13, 1965 of record in deed Book 388, page 459, Register's Office for Washington County, Tennessee. Also see deed dated June 3, 1940 of record in Deed Book 208, page 79 to which deeds reference is here made. This is the same property conveyed by W. Warren Morton and M. B. Morton to Volunteer Natural Gas Company by deed dated August 18, 1968, of record in Deed Book ___, page ___, Register's Office for Washington County, Tennessee, to which deed reference is here made.

     (2) The following described land situate, lying and being in the City of Johnson City, 9th Civil District, County of Washington, and State of Tennessee, and being more particularly described as follows, to-wit:

        BEGINNING at an iron pin in the southeasterly line of the alley southeast of East Millard Street, the point of beginning being a distance of 160 feet southeasterly from Millard Street and being the point where the center line of Mercury Street (formerly King Street) intersects with the southeasterly line of said alley (Mercury Street terminating at the southeasterly line of said alley); thence along the southeasterly line of said alley, being along a fence, North 42 degrees East a distance of 130 feet to an iron pin; thence South 48 degrees East a distance of 127.25 feet to an iron pin in the northwesterly right of way line of the CC&O Railroad, spur track; thence along the northwesterly line of said right of way South 26 degrees 11 minutes West a distance of 239.06 feet to a point in Brush Creek; thence, in part along a fence, North 48 degrees West a distance of 192.41 feet to an iron pin in the southeasterly line of said alley; thence along the southeasterly line of said alley, being along a fence, a distance of 100 feet to the point of BEGINNING, the foregoing description being taken from plat of survey by W. O. Collins, Land Surveyor, dated October 4, 1966.

        This is Tracts Nos. 2 and 3 in deed of Raymond L. Boyer and wife to Marion Sell and Orville S. Martin dated May 3, 1966 of record in Deed Book 393, page 217, Register's Office for Washington County, Tennessee to which reference is here made. This is the same property conveyed to Volunteer Natural Gas Company by Orville S. Martin and wife, Mary Louise Martin, and Marion S. Sell and wife, Pauline Sell, by deed dated November 18, 1966, of record in Deed Book 398, page 585 in said Register's Office to which reference is here made.

     (3) The following described real estate, situate, lying and being in the Ninth Civil District of Washington County, Tennessee, within the corporate limits of Johnson City, Tennessee, and more particularly described as follows, to-wit:

        BEGINNING at an iron pin in the northwesterly line of West Tenth Avenue, said point of beginning being distant southwesterly 170 feet as measured along the northwesterly line of West Tenth Avenue from the point of intersection of the northwesterly line of West Tenth Avenue with the southwesterly line of Roan Street, said point of beginning also being the point of intersection of the northwesterly line of West Tenth
     Avenue  with the  southwesterly line  of an alley  20 feet  in width;
     thence at right angles to the northwesterly line of West Tenth Avenue and along the southwesterly line of said alley in a northwesterly direction, a distance of 150 feet to an iron pin in the southeasterly line of an alley 18 feet in width; thence at right angles to last course and along the southeasterly line of said alley in a southwesterly direction a distance of 134.5 feet to an iron pin, being the common corner of Lot Nos. 4 and 5 in Block C of the J. B. Worley Addition to Johnson City, Tennessee; thence at right angles to the southeasterly line of said alley and along the divisional line of Lot Nos. 4 and 5 in a southeasterly direction a distance of 150 feet to an iron pin in the northwesterly line of West Tenth Avenue; thence at right angles to last course and along the northwesterly line of West Tenth Avenue in a northeasterly direction a distance of 134.5 feet to the point of BEGINNING; the same being Lot No. 5 in Block C of the J. B. Worley Addition to Johnson City, Tennessee, as shown by survey and plat of the premises made by J. D. Snook, Engineer, bearing date July 3, 1964, and of record in Plat Book 5, at page 107, of the Register's Office for Washington County, Tennessee, to which reference is here made.

        And being the same property conveyed by Stanley Keebler to Volunteer Natural Gas Company, by warranty deed dated July 12, 1969, of record in the Register's Office for Washington County of Jonesboro, Tennessee, in Deed Book No. 426, page 23, to which reference is here made.

In Sullivan County, Tennessee:

     (1) A certain lot or parcel of land located in the 18th Civil District of Sullivan County, Tennessee, to-wit:

        TO FIND THE POINT OF BEGINNING, commence at an iron pin located in the sideline of Centenary Road, and being a corner to certain property conveyed by deed of even date herewith from the Sullivan County Board of Education to Sullivan County, Tennessee, and also corner to the property of Taylor, and go thence S. 20 degrees 57' W. 15.0 feet to the POINT OF BEGINNING; thence S. 71 degrees 30' 20 " E. 126.88 feet along the line of the said parcel conveyed by deed of even date herewith from the Sullivan County Board of Education to Sullivan County, Tennessee, to a point in the line of the Sullivan County Board of Education property; thence S. 50 deegrees 45 feet W. along the line of the Sullivan County Board of Education 70.94 feet to a point; thence S. 71 degrees 30' 20" E.
    91.59 feet to a  point, in the line of Taylor; thence N. 20 degrees 57'
    E. 60.05 feet to the point of BEGINNING, and containing .15 acres, more or less, and being a portion of the same property conveyed to the Sullivan County Board of Education by E. B. Sanders, widower, by Deed dated December 31, 1975, and of record in the Register's Office for Sullivan County, Tennessee, at Blountville, in Deed Book 740, at page 51, as corrected by Deed of Correction dated October 18, 1976, and of record in said Register's Office in Deed Book 1070, at page 868, all as shown on a certain survey plat dated May 16, 1984, by James S. Montgomery, County Surveyor, to all of which reference is hereby expressly made.
    This is the same property conveyed to Tennessee-Virginia Energy Corporation by the Sullivan County Board of Education by deed dated June 10, 1985, of record in Deed Book ___, page ___, Register's Office for Sullivan County, Tennessee, to which reference is here made.

                               STATE OF VIRGINIA

In Washington County, Virginia:

    (1) The following described real estate situated in the Wilson Magisterial District of Washington County, described as follows, to-wit:

        BEGINNING at an iron pin on the westerly side of State Route 657, corner to property of Stoots and which iron pin is set in a fence; thence with the fence and the Stoots property line N 46 degrees 21' W 269.26 feet to an iron pin in a fence and in the line of Stoots; thence with the fence and in the line of Stoots N 42 degrees 09' E 440.81 feet to an iron pin; thence continuing with said fence and in the Stoots property line N 12 degrees 38' E 351.46 feet to an iron pipe in a fence and also common corner to Wise; thence with the fence and the Wise property line S 77 degrees 00' E 183.84 feet to an iron pin in the sideline of State Route 657; thence with the sideline of State Route 657 the following: thence S 23 degrees 39' W 94.96 feet to an iron pin;
     thence S 20 degrees 21' W 78.30 feet to an iron pin; thence S 14 degrees 35 W 96.99 feet to an iron pin; thence S 09 degrees 03' W 206.74 feet to an iron pin; thence S 14 degrees 56' W 78.99 feet to an iron pin;
     thence S 25 degrees 00 feet W 52.32 feet to an iron pin; thence S 33  32
     W 53.45 feet to an iron pin; thence S 39 degrees 07' W 51.08 feet to an iron pin; thence S 41 degrees 24' W 197.27 feet to an iron pin, the point of beginning, and containing 4.04 acres, according to survey of Charles D. Clark & Associates, dated March 4, 1986, and being the property described in the deed dated March 31, 1986 from Albert D. Vance, widower, to United Cities Gas Company, which deed is recorded in the Circuit

     Court Clerk's Office for Washington County at Abingdon, Virginia in Deed Book 716, Page 326.

In Pulaski County, Virginia:

     (1) That certain tract or parcel of land, lying and being on Snider Lane, in Pulaski County, Virginia, and being more particularly bounded and described as follows, to-wit:

        BEGINNING at an iron pipe stake in the west line of Snider Lane, at the northeasterly corner of L. A. Woods remaining lands; thence with 5 lines of the same, N. 88 degrees 39 feet W. 452.5 feet to an iron pipe stake; 4 lines N. 15 degrees 57 feet W. 31.4 feet; N. 49 degrees 32 feet W. 145.1 feet; N. 30 degrees 43 feet W. 105.7 feet; N. 24 degrees 15 feet W. 117.5 feet; thence with another line of Woods and continuing with
     G. A. Gardner line N. 79 degrees 12 feet E. 541.1 feet to an iron pipe stake at the northwesterly corner of Jerry Hughes property; thence with 2 lines of the same, S. 4 degrees 19 feet W. 60 feet to an iron pipe stake; thence N. 79 degrees 49 feet E. 151.6 feet to an iron pipe stake in the west line of said Snider Lane; thence with 2 lines along the west side of the same, S. 1 degrees 51 feet W. 200 feet to an iron pipe stake; thence S. 1 degrees 1' E. 200 feet to the BEGINNING, and containing 5.10 acres, as shown on a plat of survey for Colonial
     Natural Gas Company, prepared by R. Lloyd Mathews, Reg. Surveyor, dated December 3, 1973.

        And being the same property conveyed to Colonial Natural Gas Company by Luther Albert Woods, divorced, by deed dated December 31, 1973, from Frances Virginia Snider Woods, and of record in the Clerk's Office of the Circuit Court of Pulaski County, Virginia, in Deed Book 294, page 711, to which reference is here made.

In Montgomery County, Virginia:

     (1) That certain tract or parcel of land, situated in the Riner Magisterial District of Montgomery County, Virginia, bounded and described as follows, to-wit:


        BEGINNING at an iron rod on the western right of way of U.S. 460, approximately 0.75 miles north of the intersection of U.S. 460 and State Route 114 in Montgomery County, Virginia, and 1.17 feet east of the southeast corner of a chain link fence surrounding the Tennessee-Virginia Energy Corporation's Blacksburg Propane-Air Plant, said iron rod being a corner with Corning Glass Works; thence with the boundary of Corning Glass Works N72 degrees 51 minutes 55 seconds West a distance of 131.27 feet to a point; thence with said boundary North 30 degrees 3 minutes 5 seconds West a distance of 112.37 feet to a point; thence with said boundary North 13 degrees 59 minutes 10 seconds East for a distance of 270.75 feet to an iron rod and formerly a corner of W.H. Spradlin; thence with said boundary South 75 degrees 53 minutes 00 seconds East a distance of 210.00 feet to a rod in concrete on the western right of way of U.S. 460 and formerly a corner of W. H. Spradlin; thence with said right of way South 14 degrees 07 minutes 00 seconds West a distance of 358.27 feet to the point of BEGINNING; containing
     1.6287 acres and being as shown (within heavy lines) on Plan No. S-396.4 by Draper-Aden Associates, Inc. of Blacksburg, Virginia dated December 12, 1984 and revised August 12, 1985 and expressly excluding the property shown on such plan (outside heavy lines) which excluded property is bounded and described as follows:

        Beginning at a point on the southern boundary of the property herein conveyed North 72 degrees 51 minutes 55 seconds West a distance of
     131.27 feet from the southeast corner of said conveyed property; thence North 72 degrees 51 minutes 55 seconds West a distance of 78.23 feet; thence North 13 degrees 59 minutes 10 seconds East a distance of 76.49 feet; thence South 30 degrees 03 minutes 05 seconds East a distance of
     112.37 feet to the point of BEGINNING; and being as shown on aforesaid plan by Draper-Aden (outside heavy lines).

        SUBJECT, HOWEVER, to an overhead easement in favor of Corning Glass Works over the above described property herein for the purpose of maintaining existing aerial telephone lines to serve the facilities of Corning Glass Works.

        This is the same property conveyed to Tennessee-Virginia Energy Corporation by Corning Glass Works by deed dated September 30, 1985, of record in Deed Book 519, page 239, Clerk's Office for Montgomery County, Virginia.

In the City of Radford, Virginia:

         (1) Which said tract or parcel of land is situate, lying and being in the East Ward of the City of Radford, Virginia, more particularly designated and described as follows, to-wit:

                        BEGINNING at an iron rod in a line of Norfolk & Western Railway property, said iron rod being located in the southwesterly line of property recently conveyed to the party of the second part by the parties of the first part; thence along the Norfolk & Western Railway Company line, N 52 degrees 45' W 292.33 feet to an iron rod; thence a new line, N 48 degrees 13' 09 inches E 691.25 feet to a point in the New River; thence along New River, S 44 degrees 48.43 feet to a point; thence S 41 degrees 10'
         E 186.63 feet to a point in the river; thence along the division line of the property hereby conveyed and that recently conveyed to Colonial Natural Gas Company by the parties of the first part hereto, S 38 degrees 06' 24" W 639.54 feet to an iron rod, the point of BEGINNING; and containing four (4) acres of land; and being the same property shown on a plat thereof entitled "East Ward--City of Radford, Va., Four Acre Survey of W. R. Wharton Land to be Acquired by Colonial Natural Gas Company" dated May 20, 1972, made by Cecil C. Lawson, C.L.S., which said plat is hereto annexed and expressly made a part hereof, and which is to be recorded contemporaneously herewith, and to which reference is expressly made for a further and better description of the property.

                 For the chain of title to said real estate, reference is hereby expressly made to a certain deed of partition between Henry Heth, et ux, and W. R. Wharton, Jr., et al., dated November 8, 1971, which said deed is of record in the Clerk's Office of the

         Circuit Court of the City of Radford, Virginia, in Deed Book 84 at page 640, et seq., and to a certain plat attached to and made a part of said partition deed recorded in said Clerk's Office in Plat Book
         2  at page 31.   This is the  same property conveyed  to Colonial
         Natural Gas Company by W. R. Wharton, Jr., et al., by deed dated June 7, 1972, of record in the Clerk's Office of the Circuit Court of the City of Radford, Virginia, in Deed Book 85, page 683.

In Smyth County, Virginia:

         (1) That certain tract or parcel of land situated in the Marion District of Smyth County, Virginia, bounded and described as follows, to-wit:

                 BEGINNING at the intersection of the East line of Route 617 and the Southern line of East Tennessee Natural Gas Company's right-of-way and running thence with the Southern line of East Tennessee Natural Gas Company's right-of-way 20 feet to a point; thence running in a Southern direction in a line parallel with Route 617, 20 feet to a point; thence in a western direction in a line parallel with East Tennessee Natural Gas Company's right-of-way 20 feet to a point; and thence with the East right-of-way line of Route 617 in a Northern direction 20 feet to the point of beginning.

                 This is a portion of the property conveyed to  Margaret Gay,
         S. Lambert and Elsie S. Arnold by deed from W. D. Stone and Cannie M. Stone, dated November 12, 1965, and of record in the Clerk's Office of Smyth County in Deed Book 220 at page 80. The said Cannie M. Stone joins in this conveyance for the purpose of conveying her life estate and releasing as to this conveyance a vendor's lien reserved by her in the deed aforesaid. A reference is hereby made to the foregoing deed for a further description of the premises hereby conveyed.

                                STATE OF GEORGIA

In the City of Columbus, Muscogee County, Georgia:

         (1) All that tract and parcel of land situate, lying and being in Columbus, Muscogee County, Georgia, being PART OF CITY LOT 370 of the Original Plan of said City and being located within the following metes and bounds:

                 Beginning at a drill hole in concrete located south 01 degrees 30 minutes east a distance of 169.43 feet from the southeasterly corner of the intersection of Third Avenue and 15th Street, said point of beginning being shown upon a plat recorded in Plat Book 21, Folio 88 in the Office of the Clerk of the Superior Court of Muscogee County, Georgia, and being the point where the common line dividing the lands formerly owned by Pease from the lands hereby conveyed intersects the easterly line of Third Avenue, and from said point of beginning running thence north 88 degrees 21 minutes east a distance of 148.65 feet to an iron pin located on the westerly line of City Lot 369, running thence southerly, along the line dividing said City Lots 370 and 369, a distance of 48 feet to a point; running thence south 88 degrees 21 minutes west a distance of 148.65 feet to a point located on the easterly line of Third Avenue; and running thence north 01 degree 30 minutes west, along the easterly line of Third Avenue, a distance of 48 feet to the point of beginning.

                 This is the identical property that L. H. Chappell conveyed to Cynthia Kent Hart Chappell by warranty deed of gift dated November 11, 1893 and recorded in Deed Book HH, Folio 82 in
         the Office  of the  aforementioned Clerk.   Located thereon is
         building numbered 1430 Third Avenue, according to the present numbering of structures in Columbus, Georgia.

In Muscogee County, Georgia:

         (1) All that lot, tract or parcel of land situate, lying and being in Land Lot 74 of the 8th District, Columbus, Muscogee County, Georgia, and being more particularly described as follows:

                Starting at an iron pin on the Northerly line of 45th Street which iron is located 325.07 feet Westerly as measured along said line of 45th Street from itsintersection with the Westerly line of Kolb Avenue; and running thence North 05 degrees 56 feet West 468.24 feet to an iron; thence South 81 degrees 50' West a distance of 17.94 feet to an iron; thence North 08 degrees 09' 54" East a distance of 244.78 feet to an iron which marks the POINT OF BEGINNING, of the
         parcel of land hereby conveyed.   Thence from said Beginning Point
         running South 88 degrees 46' West a distance of 312.38 feet to an iron; thence North 62 degrees 38' East a distance of 22.7 feet to an iron; thence North 88 degrees 46' East a distance of 293.38 feet to an iron; thence South 08 degrees 09' 54" West a distance of 10.14 feet to the Point of Beginning.

                 Subject to all valid easements of record.

                 This is the same property conveyed to United Cities Gas Company by the Muscogee County School District by warranty deed dated May 26, 1983 and recorded in Deed Book 2199, Page 333 of the Clerk of the Superior Court of Muscogee County.

                       PART II--DISTRIBUTION SYSTEMS AND
                         PIPELINES DISTRIBUTION SYSTEMS

         All gas distribution systems of the Company, together with all pipelines, mains, connection, service pipes, fittings, meters, regulators, regulator stations and buildings, tools, instruments, appliances, apparatus, facilities, machinery and other property used or provided for use in the construction, maintenance, repair or operation thereof and together also with all of the rights, privileges, rights-of-way, franchises, licenses, easements, grants and permits with respect to the construction, maintenance, repair and operation of such gas distribution systems, including, but not limited to, the plants and systems owned and operated by the Company for the distribution and sale of gas located in the following names cities, towns, or villages and environs thereof in the State of Illinois, Tennessee, Virginia and Georgia:

                            IN THE STATE OF GEORGIA

                    City                            County
                  ---------                        ---------
                   Columbus                        Muscogee
                   Bibb City                       Muscogee

                           IN THE STATE OF ILLINOIS
                    City                            County
                  ---------                        ---------
                   Virden                          Maucoupin
                   Girard                          Maucoupin
                   Thayer                          Sangamon
                   Farmersville                    Montgomery
                   Waggoner                        Montgomery
                   Middletown                      Logan
                   New Holland                     Logan
                   CILCO Pipeline                  Sangamon

                           IN THE STATE OF TENNESSEE
                    City                            County
                  ---------                        ---------
                   Franklin                        Williamson
                   Johnson City                    Washington
                   Kingsport                       Sullivan
                   Greensville                     Greene
                   Elizabethton                    Carter

                           IN THE STATE OF VIRGINIA
                    City                            County
                  ---------                        ---------
                   Abingdon                        Washington
                   Glade Spring                    Washington
                   Chilhowie                       Smyth
                   Marion                          Smyth
                   Wytheville                      Wythe
                   Pulaski                         Pulaski
                   Dublin                          Pulaski
                   Radford                         Montgomery
                   Christiansburg                  Montgomery
                   Blacksburg                      Montgomery

                              PART III--CONTRACTS

                            A. GAS SUPPLY CONTRACTS

     The following described contracts, and all renewals, extensions, supplements or amendments thereof, between the Company (or a predecessor corporation) and the respective suppliers named below providing for the supply of natural gas to the Company for distribution and resale in the respective cities and towns and areas adjacent thereto set forth under the caption "Service Area:"

  SERVICE AREA              SUPPLIER                         CONTRACT DATE                TERM OR
                                                                                      EXPIRATION DATE
 Abingdon, Virginia      East Tennessee                      November 1, 1984         November 1, 2000
                         Natural Gas Company

 Blacksburg, Virginia    East Tennessee                      November 1, 1984         November 1, 2000
                         Natural Gas Company

 Bristol                 East Tennessee                      November 1, 1984         November 1, 2000
    TN/VA                Natural Gas Company

 Columbia, Tennessee     East Tennessee                      November 1, 1984         November 1, 2000
                         Natural Gas Company

 Elizabethton,           East Tennessee                      November 1, 1984         November 1, 2000
    Tennessee            Natural Gas Company

 Greeneville, Tennessee  East Tennessee                      November 1, 1984         November 1, 2000
                         Natural Gas Company

 Johnson City,           East Tennessee                      November 1, 1984         November 1, 2000
    Tennessee            Natural Gas Company

 Kingsport, Tennessee    East Tennessee                      November 1, 1984         November 1, 2000
                         Natural Gas Company

 Marion, Virginia        East Tennessee                      November 1, 1984         November 1, 2000
                         Natural Gas Company

 Maryville, Tennessee    East Tennessee                      November 1, 1984         November 1, 2000
                         Natural Gas Company

 Morristown, Tennessee   East Tennessee                      November 1, 1984         November 1, 2000
                         Natural Gas Company



      SERVICE AREA       SUPPLIER                                  CONTRACT DATE               TERM OR
                                                                                               EXPIRATION DATE
 Pulaski, Virginia       East Tennessee                              November 1, 1984          November 1, 2000
                         Natural Gas Company

 Radford, Virginia       East Tennessee                              November 1, 1984          November 1, 2000
                         Natural Gas Company

 Shelbyville, Tennessee  East Tennessee                              November 1, 1984          November 1, 2000
                         Natural Gas Company

 Wytheville, Tennessee   East Tennessee                              November 1, 1984          November 1, 2000
                         Natural Gas Company

 Vandalia, Illinois      Natural Gas Pipeline Co. of                  March 27, 1972           December 1, 1990
                         America                             (effective December 1, 1971)

 Virden,                 Panhandle Eastern Pipe Line                   May 28, 1985            October 31, 1993
    Illinois             Company                             (effective October 1, 1985)

 Columbus, Georgia       Southern Natural Gas Company                 August 29, 1969          November 1, 1989
                                                             (effective November 1, 1969)

 Franklin, Tennessee     Texas Eastern                                March 13, 1986           November 1, 1990
                         Transmission Corp                   (effective January 1, 1986)

 Harrisburg, Illinois    Texas Eastern                                March 13, 1986           November 1, 1990
                         Transmission Corp                   (effective January 1, 1986)

 Murfreesboro,           Texas Eastern                                March 13, 1986           November 1, 1990
    Tennessee            Transmission Corp                   (effective January 1, 1986)

 Union City, Tennessee   Texas Gas                                   September 1, 1970         November 1, 1989
                         Transmission Corp                   (effective November 1, 1970)

 Gaffney, South          Transcontinental Gas Pipe Line             September 21, 1970         October 1, 1990
    Carolina             Corp                                (effective October 1, 1970)

 Gainesville, Georgia    Transcontinental Gas Pipe Line              November 4, 1970          November 16, 1990
                         Corp                                (effective November 16, 1970)

 Metropolis, Illinois    Trunkline Gas Company                       October 10, 1984          October 31, 1993
                                                             (effective February 1, 1986)

                         B.  TRANSPORTATION CONTRACTS


     (1) Gas Transmission Contract dated as of March 28, 1980, between Town Gas Company of Illinois and International Vermiculite, Inc. and Cole Energy Development Company.

                              PART IV--FRANCHISES

     The following franchises granted to the Company, or to its predecessors and assigned to the Company or acquired by the Company by merger of predecessors into the Company, authorizing the construction, operation and maintenance of gas distribution systems in the following cities or municipalities and all renewals, extensions or substitutions thereof or therefor:

                TOWN                      EXPIRATION DATE
                     STATE OF ILLINOIS
        Virden                          May 28, 2004
        Farmersville                    July 12, 2015
        Girard                          June 1, 2004
        New Holland                     August 1, 2005
        Middletown                      April 2, 2013
        Thayer                          June 12, 2004
        Waggoner                        June 11, 2016
        Vandalia                        January 23, 2017
        Harrisburg                      August 18, 2016
        Raleigh                         February 9, 1989
        Eldorado                        October 15, 2016
        Carrier Mills                   October 11, 1997
        Muddy                           November 2, 1994
        Galatia                         December 5, 1994
        Metropolis                      September 6, 2016
        Joppa                           September 20, 1993
        Brookport                       March 13, 1997


                TOWN                      EXPIRATION DATE
                              STATE OF TENNESSEE
        Union City                           April 27, 2000
        Obion County                         April 1, 1998
        Woodland Mills                       April 13, 1998
        Columbia                             October 18, 2004
        Spring Hill                          December 16, 2010
        Maury County                         July 21, 1999
        Shelbyville                          March 26, 2011
        Lynchburg                            June 1, 2006
        Bedford County                       July 8, 1998
        Franklin                             November 10, 2008
        Williamson County                    None (Granted 9/16/85)
        Murfreesboro                         May 24, 2000
        Maryville                            August 28, 2004
        Aloca                                May 27, 2004
        Morristown                           December 18, 1999
        Hamblen County                       April 8, 1998
        Bristol                              March 1, 2008
        Sullivan County                      January 15, 1998
        Johnson City                         September 1, 1988
        Elizabethton                         April 14, 1988
        Kingsport                            November 30, 1999
        Greeneville                          June 19, 2005
        Sullivan County                      None (Granted 8/23/55)
        Sullivan County                      None (Granted 2/14/84)

                      STATE OF SOUTH CAROLINA
        Gaffney                              December 13, 2013


                TOWN                      EXPIRATION DATE
                               STATE OF GEORGIA
        Gainesville                          April 3, 2009
        Oakwood                              April 4, 1996
        Hall County                          March 21, 1996
        Columbus                             March 22, 2006
        Bibb City                            September, 2020



                          STATE OF VIRGINIA
        Abingdon                             May 31, 2001
        Glade Springs                        April 9, 2004
        Chilhowie                            October 12, 2003
        Marion                               May 17, 2001
        Wytheville                           May 7, 1991
        Pulaski                              October 19, 2001
        Dublin                               September 4, 2003
        Radford                              May 23, 2002
        Christiansburg                       July 1, 2005
        Blacksburg                           December 19, 2006

             RECORDING DATA FOR FOURTEENTH SUPPLEMENTAL INDENTURE
                                      OF
                           UNITED CITIES GAS COMPANY

 STATE             COUNTY                 DATE AND TIME               DOCUMENT #           RECORDING DATA BOOK  PAGES
                                          RECORDED--1987
 Alabama           Russell                3-17-87, 9:27 am                                         669          206-233
 Georgia           Barrow                 3-12-87, 10:15 am                                         84          202-229
 Georgia           Chattahoochee          3-12-87, 8:00 am                                       Deed P-1       677-704
 Georgia           Hall                   3-12-87, 4:40 pm                                         1084         172-199
 Georgia           Jackson                3-12-87, 9:15 am                                         9-Q          303-330
 Georgia           Muscogee               3-11-87, 3:20 pm                                      Deed 2764       74-100
 Georgia           Oconee                 3-13-87, 9:00 am                                          85          681-708

 Illinois          Fayette                3-11-87, 11:30 am                 8700795                750          290-317
 Illinois          Logan                  3-18-87, 8:30 am                  336280                  50          1-28
 Illinois          Macoupin               3-18-87, 8:30 am                  249112                  72          7-34
 Illinois          Massac                 3-16-87, 3:35 pm                  8700516                253          117-146
 Illinois          Montgomery             3-18-87, 8:15 am                  301517            Mortgage 228      630-657
 Illinois          Saline                 3-12-87, 9:53 am                   84809                 724          169-196
 Illinois          Secretary of State     3-13-87, 1:28 pm                  2254789

 South
   Carolina        Cherokee               3-11-87, 1:49 pm                                     Mortgage 323       130

 Tennessee         Bedford                3-12-87, 9:20 am                                     Trust 244        187-214
 Tennessee         Blount                 3-13-87, 9:31 am                                         459          550-577
 Tennessee         Carter                 3-13-87, 9:50 am                                     Trust 356        233-260
 Tennessee         Greene                 3-13-87, 10:05 am                                    Trust 399        232-260
 Tennessee         Hamblen                3-13-87, 11:30 am                                    Trust 394          621
 Tennessee         Maury                  3-12-87, 3:06 pm                                         956            410
 Tennessee         Moore                  3-13-87, 9:30 am                                     Trust 47           268
 Tennessee         Obion                  3-13-87, 12:20 pm                                    Trust 45-H       508-535
 Tennessee         Rutherford             3-12-87, 1:00 pm                  006011                A523          572-599
 Tennessee         Sullivan               3-13-87, 8:30 am                                     Deed 544-C       126-153
 Tennessee         Washington             3-13-87, 11:26 am                                    Trust 775        513-540
 Tennessee         Weakley                4-24-87, 8:30 am                                         335          693-720
 Tennessee         Williamson             3-12-87, 1:59 pm                                         652          644-671
 Tennessee         Secretary of State     3-30-87, 2:37 pm                  419970

 Virginia          City of Bristol        3-17-87, 3:00 pm                                      Deed 260        236-263
 Virginia          Montgomery             3-16-87, 9:27 am                 LR872065             Deed 566        237-264
 Virginia          Pulaski                3-16-87, 11:15 am                                     Deed 426        362-390
 Virginia          City of Radford        3-16-87, 10:36 am                   358               Deed 125        834-861
 Virginia          Smyth                  3-16-87, 11:55 am                   702               Deed 370        184-211
 Virginia          Washington             3-16-87, 12:40 pm                  1169               Deed 737        363-392
 Virginia          Wythe                  3-13-87, 1:30 pm                    442               Deed 333        790-817

 Tennessee         Carter                 3-11-87, 9:55 am                                      Trust 356       139-203
 Tennessee         Greene                 3-12-87, 11:10 am                                     Trust 399       137-201
 Tennessee         Washington             3-12-87, 8:30 am                                      Trust 775       239-303

                                                              [CONFORMED COPY]

                       FIFTEENTH SUPPLEMENTAL INDENTURE
                          Dated as of October 1, 1987


                                _______________


                           UNITED CITIES GAS COMPANY


                                      to


                 CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO


                                      and


                                 M. J. KRUGER
                                   TRUSTEES


                                _______________


                      Supplementing Indenture of Mortgage

                           Dated as of July 15, 1959

                                      and

                   Creating First Mortgage Bonds, Series P,
                         10.43%, Due November 1, 2017

       THIS FIFTEENTH SUPPLEMENTAL INDENTURE, dated as of October 1, 1987, made by and between UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter called the "Company"), whose address is 5300 Maryland Way, Brentwood, Tennessee 37027, party of the first part, and CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office at 30 North LaSalle Street, Chicago, Illinois 60697 (hereinafter called the "Trustee"), and
M. J. KRUGER, residing in the City of Chicago, Illinois (the Trustee and M. J. Kruger being hereinafter collectively referred to as the "Trustees"), parties of the second part.

                                   RECITALS:

         The background of this Fifteenth Supplemental Indenture is:

                        A. The Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 (hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage, warrant to, the said Trustees, and each of them, and their respective successors and assigns, and create a security interest in, certain property of the Company in said Original Indenture more particularly described for the security of all First Mortgage Bonds issued and to be issued thereunder.

                B. On September 1, 1961, City National Bank and Trust Company of Chicago was merged with Continental Illinois National Bank and Trust Company of Chicago, a national banking association, which thereupon became corporate trustee under the Indenture as provided therein, and on October 15, 1966, Ray F. Myers became individual trustee under the Indenture as successor to R. Emmett Hanley, resigned, and on March 15, 1981, M. J. Kruger became individual trustee under the Indenture as successor to Ray F. Myers, resigned.

                C. The Company has heretofore executed and delivered fourteen supplemental indentures to the Original Indenture, designated as First through Fourteenth (the Original Indenture and all supplemental indentures, including this Fifteenth Supplemental Indenture, being herein called the "Indenture"), for the purpose of subjecting to the lien of the Indenture certain additional property heretofore and hereafter acquired by the Company, creating additional series of First Mortgage Bonds, and amending and supplementing the Indenture in certain respects.

                D. There have been issued under the Indenture various series of First Mortgage Bonds designated as Series A through O, inclusive, of which $37,578,866 in aggregate principal amount are outstanding as of September 30, 1987. The Series A bonds have been retired.

                E. The Company desires to create a new series of bonds to be issued under and secured by the Indenture to be designated as "First Mortgage Bonds, Series P, 10.43%, due November 1, 2017", to be limited to $25,000,000 in aggregate principal amount.

                F. The Company also desires to subject to the lien of the Indenture certain additional property which is not of the type reserved and excepted from the lien of the Original Indenture.

                G. All things necessary to make the Series P bonds, when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and security of the Indenture, and to make this Fifteenth Supplemental Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the issue of Series P bonds, as herein provided, has been in all respects duly authorized.

        NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE 1

                       MORTGAGE OF ADDITIONAL PROPERTY

        Section 1.01. The Company in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has heretofore irrevocably granted, conveyed, mortgaged, warranted, and granted a security interest to, the Trustees, and by these presents does hereby irrevocably grant, convey, mortgage, warrant to, the Trustees and each of them, and to their successors in said trust forever, and grant a security interest in, the property described as follows:

                I. All lands and rights and interests therein (including fixtures), both fee and leasehold, now owned or hereafter acquired by the Company, including, without limitation, those more specifically described in Schedule A hereto;

                II. All gas distribution systems, pipelines, plants, buildings, machinery and equipment now owned or hereafter acquired by the Company, including without limitation, those more specifically described in Schedule A hereto and all improvements now owned or hereafter acquired by the Company;

                III. All rights appertaining to any and all the foregoing property, and all gas purchase contracts and other contracts, rights and franchises, including without limitation, those more specifically described in Schedule A hereto, and all leases, indeterminate permits, certificates of convenience and necessity, rights of way, easements, privileges, tenements, appurtenances, licenses and permits used by or useful to the Company in the operation of its business, whether now owned or hereafter acquired, and, subject to the provisions of Section
         7.01 of the Original Indenture, all income and earnings arising out of the mortgaged property, including rents, issues and profit arising during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture; and

                IV. All property, real, personal and mixed, whether or not hereinabove or in Schedule A specifically described, which the Company now owns and all such property which it may hereafter acquire.

        SUBJECT to such liens and encumbrances as are of the character specified in Section 3.09 of the Original Indenture;

         BUT SPECIFICALLY RESERVING AND EXCEPTING from the foregoing grant:

                A. All cash, notes, bills and accounts receivable not specifically pledged under the Indenture;

                B. All stocks, bonds and securities not specifically pledged under the Indenture;

                C. All merchandise held for resale and consumable materials and supplies;

                D.  The last day of the term of each leasehold estate;

                E.  All automotive equipment; and

                F.  All inventory of pipe, meters and equipment.

        TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Original Indenture.

        IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Original Indenture, without preference or priority of any series of bonds or of any bonds within a series over any of the other bonds by reason of priority of time of maturity or of the negotiation thereof or otherwise.

                                   ARTICLE 2

                                SERIES P BONDS

        Section 2.01. Creation of Series P Bonds. There is hereby created for issuance under the Indenture a series of bonds, limited to the aggregate principal amount of $25,000,000, to be designated as "First Mortgage Bonds, Series P, 10.43%, Due November 1, 2017" (herein called "Series P bonds"). The Series P bonds shall, subject to the provisions of Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from the date of authentication and delivery, shall mature November 1, 2017, and shall bear interest at the rate of 10.43% payable semi-annually on May 1 and November 1 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 11.43% per annum, the interest on each Series P bond to be payable at the principal office of the Trustee in Chicago, Illinois, or, at the option of the person entitled thereto, in accordance with the instructions of such person submitted in writing to the Company and the Trustee.

        Section 2.02. Form of Series P Bonds. The Series P bonds shall be issued only as fully registered bonds without coupons, in denominations of $100,000 and multiples thereof, to the extent practicable, substantially in the form set forth in Exhibit A hereto, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate to reflect the terms of such bonds.

        Section 2.03. Redemption of Series P Bonds. The Series P bonds shall be subject to redemption only as hereinafter provided:

                (a) The Series P bonds are required to be redeemed on each Series P sinking fund payment date through application of cash deposited with the Trustee for the sinking fund for the Series P bonds provided for in Section 2.04 hereof, together with interest accrued thereon to the date fixed for redemption.

                (b) At the option of the Company at any time on or after November 1, 2007, the Series P bonds may be redeemed at the following redemption prices (expressed as a percentage of the principal amount to be redeemed) together with interest accrued thereon to the date of redemption:


         IF REDEEMED DURING THE                       REDEMPTION
       12 MONTHS ENDING NOVEMBER 1                    PRICE
       ----------------------------                  -------------
                2008                                  103.24%
                2009                                  102.88
                2010                                  102.52
                2011                                  102.16
                2012                                  101.80
                2013                                  101.44
                2014                                  101.08
                2015                                  100.72
                2016                                  100.36
                2017                                  100.00


                (c) The Series P bonds may be redeemed by application of cash deposited with the Trustee in accordance with the provisions of Section
         3.14 or 7.05 of the Original Indenture at the following redemption prices (expressed as a percentage of the principal amount to be redeemed) together with interest accrued thereon to the date of redemption:

     IF REDEEMED DURING THE                      REDEMPTION
    12 MONTHS ENDING NOVEMBER 1                    PRICE
    ---------------------------                 ------------
                1988                               110.43%
                1989                               110.07
                1990                               109.71
                1991                               109.35
                1992                               108.99
                1993                               108.63
                1994                               108.27
                1995                               107.91
                1996                               107.55
                1997                               107.19
                1998                               106.83
                1999                               106.47
                2000                               106.11
                2001                               105.75
                2002                               105.39
                2003                               105.04
                2004                               104.68
                2005                               104.32
                2006                               103.96
                2007                               103.60
                2008                               103.24
                2009                               102.88
                2010                               102.52
                2011                               102.16
                2012                               101.80
                2013                               101.44
                2014                               101.08
                2015                               100.72
                2016                               100.36
                2017                               100.00


        Section 2.04. Series P Bond Sinking Fund. (a) So long as any Series P bonds shall remain outstanding, the Company shall deposit with the Trustee as and for a sinking fund for the retirement of Series P bonds cash in the amount of $1,250,000 on November 1 of each of the years 1998 through 2017, inclusive (each such date being herein called a "Series P sinking fund payment date").

        (b) The Company may at its option increase the amount deposited in the Series P bond sinking fund on any Series P sinking fund payment date by an additional amount not exceeding the amount the Company is required to deposit on such Series P sinking fund payment date; provided, however, the aggregate principal amount of Series P bonds redeemed pursuant to this paragraph (b) shall not over the life of the Series P Bonds exceed $6,250,000. The right of the Company to increase a sinking fund deposit on any Series P sinking fund payment date shall be noncumulative. All deposits made by the Company under this paragraph (b) shall be in units of $100,000 or an integral multiple in excess thereof.

        (c) The aggregate principal amount of Series P bonds redeemed pursuant to the foregoing paragraph (b) of this Section 2.04 shall be credited against the amount which the Company is required to deposit in the Series P bond sinking fund on each Series P sinking fund payment date in the inverse chronological order of such sinking fund dates.

        Section 2.05. Issuance of Series P Bonds. Upon the execution and delivery of this Fifteenth Supplemental Indenture and upon compliance with the provisions of the Indenture, the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to, or upon the written order of, the President or Treasurer of the Company, Series P bonds in an aggregate principal amount not exceeding $25,000,000.

                                   ARTICLE 3

             PROVISIONS APPLICABLE TO REDEMPTION OF SERIES P BONDS

        Section 3.01. The provisions of this Article 3 shall be applicable to the Series P bonds. Except as hereinafter provided, Series P bonds shall be redeemed upon the notice, in the manner and with the effect provided in Article 4 of the Original Indenture.

        Section 3.02. In the case of all sinking fund redemptions, on or before the thirtieth day prior to each sinking fund payment date, the Trustee shall proceed to select for redemption in the manner provided herein, bonds of the series for which a sinking fund payment is to be made in the aggregate principal amount which are redeemable with the cash to be deposited with the Trustee on the next following sinking fund payment date, and in the name of the Company shall give notice as may be required by Article 4 of the Indenture of the redemption for the sinking fund on such sinking fund payment date of the bonds so selected.

        All sinking fund payments received by the Trustee shall be held by the Trustee as security for bonds of the series for which such sinking fund payment is made, and shall be applied by the Trustee on the respective sinking fund payment dates to the redemption of outstanding bonds of such series in the manner and with the effect specified herein; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee, in cash, all unpaid interest accrued on the bonds to be redeemed through the operation of said sinking fund to the date fixed for redemption.

        Section 3.03. Notwithstanding any provisions of Article 1 and Article 4 of the Original Indenture:

                (a) if less than all outstanding Series P bonds are to be redeemed, the aggregate principal amount of Series P bonds to be redeemed shall be apportioned by the Trustee pro rata among the holders of the bonds of the series to be redeemed, in the proportion that the aggregate principal amount of such bonds so to be redeemed held by each such holder bears to the aggregate principal amount of bonds of such series to be redeemed then outstanding with adjustments, to the extent practicable, to equalize for any prior redemptions not in such proportion, and

                (b) in the event of the payment of a portion of the principal amount of any Series P bond, payment shall be made to or upon the order of the holder of such bond without requiring presentation or surrender of such bond if there shall be filed with the Trustee a certificate of the Treasurer of the Company stating that the holder of such bond (or the person for whom such holder is a nominee) and the Company have entered into a written agreement that payment of any portion of such bond may be made to the registered holder thereof without presentation or surrender thereof, that such holder will not sell, transfer or otherwise dispose of any such bond unless it shall have caused notation to be made thereon of the portion of the principal amount thereof which has been paid and the last interest payment date to which interest has been paid and prior to the delivery thereof such bond shall have been presented to the Trustee for inspection or surrendered in exchange for a new bond or bonds of the same series in aggregate principal amount equal to the unpaid portion of the bond presented to the Trustee.

                                   ARTICLE 4

                             ADDITIONAL COVENANTS

        Section 4.01. Application of Section 1.15 of Original Indenture. So long as any Series P bonds remain outstanding, the provision of Section 1.15 of the Original Indenture (relating to mutilated, lost, stolen, or destroyed bonds) which are expressed to be applicable to bonds of Series A shall also be applicable to the Series P bonds and the holders thereof.

        Section 4.02. So long as any Series P bonds shall be outstanding under the Indenture, the Company covenants and agrees that moneys deposited with the Trustee pursuant to Sections 3.14, 7.02 or 7.03 of the Indenture will be withdrawn by the Company within, in the case of moneys deposited pursuant to Sections 7.02 and 7.03, two years, or in the case of moneys deposited pursuant to Section 3.14, twelve months, from the date of deposit of such moneys if the Company shall have a Gross Amount of Property Additions available for such purpose.

        Section 4.03. Restricted Payments. So long as any Series P bonds remain outstanding, the Company will not declare or pay any dividends on shares of its common stock (except dividends payable solely in shares of common stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of common stock (except out of the net cash proceeds derived from the issuance of other shares of common stock), or make any other distribution on shares of common stock (such nonexcepted declarations, payments, purchases, redemptions or other acquisitions and distributions, being hereinafter called "Restricted Payments"), unless after giving effect thereto the aggregate amount of all such Restricted Payments made during the period from December 31, 1985 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $9,000,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends for such period.

        Section 4.04. Certain Definitions. As used in this Article 4, the following terms shall have the following meanings:

                "Consolidated Net Income Available for Common Stock Dividends" for any period shall mean the net income of the Company and its Subsidiaries for such period available for dividends on capital stock, after deducting therefrom dividends paid and accrued during such period on preferred stock, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any Subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible, and deductions for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.

                "Subsidiary" shall mean any corporation of which more than 50% of the outstanding Voting Stock is owned by the Company. As used herein the term "Voting Stock" shall mean stock or similar interests of any class or classes (however designated) the holders of which are generally and ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such corporation.


                                   ARTICLE 5

                                 MISCELLANEOUS

        Section 5.01. Incorporation of Original Indenture. This Fifteenth Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and all terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another series or as herein otherwise provided, shall apply to and be deemed to be for the equal benefit, security and protection of the Series P bonds and the holders thereof. All terms used in this Fifteenth Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

        Section 5.02. Successors and Assigns. Whenever in this Fifteenth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Fifteenth Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

        Section 5.03. Multiple Counterparts. This Fifteenth Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary and the said Continental Illinois National Bank and Trust Company of Chicago, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be affixed and attested by a Trust Officer, and said M. J. Kruger, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

[CORPORATE SEAL]                             UNITED CITIES GAS COMPANY


ATTEST:                                      By  /s/   JAMES B. FORD
                                                ------------------------------
                                          Senior Vice President and Treasurer
/s/   GLENN R. KING
- ------------------------------
         Secretary


Witnesses as to United Cities Gas
  Company:

/s/   PAMELA J. TODD
- ------------------------------

/s/   BARBARA K. GIANOTTI
- ------------------------------

[CORPORATE SEAL]                         CONTINENTAL ILLINOIS NATIONAL BANK
                                              AND TRUST COMPANY OF CHICAGO,
ATTEST:                                                           as Trustee

/s/   GEORGE N. REAVES                       By  /s/   J. C. MULL, JR.
- ------------------------------                  ------------------------------
        Trust Officer                                   Vice President


Witnesses as to Continental Illinois
  National Bank and Trust Company
  of Chicago and M. J. Kruger:

/s/   C. K. DUNCAN
- ------------------------------

/s/   DIANE T. B. SCHMIDT                    By  /s/   M. J. KRUGER
- ------------------------------                  ------------------------------
                                                       M. J. Kruger

STATE OF TENNESSEE     )
                       )  SS.
COUNTY OF WILLIAMSON   )

        I, Teresa Church, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 9th day of November, 1987, personally appeared before me James B. Ford and Glenn R. King, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Senior Vice President and Treasurer and Secretary, respectively, of United Cities Gas Company, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said Senior Vice President and Treasurer and Secretary acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 9th day of November, 1987.

                                    /s/   TERESA CHURCH
                                    -------------------------------
                                    Notary Public in and for the
                                    County and State aforesaid

[NOTARIAL SEAL]

My commission expires April 17, 1988

STATE OF ILLINOIS    )
                     )  SS.
COUNTY OF COOK       )

        I, V. Washington, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 10th day of November, 1987, personally appeared before me J. C. Mull, Jr. and George N. Reaves, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are Vice President and Trust Officer, respectively, of Continental Illinois National Bank and Trust Company of Chicago, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said J. C. Mull, Jr. and George N. Reaves acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 10th day of November, 1987.

                                    /s/ V. WASHINGTON
                                    ------------------------------------
                                        Notary Public in and for the
                                        County and State aforesaid

[NOTARIAL SEAL]

My commission expires July 31, 1988

STATE OF ILLINOIS       )
                        )  SS.
COUNTY OF COOK          )

        I, V. Washington, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 10th day of November, 1987, personally appeared before me M. J. Kruger, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 10th day of November, 1987.

                                           /s/   V. WASHINGTON
                                                 ---------------------------
                                                 Notary Public in and for the
                                                 County and State aforesaid

[NOTARIAL SEAL]

My commission expires July 31, 1988


STATE OF TENNESSEE        )
                          )  SS.
COUNTY OF WILLIAMSON      )

        Personally appeared before me Pamela J. Todd, who, being duly sworn, says that she saw the corporate seal of UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that she also saw James B. Ford, Senior Vice President and Treasurer, and Glenn R. King, Secretary of said United Cities Gas Company, sign and attest the same, and that she, with Barbara K. Giannotti, witnessed the execution and delivery thereof as the act and deed of said United Cities Gas Company.

                                     /s/   PAMELA J. TODD
                                           -----------------
                                              Witness

[NOTARIAL SEAL]

Sworn to before me this 9th day of
November, 1987.

/s/  TERESA CHURCH
     ----------------------------
     Notary Public in and for the
     County and State aforesaid

My commission expires April 17, 1988

STATE OF ILLINOIS      )
                       )  SS.
COUNTY OF COOK         )

        Personally appeared before me C. K. Duncan, who, being duly sworn, says that he saw the corporate seal of the CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO affixed to the foregoing instrument and that he also saw J. C. Mull, Jr., Vice President, and George N. Reaves, Trust Officer of said Continental Illinois National Bank and Trust Company of Chicago, sign and attest the same, and that he, with Diane T. B. Schmidt, witnessed the execution and delivery thereof as the act and deed of the said Continental Illinois National Bank and Trust Company of Chicago.

                                         /s/  C. K. DUNCAN
                                              ---------------
                                               Witness

[NOTARIAL SEAL]

Sworn to before me this 10th day of
November, 1987.

/s/ V. WASHINGTON
    -------------------
Notary Public in and for the
County and State aforesaid

My commission expires July 31, 1988


STATE OF ILLINOIS   )
                    )  SS.
COUNTY OF COOK      )

        Personally appeared before me C. K. Duncan, who, being duly sworn, says that he saw the within named M. J. Kruger sign, seal, and as his act and deed, deliver the foregoing instrument and that he, with Diane T. B. Schmidt, witnessed the execution thereof.

                                         /s/   C. K. DUNCAN
                                               ---------------
                                               Witness

[NOTARIAL SEAL]

Sworn to before me this 10th day of
November, 1987.

/s/   V. WASHINGTON
     ---------------------
Notary Public in and for the
County and State aforesaid

My commission expires July 31, 1988

                                                                     EXHIBIT A

               FORM OF SERIES P BONDS AND TRUSTEE'S CERTIFICATE

                           UNITED CITIES GAS COMPANY

No. RP-                                $
          FIRST MORTGAGE BOND, SERIES P, 10.43%, DUE NOVEMBER 1, 2017

        For value received, UNITED CITIES GAS COMPANY, a corporation of the State of Illinois and the Commonwealth of Virginia (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to _____________________________________ or registered assigns, on
_____________________, or earlier as hereinafter referred to, the sum of
__________________________________________________ at the principal office in
Chicago, Illinois, of CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the "Trustee"), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon, from the date hereof, at the rate of ten and forty-three one-hundreths percent (10.43%) per annum, at said office, semi-annually on May 1 and November 1 in each year until the principal sum hereof shall have become due and payable and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of eleven and forty-three one-hundreths percent (11.43%) per annum.

        This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, of a series designated First Mortgage Bonds, Series P, 10.43%, Due November 1, 2017, all such bonds of this series and all other series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "Indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Illinois National Bank and Trust Company of Chicago as Corporate Trustee) and R. Emmett Hanley (who has been succeeded by M.
J. Kruger), as Trustees, to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the Indenture may be made, the terms and conditions upon which bonds of all series are or are to be issued and secured, the rights and remedies under the Indenture of the holders of said bonds, the terms and conditions upon which the Indenture may be modified or amended, and the rights and obligations under the Indenture of the Company and of said Trustees; but neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

        The Company is obligated to redeem a portion of the principal amount of this bond pursuant to a sinking fund established for the benefit of the holders of the Bonds of Series P and certain optional redemptions of the Series P Bonds may be made by the Company upon the terms and conditions more fully set forth in the Indenture.

        The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

        In certain events, on the conditions, in the manner, at the times, to the extent and with that effect set forth in the Indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, may be called for redemption and payment prior to maturity, on notice given or waived as provided in the Indenture, at the applicable redemption price specified in the Indenture.

        This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond, all in the manner and upon the conditions prescribed in the Indenture.

        Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the Indenture.

        This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the Indenture, until the certificate hereon shall have been signed by the Trustee.

        IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated.

                                     UNITED CITIES GAS COMPANY


                                     By _____________________
                                          President
ATTEST:


___________________
Secretary
                        [FORM OF TRUSTEE'S CERTIFICATE]

        This is one of the bonds, of the series designated therein, referred to in the within-mentioned Indenture.

                                      CONTINENTAL ILLINOIS NATIONAL BANK
                                        AND TRUST COMPANY OF CHICAGO,
                                                               as Trustee


                                       By ________________________
                                           Authorized Officer

                                  SCHEDULE A

                       DESCRIPTION OF MORTGAGED PROPERTY

        The properties referred to in the granting clauses of this Supplemental Indenture include the parcels of real estate or interest therein more specifically described below. Such description is not intended, however, to limit or impair the scope or intention of the general description in the granting clauses of the Original Indenture.

                   PART I--REAL ESTATE AND INTERESTS THEREIN

        Those certain tracts, pieces or parcels of land and interests in real estate situate, lying and being in the respective counties and states set forth below and described as follows:

                               STATE OF ILLINOIS

In Saline County, Illinois:

        (1) Lots One (1) and Two (2) of Block Four; Lots One (1) and Two (2) of Block Five; Lot Four (4) in Block Three; Lots Three (3) and Four (4) in Block Six; the West One Hundred Nineteen Feet and Four Inches of Lots One (1) and Two
(2) in Block Six, and Lot Three (3) and the North Five Feet of Lot Two (2) of Block Three (3); together with a strip of land Ten (10) Feet in Width running East and West between the East Line of Lot One (1) in Block Four (4) and the East Line of Lot Four (4) in Block Three (3) and the West Line of Lot One (1) in Block Five (5) and Lot Four (4) in Block Six (6) and bordered on the North by Lot One (1) in Block Five (5) and by Lot One (1) in Block Four (4) and on the South by Lot Four (4) in Block Six (6) and by Lot Four (4) in Block Three (3), running from Jackson to Main Streets together with a strip of land Fifteen (15) in Width running North and South from the North Line of Lot Two (2) in Block Five (5) and the North line of Lot Two (2) in Block Four (4) and running South to the South Line of Lot Three (3) in Block Six (6) and Lot Three (3) in Block Three (3) being One Hundred Ninety (190) Feet more or less, all in Hardenia Micks Addition to the City of Harrisburg, Saline County, Illinois, except the coal, oil, gas, and all other minerals underlying same.

                       PART II--DISTRIBUTION SYSTEMS AND
                        PIPELINES DISTRIBUTION SYSTEMS

        All gas distribution systems of the Company, together with all pipelines, mains, connection, service pipes, fittings, meters, regulators, regulator stations and buildings, tools, instruments, appliances, apparatus, facilities, machinery and other property used or provided for use in the construction, maintenance, repair or operation thereof and together also with all of the rights, privileges, rights-of-way, franchises, licenses, easements, grants and permits with respect to the construction, maintenance, repair and operation of such gas distribution systems, including, but not limited to, the plants and systems owned and operated by the Company for the distribution and sale of gas located in the following named cities, towns, or villages and environs thereof in the State of Tennessee and Commonwealth of Virginia:

                           IN THE STATE OF TENNESSEE
                     City                     County
                     Jonesborough           Washington
                     Bluff City              Sullivan
                     --                       Loudon

                        IN THE COMMONWEALTH OF VIRGINIA

                     City                     County
                     Rural Retreat             Wythe

                              PART III--CONTRACTS

                           A.  GAS SUPPLY CONTRACTS

        The following described contracts, and all renewals, extensions, supplements or amendments thereof, between the Company (or a predecessor corporation) and the respective suppliers named below providing for the supply of natural gas to the Company for distribution and resale in the respective cities and towns and areas adjacent thereto set forth under the caption "Service Area:"

                                                                                           TERM OR
SERVICE AREA            SUPPLIER                                    CONTRACT DATE       EXPIRATION DATE

Abingdon, Virginia      East Tennessee                              November 1, 1984         November 1, 2000
                        Natural Gas Company

Blacksburg,
Virginia                East Tennessee                              November 1, 1984         November 1, 2000
                        Natural Gas Company

Bristol                  East Tennessee                             November 1, 1984         November 1, 2000
TN/VA                   Natural Gas Company

Columbia,               East Tennessee                             November 1, 1984          November 1, 2000
Tennessee               Natural Gas Company

 Elizabethton,          East Tennessee                              November 1, 1984         November 1, 2000
    Tennessee           Natural Gas Company

 Greeneville,           East Tennessee                              November 1, 1984         November 1, 2000
    Tennessee           Natural Gas Company

 Johnson City,          East Tennessee                              November 1, 1984         November 1, 2000
    Tennessee           Natural Gas Company


                                                                                               TERM OR
SERVICE AREA             SUPPLIER                                    CONTRACT DATE             EXPIRATION DATE
 Kingsport, Tennessee    East Tennessee                              November 1, 1984          November 1, 2000
                         Natural Gas Company

 Marion, Virginia        East Tennessee                              November 1, 1984          November 1, 2000
                         Natural Gas Company

 Maryville, Tennessee    East Tennessee                              November 1, 1984          November 1, 2000
                         Natural Gas Company

 Morristown, Tennessee   East Tennessee                              November 1, 1984          November 1, 2000
                         Natural Gas Company

 Pulaski, Virginia       East Tennessee                              November 1, 1984          November 1, 2000
                         Natural Gas Company

 Radford, Virginia       East Tennessee                              November 1, 1984          November 1, 2000
                         Natural Gas Company

 Shelbyville,            East Tennessee                              November 1, 1984          November 1, 2000
    Tennessee            Natural Gas Company

 Wytheville, Tennessee   East Tennessee                              November 1, 1984          November 1, 2000
                         Natural Gas Company

 Vandalia, Illinois      Natural Gas Pipeline Co. of                  March 27, 1972                   December 1, 1990
                         America                             (effective December 1, 1971)

 Virden,                 Panhandle Eastern Pipe Line                   May 28, 1985                    October 31, 1993
 Illinois                Company                             (effective October 1, 1985)

 Columbus, Georgia       Southern Natural Gas Company                 August 29, 1969                  November 1, 1989
                                                             (effective November 1, 1969)

 Franklin, Tennessee     Texas Eastern                                March 13, 1986                   November 1, 1990
                         Transmission Corp.                  (effective January 1, 1986)

 Harrisburg, Illinois    Texas Eastern                                March 13, 1986                   November 1, 1990
                         Transmission Corp.                  (effective January 1, 1986)

 Murfreesboro,           Texas Eastern                                March 13, 1986                   November 1, 1990
    Tennessee            Transmission Corp.                  (effective January 1, 1986)



                                                                                                      TERM OR
SERVICE AREA              SUPPLIER                              CONTRACT DATE                         EXPIRATION DATE
 Union City, Tennessee   Texas Gas                                   September 1, 1970                November 1, 1989
                         Transmission Corp.                  (effective November 1, 1970)

 Gaffney, South          Transcontinental Gas Pipe Line             September 21, 1970                October 1, 1990
    Carolina             Corp.                               (effective October 1, 1970)

 Gainesville, Georgia    Transcontinental Gas Pipe Line              November 4, 1970                 November 16, 1990
                         Corp.                               (effective November 16, 1970)

 Metropolis, Illinois    Trunkline Gas Company                       October 10, 1984                 October 31, 1993
                                                             (effective February 1, 1986)



                              PART IV--FRANCHISES

        The following franchises granted to the Company, or to its predecessors and assigned to the Company or acquired by the Company by merger of predecessors into the Company, authorizing the construction, operation and maintenance of gas distribution systems in the following cities or municipalities and all renewals, extensions or substitutions thereof or therefor:

TOWN                                 EXPIRATION DATE
                                     STATE OF ILLINOIS
Virden                                 May 28, 2004
Farmersville                           July 12, 2015
Girard                                 June 1, 2004
New Holland                            August 1, 2005
Middletown                             April 2, 2013
Thayer                                 June 12, 2004
Waggoner                               June 11, 2016
Vandalia                               January 23, 2017
Harrisburg                             August 18, 2016
Raleigh                                February 9, 1989
Eldorado                               October 15, 2016
Carrier Mills                          October 11, 1997
Muddy                                  November 2, 1994
Galatia                                December 5, 1994
Metropolis                             September 6, 2016
Joppa                                  September 20,1993
Brookport                              March 13, 1997

TOWN                                   EXPIRATION DATE
                                      STATE OF TENNESSEE
Union City                             April 27, 2000
Obion County                           April 1, 1998
Woodland Mills                         April 13, 1998
Columbia                               October 18, 2004
Spring Hill                            December 16, 2010
Maury County                           July 21, 1999
Shelbyville                            March 26, 2011
Lynchburg                              June 1, 2006
Bedford County                         July 8, 1998
Franklin                               November 10, 2008
Williamson County                      None (Granted 9/16/85)
Murfreesboro                           May 24, 2000
Maryville                              August 28, 2004
Alcoa                                  May 27, 2004
Loudon County                          None (Granted 6/8/87)
Morristown                             December 18, 1999
Hamblen County                         April 8, 1998
Bristol                                March 1, 2008
Sullivan County                        January 15, 1998
Bluff City                             September 3, 2017
Johnson City                           September 1, 1988
Elizabethton                           April 15, 2008
Washington County                      None (Granted 2/24/86)
Jonesborough                           May 18, 2007
Kingsport                              November 30, 1999
Greeneville                            June 19, 2005
Sullivan County                        None (Granted 8/23/55)
Sullivan County                        None (Granted 2/14/84)

                                      STATE OF SOUTH CAROLINA

Gaffney                                December 13, 2013

                                      STATE OF GEORGIA
Gainesville                            April 3, 2009
Oakwood                                April 4, 1996
Hall County                            March 21, 1996
Columbus                               March 22, 2006
Bibb City                              September, 2020
Harris County                          August 4, 2017

TOWN                                           EXPIRATION DATE
                                          COMMONWEALTH OF VIRGINIA

Abingdon                                     May 31, 2001
Glade Springs                                April 9, 2004
Chilhowie                                    October 12, 2003
Marion                                       May 17, 2001
Rural Retreat                                July 20, 2017
Wytheville                                   May 7, 1991
Pulaski                                      October 19, 2001
Dublin                                       September 4, 2003
Radford                                      May 23, 2002
Christiansburg                               July 1, 2005
Blacksburg                                   December 19, 2006

              RECORDING DATA FOR FIFTEENTH SUPPLEMENTAL INDENTURE
                                      OF
                           UNITED CITIES GAS COMPANY

   STATE             COUNTY                 DATE AND TIME              DOCUMENT #           BOOK                 PAGES
                                            RECORDED--1987
  Alabama           Russell                11-11-87, 2:46 pm                                Mortgage 685      126-148
  Georgia           Barrow                 11-12-87, 10:15 am                                  Deed 94        220-239
  Georgia           Chattahoochee          11-12-87, 8:00 am                                   Deed Q-1        273-291
  Georgia           Hall                   11-12-87, 12:30 pm                                  1160            94-113
  Georgia           Jackson                11-12-87, 9:35 am                                   9-Y            321-340
  Georgia           Muscogee               11-11-87, 4:15 pm                                   2885              41
  Georgia           Oconee                 11-12-87, 11:10 am                                  94                22-41
  Illinois          Fayette                11-12-87, 3:45 pm               8703316             766             153-172
  Illinois          Logan                  11-13-87, 8:30 am               341462           Mortgages 68       235-254
  Illinois          Macoupin               11-13-87, 8:30 am               254743           Records 105           5
  Illinois          Massac                 11-13-87, 3:30 pm               8702251          Records 261        205-224
  Illinois          Montgomery             11-13-87, 10:15 am              305384          Mortgages 232         557
  Illinois          Saline                 11-17-87, 2:20 pm               89617                753             164-183
  South
    Carolina        Cherokee               11-12-87, 9:50 am                                Mortgage 330         287
  South
    Carolina        Cherokee (UCC)         11-18-87, 3:05 pm               25314
  South
    Carolina        Secretary of State     11-19-87, 1:14 pm               87-061115

  Tennessee         Bedford                11-12-87, 11:27 am                               Trust 250            955
  Tennessee         Blount                 11-16-87, 8:45 am                                Trust 473            223
  Tennessee         Carter                 11-16-87, 11:20 am                               Trust 364            231
  Tennessee         City of Bristol        11-18-87, 4:45 pm                                Deed 269             412
  Tennessee         Greene                 11-16-87, 12:10 pm                               Trust 409            214
  Tennessee         Hamblen                11-16-87, 4:55 pm                                Trust 406            347
  Tennessee         Maury                  11-13-87, 11:28 am                               Trust 982            43
  Tennessee         Moore                  11-13-87, 10:00 am                               Trust 48             436
  Tennessee         Obion                  11-16-87, 11:00 am                               Trust 45-P           814-833
  Tennessee         Rutherford             11-12-87, 2:50 pm                                Trust A564           749
  Tennessee         Sullivan               11-17-87, 12:20 pm                               Trust 590-C          722
  Tennessee         Washington             11-18-87, 9:00 am                                Trust 800            506
  Tennessee         Weakley                11-17-87, 8:30 am                                Trust 340            569
  Tennessee         Williamson             11-12-87, 3:35 pm                                Trust 702            526
  Tennessee         Secretary of State     11-19-87, 3:05 pm             487180, 487181
  Virginia          City of Bristol        11-24-87, 9:00 am                                Deed 265             753
  Virginia          Montgomery             11-19-87, 10:31 am              9377             Deed 592             578
  Virginia          Pulaski                11-19-87, 12:13 pm              4694             440                  97
  Virginia          City of Radford        11-19-87, 11:17 am              1566             129                  885
  Virginia          Smyth                  11-20-87, 3:16 pm               3394
  Virginia          Washington             11-23-87, 8:30 am               6142              753                  177
  Virginia          Wythe                  11-18-87, 2:15 pm               2563              Deed 342             83



                                                                [CONFORMED COPY]




                        SIXTEENTH SUPPLEMENTAL INDENTURE




                          Dated as of December 1, 1989



                             ______________________
                           UNITED CITIES GAS COMPANY

                                       TO

                     CONTINENTAL BANK, NATIONAL ASSOCIATION

                                      AND


                                  M. J. KRUGER
                                    TRUSTEES
                             ______________________


                Supplementing and Amending Indenture of Mortgage

                           Dated as of July 15, 1959

                                      and

                    Creating First Mortgage Bonds, Series R,
                            11.32%, Due May 10, 2004

         THIS SIXTEENTH SUPPLEMENTAL INDENTURE, dated as of December 1, 1989, made by and between UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter called the "Company"), whose address is 5300 Maryland Way, Brentwood, Tennessee 37027, party of the first part, and CONTINENTAL BANK, NATIONAL ASSOCIATION, formerly known as CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office at 231 South LaSalle Street, Chicago, Illinois 60690 (hereinafter called the "Trustees"), and M. J. Kruger, residing in the City of Chicago, Illinois (the Trustee and M. J. Kruger being hereinafter collectively referred to as the "Trustee"), parties of the second part.

                                   RECITALS:

         The background of this Sixteenth Supplemental Indenture is:

         A. The Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 5, 1959 (hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage, warrant to, the said Trustees, and each of them, and their respective successors and assigns, and create a security interest in, certain property of the Company in said Original Indenture more particularly described for the security of all First Mortgage Bonds issued and to be issued thereunder.

         B. On September 1, 1961, City National Bank and Trust Company of Chicago was merged with Continental Illinois National Bank and Trust Company of Chicago, now known as Continental Bank, National Association, a national banking association, which thereupon became corporate trustee under the Indenture as provided therein, and on October 15, 1966, Ray F. Myers became individual trustee under the Indenture as successor to R. Emmett Hanley, resigned, and on March 15, 1981, M. J. Kruger became individual trustee under the Indenture as successor to Ray F. Myers, resigned.

         C. The Company has heretofore executed and delivered fifteen supplemental indentures to the Original Indenture, designated as First through Fifteenth (the Original Indenture and all supplemental indentures, including this Sixteenth Supplemental Indenture, being herein called the "Indenture"), for the purpose of subjecting to the lien of the Indenture certain additional property heretofore and hereafter acquired by the Company, creating additional series of First Mortgage Bonds, and amending and supplementing the Indenture in certain respects.

         D. There have been issued under the Indenture various series of First Mortgage Bonds designated as Series A through P, inclusive, of which $55,310,184 in aggregate principal amount are outstanding as of November 30, 1989. The bonds of Series A, B, C, H and J have been retired.

         E. The Company desires to create a new series of bonds to be issued under and secured by the Indenture to be designated as "First Mortgage Bonds, Series R, 11.32%, due May 10, 2004," to be limited to $15,000,000 in aggregate principal amount.

         F. The Company also desires to subject to the lien of the Indenture certain additional property which is not of the type reserved and excepted from the lien of the Original Indenture (involving certain of the properties acquired by the Company since the date of the last supplemental indenture and certain of the properties to be acquired by the Company upon consummation of the merger into the Company of Union Gas System, Inc. following the acquisition of the capital stock of Union Gas System, Inc. from Union Holdings, Inc. pursuant to the Stock Purchase Agreement dated October 24, 1989 between the Company and Union Holdings, Inc.).

         G. All things necessary to make the Series R bonds, when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and security of the Indenture, and to make this Sixteenth Supplemental Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the issue of Series R bonds, as herein provided, has been in all respects duly authorized.

         NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE 1

                        MORTGAGE OF ADDITIONAL PROPERTY

         Section 1.01. The Company in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has heretofore irrevocably granted, conveyed, mortgaged, warranted, and granted a security interest to, the Trustees, and by these presents does hereby irrevocably grant, convey, mortgage, warrant to, the Trustees and each of them, and to their successors in said trust forever, and grant a security interest in, the property described as follows:

                  I. All lands and rights and interests therein (including fixtures), both fee and leasehold, now owned or hereafter acquired by the Company, including, without limitation, those more specifically described in Schedule A hereto and all improvements thereto and thereon;

                  II. All gas distribution systems, pipelines, plants, buildings, machinery and equipment now owned or hereafter acquired by the Company, including without limitation, those more specifically described in Schedule A hereto and all improvements now owned or hereafter acquired by the Company;

                  III. All rights appertaining to any and all the foregoing property, and all gas purchase contracts and other contracts, rights and franchises, including without limitation, those more specifically described in Schedule A hereto, and all leases, indeterminate permits, certificates of convenience and necessity, rights of way, easements, privileges, tenements, appurtenances, licenses and permits used by or useful to the Company in the operation of its business, whether now owned or hereafter acquired, and, subject to the provisions of Section
         7.01 of the Indenture, all income and earnings arising out of the mortgaged property, including rents, issues and profit arising during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture; and

                  IV. All property, real, personal and mixed, whether or not hereinabove or in Schedule A specifically described, which the Company now owns and all such property which it may hereafter acquire.

         SUBJECT to such liens and encumbrances as are of the character specified in Section 3.09 of the Indenture;

         BUT SPECIFICALLY RESERVING AND EXCEPTING from the foregoing grant:

                  A. All cash, notes, bills and accounts receivable not specifically pledged under the Indenture;

                  B. All stocks, bonds and securities not specifically pledged under the Indenture;

                  C. All merchandise held for resale and consumable materials and supplies;

                  D.      The last day of the term of each leasehold estate;

                  E.      All automotive equipment; and

                  F.      All inventory of pipe, meters and equipment.

         TO HAVE AND TO HOLD ALL said properties, real, personal and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Indenture.

         IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Indenture, without preference or priority of any series of bonds or of any bonds within a series over any of the other bonds by reason of priority of time of maturity or of the negotiation thereof or otherwise.

                                   ARTICLE 2

                                 SERIES R BONDS

         Section 2.01. Creation of Series R Bonds. There is hereby created for issuance under the Indenture a series of bonds, limited to the aggregate principal amount of $15,000,000 to be designated as "First Mortgage Bonds, Series R, 11.32%, Due May 10, 2004" (herein called "Series R bonds"). The Series R bonds shall, subject to the provisions of Section 1.13 of the Indenture, be dated as of, and shall bear interest from the date of authentication and delivery, shall mature May 10, 2004, and shall bear interest at the rate of 11.32% payable semi-annually on May 10 and November 10 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 13.32% per annum, the interest on each Series R bond to be payable at the principal office of the Trustee in Chicago, Illinois, or, at the option of the person entitled thereto, in accordance with the instructions of such person submitted in writing to the Company and the Trustee.

         Section 2.02. Form of Series R Bonds. The Series R bonds shall be issued only as fully registered bonds without coupons, in denominations of $100,000 and multiples thereof, to the extent practicable, substantially in the form set forth in Exhibit A hereto, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate to reflect the terms of such bonds.

         Section 2.03. Redemption of Series R Bonds. The Series R bonds shall be subject to redemption only as hereinafter provided:

                  (a) Series R bonds are required to be redeemed on each Series R sinking fund payment date through application of cash deposited with the Trustee for the sinking fund for the Series R bonds provided for in Section 2.04 hereof, together with interest accrued thereon to the date fixed for redemption.

                  (b) The Series R bonds may be redeemed at any time or from time to time, in whole or in part, at the option of the Company, by payment of the principal amount of the Series R bonds, or portion thereof, to be redeemed, together with interest accrued thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount. As used herein the term "Make-Whole Amount" shall mean, in connection with any redemption of Series R bonds, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Series R bonds being redeemed. If the Reinvestment Rate is equal to or higher than 11.32%, the Make-Whole Amount shall be zero. "Reinvestment Rate" shall mean the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of the Series R bonds being redeemed. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for each of the two published maturities corresponding to such Weighted Average Life to Maturity most closely to and next higher than the Weighted Average Life to Maturity and most closely to and next lower than the Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, (i) the most recent Statistical Release published not more than seven and not less than five days prior to the date of determination of the Make-Whole Amount hereunder shall be used, and (ii) if for any particular maturity that is set forth in such Statistical Release more than one (1) yield to maturity is set forth therein for the applicable date, then the lowest yield under the heading "This Week" and the highest yield under the heading "Last Week" in such Statistical Release shall be used to determine the arithmetic mean of such yields for purposes of calculating the Reinvestment Rate. "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Series R bonds. "Weighted Average Life to Maturity" of the principal amount of the Series R bonds being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (1) the remainder of (A) the amount of principal of the Series R bonds that would have become due under Section 2.04 hereof on each scheduled sinking fund payment date for the Series R bonds if such redemption had not been made, less (B) the amount of principal on the Series R bonds scheduled to become due on each such sinking fund date after giving effect to such redemption, by (2) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and each such sinking fund payment date, and (ii) totaling the products obtained in (i). Anything in the Indenture to the contrary notwithstanding, the Company will give written notice to each holder of outstanding Series R bonds and to the Trustee by telecopy or other same day written communication, setting forth the computation and amount of the Make-Whole Amount payable in connection with any redemption of Series R bonds under the provisions of this Section 2.03(b), at least three days prior to the date fixed for such redemption.

                  (c) The Series R bonds may be redeemed by application of cash deposited with the Trustee in accordance with the provisions of
         Section 3.14 or 7.05 of the Indenture at any time or from time to time, in whole or in part, by payment of the principal amount of the Series R bonds, or portion thereof, to be redeemed, together with interest accrued thereon to the date of redemption and, in the case of a redemption of the Series R bonds pursuant to the provisions of said
         Section 7.05, together with the Make-Whole Amount.

         Section 2.04. Series R Bond Sinking Fund. So long as any Series R bonds shall remain outstanding, the Company shall deposit with the Trustee as and for a sinking fund for the retirement of Series R bonds cash in the amount of $2,140,000 on May 10 of each of the years 1998 through 2003, inclusive, and the remaining unpaid principal amount of the Series R bonds on May 10, 2004 (each such date being herein called a "Series R sinking fund payment date"). Upon any prepayment of the Series R bonds, other than a scheduled deposit and prepayment contemplated by this Section 2.04, the principal amount of each scheduled deposit for the retirement of the Series R bonds under this Section
 2.04 on or after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series R bonds is reduced as a result of all such prepayments theretofore made by the Company.

         Section 2.05. Issuance of Series R Bonds. Upon the execution and delivery of this Sixteenth Supplemental Indenture and upon compliance with the provisions of the Indenture, the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to, or upon the written order of, the President or Treasurer of the Company, Series R bonds in an aggregate principal amount not exceeding $15,000,000.

                                   ARTICLE 3

                      PROVISIONS APPLICABLE TO REDEMPTION
                               OF SERIES R BONDS

         Section 3.01. Applicability to Series R Bonds. The provisions of this Article 3 shall be applicable to the Series R bonds. Except as hereinafter provided and subject to the provisions of Article 2 above, Series R bonds shall be redeemed upon the notice, in the manner and with the effect provided in Article 4 of the Indenture.

         Section 3.02. Sinking Fund Redemptions. In the case of all sinking fund redemptions, on or before the 30th day prior to each sinking fund payment date, the Trustee shall proceed to select for redemption in the manner provided herein, Series R bonds in the aggregate principal amount which are redeemable with the cash to be deposited with the Trustee on the next following sinking fund payment date, and in the name of the Company shall give notice as may be required by Article 4 of the Indenture of the redemption for the sinking fund on such sinking fund payment date of the Series R bonds so selected.

         All sinking fund payments received by the Trustee pursuant to Section
 2.04 hereof shall be held by the Trustee as security for the Series R bonds for which such sinking fund payment is made, and shall be applied by the Trustee on the respective sinking fund payment dates to the redemption of outstanding Series R bonds in the manner and with the effect specified herein; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee, in cash, all unpaid interest accrued on the Series R bonds to be redeemed through the operation of said sinking fun to the date fixed for redemption.

         Section 3.03.    Pro Rata Application; Direct Payment.
 Notwithstanding any provisions of Article 1 and Article 4 of the Indenture:

                  (a) if less than all outstanding Series R bonds are to be redeemed, the aggregate principal amount of Series R bonds to be redeemed shall be apportioned by the Trustee pro rata among the holders of the Series R bonds, in the proportion that the aggregate principal amount of such bonds so to be redeemed held by each such holder bears to the aggregate principal amount of all Series R bonds then outstanding with adjustments, to the extent practicable, to equalize for any prior redemptions not in such proportion, and

                  (b) in the event of the payment of a portion of the principal amount of any Series R bonds, payment shall be made to or upon the order of the holder of such bond without requiring presentation or surrender of such bond, if there shall then or theretofore be filed with the Trustee a certificate of the Treasurer of the Company stating that the holder of such bond (or the person for whom such holder is a nominee) and the Company have entered into a written agreement that payment of any portion of such bond may be made to the registered holder thereof without presentation or surrender thereof, that such holder will not sell, transfer or otherwise dispose of any such bond unless it shall have caused notation to be made thereon of the portion of the principal amount thereof which has been paid and the last interest payment date to which interest has been paid and prior to the delivery thereof such bond shall have been presented to the Trustee for inspection or surrendered in exchange for a new Series R bond or bonds in aggregate principal amount equal to the unpaid portion of the bond presented to the Trustee.


                                   ARTICLE 4

                              ADDITIONAL COVENANTS

         Section 4.01. Application of Section 1.15 of Indenture. So long as any Series R bonds remain outstanding, the provision of Section 1.15 of the Indenture (relating to mutilated, lost, stolen, or destroyed bonds) which are expressed to be applicable to bonds of Series A shall also be applicable to the Series R bonds and the holders thereof.

         Section 4.02. The Company covenants and agrees that so long as any Series R bonds remain outstanding, moneys deposited with the Trustee pursuant to Sections 3.14, 7.02, 7.03 or 7.04 of the Indenture will be withdrawn by the Company within, in the case of moneys deposited pursuant to Sections 7.02, 7.03 and 7.04, two years, or in the case of moneys deposited pursuant to Section 3.14, twelve months, from the date of deposit of such moneys if the Company shall have a Gross Amount of Property Additions available for such purpose.

         Section 4.03. Restricted Payments. The Company covenants and agrees that so long as any Series R bonds remain outstanding, the Company will not declare or pay any dividends on shares of its common stock (except dividends payable solely in shares of common stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of common stock (except out of the net cash proceeds derived from the issuance of other shares of common stock), or make any other distribution on shares of common stock (such non-excepted declarations, payments, purchases, redemptions or other acquisitions and distributions, being hereinafter called "Restricted Payments"), unless after giving effect thereto the aggregate amount of all such Restricted Payments made during the period from December 31, 1988 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $15,038,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends for such period.

         Section 4.04. Insurance. The Company covenants and agrees, that so long as any Series R bonds remain outstanding, any of the provisions of the Indenture to the contrary notwithstanding, the Company will and will cause each of its Subsidiaries to maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of entities engaged in the same or a similar business and similarly situated.

         Section 4.05. Merger and Consolidation. The Company covenants and agrees that so long as any Series R bonds remain outstanding, any of the provisions of Article 8 of the Indenture to the contrary notwithstanding, Company will not consolidate or merger with or into, or convey or transfer all or substantially all of the mortgaged property to, any other entity if at the time thereof or after giving affect thereto any "event of default" (as defined in Section 6.01 of the Indenture) shall or would exist.

         Section 4.06. Certain Definitions. As used in this Article 4, the following terms shall have the following meanings:

                  "Consolidated Net Income Available for Common Stock Dividends" for any period shall mean the net income of the Company and its Subsidiaries for such period available for dividends on capital stock, after deducting therefrom dividends paid and accrued during such period on preferred stock, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any Subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible, and deductions for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.

                  "Subsidiary" shall mean any corporation of which more than 50% of the outstanding Voting Stock is owned by the Company. As used herein the term "Voting Stock" shall mean stock or similar interests of any class or classes (however designated) the holders of which are generally and ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such corporation.

                                   ARTICLE 5

                            AMENDMENTS OF INDENTURE

         Section 5.01. Amendments of Certain Definitions. Each holder of Series R bonds and bonds of any Series created and issued after the date of the original issuance of the Series R bonds agrees by its acceptance of such bonds, that effective on the earlier of (i) the date on which the amendments of the Indenture set forth in this Section 5.01 have been duly consented to in writing by the holders of not less than 66-2/3% in aggregate principal amount of each Series of bonds issued and outstanding other than Series R bonds and bonds of any other series created and issued under the Indenture after December 1, 1989 or (ii) the date on which no bonds of any series issued under the Indenture and outstanding immediately prior to the date on which the Series R bonds were originally issued and the holders of which have not consented to such amendments as contemplated in foregoing clause (i) hereof remain outstanding:

                  (a)     The figure "200%" appearing in Section 2.02 and in
         Section 2.03(b)(2) of the Indenture shall be amended to read "175%."

                  (b) The first sentence of the definition of "Net Earnings" appearing in Section 12.05(o) of the Indenture shall be amended to read as follows: "Net Earnings of the Company for any period means the amount obtained by deducting from the gross earnings derived from operation of the mortgaged property all operating expenses of the Company, and by adding to the remainder all net non-operating earnings other than any portion of such earnings which represents the net gain arising from any sale or other disposition of capital assets, or any other items, which would, in accordance with generally accepted accounting principles, require separate treatment or classification in the preparation of the Company's financial statements as "extraordinary items."

                  (c)     The definition of "Property Additions" appearing in
         Section 12.05(f) of the Indenture shall be amended by changing the period appearing at the end thereof to be a comma and by adding to the end of said definition, the following: "and the term "Property Additions" shall also include all Cushion Gas (as used herein the term

         "Cushion Gas" shall mean that minimum volume of natural gas necessary to be retained in a gas storage reservoir owned by the Company in order to maintain the integrity and viability of the geological strata and the horizons of a gas reservoir for the storage of natural gas);".

                  (d) Clause C of that portion of the granting clauses of the Indenture (and of each supplemental indenture thereto which contains in any granting clauses therein the following clause C) entitled "But Specifically Reserving And Excepting from the following grant" is hereby amended to read as follows: "C. All merchandise held for resale and consumable materials and supplies (other than Cushion Gas as defined in clause (c) of Section 5.01 of the Sixteenth Supplemental Indenture to the Original Indenture);".

                                   ARTICLE 6

                                 MISCELLANEOUS

         Section 6.01. Incorporation of Original Indenture. This Sixteenth Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and all terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another series or as herein otherwise provided, shall apply to and be deemed to be for the equal benefit, security and protection of the Series R bonds and the holders thereof. All terms used in this Sixteenth Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

         Section 6.02. Successors and Assigns. Whenever in this Sixteenth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Sixteenth Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

         Section 6.03. Multiple Counterparts. This Sixteenth Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its Senior Vice President and Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary, and the said Continental Bank, National Association, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be affixed and attested by a Corporate Products Officer, and said M. J. Kruger, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.
                                    UNITED CITIES GAS COMPANY



                                    By  /s/  James B. Ford
                                        -----------------------------------
                                        Senior Vice President and Treasurer

 [CORPORATE SEAL]

 ATTEST:


  /S/     GLENN R. KING
- -------------------------------
          Secretary

 Witnesses as to United Cities
    Gas Company:

  /s/     DEBRA S. JOHNSON
- -------------------------------

  /s/     TERESA CHURCH
- -------------------------------

                                         CONTINENTAL BANK, NATIONAL
                                           ASSOCIATION, as Trustee



                                         By  /s/  J. C. MULL, JR.
                                         -----------------------------------
                                            Vice President
 [CORPORATE SEAL]

 ATTEST:


  /s/ GEORGE N. REAVES
  ------------------------
     Corporate Products Officer

 Witnesses as to Continental Bank,
    National Association and
    M. J. Kruger:

  /s/ RUSSELL C. BERGMAN
  -------------------------------

  /s/ PATRICIA M. CHILD
 -------------------------------

                                        /s/  M. J. KRUGER
                                        -----------------------------------
                                             M. J. Kruger

 STATE OF TENNESSEE       )
                          )  SS
 COUNTY OF WILLIAMSON     )

         I,    Pamela Todd      , a Notary Public in and for the County and
 State aforesaid, do hereby certify that on this ____ day of December, 1989, personally appeared before me James B. Ford and Glenn R. King, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Senior Vice President and Treasurer and Secretary, respectively, of United Cities Gas Company, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said Senior Vice President and Treasurer and Secretary acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ____ day of December, 1989.

                                        /s/  PAMELA TODD
                                        -----------------------------------
                                               Notary Public in and for the
                                                County and State aforesaid
 [NOTARIAL SEAL]

 My commission expires:  November 21, 1992

 STATE OF ILLINOIS )
                   )  SS
 COUNTY OF COOK    )

         I,    Lucille Atkins      , a Notary Public in and for the County and
 State aforesaid, do hereby certify that on this  21st day of December, 1989,
 personally appeared before me   J. C. Mull, Jr.   and   George Reaves  , to me
 personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Vice President and Corporate Products Officer, respectively, of Continental Bank, National Association, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said J. C. Mull, Jr.
 and   George Reaves acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 21st day of December, 1989.

                                        /s/  Lucille Atkins
                                        -----------------------------------
                                             Notary Public in and for the
                                               County and State aforesaid
 [NOTARIAL SEAL]

 My commission expires:  1/29/90

 STATE OF ILLINOIS  )
                    )  SS
 COUNTY OF COOK     )

         I,   Lucille Atkins  , a Notary Public in and for the County and State
 aforesaid, do hereby certify that on this 21st day of December, 1989, personally appeared before me M. J. Kruger, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 21st day of December, 1989.

                                        /s/     Lucille Atkins
                                        -----------------------------------
                                                    Notary Public in and for the
                                                      County and State aforesaid
 [NOTARIAL SEAL]

 My commission expires:  1/29/90



 STATE OF TENNESSEE       )
                          )  SS
 COUNTY OF WILLIAMSON     )

         Personally appeared before me Debra S. Johnson who, being duly sworn, says that she saw the corporate seal of UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that she also saw James B. Ford, Senior Vice President and Treasurer, and Glenn R. King, Secretary of said United Cities
 Gas Company, sign and attest the same, and that she, with   Teresa Church  ,
 witnessed the execution and delivery thereof as the act and deed of said United Cities Gas Company.

                                        /s/     DEBRA S. JOHNSON
                                        -----------------------------------
                                                Witness
 [NOTARIAL SEAL]

 Sworn to before me this ____ day of December, 1989.


  /s/     PAMELA TODD
  --------------------------
    Notary Public in and for the
     County and State aforesaid

 My commission expires:  November 21, 1992

 STATE OF ILLINOIS   )
                     )  SS
 COUNTY OF COOK      )

         Personally appeared before me   Russell C. Bergman   who, being duly
 sworn, says that he saw the corporate seal of the Continental Bank, National Association affixed to the foregoing instrument and that he also saw _____________________, Vice President, and __________________, Corporate
 Products Officer of said Continental Bank, National Association, sign and attest and same, and that he, with Patricia M. Child, witnessed the execution and delivery thereof as the act and deed of the said Continental Bank, National Association.

                                        /s/     RUSSELL C. BERGMAN
                                        -----------------------------------
                                                Witness
 [NOTARIAL SEAL]

 Sworn to before me this  21st  day of December, 1989.

  /s/     CAROL COHEN
  -----------------------------
    Notary Public in and for the
     County and State aforesaid

 My commission expires:  10-29-90


 STATE OF ILLINOIS  )
                    )  SS
 COUNTY OF COOK     )

         Personally appeared before me Russell C. Bergman, who, being duly sworn, says that he saw the within named M. J. Kruger sign, seal, and as his act and deed, deliver the foregoing instrument and that he, with Patricia
 M. Child, witnessed the execution thereof.

                                        /s/     RUSSELL C. BERGMAN
                                        -----------------------------------
                                                Witness
 [NOTARIAL SEAL]

 Sworn to before me this 21st day of December, 1989.

  /s/     CAROL COHEN
  -------------------------------
    Notary Public in and for the
     County and State aforesaid

 My commission expires:  10-29-90

                                   EXHIBIT A

                FORM OF SERIES R BONDS AND TRUSTEE'S CERTIFICATE

                           UNITED CITIES GAS COMPANY

 No. RP-                                                         $

            FIRST MORTGAGE BOND, SERIES R 11.32%, DUE MAY 10, 2004

        For value received, United Cities Gas Company, a corporation of the State of Illinois and the Commonwealth of Virginia (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to ___________________________________________________________________________
or registered assigns, on __________________________________________, or earlier as hereinafter referred to, the sum of _________________________ at the principal office in Chicago, Illinois of CONTINENTAL BANK, NATIONAL ASSOCIATION, formerly known as CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the "Trustee"), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon, from the date hereof, at the rate of eleven and thirty-two one-hundredths percent (11.32%) per annum, at said office, semi-annually on May 10 and November 10 in each year until the principal sum hereof shall have become due and payable and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of thirteen and thirty-two one-hundredths percent (13.32%) per annum.

         This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, of a series designated First Mortgage Bonds, Series R, 11.32%, Due May 10, 2004, all such bonds of this series and all other series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "Indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Bank, National Association, formerly known as Continental Illinois National Bank and Trust Company of Chicago as Corporate Trustee) and R. Emmett Hanley (who has been succeeded by M. J. Kruger), as Trustees, to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the Indenture may be made, the terms and conditions upon which bonds of all series are or are to be issued and secured, the rights and remedies under the Indenture of the holders of said bonds, the terms and conditions upon which the Indenture may be modified or amended, and the rights and obligations under the Indenture of the Company and of said Trustees; but neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

         The Company is obligated to redeem a portion of the principal amount of this bond pursuant to a sinking fund established for the benefit of the holders of the Bonds of Series R and certain optional redemptions of the Series R Bonds may be made by the Company upon the terms and conditions more fully set forth in the Indenture.

         The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

         In certain events, on the conditions, in the manner, at the times, to the extent and with that effect set forth in the Indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, may be called for redemption and payment prior to maturity, on notice given or waived as provided in the Indenture, at the applicable redemption price specified in the Indenture.

         This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond, all in the manner and upon the conditions prescribed in the Indenture.

         Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the Indenture.

         This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the Indenture, until the certificate hereon shall have been signed by the Trustee.

         IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated ________________.


                                          UNITED CITIES GAS COMPANY


                                          By __________________________________
                                             Senior Vice President and Treasurer
 ATTEST:


_______________________________
         Secretary


                        [FORM OF TRUSTEE'S CERTIFICATE]

         This is one of the bonds, of the series designated therein, referred to in the within-mentioned Indenture.



                                          CONTINENTAL BANK, NATIONAL
                                            ASSOCIATION, as Trustee


                                          By __________________________________
                                                     Authorized Officer

                                   SCHEDULE A

                       DESCRIPTION OF MORTGAGED PROPERTY

      The properties referred to in the granting clauses of this Supplemental Indenture include the parcels of real estate or interest therein more specifically described below. Such description is not intended, however, to limit or impair the scope or intention of the general description in the granting clauses of the Original Indenture.

                   PART I--REAL ESTATE AND INTERESTS THEREIN

      Those certain tracts, pieces or parcels of land and interests in real estate situate, lying and being in the respective counties and states set forth below and described as follows:

                                   SECTION A

                               STATE OF ILLINOIS

      In Marion County, Illinois:

      Lot 6 of the Subdivision of the East 1/2, Southwest 1/4 and the West side of the Southeast 1/4 of Section 7, Township 2 North, Range 3 East of the Third Principal Meridian, Marion County, Illinois, according to the Plat recorded in Plat Book 2, Page 269 of the records of Marion County, Illinois, except for a part of said Lot 6, described as follows:

      Beginning at the Northeast corner of the Northeast Quarter of the Southwest Quarter of Section 7, Township 2 North, Range 3 East of the Third Principal Meridian, Marion County, Illinois; thence on an assumed bearing South 00 degrees 46 minutes 27 seconds West along the East line of Lot 6 of the Subdivision of the East Half of the Southwest Quarter and the West side of the Southeast Quarter of Section 7, as recorded in Plat Book 2, Page 269 in Marion County Recorder's Office, a distance of 54.82 feet; thence North 89 degrees 29 minutes 45 seconds West a distance of 165.73 feet to the West line of said Lot 6; thence North 00 degrees 45 minutes 01 seconds East along said West line a distance of 54.83 feet to the North line of said Northeast Quarter of the Southwest Quarter; thence South 89 degrees 29 minutes 30 seconds East along said North line a distance of 165.76 feet to the Point of Beginning, all in accordance with the attached plat and containing 9,090 square feet, more or less, of which 3,605 square feet, more or less, lie outside other existing Southerly right of way line of Federal Aid Route 99 (U.S. Route 50), except the existing mineral rights.

      Said right of way consisting of 9,090 square feet, more or less, having been conveyed to the State of Illinois, Department of Transportation.

      In Macoupin County, Illinois:

      Lots Four (4) and Seven (7) and that part of Lot Five (5) bounded and described as follows:

        Beginning at the Northwest corner of Block Fourteen (14) in the Original Plat of the Town, now City of Virden; Thence East 79.7 feet to the true point of beginning; Thence South 113.5 feet, more or less, at an inside angle of 90 degrees 11" with the West end of the North line of said Block Fourteen (14) to a point located as follows:

        Beginning at the Northwest corner of said Block Fourteen (14), thence East along the North line of said Block Fourteen (14) 129.7 feet, thence South
118.8 feet at an inside angle of 90 degrees 11" with the West end of the North line of said Block Fourteen (14); thence West 41.87 feet at an inside angle of 89 degrees 49" with the previously described line running South, thence Northwesterly 9.7 feet at an inside angle of 146 degrees 56" with the previously described line running West to an iron pipe at such point;

        Thence South from such point parallel with the West line of said Block Fourteen (14) to the South boundary of said Block Fourteen (14); Thence East along the South boundary of said Block Fourteen (14) to the Southeast corner of Lot Five (5) in said Block Fourteen (14); Thence North along the East line of Lot Five (5) in said Block Fourteen (14) to the Northeast corner of Lot Five (5) in said Block Fourteen (14); Thence West along the North line of said Block Fourteen (14) to the true point of beginning.

        All situated in Block Fourteen (14) of the Original Plat of the Town, now City of Virden, situated in the County of Macoupin and State of Illinois. Except coal, mineral and mining rights heretofore conveyed or reserved of record, and subject to easements, restrictions and rights of way of use and record.

                               STATE OF MISSOURI

        All of Lot Six (6) and all of Lot Seven (7), EXCEPT the South Nineteen
(19) feet of the West Ninety-five (95) feet thereof; and the East Fifty-five
(55) feet of the North Half of Lot Eight (8), all in Block Four (4), in the Original Town of Canton, Lewis County, Missouri.

        ALSO, AN EASEMENT OF INGRESS AND EGRESS 16 feet by 47 feet lying eight
(8) feet each side of a line described as follows: Beginning at a point Sixty-three (63) feet West and Twenty-eight (28) feet South of the Northeast corner of said Lot Eight (8), thence North parallel with the East line of said Lot Forty-seven (47) feet to a point Sixty-Three (63) feet West and Nineteen
(19) feet North of the Southeast Corner of Lot Seven (7), all in Block Four (4) of the Original town of Canton, Lewis County, Missouri.

      In Marion County, Missouri:

      All that part of Out Lot fifty (50) of the Original Town, now City of Hannibal, Missouri, described as follows: Beginning on the North line of said Out lot at the intersection of the south line of Collier Street with the east line of Eleventh Street, said point being 30 feet eastwardly from the northwest corner of said Out Lot; thence eastwardly along the south line of said Collier Street, one hundred ninety five (195) feet; thence southeasterly at right angles to said south line of Collier Street, four hundred thirty
(4340) feet; thence westwardly parallel with the South line of Collier Street, one hundred ninety five (195) feet to east line of Eleventh Street; thence along the east line of Eleventh Street, four hundred thirty (430) feet to the point of Beginning.

      In Ralls County, Missouri:

      A tract of land lying in the East one-half of the Northeast quarter of Fractional Section 2, Township 56 North, Range 5 West, in the City of Hannibal, Ralls County, Missouri, and being more fully described as follows, to-wit:

        From an iron pipe marking the Northeast corner of Section 2, and the Center line of the Paris Gravel Road, run West along the North line of said Fractional Section 2 and the Ralls County Line a distance of 110.01 feet to an iron pipe; thence S-00 degrees 27' W. parallel with the East side of this
Section 864.99 feet to the true point of Beginning of this tract; thence continuing S 00 degrees 27' W 40 feet West of and parallel to the center line of Red Devil Road 43.88 feet to an iron pipe; thence N 89 degrees 33' W. 10 feet to a point 50 feet West of and at right angles to Road Stationing 1+95; thence S 00 degrees 27' W along the West right-of-way line of Red Devil Road 305 feet to an iron pipe 50 feet West of and at right angles to Road Stationing 5+00; thence S 04 degrees 16' W along the West right-of-way line of Red Devil Road Extended 230.67 feet to an iron pipe; thence N 67 degrees 49' W 511.92 feet to an iron pipe; thence N 87 degrees 50' W 400.7 feet to an iron pipe; thence N 02 degrees 08' E 466.95 feet to an iron pipe; thence S 83 degrees 48' E 892.15 feet to the point of Beginning, containing 9.85 acres, more or less, as per survey of Harold R. Crane, Registered Land Surveyor #1111-Missouri, in part of March, 1977.

        SUBJECT TO Public Roads, Private Roads, Highways and Easements as now of record.

                                 STATE OF IOWA

      In Lee County, Iowa:

      1. All of that part of Block Twenty-two (22) in Reid's Addition to the City of Keokuk, lying Easterly of the right-of-way of Chicago, Burlington and Quincy Railroad Company in Lee County, Iowa.

      2. Lots One (1), Two (2) and Three (3), in Block Nine (9) in Kilbourne's Addition to the City of Keokuk, Lee County, Iowa.

      3. Lot 4, Sawyer Riverview Estates being land located in the Fractional SE1/4 of Section 36, Township 66 North, Range 5 West of the Fifth Principal Meridian, Montrose Township, Lee County, Iowa.

      4. Lots 7, 8, 9, 10, 11 and 12, Block 154, of the Original City of Keokuk, Since April 27, 1989.

      5. Lots 1 and 6, Sawyer Riverview Estates being land located in the Fractional SE1/4 of Section 36, Township 66 North, Range 5 West of the Fifth Principal Meridian, Montrose Township, Lee County, Iowa.

      6. A tract of land on the Easterly side of Plank Road, lying South and adjacent to the Arrowhead Bowl and Indian Hills Addition, located in the Southwest Quarter (SW1/4) of Section Fourteen (14), Township Sixty-five (65) North, Range Five (5) West of the Fifth Principal Meridian, City of Keokuk, Lee County, Iowa, and described by the following metes and bounds:

      Beginning on the North right of way line of Messenger Road at a point Thirty-three (33) feet North and Twenty (20) feet West of the Southeast corner of said Southwest Quarter (SW1/4) of Section Fourteen (14); thence South Eighty-nine (89) Degrees Fifty-four (54) Minutes West, Ten (10) feet with said right of way; thence North, Four Hundred (400) feet with the East boundary of Wilkens Pipe & Supply Co. tract; thence South Eighty-nine (89) Degrees Fifty-four (54) Minutes West, One Hundred Eighty-two and Four-tenths (182.4) feet; thence North Fifty-seven (57) Degrees Forty-eight (48) Minutes West, Fifty-eight and Six-tenths (58.6) feet; thence North Seventy-two (72) Degrees Twenty-six (26) Minutes West, Three Hundred Twenty-nine and Five-tenths (329.5) feet; thence South Thirty-four (34) Degrees Two (02) Minutes West, One Hundred Twenty (120) feet; thence North Fifty-seven (57) Degrees Forty-eight
 (48) Minutes West, Fifty (50) feet with the rear line of Michigan-Wisconsin Pipe Line Company meter station tract; thence South Thirty-four (34) Degrees Two (02) Minutes West, One Hundred (100) feet to the Easterly right of way line of Old Plank Road; thence with said right of way North Fifty-seven (57) Degrees Forty-eight (48) Minutes West Ninety-four and Five-tenths (94.5) feet and North Thirty-four (34) Degrees Nineteen (19) Minutes West, Three Hundred Eight and Sixth-tenths (308.6) feet to the Southwesterly corner of Arrowhead Bowl tract; thence North Fifty-five (55) Degrees Forty-one (41) Minutes East, Six Hundred Thirty-nine and Seven-tenths (639.7) feet with the property line extended; thence North Thirty-one (31) Degrees Sixteen (16) Minutes Fifteen
 (15) Seconds West, One Hundred Thirty-nine and Seven-tenths (139.7) feet to a Southerly line of Plat 1, Indian Hills Addition; thence North Fifty-nine (59) Degrees Seventeen (17) Minutes Fourteen (14) Seconds East, Six Hundred Four and Four-tenths (604.4) feet with said Southerly line extended to a point Twenty (20) feet West of the Quarter (1/4) Section Line of said Section Fourteen (14); thence South One Thousand Four Hundred Sixty-eight and six-tenths (1468.6) feet parallel and Twenty (20) feet West of said Quarter (1/4) Section Line to the Northerly right of way line of Messenger Road, and point of beginning, containing Fourteen and One Hundredth (14.01) acres, and subject to the following utility easements: Sanitary sewer to City of Keokuk; Electric transmission line to Union Electric Company and Natural gas transmission pipe lines to Michigan-Wisconsin Pipe Line

 Company; Grantor also grants whatever right he may have for use and access through the Twenty (20) foot strip lying adjacent to the East boundary.

                                STATE OF KANSAS

      In Johnson County, Kansas:

      Olathe Office and Service Center, 730 N. Ridgeview, Olathe, Kansas. Beginning at a point 342.00 feet North of the Southwest corner of the Northwest quarter of Section 30, Township 13, Range 24 in the City of Olathe, Johnson County, Kansas; thence North 89 degrees, 26 minutes, East a distance of 326 feet; thence South a distance of 343.61 feet to a point on the south line of said Northwest quarter; thence North 89 degrees, 43 minutes, East along said South line a distance of 331.18 feet; thence North 0 degrees, 43 minutes, West a distance of 1002.51 feet (1001.40 feet measured) to the center of Old 50 Highway; thence South 57 degrees, 49 minutes, West a distance of
 761.65 feet (South 57 degrees, 53 minutes 58 seconds West a distance of 760.99 feet measured) along said center line to the West line of said Northwest quarter; thence South along said West line a distance of 258 feet (258.18 feet measured) to the point of beginning, containing 9.43 Acres, more or less.

      In Wilson County, Kansas:

      Buffalo Compressor Station. The Northwest quarter of Section seventeen, Township twenty-seven South, Range sixteen East, Wilson County, Kansas.

      Fredonia Compressor Station:

      The leasehold estate of United Cities Gas Company, as successor by merger to Union Gas System, Inc., a Kansas corporation, in and to:

      The Northeast Quarter (NE1/4), the Southeast Quarter of the Northwest Quarter (SE1/4 of NW1/4), the South Half of the Southeast Quarter (S1/2 of SE1/4), the South Half of the Southwest Quarter (S1/2 of SW1/4), and the Northwest Quarter of the Southwest Quarter (NW1/4 of SW1/4), all in Section 17, Township 29 South, Range 15 East, Wilson County, Kansas, and

      The Southwest Quarter (SW1/4) of Section 16, Township 29 South, Range 15 East, Wilson County, Kansas.


 created by the Oil and Gas Lease and Storage Agreement dated November 9, 1949, by and between G.A. Charlen, a single person, as Lessor, and Sagamore Oil and Gas Company, a Delaware corporation, as Lessee, filed for record January 4, 1949, in the Office of the Register of Deeds in and for Wilson County, Kansas, in Book 64, Page 327, and assigned by Sagamore Oil and Gas Company, a Delaware corporation, to Union Gas System, Inc., a Kansas corporation, by the Assignment, Deed and Bill of Sale dated January 31, 1949, filed for record February 16, 1949, in the Office of the Register of Deeds in and for Wilson County, Kansas, in Book 64 Misc., Page 418;

 together with:

            (a) all buildings, structures and other improvements of any kind, nature or description now or hereafter erected, constructed, placed or located upon any or all of the leasehold estate described above, including, without limitation, any and all additions to, substitutions for or replacements of any such buildings, structures and other improvements, and together with all appurtenances thereto.

            (b) all easement rights, if any, of United Cities Gas Company, in and to the fee title to the property which is subject to the above-described leasehold estate.

      In Woodson County, Kansas

      Yates Center Warehouse. Lots 11, 12, 13 and 14, Block 27, Original Townsite, a subdivision in the City of Yates Center, Woodson County, Kansas, according to the recorded plat thereof.

      In Wyandotte County, Kansas:

      Wyandotte Office Building, 78th and Kansas Avenue, Kansas City, Kansas. Lot 1, Way's Subdivision, a subdivision in the City of Kansas City, Wyandotte County, Kansas, according to the recorded plat thereof.

      In Montgomery County, Kansas:

      Buckeye Station Warehouse, Coffeyville, Kansas. That Part of Lots 21, 22 and the North 10 feet of Lot 23 in the County Clerk's Subdivision of the Northeast quarter of Section 34, Township 34 South, Range 16 East, a subdivision in City of Coffeyville, Montgomery County, Kansas, according to the recorded plat thereof, being more particularly described as follows:
 COMMENCING at a railroad spike found at the Southeast corner of the Northeast 1/4 of said Section 34, Township 34 South, Range 16 East; THENCE North 00 degrees 25 minutes 32 seconds West (an assumed bearing) along the East line of said Northeast 1/4 a distance of 825.00 feet to a 5/8" iron rod set for the POINT OF BEGINNING; THENCE North 90 degrees 00 minutes, 00 seconds West, a distance of 20.00 feet to a 5/8" iron rod set; THENCE South 0 degrees 25 minutes 32 seconds East, a distance of 10.00 feet to a 5/8" iron rod set; THENCE North 90 degrees 00 minutes 00 seconds West, a distance of 704.00 feet to a 5/8" iron rod set; THENCE North 00 degrees 25 minutes 32 seconds West, a distance of 141.09 feet to a 5/8" iron rod set on a point of a tangent circular curve deflecting to the right, said curve having a central angle of 4 degrees 50 minutes 34 seconds, a radius of 2689.07 feet, and a tangent of
 113.71 feet, said circular curve also being the South right of way line of the Missouri Pacific Railroad; THENCE along said circular curve an arc length of
 227.29 feet to the point of curvature of said circular curve; THENCE North 89 degrees 55 minutes 29 seconds East along said South right of way a distance of
 496.78 feet to a 5/8" iron rod set on the East line of the Northeast 1/4 of said Section 34;

 THENCE South 00 degrees 25 minutes 32 seconds East along the East line of the Northeast 1/4 a distance of 135.24 feet to the POINT OF BEGINNING.

      Coffeyville Main Office Building, 314 West 10th Street, Coffeyville, Kansas. Lots 9, 10 and 11, Block 64, Original City of Coffeyville, a subdivision in the City of Coffeyville, Montgomery County, Kansas, according to the recorded plat thereof.

      Main Office Building, 114 through 122 West Myrtle Street, Independence, Kansas. Lots One, Two, Three, Four and Five in owners Re-subdivision of Gloeckler's Subdivision of Lots Fourteen and Fifteen in Block Thirty-one, a subdivision in the City of Independence, Montgomery County, Kansas, according to the recorded plat thereof, together with an easement to build, repair and maintain the second story of the building located on said Lot 1, over the alley to the North of said Lot 1, as established by the recorded plat thereof.

      Warehouse and Shops, Independence, Kansas. Lots One, Two, Three, Seven, Eight, Nine, Ten, Eleven, Twelve, Thirteen and Fourteen, Block 1, Improvement Club's First Addition, formerly in the City of Independence, Montgomery County, Kansas, according to the recorded plat thereof; and Lot Nineteen, Block One, Lots One, Two, Three, Four, Five and Six and Seven, Block Six, Lots One, Two, Three, Four, Five, Six, Seven and Eight, Block Seven, and all of Block Ten, ALL in Improvement Club's First Addition to the City of Independence, a subdivision in the City of Independence, Montgomery County, Kansas, according to the recorded plat thereof.

      North Liberty Compressor Station:

      The leasehold estate of United Cities Gas Company, as successor by merger to Union Gas System, Inc., a Kansas corporation, in and to:

      The South half (S 1/2) of the Northeast quarter (NE 1/4) of Section 33, Township 33 South, Range 17 East, Montgomery County, Kansas,

 created by the Oil and Gas Lease and Gas Storage Agreement dated August 29, 1953, by and between Martha A. Startz and John W. Startz, husband and wife, as Lessor, and Union Gas System, Inc., a Kansas corporation, as Lessee, filed for record September 1, 1953, in the Office of the Register of Deeds in and for Montgomery County, Kansas, in Book 53 of Oil, at Page 383, as modified by Oil and Gas Lease and Gas Storage Agreement modification (the "Modification Agreement") dated January 14, 1982, by and between Martha A. Startz, as Lessor, and Union Gas System, Inc., as Lessee, filed for record April 20, 1984, in the Office of the Register of Deeds in and for Montgomery County, Kansas, in Book 97 of Oil, at Page 352, as amended and modified by Addendum No. 1, Addendum No. 2 and Addendum No. 3, set forth in the instrument dated December 8, 1982, by and between Martha A. Startz and Union Gas System, Inc., filed for record April 20, 1984, in the Office of the Register of Deeds in and for Montgomery County, Kansas, in Book 97 of Oil, at Page 348;

 together with:

            (a) the rights of United Cities Gas Company, as successor by merger to Union Gas System, Inc., to lay, maintain, alter, repair, operate, remove and relay parallel pipe lines for the transportation of oil or gas on, over and through the above-described property, as established by the Right of Way Contract dated August 29, 1953, executed by Martha A. Startz and John W. Startz, husband and wife, filed for record September 1, 1953, in the Office of the Register of Deeds in and for Montgomery County, Kansas, in Book 3 Misc., at Page 166;

            (b) the rights of Union Gas System, Inc., to install, operate, maintain and remove meters, regulators and other equipment necessary for the measurement and regulation of gas, on, over, through and under the above-described property, and to construct and use, maintain, alter and repair a roadway on the above-described property, all as established by the Right of Way Contract dated July 22, 1954, executed by Martha A. Startz and John W. Startz, husband and wife, filed for record July 30, 1954, in the Office of the Register of Deeds in and for Montgomery County, Kansas, in Book 3, Misc., at Page 341; and

            (c) all buildings, structures and other improvements of any kind, nature or description now or hereafter erected, constructed, placed or located upon any or all of the said leasehold estate described above, including, without limitation, any and all additions to, substitutions for or replacements of any such buildings, structures and other improvements, and together with all appurtenances thereto.

      The South Liberty Compressor Station:

      The leasehold estate of United Cities Gas Company, as successor by merger to Union Gas System, Inc., a Kansas corporation, in and to:

      The Southwest Quarter (SW 1/4) and the West half of the Northwest Quarter (W 1/2 of NW 1/4) of Section 4, Township 34 South, Range 17 East, Montgomery County, Kansas, except a one acre tract in the Southeast corner of the Southwest Quarter (SW 1/4) for School District #15,

 created by the Oil and Gas Lease and Gas Storage Agreement dated January 11, 1947, by and between Margaret Nell Perdue and J.F. Perdue, husband and wife, as Lessor, and Sagamore Oil and Gas Company, a Delaware corporation, as Lessee, filed for record April 5, 1947, in the Office of the Register of Deeds in and for Montgomery County, Kansas, in Book 48 of Oil, at Page 373, and assigned by Sagamore Oil and Gas Company, a Delaware corporation, to Union Gas System, Inc., a Kansas corporation, by the Assignment, Deed and Bill of Sale dated January 31, 1949, filed for record February 19, 1949, in the Office of the Register of Deeds in and for Montgomery County, Kansas, in Book 49 of Oil, at Page 291, and as modified by the Oil and Gas Lease and Gas Storage Agreement Modification dated February 8, 1985, by and between William G. Eden and Deloris Eden, husband and wife, as Lessor, and Union Gas System, Inc., as Lessee, filed for record February 25, 1985, in the Office of the Register of Deeds in and for Montgomery County, Kansas, in Book 64 of Misc., at Page 274;

together with:

            (a) the rights of United Cities Gas Company, as successor by merger to Union Gas System, Inc., to lay, maintain, alter, repair, operate, remove and relay parallel pipe lines for the transportation of oil or gas on, over and through the above-described property, as established by the Right of Way Contract dated April 30, 1948, executed by Margaret Nell Perdue and J.F. Perdue, husband and wife, filed for record May 5, 1948, in the Office of the Register of Deeds in and for Montgomery County, Kansas in Book 49 of Oil, at Page 47; and

            (b) all buildings, structures, and other improvements of any kind, nature or description now or hereafter erected, constructed, placed or located upon any or all of said leasehold estate described above, including, without limitation, any and all additions to, substitutions for or replacements of any such buildings, structures and other improvements, and together with all appurtenances thereto.

                                   SECTION B

                                STATE OF KANSAS

      In Chautauqua County, Kansas:

      Sedan, Kansas Property. Commencing at a point 156 feet North of the Southeast corner of Lot 1, Block 1, Gilman's Addition to the City of Sedan, a subdivision in the City of Sedan, Kansas, according to the recorded plat thereof, thence North 25 feet; thence West 15 feet; thence South 25 feet; thence East 15 feet to place of beginning.

      A strip of land 40 feet wide off the South side of Lot 14, Block 2, Sheek's Addition to the City of Sedan, a subdivision in the City of Sedan, Chautauqua County, Kansas, according to the recorded plat thereof.

      Lot in Niotaze, Kansas. South 50 feet of the South half of Lot 12, Block 12, Original Town of Niota, a subdivision in the City of Niotaze, Chautauqua County, Kansas, according to the record plat thereof.

      The Sedan Bethlehem Baptist Church Meter and Regulator Site, Sedan, Kansas. The North fifty feet of the east one hundred feet of Lot seven, Block nine of addition by City Ordinance to the City of Sedan, a subdivision in the City of Sedan, Chautauqua County, Kansas, according to the recorded plat thereof.

      Mineral Rights, Chautauqua Springs, Kansas. One-half of the mineral rights on Block 1, Harshbarger's Addition, a subdivision in the City of Chautauqua Springs, Chautauqua County, Kansas, according to the recorded plat thereof.

       Stone Regulator House in Niotaze, Kansas. The North Twenty-Five Feet of the South Half of Lot Twelve in Block Twelve of the Original Town of Niota, a subdivision in the City of Niotaze, Chautauqua County, Kansas, according to the recorded plat thereof.

      In Johnson County, Kansas:

      Olathe South Gate Meter and Regulator Setting, Olathe, Kansas.
 Beginning at a point on the Southerly right-of-way line of the railroad spur known as the Frisco crossover which point is 95 feet West measured at right angles from the East line of Section Thirty-five, Township Thirteen, Range Twenty-three, in the City of Olathe, Johnson County, Kansas; thence South parallel to the aforesaid Section line, a distance of 80 feet; thence East 20 feet; thence North to a point on the aforesaid right-of-way line of the Frisco crossover; thence Northwesterly along this right-of-way line to the place of beginning.

      In Elk County, Kansas:

      Meter and Regulator Site, Kansas Avenue, Longton, Kansas. The West 70 feet, Lots 262 to 274, inclusive, Block 46, Kansas Avenue, in the City of Longton, Elk County, Kansas.

      In Montgomery County, Kansas:

      Pipe Yard, West 5th Avenue, Caney, Kansas. East 75 feet of Lots 7 and 8, Block 12, City of Caney, Montgomery County, Kansas.

      Regulator Site, Caney, Kansas. All of Block 11, Braden's Addition to Caney, a subdivision in the City of Caney, Montgomery County, Kansas, according to the recorded plat thereof.

      West City Gate Meter and Regulator Station, Caney, Kansas. Lot Six, in Block Fifty-nine, of the First Addition to the City of Caney, a subdivision in the City of Caney, Montgomery County, Kansas, according to the recorded plat thereof.

      Regulator Site, Graphic Street, Coffeyville, Kansas. Beginning at a point One Hundred Feet North of the Southwest corner of Out Lot No. 1, West End Place Addition to the City of Coffeyville, a subdivision in the City of Coffeyville, Montgomery County, Kansas, according to the plat thereof, thence North 20 feet, thence East 20 feet, thence South 20 feet and thence West 20 feet to point of beginning.

      Meter and Regulator Site, Martin Street, Coffeyville, Kansas. Commencing at a point 538 feet South of the Northwest corner of lot 4 in Section 31, Township 34 South, Range 17 East, in the present West fence line of said lot 4, thence South 75 feet along said fence, thence East 20 feet, thence North 75 feet, thence West 20 feet to point of beginning. South line of said tract is approximately twenty-one (21) feet south of the property line on the south Side of Martin Street, of Coffeyville, Kansas.

      Laurel Street Regulator and Meter Site, Laurel and 24th Street, Independence, Kansas. Lots Five and Six, Block Four, Laurel Heights Addition to the City of Independence, a subdivision in the City of Independence, Montgomery County, Kansas, according to the recorded plat thereof.

      Mineral Rights, Montgomery County Kansas. All oil, gas and other minerals and mineral rights and in and to said land described as follows: A tract of land bounded by a line described as follows: Beginning at the Southeast corner of the North one-half of the North one-half of the Southeast one-fourth of Section 28, Township 33, Range 17, said point being 1982 feet North of the Southeast corner of said Section 28, running thence West 166 feet, thence Northeasterly 292 feet, thence Easterly 132 Feet to the East line of said Section 28, thence South 286 feet to the point of beginnings.

      Abandoned Regulator Site, Fawn Creek Township. A plot ten feet by ten feet in the Southwest corner of Lot 12, Block 42, in the Original Subdivision, a subdivision in the City of Tyro, Montgomery County, Kansas, according to the recorded plat thereof.

      Regulator Site, Elk City, Kansas. Beginning at a point 16'4" South of the Northeast corner of Lot 1, Block 9, Elk City, Kansas, thence North 22'7", thence West 94', thence South 15'7", thence West 42', thence south 7', thence East 136' to point of beginning, with buildings thereon, reserving land not described in this instrument in the Northwest corner of the tract with building thereon to Union Gas System, Inc.

      Vacant Land in Coffeyville, Kansas. Lot 12, Block 6, Northfield Subdivision to the City of Coffeyville, Montgomery County, Kansas, a subdivision in the City of Coffeyville, Kansas, according to the recorded plat thereof.

      In Wilson County, Kansas:

      Fredonia Pipeyard & Regulatory Site, 3rd & Jackson Street, Fredonia, Kansas. All of Lots Fourteen, Fifteen and Sixteen, Block Three in Stivers Addition to the City of Fredonia, a subdivision in the City of Fredonia, Wilson County, Kansas, according to the recorded plat thereof.

      Regulator Site, Fredonia, Kansas. Commencing at the Southeast corner of Lot eleven in Block ten in Hamilton's Addition to the City of Fredonia, a subdivision in the City of Fredonia, Wilson County, Kansas, according to the recorded plat thereof, and running thence West 20 feet, thence North 20 feet thence East 20 feet, then South 20 feet to point of beginning.

 In Woodson County, Kansas:

      Regulator Site and Material Yard, Yates Center, Kansas. Lot Twelve and the South 12 1/2 feet of Lot Thirteen, Block Ten, Yates Fourth Addition to the City of Yates Center, a subdivision in the City of Yates Center, Woodson County, Kansas, according to the recorded plats thereof.

                  PART II - DISTRIBUTION SYSTEMS AND PIPELINES
                              DISTRIBUTION SYSTEMS

      All gas distribution systems of the Company, together will all pipelines, mains, connection, service pipes, fittings, meters, regulators, regulator stations and buildings, tools, instruments, appliances, apparatus, facilities, machinery and other property used or provided for use in the construction, maintenance, repair or operation thereof and together also with all of the rights, privileges, rights-of-way, franchises, licenses, easements, grants and permits with respect to the construction, maintenance, repair and operation of such gas distribution systems, including, but not limited to, the plants and systems owned and operated by the Company for the distribution and sale of gas located in the following named cities, towns, or villages and environs thereof as follows:

                             IN THE STATE OF KANSAS

                             GAS TRANSMISSION LINES

                                                                                                        Miles
  1.     From La Fontaine in Wilson County to Fredonia Storage in Wilson County to
         Wilson Natural Gas Connection
                                                                                                         24.5
  2.     From Liberty Storage in Montgomery County to Coffeyville in Montgomery
         County
                                                                                                         26.8
  3.     From Altoona in Wilson County to Berlington in Coffey County
                                                                                                         39.3
  4.     From Williams Storage in Chautauqua County to Wilson Natural Gas Connection
         in Chautauqua County
                                                                                                         32.0

                            GAS DISTRIBUTION SYSTEMS

  Municipality                                                  County

  Altoona                                                       Wilson
  Benedict                                                      Wilson
  Bonner Springs                                                Wyandotte
  Buffalo                                                       Wilson
  Burlington                                                    Coffey
  Caney                                                         Montgomery

                             STATE OF KANSAS, CONT.
  Municipality                                                  County

  Cedarvale                                                     Chautauqua
  Chautauqua                                                    Chautauqua
  Coffeyville                                                   Montgomery
  Dearing                                                       Montgomery
  Douglas                                                       Douglas
  Easton                                                        Leavenworth
  Elgin                                                         Chautauqua
  Elk City                                                      Montgomery
  Elk Falls                                                     Elk
  Elsmore                                                       Allen
  Fall River                                                    Greenwood
  Fredonia                                                      Wilson
  Galesburg                                                     Neosho
  Gardner Lake                                                  Johnson
  Havana                                                        Montgomery
  Hewins                                                        Chautauqua
  Hillsdale                                                     Miami
  Independence                                                  Montgomery
  Jarbalo                                                       Leavenworth
  Lafontaine                                                    Wilson
  Leroy                                                         Coffey
  Lenexa                                                        Johnson
  Liberty                                                       Montgomery
  Linwood                                                       Leavenworth
  Longton                                                       Elk
  McCune                                                        Crawford
  Moline                                                        Elk
  Moorehead                                                     Neosho
  Mound Valley                                                  Labette
  Neodesha                                                      Wilson
  Niotaze                                                       Chautauqua
  Olathe                                                        Johnson
  Overland Park                                                 Johnson
  Peru                                                          Chautauqua
  Savonburg                                                     Allen
  Sedan                                                         Chautauqua
  Spring Hill                                                   Johnson
  Sycamore                                                      Montgomery
  Tyro                                                          Montgomery
  Unincorporated                                                Wyandotte
  Yates Center                                                  Woodson

                            IN THE STATE OF MISSOURI

                            GAS DISTRIBUTION SYSTEMS
  Municipality                                                  County

  Alexandira                                                    Clark
  Arbela                                                        Scotland
  Canton                                                        Lewis
  Edina                                                         Knox
  Ewing                                                         Lewis
  Granger                                                       Scotland
  Hannibal                                                      Ralls/Marion
  Kahoka                                                        Clark
  Knox City                                                     Knox
  LaBelle                                                       Lewis
  La Grange                                                     Lewis
  Lewiston                                                      Lewis
  Luray                                                         Clark
  Memphis                                                       Scotland
  Monticello                                                    Lewis
  Naylor                                                        Ripley
  Neelyville                                                    Butler
  Qulin                                                         Butler
  Wayland                                                       Clark
                             GAS TRANSMISSION LINE

                                                                    Miles

  From the Taylor Tap in Marion County,                             38.42
  Missouri to the Gregory Landing Tap in
  Clark County, Missouri (9.66 miles of 6
  inch and 28.76 miles of 10 inch
  mainline pipeline)

                              IN THE STATE OF IOWA

                            GAS DISTRIBUTION SYSTEMS

  Keokuk                                                        Lee
  Montrose                                                      Lee

                             GAS TRANSMISSION LINE

                                                                      Miles

  From the South Fort Madison, Keokuk Tap                             21.08
  in Lee County, Iowa to Keokuk (10.54
  miles of 6 inch and 10.54 miles of 4 inch paralled pipeline)

                            IN THE STATE OF ILLINOIS

                            GAS DISTRIBUTION SYSTEMS

  Alma                                                          Marion
  Cowden                                                        Shelby
  Huey                                                          Clinton
  Iuka                                                          Marion
  Kinmundy                                                      Marion
  Raleigh                                                       Saline
  Salem                                                         Marion
  Xenia                                                         Clay

                            IN THE STATE OF GEORGIA

                            GAS DISTRIBUTION SYSTEMS


  Unincorporated Area                                           Jackson

                              PART III - CONTRACTS

                              GAS SUPPLY CONTRACTS

      The following described contracts, and all renewals, extensions, supplements or amendments thereof, between the Company (or a predecessor corporation) and the respective suppliers named below providing for the supply of natural gas to the Company for distribution and resale in the respective cities and towns and areas adjacent thereto set forth under the caption "Service Area:"

             Service                                            Contract                        Term or
              Area               Supplier                       Date                            Expiration Date
  Keokuk, Iowa                   ANR Pipeline Company           May 9, 1989                     October 31, 1992 and continue
                                                                                                year to year

  Hannibal and Canton, Missouri  Panhandle Eastern Pipeline     October 19, 1989                November 1, 1993 and continue
                                 Company                                                        year to year

  Xenia, Illinois                Trunkline Gas Company          September 20, 1988              November 1, 1993 and continue
                                                                                                year to year
  Salem, Iuka and                Mississippi River              November 1, 1987                October 31, 1997
  Huey, Illinois                 Transportation
                                 Corp.

  Kinmundy, Alma and Cowden,     Natural Gas Pipeline Company   October 1, 1988                 December 1, 1990 and continue
  Illinois                       of America                                                     year to year

  Qulin, Missouri                Texas Eastern Transmission     December 10, 1984               February 1, 1989 and continue
                                 Company                                                        year to year

  Naylor and Neelyville,         Natural Gas Pipeline Co. of    October 1, 1988                 December 1, 1990
  Missouri                       America

  State of Kansas                Williams Natural Gas Company   September 2, 1988               December 31, 1992 and
                                                                                                continue year to year

                              PART IV--FRANCHISES

      The following franchises granted to the Company, or to its predecessors and assigned to the Company or acquired by the Company by merger of predecessors into the Company, authorizing the construction, operation and maintenance of gas distribution systems in the following cities or municipalities and all renewals, extensions or substitutions thereof or therefor:

                                STATE OF KANSAS

                                                                Expiration
        Town                                                       Date

  Fredonia                                                    June 7, 2002
  Galesburg                                                   April 11, 2005
  Independence                                                May 23, 1996
  Lenexa                                                      August 5, 1996
  Linwood                                                     January 6, 1995
  Longton                                                     May 2, 2009
  Mound Valley                                                April 3, 2004
  Niotaze                                                     August 2, 1993
  Olathe                                                      October 16, 1999
  Overland Park                                               September 26, 1997
  Peru                                                        December 10, 2002
  Sedan                                                       June 28, 2000
  Spring Hill                                                 June 13, 1992
  Caney                                                       February 2, 2007
  Cedarvale                                                   June 18, 1997
  Coffeyville                                                 May 20, 1990
  Kansas City                                                 December 30, 2006

                               STATE OF ILLINOIS


                                                                 Expiration
         Town                                                       Date

  Alma                                                        February 6, 2014
  Cowden                                                      January 3, 2014
  Huey                                                        June 5, 2014
  Iuka                                                        April 24, 2014
  Kimmundy                                                    April 4, 2013
  Raleigh                                                     June 12, 2019
  Salen                                                       None
  Xenia                                                       November, 10, 2012

                               STATE OF TENNESSEE

                                                               Expiration
          Town                                                    Date

  Johnson City                                                August 2, 2013

                                STATE OF GEORGIA

           Town                                                   Expiration
                                                                     Date

  Unincorporated Area of Jackson County                       September 17, 2017

                               STATE OF MISSOURI

             Town                                               Expiration
                                                                   Date

  Alexandria                                                  March 6, 2006
  Arbela                                                      January 17, 2006
  Canton                                                      January 13, 2006
  Edina                                                       January 13, 2006
  Ewing                                                       April 10, 2009
  Granger                                                     January 14, 2006
  Hannibal                                                    May 31, 1995
  Kahoka                                                      December 9, 2005
  Knox City                                                   February 5, 2006
  LaBelle                                                     February 19, 2006
  LaGrange                                                    February 10, 2006
  Lewiston                                                    May 5, 2006
  Luray                                                       February 6, 2006
  Memphis                                                     March 20, 2006
  Monticello                                                  March 27, 2006
  Nayler                                                      February 1, 2008
  Neelyville                                                  January 7, 1998
  Qulin                                                       December 7, 2007
  Wayland                                                     April 7, 2006

                                 STATE OF IOWA

                                                              Expiration
                             Town                             Date

  Keokuk                                                      May 7, 1995
  Montrose                                                    January 13, 2001

               RECORDING DATA FOR SIXTEEN SUPPLEMENTAL INDENTURE
                                       OF
                           UNITED CITIES GAS COMPANY
                                 RECORDING DATA

                              DATE AND TIME
  STATE         COUNTY           RECORDED            DOCUMENT #    BOOK          PAGES(s)
Tennessee       Bedford          December 28, 1989                Trust 273       I-85
                                 2:26 PM
Tennessee       Blount           January 2, 1990                    V.510         504
                                 8:54 AM
Tennessee       Carter           January 2, 1990                  Trust 385       236
                                 9:35 AM
Tennessee       Greene           January 2, 1990                  Trust 435       444
                                 9:15 AM
Tennessee       Hamblem          January 2, 1990                  Trust 441       446
                                 11:45 AM
Tennessee       Maury            December 29, 1989                  1066          322
                                 12:10 PM
Tennessee       Moore            December 29, 1989                Trust 51        621
                                 10:30 AM
Tennessee       Obion            January 2, 1990                 Trust 47-J       I-35
                                 12:10 PM
Tennessee       Rutherford       December 29, 1989               Trust A665       366
                                 2:20 PM
Tennessee       Sullivan         January 5, 1990                  Deed 291        805
                                 3:00 PM
Tennessee       Sullivan         January 2, 1990                 Deed 704-C       771
                (City of         8:30 AM
                Bristol)
Tennessee       Washingtton      January 2, 1990                  Trust 857       506
                                 11:00 AM
Tennessee       Weakley          January 2, 1990                     356          341
                                 2:00 PM
Tennessee       Williamson       December 29, 1989                   827           98
                                 1:07 PM
Tennessee       Secretary of     January 2, 1990       726741
                State (UCC)      3:15 AM
Alabama         Russell          December 27, 1989                Mortgage        85-119
                                 2:37 PM                             730
Illinois        Clay             December 29, 1989     92,893
                                 9:15 AM
Illinois        Clinton          December 29, 1989                  Land           504
                                 11:05 AM                          Records
                                                                     23
Illinois        Fayette          December 27, 1989    8903983        818           260
Illinois        Effingham        December 29, 1989     92,587        882          319-353

                              DATE AND TIME
  STATE        COUNTY           RECORDED       DOCUMENT #     BOOK      PAGES(s)
Illinois  Logan            December 27, 1989     351297    120         25-59
                           11:00 AM
Illinois  Macoupin         December 27, 1989     272165    212         57
Illinois  Marion           December 29, 1989      8128     420         287
                           12:45 PM                        Microfilm
Illinois  Massac           December 27, 1989    8902232    Records 286 318
                           10:30 AM
Illinois  Montgomery       December 28, 1989     316299    Mortgage    144
                                                           245
Illinois  Saline           December 26, 1989     102901    839         180-214
                           1:31 PM             Micr. Doc.
Illinois  Shelby           December 29, 1989    M89-4819   Mortgage    34-68
                                                           744
Illinois  Secretary of     December 26, 1989    2659928
          State (UCC)      10:44 AM
Illinois  Secretary of     December 26, 1989    2659929
          State (UCC)      10:44 AM
Georgia   Barrow           December 28, 1989               Deed 136    390-424
                           11:25 AM
Georgia   Chattahochee     December 27, 1989               Deed S-1    197
Georgia   Hall             December 28, 1989      1423     Deed        104-138
                                                           Records
Georgia   Jackson          December 28, 1989               Deed 11-A   577-611
Georgia   Muscogee         December 27, 1989               Deed 3209   257
Georgia   Oconee           December 28, 1989               Deed 116    813847
South     Cherokee         December 27, 1989               350         63
Carolina                   10:34 AM
South     Cherokee         December 27, 1989     26390
Carolina  (UCC)            10:34 AM
South     Secretary of     December 27, 1989   89-065019
Carolina  State (UCC)
Virginia  City of          January 8, 1990                 279         94
          Bristol          11:40 AM
Virginia  Montgomery       January 2, 1990      9000023    667         69
                           3:30 PM
Virginia  Pulaski                                          0471        778
Virginia  City of                                000002    141         842
          Radford
Virginia  Smyth                                            399         346
Virginia  Washington                                       790         465
Virginia  Wythe            January 2, 1990                 367         1
                           11:20 AM
Iowa      Lee              December 27, 1989      4121     Microfiche  A5
                           11:24 AM                        89S-81
Iowa      Lee (UCC)        December 27, 1989     G-199     1           U-1
                           3:25 PM
Iowa      Secretary of     December 29, 1989    K074873
          State (UCC)      10:04 A.M.





                                     Page 2
                                (Recording Data)

                              DATE AND TIME
  STATE        COUNTY           RECORDED       DOCUMENT #     BOOK      PAGES(s)
Missouri  Butler
          Indenture        December 28, 1989                   709     490
          1st Supplement   December 28, 1989                   709     523
          2nd Supplement   December 28, 1989                   709     526
          3rd Supplement   December 28, 1989                   709     530
          4th Supplement   December 28, 1989                   709     536
          5th Supplement   December 28, 1989                   709     546
          6th Supplement   December 28, 1989                   709     557
          7th Supplement   December 28, 1989                   709     567
          8th Supplement   December 28, 1989                   709     575
          9th Supplement   December 28, 1989                   709     584
          10th Supplement  December 28, 1989                   709     591
          11th Supplement  December 28, 1989                   709     595
          12th Supplement  December 28, 1989                   709     603
          13th Supplement  December 28, 1989                   709     611
          14th Supplement  December 28, 1989                   709     625
          15th Supplement  December 28, 1989                   709     641
          16th Supplement  December 28, 1989                   709     652

Missouri  Ripley
          Indenture        December 28, 1989                   274     72
          1st Supplement   December 28, 1989                   274     73
          2nd Supplement   December 28, 1989                   274     74
          3rd Supplement   December 28, 1989                   274     75
          4th Supplement   December 28, 1989                   274     76
          5th Supplement   December 28, 1989                   274     77
          6th Supplement   December 28, 1989                   274     78
          7th Supplement   December 28, 1989                   274     79
          8th Supplement   December 28, 1989                   274     80
          9th Supplement   December 28, 1989                   274     81
          10th Supplement  December 28, 1989                   274     82
          11th Supplement  December 28, 1989                   274     83
          12th Supplement  December 28, 1989                   274     84
          13th Supplement  December 28, 1989                   274     85
          14th Supplement  December 28, 1989                   274     86
          15th Supplement  December 28, 1989                   274     87
          16th Supplement  December 28, 1989                   274     88

Missouri  Marion
          Indenture        December 28, 1989      3564         549     3564
          1st Supplement   December 28, 1989      3565         549     3565
          2nd Supplement   December 28, 1989      3566         549     3566
          3rd Supplement   December 28, 1989      3567         549     3567
          4th Supplement   December 28, 1989      3568         549     3568
          5th Supplement   December 28, 1989      3569         549     3569
          6th Supplement   December 28, 1989      3570         549     3570
          7th Supplement   December 28, 1989      3571         549     3571
          8th Supplement   December 28, 1989      3572         549     3572





                                     Page 3
                                (Recording Data)

                              DATE AND TIME
  STATE        COUNTY           RECORDED       DOCUMENT #     BOOK      PAGES(s)
          9th Supplement   December 28, 1989      3573     549         3573
          10th Supplement  December 28, 1989      3574     549         3574
          11th Supplement  December 28, 1989      3575     549         3575
          12th Supplement  December 28, 1989      3576     549         3576
          13th Supplement  December 28, 1989      3577     549         3577
          14th Supplement  December 28, 1989      3578     549         3578
          15th Supplement  December 28, 1989      3579     549         3579
          16th Supplement  December 28, 1989      3580     549         3580
Missouri  Knox
          Indenture        December 28, 1989      906      199         261
          1st Supplement   December 28, 1989      909      199         264
          2nd Supplement   December 28, 1989      907      199         262
          3rd Supplement   December 28, 1989      908      199         263
          4th Supplement   December 28, 1989      910      199         265
          5th Supplement   December 28, 1989      911      199         266
          6th Supplement   December 28, 1989      912      199         267
          7th Supplement   December 28, 1989      913      199         268
          8th Supplement   December 28, 1989      914      199         269
          9th Supplement   December 28, 1989      915      199         270
          10th Supplement  December 28, 1989      916      199         271
          11th Supplement  December 28, 1989      917      199         272
          12th Supplement  December 28, 1989      918      199         273
          13th Supplement  December 28, 1989      919      199         274
          14th Supplement  December 28, 1989      920      199         275
          15th Supplement  December 28, 1989      921      199         276
          16th Supplement  December 28, 1989      922      199         277
Missouri  Ralls
          Indenture        December 28, 1989      1353     303         208
          1st Supplement   December 28, 1989      1354     303         273
          2nd Supplement   December 28, 1989      1355     303         279
          3rd Supplement   December 28, 1989      1356     303         286
          4th Supplement   December 28, 1989      1357     303         298
          5th Supplement   December 28, 1989      1358     303         317
          6th Supplement   December 28, 1989      1359     303         338
          7th Supplement   December 28, 1989      1360     304         1
          8th Supplement   December 28, 1989      1361     304         17
          9th Supplement   December 28, 1989      1362     304         35
          10th Supplement  December 28, 1989      1363     304         48
          11th Supplement  December 28, 1989      1364     304         57
          12th Supplement  December 28, 1989      1365     304         73
          13th Supplement  December 28, 1989      1366     304         89
          14th Supplement  December 28, 1989      1367     304         117
          15th Supplement  December 28, 1989      1368     304         149
          16th Supplement  December 28, 1989      1369     305         171
Missouri  Lewis
          Indenture        December 28, 1989    1289-199   287         690





                                     Page 4
                                (Recording Data)

                              DATE AND TIME
  STATE        COUNTY           RECORDED       DOCUMENT #     BOOK      PAGES(s)
          1st Supplement   December 28, 1989    1289-200   287         691
          2nd Supplement   December 28, 1989    1289-201   287         692
          3rd Supplement   December 28, 1989    1289-202   287         693
          4th Supplement   December 28, 1989    1289-203   287         694
          5th Supplement   December 28, 1989    1289-204   287         695
          6th Supplement   December 28, 1989    1289-205   287         696
          7th Supplement   December 28, 1989    1289-206   287         697
          8th Supplement   December 28, 1989    1289-207   287         698
          9th Supplement   December 28, 1989    1289-208   287         699
          10th Supplement  December 28, 1989    1289-209   287         700
          11th Supplement  December 28, 1989    1289-210   287         701
          12th Supplement  December 28, 1989    1289-211   287         702
          13th Supplement  December 28, 1989    1289-212   287         703
          14th Supplement  December 28, 1989    1289-213   287         704
          15th Supplement  December 28, 1989    1289-214   287         705
          16th Supplement  December 28, 1989    1289-215   287         706
Missouri  Clark
          Indenture        December 28, 1989               18M        2154
          1st Supplement   December 28, 1989               18M        2189
          2nd Supplement   December 28, 1989               18M        2193
          3rd Supplement   December 28, 1989               18M        2197
          4th Supplement   December 28, 1989               18M        2204
          5th Supplement   December 28, 1989               18M        2214
          6th Supplement   December 28, 1989               18M        2225
          7th Supplement   December 28, 1989               18M        2235
          8th Supplement   December 28, 1989               18M        2244
          9th Supplement   December 28, 1989               18M        2253
          10th Supplement  December 28, 1989               18M        2260
          11th Supplement  December 28, 1989               18M        2265
          12th Supplement  December 28, 1989               18M        2274
          13th Supplement  December 28, 1989               18M        2282
          14th Supplement  December 28, 1989               18M        2297
          15th Supplement  December 28, 1989               18M        2314
          16th Supplement  December 28, 1989               18M        2326
Missouri  Scotland
          Indenture        December 28, 1989       97      256          97
          1st Supplement   December 28, 1989       98      256          98
          2nd Supplement   December 28, 1989       99      256          99
          3rd Supplement   December 28, 1989      100      256         100
          4th Supplement   December 28, 1989      101      256         101
          5th Supplement   December 28, 1989      102      256         102
          6th Supplement   December 28, 1989      103      256         103
          7th Supplement   December 28, 1989      104      256         104
          8th Supplement   December 28, 1989      105      256         105
          9th Supplement   December 28, 1989      106      256         106
          10th Supplement  December 28, 1989      107      256         107
          11th Supplement  December 28, 1989      108      256         108





                                     Page 5
                                (Recording Data)

                              DATE AND TIME
  STATE        COUNTY           RECORDED       DOCUMENT #     BOOK      PAGES(s)
          12th Supplement  December 28, 1989      109      256         109
          13th Supplement  December 28, 1989      110      256         110
          14th Supplement  December 28, 1989      111      256         111
          15th Supplement  December 28, 1989      112      256         112
          16th Supplement  December 28, 1989      113      256         113
Missouri  Secretary of
          State (UCC)
          Indenture        December 28, 1989    1814216
          1st Supplement   December 28, 1989    1814217
          2nd Supplement   December 28, 1989    1814218
          3rd Supplement   December 28, 1989    1814219
          4th Supplement   December 28, 1989    1814220
          5th Supplement   December 28, 1989    1814221
          6th Supplement   December 28, 1989    1814222
          7th Supplement   December 28, 1989    1814223
          8th Supplement   December 28, 1989    1814224
          9th Supplement   December 28, 1989    1814225
          10th Supplement  December 28, 1989    1814226
          11th Supplement  December 28, 1989    1814227
          12th Supplement  December 28, 1989    1814228
          13th Supplement  December 28, 1989    1814229
          14th Supplement  December 28, 1989    1814230
          15th Supplement  December 28, 1989    1814231
          16th Supplement  December 28, 1989    1814232
Kansas    Johnson          December 27, 1989    1917211    3102        358
                           4:30 P.M.
Kansas    Secretary of     December 29, 1989    1517167
          State            11:55 A.M.





                                    Page 6
                               (Recording Data)

                                                                [CONFORMED COPY]


                       SEVENTEENTH SUPPLEMENTAL INDENTURE



                           Dated as of April 1, 1990


                          ____________________________


                           UNITED CITIES GAS COMPANY

                                       to

                     CONTINENTAL BANK, NATIONAL ASSOCIATION

                                      and

                                  M. J. KRUGER
                                    TRUSTEES

                          ____________________________


                Supplementing and Amending Indenture of Mortgage


                           Dated as of July 15, 1959

                                      and

                    Creating First Mortgage Bonds, Series Q
                           9.75%, Due April 30, 2020

         THIS SEVENTEENTH SUPPLEMENTAL INDENTURE, dated as of April 1, 1990, made by and between UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter called the "Company"), whose address is 5300 Maryland Way, Brentwood, Tennessee 37027, party of the first part, and CONTINENTAL BANK, NATIONAL ASSOCIATION, formerly known as CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office at 231 South LaSalle Street, Chicago, Illinois 60690 (hereinafter called the "Trustee"), and M. J. KRUGER, residing in the City of Chicago, Illinois (the Trustee and M. J. Kruger being hereinafter collectively referred to as the "Trustees"), parties of the second part.

                                   RECITALS:

         The background of this Seventeenth Supplemental Indenture is:

                 1. The Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 (hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage, warrant to, the said Trustees, and each of them, and their respective successors and assigns, and create a security Interest in, certain property of the Company in said Original Indenture as more particularly described therein for the security of all First Mortgage Bonds issued and to be issued thereunder.

                 2. On September l, 1961, City National Bank and Trust Company of Chicago was merged with Continental Illinois National Bank and Trust Company of Chicago, now known as Continental Bank, National Association, a national banking association, which thereupon became corporate trustee under the Indenture as provided therein, and on October 15, 1966, Ray F. Myers became individual trustee under the Indenture as successor to R. Emmett Hanley who resigned, and on March 15, 1981, M. J. Kruger became individual trustee under the Indenture as successor to Ray F. Myers who resigned.

                 3. The Company has heretofore executed and delivered sixteen supplemental indentures to the Original Indenture, designated as First through Sixteenth (the Original Indenture and all supplemental indentures, including this Seventeenth Supplemental Indenture, being herein called the "Indenture"), for the purpose of subjecting to the lien of the Indenture certain additional property heretofore and hereafter acquired by the Company, creating additional series of First Mortgage Bonds, and amending and supplementing the Indenture in certain respects.

                 4. There have been issued under the Indenture various series of First Mortgage Bonds designated as Series A through P, inclusive, and Series R, of which

         $69,716,434 in aggregate principal amount are outstanding as of March 31, 1990. The bonds of Series A, B, C, H and J have been retired.

                 5. The Company desires to create a new series of bonds to be issued under and secured by the Indenture to be designated as "First Mortgage Bonds, Series Q, 9.75%, due April 30, 2020", to be limited to $20,000,000 in aggregate principal amount.

                 6. All things necessary to make the Series Q bonds, when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and security of the Indenture, and to make this Seventeenth Supplemental Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the issue of Series Q bonds, as herein provided, has been in all respects duly authorized.

         NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:


                                   ARTICLE 1
                        MORTGAGE OF ADDITIONAL PROPERTY

         The Company, in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has heretofore irrevocably granted, conveyed, mortgaged, warranted, and granted a security interest to, the Trustees, and by these presents does hereby irrevocably grant, convey, mortgage, warrant to, the Trustees and each of them, and to their successors in said trust forever, and grant a security interest in, the property described as follows:

                 I. All lands and rights and interests therein (including fixtures), both fee and leasehold, now owned or hereafter acquired by the Company, including, without limitation, those real properties more specifically described in Schedule A hereto, and all improvements thereto and thereon;

                 II. All gas distribution systems, pipelines, plants, buildings, machinery and equipment now owned or hereafter acquired by the Company, and all improvements now owned or hereafter acquired by the Company;

                 III. All rights appertaining to any and all the foregoing property, and all gas purchase contracts and other contracts, rights and franchises, and all leases, indeterminate permits, certificates of convenience and necessity, rights of way, easements, privileges, tenements, appurtenances, licenses and permits used by or useful to the Company in the operation of its business, whether now owned or hereafter acquired, and, subject to the provisions of Section 7.01 of the Indenture, all income and earnings arising out of the mortgaged property, including rents, issues and profit arising during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture; and

                 IV. All property, real, personal and mixed, whether or not hereinabove or in Schedule A specifically described, which the Company now owns and all such property which it may hereafter acquire.

         Subject to such liens and encumbrances as are of the character specified in Section 3.09 of the Indenture;

         BUT SPECIFICALLY RESERVING AND EXCEPTING from the foregoing grant:

                 A. All cash, notes, bills and accounts receivable not specifically pledged under the Indenture;

                 B. All stocks, bonds and securities not specifically pledged under the Indenture;

                 C. All merchandise held for resale and consumable materials and supplies;

                 D.       The last day of the term of each leasehold estate;

                 E.       All automotive equipment; and

                 F. All inventory of pipe, meters and equipment (excluding any such inventory constituting a part of the operating system).

         TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Indenture.

         IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Indenture, without preference or priority of any series of bonds or of any bonds within a series over any of the other bonds by reason of priority of time of maturity or of the negotiation thereof or otherwise.

                                   ARTICLE 2
                                 SERIES Q BONDS

         Section 2.01. Creation of Series Q Bonds. There is hereby created for issuance under the Indenture a series of bonds, limited to the aggregate principal amount of $20,000,000, to be designated as "First Mortgage Bonds, Series Q, 9.75%, Due April 30, 2020" (herein called "Series Q bonds"). The Series Q bonds shall, subject to the provisions of Section 1.13 of the Indenture, be dated as of, and shall bear interest from the date of authentication and delivery, shall mature April 30, 2020, and shall bear interest at the annual rate of 9.75% payable semiannually on April 30 and November 30 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 11.75% per annum, the interest on each Series Q bond to be payable at the principal office of the Trustee in Chicago, Illinois, or, at the option of the person entitled thereto, in accordance with the instructions of such person submitted in writing to the Company and the Trustee.

         Section 2.02. Form of Series Q Bonds. The Series Q bonds shall be issued only as fully registered bonds without coupons, in denominations of $100,000 and multiples thereof, to the extent practicable, substantially in the form set forth in Exhibit A hereto, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate to reflect the terms of such bonds.

         Section 2.03. Redemption of Series Q Bonds. The Series Q bonds shall be subject to redemption only as hereinafter provided:

                 (a) Series Q bonds are required to be redeemed on each Series Q sinking fund payment date through application of cash deposited with the Trustee for the sinking fund for the Series Q bonds provided for in Section 2.04 hereof, together with interest accrued thereon to the date fixed for redemption.

                 (b) The Series Q bonds may be redeemed at any time or from time to time prior to April 30, 2010, in whole or in part, at the option of the Company, by payment of the principal amount of the Series Q bonds, or portion thereof, to be redeemed, together with interest accrued thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount. As used herein the term "Make-Whole Amount" shall mean, in connection with any redemption of Series Q bonds, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting such amounts by an amount equal to the sum of (x) the Reinvestment Rate plus (y) 50 basis points on a semi-annual basis from the respective dates on which they would have been payable to the date of redemption, over (ii) 100% of the principal amount of the outstanding Series Q bonds being redeemed. If the Reinvestment Rate plus 50 basis points is equal to or higher than 9.75%, the Make-Whole Amount shall be zero. "Reinvestment Rate" shall mean the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of the Series Q bonds being redeemed. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for each of the two published maturities corresponding to such Weighted Average Life to Maturity most closely to and next higher than Weighted Average Life to Maturity and most closely to and next lower than the Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, (i) the most recent Statistical Release published not more than seven and not less than five days prior to the date of determination of the Make-Whole Amount hereunder shall be used, and (ii) if for any particular maturity that is set forth in such Statistical Release more than one (1) yield to maturity is set forth therein for the applicable date, then the arithmetic mean of the lowest yield under the heading "This Week" and the highest yield under the heading "Last Week" in such Statistical Release shall be used for purposes of calculating the Reinvestment Rate. "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable Index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Series Q bonds. "Weighted Average Life to Maturity" of the principal amount of the Series Q bonds being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (1) the remainder of (A) the amount of principal of the Series Q bonds that would have become due under Section 2.04 hereof on each scheduled sinking fund payment date for the Series Q bonds if such redemption had not been made, less (B) the amount of principal on the Series Q bonds scheduled to become due on each such sinking fund date after giving effect to such redemption, by (2) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and each such sinking fund payment date, and
         (ii) totaling the products obtained in (i). Anything in the Indenture to the contrary notwithstanding, the Company will give written notice to each holder of outstanding Series Q bonds and to the Trustee by telecopy or other same day written communication, setting forth the computation and amount of the Make-Whole Amount payable in connection with any redemption of Series Q bonds under the provisions of this
         Section 2.03(b), at least three days prior to the date fixed for such redemption.

                 (c) The Series Q bonds may be redeemed at any time or from time to time on or after April 30, 2010, in whole or in part, at the option of the Company, by payment of the applicable percentage of the principal amount of the Series Q bonds, or portion thereof, to be redeemed as set forth in the following table under the heading "Redemption Price", together with interest accrued thereon to the date of such prepayment:

            IF REDEEMED IN THE
           TWELVE-MONTH PERIOD                           REDEMPTION
             ENDING APRIL 30,                               PRICE

                 2011                                      103.0259%
                 2012                                      102.6897%
                 2013                                      102.3535%
                 2014                                      102.0173%
                 2015                                      101.6811%
                 2016                                      101.3449%
                 2017                                      101.0087%
                 2018                                      100.6725%
                 2019                                      100.3362%
                 2020                                        100%


                 (d) The Series Q bonds may be redeemed by application of cash deposited with the Trustee in accordance with the provisions of
         Section 3.14 or 7.05 of the Indenture at any time or from time to time, in whole or in part, by payment of the principal amount of the Series Q bonds, or portion thereof, to be redeemed, together with interest accrued thereon to the date of redemption and, in the case of a redemption of the Series Q bonds pursuant to the provisions of said
         Section 7.05 (except as a result of cash deposited with the Trustee pursuant to Section 7.04 of the Indenture), together with the Make-Whole Amount.

         Section 2.04. Series Q Bond Sinking Fund. So long as any Series Q bonds shall remain outstanding, the Company shall deposit with the Trustee as and for a sinking fund for the retirement of Series Q bonds cash in the amount of $1,000,000 on April 30 of each of the years 2001 through 2019, inclusive, and the remaining unpaid principal amount of the Series Q bonds on April 30, 2020 (each such date being herein called a "Series Q sinking fund payment date"). Upon any prepayment of the Series Q bonds, other than a scheduled deposit and prepayment contemplated by this Section 2.04, the principal amount of each scheduled deposit for the retirement of the Series Q bonds under this
Section 2.04 on or after the date of such prepayment shall be reduced by multiplying such scheduled deposit by a fraction, the numerator of which is the amount of such unscheduled prepayment, and the denominator of which is the aggregate unpaid principal amount of the Series Q bonds outstanding immediately prior to such unscheduled deposit.

         Section 2.05. Issuance of Series Q Bonds. Upon the execution and delivery of this Seventeenth Supplemental Indenture and upon compliance with the provisions of the

Indenture, the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to, or upon the written order of, the President or Treasurer of the Company, Series Q bonds in an aggregate principal amount not exceeding $20,000,000.

                                   ARTICLE 3
                      PROVISIONS APPLICABLE TO REDEMPTION
                               OF SERIES Q BONDS

         Section 3.01. Applicability to Series Q Bonds. The provisions of this Article 3 shall be applicable to the Series Q bonds. Except as hereinafter provided and subject to the provisions of Article 2 above, Series Q bonds shall be redeemed upon the notice, in the manner and with the effect provided in Article 4 of the Indenture.

         Section 3.02. Sinking Fund Redemptions. In the case of all sinking fund redemptions on or before the 30th day prior to each sinking fund payment date, the Trustee shall proceed to select for redemption in the manner provided herein, Series Q bonds in the aggregate principal amount which are redeemable with the cash to be deposited with the Trustee on the next following sinking fund payment date, and in the name of the Company shall give notice as may be required by Article 4 of the Indenture of the redemption for the sinking fund on such sinking fund payment date of the Series Q bonds so selected.

         All sinking fund payments received by the Trustee pursuant to Section
2.04 hereof shall be held by the Trustee as security for the Series Q bonds for which such sinking fund payment is made, and shall be applied by the Trustee on the respective sinking fund payment dates to the redemption of outstanding Series Q bonds in the manner and with the effect specified herein; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee, in cash, all unpaid interest accrued on the Series Q bonds to be redeemed through the operation of said sinking fund to the date fixed for redemption.

         Section 3.03.    Pro Rata Application; Direct Payment.
Notwithstanding any provisions of Article 1 and Article 4 of the Indenture:

                 (a) If less than all outstanding Series Q bonds are to be redeemed, the aggregate principal amount of Series Q bonds to be redeemed shall be apportioned by the Trustee pro rata among the holders of the Series Q bonds, in the proportion that the aggregate principal amount of such bonds so to be redeemed held by each such holder bears to the aggregate principal amount of all Series Q bonds then outstanding with adjustments, to the extent practicable, to equalize for any prior redemptions not in such proportion, and

                 (b) in the event of the payment of a portion of the principal amount of any Series Q bond, payment shall be made to or upon the order of the holder of such bond without requiring presentation or surrender of such bond, if there shall then or theretofore be filed with the Trustee a certificate of the Treasurer of the Company stating that the holder of such bond (or the person for whom such holder is a nominee) and the Company have entered into a written agreement that payment of any portion of such bond may be made to the registered holder thereof without presentation or surrender thereof, that such holder will not sell, transfer or otherwise dispose of any such bond unless it shall have caused notation to be made thereon of the portion of the principal amount thereof which has been paid and the last interest payment date to which interest has been paid and prior to the delivery thereof such bond shall have been presented to the Trustee for inspection or surrendered in exchange for a new Series Q bond or bonds in aggregate principal amount equal to the unpaid portion of the bond presented to the Trustee.


                                   ARTICLE 4
                              ADDITIONAL COVENANTS

         Section 4.01. Application of Section 1.15 of Indenture. So long as any Series Q bonds remain outstanding, the provision of Section 1.15 of the Indenture (relating to mutilated, lost, stolen, or destroyed bonds) which are expressed to be applicable to bonds of Series A shall also be applicable to the Series Q bonds and the holders thereof.

         Section 4.02. Withdrawal of Deposited Moneys. The Company covenants and agrees that so long as any Series Q bonds remain outstanding, moneys deposited with the Trustee pursuant to Sections 3.14, 7.02, 7.03 or 7.04 of the Indenture will be withdrawn by the Company within, in the case of moneys deposited pursuant to Sections 7.02, 7.03 and 7.04, two years, or in the case of moneys deposited pursuant to Section 3.14, twelve months, from the date of deposit of such moneys if the Company shall have a Gross Amount of Property Additions available for such purpose.

         Section 4.03. Restricted Payments. The Company covenants and agrees that so long as any Series Q bonds remain outstanding, the Company will not declare or pay any dividends on shares of its common stock (except dividends payable solely in shares of common stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of common stock (except out of the net cash proceeds derived from the issuance of other shares of common stock), or make any other distribution on shares of common stock (such non-excepted declarations, payments, purchases, redemptions or other acquisitions and distributions, being hereinafter called "Restricted Payments"), unless after giving effect thereto the aggregate amount of all such Restricted Payments made during the period from December 31, 1988 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $15,038,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends for such period.

         Section 4.04. Merger and Consolidation. The Company covenants and agrees that so long as any Series Q bonds remain outstanding, any of the provisions of Article 8 of the Indenture to the contrary notwithstanding, Company will not consolidate or merge with or into, or convey or transfer all or substantially all of the mortgaged property to, any other entity if at the time thereof or after giving affect thereto any "event of default" (as defined in Section 6.01 of the Indenture) shall or would exist.

         Section 4.05. Certain Definitions. As used in this Article 4, the following terms shall have the following meanings:

                 "Consolidated Net Income Available for Common Stock Dividends" for any period shall mean the net income of the Company and its Subsidiaries for such period available for dividends on capital stocks after deducting therefrom dividends paid and accrued during such period on preferred stock, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any Subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible, and deductions for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.

                 "Subsidiary" shall mean any corporation of which more than 50% of the outstanding Voting Stock is owned by the Company. As used herein the term "Voting Stock" shall mean stock or similar interests of any class or classes (however designated) the holders of which are generally and ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such corporation.

                                   ARTICLE 5
                            AMENDMENTS OF INDENTURE

         Section 5.01. Amendments of Certain Definitions. Each holder of Series Q bonds and bonds of any Series created and Issued after the date of the original Issuance of the Series Q bonds agrees by its acceptance of such bonds, that effective on the earlier of (i) the date on which the amendments of the Indenture set forth in this Section 5.01 have been duly consented to in writing by the holders of not less than 66-2/3% in aggregate principal amount of each series of bonds issued and outstanding other than Series Q bonds, Series R bonds and bonds of any other series created and issued-under the Indenture after the date of original issuance of the Series Q bonds, or (ii) the date on which no bonds of any series Issued under the Indenture and outstanding immediately prior to the date on which the Series Q bonds were originally issued and the holders of which have not consented to such amendments as contemplated in foregoing clause (i) hereof remain outstanding:

                 (a)      The figure "200%" appearing in Section 2.02 and in
         Section 2.03(b)(2) of the Indenture shall be amended to read "175%".

                 (b) The first sentence of the definition of "Net Earnings" appearing in Section 12.05(o) of the Indenture shall be amended to read as follows: "Net Earnings of the Company for any period means the amount obtained by deducting from the gross earnings derived from operation of the mortgaged property all operating expenses of the Company, and by adding to the remainder all net non-operating earnings other than any portion of such earnings which represents the net gain arising from any sale or other disposition of capital assets, or any other items, which would, in accordance with generally accepted accounting principles, require separate treatment or classification in the preparation of the Company's financial statements as "extraordinary items".

                 (c)       The definition of "Property Additions" appearing in
         Section 12.05(f) of the Indenture shall be amended by changing the period appearing at the end thereof to be a comma and by adding to the end of said definition, the following: "and the term "Property Additions" shall also include all Cushion Gas (as used herein the term "Cushion Gas" shall mean that minimum volume of natural gas necessary to be retained in a gas storage reservoir owned by the Company in order to maintain the integrity and viability of the geological strata and the horizons of a gas reservoir for the storage of natural gas)".

                 (d) Clause C of that portion of the granting clauses of the Indenture (and of each supplemental indenture thereto which contains in any granting clauses therein the following clause C) entitled "But Specifically Reserving And Excepting from the following grant" is hereby amended to read as follows: "C. All merchandise held for resale and consumable materials and supplies (other than Cushion Gas as defined in clause (c) of Section 5.01 of the Sixteenth Supplemental Indenture to the Original Indenture);".

                                   ARTICLE 6
                                 MISCELLANEOUS

         Section 6.01. Incorporation of Original Indenture. This Seventeenth Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and all terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another series or as herein otherwise provided, shall apply to and be deemed to be for the equal benefit, security and protection of the Series Q bonds and the holders thereof. All terms used in this Seventeenth Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

         Section 6.02. Successors and Assigns. Whenever in this Seventeenth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Seventeenth Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

         Section 6.03. Multiple Counterparts. This Seventeenth Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its Senior Vice President and Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary, and the said Continental Bank, National Association, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be affixed and attested by a Trust Officer, and said M. J. Kruger, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

[CORPORATE SEAL]                        UNITED CITIES GAS COMPANY


                                        By  /s/  JAMES B. FORD
                                           ------------------------------------
                                            Senior Vice President and Treasurer

ATTEST:


 /s/  GLENN R. KING
    -------------------------------
      Secretary


Witnesses as to United Cities
   Gas Company:

 /s/  TERESA CHURCH
    -------------------------------

 /s/  DEBRA S. JOHNSON
    -------------------------------


[CORPORATE SEAL]                                   CONTINENTAL BANK, NATIONAL
                                                     ASSOCIATION, AS TRUSTEE



                                                   By  /s/  J.C. MULL, JR.
                                                      --------------------------
                                                       Vice President

ATTEST:

 /s/  GEORGE N. REAVES
    -------------------------------
      Trust Officer

Witnesses as to Continental Bank,
   National Association and M. J. Kruger:

 /s/  RUSSELL C. BERGMAN
    -------------------------------

 /s/  MARTHA L. SANDERS
    -------------------------------


                                                 /s/  M. J. KRUGER
                                                 -------------------------------
                                                      M. J. Kruger

STATE OF TENNESSEE        )
                          )  SS.
COUNTY OF WILLIAMSON      )

         I, Pamela Todd, Notary Public in and for the County and State aforesaid, do hereby certify that on this 4th day of May, 1990, personally appeared before me James B. Ford and Glenn R. King, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Senior Vice President and Treasurer and Secretary, respectively, of United Cities Gas Company, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said Senior Vice President and Treasurer and Secretary acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 4th day of May, 1990.



                                        /s/  PAMELA TODD
                                        --------------------------------------
                                              Notary Public in and for the
                                              County and State aforesaid


[NOTARIAL SEAL]

My commission expires:  November 21, 1992

STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         I, Debra A. Cole, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 10th day of May, 1990, personally appeared before me J.C. Mull, Jr. and George N. Reaves to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are Vice President and Trust Officers respectively, of Continental Bank National Association, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said J.C. Mull, Jr. and George N. Reaves acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 10th day of May, 1990.

                                     /s/  DEBRA A. COLE
                                     ------------------------------------------
                                              Notary Public in and for the
                                              County and State aforesaid

[NOTARIAL SEAL]

My commission expires:  January 22, 1994

STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         I, Debra A. Cole, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 10th day of May, 1990, personally appeared before me M. J. Kruger, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 10th day of May, 1990.


                                        /s/  DEBRA A. COLE
                                       ---------------------------------------
                                               Notary Public in and for the
                                               County and State aforesaid

[NOTARIAL SEAL]

My commission expires:  January 22, 1994


STATE OF TENNESSEE        )
                          )  SS.
COUNTY OF WILLIAMSON      )

         Personally appeared before me Teresa Church, who, being duly sworn, says that she saw the corporate seal of UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that she also saw James B. Ford, Senior Vice President and Treasurer, and Glenn R. King, Secretary of said United Cities Gas Company, sign and attest the same, and that she with Debra S. Johnson, witnessed the execution and delivery thereof as the act and deed of said United Cities Gas Company.


                                        /s/  TERESA CHURCH
                                        ---------------------------------------
                                                  Witness
[NOTARIAL SEAL]

Sworn to before me this 4th day of May, 1990.

 /s/  PAMELA TODD
         Notary Public in and for the
           County and State aforesaid

My commission expires:  November 21, 1992

STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         Personally appeared before me Russell C. Bergman, who, being duly sworn, says that he saw the corporate seal of CONTINENTAL BANK, NATIONAL ASSOCIATION affixed to the foregoing instrument and that he also saw J.C. Mull, Jr., Vice President, and George N. Reaves, Trust Officer of said Continental Bank, National Association, sign and attest the same, and that he, with Martha
L. Sanders, witnessed the execution and delivery thereof as the act and deed of said Continental Bank, National Association.


                                           /s/  RUSSELL C. BERGMAN
                                           ------------------------------------
                                                   Witness

[NOTARIAL SEAL]

Sworn to before me this 10th day of May, 1990.

 /s/  DEBRA A. COLE
- --------------------------------------
          Notary Public in and for the
          County and State aforesaid

My commission expires:  January 22, 1994


STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         Personally appeared before me Russell C. Bergman, who, being duly sworn, says that he saw the within named M. J. Kruger sign, seal, and as his act and deed, deliver the foregoing instrument and that he, with Martha L. Sanders, witnessed the execution thereof.

                                      /s/  RUSSELL C. BERGMAN
                                      ----------------------------------------
                                                Witness

[NOTARIAL SEAL]

Sworn to before me this 10th day of May, 1990.

 /s/  DEBRA A. COLE
- --------------------------------------
          Notary Public in and for the
          County and State aforesaid

My commission expires:  January 22, 1994

                                   EXHIBIT A

                   Form of Series Q Bonds and Trustee's Certificate

                           UNITED CITIES GAS COMPANY
No. RQ-                                                             $___________

            FIRST MORTGAGE BOND, SERIES Q, 9.75%, DUE APRIL 30, 2020

         For value received, UNITED CITIES GAS COMPANY, a corporation of the State of Illinois and the Commonwealth of Virginia (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to or registered assigns, on _________________ or earlier as hereinafter referred to, the sum ____________ of at the principal office in Chicago, Illinois, of CONTINENTAL BANK, NATIONAL ASSOCIATION, formerly known as CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the "Trustee"), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon, from the date hereof, at the rate of 9.75% per annum, at said office, semi-annually on April 30 and November 30 in each year until the principal sum hereof shall have become due and payable and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 11.75% per annum.

         This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, of a series designated First Mortgage Bonds, Series Q, 9.75%, Due April 30, 2020, all such bonds of this series and all other series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "Indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Bank, National Association, formerly known as Continental Illinois National Bank and Trust Company of Chicago as Corporate Trustee) and R. Emmett Hanley (who has been succeeded by M. J. Kruger), as Trustees, to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the Indenture may be made, the terms and conditions upon which bonds of all series are or are to be issued and secured, the rights and remedies under the Indenture of the holders of said bonds, the terms and conditions upon which the Indenture may be modified or amended, and the rights and obligations under the Indenture of the Company and of said Trustees; but neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

         The Company is obligated to redeem a portion of the principal amount of this bond pursuant to a sinking fund established for the benefit of the holders of the bonds of Series Q and certain optional redemptions of the Series Q bonds may be made by the Company upon the terms and conditions more fully set forth in the Indenture.

         The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

         In certain events, on the conditions, In the manner, at the times, to the extent and with that effect set forth in the Indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, may be called for redemption and payment prior to maturity, on notice given or waived as provided In the Indenture, at the applicable redemption price specified in the Indenture.

         This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond, all in the manner and upon the conditions prescribed in the Indenture.

         Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the Indenture.

         This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the Indenture, until the certificate hereon shall have been signed by the Trustee.

         IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated ____________, 1990.


                                         UNITED CITIES GAS COMPANY


                                         By __________________________________
                                              President
ATTEST:


_____________________________
Secretary

                        [FORM OF TRUSTEE'S CERTIFICATE]

                   This is one of the bonds, of the series designated therein, referred to in the within-mentioned Indenture.

                                         CONTINENTAL BANK NATIONAL
                                           ASSOCIATION, AS TRUSTEE


                                         By __________________________________
                                                    Authorized Officer

                                   SCHEDULE A
                     To Seventeenth Supplemental Indenture
                           Dated as of April 1, 1990

                  Descriptions of Additional Mortgage Property

         The properties referred to in the granting clauses of this Supplemental Indenture include the parcels of real estate or interests therein more specifically described below. Said description is not intended, however, to limit or impair the scope or intention of the general description in the granting clauses of the Original Indenture.

                        REAL ESTATE AND INTEREST THEREIN

         Those certain tracts, prices or parcels of land and interests in real estate situate, lying and being in the respective counties and states set forth below and described as follows:

                              State of Georgia

         In Muscogee County, Georgia:

         (1) All that lot, tract and parcel of land, situate lying and being in Columbus, Muscogee County, Georgia and being a part of Land Lot 100 of the Coweta Reserve of said County, more particularly described as follows:

                 BEGINNING at a concrete monument located at the Southeastern-most terminus of the intersection of the Southwesterly margin of Buena Vista Road and the Southeasterly margin of Andrews Road and from said point of beginning running thence South 63 degrees 24 minutes East along said Southwesterly margin of Buena Vista Road for a distance of 25.0 feet to an iron pin; running thence South 26 degrees 31 minutes West for a distance of 73.89 feet to an iron pin; running thence North 58 degrees 21 minutes West for a distance of
         80.71 feet to an iron pin located on the Southeasterly margin of Andrews Road; running thence North 42 degrees 44 minutes 30 seconds East along said Southeasterly margin of Andrews Road for a distance of
         40.0 feet to an iron pin; running thence North 84 degrees 06 minutes East along the Southeasterly margin of the intersection of Andrews Road and Buena Vista Road for a distance of 52.65 feet to the concrete monument which marks the point of beginning of the property hereby conveyed.

                 The property hereby conveyed is shown upon a map or plat entitled "Part of Land Lot 100, Coweta Reserve, Columbus, Muscogee County, Georgia", prepared by A.B. Moon, Jr., registered land surveyor, under date of September 30, 1987, a copy of which is of record in Plat Book 104, Folio 51 in the offices of the Clerk of Superior Court of Muscogee County, Georgia.

                 The aforementioned property is subject to a 30 foot access easement granted by J&S, Inc. to Doyle K. Pair by instrument dated December 22, 1981, a copy of which is recorded in Deed Book 2075, Page 22 in the Offices of the aforementioned Clerk.

         (2) All that lot, tract and parcel of land situate, lying and being in Columbus, Muscogee County, Georgia and being part of Land Lot 62 of the 9th District of said State and County and being more particularly described as follows, to wit: Commence at the iron stake which marks the intersection of the Southeasterly margin of Ramp "D" of the Columbus Manchester Expressway and the Northeasterly margin of J.R. Allen Parkway and from said iron stake running thence North 22 degrees 06 minutes 50 seconds East along said Southeasterly mean of Ramp "D" Columbus Manchester Expressway a distance of 20.69 feet to an iron stake; running thence South 53 degrees 04 minutes 03 seconds East a distance of 35.29 feet to an iron stake; running thence South 36 degrees 55 minutes 57 seconds West a distance of 20.0 feet to an iron stake; running thence North 53 degrees 04 minutes 03 seconds West along said Northeasterly margin of J.R. Allen Parkway a distance of 30.0 feet to the iron stake which marks the point of beginning of the property herein conveyed.

        The above described property is designated as "Proposed Natural Gas Regulator Station" as shown on a survey entitled "Survey for United Cities Gas Company, Part of Land Lot 62, 9th District, Columbus, Muscogee County, Georgia" prepared by Moon, Meeks & Patrick, Inc. under date of June 16, 1987.

         The above described property is subject to all valid easements and restrictive covenants, if any, of record.

                                  Commonwealth of Virginia

         In Smyth County, Virginia:

         (1) That certain tract or parcel of land situated in the Marion District of Smyth County, Virginia, and described as follows, to wit:

                 BEGINNING at the intersection of the East line of Route 617 and the Southern line of East Tennessee Natural Gas Company's right of way and running thence with the Southern line of East Tennessee Natural Gas Company's right of way 20 feet to a point; thence running in a Southern direction in a line parallel with Route 617, 20 feet to a point; thence in a Western direction in a line parallel with East Tennessee Natural Gas Company's right of way 20 feet to a point; and thence with the East right of way line of Route 617 in a Northern direction 20 feet to the point of beginning.

                 Being the same property conveyed to Colonial Natural Gas Company, a Virginia corporation, by deed from Cannie M. Stone, widow, Margaret Gay S. Lambert and Roy S. Lambert, her husband, and Elsie S. Arnold and Bernard L. Arnold, her husband, dated November 1, 1967, recorded November 8, 1967, Clerk's Office, Circuit Court, Smyth County, Virginia, in Deed Book 223, page 607.

         (2) That certain tract or parcel or land located in the Marion District of Smyth County, Virginia, and described as follows, to wit:

                 Beginning at a point on the Eastern right-of-way line of State Route 617 and the divisional property line between a 20 foot by 20 foot lot owned by United Cities Energy Company, as referenced in Deed Book 223, Page 607, and Roy B. Lambert, said point being S 12 degrees 15' E a distance of 20.00 feet from an iron pin at the intersection of the Southern right-of-way line of East Tennessee Natural Gas Company and the Eastern right-of-way line of State Route 617, said point also being approximately 480 feet North of the intersection of State Route 622; thence with the divisional line between Lambert and United Cities Energy Company N 77 degrees 45' E a distance of 20.00 feet to a point; thence N 12 degrees 15' W a distance of 20.00 feet to a point on the Southern right-of-way line of East Tennessee Natural Gas Company; thence with a new line crossing Lambert and being with said right-of-way of East Tennessee Natural Gas Company N 77 degrees 45' E a distance of 30.00 to an iron pin; thence leaving said Southern right-of-way line of East Tennessee Natural Gas Company and continuing across Lambert S 12 degrees 15' E a distance of
         50.00 feet to an iron pin; thence S 77 degrees 45'  W a distance of
         50.00 feet to an iron pin on the Eastern right-of-way line of State Route 617; thence with said right-of-way line of State Route 617 N 12 degrees 15' W a distance of 30.00 feet to the point of beginning, containing 0.048 acres more or less, and as more particularly shown on plat entitled "Plat made for: Roy B. Lambert showing Survey Property to be conveyed to United Cities Gas Company" dated March 14, 1989, prepared by Joe T. Gollehon, C.L.S., recorded herewith and attached to the deed next hereinafter mentioned.

         United Cities Gas Company agrees to allow Roy B. Lambert to use the above described property for access to adjacent property of Roy B. Lambert and for parking vehicles as long as same does not interfere with the operation, maintenance, or access to the facilities of the said Company.

         Being the same property conveyed to United Cities Gas Company by deed from Roy B. Lambert dated August 16, 1989, recorded August 18, 1989, Clerk's Office, Circuit Court, Smyth County, Virginia, in Deed Book 395, page 594.

         The aforesaid parcels, for assessment purposes, have been combined. The real estate is now designated as Map Parcel 48-(l)-1A.

                                   AGREEMENT


                                 June 19, 1990

To the Institutional Investor Named
  in Schedule I attached hereto.

                                       Re:
                        $20,000,000 First Mortgage Bonds,
                      Series Q 9.75% Due April 30, 2020 of
                            United Cities Gas Company

Gentlemen:

         Reference is made to the captioned First Mortgage Bonds (the "Series Q Bonds") issued on the date hereof, under and secured by the Indenture of Mortgage dated as of July 15, 1959 between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Bank, National Association, and R. Emmett Hanley (who has been succeeded by M.J. Kruger)), as Trustees, as amended and supplemented by seventeen supplemental indentures thereto, including a seventeenth Supplemental Indenture dated as of April 1, 1990 (the "Supplement"), said Indenture of Mortgage and all supplemental indentures thereto being herein collectively referred to as (the "Indenture").

         Section 2.01 of the Supplement and the form of Series Q Bond attached as Exhibit A to the Supplement incorrectly provide that semi-annual interest payments on the Series Q Bonds will be made on April 30 and November 30. The correct interest payment dates are April 30 and October 30 in each year. In consideration for your separate purchases of the Series Q Bonds on the date hereof and in order to cure the inconsistency set forth in the Supplement, the Company agrees as follows:

                 1. Interest on the Series Q Bonds shall be payable semi-annually on April 30 and October 30 in each year in accordance with the executed Series Q Bond delivered to you on the date hereof.

                 2. In connection with the execution and delivery of the next supplement to the Indenture, Section 2.01 of the Supplement and the form of Series Q Bond attached thereto as Exhibit A shall be amended by deleting the reference set forth therein to "November 30" and substituting in lieu thereof a reference to "October 30."

June 19, 1990
Page 2





         Each of you may rely on this Agreement and this Agreement shall inure to the benefit of your successors and assigns including any subsequent transferee of the Series Q Bonds.

                                Very truly yours,
JRF/or
                                UNITED CITIES GAS COMPANY


                                        By /s/ JAMES B. FORD
                                          --------------------------------------
                                           Its Senior Vice President & Treasurer
                                               ---------------------------------
         A receipt of the foregoing Agreement is hereby acknowledged this 19th day of June, 1990.

                                CONTINENTAL BANK, National Association,
                                   as Trustee


                                        By /s/ J. C. MULL, JR.
                                           -------------------------------------
                                            Its  Vice President
                                                ------------------------------

                                                                [CONFORMED COPY]


                       EIGHTEENTH SUPPLEMENTAL INDENTURE

                           Dated as of June 1, 1991

                            ----------------------

                           UNITED CITIES GAS COMPANY

                                       to

                     CONTINENTAL BANK, NATIONAL ASSOCIATION

                                      and

                                 M. J. KRUGER,
                                   TRUSTEES

                            ----------------------

                Supplementing and Amending Indenture of Mortgage

                           Dated as of July 15, 1959

                                      and

                    Creating First Mortgage Bonds, Series S,
                          8.71%, Due June 1, 1997 and
                        First Mortgage Bonds, Series T,
                            9.32%, Due June 1, 2021

         THIS EIGHTEENTH SUPPLEMENTAL INDENTURE, dated as of June 1, 1991, made by and between UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter called the "Company"), whose address is 5300 Maryland Way, Brentwood, Tennessee 37027, party of the first part, and CONTINENTAL BANK, NATIONAL ASSOCIATION, formerly known as CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office at 231 South LaSalle Street, Chicago, Illinois 60697 (hereinafter called the "Trustee"), and M. J. KRUGER, residing in the City of Chicago, Illinois (the Trustee and M. J. Kruger being hereinafter collectively referred to as the "Trustees"), parties of the second part.

                                   RECITALS:

         The background of this Eighteenth Supplemental Indenture is:

         1. The Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 (hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issueable in one or more Series, and wherein and whereby the Company did grant, convey, mortgage, warrant to, the said Trustees, and each of them, and their respective successors and assigns, and create a security interest in, certain property of the Company in said Original Indenture as more particularly described therein for the security of all First Mortgage Bonds issued and to be issued thereunder.

         2. On September 1, 1961, City National Bank and Trust Company of Chicago was merged with Continental Illinois National Bank and Trust Company of Chicago, now known as Continental Bank, National Association, a national banking association, which thereupon became corporate trustee under the Indenture as provided therein, and on October 15, 1966, Ray F. Myers became individual trustee under the Indenture as successor to R. Emmett Hanley who resigned, and on March 15, 1981, M. J. Kruger became individual trustee under the Indenture as successor to Ray F. Myers who resigned.

         3. The Company has heretofore executed and delivered seventeen supplemental indentures to the Original Indenture, designated as First through Seventeenth (the Original Indenture and all supplemental indentures, including this Eighteenth Supplemental Indenture, being herein called the "Indenture"), for the purpose of subjecting to the lien of the Indenture certain additional property heretofore and hereafter acquired by the Company, creating additional Series of First Mortgage Bonds, and amending and supplementing the Indenture in certain respects.

         4. There have been issued under the Indenture various Series of First Mortgage Bonds designated as Series A through R, inclusive, of which $87,436,703.00 in aggregate principal amount are outstanding as of April 30, 1991. The bonds of Series A, B, C, H and J have been retired.

         5. The Company desires to create two new Series of bonds to be issued under and secured by the Indenture to be designated as "First Mortgage Bonds, Series S, 8.71%, Due June 1, 1997", to be limited to $7,000,000 in aggregate principal amount, and as "First Mortgage Bonds, Series T, 9.32%, Due June 1, 2021", to be limited to $18,000,000 in aggregate principal amount, respectively.

         6. All things necessary to make the Series S bonds and the Series T bonds when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and security of the Indenture, and to make this Eighteenth Supplemental Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the issue of Series S bonds and Series T bonds, as herein provided, has been in all respects duly authorized.

         NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE 1
                        MORTGAGE OF ADDITIONAL PROPERTY

         The Company in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has heretofore irrevocably granted, conveyed, mortgaged, warranted, and granted a security interest to, the Trustees, and by these presents does hereby irrevocably grant, convey, mortgage, warrant to, the Trustees and each of them, and to their successors in said trust forever, and grant a security interest in, the property described as follows:

         I. All lands and rights and interests therein (including fixtures), both fee and leasehold, now owned or hereafter acquired by the Company, including, without limitation, those real properties more specifically described in Schedule A hereto, and all improvements thereto and thereon;

         II. All gas distribution systems, pipelines, plants, buildings, machinery and equipment now owned or hereafter acquired by the Company, and all improvements now owned or hereafter acquired by the Company;

         III. All rights appertaining to any and all of the foregoing property, and all gas purchase contracts and other contracts, rights and franchises, including, without limitation, those more specifically described in Schedule A hereto, and all leases, indeterminate permits, certificates of convenience and necessity, rights of way, easements, privileges, tenements, appurtenances, licenses and permits used by or useful to the Company in the operation of its business, whether now owned or hereafter acquired, and, subject to the provisions of Section 7.01 of the Indenture, all income and earnings arising out of the mortgaged property, including rents, issues and profit arising during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture; and

         IV. All property, real, personal and mixed, whether or not hereinabove or in Schedule A specifically described, which the Company now owns and all such property which it may hereafter acquire.

         Subject to such liens and encumbrances as are of the character specified in Section 3.09 of the Indenture;

         BUT SPECIFICALLY RESERVING AND EXCEPTING from the foregoing grant:

         A. All cash, notes, bills and accounts receivable not specifically pledged under the Indenture;

         B. All stocks, bonds and securities not specifically pledged under the Indenture;

         C. All merchandise held for resale and consumable materials and supplies;

         D.      The last day of the term of each leasehold estate;

         E.      All automotive equipment; and

         F. All inventory of pipe, meters and equipment (excluding any such inventory constituting a part of the operating system).

         TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Indenture.

         IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Indenture, without preference or priority of any series of bonds or of any bonds within a series over any of the other bonds by reason of priority of time of maturity or of the negotiation thereof or otherwise.

                                   ARTICLE 2
                                 SERIES S BONDS

         Section 2.01. Creation of Series S Bonds. There is hereby created for issuance under the Indenture a series of bonds, limited to the aggregate principal amount of $7,000,000, to be designated as "First Mortgage Bonds, Series S, 8.71%, Due June 1, 1997" (herein called "Series S bonds"). The Series S bonds shall, subject to the provisions of Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from the date of authentication and delivery, shall mature June 1, 1997, and shall bear interest at the annual rate of 8.71% payable semi-annually on June 1 and December 1 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 10.71% per annum, the interest on each Series S bond to be payable at the principal office of the Trustee in Chicago, Illinois, or, at the option of the person entitled thereto, in accordance with the instructions of such person submitted in writing to the Company and the Trustee.

         Section 2.02. Form of Series S Bonds. The Series S bonds shall be issued only as fully registered bonds without coupons, in denominations of $100,000 and multiples thereof, to the extent practicable, substantially in the form set forth in Exhibit A hereto, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate to reflect the terms of such bonds.

         Section 2.03. Redemption of Series S Bonds. The Series S bonds shall be subject to redemption as hereinafter provided:

                (a) Series S bonds are required to be redeemed on each Series S sinking fund payment date through application of cash deposited with the Trustee for the sinking fund for the Series S bonds provided for in Section 2.04 hereof, together with interest accrued thereon to the date fixed for redemption.

                (b) The Series S bonds may be redeemed at any time or from time to time prior to June 1, 1996, in whole or in part, at the option of the Company, by payment of the principal amount of the Series S bonds, or portion thereof, to be redeemed, together with interest accrued thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount. As used herein the term "Make-Whole Amount" shall mean, in connection with any redemption of Series S bonds, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting such amounts by an amount equal to the sum of (x) the Reinvestment Rate plus (y) 50 basis points on a semi-annual basis from the respective dates on which they would have been payable to the date of redemption, over (ii) 100% of the principal amount of the outstanding Series S bonds being redeemed. If the Reinvestment Rate plus 50 basis points is equal to or higher than 8.71%, the Make-Whole Amount shall be zero. "Reinvestment Rate" shall mean the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of the Series S bonds being redeemed. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for each of the two published maturities corresponding to such Weighted Average Life to Maturity most closely to and next higher than the Weighted Average Life to Maturity and most closely to and next lower than the Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate,
                 (i) the most recent Statistical Release published not more than seven and not less than five days prior to the date of determination of the Make-Whole Amount hereunder shall be used, and (ii) if for any particular maturity that is set forth in such Statistical Release more than one (1) yield to maturity is set forth therein for the applicable date, then the arithmetic mean of the lowest yield under the heading "This Week" and the highest yield under the heading "Last Week" in such Statistical Release shall be used for purposes of calculating the Reinvestment Rate. "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Series S bonds. "Weighted Average Life to Maturity" of the principal amount of the Series S bonds being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (1) multiplying (1) the remainder of (A) the amount of principal of the Series S bonds that would have become due under Section 2.04 hereof on each scheduled Series S sinking fund payment date for the Series S bonds if such redemption had not been made, less (B) the amount of principal on the Series S bonds scheduled to become due on each such Series S sinking fund payment date after giving effect to such redemption, by (2) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and each such Series S sinking fund payment date, and (ii) totaling the products obtained in (i).
                 Anything in the Indenture to the contrary notwithstanding, the Company will give written notice to each holder of outstanding Series S bonds and to the Trustee by telecopy or other same day written communication, setting forth the computation and amount of the Make-Whole Amount payable in connection with any redemption of Series S bonds under the provisions of this
                 Section 2.03(b), at least three days prior to the date fixed for such redemption.

                 (c) At the option of the Company, the Series S bonds may be redeemed at any time and from time to time on or after June 1, 1996 at a price equal to 100% of the principal amount thereof together with interest accrued thereon to the date of redemption.

                 (d) The Series S bonds may be redeemed by application of cash deposited with the Trustee in accordance with the provisions of Section 3.14 or 7.05 of the Indenture at any time or from time to time, in whole or in part, by payment of the principal amount of the Series S bonds, or portion thereof, to be redeemed, together with interest accrued thereon to the date of redemption, and, in the case of a redemption of the Series S bonds pursuant to the provisions of said Section 3.14 or 7.05 (except as a result of cash deposited with the Trustee pursuant to Section 7.04 of the Indenture), together with the Make-Whole Amount.

         Section 2.04. Series S Bond Sinking Fund. So long as any Series S bonds shall remain outstanding, the Company shall deposit with the Trustee as and for a sinking fund for the retirement of Series S bonds cash in the amount of $3,500,000 on June 1 of each of the years 1996 and 1997 (each such date being herein called a "Series S sinking fund payment date"), or such lesser amount equal to the principal balance then remaining on all outstanding Series S bonds as of such Series S sinking fund payment date in the event that such remaining principal balance is less than $3,500,000.

         Section 2.05. Issuance of Series S Bonds. Upon the execution and delivery of this Eighteenth Supplemental Indenture and upon compliance with the provisions of the Indenture, the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to, or upon the written order of, the President or Treasurer of the Company, Series S bonds in an aggregate principal amount not exceeding $7,000,000.

                                   ARTICLE 3
                                 SERIES T BONDS

         Section 3.01. Creation of Series T Bonds. There is hereby created for issuance under the Indenture a series of bonds, limited to the aggregate principal amount of $18,000,000, to be designated as "First Mortgage Bonds, Series T, 9.32%, Due June 1, 2021" (herein called "Series T bonds"). The
Series T bonds shall, subject to the provisions of Section 1.13 of the Original Indenture, be dated as of, and shall bear interest from the date of authentication and delivery, shall mature June 1, 2021, and shall bear interest at the rate of 9.32% payable semi-annually on June 1 and December 1 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 11.32% per annum, the interest on each Series T bond to be payable at the principal office of the Trustee in Chicago, Illinois, or, at the option of the person entitled thereto, in accordance with the instructions of such person submitted in writing to the Company and the Trustee.

         Section 3.02. Form of Series T Bonds. The Series T bonds shall be issued only as fully registered bonds without coupons, in denominations of $100,000 and multiples thereof, to the extent practicable, substantially in the form set forth in Exhibit B hereto, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate to reflect the terms of such bonds.

         Section 3.03. Redemption of Series T Bonds. The Series T bonds shall be subject to redemption as hereinafter provided:

                 (a) The Series T bonds are required to be redeemed on each Series T sinking fund payment date through application of cash deposited with the Trustee for the sinking fund for the Series T bonds provided for in Section 3.04 hereof, together with interest accrued thereon to the date fixed for redemption.

                 (b) The Series T bonds may be redeemed at any time or from time to time prior to June 1, 2013, in whole or in part, at the option of the Company, by payment of the principal amount of the Series T bonds, or portion thereof, to be redeemed, together with interest accrued thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount. As used herein the term "Make-Whole Amount" shall mean, in connection with any redemption of Series T bonds, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting such amounts by an amount equal to the sum of (x) the Reinvestment Rate plus (y) 50 basis points on a semi-annual basis from the respective dates on which they would have been payable to the date of redemption, over (ii) 100% of the principal amount of the outstanding Series T bonds being redeemed. If the Reinvestment Rate plus 50 basis points is equal to or higher than 9.32%, the Make-Whole Amount shall be zero. "Reinvestment Rate" shall mean the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of the Series T bonds being redeemed. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for each of the two published maturities corresponding to such Weighted Average Life to Maturity most closely to and next higher than the Weighted Average Life to Maturity and most closely to and next lower than the Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate,
                 (i) the most recent Statistical Release published not more than seven and not less than five days prior to the date of determination of the Make-Whole Amount hereunder shall be used, and (ii) if for any particular maturity that is set forth in such Statistical Release more than one (1) yield to maturity is set forth therein for the applicable date, then the arithmetic mean of the lowest yield under the heading "This Week" and the highest yield under the heading "Last Week" in such Statistical Release shall be used for purposes of calculating the Reinvestment Rate. "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Series T bonds. "Weighted Average Life to Maturity" of the principal amount of the Series T bonds being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (1) the remainder of (A) the amount of principal of the Series T bonds that would have become due under Section 3.04 hereof on each scheduled Series T sinking fund payment date for the Series T bonds if such redemption had not been made, less (B) the amount of principal on the Series T bonds scheduled to become due on each such Series T sinking fund payment date after giving effect to such redemption, by (2) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and each such Series T sinking fund payment date, and (ii) totaling the products obtained in (i).
                 Anything in the Indenture to the contrary notwithstanding, the Company will give written notice to each holder of outstanding Series T bonds and to the Trustee by telecopy or other same day written communication, setting forth the computation and amount of the Make-Whole Amount payable in connection with any redemption of Series T bonds under the provisions of this
                 Section 3.03(b), at least three days prior to the date fixed for such redemption.

                 (c) The Series T bonds may be redeemed at any time or from time to time on or after June 1, 2013, in whole or in part, at the option of the Company, by payment of the applicable percentage of the principal amount of the Series T bonds, or portion thereof, to be redeemed as set forth in the following table under the heading "Redemption Price", together with interest accrued thereon to the date of such prepayment:

                  If Redeemed in the twelve-                    Redemption
                  month period ending May 31                       Price
                  --------------------------                    -----------
                          2014                                   102.2497%
                          2015                                   101.9283%
                          2016                                   101.6069%
                          2017                                   101.2855%
                          2018                                   100.9641%
                          2019                                   100.6428%
                          2020                                   100.3214%
                          2021                                        100%

                 (d) The Series T bonds may be redeemed by application of cash deposited with the Trustee in accordance with the provisions of Section 3.14 or 7.05 of the Indenture at any time or from time to time, in whole or in part, by payment of the principal amount of the Series T bonds, or portion thereof, to be redeemed, together with interest accrued thereon to the date of redemption, and, in the case of a redemption of Series T bonds pursuant to the provisions of said Section 3.14 or
                 7.05 (except as a result of cash deposited with the Trustee pursuant to Section 7.04 of the Indenture), together with the Make-Whole Amount.

         Section 3.04. Series T Bond Sinking Fund. (a) So long as any Series T bonds shall remain outstanding, the Company shall deposit with the Trustee as and for a sinking fund for the retirement of Series T bonds cash in the amount of $1,125,000 on June 1 of each of the years 2006 through 2021, inclusive (each such date being herein called a "Series T sinking fund payment date"), or such lesser amount equal to the principal balance then remaining on all outstanding Series T bonds as of such Series T sinking fund payment date in the event that such remaining principal balance is less than $1,125,000.

         (b) The Company may at its option increase the amount deposited in the Series T bonds sinking fund on any Series T sinking fund payment date by an additional amount not exceeding the amount the Company is required to deposit on such Series T sinking fund payment date; provided, however, the aggregate principal amount of Series T bonds redeemed pursuant to this paragraph (b) shall not over the life of the Series T bonds exceed $4,500,000. The right of the Company to increase a sinking fund deposit on any Series T sinking fund payment date shall be noncumulative. All deposits made by the Company under this paragraph (b) shall be in units of $100,000 or an integral multiple in excess thereof.

         (c) The aggregate principal amount of Series T bonds redeemed pursuant to the foregoing paragraph (b) of this Section 3.04 shall be credited against the amount which the Company is required to deposit in the Series T bonds sinking fund on each Series T sinking fund payment date in the inverse chronological order of such sinking fund dates.

         Section 3.05. Issuance of Series T Bonds. Upon the execution and delivery of this Eighteenth Supplemental Indenture and upon compliance with the provisions of the Indenture, the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to, or upon the written order of, the President or Treasurer of the Company, Series T bonds in an aggregate principal amount not exceeding $18,000,000.

                                   ARTICLE 4
                      PROVISIONS APPLICABLE TO REDEMPTION
                            OF SERIES S AND T BONDS

         Section 4.01. Applicability to Series S and T bonds. The provisions of this Article 4 shall be applicable to the Series S and T bonds. Except as hereinafter provided and subject to the provisions of Articles 2 and 3, respectively, above, Series S and T bonds shall be redeemed upon the notice, in the manner and with the effect provided in Article 4 of the Original Indenture.

         Section 4.02. Sinking Fund Redemptions. In the case of all sinking fund redemptions, on or before the 30th day prior to each sinking fund payment date, the Trustee shall proceed to select for redemption in the manner provided herein, bonds of the series for which a sinking fund payment is to be made in the aggregate principal amount which are redeemable with the cash to be deposited with the Trustee on the next following sinking fund payment date, and in the name of the Company shall give notice as may be required by Article 4 of the Original Indenture of the redemption for the sinking fund on such sinking fund payment date of the bonds so selected.

        All sinking fund payments received by the Trustee shall be held by the Trustee as security for the bonds of the series for which such sinking fund payment is made, and shall be applied by the Trustee on the respective sinking fund payment dates to the redemption of outstanding bonds of such series in the manner and with the effect specified herein; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee, in cash, all unpaid interest accrued on the bonds to be redeemed through the operation of said sinking fund to the date fixed for redemption.

         Section 4.03.    Pro Rata Application; Direct Payment.
Notwithstanding any provisions of Article 1 and Article 4 of the Original
Indenture:

                 (a) if less than all outstanding Series S bonds or Series T bonds are to be redeemed, the aggregate principal amount of Series S bonds or Series T bonds to be redeemed shall be apportioned by the Trustee pro rata among the holders of the series to be redeemed, in the proportion that the aggregate principal amount of such bonds of the series to be redeemed held by each such holder bears to the aggregate principal amount of bonds of such series to be redeemed then outstanding with adjustments, to the extent practicable, to equalize for any prior redemptions not in such proportion, and

                 (b) in the event of the payment of a portion of the principal amount of any Series S bond or Series T bond, payment shall be made to or upon the order of the holder of such bond without requiring presentation or surrender of such bond, if there shall then or theretofore be filed with the Trustee a certificate of the Treasurer of the Company stating that the holder of such bond (or the person for whom such holder is a nominee) and the Company have entered into a written agreement that payment of any portion of such bond may be made to the registered holder thereof without presentation or surrender thereof, that such holder will not sell, transfer or otherwise dispose of any such bond unless it shall have caused notation to be made thereon of the portion of the principal amount thereof which has been paid and the last interest payment date to which interest has been paid and prior to the delivery thereof such bond shall have been presented to the Trustee for inspection or surrendered in exchange for a new bond or bonds of the same series in aggregate principal amount equal to the unpaid portion of the bond presented to the Trustee.

                                   ARTICLE 5
                              ADDITIONAL COVENANTS

         Section 5.01. Application of Section 1.15 of Original Indenture. The Company covenants and agrees that so long as any Series S bonds or Series T bonds remain outstanding, the provision of Section 1.15 of the Original Indenture (relating to mutilated, lost, stolen, or destroyed bonds) which are expressed to be applicable to bonds of Series A shall also be applicable to the Series S bonds and the Series T bonds and the holders thereof.

         Section 5.02. Withdrawal of Deposited Moneys. The Company covenants and agrees that so long as any Series S bonds or Series T bonds remain outstanding, moneys deposited with the Trustee pursuant to Sections 3.14, 7.02, 7.03 or 7.04 of the Original Indenture will be withdrawn by the Company within, in the case of moneys deposited pursuant to Sections 7.02, 7.03 and 7.04, two years or, in the case of moneys deposited pursuant to Section 3.14, twelve months, from the date of deposit of such moneys if the Company shall have a Gross Amount of Property Additions available for such purpose.

         Section 5.03. Restricted Payments. The Company covenants and agrees that so long as any Series S bonds or Series T bonds remain outstanding, the Company will not declare or pay any dividends on shares of its common stock (except dividends payable solely in shares of common stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of common stock (except out of the net cash proceeds derived from the issuance of other shares of common stock), or make any other distribution on shares of common stock (such nonexcepted declarations, payments, purchases, redemptions or other acquisitions and distributions being hereinafter called "Restricted Payments"), unless after giving effect thereto the aggregate amount of all such Restricted Payments made during the period from December 31, 1988 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $15,038,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends for such period.

         Section 5.04. Merger and Consolidation. The Company covenants and agrees that so long as any Series S bonds or Series T bonds remain outstanding, any of the provisions of Article 8 of the Original Indenture to the contrary notwithstanding, Company will not consolidate or merge with or into, or convey or transfer all or substantially all of the mortgaged property to, any other entity if at the time thereof or after giving effect thereto any "event of default" (as defined in Section 6.01 of the Original Indenture) shall or would exist.

         Section 5.05. Certain Definitions. As used in this Article 5, the following terms shall have the following meanings:

                 "Consolidated Net Income Available for Common Stock Dividends" for any period shall mean the net income of the Company and its Subsidiaries for such period available for dividends on capital stock, after deducting therefrom dividends paid and accrued during such period on preferred stock, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any Subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible, and deductions for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.

                 "Subsidiary" shall mean any corporation of which more than 50% of the outstanding Voting Stock is owned by the Company. As used herein the term "Voting Stock" shall mean stock or similar interests of any class or classes (however designated) the holders of which are generally and ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such corporation.

                                   ARTICLE 6
                            AMENDMENTS OF INDENTURE

         Section 6.01.    Amendments to Seventeenth Supplemental Indenture.
Section 2.01 of the Seventeenth Supplemental Indenture dated as of April 1, 1990 (the "Seventeenth Supplement"), amending and supplementing the Original Indenture and creating a series of bonds designated as "First Mortgage Bonds, Series Q, 9.75%, Due April 30, 2020," and the form of Series Q bond attached to the Seventeenth Supplement as Exhibit A thereto, are hereby amended by deleting the reference set forth therein to "November 30" and substituting in lieu thereof a reference to "October 30."

         Section 6.02. Amendments of Certain Definitions. Each holder of Series S bonds and Series T bonds and bonds of any series created and issued after the date of the original issuance of the Series S bonds and the Series T bonds agrees by its acceptance of such bonds, that effective on the earlier of
(i) the date on which the amendments of the Indenture set forth in this Section
6.02 have been duly consented to in writing by the holders of not less than 66-2/3% in aggregate principal amount of each series of bonds issued and outstanding other than Series Q bonds, Series R bonds, Series S bonds and Series T bonds and bonds of any other series created and issued under the Indenture after the date of original issuance of the Series S bonds and Series T bonds, or (ii) the date on which no bonds of any series issued under the Indenture and outstanding immediately prior to the date on which the Series R bonds were originally issued and the holders of which have not consented to such amendments as contemplated in foregoing clause (i) hereof remain outstanding:

                 (a)      The figure "200%" appearing in Section 2.02 and in
         Section 2.03(b)(2) of the Indenture shall be amended to read "175%."

                 (b) The first sentence of the definition of "Net Earnings" appearing in Section 12.05(o) of the Indenture shall be amended to read as follows: "Net Earnings of the Company for any period means the amount obtained by deducting from the gross earnings derived from operation of the mortgaged property all operating expenses of the Company, and by adding to the remainder all net non-operating earnings other than any portion of such earnings which represents the net gain arising from any sale or other disposition of capital assets, or any other items, which would, in accordance with generally accepted accounting principles, require separate treatment or classification in the preparation of the Company's financial statements as "extraordinary items".

                 (c)      The definition of "Property Additions" appearing in
         Section 12.05(f) of the Indenture shall be amended by changing the period appearing at the end thereof to be a comma and by adding to the end of said definition, the following: "and the term "Property Additions" shall also include all Cushion Gas (as used herein the term "Cushion Gas" shall mean that minimum volume of natural gas necessary to be retained in a gas storage reservoir owned by the Company in order to maintain the integrity and viability of the geological strata and the horizons of a gas reservoir for the storage of natural gas)".

                 (d) Clause C of that portion of the granting clauses of the Indenture (and of each supplemental indenture thereto which contains in any granting clauses therein the following clause C) entitled "But Specifically Reserving And Excepting from the following grant" is hereby amended to read as follows: "C. All merchandise held for resale and consumable materials and supplies (other than Cushion Gas as defined in clause (c) of Section 5.01 of the Sixteenth Supplemental Indenture to the Original Indenture);".

                                   ARTICLE 7
                                 MISCELLANEOUS

         Section 7.01. Incorporation of Original Indenture. This Eighteenth Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and all terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another Series or as herein otherwise provided, shall apply to and be deemed to be for the equal benefit, security and protection of the Series S bonds and the Series T bonds and the holders thereof. All terms used in this Eighteenth Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

         Section 7.02. Successors and Assigns. Whenever in this Eighteenth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Eighteenth Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

         Section 7.03. Multiple Counterparts. This Eighteenth Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its Senior Vice President and Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary, and the said Continental Bank, National Association, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be affixed and attested by a Trust Officer, and said M. J. Kruger, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

[CORPORATE SEAL]                        UNITED CITIES GAS COMPANY

                                         By  /s/ JAMES B. FORD
                                            ----------------------------------
                                            Senior Vice President and Treasurer

ATTEST:

      /s/ GLENN R. KING
- -------------------------------
         Secretary

Witnesses as to United Cities Gas Company:



      /s/ TERESA MORRIS
- -------------------------------

      /s/ RUTH RODGERS
- -------------------------------

[CORPORATE SEAL]                       CONTINENTAL BANK, NATIONAL ASSOCIATION,
                                         as Trustee


                                        By /s/ J. C. MULL, JR.
                                           ------------------------------------
                                                    Vice President

ATTEST:

    /s/ RUSSELL C. BERGMAN
- ---------------------------------
Trust Officer

Witnesses as to Continental Bank,
National Association and M. J. Kruger:



      /s/ S. KOSACHEWYCH
- ---------------------------------

    /s/ MARTHA L. SANDERS                          /s/ M. J. KRUGER
- ---------------------------------              ---------------------------------
                                                       M. J. Kruger

STATE OF TENNESSEE                    )
                                      ) SS.
COUNTY OF WILLIAMSON                  )

                 I, Debra S. Johnson, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 24th day of May, 1991, personally appeared before me James B. Ford and Glenn R. King, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Senior Vice President and Treasurer and Secretary, respectively, of United Cities Gas Company, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said Senior Vice President and Treasurer and Secretary acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

                 IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 24th day of May, 1991.

                                               /s/ DEBRA S. JOHNSON
                                    -------------------------------------------
                                           Notary Public in and for the
                                           County and State aforesaid
[NOTARIAL SEAL]

My commission expires:  January 23, 1994

STATE OF ILLINOIS                     )
                                      ) SS.
COUNTY OF COOK                        )

                 I, V. Washington, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 29th day of May, 1991, personally appeared before me J.C. Mull, Jr. and Russell C. Bergman, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are Vice President and Trust Officer, respectively, of Continental Bank, National Association, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said J.C. Mull, Jr. and Russell C. Bergman acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

                 IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 29th day of May, 1991.

                                               /s/ V. WASHINGTON
                                     ------------------------------------------
                                           Notary Public in and for the
                                           County and State aforesaid
[NOTARIAL SEAL]

My commission expires:  September 20, 1992

STATE OF ILLINOIS                     )
                                      ) SS.
COUNTY OF COOK                        )

                        I, V. Washington, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 29th day of May, 1991, personally appeared before me M. J. Kruger, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

                        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 29th day of May, 1991.

                                                /s/ V. WASHINGTON
                                     ------------------------------------------
                                              Notary Public in and for the
                                              County and State aforesaid
[NOTARIAL SEAL]

My commission expires:  9-20-92


STATE OF TENNESSEE                    )
                                      ) SS.
COUNTY OF WILLIAMSON                  )

                        Personally appeared before me Teresa Morris, who, being duly sworn, says that she saw the corporate seal of UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that she also saw James B. Ford, Senior Vice President and Treasurer, and Glenn R. King, Secretary of said United Cities Gas Company, sign and attest the same, and that she, with Ruth Rodgers, witnessed the execution and delivery thereof as the act and deed of said United Cities Gas Company.

                                                /s/ TERESA MORRIS
                                     ------------------------------------------
                                                      Witness

[NOTARIAL SEAL]

Sworn to before me this 24th day of May, 1991.

     /s/ DEBRA S. JOHNSON
- -----------------------------------
Notary Public in and for the County
and State aforesaid

My commission expires: January 23, 1994

STATE OF ILLINOIS                     )
                                      ) SS.
COUNTY OF COOK                        )

                 Personally appeared before me S. Kosachewych, who, being duly sworn, says that she saw the corporate seal of the CONTINENTAL BANK, NATIONAL ASSOCIATION affixed to the foregoing instrument and that she also saw J.C. Mull, Jr., Vice President, and George N. Reaves, Trust Officer of said Continental Bank, National Association, sign and attest the same, and that she, with M.L. Sanders, witnessed the execution and delivery thereof as the act and deed of the said Continental Bank, National Association.


                                                 /s/ S. KOSACHEWYCH
                                          -----------------------------------
                                                        Witness

[NOTARIAL SEAL]

Sworn to before me this 29th day of May, 1991.

      /s/ LUCILLE ATKINS
- -----------------------------------
Notary Public in and for the County
and State aforesaid

My commission expires: March 21, 1994

STATE OF ILLINOIS                     )
                                      ) SS.
COUNTY OF COOK                        )

                 Personally appeared before me S. Kosachewych, who, being duly sworn, says that she saw the within named M. J. Kruger sign, seal, and as his act and deed, deliver the foregoing instrument and that she, with M.L. Sanders, witnessed the execution thereof.


                                               /s/ S. KOSACHEWYCH
                                          -----------------------------------
                                                        Witness
[NOTARIAL SEAL]

Sworn to before me this 29th day of May, 1991.

      /s/ LUCILLE ATKINS
- -----------------------------------
Notary Public in and for the County
and State aforesaid

My commission expires: March 21, 1994

                                   EXHIBIT A

                FORM OF SERIES S BONDS AND TRUSTEE'S CERTIFICATE

                           UNITED CITIES GAS COMPANY

No. RS-                                                           $

             FIRST MORTGAGE BOND, SERIES S, 8.71%, DUE JUNE 1, 1997

        For value received, UNITED CITIES GAS COMPANY, a corporation of the State of Illinois and the Commonwealth of Virginia (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to or registered assigns, on June 1, 1997, or earlier as hereinafter referred to, the sum of at the principal office in Chicago, Illinois, of CONTINENTAL BANK, NATIONAL ASSOCIATION, formerly known as CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the. "Trustee"), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon, from the date hereof, at the rate of 8.71% per annum, at said office, semiannually on June 1 and December 1 in each year until the principal sum hereof shall have become due and payable and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 10.71% per annum.

        This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, of a Series designated First Mortgage Bonds, Series S, 8.71%, Due June 1, 1997, all such bonds of this Series and all other Series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "Indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Bank, National Association, formerly known as Continental Illinois National Bank and Trust Company of Chicago, as corporate trustee (the "Trustee") and R. Emmett Hanley (who has been succeeded by M. J. Kruger), as trustees (the Trustee and M.J. Kruger being hereinafter collectively referred to as the "Trustees"), to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the Indenture may be made, the terms and conditions upon which bonds of all Series are or are to be issued and secured, the rights and remedies under the Indenture of the holders of said bonds, the terms and conditions upon which the Indenture may be modified or amended, and the rights and obligations under the Indenture of the Company and of said Trustees; but neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

        The Company is obligated to redeem a portion of the principal amount of this bond pursuant to a sinking fund established for the benefit of the holders of the bonds of Series S and certain optional redemptions of the Series S bonds may be made by the Company upon the terms and conditions more fully set forth in the Indenture.

        The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

        In certain events, on the conditions, in the manner, at the times, to the extent and with the effect set forth in the Indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, may be called for redemption and payment prior to maturity, on notice given or waived as provided in the Indenture, at the applicable redemption price specified in the Indenture.

        This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond, all in the manner and upon the conditions prescribed in the Indenture.

        Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the Indenture.

        This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the Indenture, until the certificate hereon shall have been signed by the Trustee.

        IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated ____________________, 1991.

                           UNITED CITIES GAS COMPANY


                           By
                              _______________________________
                                   President

ATTEST:


_______________________________
        Secretary

                        [FORM OF TRUSTEE'S CERTIFICATE]

                   This is one of the bonds, of the Series designated therein, referred to in the within-mentioned Indenture.

                           CONTINENTAL BANK, NATIONAL ASSOCIATION,
                              as Trustee


                           By
                             _________________________________________
                                         Authorized Officer

                                   EXHIBIT B

                FORM OF SERIES T BONDS AND TRUSTEE'S CERTIFICATE

                           UNITED CITIES GAS COMPANY

No. RT-                                                    $

             FIRST MORTGAGE BOND, SERIES T, 9.32%, DUE JUNE 1, 2021

        For value received, UNITED CITIES GAS COMPANY, a corporation of the State of Illinois and the Commonwealth of Virginia (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to or registered assigns, on June 1, 2021, or earlier as hereinafter referred to, the sum of at the principal office in Chicago, Illinois, of CONTINENTAL BANK, NATIONAL ASSOCIATION, formerly known as CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the "Trustee"), or at the principal
office of its successor in said trusts, and to pay to   said payee, or
registered assigns, interest thereon, from the date hereof, at the rate of 9.32% per annum, at said office, semiannually on June 1 and December 1 in each year until the principal sum hereof shall have become due and payable and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 11.32% per annum.

        This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, of a Series designated First Mortgage Bonds, Series S, 9.32%, Due June 1, 2021, all such bonds of this Series and all other Series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "Indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Bank, National Association, formerly known as Continental Illinois National Bank and Trust Company of Chicago, as corporate trustee (the "Trustee") and R. Emmett Hanley (who has been succeeded by M. J. Kruger), as trustees (the Trustee and M.J. Kruger being hereinafter collectively referred to as the "Trustees"), to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the Indenture may be made, the terms and conditions upon which bonds of all Series are or are to be issued and secured, the rights and remedies under the Indenture of the holders of said bonds, the terms and conditions upon which the Indenture may be modified or amended, and the rights and obligations under the Indenture of the Company and of said Trustees; but neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

        The Company is obligated to redeem a portion of the principal amount of this bond pursuant to a sinking fund established for the benefit of the holders of the bonds of Series T and certain optional redemptions of the Series T bonds may be made by the Company upon the terms and conditions more fully set forth in the Indenture.

        The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

        In certain events, on the conditions, in the manner, at the times, to the extent and with the effect set forth in the Indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, may be called for redemption and payment prior to maturity, on notice given or waived as provided in the Indenture, at the applicable redemption price specified in the Indenture.

        This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond, all in the manner and upon the conditions prescribed in the Indenture.

        Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the Indenture.

        This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the Indenture, until the certificate hereon shall have been signed by the Trustee.

        IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated ___________________, 1991.

                           UNITED CITIES GAS COMPANY


                           By
                             ____________________________________
                                   President

ATTEST:

__________________________________________
                Secretary

                        [FORM OF TRUSTEE'S CERTIFICATE]

                   This is one of the bonds, of the Series designated therein, referred to in the within-mentioned Indenture.

                                   CONTINENTAL BANK, NATIONAL ASSOCIATION,
                                     as Trustee


                                   By
                                      _________________________________________
                                        Authorized Officer

                                   SCHEDULE A
                      TO EIGHTEENTH SUPPLEMENTAL INDENTURE
                            DATED AS OF JUNE 1, 1991

                 Descriptions of Additional Mortgaged Property

        The properties referred to in the granting clauses of this Supplemental Indenture include the parcels of real estate or interests therein more specifically described below. Said description is not intended, however, to limit or impair the scope or intention of the general description in the granting clauses of the Original Indenture.

                   PART I - REAL ESTATE AND INTERESTS THEREIN

        Those certain tracts, pieces or parcels of land and interests in real estate situate, lying and being in the respective counties and states set forth below and described as follows:

                               State of Missouri

                           In Pike County, Missouri:

(1) A tract of land lying in the Southwest one-fourth of the Southeast Quarter of Section 23, Township 53 North, Range 3 West in Pike County, Missouri, being in the Southwest corner of a 6.39 acre tract described in Book 318 at page 6494 of the Deed Records of Pike County, Missouri; said one (1) acre tract being more particularly described as follows: Beginning at a point on the North-South quarter Section line of said Section 23, which is 1023.3 feet South of the Northwest corner of the aforementioned Southwest one-fourth of the Southeast Quarter; thence North 68 Deg. 40 Min. East along and with the Northerly right-of-way line of the Gulf, Mobile and Ohio Railroad, a distance of
        246.11 feet to a point; thence North 00 Deg. 15 Min. West a distance of 177 feet to a point; thence South 68 Deg. 40 Min. West a distance of
        246.11 feet to the said North-South Quarter Section line; thence South 00 Deg. 15 Min. East a distance of 177 feet to the point of beginning.

(2) A part of Lot Number 241, in Block Number 31, in the City of Bowling Green, in Pike County, Missouri, being a part of the Southeast corner of said lot, fronting 40 feet on Court Street, and extending back 50 feet and lying immediately South of and adjoining that part of said lot sold by P.P. Parker to the Phoenix Building Company. ALSO, the following parcel of land lying South of and adjoining the tract above described and being a part of the North halves of Lots Number 247 and 248, in Block Number 31, in the said City of Bowling Green, more particularly described as follows, to wit: BEGINNING at the Northeast corner of said Lot No. 248, and run thence West 120 feet; thence South 17 1/2 feet; thence East 120 feet; thence North 17 1/2 feet to the place of beginning; EXCEPTING HOWEVER, from the foregoing description a part of said Lot Number 241, Block 31, together with building improvements, being the following described tract of ground, to wit: BEGINNING at a point in the West line of Court Street 20 feet, more or less, South of the North line of the Lot of 40 feet by 50 feet firstly herein described in the center line of a wall dividing said tract of 40 feet by 50 feet; thence West along said center line of said wall and a line prolonged Westwardly 50 feet to a point; thence North 20 feet, more or less, to the North line of said tract 40 x 50 feet, firstly herein described; thence East 50 feet to the West line of Court Street; thence South along the West line of Court Street 20 feet, more or less, to the place of beginning. The wall hereinbefore described is established as a party wall, the title of which said wall vests under the terms of previous deed for the common benefit of the owners of the tract herein conveyed and the owners of the tract located on the North side thereof, each to have title in severalty to one-half with an easement for support in the other half of said wall.

(3) All of the West Thirty-eight (38) feet of the South One-half (S 1/2) of Lot Number Two Hundred Forty-seven (247) of Block No. Thirty-one (31) of the original town of Bowling Green, Missouri, fronting Thirty-eight
        (38) feet College Street and running back Sixty (60) feet.

                  PART II - DISTRIBUTION SYSTEMS AND PIPELINES
                              DISTRIBUTION SYSTEMS

        All gas distribution systems of the Company, together with all pipelines, mains, connection, service pipes, fittings, meters, regulators, regulator stations and buildings, tools, instruments, appliances, apparatus, facilities, machinery and other property used or provided for use, in the construction, maintenance, repair or operation thereof and together also with all of the rights, privileges, rights-of-way, franchises, licenses, easements, grants and permits with respect to the construction, maintenance, repair and operation of such gas distribution systems, including, but not limited to, the plants and systems owned and operated by the Company for the distribution and sale of gas located in the following named cities, towns, or villages and environs thereof as follows:

                                STATE OF KANSAS

GAS DISTRIBUTION SYSTEMS

 MUNICIPALITY                                  COUNTY

 Bartlett                                      Labette
 Chetopa                                       Labette
 Edna                                          Labette

                               STATE OF MISSOURI

GAS DISTRIBUTION SYSTEMS

 MUNICIPALITY                                  COUNTY

 Bowling Green                                 Pike

                        PART III - GAS SUPPLY CONTRACTS

        The following described contracts, and all renewals, extensions, supplements or amendments thereof, between the Company (or a predecessor corporation) and the respective suppliers named below providing for the supply of natural gas to the Company for distribution and resale in the respective cities and towns and areas adjacent thereto set forth under the caption "Service Area:"



 SERVICE                                                             CONTRACT                       TERM OF
 AREA                                SUPPLIER                        DATE                           EXPIRATION DATE
 Bartlett, Chetopa and Edna,         Williams Natural Gas Company    July 20, 1988                  July 20, 1993
 Kansas
 Bowling Green, Missouri             Pan Handle Eastern Pipeline     April 1, 1989                  April 1, 1999
                                     Company

                              PART IV - FRANCHISES

        The following franchises granted to the Company, or to its predecessors and assigned to the Company or acquired by the Company by merger of predecessors into the Company, authorizing the construction, operation and maintenance of gas distribution systems in the following cities or municipalities and all renewals, extensions or substitutions thereof or therefor:

                                STATE OF KANSAS

TOWN                                               EXPIRATION DATE

Bartlett                                           December 8, 1995
Chetopa                                            May 21, 1994
Edna                                               December 4, 1995

                               STATE OF MISSOURI

TOWN                                               EXPIRATION DATE

Bowling Green                                      July 1, 2003

                                                                [CONFORMED COPY]

                       NINETEENTH SUPPLEMENTAL INDENTURE



                         Dated as of May 1, 1992



                           UNITED CITIES GAS COMPANY

                                       to

                     CONTINENTAL BANK, NATIONAL ASSOCIATION

                                      and

                                  M. J. KRUGER
                                   TRUSTEES



                Supplementing and Amending indenture of Mortgage

                           Dated as of July 15, 1959

                                      and

                    Creating First Mortgage Bonds, Series U,
                             8.77% Due May 1, 2022

        THIS NINETEENTH SUPPLEMENTAL INDENTURE, dated as of May 1, 1992, made by and between UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter called the "Company"), whose address is 5300 Maryland Way, Brentwood, Tennessee 37027, party of the first part, and CONTINENTAL BANK, NATIONAL ASSOCIATION, formerly known as CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office at 231 South LaSalle Street, Chicago, Illinois 60690 (hereinafter called the "Trustee"), and M. J. KRUGER, residing in the City of Chicago, Illinois (the Trustee and M. J. Kruger being hereinafter collectively referred to as the "Trustees"), parties of the second part.

                                   RECITALS:

        The background of this Nineteenth Supplemental Indenture is:

                1. The Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 (hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage, warrant to, the said Trustees, and each of them, and their respective successors and assigns, and create a security interest in, certain property of the Company in said Original Indenture as more particularly described therein for the security of all First Mortgage Bonds issued and to be issued thereunder.

                2. On September 1, 1961, City National Bank and Trust Company of Chicago was merged with Continental Illinois National Bank and Trust Company of Chicago, now known as Continental Bank, National Association, a national banking association, which thereupon became corporate trustee under the Indenture as provided therein, and on October 15, 1966, Ray F. Myers became individual trustee under the Indenture as successor to R. Emmett Hanley who resigned, and on March 15, 1981, M. J. Kruger became individual trustee under the Indenture as successor to Ray F. Myers who resigned.

                3. The Company has heretofore executed and delivered eighteen supplemental indentures to the Original Indenture, designated as First through Eighteenth (the Original Indenture and all supplemental indentures, including this Nineteenth Supplemental Indenture, being herein called the "Indenture"), for the purpose of subjecting to the lien of the Indenture certain additional property heretofore and hereafter acquired by the Company, creating additional series of First Mortgage Bonds, and amending and supplementing the Indenture in certain respects.

                4. There have been issued under the Indenture various series of First Mortgage Bonds designated as Series A through T, inclusive, of which

        $110,658,750.00 in aggregate principal amount are outstanding as of December 31, 1991. The bonds of Series A, B, C, H, J and O have been retired as of December 31, 1991. The bonds of Series I have been retired as of March 16, 1992 and the bonds of Series F and M have been retired as of April 30, 1992.

                5. The Company desires to create a new series of bonds to be issued under and secured by the Indenture to be designated as "First Mortgage Bonds, Series U, 8.77% due May 1, 2022", to be limited to $20,000,000 in aggregate principal amount.

                6. All things necessary to make the Series U bonds, when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and security of the Indenture, and to make this Nineteenth Supplemental Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the issue of Series U bonds, as herein provided, has been in all respects duly authorized.

                7. The holders of the requisite percentage in principal amount of the outstanding First Mortgage Bonds have consented to the amendments of the Indenture hereinafter set forth in Section
        5.01 hereof and the Company has filed such consents with the Trustee.

        Now, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE 1

                        MORTGAGE OF ADDITIONAL PROPERTY

        The Company in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has heretofore irrevocably granted, conveyed, mortgaged, warranted, and granted a security interest to, the Trustees, and by these presents does hereby irrevocably grant, convey, mortgage, warrant to, the Trustees and each of them, and to their successors in said trust forever, and grant a security interest in, the property described as follows:

                I. All lands and rights and interests therein (including fixtures), both fee and leasehold, now owned or hereafter acquired by the Company, including, without limitation, those real properties more specifically described in Schedule A hereto, and all improvements thereto and thereon;

                II. All gas distribution systems, pipelines, plants, buildings, machinery and equipment now owned or hereafter acquired by the Company, and all improvements now owned or hereafter acquired by the Company;

                III. All rights appertaining to any and all the foregoing property, and all gas purchase contracts and other contracts, rights and franchises, and all leases, indeterminate permits, certificates of convenience and necessity, rights of way, easements, privileges, tenements, appurtenances, licenses and permits used by or useful to the Company in the operation of its business, whether now owned or hereafter acquired, and, subject to the provisions of Section 7.01 of the Indenture, all income and earnings arising out of the mortgaged property, including rents, issues and profit arising during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture; and

                IV. All property, real, personal and mixed, whether or not hereinabove or in Schedule A specifically described, which the Company now owns and all such property which it may hereafter acquire.

         Subject to such liens and encumbrances as are of the character specified in Section 3.09 of the Indenture;

         BUT SPECIFICALLY RESERVING AND EXCEPTING from the foregoing grant:

                A. All cash, notes, bills and accounts receivable not specifically pledged under the Indenture;

                B. All stocks, bonds and securities not specifically pledged under the Indenture;

                C. All merchandise held for resale and consumable materials and supplies (other than Cushion Gas as defined in clause (c) of Section 5.01 of the Sixteenth Supplemental Indenture to the Original Indenture);

                D.      The last day of the term of each leasehold estate;

                E.      All automotive equipment; and

                F. All inventory of pipe, meters and equipment (excluding any such inventory constituting a part of the operating system).

        TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Indenture.

        IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Indenture, without preference or priority of any series of bonds or of any bonds within a series over any of the other bonds by reason of priority of time of maturity or of the negotiation thereof or otherwise.

                                   ARTICLE 2

                                 SERIES U BONDS

        Section 2.01. Creation of Series U Bonds. There is hereby created for issuance under the Indenture a series of bonds, limited to the aggregate principal amount of $20,000,000, to be designated as "First Mortgage Bonds, Series U, 8.77%, Due May 1, 2022" (herein called "Series U bonds"). The Series U bonds shall, subject to the provisions of Section 1.13 of the Indenture, be dated as of, and shall bear interest from the date of authentication and delivery, shall mature May 1, 2022, and shall bear interest at the annual rate of 8.77% payable semi-annually on May 1 and November 1 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 10.77% per annum, the interest on each Series U bond to be payable at the principal office of the Trustee in Chicago, Illinois, or, at the option of the person entitled thereto, in accordance with the instructions of such person submitted in writing to the Company and the Trustee.

        Section 2.02. Form of Series U Bonds. The Series U bonds shall be issued only as fully registered bonds without coupons, in denominations of $100,000 and multiples thereof, to the extent practicable, substantially in the form set forth in Exhibit A hereto, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate to reflect the terms of such bonds.

        Section 2.03. Redemption of Series U Bonds. The Series U bonds shall be subject to redemption only as hereinafter provided:

                (a) Series U bonds are required to be redeemed on each Series U sinking fund payment date through application of cash deposited with the Trustee for the sinking fund for the Series U bonds provided for in Section 2.04 hereof, together with interest accrued thereon to the date fixed for redemption.

                (b) The Series U bonds may be redeemed at any time or from time to time prior to May 1, 2014, in whole or in part, at the option of the Company, by payment of the principal amount of the Series U bonds, or portion thereof, to be redeemed, together with interest accrued thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount. As used herein the term "Make-Whole Amount" shall mean, in connection with any redemption of Series U bonds, the excess, if any, of (i) the aggregate present value as of the date of such
        redemption of   each dollar of principal being redeemed and the amount
        of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting such amounts by an amount equal to the sum of (x) the Reinvestment Rate plus (y) 50 basis points on a semi-annual basis from the respective dates on which they would have been payable to the date of redemption, over (ii) 100% of the principal amount of the outstanding Series U bonds being redeemed. If the Reinvestment Rate plus 50 basis points is equal to or higher than 8.77%, the Make-Whole Amount shall be zero - . "Reinvestment Rate" shall mean the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of the Series U bonds being redeemed. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for each of the two published maturities corresponding to such Weighted Average Life to Maturity most closely to and next higher than the Weighted Average Life to Maturity and most closely to and next lower than the Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate (i) the most recent Statistical Release published not more than seven and not less than five days prior to the date of determination of the Make-Whole Amount hereunder shall be used, and
        (ii) if for any particular maturity that is set forth in such Statistical Release more than one (1) yield to maturity is set forth therein for the applicable date, then the arithmetic mean of the lowest yield under the heading "This Week" and the highest yield under the heading "Last Week" in such Statistical Release shall be used for purposes of calculating the Reinvestment Rate. "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Series U bonds. "Weighted Average Life to Maturity" of the principal amount of the Series U bonds being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (1) the remainder of (A) the amount of principal of the Series U bonds that would have become due under Section 2.04 hereof on each scheduled Series U sinking fund payment date for the Series U bonds if such redemption had not been made, less (B) the amount of principal on the Series U bonds scheduled to become due on each such Series U sinking fund payment date after giving effect to such redemption, by (2) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and each such Series U sinking fund payment date, and (ii) totaling the products obtained in (i). Anything in the Indenture to the contrary notwithstanding, the Company will give written notice to each holder of outstanding Series U bonds and to the Trustee by telecopy or other same day written communication, setting forth the computation and amount of the Make-Whole Amount payable in connection with any redemption of Series U bonds under the provisions of this Section 2.03(b), at least three days prior to the date fixed for such redemption.

                (c) The Series U bonds may be redeemed at any time or from time to time on or after May 1, 2014, in whole or in part, at the option of the Company, by payment of the applicable percentage of the principal amount of the Series U bonds, or portion thereof, to be redeemed as set forth in the following table under the heading "Redemption Price", together with interest accrued thereon to the date of such prepayment:

              IF REDEEMED IN THE TWELVE-              REDEMPTION
             MONTH PERIOD ENDING APRIL 30             PRICE
             2015                                     102.1169%
             2016                                     101.8145%
             2017                                     101.5121%
             2018                                     101.2097%
             2019                                     100.9072%
             2020                                     100.6048%
             2021                                     100.3024%
             2022                                     100.0000%

                (d) The Series U bonds may be redeemed by application of cash deposited with the Trustee in accordance with the provisions of
        Section 3.14 or 7.05 of the Indenture at any time or from time to time, in whole or in part, by payment of the principal amount of the Series U bonds, or portion thereof, to be redeemed, together with interest accrued thereon to the date of redemption, and, in the case of a redemption of Series U bonds pursuant to the provisions of said Section
        3.14 or 7.05 (except as a result of cash deposited with the Trustee pursuant to Section 7.04 of the Indenture), together with the Make-Whole Amount.

        Section 2.04. Series U Bond Sinking Fund. (a) So long as any Series U bonds shall remain outstanding, the Company shall deposit with the Trustee as and for a sinking fund for the retirement of Series U bonds cash in the amount of $1,250,000 on May 1 of each of the years 2007 through 2022, inclusive (each such date being herein called a "Series U sinking fund payment date"), or such lesser amount equal to the principal balance then remaining on all outstanding Series U bonds as of such Series U sinking fund payment date in the event that such remaining principal balance is less than $1,250,000.

        (b) The Company may at its option increase the amount deposited in the Series U bonds sinking fund on any Series U sinking fund payment date by an additional amount not exceeding the amount the Company is required to deposit on such Series U sinking fund payment date; provided, however, the aggregate principal amount of Series U bonds redeemed pursuant to this paragraph (b) shall not over the life of the Series U bonds exceed $5,000,000. The right of the Company to increase a sinking fund deposit on any Series U sinking fund payment date shall be noncumulative. All deposits made by the Company under this paragraph (b) shall be in units of $100,000 or an integral multiple in excess thereof.

        (c) The aggregate principal amount of Series U bonds redeemed pursuant to the foregoing paragraph (b) of this Section 2.04 shall be credited against the amount which the Company is required to deposit in the Series U bonds sinking fund on each Series U sinking fund payment date in the inverse chronological order of such sinking fund dates.

        Section 2.05. Issuance of Series U Bonds. Upon the execution and delivery of this Nineteenth Supplemental Indenture and upon compliance with the provisions of the Indenture, the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to, or upon the written order of, the President or Treasurer of the Company, Series U bonds in an aggregate principal amount not exceeding $20,000,000.

                                   ARTICLE 3

                      PROVISIONS APPLICABLE TO REDEMPTION
                               OF SERIES U BONDS

        Section 3.01. Applicability to Series U Bonds. The provisions of this Article 3 shall be applicable to the Series U bonds. Except as hereinafter provided and subject to the provisions of Article 2 above, Series U bonds shall be redeemed upon the notice, in the manner and with the effect provided in Article 4 of the Original Indenture.

        Section 3.02. Sinking Fund Redemptions. In the case of all sinking fund redemptions, on or before the 30th day prior to each sinking fund payment date, the Trustee shall proceed to select for redemption in the manner provided herein, Series U bonds in the aggregate principal amount which are redeemable with the cash to be deposited with the Trustee on the next following sinking fund payment date, and in the name of the Company shall give notice as may be required by Article 4 of the Original Indenture of the redemption for the sinking fund on such sinking fund payment date of the Series U bonds so selected.

        All sinking fund payments received by the Trustee pursuant to Section
2.04 hereof shall be held by the Trustee as security for the Series U bonds for which such sinking fund payment is made, and shall be applied by the Trustee on the respective sinking fund payment dates to the redemption of outstanding Series U bonds in the manner and with the effect specified herein; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee, in cash, all unpaid interest accrued on the Series U bonds to be redeemed through the operation of said sinking fund to the date fixed for redemption.

        Section 3.03.         Pro Rata Application; Direct Payment.
Notwithstanding any provisions of Article 1 and Article 4 of the Original
Indenture:

                (a) if less than all outstanding Series U bonds are to be redeemed, the aggregate principal amount of Series U bonds to be redeemed shall be apportioned by the Trustee pro rata among the holders of the Series U bonds, in the proportion that the aggregate principal amount of such bonds so to be redeemed held by each such holder bears to the aggregate principal amount of all Series U bonds then outstanding with adjustments, to the extent practicable, to equalize for any prior redemptions not in such proportion, and

                (b) in the event of the payment of a portion of the principal amount of any Series U bond, payment shall be made to or upon the order of the holder of such bond without requiring presentation or surrender of such bond, if there shall then or theretofore be filed with the Trustee a certificate of the Treasurer of the Company stating that the holder of such bond (or the person for whom such holder is a nominee) and the Company have entered into a written agreement that payment of any portion of such bond may be made to the registered holder thereof without presentation or surrender thereof, that such holder will not sell, transfer or otherwise dispose of any such bond unless it shall have caused notation to be made thereon of the portion of the principal amount thereof which has been paid and the last interest payment date to which interest has been paid and prior to the delivery thereof such bond shall have been presented to the Trustee for inspection or surrendered in exchange for a new Series U bond or bonds in aggregate principal amount equal to the unpaid portion of the bond presented to the Trustee.

                                  ARTICLE 4

                              ADDITIONAL COVENANTS

        Section 4.01. Application of Section 1.15 of the Original Indenture. So long as any Series U bonds remain outstanding, the provision of
Section 1.15 of the Original Indenture (relating to mutilated, lost, stolen, or destroyed bonds) which are expressed to be applicable to bonds of Series A shall also be applicable to the Series U bonds and the holders thereof.

        Section 4.02. Withdrawal of Deposited Moneys. The Company covenants and agrees that so long as any Series U bonds remain outstanding, moneys deposited with the Trustee pursuant to Sections 3.14, 7.02, 7.03 or 7.04 of the Original Indenture will be withdrawn by the Company within, in the case of moneys deposited pursuant to Sections 7.02, 7.03 and 7.04, two years, or in the case of moneys deposited pursuant to Section 3.14, twelve months from the date of deposit of such moneys if the Company shall have a Gross Amount of Property Additions available for such purpose.

        Section 4.03. Restricted Payments. The Company covenants and agrees that so long as any Series U bonds remain outstanding, the Company will not declare or pay any dividends on shares of its common stock (except dividends payable solely in shares of common stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of common stock (except out of the net cash proceeds derived from the issuance of other shares of common stock), or make any other distribution on shares of common stock (such non-excepted declarations, payments, purchases, redemptions or other acquisitions and distributions, being hereinafter called "Restricted Payments"), unless after giving effect thereto the aggregate amount of all such Restricted Payments made during the period from December 31, 1988 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $15,038,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends for such period.

        Section 4.04. Merger and Consolidation. The Company covenants and agrees that so long as any Series U bonds remain outstanding, any of the provisions of Article 8 of the Original Indenture to the contrary notwithstanding, Company will not consolidate or merge with or into, or convey or transfer all or substantially all of the mortgaged property to, any other entity if at the time thereof or after giving affect thereto any "event of default" (as defined in Section 6.01 of the Original Indenture) shall or would exist.

        Section 4.05. Certain Definitions. As used in this Article 4, the following terms shall have the following meanings:

                "Consolidated Net Income Available for Common Stock Dividends" for any period shall mean the net income of the Company and its Subsidiaries for such period available for dividends on capital stock, after deducting therefrom dividends paid and accrued during such period on preferred stock, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any Subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible, and deductions for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.


               "Subsidiary" shall mean any corporation of which more than 50% of the outstanding Voting Stock is owned by the Company. As used herein the term "Voting Stock" shall mean stock or similar interests of any class or classes (however designated) the holders of which are generally and ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such corporation.

                                   ARTICLE 5

                            AMENDMENTS OF INDENTURE

        Section 5.01. Amendment of Indenture. The Indenture is amended as follows:

        (a) The figure "200%" appearing in Section 2.02 and in Section 2.03(b)(2) of the Indenture shall be amended to read "175%".

        (b) The following provision shall be added to Article 3 of the Indenture as Section 3.18 immediately following Section 3.17 of the Indenture:

                "SECTION 3.18. The Company will (i) maintain its Net Earnings for any period of 12 consecutive months within a 15 month period ending March 31 and September 30 of each year, at least equal to 175% of the interest requirements for a period of 12 months on all bonds (including Prior Lien Bonds) outstanding as of such March 31 and September 30 of each year, and (ii) furnish to the Trustee within 60 days after each March 31 and September 30 of each year a certificate signed by an authorized officer of the Company demonstrating that the Company is in compliance with the provisions of (i) of this Section 3.18 and setting forth in summary form the calculation of such Net Earnings; provided, however, that the requirements of this Section 3.18 shall terminate the date on which no bonds of any series issued under the Indenture and outstanding immediately prior to January 26, 1990, the date on which the bonds designated as Series R were originally issued, are outstanding."

        (c) The definition of "Property Additions" appearing in Section 12.05(f) of the Indenture shall be amended by changing the period appearing at the end thereof to be a comma and by adding to the end of said definition, the following: "and the term "Property Additions" shall also include all Cushion Gas (as used herein the term "Cushion Gas" shall mean that minimum volume of natural gas necessary to be retained in a gas storage reservoir owned by the Company in order to maintain the integrity and viability of the geological strata and the horizons of a gas reservoir for the storage of natural gas) provided, however, that until the date on which no bonds of any series issued under the Indenture and outstanding immediately prior to January 26, 1990, the date on which the bonds designated as Series R were originally issued, are outstanding, the amount of Cushion Gas which shall be included as Property Additions shall at no time exceed 10% of Property Additions."

        (d) Clause C of that portion of the granting clauses of the Indenture (and of each supplemental indenture thereto which contains in any granting clauses therein the following clause C) entitled "But Specifically Reserving And Excepting from the following grant" is hereby amended to read as follows: "C. All merchandise held for resale and consumable materials and supplies (other than Cushion Gas as defined in clause (c) of Section 5.01 of the Sixteenth Supplemental Indenture to the Original Indenture);".

        Section 5.02. Amendment of Certain Definitions. Each holder of Series U bonds and bonds of any Series created and issued after the date of the original issuance of the Series U bonds agrees by its acceptance of such bonds, that effective on the earlier of (i) the date on which the amendment of the Indenture set forth in this Section 5.02 has been duly consented to in writing by the holders of not less than 66-2/3% in aggregate principal amount of each series of bonds issued and outstanding other than Series Q bonds, Series R bonds, Series S bonds, Series T bonds and bonds of any other series created and issued under the Indenture after the date of original issuance of the Series U bonds, or (ii) the date on which no bonds of any series issued under the Indenture and outstanding immediately prior to the date on which the Series R bonds were originally issued and the holders of which have not consented to such amendment as contemplated in foregoing clause (i) hereof remain outstanding, the first sentence of the definition of "Net Earnings" appearing in Section 12.05(o) of the Indenture shall be amended to read as follows: "Net Earnings of the Company for any period means the amount obtained by deducting from the gross earnings derived from operation of the mortgaged property all operating expenses of the Company, and by adding to the remainder all net non-operating earnings other than any portion of such earnings which represents the net gain arising from any sale or other disposition of capital assets, or any other items, which would, in accordance with generally accepted accounting principles, require separate treatment or classification in the preparation of the Company's financial statements as "extraordinary items".

                                   ARTICLE 6

                                 MISCELLANEOUS

        Section 6.01. Incorporation of Original Indenture. This Nineteenth Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and all terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another series or as herein otherwise provided, shall apply to and be deemed to be for the equal benefit, security and protection of the Series U bonds and the holders thereof. All terms used in this Nineteenth Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

        Section 6.02. Successors and Assigns. Whenever in this Nineteenth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Nineteenth Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

        Section 6.03. Multiple Counterparts. This Nineteenth Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

        In WITNESS WHEREOF, said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its Senior Vice President and Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary, and the said Continental Bank, National Association, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be affixed and attested by a Trust Officer, and said M. J. Kruger, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

[CORPORATE SEAL]                         UNITED CITIES GAS COMPANY


                                         By JAMES B. FORD
                                         ------------------------------------
                                         Senior Vice President and Treasurer
ATTEST:

GLENN R. KING
- -------------------------
    Secretary

Witnesses as to United Cities
  Gas Company:

TERESA MORRIS
- -------------------------

PAMELA TODD                              CONTINENTAL BANK, NATIONAL
- -------------------------                  ASSOCIATION, as Trustee

[CORPORATE SEAL]
                                         By GREG JORDAN
                                         ------------------------------------
                                                     Vice President
ATTEST:

JOHN W. PORTER
- -------------------------
   Trust Officer

Witnesses as to Continental Bank,
  National Association and
  M. J. Kruger:


Russell C. Bergman
- -------------------------

NANCIE J. ARVIN
- -------------------------

                                         M. J. KRUGER
                                         ------------------------------------
                                                        M. J. Kruger

STATE OF TENNESSEE     )
                       ) SS.
COUNTY OF WILLIAMSON   )

        I, Debra S. Johnson, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 1st day of May, 1992, personally appeared before me James B. Ford and Glenn R. King, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Senior Vice President and Treasurer and Secretary, respectively, of United Cities Gas Company, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said Senior Vice President and Treasurer and Secretary acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 1st day of May, 1992.

                                         DEBRA S. JOHNSON
                                         ------------------------------------
                                             Notary Public in and for the
                                             County and State aforesaid

[NOTARIAL SEAL]

My commission expires:

1-23-94

STATE OF TENNESSEE     )
                       ) SS.
COUNTY OF WILLIAMSON   )

        I, Sophia M. Kosachewya, a notary Public in and for the County and State aforesaid, do hereby certify that on this 1st day of May, 1992 personally appeared before me Greg Jordan and John W. Porter, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are Vice President and Trust Officer, respectively, of Continental Bank, National Association, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said Greg Jordan and John W. Porter acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 1st day of May, 1992.

                                         SOPHIA M. KOSACHEWYA
                                         ------------------------------------
                                             Notary Public in and for the
                                             County and State aforesaid


[NOTARIAL SEAL]

My commission expires:  11/6/95

STATE OF ILLINOIS      )
                       ) SS.
COUNTY OF COOK         )

        I, Sophia M. Kosachewya, a Notary Public in and for the County and State aforesaid, do hereby certify that on this 1st day of May, 1992, personally appeared before me M. J. Kruger, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 1st day of May, 1992.

                                         SOPHIA M. KOSACHEWYA
                                         ------------------------------------
                                             Notary Public in and for the
                                             County and State aforesaid

[NOTARIAL SEAL]

My commission expires:  11/6/95


STATE OF TENNESSEE     )
                       ) SS.
COUNTY OF WILLIAMSON   )

        Personally appeared before me, Teresa Morris, who, being duly sworn, says that she saw the corporate seal of UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that she also saw James B. Ford, Senior Vice President and Treasurer, and Glenn R. King, Secretary of said United Cities Gas Company, sign and attest the same, and that she, with Pamela Todd, witnessed the execution and delivery thereof as the act and deed of said United Cities Gas Company.

                                         TERESA MORRIS
                                         ------------------------------------
                                             Witness

[NOTARIAL SEAL]

Sworn to before me this 1st day of May, 1992.


DEBRA S. JOHNSON
- ----------------------------
Notary Public in and for the
 County and State aforesaid

My commission expires:  1/23/94

STATE OF ILLINOIS      )
                       ) SS.
COUNTY OF COOK         )

        I, ______________________, a Notary Public in and for the County and State aforesaid, do hereby certify that on this ___ day of _________________, 1992, personally appeared before me M. J. Kruger, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ____ day of _____________________ 1992.


                                         ------------------------------------
                                             Notary Public in and for the
                                             County and State aforesaid

[NOTARIAL SEAL]

My commission expires:


STATE OF TENNESSEE     )
                       ) SS.
COUNTY OF WILLIAMSON   )

        Personally appeared before me Teresa Morris, who, being duly sworn, says that she saw the corporate seal of UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that she also saw James B. Ford, Senior Vice President and Treasurer, and Glenn R. King, Secretary of said United Cities Gas Company, sign and attest the same, and that she, with Pamela Todd, witnessed the execution and delivery thereof as the act and deed of said United Cities Gas Company.

                                         TERESA MORRIS
                                         ------------------------------------
                                                     Witness

[NOTARIAL SEAL]

Sworn to before me this 1st day of May, 1992.

DEBRA S. JOHNSON
- ----------------------------
Notary Public in and for the
 County and State aforesaid

My commission expires:

1-23-94

STATE OF ILLINOIS      )
                       ) SS.
COUNTY OF COOK         )

        Personally appeared before me Russell C. Bergman, who, being duly sworn, says that he saw the corporate seal of CONTINENTAL BANK, NATIONAL ASSOCIATION affixed to the foregoing instrument and that he also saw Greg Jordan, Vice President, and John W. Porter, Trust Officer of said Continental Bank, National Association, sign and attest the same, and that he, with Nancie
J. Arvin, witnessed the execution and delivery thereof as the act and deed of said Continental Bank, National Association.

                                         RUSSELL C. BERGMAN
                                         ------------------------------------
                                                      Witness

[NOTARIAL SEAL]

Sworn to before me this 1st day of May, 1992.

SOPHIA M. KOSACHEWYA
- -------------------------
Notary Public in and for the
 County and State aforesaid

My commission expires:  11/6/95


STATE OF ILLINOIS      )
                       ) SS.
COUNTY OF COOK         )

        Personally appeared before me Russell C. Bergman, who, being duly sworn, says that he saw the within named M.J. Kruger sign, seal, and as his act and deed, deliver the foregoing instrument and that he, with Nancie J. Arvin, witnessed the execution thereof.

                                         RUSSELL C. BERGMAN
                                         ------------------------------------
                                                      Witness

[NOTARIAL SEAL]

Sworn to before me this 1st day of May, 1992.

SOPHIA M. KOSACHEWYA
- -------------------------
Notary Public in and for the
 County and State aforesaid

My commission expires:  11/6/95

                                   EXHIBIT A

                FORM OF SERIES U BONDS AND TRUSTEE'S CERTIFICATE

                           UNITED CITIES GAS COMPANY

No. ___________                                                    $___________

             FIRST MORTGAGE BOND, SERIES U, 8.77%, DUE MAY 1, 2022

        For value received, UNITED CITIES GAS COMPANY, a corporation of the State of Illinois and the Commonwealth of Virginia (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to or registered assigns, on May 1, 2022, or earlier as hereinafter referred to, the sum of at the principal office in Chicago, Illinois, of CONTINENTAL BANK, NATIONAL ASSOCIATION, formerly known as CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the "Trustee"), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon from the date hereof, at the rate of 8.77% per annum, at said office, semi-annually on May 1 and November 1 in each year until the principal sum hereof shall have become due and payable and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest, at the rate of 10.77% per annum.

        This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, of a series designated First Mortgage Bonds, Series U, 8.77%, Due May 1, 2022, all such bonds of this series and all other series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "Indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Bank, National Association, formerly known as Continental Illinois National Bank and Trust Company of Chicago as Corporate Trustee) and R. Emmett Hanley (who has been succeeded by M. J. Kruger), as Trustees, to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the Indenture may be made, the terms and conditions upon which bonds of all series are or are to be issued and secured, the rights and remedies under the Indenture of the holders of said bonds, the terms and conditions upon which the Indenture may be modified or amended, and the rights and obligations under the Indenture of the Company and of said Trustees; but neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

        The Company is obligated to redeem a portion of the principal amount of this bond pursuant to a sinking fund established for the benefit of the holders of the bonds of Series U and certain optional redemptions of the Series U bonds may be made by the Company upon the terms and conditions more fully set forth in the Indenture.

        The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

        In certain events, on the conditions, in the manner, at the times, to the extent and with that effect set forth in the Indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, may be called for redemption and payment prior to maturity, on notice given or waived as provided in the Indenture, at the applicable redemption price specified in the Indenture.

        This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond, all in the manner and upon the conditions prescribed in the Indenture.

        Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the Indenture.

        This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the Indenture, until the certificate hereon shall have been signed by the Trustee.

        IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated _____________________, 1992.

                                        UNITED CITIES GAS COMPANY



                                        By___________________________________
                                          Its________________________________


ATTEST:



______________________________
___________ Secretary

                        [FORM OF TRUSTEE'S CERTIFICATE]

        This is one of the bonds, of the series designated therein, referred to in the within-mentioned Indenture.

                                        CONTINENTAL BANK, NATIONAL ASSOCIATION,
                                          as Trustee



                                        By___________________________________
                                                Authorized Officer

                                   SCHEDULE A
                      TO NINETEENTH SUPPLEMENTAL INDENTURE
                            DATED AS OF MAY 1, 1992

                 DESCRIPTIONS OF ADDITIONAL MORTGAGED PROPERTY

The properties referred to in the granting clauses of this Supplemental Indenture include the parcels of real estate or interests therein more specifically described below. Said description is not intended, however, to limit or impair the scope or intention of the general description in the granting clauses of the Original Indenture.

                   PART I - REAL ESTATE AND INTERESTS THEREIN

        Those certain tracts, pieces or parcels of land and interests in real estate situate, lying and being in the respective counties and states set forth below and described as follows:

                                State of Georgia
                          In Muscogee County, Georgia

        All that lot, tract and parcel, lying situate and being part of the Land Lots 64 and 67 of Coweta Reserve, Columbus, Muscogee County, Georgia and consisting of 4.0 acres and being more precisely described as follows: Beginning at a point at the intersection of the southerly right-of-way of Victory Drive and the westerly right-of-way of Parkman Drive; thence South 34 degrees 55' West (along the westerly right-of-way of Parkman Drive) 529.05 feet to the point of beginning; thence South 34 degrees 55' West 171.0 feet to a point; thence 136.94 feet on an arc whose radius is 50.0 feet to a point; thence South 34 degrees 55' West 197.6+ feet to the edge of water on the easterly bank the Chattahoochee River; thence northerly, along the water's edge
        540+ feet to a point; thence North 34 degrees 55' East 59+ feet to a point on the top of bank on the easterly side of the Chattahoochee River; thence North 34 degrees 55' East 195.84 feet to a point; thence South 55 degrees 05' East 486.10 feet to the point of beginning.

                                State of Kansas
                   in Wilson, Montgomery and Labaette County

        The leasehold estate of United Cities Gas Company created by the Amended and Restated Storage Agreement and Gas Field Lease dated as of December 17, 1991, between United Cities Gas Storage Company, Lessor, and United Cities Gas Company, Lessee, filed for record (i) December 26, 1991 in the Office of the Register of

        Deeds in and for Montgomery County, Kansas, in Book 83 of Misc. at Page 90; (ii) December 27, 1991 in the Office of the Register of Deeds in and for Wilson County, Kansas in Book 144 at Page 254; and (iii) December 30, 1991 in the Office of the Register of Deeds in and for Labaette County, Kansas, in Book 25 of Leases at Page 1.


                             PART II - FRANCHISES

        The following franchises granted to the Company, or to its predecessors and assigned to the Company or acquired by the Company by merger of predecessors into the Company, authorizing the construction, operation and maintenance of gas distribution systems in the following cities or municipalities and all renewals, extensions or substitutions thereof or therefor:

                                    STATE OF VIRGINIA

         Date                              Town                                              Expiration
         ----                             ------                                            ------------
         2021                              Wytheville                                        October 14,

                                      STATE OF KANSAS
        Date                              Town                                              Expiration
         ----                             ------                                            ------------
         2021                              Yates Center                                      September 30,

                                        STATE OF TENNESSEE
         Date                              Town                                              Expiration
         ----                             ------                                            ------------
         2016                              Thompson's Station                                October 8,

                                                                [CONFORMED COPY]





                        TWENTIETH SUPPLEMENTAL INDENTURE


                          Dated as of December 1, 1992


                         ______________________________

                           UNITED CITIES GAS COMPANY

                                       to

                     CONTINENTAL BANK, NATIONAL ASSOCIATION

                                      and

                                  M. J. Kruger
                                    TRUSTEES

                         ______________________________


                Supplementing and Amending Indenture of Mortgage

                           Dated as of July 15, 1959

                                      and

                    Creating First Mortgage Bonds, Series V,
                           7.50% Due December 1, 2007

         THIS TWENTIETH SUPPLEMENTAL INDENTURE, dated as of December 1, 1992, made by and between UNITED CITIES GAS COMPANY, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia (hereinafter called the "Company"), whose address is 5300 Maryland Way, Brentwood, Tennessee 37027, party of the first part, and CONTINENTAL BANK, NATIONAL ASSOCIATION, formerly known as CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association having its office at 231 South LaSalle Street, Chicago, Illinois 60690 (hereinafter called the "Trustee"), and M. J. KRUGER, residing in the City of Chicago, Illinois (the Trustee and M. J. Kruger being hereinafter collectively referred to as the "Trustees"), parties of the second part.

                                   RECITALS:

         The background of this Twentieth Supplemental Indenture is:

         1. The Company heretofore executed and delivered to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as Trustees, its Indenture of Mortgage dated as of July 15, 1959 (hereinafter sometimes referred to as the "Original Indenture"), providing for the issuance thereunder from time to time of First Mortgage Bonds of the Company, issuable in one or more series, and wherein and whereby the Company did grant, convey, mortgage, warrant to, the said Trustees, and each of them, and their respective successors and assigns, and create a security interest in, certain property of the Company in said Original Indenture as more particularly described therein for the security of all First Mortgage Bonds issued and to be issued thereunder.

         2. On September 1, 1961, City National Bank and Trust Company of Chicago was merged with Continental Illinois National Bank and Trust Company of Chicago, now known as Continental Bank, National Association, a national banking association, which thereupon became corporate trustee under the Indenture as provided therein, and on October 15, 1966, Ray F. Myers became individual trustee under the Indenture as successor to R. Emmett Hanley who resigned, and on March 15, 1981, M. J. Kruger became individual trustee under the Indenture as successor to Ray F. Myers who resigned.

         3. The Company has heretofore executed and delivered nineteen supplemental indentures to the Original Indenture, designated as First through Nineteenth (the Original Indenture and all supplemental indentures, including this Twentieth Supplemental Indenture, being herein called the "Indenture"), for the purpose of subjecting to the lien of the Indenture certain additional property heretofore and hereafter acquired by the Company, creating additional series of First Mortgage Bonds, and amending and supplementing the Indenture in certain respects.

         4. There have been issued under the Indenture various series of First Mortgage Bonds designated as Series A through U, inclusive, of which $127,207,500 in aggregate principal amount are outstanding as of June 30, 1992. The bonds of Series A, B, C, E, H, I, J, F, M and O have been retired as of June 30, 1992.

         5. The Company desires to create a new series of bonds to be issued under and secured by the Indenture to be designated as "First Mortgage Bonds, Series V, 7.50% due December 1, 2007", to be limited to $10,000,000 in aggregate principal amount.

         6. All things necessary to make the Series V bonds, when duly executed by the Company and certified and delivered by the Trustee and issued, valid, binding and legal obligations of the Company entitled to the benefit and security of the Indenture, and to make this Twentieth Supplemental Indenture a valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the issue of Series V bonds, as herein provided, has been in all respects duly authorized.

         NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees at or before the ensealing and delivery hereof and for other good and valuable considerations, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustees and their successors in the trusts under the Indenture, for the equal and pro rata benefit of all present and future holders of all bonds issued and to be issued under the Indenture, and of the coupons, if any, thereto appertaining, without any preference, priority or distinction whatsoever, as follows:

                                   ARTICLE 1

                        MORTGAGE OF ADDITIONAL PROPERTY

         The Company in order better to secure the principal of and interest (and premium, if any) on all of the bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has heretofore irrevocably granted, conveyed, mortgaged, warranted, and granted a security interest to, the Trustees, and by these presents does hereby irrevocably grant, convey, mortgage, warrant to, the Trustees and each of them, and to their successors in said trust forever, and grant a security interest in, the property described as follows:

         I. All lands and rights and interests therein (including fixtures), both fee and leasehold, now owned or hereafter acquired by the Company, including, without limitation, those real properties more specifically described in Schedule A hereto, and all improvements thereto and thereon;

         II. All gas distribution systems, pipelines, plants, buildings, machinery and equipment now owned or hereafter acquired by the Company, and all improvements now owned or hereafter acquired by the Company;

         III. All rights appertaining to any and all the foregoing property, and all gas purchase contracts and other contracts, rights and franchises, and all leases, indeterminate permits, certificates of convenience and necessity, rights of way, easements, privileges, tenements, appurtenances, licenses and permits used by or useful to the Company in the operation of its business, whether now owned or hereafter acquired, and, subject to the provisions of Section 7.01 of the Indenture, all income and earnings arising out of the mortgaged property, including rents, issues and profit arising during any period of redemption and prior to the execution of an absolute deed pursuant to a foreclosure or other proceedings to enforce the lien of the Indenture; and

         IV. All property, real, personal and mixed, whether or not hereinabove or in Schedule A specifically described, which the Company now owns and all such property which it may hereafter acquire.

         Subject to such liens and encumbrances as are of the character specified in Section 3.09 of the Indenture;

         BUT SPECIFICALLY RESERVING AND EXCEPTING from the foregoing grant:

         A. All cash, notes, bills and accounts receivable not specifically pledged under the Indenture;

         B. All stocks, bonds and securities not specifically pledged under the Indenture;

         C. All merchandise held for resale and consumable materials and supplies (other than Cushion Gas as defined in clause (c) of Section 5.01 of the Sixteenth Supplemental Indenture to the Original Indenture);

         D.      The last day of the term of each leasehold estate;

         E.      All automotive equipment; and

         F. All inventory of pipe, meters and equipment (excluding any such inventory constituting a part of the operating system).

         TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged and conveyed by the Company, as aforesaid, or intended so to be, unto the Trustees and their successors forever; subject, however, to the exclusions, encumbrances, reservations, covenants, conditions, uses and trusts set forth in the Indenture.

         IN TRUST, NEVERTHELESS, for the same purposes and upon the same conditions as are set forth in the Indenture, without preference or priority of any series of bonds or of any bonds within a series over any of the other bonds by reason of priority of time of maturity or of the negotiation thereof or otherwise.

                                   ARTICLE 2

                                 SERIES V BONDS

         Section 2.01. Creation of Series V Bonds. There is hereby created for issuance under the Indenture a series of bonds, limited to the aggregate principal amount of $10,000,000, to be designated as "First Mortgage Bonds, Series V, 7.50%, Due December 1, 2007" (herein called "Series V bonds"). The Series V bonds shall, subject to the provisions of Section 1.13 of the Indenture, be dated as of, and shall bear interest from the date of authentication and delivery, shall mature December 1, 2007, and shall bear interest at the annual rate of 7.50% payable semi-annually on December 1 and June 1 in each year until the principal thereof shall have become due and payable and shall bear interest on any overdue principal, and (to the extent permitted by law) on any overdue installment of interest and premium, if any, at the rate of 9.50% per annum, the interest on each Series V bond to be payable at the principal office of the Trustee in Chicago, Illinois, or, at the option of the person entitled thereto, in accordance with the instructions of such person submitted in writing to the Company and the Trustee.

         Section 2.02. Form of Series V Bonds. The Series V bonds shall be issued only as fully registered bonds without coupons, in denominations of $100,000 and multiples thereof, to the extent practicable, substantially in the form set forth in Exhibit A hereto, with appropriate insertions, omissions and changes, approved by the President of the Company and the Trustee, as may be appropriate to reflect the terms of such bonds.

         Section 2.03. Redemption of Series V Bonds. The Series V bonds shall be subject to redemption only as hereinafter provided:

                 (a) Series V bonds are required to be redeemed on each Series V sinking fund payment date through application of cash deposited with the Trustee for the sinking fund for the Series V bonds provided for in Section 2.04 hereof, together with interest accrued thereon to the date fixed for redemption.

                 (b) The Series V bonds may be redeemed at any time or from time to time prior to December 1, 2004, in whole or in part, at the option of the Company, by payment of the principal amount of the Series V bonds, or portion thereof, to be redeemed, together with interest accrued thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount. As used herein the term "Make-Whole Amount" shall mean, in connection with any redemption of Series V bonds, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting such amounts by an amount equal to the sum of (x) the Reinvestment Rate plus (y) 50 basis points on a semi-annual basis from the respective dates on which they would have been payable to the date of redemption, over (ii) 100% of the principal amount of the outstanding Series V bonds being redeemed. If the Reinvestment Rate plus 50 basis points is equal to or higher than 7.50%, the Make-Whole Amount shall be zero. "Reinvestment Rate" shall mean the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of the Series V bonds being redeemed. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for each of the two published maturities corresponding to such Weighted Average Life to Maturity most closely to and next higher than the Weighted Average Life to Maturity and most closely to and next lower than the Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, (i) the most recent Statistical Release published not more than seven and not less than five days prior to the date of determination of the Make-Whole Amount hereunder shall be used, and (ii) if for any particular maturity that is set forth in such Statistical Release more than one (1) yield to maturity is set forth therein for the applicable date, then the arithmetic mean of the lowest yield under the heading "This Week" and the highest yield under the heading "Last Week" in such Statistical Release shall be used for purposes of calculating the Reinvestment Rate. "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Series V bonds. "Weighted Average Life to Maturity" of the principal amount of the Series V bonds being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (1) the remainder of (A) the amount of principal of the Series V bonds that would have become due under Section 2.04 hereof on each scheduled Series V sinking fund payment date for the Series V bonds if such redemption had not been made, less (B) the amount of principal on the Series V bonds scheduled to become due on each such Series V sinking fund payment date after giving effect to such redemption, by (2) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and each such Series V sinking fund payment date, and (ii) totaling the products obtained in
         (i). Anything in the Indenture to the contrary notwithstanding, the Company will give written notice to each holder of outstanding Series V bonds and to the Trustee by telecopy or other same day written communication, setting forth the computation and amount of the Make-Whole Amount payable in connection with any redemption of Series V bonds under the provisions of this Section 2.03(b), at least three days prior to the date fixed for such redemption.

                 (c) The Series V bonds may be redeemed at any time or from time to time on or after December 1, 2004, in whole or in part, at the option of the Company, by payment of the applicable percentage of the principal amount of the Series V bonds, or portion thereof, to be redeemed as set forth in the following table under the heading "Redemption Price", together with interest accrued thereon to the date of such prepayment:

                  IF REDEEMED IN THE TWELVE-                     REDEMPTION
                MONTH PERIOD ENDING NOVEMBER 30                     PRICE
                             2005                                 101.0714%
                             2006                                 100.5357%
                             2007                                 100.0000%

                 (d) The Series V bonds may be redeemed by application of cash deposited with the Trustee in accordance with the provisions of
         Section 3.14 or 7.05 of the Indenture at any time or from time to time, in whole or in part, by payment of the principal amount of the Series V bonds, or portion thereof, to be redeemed, together with interest accrued thereon to the date of redemption, and, in the case of a redemption of Series V bonds pursuant to the provisions of said
         Section 3.14 or 7.05 (except as a result of cash deposited with the Trustee pursuant to Section 7.04 of the Indenture), together with the Make-Whole Amount.

         Section 2.04. Series V Bond Sinking Fund. (a) So long as any Series V bonds shall remain outstanding, the Company shall deposit with the Trustee as and for a sinking fund for the retirement of Series V bonds cash in the amount of $1,666,667 on December 1 of each of the years 2002 through 2007, inclusive (each such date being herein called a "Series V sinking fund payment date"), or such lesser amount equal to the principal balance then remaining on all outstanding Series V bonds as of such Series V sinking fund payment date in the event that such remaining principal balance is less than $1,666,667.

         (b) The Company may at its option increase the amount deposited in the Series V bonds sinking fund on any Series V sinking fund payment date by an additional amount not exceeding the amount the Company is required to deposit on such Series V sinking fund payment date; provided, however, the aggregate principal amount of Series V bonds redeemed pursuant to this paragraph (b) shall not over the life of the Series V bonds exceed $2,500,000. The right of the Company to increase a sinking fund deposit on any Series V sinking fund payment date shall be noncumulative. All deposits made by the Company under this paragraph (b) shall be in units of $100,000 or an integral multiple in excess thereof.

         (c) The aggregate principal amount of Series V bonds redeemed pursuant to the foregoing paragraph (b) of this Section 2.04 shall be credited against the amount which the Company is required to deposit in the Series V bonds sinking fund on each Series V sinking fund payment date in the inverse chronological order of such sinking fund dates.

         Section 2.05. Issuance of Series V Bonds. Upon the execution and delivery of this Twentieth Supplemental Indenture and upon compliance with the provisions of the Indenture, the Company may execute and deliver to the Trustee, and the Trustee shall certify and deliver to, or upon the written order of, the President or Treasurer of the Company, Series V bonds in an aggregate principal amount not exceeding $10,000,000.


                                   ARTICLE 3

                      PROVISIONS APPLICABLE TO REDEMPTION
                               OF SERIES V BONDS

         Section 3.01. Applicability to Series V Bonds. The provisions of this Article 3 shall be applicable to the Series V bonds. Except as hereinafter provided and subject to the provisions of Article 2 above, Series V bonds shall be redeemed upon the notice, in the manner and with the effect provided in Article 4 of the Original Indenture.

         Section 3.02. Sinking Fund Redemptions. In the case of all sinking fund redemptions, on or before the 30th day prior to each sinking fund payment date, the Trustee shall proceed to select for redemption in the manner provided herein, Series V bonds in the aggregate principal amount which are redeemable with the cash to be deposited with the Trustee on the next following sinking fund payment date, and in the name of the Company shall give notice as may be required by Article 4 of the Original Indenture of the redemption for the sinking fund on such sinking fund payment date of the Series V bonds so selected.

         All sinking fund payments received by the Trustee pursuant to Section
2.04 hereof shall be held by the Trustee as security for the Series V bonds for which such sinking fund payment is made, and shall be applied by the Trustee on the respective sinking fund payment dates to the redemption of outstanding Series V bonds in the manner and with the effect specified herein; and the Company shall, in each case prior to the date fixed for redemption thereof, pay to the Trustee, in cash, all unpaid interest accrued on the Series V bonds to be redeemed through the operation of said sinking fund to the date fixed for redemption.

         Section 3.03.    Pro Rata Application; Direct Payment.
Notwithstanding any provisions of Article 1 and Article 4 of the Original
Indenture:

                 (a) if less than all outstanding Series V bonds are to be redeemed, the aggregate principal amount of Series V bonds to be redeemed shall be apportioned by the Trustee pro rata among the holders of the Series V bonds, in the proportion that the aggregate principal amount of such bonds so to be redeemed held by each such holder bears to the aggregate principal amount of all Series V bonds then outstanding with adjustments, to the extent practicable, to equalize for any prior redemptions not in such proportion, and

                 (b) in the event of the payment of a portion of the principal amount of any Series V bond, payment shall be made to or upon the order of the holder of such bond without requiring presentation or surrender of such bond, if there shall then or theretofore be filed with the Trustee a certificate of the Treasurer of the Company stating that the holder of such bond (or the person for whom such holder is a nominee) and the Company have entered into a written agreement that payment of any portion of such bond may be made to the registered holder thereof without presentation or surrender thereof, that such holder will not sell, transfer or otherwise dispose of any such bond unless it shall have caused notation to be made thereon of the portion of the principal amount thereof which has been paid and the last interest payment date to which interest has been paid and prior to the delivery thereof such bond shall have been presented to the Trustee for inspection or surrendered in exchange for a new Series V bond or bonds in aggregate principal amount equal to the unpaid portion of the bond presented to the Trustee.


                                   ARTICLE 4

                              ADDITIONAL COVENANTS

         Section 4.01. Application of Section 1.15 of the Original Indenture. So long as any Series V bonds remain outstanding, the provision of
Section 1.15 of the Original Indenture (relating to mutilated, lost, stolen, or destroyed bonds) which are expressed to be applicable to bonds of Series A shall also be applicable to the Series V bonds and the holders thereof.

         Section 4.02. Withdrawal of Deposited Moneys. The Company covenants and agrees that so long as any Series V bonds remain outstanding, moneys deposited with the Trustee pursuant to Sections 3.14, 7.02, 7.03 or 7.04 of the Original Indenture will be withdrawn by the Company within, in the case of moneys deposited pursuant to Sections 7.02, 7.03 and 7.04, two years, or in the case of moneys deposited pursuant to Section 3.14, twelve months, from the date of deposit of such moneys if the Company shall have a Gross Amount of Property Additions available for such purpose.

         Section 4.03. Restricted Payments. The Company covenants and agrees that so long as any Series V bonds remain outstanding, the Company will not declare or pay any dividends on shares of its common stock (except dividends payable solely in shares of common stock), or directly or indirectly purchase, redeem or otherwise acquire any shares of common stock (except out of the net cash proceeds derived from the issuance of other shares of common stock), or make any other distribution on shares of common stock (such non-excepted declarations, payments, purchases, redemptions or other acquisitions and distributions, being hereinafter called "Restricted Payments"), unless after giving effect thereto the aggregate amount of all such Restricted Payments made during the period from December 31, 1988 to and including the date of the making of the Restricted Payment in question does not exceed the sum of $15,038,000 plus (or minus in case of a deficit) the amount of Consolidated Net Income Available for Common Stock Dividends for such period.

         Section 4.04. Merger and Consolidation. The Company covenants and agrees that so long as any Series V bonds remain outstanding, any of the provisions of Article 8 of the Original Indenture to the contrary notwithstanding, Company will not consolidate or merge with or into, or convey or transfer all or substantially all of the mortgaged property to, any other entity if at the time thereof or after giving affect thereto any "event of default" (as defined in Section 6.01 of the Original Indenture) shall or would exist.

         Section 4.05. Certain Definitions. As used in this Article 4, the following terms shall have the following meanings:

                 "Consolidated Net Income Available for Common Stock Dividends" for any period shall mean the net income of the Company and its Subsidiaries for such period available for dividends on capital stock, after deducting therefrom dividends paid and accrued during such period on preferred stock, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that no effect shall be given to any gains or losses or other additions or deductions arising by reason of the issue, purchase, sale, conversion or retirement by the Company or any Subsidiary of any of its or their securities, or arising by reason of any purchases, sales, write-ups, write-downs, increase or decrease in book value, or other transactions or changes in respect of capital assets, tangible or intangible, and deductions for income taxes shall be adjusted by giving effect to any change in the amount thereof resulting from the elimination of any of the capital transactions or changes referred to above.

                 "Subsidiary" shall mean any corporation of which more than 50% of the outstanding Voting Stock is owned by the Company. As used herein the term "Voting Stock" shall mean stock or similar interests of any class or classes (however designated) the holders of which are generally and ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such corporation.


                                   ARTICLE 5

                            AMENDMENTS OF INDENTURE

         Section 5.01. Amendment of Certain Definitions. Each holder of Series V bonds and bonds of any Series created and issued after the date of the original issuance of the Series V bonds agrees by its acceptance of such bonds, that effective on the earlier of (i) the date on which the amendment of the Indenture set forth in this Section 5.01 has been duly consented to in writing by the holders of not less than 66-2/3% in aggregate principal amount of each series of bonds issued and outstanding other than Series Q bonds, Series R bonds, Series S bonds, Series T bonds, Series U bonds and bonds of any other series created and issued under the Indenture after the date of original issuance of the Series V bonds, or (ii) the date on which no bonds of any series issued under the Indenture and outstanding immediately prior to the date on which the Series R bonds were originally issued and the holders of which have not consented to such amendment as contemplated in foregoing clause
(i) hereof remain outstanding, the first sentence of the definition of "Net Earnings" appearing in Section 12.05(o) of the Indenture shall be amended to read as follows: "Net Earnings of the Company for any period means the amount obtained by deducting from the gross earnings derived from operation of the mortgaged property all operating expenses of the Company, and by adding to the remainder all net non-operating earnings other than any portion of such earnings which represents the net gain arising from any sale or other disposition of capital assets, or any other items, which would, in accordance with generally accepted accounting principles, require separate treatment or classification in the preparation of the Company's financial statements as "extraordinary items".


                                   ARTICLE 6

                                 MISCELLANEOUS

         Section 6.01. Incorporation of Original Indenture. This Twentieth Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture and all terms, conditions and covenants contained in the Original Indenture, except as restricted in the Original Indenture to bonds of another series or as herein otherwise provided, shall apply to and be deemed to be for the equal benefit, security and protection of the Series V bonds and the holders thereof. All terms used in this Twentieth Supplemental Indenture which are defined in the Original Indenture shall, unless the context otherwise requires, have the meanings set forth in the Original Indenture.

         Section 6.02. Successors and Assigns. Whenever in this Twentieth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Twentieth Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

         Section 6.03. Multiple Counterparts. This Twentieth Supplemental Indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, said UNITED CITIES GAS COMPANY has caused its corporate name to be hereunto subscribed by its Senior Vice President and Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or by an Assistant Secretary, and the said Continental Bank, National Association, to evidence its acceptance of the trust hereby created and in it reposed, has caused its corporate name to be hereunto subscribed by one of its Vice Presidents and its corporate seal to be affixed and attested by a Trust Officer, and said M. J. Kruger, to evidence his acceptance of the trust hereby created and in him reposed, has hereunto subscribed his name and affixed his seal, all as of the day and year first above written.

[CORPORATE SEAL]                        UNITED CITIES GAS COMPANY

                                        By
                                          _____________________________________
                                            Senior Vice President and Treasurer
ATTEST:

_______________________________
           Secretary

Witnesses as to United Cities
    Gas Company:

_______________________________

_______________________________

                                        CONTINENTAL BANK, NATIONAL
                                           ASSOCIATION, as Trustee
[CORPORATE SEAL]

                                        By
                                          _____________________________________
                                           Vice President
ATTEST:

_______________________________
Trust Officer

Witnesses as to Continental Bank,
    National Association and M.J. Kruger:

________________________________

________________________________

                                          ______________________________________
                                                        M. J. Kruger

STATE OF TENNESSEE        )
                          )  SS.
COUNTY OF WILLIAMSON      )

         I,                               , a Notary Public in and for the
County and State aforesaid, do hereby certify that on this     day of
________________, 1992, personally appeared before me James B. Ford and Glenn
R. King, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who, being by me duly sworn, did say that they are Senior Vice President and Treasurer and Secretary, respectively, of United Cities Gas Company, a corporation organized under the laws of the State of Illinois and the Commonwealth of Virginia, that the seal affixed to the above and foregoing instrument is the corporate seal of said corporation and that said instrument was signed by them and sealed and delivered in behalf of said corporation by authority of its Board of Directors duly given, and the said Senior Vice President and Treasurer and Secretary acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ____ day of _____________________, 1992.

                                 ____________________________________________
                                 Notary Public in and for the County and
                                 State aforesaid

[NOTARIAL SEAL]

My commission expires:

STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         I, ______________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that on this ____ day of _____________, 1992, personally appeared before me ________________________ and
_____________________, to me personally known, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are Vice President and Trust Officer, respectively, of Continental Bank, National Association, a national banking association organized and existing under the national banking laws of the United States of America, that the seal affixed to the above and foregoing instrument is the corporate seal of said association and that said instrument was signed by them and sealed and delivered in behalf of said association by authority of its Board of Directors duly given, and the said _________________________ and _________________________ acknowledged said instrument to be their free and voluntary act and deed and the free and voluntary act and deed of said association for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ____ day of _____________________, 1992.


                                      _________________________________________
                                       Notary Public in and for the County and
                                       State aforesaid

[NOTARIAL SEAL]

My commission expires:

STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         I, ______________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that on this ____ day of _____________________, 1992, personally appeared before me M. J. Kruger, personally known to me to be the person described in and who executed and whose name is subscribed to the foregoing instrument, and acknowledged that he signed and delivered the said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ____ day of _____________________, 1992.


                                      _________________________________________
                                      Notary Public in and for the County and
                                      State aforesaid

[NOTARIAL SEAL]

My commission expires:




STATE OF TENNESSEE
                          )  SS.
COUNTY OF WILLIAMSON      )

         Personally appeared before me ______________________________, who, being duly sworn, says that she saw the corporate seal of UNITED CITIES GAS COMPANY affixed to the foregoing instrument and that she also saw James B. Ford, Senior Vice President and Treasurer, and Glenn R. King, Secretary of said United Cities Gas Company, sign and attest the same, and that she, with ______________________, witnessed the execution and delivery thereof as the act and deed of said United Cities Gas Company.


                                      _________________________________________
                                                     Witness

[NOTARIAL SEAL]

Sworn to before me this ____ day of ____________________, 1992.

__________________________________________
 Notary Public in and for the County and
 State aforesaid

My commission expires:

STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         Personally appeared before me ______________________________, who, being duly sworn, says that _____ saw the corporate seal of the CONTINENTAL BANK, NATIONAL ASSOCIATION affixed to the foregoing instrument and that _____ also saw ______________, Vice President, and _____________________, Trust
Officer of said Continental Bank, National Association, sign and attest the same, and that ____________________, with _________________________, witnessed the execution and delivery thereof as the act and deed of the said Continental Bank, National Association.


                                      _________________________________________
                                                      Witness

[NOTARIAL SEAL]

Sworn to before me this ____ day of ____________________, 1992.

__________________________________________
 Notary Public in and for the County and
 State aforesaid

My commission expires:


STATE OF ILLINOIS         )
                          )  SS.
COUNTY OF COOK            )

         Personally appeared before me ______________________, who, being duly sworn, says that ____________________ saw the within named M. J. Kruger sign, seal, and as his act and deed, deliver the foregoing instrument and that ____________________, with _______________________, witnessed the execution thereof.

                                      _________________________________________
                                                       Witness
[NOTARIAL SEAL]

Sworn to before me this ____ day of ____________________, 1992.

__________________________________________
 Notary Public in and for the County and
 State aforesaid

My commission expires:

                                  EXHIBIT A

                 FORM OF SERIES V BONDS AND TRUSTEE'S CERTIFICATE

                             UNITED CITIES GAS COMPANY

No.  ______________                                              $_____________

                 First Mortgage Bond, Series V, 7.50%, Due December 1, 2007

         For value received, UNITED CITIES GAS COMPANY, a corporation of the State of Illinois and the Commonwealth of Virginia (hereinafter, with its successors and assigns, generally called the "Company"), hereby promises to pay to or registered assigns, on December 1, 2007, or earlier as hereinafter referred to, the sum of at the principal office in Chicago, Illinois, of CONTINENTAL BANK, NATIONAL ASSOCIATION, formerly known as CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO (hereinafter, with its successors in the trusts under the indenture mentioned below, generally called the "Trustee"), or at the principal office of its successor in said trusts, and to pay to said payee, or registered assigns, interest thereon, from the date hereof, at the rate of 7.50% per annum, at said office, semi-annually on December 1 and June 1 in each year until the principal sum hereof shall have become due and payable and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest and premium, if any, at the rate of 9.50% per annum.

         This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, of a series designated First Mortgage Bonds, Series V, 7.50%, Due December 1, 2007, all such bonds of this series and all other series being issued or to be issued under and subject to the provisions of a certain Indenture of Mortgage, dated as of July 15, 1959 (hereinafter with all indentures supplemental thereto generally called the "Indenture"), by and between the Company and City National Bank and Trust Company of Chicago (which has been succeeded by Continental Bank, National Association, formerly known as Continental Illinois National Bank and Trust Company of Chicago as Corporate Trustee) and R. Emmett Hanley (who has been succeeded by M. J. Kruger), as Trustees, to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged, a statement of the nature and extent of the security thereby afforded, the terms and conditions upon which release of property covered by the Indenture may be made, the terms and conditions upon which bonds of all series are or are to be issued and secured, the rights and remedies under the Indenture of the holders of said bonds, the terms and conditions upon which the Indenture may be modified or amended, and the rights and obligations under the Indenture of the Company and of said Trustees; but neither the foregoing reference to the Indenture, nor any provision of this bond or of the Indenture, shall affect or permit the impairment of the absolute, unconditional and unalterable obligation of the Company to pay, at the maturity date herein provided, the principal of and interest on this bond as herein provided.

         The Company is obligated to redeem a portion of the principal amount of this bond pursuant to a sinking fund established for the benefit of the holders of the bonds of Series V and certain optional redemptions of the Series V bonds may be made by the Company upon the terms and conditions more fully set forth in the Indenture.

         The Company, the Trustee and all other persons may for all purposes treat the registered owner hereof for the time being, as the absolute owner hereof, and neither the Company nor the Trustee shall be affected by any notice or knowledge to the contrary, whether any payment on this bond shall be overdue or not; and the Company, and every successive registered owner and assignee of this bond, by accepting or holding the same, consent and agree to the foregoing provisions and each invites the others, and all persons, to rely thereon.

         In certain events, on the conditions, in the manner, at the times, to the extent and with that effect set forth in the Indenture, and all as more fully provided therein, (1) the principal of this bond may be declared and become due and payable before the stated maturity hereof, (2) this bond may be transferred or exchanged at the option of the registered owner hereof, and (3) this bond, either singly or together with all or less than all other bonds, may be called for redemption and payment prior to maturity, on notice given or waived as provided in the Indenture, at the applicable redemption price specified in the Indenture.

         This bond is transferable by the registered owner either in person or by attorney duly authorized in writing at the office of the Trustee upon surrender and cancellation of this bond, all in the manner and upon the conditions prescribed in the Indenture.

         Each holder of this bond by acceptance hereof, and the Trustee by its certification hereof, waives and releases all right of recourse to any personal, statutory or other liability of any past, present or future promoter, incorporator, stockholder, director or officer of the Company for the collection of any indebtedness evidenced by this bond, or for the enforcement of any right or claim under or in connection with this bond or the Indenture.

         This bond shall not be valid or become obligatory for any purpose, or be entitled to any protection or benefit under the Indenture, until the certificate hereon shall have been signed by the Trustee.

         IN WITNESS WHEREOF, United Cities Gas Company has caused this bond to be executed and its corporate seal to be hereunto affixed by its officers duly authorized thereunto, and this bond to be dated __________________, 1992.

                                   UNITED CITIES GAS COMPANY

                                   By _____________________________________
                                   Its ____________________________________
ATTEST:


___________________________________
______________ Secretary



                        [FORM OF TRUSTEE'S CERTIFICATE]

         This is one of the bonds, of the series designated therein, referred to in the within-mentioned Indenture.

                                 CONTINENTAL BANK, NATIONAL
                                  ASSOCIATION, as Trustee

                                 By _________________________________________
                                                Authorized Officer

                                   SCHEDULE A

                     To Twentieth Supplemental Indenture
                         Dated as of December 1, 1992

                         ----------------------------

                Descriptions of Additional Mortgaged Property

         The properties referred to in the granting clauses of this Supplemental Indenture include the parcels of real estate or interests therein more specifically described below. Said description is not intended, however, to limit or impair the scope or intention of the general description in the granting clauses of the Original Indenture.

                   PART I - REAL ESTATE AND INTERESTS THEREIN

         Those certain tracts, pieces or parcels of land and interests in real estate situate, lying and being in the respective counties and states set forth below and described as follows:

                      State of Kentucky in Hopkins County

         The leasehold estate of United Cities Gas Company created by that certain Amended and Restated Storage Agreement and Gas Field Lease dated as of September 30, 1992, between United Cities Gas Storage Company, Lessor, and United Cities Gas Company, Lessee, filed for record on September 30, 1992 in the Hopkins County Clerk's Office in Miscellaneous Book 154 at Page 608.

                              PART II - FRANCHISES

        The following franchises granted to the Company, or to its predecessors and assigned to the Company or acquired by the Company by merger of predecessors into the Company, authorizing the construction, operation and maintenance of gas distribution systems in the following cities or municipalities and all renewals, extensions or substitutions thereof or therefor:

TOWN                              STATE                   EXPIRATION DATE
Columbus                          Georgia                 December 22, 2006
Gainesville                       Georgia                 April 3, 2010
Oakwood                           Georgia                 April 4, 1996
Waverly Hall                      Georgia                 March 21, 1996

Alma                              Illinois                July 6, 2015
Brookport                         Illinois                March 13, 1997
Broughton                         Illinois                April 15, 1998
Carrier Mills                     Illinois                October 11, 1997
Cowden                            Illinois                June 4, 2015
Eddyville                         Illinois                August 6, 1999
Eldorado                          Illinois                September 15, 2016
Equality                          Illinois                May 16, 1998
Farmersville                      Illinois                July 12, 2015
Galatia                           Illinois                December 4, 1994
Girard                            Illinois                June 1, 2004
Harrisburg                        Illinois                August 19, 2016
Huey                              Illinois                June 5, 2014
Iuka                              Illinois                April 24, 2014
Joppa                             Illinois                July 7, 2022
Junction                          Illinois                December 9, 2018
Kinmundy                          Illinois                April 4, 2013
Metropolis                        Illinois                August 25, 2016
Middletown                        Illinois                April 2, 2013
Muddy                             Illinois                November 2, 1994
New Holland                       Illinois                August 1, 2005
Old Shawneetown                   Illinois                December 6, 1998
Raleigh                           Illinois                June 12, 2019
Salem                             Illinois
Simpson                           Illinois                September 15, 1999
Stonefort                         Illinois                February 3, 1999
Thayer                            Illinois                June 12, 2004
Vandalia                          Illinois                January 5, 2017
Virden                            Illinois                May 28, 2004
Waggoner                          Illinois                July 11, 2016
Xenia                             Illinois                June 12, 2015

Keokuk                            Iowa                    May 7, 1995
Montrose                          Iowa                    January 13, 2001

Bartlett                          Kansas                  December 8, 1995
Caney                             Kansas                  February 2, 1997
Cedarvale                         Kansas                  August 18, 1997
Chetopa                           Kansas                  May 21, 1994
Coffeyville                       Kansas                  September 10, 2010
Edna                              Kansas                  December 4, 1995
Dearing                           Kansas                  December 4, 2009
Fredonia                          Kansas                  June 7, 2002
Galesburg                         Kansas                  April 11, 2005
Independence                      Kansas                  July 23, 1996
Kansas City                       Kansas                  October 30, 2006
Lawrence                          Kansas
Lenexa                            Kansas                  August 5, 1996
Linwood                           Kansas                  January 6, 1995
Longton                           Kansas                  July 16, 2009
Mound Valley                      Kansas                  April 3, 2004
Niotaze                           Kansas                  August 2, 1993
Olathe                            Kansas                  March 3, 2012
Overland Park                     Kansas                  June 21, 2002
Peru                              Kansas                  December 10, 2002
Sedan                             Kansas                  June 28, 2000
Spring Hill                       Kansas                  April 9, 2012
Stark                             Kansas                  November 4, 2011
Yates Center                      Kansas                  September 30, 2021

Alexandria                        Missouri                March 6, 2006
Arbela                            Missouri                January 17, 2006
Bowling Green                     Missouri                July 1, 2003
Canton                            Missouri                January 13, 2006
Edina                             Missouri                January 13, 2006
Ewing                             Missouri                April 10, 2009
Granger                           Missouri                January 14, 2006
Hannibal                          Missouri                July 7, 1994
Kahoka                            Missouri                December 9, 2005
Knox City                         Missouri                February 5, 2006
LaBelle                           Missouri                February 19, 2006
LaGrange                          Missouri                February 10, 2006
Lewistown                         Missouri                May 5, 2006
Luray                             Missouri                February 6, 2006
Memphis                           Missouri                March 20, 2006
Monticello                        Missouri                March 27, 2006
Naylor                            Missouri                February 1, 2008
Neelyville                        Missouri                January 7, 1998

Qulin                             Missouri                December 7, 2007
Wayland                           Missouri                April 7, 2006

Alcoa                             Tennessee               May 27, 2004
Bell Buckle                       Tennessee               August 25, 1997
Bluff City                        Tennessee               September 3, 2017
Bristol                           Tennessee               March 1, 2008
Columbia                          Tennessee               October 18, 2004
Elizabethton                      Tennessee               April 14, 2008
Franklin                          Tennessee               September 13, 2008
Greeneville                       Tennessee               June 19, 2005
Johnson City                      Tennessee               August 31, 2013
Jonesboro                         Tennessee               May 18, 2007
Kingsport                         Tennessee               November 31, 1999
Lynchburg                         Tennessee               June 1, 2006
Maryville                         Tennessee               August 28, 2004
Morristown                        Tennessee               December 18, 1999
Murfreesboro                      Tennessee               April 24, 2000
Shelbyville                       Tennessee               March 26, 2011
Spring Hill                       Tennessee               December 16, 2010
Thompson's Station                Tennessee               November 31, 2016
Union City                        Tennessee               April 27, 2000
Wartrace                          Tennessee               October 12, 1997
Woodland Mills                    Tennessee               April 13, 1998

Gaffney                           South Carolina          December 13, 2013

Abingdon                          Virginia                May 31, 2001
Blacksburg                        Virginia                December 1, 2006
Bristol                           Virginia                October 12, 1996
Chilhowie                         Virginia                October 12, 2003
Christianburg                     Virginia                July 1, 2005
Dublin                            Virginia                August 14, 2003
Glade Springs                     Virginia                May 9, 2004
Marion                            Virginia                May 18, 2001
Pulaski                           Virginia                October 19, 2001
Radford                           Virginia                May 23, 2002
Rural Retreat                     Virginia                July 19, 2017
Wytheville                        Virginia                October 14, 2021